                                                Filed pursuant to Rule 424(b)(5)
                                                Registration File No. 333-59167


                   SUBJECT TO COMPLETION, DATED MARCH 1, 1999

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the Prospectus is delivered in final form. This Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 1, 1999)

                          $1,121,153,000 (Approximate)

                  DLJ Commercial Mortgage Corp., the Depositor

                DLJ Commercial Mortgage Trust 1999-CG1, the Trust

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CG1

         The Depositor will establish the Trust. The Trust will issue the seven
(7) classes of "Offered Certificates" described in the table below, together with twelve (12) additional classes of "Private Certificates".

         The Offered Certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's prospectus dated March 1, 1999.

         The Private Certificates are not offered by this prospectus supplement. The Private Certificates will be subordinated to, and provide credit enhancement for, the Offered Certificates.

         The assets of the Trust will include a pool of 279 fixed rate, monthly pay mortgage loans secured by first mortgage liens on fee and/or leasehold interests in various commercial and multifamily residential properties. The mortgage pool will have an "Initial Pool Balance" of approximately $1,252,685,456. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

         No governmental agency or instrumentality has insured or guaranteed the Offered Certificates or the underlying mortgage loans. The Offered Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

                           --------------------------

                               Initial Aggregate
                            Certificate Principal                                          Expected Ratings
                            Balance or Certificate   Initial Pass-      Pass-Through         Moody's/Fitch         Assumed Final
Offering Certificates        Notional Amount(1)     Through Rate(3)  Rate Description(4)       (IBCA)(7)       Distribution Date(8)
---------------------        ------------------     ---------------  -------------------       ---------       --------------------
Class S......................        N/A (2)                            Variable               Aaa/AAA
Class A-1A...................     $219,703,000                            Fixed                 Aaa/AAA
Class A-1B...................     $694,757,000                            Fixed                 Aaa/AAA
Class A-2....................     $ 59,502,000                          WAC Cap(5)              Aa2/AA
Class A-3....................     $ 65,766,000                          WAC Cap(5)               A2/A
Class B-1....................     $ 65,766,000                            WAC(6)               Baa2/BBB
Class B-2....................     $ 15,659,000                            WAC(6)               Baa3/BBB-

                                               (footnotes to table on next page)

                           --------------------------

         You should fully consider the risk factors beginning on page S-35 in this prospectus supplement prior to investing in the Offered Certificates.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                           --------------------------

         Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"; and, together with DLJSC, the "Underwriters") will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. The Underwriters currently intend to sell the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal to approximately % of the initial aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor. See "Method of Distribution" in this Prospectus Supplement.

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                               Merrill Lynch & Co.

             The date of this Prospectus Supplement is March , 1999.

Footnotes to the Table on the Cover of this Prospectus Supplement:

(1) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown, depending on the actual size of the Initial Pool Balance. The Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement. The terms "Certificate Principal Balance" and "Certificate Notional Amount" are defined in this Prospectus Supplement under "Description of the Offered Certificates--General".

(2) The Class S Certificates will not have Certificate Principal Balances and will not entitle the holders thereof to any distributions of principal. The Class S Certificates will accrue interest on an aggregate Certificate Notional Amount that is equal to the aggregate Certificate Principal Balance outstanding from time to time of all those Certificates that have Certificate Principal Balances.

(3) The Pass-Through Rates shown in the table on the cover page for the Class S, Class A-2, Class A-3, Class B-1 and Class B-2 Certificates are the rates applicable for distributions to be made in April 1999. The Pass-Through Rates for those classes will be variable or otherwise subject to change and, in each case, will be calculated pursuant to a formula described under "Description of the Offered Certificates --Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement. The Pass-Through Rates for the Class A-1A and Class A-1B Certificates are fixed at the respective rates per annum specified in the table.

(4) In addition to distributions of interest, the holders of one or more classes of the Offered Certificates may be entitled to receive a portion of any prepayment premiums or yield maintenance charges received from time to time on the underlying mortgage loans.

(5) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-Through Rate for the subject class of Certificates and a weighted average coupon derived from interest rates on the underlying mortgage loans.

(6) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from interest rates on the underlying mortgage loans.

(7) By Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"). See "Ratings" in this Prospectus Supplement.

(8) The Assumed Final Distribution Date is described under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement. The Rated Final Distribution Date, which is also defined under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement, will occur in March 2032.

Important Notice about the Information Contained in this Prospectus Supplement and the Accompanying Prospectus

         Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated March 1, 1999 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b) this prospectus supplement dated March , 1999 (this "Prospectus Supplement"), which describes the specific terms of the Offered Certificates.

         You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Offered Certificates. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Depositor has not authorized any person to give any information or to make any representation that is different.

         This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

         This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. Each of this Prospectus Supplement and the Prospectus includes an "Index of Principal Definitions" that identifies where to locate the definitions for those capitalized terms that are most significant or are most commonly used.

         This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements made in this Prospectus Supplement are accurate as of the date stated on the cover of this Prospectus Supplement. The Depositor has no obligation to update or revise any such forward-looking statement.

                          -----------------------------

         The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http:\\www.sec.gov).

                          -----------------------------

         The Underwriters are offering the Offered Certificates subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain other conditions. DLJSC is acting as lead manager and sole bookrunner. It is expected that the Offered Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, in New York, New York, on or about March , 1999, against payment therefor in immediately available funds.

                          -----------------------------

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
IMPORTANT NOTICE ABOUT THE
  INFORMATION CONTAINED IN
  THIS PROSPECTUS SUPPLEMENT AND
  THE ACCOMPANYING PROSPECTUS..........................................S-2

EXECUTIVE SUMMARY......................................................S-6

SUMMARY OF
  PROSPECTUS SUPPLEMENT................................................S-7

RISK FACTORS..........................................................S-35
     Risks Related to the Offered Certificates........................S-35
     Risks Related to the Mortgage Loans..............................S-38

DESCRIPTION OF THE MORTGAGE POOL......................................S-56
     General..........................................................S-56
     Certain Terms and Conditions
       of the Mortgage Loans..........................................S-59
     Certain Mortgage Pool Characteristics............................S-66
     Additional Mortgage Loan Information.............................S-72
     Certain Underwriting Matters.....................................S-74
     Cash Management and
       Certain Escrows and Reserves...................................S-79
     Significant Mortgage Loans.......................................S-80
     The Mortgage Loan Sellers
       and the Originators............................................S-89
     Assignment of the Mortgage Loans.................................S-90
     Representations and Warranties...................................S-91
     Cures, Repurchases and Substitutions.............................S-92
     Changes in Mortgage Pool Characteristics.........................S-94

SERVICING OF THE MORTGAGE LOANS.......................................S-94
     General..........................................................S-94
     The Master Servicer and
       the Special Servicer...........................................S-97
     Servicing and Other Compensation
       and Payment of Expenses........................................S-97
     Modifications, Waivers,
       Amendments and Consents.......................................S-102
     The Controlling Class Representative............................S-104
     Replacement of the Special Servicer.............................S-107
     Sale of Defaulted Mortgage Loans................................S-107
     Inspections; Collection of
       Operating Information.........................................S-108
     Evidence as to Compliance.......................................S-109

                                                                      Page
                                                                      ----
DESCRIPTION OF THE
  OFFERED CERTIFICATES...............................................S-109
     General.........................................................S-109
     Registration and Denominations..................................S-112
     Seniority.......................................................S-113
     Certain Relevant Characteristics
       of the Mortgage Loans.........................................S-115
     Distributions...................................................S-115
     Allocation of Realized Losses and
       Certain Other Shortfalls and Expenses.........................S-124
     P&I Advances....................................................S-125
     Appraisal Reductions............................................S-127
     Reports to Certificateholders;
        Certain Available Information................................S-129
     Voting Rights...................................................S-130
     Termination.....................................................S-131
     The Trustee.....................................................S-131

YIELD AND MATURITY
  CONSIDERATIONS.....................................................S-132
     Yield Considerations............................................S-132
     Weighted Average Lives of
       Certain Classes of Offered Certificates.......................S-135
     The Maturity Assumptions........................................S-136
     Yield Sensitivity of
       the Class S Certificates......................................S-137

USE OF PROCEEDS......................................................S-138

FEDERAL INCOME
  TAX CONSEQUENCES...................................................S-138
     General.........................................................S-138
     Discount and Premium;
       Prepayment Consideration......................................S-139
     Constructive Sales of Class S Certificates......................S-140
     Characterization of
       Investments in Offered Certificates...........................S-140
     Possible Taxes on Income From
        Foreclosure Property and Other Taxes.........................S-140

CERTAIN ERISA CONSIDERATIONS.........................................S-141

LEGAL INVESTMENT.....................................................S-145

METHOD OF DISTRIBUTION...............................................S-146

LEGAL MATTERS........................................................S-146

                                                                      Page
                                                                      ----
RATINGS..............................................................S-147

INDEX OF PRINCIPAL DEFINITIONS.......................................S-149

 EXHIBIT A-1--
    Certain Characteristics of Mortgage Loans
      and Mortgaged Properties.......................................A-1-1

EXHIBIT A-2--
    Mortgage Pool Information........................................A-2-1

EXHIBIT B--
    Form of Trustee Report.............................................B-1

EXHIBIT C--
    Decrement Tables for Certain Classes
       of Offered Certificates ........................................C-1

EXHIBIT D--
    Price/Yield Tables for the
       Class S Certificates ...........................................D-1

EXHIBIT E--
    Summary Term Sheet.................................................E-1

                                EXECUTIVE SUMMARY

         This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

---------------------------------------------------------------------------------------------------------------------------------
                             Initial Aggregate
                           Certificate Principal    Approx.         Approx.   Pass-Through      Initial    Weighted
Class        Ratings(1)         Balance or           % of      Intial Credit     Rate           Pass-     Average      Principal
                            Certificate Notional  Initial Pool   Support(3)   Description       Through     Life        Window(4)
                                 Amount(2)          Balance                                       Rate    (years)(4)
---------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
S             Aaa/AAA       $1,252,685,456(5)         N/A             N/A          Variable                  9.315     4/99 - 4/23
                                                                                (Interest Only)
---------------------------------------------------------------------------------------------------------------------------------
A-1A          Aaa/AAA       $  219,703,000           17.54           82.46         Fixed                     5.700     4/99 - 7/08
---------------------------------------------------------------------------------------------------------------------------------
A-1B          Aaa/AAA       $  694,757,000           55.46           27.00         Fixed                     9.683     7/08 - 1/09
---------------------------------------------------------------------------------------------------------------------------------
A-2            Aa2/AA       $   59,502,000            4.75           22.25       WAC Cap(6)                  9.854     1/09 - 2/09
---------------------------------------------------------------------------------------------------------------------------------
A-3             A2/A        $   65,766,000            5.25           17.00       WAC Cap(6)                  9.878     2/09 - 2/09
---------------------------------------------------------------------------------------------------------------------------------
B-1           Baa2/BBB      $   65,766,000            5.25           11.75         WAC(7)                    9.878     2/09 - 2/09
---------------------------------------------------------------------------------------------------------------------------------
B-2          Baa3/BBB-      $   15,659,000            1.25           10.50         WAC(7)                    9.878     2/09 - 2/09
---------------------------------------------------------------------------------------------------------------------------------
Private Certificates--Not Offered Hereby (8)
---------------------------------------------------------------------------------------------------------------------------------
B-3             (9)         $   37,581,000                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------
B-4             (9)         $   21,922,000                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------
B-5             (9)         $    9,395,000                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------
B-6             (9)         $   12,527,000                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------
B-7             (9)         $   12,526,000                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------
B-8             (9)         $   12,527,000                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------
C               (9)         $   25,054,456                                         Fixed
---------------------------------------------------------------------------------------------------------------------------------

---------------------
(1) Ratings shown are those of Moody's and Fitch, respectively. Classes marked "NR" will not be rated by the applicable rating agency.
(2) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any Class of Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.
(3) Represents the initial aggregate Certificate Principal Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates subordinate to the indicated class.
(4) Based on the assumptions that each borrower timely makes all payments on its underlying mortgage loan, that each underlying mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement) is paid in full on such date, and that no underlying mortgage loan is otherwise prepaid prior to stated maturity. Further based on the other Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this Prospectus Supplement).
(5)      Aggregate Certificate Notional Amount.
(6) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-Through Rate for the subject class of Certificates and a weighted average coupon derived from rates on the underlying mortgage loans.
(7) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from rates on the underlying mortgage loans.
(8) The Private Certificates will also include three (3) classes of certificated REMIC residual interests and two (2) classes of grantor trust certificates that are not shown above. Such Private Certificates do not have Certificate Principal Balances or Pass-Through Rates.
(9)      Not presented.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the Prospectus in full.

                           Overview of the Transaction

Establishment of the Trust .......   The Depositor is establishing a trust, to
                                     be designated as DLJ Commercial Mortgage
                                     Trust 1999-CG1 (the "Trust"). The assets of the Trust (collectively, the "Trust Fund") will primarily consist of a pool of certain multifamily and commercial mortgage loans having the characteristics described in this Prospectus Supplement (collectively, the "Mortgage Loans").

Issuance of the Certificates......   The Depositor is establishing the Trust for
                                     purposes of issuing the Series 1999-CG1
                                     Commercial Mortgage Pass-Through
                                     Certificates (the "Certificates") in
                                     multiple classes (each, a "Class"). The
                                     Certificates will, in the aggregate,
                                     represent the entire beneficial ownership of the Trust. The registered holders of the Certificates are "Holders" or
                                     "Certificateholders".

Governing Document................   The governing document for purposes of
                                     establishing the Trust and issuing the
                                     Certificates will be a Pooling and
                                     Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the Trustee, the REMIC Administrator, the
                                     Master Servicer and the Special Servicer
                                     (the "Pooling Agreement"). See "--The
                                     Relevant Parties" and "--Relevant Dates and
                                     Periods" below. The Pooling Agreement will also govern the servicing and administration of the Mortgage Loans and the other assets of the Trust. A copy of the Pooling Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K (the "Form 8-K"), within 15 days after the initial issuance of the Offered Certificates. The SEC will make the
                                     Form 8-K and its exhibits available to the public for inspection.

                                Relevant Parties

Depositor.........................   DLJ Commercial Mortgage Corp., a Delaware
                                     corporation and an affiliate of both Column
                                     (one of the Mortgage Loan Sellers described below) and DLJSC. See "The Depositor" in the Prospectus.

Master Servicer...................   GE Capital Loan Services, Inc., a Delaware
                                     corporation and an affiliate of GECA (one of the Mortgage Loan Sellers described below). See "Servicing of the Mortgage
                                     Loans--The Master Servicer and the Special
                                     Servicer" in this Prospectus Supplement.

Special Servicer..................
                                                     , a                     .
                                     See "Servicing of the Mortgage Loans--The
                                     Master Servicer and the Special Servicer" in this Prospectus Supplement.

                                     The Holders of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described in this Prospectus Supplement, to replace the Special Servicer and, further, to select a representative that may direct and advise the Special Servicer on various servicing matters. At any particular time, the "Controlling Class" will, in general, be the most subordinate Class of the Certificates (other than the Class D-1, Class D-2, Class S, Class R-I, Class R-II and Class R-III Certificates) then outstanding that has a then-current aggregate Certificate
                                     Principal Balance (net of such Class'
                                     allocable share of any Appraisal Reduction
                                     Amounts) that is not less than 20% of such Class' initial aggregate Certificate Principal Balance. This Prospectus Supplement discusses Appraisal Reduction Amounts under "Description of the Offered Certificates-- Appraisal Reductions". See "Servicing of the Mortgage Loans-- Replacement of the Special Servicer" and "--The Controlling Class Representative" in this Prospectus Supplement.

Trustee and REMIC Administrator...   Norwest Bank Minnesota, National
                                     Association, a national banking
                                     association. See "Description of the
                                     Offered Certificates--The Trustee" in this
                                     Prospectus Supplement. The Trustee will
                                     also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

Mortgage Loan Sellers.............   GE Capital Access, Inc. ("GECA"), a
                                     Delaware corporation and an affiliate of the Master Servicer; and Column Financial,
                                     Inc. ("Column"), a Delaware corporation and an affiliate of both the Depositor and DLJSC. The Mortgage Loan Sellers will sell their respective Mortgage Loans to the Depositor, which will, in turn, transfer them to the Trust. The Mortgage Loans to be sold by GECA are called the "GECA Mortgage
                                     Loans", and the Mortgage Loans to be sold by Column are called the "Column Mortgage
                                     Loans".


                                  Mortgage         Number of       % of Initial
                                  Loan Seller    Mortgage Loans    Pool Balance
                                  -----------    --------------    ------------
                                  GECA                177             69.9%
                                  Column              102             30.1%

                                     GECA acquired all of the GECA Mortgage
                                     Loans from its parent, General Electric
                                     Capital Corporation ("GECC"), by capital contribution. Column either originated all of the Column Mortgage Loans or acquired them, directly or through an affiliate thereof, from the related originator. See "Description of the Mortgage Pool--The Mortgage Loan Sellers and the Originators" in this Prospectus Supplement.

Originators.......................   Each Mortgage Loan was originated by one of
                                     the following parties (collectively, the
                                     "Originators"):

                                     o  GECC originated all of the GECA Mortgage
                                        Loans, except that GECC purchased the
                                        Winston Loans (as defined under
                                        "Description of the Mortgage
                                        Pool--Significant Mortgage Loans" in
                                        this Prospectus Supplement) after
                                        underwriting and
                                        closing them as origination agent on
                                        behalf of a third party and purchased
                                        the Country Squire Loan (as defined
                                        under "Description of the Mortgage
                                        Pool--Significant Mortgage Loans" in
                                        this Prospectus Supplement) after
                                        underwriting and closing it as
                                        participant with the originator in the
                                        closing and underwriting process.

                                     o  Column originated 91 of the Column
                                        Mortgage Loans, representing 26.5% of
                                        the Initial Pool Balance. Column also
                                        sourced, underwrote, closed and
                                        purchased (from an entity other than
                                        Union Capital) one (1) other Column
                                        Mortgage Loan, representing 1.1% of the
                                        Initial Pool Balance.

                                     o  Union Capital Investments, LLC ("Union
                                        Capital") originated ten (10) of the
                                        Column Mortgage Loans, representing 2.4% of the Initial Pool Balance.

                                     See "The Mortgage Loan Sellers and the
                                     Originators" in this Prospectus Supplement.

                           Relevant Dates and Periods

Cut-off Date......................   March 1, 1999. The Cut-off Date is the date
                                     as of which the Depositor will establish the Trust.

Closing Date......................   On or about March      , 1999.  The Closing
                                     Date is the date on which the Offered
                                     Certificates will initially be issued.

Distribution Date.................   With respect to any calendar month
                                     (beginning with April 1999), the later of
                                     (i) the 10th day of such month (or, if such 10th day is not a business day, then the next succeeding business day) and (ii) the fourth business day following the
                                     Determination Date in such month. The
                                     Distribution Date is the date during any such calendar month on which distributions are to be made on the Certificates.

Record Date.......................   With respect to any Distribution Date, the
                                     last business day of the calendar month
                                     immediately preceding the month in which such Distribution Date occurs. The Record
                                     Date is relevant for establishing which
                                     Holders of the Certificates are entitled to receive distributions on the related
                                     Distribution Date.

Determination Date................   With respect to any calendar month
                                     (beginning with April 1999), the fourth day of such calendar month (or, if any such fourth day is not a business day, the immediately preceding business day). The
                                     Determination Date during any such calendar month is relevant for purposes of establishing the end of the Collection
                                     Period for the Distribution Date in such month.

Collection Period.................   With respect to any Distribution Date, the
                                     period that begins immediately following the Determination Date in the calendar month prior to the month in which such Distribution Date occurs and continues through and includes the Determination Date in the calendar month in which such Distribution Date occurs, except that the first Collection Period begins immediately following the Cut-off Date. Amounts available for distribution on any
                                     Distribution Date will be a function of the payments and other collections received, and any advances of payments due, in respect of the Mortgage Loans during the related Collection Period.

Interest Accrual Period...........   With respect to any Distribution Date, the
                                     calendar month immediately preceding the month in which such Distribution Date occurs. The amount of interest distributable with respect to the interest-bearing Certificates on any
                                     Distribution Date will be a function of the interest accrued during the related
                                     Interest Accrual Period.

Rated Final Distribution Date.....   The Distribution Date in March 2032.  The
                                     Rated Final Distribution Date is set at the first Distribution Date following the third anniversary of the end of the amortization term for the Mortgage Loan with the longest remaining amortization term as of the Closing Date. As discussed in this Prospectus Supplement, each rating assigned to the Offered Certificates will represent the respective Rating Agency's assessment of the likelihood of timely receipt by the Holders thereof of all interest to which they are entitled on each Distribution Date and, except in the case of the Class S
                                     Certificates, the ultimate receipt by the Holders thereof of all principal to which they are entitled by the Rated Final
                                     Distribution Date.

Assumed Final Distribution Date...   With respect to any Class of Certificates,
                                     the Distribution Date on which the Holders of such Certificates would be expected to receive their last distribution based upon--

                                     o The assumption that each borrower timely makes all payments on its Mortgage Loan.

                                     o  The assumption that each Mortgage Loan
                                        with an Anticipated Repayment Date is
                                        paid in full on that date.

                                     o  The assumption that no borrower
                                        otherwise prepays its Mortgage Loan
                                        prior to stated maturity.

                                     o The other Maturity Assumptions set forth under "Yield and Maturity
                                        Considerations" in this Prospectus
                                        Supplement.

                                     The Assumed Final Distribution Date for
                                     each Class of Offered Certificates is the Distribution Date occurring in the calendar month and year set forth below for such Class.


                                                                 Assumed Final
                                     Class                     Distribution Date
                                     -----                     -----------------
                                     Class S
                                     Class A-1A
                                     Class A-1B
                                     Class A-2
                                     Class A-3
                                     Class B-1
                                     Class B-2

                          Overview of the Certificates

General...........................   The Certificates will consist of 19
                                     Classes, only seven (7) of which are being offered pursuant to this Prospectus
                                     Supplement and the Prospectus. The Classes of Certificates that are being so offered are referred to in this Prospectus
                                     Supplement as the "Offered Certificates".

                                     The Depositor does not intend to register any of the remaining Classes of Certificates (collectively, the "Private Certificates") under the Securities Act, and is not offering such Certificates pursuant to this Prospectus Supplement or the Prospectus. The Depositor has included information regarding the Private Certificates in this Prospectus Supplement because of its potential relevance to an investment decision with respect to the Offered Certificates.

The Offered Certificates..........   Each Class of Offered Certificates will
                                     have the approximate initial aggregate
                                     Certificate Principal Balance or
                                     Certificate Notional Amount set forth below and will accrue interest at an annual rate
                                     (the "Pass-Through Rate") set forth or
                                     otherwise described below:

                                     Approx. Initial
                                  Aggregate Certificate
                                    Principal Balance
                                      or Certificate          Pass-Through
Class                               Notional Amount(1)           Rate
-----                               ------------------           ----
Class S                                    N/A(2)                %(3)
Class A-1A                              $219,703,000             %(4)
Class A-1B                              $694,757,000             %(4)
Class A-2                               $ 59,502,000             %(5)
Class A-3                               $ 65,766,000             %(5)
Class B-1                               $ 65,766,000             %(6)
Class B-2                               $ 15,659,000             %(6)

                                     ---------------

                                     (1) The actual initial aggregate
                                         Certificate Principal Balance or
                                         Certificate Notional Amount of any
                                         Class of Offered Certificates at the
                                         date of issuance may be larger or
                                         smaller than the amount shown above,
                                         depending on the actual size of
                                         the Initial Pool Balance. The actual
                                         size of the Initial Pool Balance may be
                                         as much as 5% larger or smaller than
                                         the amount presented in this Prospectus
                                         Supplement.

                                     (2) The Class S Certificates will accrue
                                         interest based on an aggregate
                                         Certificate Notional Amount equal to
                                         the aggregate Certificate Principal
                                         Balance outstanding from time to time
                                         of all those Certificates that have
                                         Certificate Principal Balances.

                                     (3) The Pass-Through Rate shown above for
                                         the Class S Certificates is the rate
                                         applicable for the Distribution Date in
                                         April 1999. The Pass-Through Rate for
                                         such Class will be variable and will be
                                         determined pursuant to a formula
                                         described under "Description of the
                                         Offered Certificates--Distributions--
                                         Calculation of Pass-Through Rates" in
                                         this Prospectus Supplement. Based on
                                         such formula, the Pass-Through Rate for
                                         such Class will generally equal the
                                         weighted average of the strip rates at
                                         which interest accrues on the
                                         respective components of the aggregate
                                         Certificate Notional Amount of the
                                         Class S Certificates from time to time.

                                     (4) Fixed Pass-Through Rate.

                                     (5) The Pass-Through Rates shown above for
                                         the Class A-2 and Class A-3
                                         Certificates are the rates applicable
                                         for the Distribution Date in April
                                         1999. The Pass-Through Rate for each
                                         such Class will be subject to change
                                         and will be determined pursuant to a
                                         formula described under "Description of
                                         the Offered Certificates--
                                         Distributions--Calculation of
                                         Pass-Through Rates" in this Prospectus
                                         Supplement. Based upon such formula,
                                         the Pass-Through Rate for each such
                                         Class will generally equal the lesser
                                         of the rate per annum specified above
                                         for such Class and a weighted average
                                         coupon derived from interest rates on
                                         the Mortgage Loans.

                                     (6) The Pass-Through Rates shown above for
                                         the Class B-1 and Class B-2
                                         Certificates are the rates applicable
                                         for the Distribution Date in April
                                         1999. The Pass-Through Rate for each
                                         such Class will be variable and will be
                                         determined pursuant to a formula
                                         described under "Description of the
                                         Offered Certificates--Distributions--
                                         Calculation of Pass-Through Rates" in
                                         this Prospectus Supplement. Based upon
                                         such formula, the Pass-Through Rate for
                                         each such Class will generally equal a
                                         weighted average coupon derived from
                                         interest rates on the Mortgage Loans.

                                     See "Description of the Offered
                                     Certificates--General" and
                                     "--Distributions--Calculation of
                                     Pass-Through Rates" in this Prospectus
                                     Supplement.

The Private Certificates..........   Each Class of the Private Certificates will
                                     have the approximate initial aggregate
                                     Certificate Principal Balance set forth
                                     below and will accrue interest at the
                                     Pass-Through Rate set forth below:


                               Approx. Initial
                            Aggregate Certificate       Pass-Through
Class                       Principal Balance(1)            Rate
-----                       --------------------           -----
Class B-3                      $37,581,000                     %(2)
Class B-4                      $21,922,000                     %(2)
Class B-5                      $ 9,395,000                     %(2)
Class B-6                      $12,527,000                     %(2)
Class B-7                      $12,526,000                     %(2)
Class B-8                      $12,527,000                     %(2)
Class C                        $25,054,456                     %(2)
Class D-1                          N/A (3)                  N/A (3)
Class D-2                          N/A (3)                  N/A (3)
Class R-I                          N/A (4)                  N/A (4)
Class R-II                         N/A (4)                  N/A (4)
Class R-III                        N/A (4)                  N/A (4)

                                     ---------------

                                     (1) The actual initial aggregate
                                         Certificate Principal Balance of any
                                         Class of Private Certificates at the
                                         date of issuance may be larger or
                                         smaller than the amount shown above,
                                         depending on the actual size of the
                                         Initial Pool Balance. The actual size
                                         of the Initial Pool Balance may be as
                                         much as 5% larger or smaller than the
                                         amount presented in this Prospectus
                                         Supplement.

                                     (2) Fixed Pass-Through Rate.

                                     (3) Holders of the Class D-1 Certificates
                                         will be entitled to receive, if and
                                         when paid, certain additional interest
                                         accrued in respect of each GECA
                                         Mortgage Loan with an Anticipated
                                         Repayment Date that remains outstanding
                                         after such date, and Holders of the
                                         Class D-2 Certificates will be entitled
                                         to receive, if and when paid, certain
                                         additional interest accrued in respect
                                         of each Column Mortgage Loan with an
                                         Anticipated Repayment Date that remains
                                         outstanding after such date. The
                                         payment of such additional interest is
                                         deferred as described in this
                                         Prospectus Supplement. The Class D-1
                                         and Class D-2 Certificates do not have
                                         Certificate Principal Balances or
                                         Pass-Through Rates, however.

                                     (4) The Class R-I, Class R-II and Class
                                         R-III Certificates are REMIC residual
                                         interests and do not have Certificate
                                         Principal Balances or Pass-Through
                                         Rates.

Registration and Denominations....   The Trust will be issuing the Offered
                                     Certificates in book-entry form in original denominations of: (i) in the case of the Class S Certificates, $10,000 initial
                                     Certificate Notional Amount and in any
                                     whole dollar denomination in excess
                                     thereof; (ii) in the case of the Class A-1A and Class A-1B Certificates, $10,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof; and (ii) in the case of the other
                                     Classes of Offered Certificates, $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more
                                     Certificates registered in the name of Cede
                                     & Co., as nominee of The Depository Trust
                                     Company ("DTC"). As a result, you --- will not receive a fully registered physical certificate representing your interest in any Offered Certificate, except under the limited circumstances described in this Prospectus Supplement and in the Prospectus. See "Description of the Offered
                                     Certificates--Registration and
                                     Denominations" in this Prospectus
                                     Supplement and "Description of the
                                     Certificates--Book-Entry Registration and
                                     Definitive Certificates" in the Prospectus.

Optional Termination..............   The Master Servicer, the Special Servicer
                                     or any single Holder or group of Holders of Certificates representing a majority interest in the Controlling Class, in that order of preference, may terminate the Trust when the aggregate Stated Principal
                                     Balance (as defined under "Description of the Offered Certificates--Certain Relevant
                                     Characteristics of the Mortgage Loans" in this Prospectus Supplement) of the Mortgage
                                     Pool is less than 1.0% of the Initial Pool
                                     Balance. See "Description of the Offered
                                     Certificates--Termination" in this
                                     Prospectus Supplement.

Federal Income Tax Consequences...   The REMIC Administrator will make elections
                                     to treat designated portions of the Trust
                                     Fund as three separate "real estate
                                     mortgage investment conduits" (each, a
                                     "REMIC"). The designations for such REMICs are as follows:

                                     o  "REMIC I", the lowest tier REMIC, will
                                         hold, among other things, the Mortgage
                                         Loans, as well as any Mortgaged
                                         Properties (as defined in this
                                         Prospectus Supplement under "--The
                                         Mortgage Loans and Mortgaged
                                         Properties" below) that may have been
                                         acquired by the Trust following a
                                         borrower default, but excludes
                                         collections of certain additional
                                         interest accrued (and deferred as to
                                         payment) in respect of each Mortgage
                                         Loan with an Anticipated Repayment Date
                                         that remains outstanding thereafter
                                         (such excluded collections of
                                         additional interest, the "Non-REMIC
                                         Assets").

                                     o   "REMIC II" will hold the "regular
                                         interests" in REMIC I.

                                     o   "REMIC III" will hold the "regular
                                         interests" in REMIC II.

                                     The Non-REMIC Assets will collectively
                                     constitute a grantor trust (the "Grantor
                                     Trust") for federal income tax purposes.

                                     The Offered Certificates will be treated as "regular interests" (or, in the case of the Class S Certificates, multiple "regular interests") in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your Certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The Offered Certificates will not represent any interest in the Grantor Trust.

                                     The Class S and Class Certificates will, and the other Classes of Offered Certificates will not, be issued with original issue discount. If you own a Certificate issued with original issue discount, you may have to report original issue discount income (and be subject to a tax thereon) before you receive a corresponding cash distribution.

                                     For tax information reporting purposes, the REMIC Administrator will compute the accrual of discount and premium on the Certificates, based on the assumption that each Mortgage Loan with an Anticipated Repayment Date will be paid in full on such date and on the further assumption that no borrower will otherwise prepay its Mortgage Loan prior to stated maturity.

                                     Although it is not entirely clear, it is anticipated that any prepayment premium or yield maintenance charge allocable to a Class of Offered Certificates will be ordinary income to the Holders of such Class only after the Master Servicer's actual receipt thereof. See "Description of the Offered Certificates--Distributions--
                                     Distributions of Prepayment Premiums and
                                     Yield Maintenance Charges" and "Federal
                                     Income Tax Consequences--Discount and
                                     Premium; Prepayment Consideration" in this
                                     Prospectus Supplement.

                                     For a more detailed discussion of the
                                     federal income aspects of investing in the Certificates, see "Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences" in the Prospectus.

ERISA.............................   It is anticipated that certain employee
                                     benefit plans and other retirement
                                     arrangements subject to Title I of ERISA or
                                     Section 4975 of the Code will be able to invest in the Class A-1A, Class A-1B and Class S Certificates, without giving rise to a prohibited transaction, based upon an individual prohibited transaction exemption granted to DLJSC by the U.S. Department of Labor. However, investments in the other
                                     Offered Certificates by, on behalf of or with assets of such entities, will be restricted as described under "Certain
                                     ERISA Considerations" in this Prospectus
                                     Supplement.

                                     If you are a fiduciary of any employee
                                     benefit plan or other retirement
                                     arrangement subject to Title I of ERISA or
                                     section 4975 of the Code, you should review carefully with your legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

Legal Investment..................   The Offered Certificates will not
                                     constitute "mortgage related securities" within the meaning of SMMEA.

                                     You should consult your own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for you. See "Legal Investment" in this Prospectus Supplement and in the Prospectus.

Certain Investment
  Considerations..................   The rate and timing of payments and other
                                     collections of principal on or in respect of the Mortgage Loans will affect the yield to maturity on each Offered Certificate. In the case of Offered Certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield. In the case of Class S
                                     Certificates or any other Offered
                                     Certificates purchased at a premium, a
                                     faster than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield.
                                     If you are contemplating the purchase of Class S Certificates, you should be aware that the yield to maturity on the Class S
                                     Certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations of
                                     Mortgage Loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the Mortgage
                                     Loans could result in a complete or partial loss of your initial investment. See "Yield and Maturity Considerations" in this
                                     Prospectus Supplement and in the
                                     Prospectus.

Ratings...........................   It is a condition to the issuance of the
                                     respective Classes of the Offered
                                     Certificates that they receive the credit ratings indicated below:


Class                    Moody's Rating       Fitch Rating
-----                    --------------       ------------
Class S                       Aaa                 AAA
Class A-1A                    Aaa                 AAA
Class A-1B                    Aaa                 AAA
Class A-2                     Aa2                  AA
Class A-3                      A2                  A
Class B-1                     Baa2                BBB
Class B-2                     Baa3                BBB-

                                     The ratings of the Offered Certificates
                                     address the timely payment of interest and, except in the case of the Class S Certificates, the ultimate payment of principal on or before the Rated Final Distribution Date. Such ratings do not represent any assessment of --

                                     o  The tax attributes of the Offered
                                        Certificates or of the Trust.

                                     o Whether or to what extent prepayments of principal may be received on the Mortgage Loans.

                                     o  The likelihood or frequency of
                                        prepayments of principal on the Mortgage
                                        Loans.

                                     o  The degree to which the amount or
                                        frequency of prepayments on the Mortgage
                                        Loans might differ from those originally anticipated.

                                     o  Whether or to what extent the interest
                                        distributable on any Class of
                                        Certificates may be reduced in
                                        connection with interest shortfalls
                                        resulting from the timing of voluntary
                                        prepayments.

                                     o The likelihood that prepayment premiums, yield maintenance charges or interest in excess of interest at the related Mortgage Rates will be received with respect to the Mortgage Loans.

                                     o  Whether the Holders of the Class S
                                        Certificates, despite receiving all
                                        distributions of interest to which they
                                        are entitled, would ultimately recover
                                        their initial investments in such
                                        Certificates.

                                     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                     For a description of the limitations of the ratings of the Offered Certificates, see "Ratings" in this Prospectus Supplement and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Reports to Certificateholders.....   On each Distribution Date, the Trustee
                                     Report (substantially in the form of
                                     Exhibit B to this Prospectus Supplement) will be available to you through the sources described under "Description of the Offered Certificates--Reports to
                                     Certificateholders; Certain Available
                                     Information" in this Prospectus Supplement.

                                     You may review a loan-by-loan listing
                                     electronically in the form of the standard
                                     CSSA loan setup file and CSSA loan periodic update file. The Trustee will electronically provide such files on a monthly basis, to the extent that it receives the information needed to do so.

                                     Upon reasonable prior notice, you may also review at the Trustee's offices during normal business hours a variety of information and documents that pertain to the Mortgage Loans and Mortgaged Properties, including loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent the Trustee receives such information and documents.

                                     See "Description of the Offered
                                     Certificates--Reports to
                                     Certificateholders; Certain Available
                                     Information" in this Prospectus Supplement.

                                     The Certificates: A Structural Summary

Seniority.........................   The following chart sets forth the relative
                                     seniority of the respective Classes of
                                     Certificates for purposes of--

                                     o making distributions of interest and, if and when applicable, distributions of principal; and

                                     o allocating losses on the Mortgage Loans, as well as certain default-related and other unanticipated expenses of the Trust.

                                     Each identified Class of Certificates will, for the above specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                                     -------------------------------------------
                                             Summary Seniority Chart
                                     -------------------------------------------

                                     -------------------------------------------
                                                  Most Senior
                                     -------------------------------------------

                                     -------------------------------------------
                                         Class S, Class A-1A and Class A-1B
                                     -------------------------------------------

                                     -------------------------------------------
                                                   Class A-2
                                     -------------------------------------------

                                     -------------------------------------------
                                                   Class A-3
                                     -------------------------------------------

                                     -------------------------------------------
                                                   Class B-1
                                     -------------------------------------------

                                     -------------------------------------------
                                                   Class B-2
                                     -------------------------------------------

                                     -------------------------------------------
                                       Various Classes of Private Certificates
                                     -------------------------------------------

                                                 Most Subordinate

                                     The only form of credit support for any
                                     Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates to which it is senior, including all of the Private Certificates (other than the Class D-1 and Class D-2 Certificates).

                                     Holders of the Class D-1 Certificates will be entitled to receive, if and when paid, certain additional interest accrued in respect of each GECA Mortgage Loan with an Anticipated Repayment Date that remains outstanding after such date, and Holders of the Class D-2 Certificates will be entitled to receive, if and when paid, certain additional interest accrued in respect of each Column Mortgage Loan with an Anticipated Repayment Date that remains outstanding after such date. The payment of such additional interest is deferred as described in this Prospectus Supplement. Accordingly, the Class D-1 and Class D-2 Certificates are neither senior nor subordinate to any other Class of Certificates (except to the extent that amounts received on any particular Mortgage Loan with an Anticipated Repayment Date are applied to pay amounts other than such additional interest).

                                     See "Description of the Offered
                                     Certificates--General", "--Seniority",
                                     "--Distributions" and "--Allocation of
                                     Realized Losses and Certain Other
                                     Shortfalls and Expenses" in this Prospectus
                                     Supplement.

Distributions

A.  General.......................   Distributions of interest and principal
                                     will be made to the Holders of the various
                                     Classes of Certificates entitled thereto, sequentially based upon their seniority as depicted in the Summary Seniority Chart above. See "Description of the Offered
                                     Certificates--Seniority" and
                                     "--Distributions--Priority of Payments" in this Prospectus Supplement.

B.  Distributions of Interest.....   Each Class of Certificates (other than the
                                     Class R-I, Class R-II, Class R- III, Class
                                     D-1 and Class D-2 Certificates) will bear interest. In the case of each such Class, such interest will accrue during each Interest Accrual Period based upon--

                                     o the Pass-Through Rate for such Class for the related Distribution Date,

                                     o  the aggregate Certificate Principal
                                        Balance or Certificate Notional Amount,
                                        as the case may be, of such Class
                                        outstanding immediately prior to the
                                        related Distribution Date, and

                                     o  the assumption that each year consists
                                        of twelve 30-day months.

                                     The timing of a prepayment on a Mortgage
                                     Loan may result in the collection of less than a full month's interest on such Mortgage Loan during the Collection Period of prepayment. As and to the extent described in this Prospectus Supplement, such shortfalls (net of the respective portions thereof attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates on a pro rata basis according to the respective amounts of such accrued interest.

                                     On each Distribution Date, subject to
                                     available funds and the payment priorities described above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued in respect of your Class of Offered Certificates through the end of the related Interest Accrual Period.

                                     See "Description of the Offered
                                     Certificates--Distributions --Calculation
                                     of Interest" and "--Allocation of Realized
                                     Losses and Certain Other Shortfalls and
                                     Expenses" in this Prospectus Supplement.

C.  Distributions of Principal....   Those Certificates with Certificate
                                     Principal Balances are referred to in this Prospectus Supplement as "Principal Balance
                                     Certificates". In general, subject to
                                     available funds and the payment priorities described above, the Holders of each Class of Principal Balance Certificates will be entitled to receive a total amount of principal over time equal to the aggregate
                                     Certificate Principal Balance of such
                                     Class. However, the Pooling Agreement will require the Trustee to make such distributions of principal in a specified sequential order such that--

                                     o  No distributions of principal will be
                                        made to the Holders of any Class of
                                        Private Certificates until the aggregate
                                        Certificate Principal Balance of the
                                        Offered Certificates (other than the
                                        Class S Certificates, which do not have
                                        Certificate Principal Balances) is
                                        reduced to zero.

                                     o  No distributions of principal will be
                                        made to the Holders of the Class A-2,
                                        Class A-3, Class B-1 or Class B-2
                                        Certificates until, in the case of each
                                        such Class, the aggregate Certificate
                                        Principal Balance of all more senior
                                        Classes of Offered Certificates (other
                                        than the Class S Certificates, which do
                                        not have Certificate Principal Balances) is reduced to zero.

                                     o  No distributions of principal will be
                                        made to the Holders of the Class A-1B
                                        Certificates until either:

                                        (i)  the aggregate Certificate Principal
                                             Balance of the Class A-1A
                                             Certificates is reduced to zero; or

                                        (ii) the aggregate Certificate Principal
                                             Balance of the Class A-2, Class
                                             A-3, Class B-1, Class B-2, Class
                                             B-3, Class B-4, Class B-5, Class
                                             B-6, Class B-7, Class B-8 and Class
                                             C Certificates is reduced to zero
                                             due to losses on the Mortgage Loans
                                             and/or certain default- related or
                                             other unanticipated expenses of the
                                             Trust and, as a result, the Class
                                             A-1A and Class A-1B Certificates
                                             are the only outstanding Principal
                                             Balance Certificates (in which
                                             case, distributions of principal
                                             will be made to the Holders of the
                                             Class A-1A Certificates and the
                                             Holders of the Class A-1B
                                             Certificates on a pro rata basis).

                                     The aggregate distributions of principal to be made on the respective Classes of Principal Balance Certificates on any Distribution Date will be a function of--

                                     o  the amount of all scheduled payments of
                                        principal due on the Mortgage Loans
                                        during the related Collection Period
                                        that are either received as of the
                                        related Determination Date or advanced
                                        by the Master Servicer, and

                                     o  the amount of any prepayments and other
                                        unscheduled collections of previously
                                        unadvanced principal in respect of the
                                        Mortgage Loans that are received during
                                        the related Collection Period.

                                     See "Description of the
                                     Offered--Certificates--Distributions--
                                     Calculation of the Principal Distribution
                                     Amount" and "--Distributions--Priority of
                                     Payments" in this Prospectus Supplement.

D.  Distributions of
        Prepayment Premiums and
        Yield Maintenance
        Charges...................   Any prepayment premium or yield maintenance
                                     charge collected in respect of a Mortgage
                                     Loan will be distributed, in the
                                     proportions described in this Prospectus
                                     Supplement, to the Holders of the Class S
                                     Certificates and/or to the Holders of the Class or Classes of Principal Balance
                                     Certificates then entitled to receive
                                     distributions of principal. See
                                     "Description of the Offered
                                     Certificates--Distributions of Prepayment
                                     Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

Allocation of Losses and Certain
   Other Shortfalls and
   Expenses.......................   Losses on the Mortgage Loans, together with
                                     certain default-related and other
                                     unanticipated expenses of the Trust, may cause the aggregate Stated Principal
                                     Balance of the Mortgage Pool to be less
                                     than the aggregate Certificate Principal
                                     Balance of the Principal Balance
                                     Certificates (any such deficit being
                                     referred to in this Prospectus Supplement as a "Mortgage Pool Deficit"). If a
                                     Mortgage Pool Deficit exists following the distributions made on the Certificates on any Distribution Date, then the aggregate
                                     Certificate Principal Balances of the
                                     respective Classes of Principal Balance
                                     Certificates will be successively reduced in reverse order of their seniority (as depicted in the Summary Seniority Chart above), until such Mortgage Pool Deficit is eliminated.

                                     In addition, the timing of a prepayment on a Mortgage Loan may result in the collection of less than a full month's interest on such Mortgage Loan during the Collection Period of prepayment. As and to the extent described in this Prospectus Supplement, such shortfalls (net of the respective portions thereof attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the aggregate amount of interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates on a pro rata basis.

                                     See "Description of the Offered
                                     Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement.

Advances..........................   In general, the Master Servicer will be
                                     required to make advances (each, a "P&I
                                     Advance"), for distribution to the
                                     Certificateholders, in the amount of any delinquent monthly payments (other than balloon payments) of principal and interest due on the Mortgage Loans (net of the respective portions of such monthly payments attributable to the fees of the Master Servicer and certain other items).
                                     The Master Servicer and, in limited cases, the Special Servicer will also generally be required to make advances (each, a "Servicing Advance") to cover certain costs and expenses relating to the servicing and administration of the Mortgage Loans. P&I
                                     Advances and Servicing Advances are
                                     collectively "Advances". If the Master
                                     Servicer or the Special Servicer fails to make any Advance that it is required to make, the Trustee will be required to make such Advance. None of the Master Servicer, the Special Servicer or the Trustee, however, will be required to make any Advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related
                                     Mortgage Loan. As and to the extent
                                     described in this Prospectus Supplement, any party that makes an Advance will be entitled to be reimbursed for such Advance, together with interest thereon.

                                     See "Description of the Offered
                                     Certificates--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

Appraisal Reductions..............   If certain adverse events or circumstances,
                                     called "Appraisal Trigger Events", occur or exist with respect to a Mortgage Loan or the related Mortgaged Property, the Special
                                     Servicer will be obligated to obtain a new appraisal of such Mortgaged Property. The new appraised value may reflect an "Appraisal Reduction Amount", which will, in general, be equal to any excess of (i) the principal balance of, and certain other amounts due under, the subject Mortgage
                                     Loan over (ii) 90% of such new appraised value. If an Appraisal Reduction Amount does exist, the amount otherwise required to be advanced in respect of interest on the subject Mortgage Loan will be reduced generally in the same proportion that the Appraisal Reduction Amount bears to the principal balance of such Mortgage Loan.
                                     Due to the payment priorities, this will reduce the funds available to pay interest on the most subordinate Class of Certificates then outstanding. See
                                     "Description of the Offered Certificates--
                                     Appraisal Reductions" in this Prospectus
                                     Supplement.

                   The Mortgage Loans and Mortgaged Properties

The Mortgage Pool.................   The Trust Fund will primarily consist of
                                     the pool of Mortgage Loans (the "Mortgage
                                     Pool"). Each Mortgage Loan constitutes the obligation of one or more persons
                                     (individually and collectively as to such Mortgage Loan, the "Borrower") to repay a specified sum with interest.

                                     Each Mortgage Loan will be secured by a
                                     first mortgage lien on the fee and/or
                                     leasehold interest of the related Borrower or another person in one or more commercial or multifamily residential properties (each, a "Mortgaged Property").

                                     For more detailed information on the
                                     Mortgage Loans, see the following sections in this Prospectus Supplement:

                                     o  "Description of the Mortgage Pool"

                                     o  "Risk Factors--Risks Related to the
                                        Mortgage Loans"

                                     o Exhibit A-1 - Certain Characteristics of the Mortgage Loans and Mortgaged Properties

                                     o  Exhibit A-2 - Mortgage Pool Information

                                     Listed below is certain statistical
                                     information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

                                     o  All numerical information provided with
                                        respect to the Mortgage Loans is
                                        provided on an approximate basis.

                                     o  All weighted average information
                                        provided with respect to the Mortgage
                                        Loans reflects weighting of the Mortgage
                                        Loans by their Cut-off Date Balances.

                                     o  When information with respect to the
                                        Mortgaged Properties is expressed as a
                                        percentage of the Initial Pool Balance,
                                        such percentages are based upon the
                                        Cut-off Date Balances of the related
                                        Mortgage Loans.

                                     o  Some of the Mortgage Loans are cross-
                                        collateralized and cross-defaulted with
                                        one or more other Mortgage Loans. Except where otherwise specifically indicated, each such cross-collateralized Mortgage Loan is presented as if it were secured only by a mortgage lien on the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement. See the notes to the tables set forth in Exhibit A-1.

                                     o  In some cases, multiple Mortgaged
                                        Properties secure a single amount of
                                        mortgage loan indebtedness represented
                                        by a single note. For purposes of
                                        presenting statistical information, the
                                        Depositor has allocated the aggregate
                                        Cut-off Date Balance of such
                                        indebtedness among the related Mortgaged
                                        Properties (on the basis of relative
                                        appraised values, the relative
                                        underwritten net cash flow or prior
                                        allocations reflected in the related
                                        mortgage loan documents). Except where
                                        otherwise specifically indicated, each
                                        allocated portion of such aggregate

                                        Cut-off Date Balance is presented as if
                                        it were a single "Mortgage Loan" secured only by a mortgage lien on the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement and is described as being as cross-collateralized and cross-defaulted with each other Mortgage Loan representing an allocable portion of the related indebtedness. See the notes to the tables set forth in Exhibit A-1. Mortgage indebtedness presented on this basis includes the Winston Loans (which represents 5.6% of the Initial Pool Balance).

                                     o  In some cases, multiple parcels of real
                                        property securing a single Mortgage Loan have been treated as a single "Mortgaged Property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by the Depositor. Such Mortgage Loans include the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as the Dallas Design Center.

                                     o  This Prospectus Supplement refers to
                                        certain properties specifically by name.
                                        You should construe each reference to a
                                        named property as a reference to the
                                        Mortgaged Property identified by that
                                        name on Exhibit A-1 to this Prospectus
                                        Supplement.

                                     o  Statistical information regarding the
                                        Mortgage Loans may change prior to the
                                        date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

                                     o  Certain capitalized terms used with
                                        respect to the Mortgage Loans are
                                        defined under "Description of the
                                        Mortgage Pool" in this Prospectus
                                        Supplement.

A.  General Characteristics.......   The Mortgage Pool will have the following
                                     general characteristics as of the Cut-off
                                     Date:


Initial Pool Balance(1)................................    $1,252,685,456
Number of Mortgage Loans...............................               279

Maximum Cut-off Date Balance(2)........................       $30,446,295
Minimum Cut-off Date Balance...........................          $515,269
Average Cut-off Date Balance...........................        $4,489,912

Maximum Loan Group Cut-off Date Balance(3).............       $70,750,763
Minimum Loan Group Cut-off Date Balance................          $675,000
Average Loan Group Cut-off Date Balance................        $5,219,523

Maximum Mortgage Rate..................................            8.440%
Minimum Mortgage Rate..................................            5.960%
Weighted Average Mortgage Rate.........................            7.317%

Maximum Original Term to Maturity
     or Anticipated Repayment Date.....................        300 months
Minimum Original Term to Maturity
     or Anticipated Repayment Date.....................         60 months
Weighted Average Original Term to Maturity
     or Anticipated Repayment Date.....................        125 months

Maximum Remaining Term to Maturity
    or Anticipated Repayment Date......................        289 months
Minimum Remaining Term to Maturity
     or Anticipated Repayment Date.....................         58 months
Weighted Average Remaining Term to Maturity
     or Anticipated Repayment Date.....................        122 months

Maximum Underwritten Debt
    Service Coverage Ratio(4)..........................             2.54x
Minimum Underwritten Debt
    Service Coverage Ratio.............................             1.19x
Weighted Average Underwritten
    Debt Service Coverage Ratio........................             1.39x

Maximum Cut-off Date Loan-to-Value Ratio(5)............             82.5%
Minimum Cut-off Date Loan-to-Value Ratio...............             16.2%
Weighted Average Cut-off Date
    Loan-to-Value Ratio................................             73.2%

Maximum Maturity/ARD Loan-to-Value Ratio(6)............             73.7%
Minimum Maturity/ARD Loan-to-Value Ratio...............             12.9%
Weighted Average Maturity/ARD                                       62.6%
    Loan-to-Value Ratio................................

                                     ---------------------

                                     (1) The "Initial Pool Balance" is equal to
                                         the aggregate Cut-off Date Balance of
                                         the Mortgage Pool and is subject to a
                                         permitted variance of plus or minus 5%.

                                     (2) The "Cut-off Date Balance" of each
                                         Mortgage Loan is equal to its unpaid
                                         principal balance as of the Cut-off
                                         Date, after application of all payments
                                         of principal due in respect of such
                                         Mortgage Loan on or before such date,
                                         whether or not received. The Cut-off
                                         Date Balances of the Mortgage Loans are
                                         presented without regard to the
                                         cross-collateralization of groups of
                                         cross-collateralized Mortgage Loans.

                                     (3) The "Loan Group Cut-off Date Balances"
                                         are the Cut-off Date Balances of the
                                         Mortgage Loans, presenting each group
                                         of cross-collateralized Mortgage Loans
                                         as if it were a single Mortgage Loan.

                                     (4) The "Underwritten Debt Service Coverage
                                         Ratio" for any Mortgage Loan (other
                                         than a Mortgage Loan that is part of a
                                         cross-collateralized group of Mortgage
                                         Loans) is equal to the Underwritten Net
                                         Cash Flow (as such term is defined in
                                         this Prospectus Supplement under
                                         "Description of the Mortgage
                                         Pool--Additional Mortgage Loan
                                         Information") generated by the related
                                         Mortgaged Property, divided by the
                                         product of 12 times the monthly payment
                                         of principal and/or interest due in
                                         respect of such Mortgage Loan on the
                                         Cut-off Date. The Underwritten Debt
                                         Service Coverage Ratio for any Mortgage
                                         Loan that is part of a group of
                                         cross-collateralized Mortgage Loans is
                                         equal to the aggregate Underwritten Net
                                         Cash Flow generated by all of the
                                         Mortgaged

                                         Properties securing such group, divided
                                         by the product of 12 times the
                                         aggregate monthly payments of principal
                                         and/or interest due on the Cut-off Date
                                         in respect of all the Mortgage Loans
                                         comprising such group.

                                     (5) The "Cut-off Date Loan-to-Value Ratio"
                                         for any Mortgage Loan is equal to its
                                         Cut-off Date Balance, divided by the
                                         estimated value of the related
                                         Mortgaged Property as set forth in the
                                         most recent appraisal obtained by or
                                         otherwise in the possession of the
                                         Mortgage Loan Seller.

                                     (6) The "Maturity/ARD Loan-to-Value Ratio"
                                         for any Mortgage Loan that provides for
                                         a balloon payment or has an Anticipated
                                         Repayment Date is equal to the unpaid
                                         principal balance of such Mortgage Loan
                                         that will be outstanding as of its
                                         maturity date or Anticipated Repayment
                                         Date, as applicable, assuming no
                                         defaults or prepayments, divided by the
                                         estimated value of the related
                                         Mortgaged Property as set forth in the
                                         most recent appraisal obtained by or
                                         otherwise in the possession of the
                                         Mortgage Loan Seller. Maturity/ARD
                                         Loan-to-Value Ratios have not been
                                         calculated and are not presented for
                                         fully amortizing Mortgage Loans.

B.  State Concentration...........   The table below shows the number of, and
                                     percentage of the Initial Pool Balance
                                     secured by, Mortgaged Properties located in the indicated states:


                                    Number of            % of Initial
State                          Mortgaged Properties      Pool Balance
-----                          --------------------      ------------
Texas                                   53                    19.7%
California                              43                    13.5%
Florida                                 19                     9.9%
Michigan                                17                     4.8%
Tennessee                               2                      3.7%

                                     The remaining Mortgaged Properties are
                                     located throughout 31 other states and the District of Columbia. No more than 3.4% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

C.  Property Types................   The table below shows the number of, and
                                     percentage of the Initial Pool Balance
                                     secured by, Mortgaged Properties operated for each indicated purpose:


                                    Number of            % of Initial
Property Type                  Mortgaged Properties      Pool Balance
-------------                  --------------------      ------------
Multifamily Rental                       107                 36.3%
Retail                                    59                 24.8%
Hospitality                               26                  9.3%
Office                                    24                  8.8%
Mixed Use                                 18                  8.2%
Manufactured Housing                                            6%
  Community                               24                  6.
Self Storage                              16                  3.1%
Industrial                                 5                  2.8%

D.  Security for the Mortgage
        Loans.....................   The table below shows the number and
                                     percentage (based on Cut-off Date Balance) of the Mortgage Loans that are secured by first mortgage liens on each of the specified interests in the related
                                     Mortgaged Properties.


        Encumbered Interest
          in the Related                  Number of        % of Initial
        Mortgaged Property          Mortgaged Properties   Pool Balance
        ------------------          --------------------   ------------
Fee                                           270             96.4%
Leasehold                                       7              1.7%
Fee in Part, Leasehold in Part                  2              1.9%

E.  Cut-off Date Balances.........   The table below shows the range of Cut-off
                                     Date Balances for the Mortgage Loans,
                                     presented without regard to the
                                     cross-collateralization of the groups of cross-collateralized Mortgage Loans.


              Range of                    Number of        % of Initial
       Cut-off Date Balances            Mortgage Loans     Pool Balance
       ---------------------            --------------     ------------
        $515,269 - $749,999                     4              0.2%
       $750,000 - $1,249,999                   17              1.4%
      $1,250,000 - $1,999,999                  63              8.4%
      $2,000,000 - $2,999,999                  60             12.2%
      $3,000,000 - $3,999,999                  33              9.3%
      $4,000,000 - $4,999,999                  22              8.0%
      $5,000,000 - $5,999,999                  17              7.3%
      $6,000,000 - $9,999,999                  39             22.6%
     $10,000,000 - $14,999,999                 13             12.6%
     $15,000,000 - $19,999,999                  6              7.9%
     $20,000,000 - $24,999,999                  3              5.4%
     $25,000,000 - $30,446,295                  2              4.8%

F.  Loan Group Cut-off Date
      Balances....................   The table below shows the range of Cut-off
                                     Date Balances for the Mortgage Loans,
                                     presenting each group of
                                     cross-collateralized Mortgage Loans as a single Mortgage Loan.


              Range of
             Loan Group                   Number of        % of Initial
       Cut-off Date Balances            Mortgage Loans     Pool Balance
       ---------------------            --------------     ------------
        $675,000 - $749,999                     2              0.1%
       $750,000 - $1,249,999                   13              1.0%
      $1,250,000 - $1,999,999                  54              7.2%
      $2,000,000 - $2,999,999                  55             11.2%
      $3,000,000 - $3,999,999                  29              8.1%
      $4,000,000 - $4,999,999                  17              6.1%
      $5,000,000 - $5,999,999                  13              5.7%
      $6,000,000 - $9,999,999                  34             20.2%
     $10,000,000 - $14,999,999                 11             11.0%
     $15,000,000 - $19,999,999                  5              6.6%
     $20,000,000 - $24,999,999                  2              3.3%
     $25,000,000 - $70,750,763                  5             19.4%

G.  Mortgage Rates ...............   The table below shows the range of Mortgage
                                     Rates for the Mortgage Loans as of the
                                     Cut-off Date.


          Range of Cut-off                Number of        % of Initial
          Mortgage Rates                Mortgage Loans     Pool Balance
          ---------------               --------------     ------------
          5.960% - 6.499%                        9              1.9%
          6.500% - 6.749%                       11              4.7%
          6.750% - 6.999%                       30             12.1%
          7.000% - 7.249%                       55             20.7%
          7.250% - 7.499%                       74             28.7%
          7.500% - 7.999%                       88             24.5%
          8.000% - 8.440%                       12              7.4%

H.  Original Terms to
        Maturity or ARD...........   The table below shows the range of original
                                     terms to stated maturity or Anticipated
                                     Repayment Date, as applicable, for the
                                     Mortgage Loans.


         Range of Original
         Terms to Maturity                Number of        % of Initial
         or ARD (in Months)             Mortgage Loans     Pool Balance
         ------------------             --------------     ------------
              60 - 108                           6              3.7%
             109 - 120                         261             91.7%
             121 - 204                           5              1.1%
             205 - 300                           7              3.6%

I.  Remaining Terms to
        Maturity or ARD...........   The table below shows the range of
                                     remaining terms to stated maturity or
                                     Anticipated Repayment Date, as applicable, for the Mortgage Loans as of the Cut-off
                                     Date.


         Range of Remaining
         Terms to Maturity               Number of        % of Initial
         or ARD (in Months)            Mortgage Loans     Pool Balance
         ------------------            --------------     ------------
              58 - 108                         7                3.9%
             109 - 120                       260               91.4%
             121 - 204                         5                1.1%
             205 - 289                         7                3.6%

J.  Underwritten Debt Service
       Coverage Ratios............   The table below shows the range of
                                     Underwritten Debt Service Coverage Ratios for the Mortgage Loans.


              Range of
            Underwritten
            Debt Service                 Number of        % of Initial
          Coverage Ratios              Mortgage Loans     Pool Balance
          ---------------              --------------     ------------
           1.19x - 1.29x                      108               50.4%
           1.30x - 1.39x                       87               26.7%
           1.40x - 1.49x                       46               12.4%
           1.50x - 1.59x                       12                2.0%
           1.60x - 2.54x                       26                8.6%

K.  Cut-off Date Loan-to-Value
      Ratios......................   The table below shows the range of Cut-off
                                     Date Loan-to-Value Ratios for the Mortgage
                                     Loans.


              Range of
            Cut-off Date                 Number of        % of Initial
        Loan-to-Value Ratios           Mortgage Loans     Pool Balance
        --------------------           --------------     ------------
          16.20% - 50.00%                      18                6.2%
          50.01% - 60.00%                      19                4.4%
          60.01% - 70.00%                      41               10.0%
          70.01% - 75.00%                      73               22.3%
          75.01% - 80.00%                     121               52.9%
          80.01% - 82.50%                       7                4.2%

L.  Maturity/ARD
        Loan-to-Value Ratios......   The table below shows the range of
                                     Maturity/ARD Loan-to-Value Ratios for the
                                     Balloon Loans and the ARD Loans described in this Prospectus Supplement.


              Range of
            Maturity/ARD                  Number of        % of Initial
      Loan-to-Value Ratios(1)          Mortgage Loans      Pool Balance
      -----------------------          --------------      ------------
          12.90% - 20.00%                       3               0.5%
          20.01% - 30.00%                       2               1.4%
          30.01% - 40.00%                      17               6.4%
          40.01% - 50.00%                      20               4.6%
          50.01% - 60.00%                      52              11.3%
          60.01% - 73.70%                     182              74.4%

                                     -------------------

                                     (1) Maturity/ARD Loan-to-Value Ratios have
                                        not been calculated and are not
                                        presented for fully amortizing Mortgage
                                        Loans.

The Large Mortgage Loans and Groups

A.  The Winston Loans.............   Set forth below is certain loan and
                                     property information in respect of the
                                     group of cross-collateralized Mortgage
                                     Loans identified in this Prospectus
                                     Supplement as the "Winston Loans". See
                                     "Description of the Mortgage Pool--
                                     Significant Mortgage Loans--The Winston
                                     Loans" in this Prospectus Supplement.


       Cut-off Date Balance...............................           $70,750,763
       % of Initial Pool Balance..........................                  5.6%
       No. of Mortgaged Properties........................                    14
       No. of Mortgage Loans..............................                     1
       Property Type......................................                 Hotel
       Mortgage Rate......................................                7.375%
       Scheduled P&I Payment..............................           $518,924.55
       Stated Maturity Date...............................      December 1, 2023
       Anticipated Repayment Date.........................      December 1, 2008
       Appraised Value....................................          $162,120,000
       Appraisal Dates....................................     6/30/98 - 8/17/98
       Underwritten Debt Service Coverage Ratio...........                 2.54x
       Cut-off Date Loan-to-Value Ratio...................                 43.6%
       Maturity/ARD Loan-to-Value Ratio...................                 34.8%


B.  The Swerdlow Loans............   Set forth below is certain loan and
                                     property information in respect of the
                                     group of cross-collateralized Mortgage
                                     Loans identified in this Prospectus
                                     Supplement as the "Swerdlow Loans". See
                                     "Description of the Mortgage Pool--
                                     Significant Mortgage Loans--The Swerdlow
                                     Loans" in this Prospectus Supplement.


       Cut-off Date Balance..............................            $63,806,653
       % of Initial Pool Balance.........................                   5.1%
       No. of Mortgage Loans.............................                      3
       No. of Mortgaged Properties.......................                      3
       Property Types....................................          Retail/Office
       Mortgage Rate.....................................                 8.180%
       Scheduled P&I Payment.............................            $476,746.78
       Stated Maturity Date..............................       February 1, 2029
       Anticipated Repayment Date........................       February 1, 2009
       Appraised Value...................................            $80,900,000
       Appraisal Dates...................................     10/9/98 - 10/20/98
       Underwritten Debt Service Coverage Ratio..........                  1.25x
       Cut-off Date Loan-to-Value Ratio..................                  78.9%
       Maturity/ARD Loan-to-Value Ratio..................                  70.9%

C.  The Alliance Loans............   Set forth below is certain loan and
                                     property information in respect of the
                                     group of cross-collateralized Mortgage
                                     Loans identified in this Prospectus
                                     Supplement as the "Alliance Loans". See
                                     "Description of the Mortgage Pool--
                                     Significant Mortgage Loans--The Alliance
                                     Loans" in this Prospectus Supplement.


       Cut-off Date Balance..............................            $48,831,350
       % of Initial Pool Balance.........................                   3.9%
       No. of Mortgage Loans.............................                      5
       No. of Mortgaged Properties.......................                      5
       Property Types....................................            Multifamily
       Mortgage Rate.....................................                 7.220%
       Scheduled P&I Payment.............................            $332,517.17
       Stated Maturity Date..............................       February 1, 2009
       Appraised Value...................................            $62,250,000
       Appraisal Dates...................................      1/15/99 - 1/20/99
       Underwritten Debt Service Coverage Ratio..........                  1.30x
       Cut-off Date Loan-to-Value Ratio..................                  78.4%
       Maturity/ARD Loan-to-Value Ratio..................                  68.9%


D.  The Country Squire Loan.......   Set forth below is certain loan and
                                     property information in respect of the
                                     Mortgage Loan identified in this Prospectus
                                     Supplement as the "Country Squire Loan".
                                     See "Description of the Mortgage Pool--
                                     Significant Mortgage Loans--The Country
                                     Squire Loan" in this Prospectus Supplement.


       Cut-off Date Balance..............................            $30,446,295
       % of Initial Pool Balance.........................                   2.4%
       No. of Mortgaged Properties.......................                      1
       Property Types....................................            Multifamily
       Mortgage Rate.....................................                 6.650%
       Scheduled P&I Payment.............................            $195,799.29
       Stated Maturity Date..............................        January 1, 2009
       Appraised Value...................................            $39,000,000
       Appraisal Dates...................................                8/13/98
       Underwritten Debt Service Coverage Ratio..........                  1.28x
       Cut-off Date Loan-to-Value Ratio..................                  78.1%
       Maturity/ARD Loan-to-Value Ratio..................                  66.5%

E.  The American Loans............   Set forth below is certain loan and
                                     property information in respect of the
                                     group of cross-collateralized Mortgage
                                     Loans identified in this Prospectus
                                     Supplement as the "American Loans". See
                                     "Description of the Mortgage Pool--
                                     Significant Mortgage Loans--The American
                                     Loans" in this Prospectus Supplement.

       Cut-off Date Balance..............................            $29,312,901
       % of Initial Pool Balance.........................                   2.3%
       No. of Mortgage Loans.............................                      4
       No. of Mortgaged Properties.......................                      4
       Property Types....................................      Office/Industrial
       Mortgage Rate.....................................                 7.550%
       Scheduled P&I Payment.............................            $206,576.59
       Stated Maturity Date..............................       November 1, 2008
       Appraised Value...................................            $36,750,000
       Appraisal Dates...................................      6/17/98 - 8/31/98
       Underwritten Debt Service Coverage Ratio..........                  1.40x
       Cut-off Date Loan-to-Value Ratio..................                  79.8%
       Maturity/ARD Loan-to-Value Ratio..................                  70.8%

Payment Terms.....................   Each Mortgage Loan accrues interest at the
                                     annual rate (its "Mortgage Rate") set forth with respect thereto on Exhibit A-1 to this Prospectus Supplement. The Mortgage Rate for each Mortgage Loan is fixed for the entire term of such Mortgage Loan.

                                     Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled P&I Payments") to be due on the first day of each month (its monthly "Due Date").

                                     Each Mortgage Loan identified in this
                                     Prospectus Supplement as a "Balloon Loan" provides for an amortization schedule that is significantly longer than its remaining term to stated maturity and which, in some cases, begins only after the end of an initial interest-only period. A Balloon Loan will require a substantial payment of principal on its maturity date (such payment, together with the corresponding interest payment, a "Balloon Payment"). Three (3) Balloon Loans, representing 1.2% of the Initial Pool Balance, provide that the amount of the Scheduled P&I Payment (but not the related Mortgage Rate) will increase one time on the date on which an initial interest-only period ends and the amortization period commences.

                                     Mortgage Loans identified in this
                                     Prospectus Supplement as "ARD Loans"
                                     provide material disincentives to the
                                     related Borrower to allow its Mortgage Loan to remain outstanding past a certain date (the "Anticipated Repayment Date" or "ARD"). There can be no assurance, however, that such disincentives will result in any ARD Loan being paid in full on or before its Anticipated Repayment Date. Such disincentives, which in each case will begin effective as of the related Anticipated Repayment Date, include:

                                     o The accrual of interest in excess of that
                                        accrued at the related Mortgage Rate.
                                        Such additional interest will be
                                        deferred and will be payable only after
                                        the outstanding principal balance of the ARD Loan is paid in full.

                                     o The application of certain excess cash
                                        flow from the related Mortgaged Property to pay principal. Such payment of principal will be in addition to the principal portion of the Scheduled P&I Payment.

                                     The remaining Mortgage Loans, referred to in this Prospectus Supplement as "Fully Amortizing Loans", have amortization schedules that amortize such Mortgage Loans in full or substantially in full by their respective maturity dates. The Fully Amortizing Loans do not include the ARD Loans.

                                     The table below shows the number and
                                     percentage of Mortgage Loans that are
                                     Balloon Loans, ARD Loans and Fully
                                     Amortizing Loans, respectively:


                                         Number of           % of Initial
    Loan Type                          Mortgage Loans        Pool Balance
    ---------                          --------------        ------------
    Balloon Loans                            208                  72.4%
    ARD Loans                                 68                  26.2%
    Fully Amortizing Loans                     3                   1.4%

                                     No Mortgage Loan is a "premium loan" (i.e., no Borrower received more loan proceeds than the original principal balance of its Mortgage Loan in exchange for agreeing to a higher Mortgage Rate).

Delinquency Status................   No Mortgage Loan was more than 30 days
                                     delinquent in respect of any Scheduled P&I
                                     Payment as of the Cut-off Date or at any time during the twelve (12) month period preceding the Cut-off Date.

Prepayment Lock-out Periods.......   A prepayment lock-out period is currently
                                     in effect for all of the Mortgage Loans.
                                     Set forth below is information regarding the remaining lock-out periods for the Mortgage Loans:


             Maximum Remaining Lock-out Period:                232 months
             Minimum Remaining Lock-out Period:                 21 months
             Weighted Average Remaining Lock-out Period:       108 months

Defeasance........................   Certain Mortgage Loans identified in this
                                     Prospectus Supplement as "Defeasance Loans" permit the related Borrower, no earlier than the second anniversary of the Closing
                                     Date, to obtain a release of the related
                                     Mortgaged Property (or, where applicable, one or more of the related Mortgaged
                                     Properties) from the lien of the related mortgage or other security instrument by delivering U.S. Treasury obligations as substitute collateral.


                                               Number of        % of Initial
      Loan Type                             Mortgage Loans      Pool Balance
      ---------                             --------------      ------------
      Defeasance Loans                             254               91.6%
      Non-Defeasance Loans                          25                8.4%

                                  RISK FACTORS

         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.

Risks Related to the Offered Certificates

         The Offered Certificates are Supported by Limited Assets. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency. See "--Risk Factors--Limited Assets" in the Prospectus.

         Risks Associated With Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. The Underwriters have informed the Depositor that they intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Depositor will not list the Offered Certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

         Uncertain Yields to Maturity. The yield on your Certificates will depend on (a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

         o    the Pass-Through Rate(s) for your Certificates;

         o the rate and timing of payments and other collections of principal on the Mortgage Loans;

         o the rate and timing of defaults, and the severity of losses, if any, on the Mortgage Loans;

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on your Certificates; and

         o the collection and distribution of prepayment premiums and yield maintenance charges with respect to the Mortgage Loans.

         In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Maturity Considerations" in the Prospectus.

         Risks Related to the Rate of Prepayment. If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

         The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. The actual yield to you, as a Holder of an Offered Certificate, may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

         If you purchase Class S Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Prior to investing in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment. The ratings on the Class S Certificates do not address whether a purchaser of such Certificates would be able to recover its initial investment therein.

         See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus. See also "Risk Factors--Effect of Prepayments on Yield of Certificates" in the Prospectus.

         Risks Associated with Borrower Defaults; Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Even if such shortfalls are made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

         If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

         Even if losses on the Mortgage Loans do not result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

         Potential Conflicts of Interest. An affiliate of the Master Servicer owns a limited partnership interest in the Borrower under the cross-collateralized group of GECA Mortgage Loans secured by mortgage liens on the Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments. An affiliate of the Master Servicer also owns certain unsecured profit participation interests in the partners of the Borrower under the cross-collateralized group of Mortgage Loans secured by mortgage liens on Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Apartments. In addition, affiliates of the Master Servicer and the Special Servicer may also have in the future additional financing relationships with other Borrowers (or affiliates). Furthermore, with respect to one group of affiliated Borrowers involving six (6) GECA Mortgage Loans (the "Hyrail Group"), representing 1.6% of the Initial Pool Balance, an affiliate of the Master Servicer has made a "mezzanine" loan secured by partnership or membership interests of partners of the related Borrowers. The Hyrail Group consists of the GECA Mortgage Loans that are secured by mortgage liens on the Mortgaged Properties identified on Exhibit A-1 as All Aboard Mini-Storage -

Alhambra, - Fremont, - Stanton, - Anaheim, - San Gabriel and - Santa Ana. In addition, an affiliate of the Master Servicer has extended a revolving credit facility to the real estate investment trust ("REIT") that controls the Borrowers under the GECA Mortgage Loans that are secured by mortgage liens on Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center and to certain affiliates of such REIT, and the collateral for such credit facility includes, among other things, a pledge of the REIT's equity interests in such Borrowers. Certain of the GECA Mortgage Loans constituted refinancings of indebtedness previously held by GECA affiliates.

         The Master Servicer and the Special Servicer each may acquire Certificates. In addition, the Holders of Certificates representing a majority interest in the Controlling Class may replace the Special Servicer. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" in this Prospectus Supplement.

         The Master Servicer and the Special Servicer each will be obligated to observe the terms of the Pooling Agreement and will be governed by the servicing standard described in this Prospectus Supplement. However, either such party may, especially if it or an affiliate is a Certificateholder, or has financial interests in or other financial dealings with the related Borrower, have interests when dealing with Mortgage Loans that are in conflict with those of Holders of the Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust than would have been realized if earlier action had been taken. In general, neither the Master Servicer nor the Special Servicer is required to act in a manner more favorable to the Offered Certificates or any particular Class thereof than to the Private Certificates.

         In addition, the Master Servicer and the Special Servicer each services (and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of the Master Servicer and Special Servicer may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. This may pose inherent conflicts for the Master Servicer or Special Servicer.

         Certain Rights to Payment that are Senior to Distributions on the Certificates. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to be reimbursed for its Advances, together with interest thereon to offset its cost of funds.

         ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

         Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the Borrowers and other third parties.

         The Trustee has advised the Depositor that the Trustee is currently modifying its computer systems and applications and expects that it will be year 2000 capable prior to December 31, 1999. The Trustee has also advised the Depositor that the Trustee is assessing the year 2000 capability of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. To the extent that the computer systems of the Trustee rely on the computer systems of other companies, there can be no assurance that such other computer systems will be year 2000 capable or (even if they are year 2000 capable) that they will be compatible with the computer systems of the Trustee. The Master Servicer and the Special Servicer have advised the Depositor that, with respect to those computer systems identified as being mission critical for the performance of the servicing function described herein, they are committed to either (i) modifying their respective existing systems to the extent required to cause them to be year 2000 capable, or (ii) acquiring new and/or upgraded computer systems that are year 2000 capable, in each case prior to December 31, 1999. The Master Servicer, the Special Servicer and the Trustee consider their products and services to be "year 2000 capable" if the product or service will be capable of accurately processing, providing and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service, properly exchange date data. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 capable, or to the extent its computer systems depend on other companies' computer systems that are not year 2000 capable or are incompatible with its systems, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.

Risks Related to the Mortgage Loans

         Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Properties. The Mortgage Loans are secured by first mortgage liens on fee and/or leasehold interests in the following types of real property:

         o    Multifamily Rental
         o    Retail
         o    Hospitality
         o    Office
         o    Manufactured Housing Community
         o    Industrial
         o    Self Storage
         o    Mixed-Use

         Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the successful operation of the related real estate project.

         The following factors, among others, will affect the ability of a Mortgaged Property to generate net operating income:

         o    the age, design and construction quality of the property;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o    the proximity and attractiveness of competing properties;

         o    new construction of competing properties;
         o    the adequacy of the property's management and maintenance;
         o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);
         o local real estate conditions (including an increase in or oversupply of comparable commercial or residential space);
         o    demographic factors;
         o    customer tastes and preferences; and
         o    retroactive changes in building codes.

         Particular factors that may adversely affect the ability of a Mortgaged Property to generate net operating income include:

         o    an increase in operating expenses;
         o an increase in the capital expenditures needed to maintain the property or make improvements;
         o    a decline in the financial condition of a major tenant
              (in particular, a sole tenant or anchor tenant);
         o    an increase in vacancy rates; and
         o    a decline in rental rates as leases are renewed or replaced.

         The volatility of net operating income generated by a Mortgaged Property over time will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;
         o    the creditworthiness of tenants;
         o    the rental rates at which leases are renewed or replaced;
         o    the percentage of total property expenses in relation to revenue;
         o the ratio of fixed operating expenses to those that vary with revenues; and
         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

         Issues Involving Single-Tenant Mortgage Loans. In the case of seven (7) Mortgage Loans, representing 1.2% of the Initial Pool Balance, the related Borrower has leased the related Mortgaged Property entirely to a single tenant (each such Mortgaged Property, a "Single-Tenant Mortgaged Property" and each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). In some cases, the Single-Tenant Mortgaged Properties are subject to a single space lease with a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date, as applicable, of the related Mortgage Loan. The amount of the monthly rental payment payable by the tenant under such lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Single-Tenant Mortgage Loan.

         The underwriting of a Single-Tenant Mortgage Loan is often based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property. Where the primary lease term expires before the scheduled maturity date (or Anticipated Repayment Date, where applicable) of a Single-Tenant Mortgage Loan, the Originator considered the incentives for the tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term.

         Each lease encumbering a Single-Tenant Mortgaged Property generally requires the related tenant to pay all real property taxes and assessments levied or assessed against such Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with operating such Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Single-Tenant Mortgaged Properties in good order and repair.

         Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         Any Mortgaged Property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

         Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the ability of the respective Borrowers to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Most of the Mortgaged Properties are in whole or in part occupied under leases that expire during the respective terms of the related Mortgage Loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of the Mortgaged Properties without affecting their current net operating income, including:

         o    changes in interest rates;
         o    the availability of refinancing sources;
         o    changes in governmental regulations or fiscal policy;
         o    changes in zoning or tax laws; and
         o    potential environmental or other legal liabilities.

         Property Management May Affect Property Value. The operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

         o    responding to changes in the local market;
         o    planning and implementing the rental structure;
         o    operating the property and providing building services;
         o    managing operating expenses; and
         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Mortgaged Properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a Mortgaged Property. See the table entitled "Managers and Locations of the Mortgaged Properties" on Exhibit A-1 to this Prospectus Supplement for the names of the various property managers.

         Factors Affecting the Operation of Multifamily Rental Properties. One hundred-seven (107) Mortgage Loans, representing 36.3% of the Initial Pool Balance, are secured by multifamily apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and operation of a Multifamily Rental Property include:

         o the physical attributes of the apartment building (e.g., its age, appearance, amenities and construction quality);
         o    the location of the property;
         o the characteristics of the surrounding neighborhood (which may change over time);
         o the ability of management to provide adequate maintenance and insurance;
         o    the property's reputation;
         o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);
         o    the presence of competing properties;
         o the tenant mix (e.g., the tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base);
         o adverse local, regional or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels);
         o    state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment); and
         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants.

         Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings and others may impose such restrictions in the future. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

         Moderate- and Low-Income Tenants. Some of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. Such covenants may limit the potential rental rates that may govern rentals at a Multifamily Rental Property, the potential tenant base for the property or both.

         Two (2) Mortgage Loans (the Mortgage Loans secured by the Pines of Westbury Property and the New Franklin Apartments Property, respectively), representing 1.4% of the Initial Pool Balance, are secured by Multifamily Rental Properties that are eligible for low income rent subsidies from the United States Department of Housing and Urban Development ("HUD") under its "Section 8" program ("Section 8"). The payment of such rent subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate, thereby eliminating a source of funds for the related Borrower to make payments under its Mortgage Loan).

         Factors Affecting the Repayment of Mortgage Loans Secured by Condominium Properties. Certain of the Mortgage Loans are secured by the related Borrower's interest in all or a majority of the units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums and each Borrower's ownership interest therein, a default on any such Mortgage Loan will not allow the holder of the Mortgage Loan the same flexibility in realizing upon the Mortgaged Property as is generally available with respect to Multifamily Rental Properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of such Mortgage Loans could subject the Trust to greater delay, expense and risk than a loan secured by a Multifamily Rental Property that is not a condominium.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Multifamily Rental Properties" in the Prospectus.

         Factors Affecting the Operation of Retail Properties. Fifty-nine (59) Mortgage Loans, representing 24.8% of the Initial Pool Balance, are secured by retail properties at which businesses offer consumer goods, other products and various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Properties").

         The Retail Properties consist of--

         o    Neighborhood shopping centers;
         o    Strip shopping centers;
         o    Power centers; and
         o    Individual stores and businesses.

         A variety of stores and businesses are located at the Retail Properties, including--

         o    Department stores;
         o    Grocery stores;
         o    Convenience stores;
         o    Restaurants;
         o    Discount stores;
         o    Drug stores;
         o    Electronics stores;
         o    Automotive parts supply stores;
         o    Automotive repair stores;
         o    Hardware and home improvement stores;
         o    Fitness centers;
         o    Banks;
         o    Specialty shops;
         o    Gasoline stations;
         o    Movie theaters;
         o    Salons; and
         o    Dry cleaners.

         The value and operation of a Retail Property depend on (among other things) the qualities and success of its tenants. The success of tenants generally at a Retail Property will be affected by a number of factors, including--

         o    competition from other retail properties;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o    demographics of the surrounding area;
         o the strength and stability of the local, regional and national economies;
         o    traffic patterns and access to major thoroughfares;
         o    availability of parking;
         o the particular mixture of the goods and services offered at the property;
         o    customer tastes and preferences; and
         o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

         A Retail Property generally must compete with comparable properties for tenants. Such competition is generally based on--

         o rent (the owner of a Retail Property may be required to offer a potential tenant a "free rent" or "reduced rent" period);
         o tenant improvements (the owner of a Retail Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and
         o    the age and location of the property.

         Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a retail center can be important, because anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail center and whose operation is vital in attracting customers to the property. The Depositor considers many of the Retail Properties to be "anchored", although in some cases the premises occupied by the "anchor tenant" is not part of the security for the particular Mortgage Loan. In such cases, to the extent the Borrower does not control the space rented to the "anchor tenant", the Borrower may not be able to take actions with respect to such space that it otherwise typically would, such as granting concessions to retain an "anchor tenant" or removing an ineffective "anchor tenant".

         Various factors will adversely affect the economic performance of an "anchored" Retail Property, including:

         o    an anchor tenant's failure to renew its lease;
         o    termination of an anchor tenant's lease;
         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
         o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or
         o    a loss of an anchor tenant's ability to attract shoppers.

         New Forms of Competition. The Retail Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o    factory outlet centers;
         o    discount shopping centers and clubs;
         o    catalogue retailers;
         o    television shopping networks and programs;
         o    internet web sites; and
         o    telemarketing.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Sales and Service Properties" in the Prospectus.

         Factors Affecting the Operation of Hospitality Properties. Twenty-six
(26) Mortgage Loans, representing 9.3% of the Initial Pool Balance, are secured by full service hotels, limited service hotels or motels or other similar lodging facilities (such Mortgaged Properties, the "Hospitality Properties"). Certain of the Hospitality Properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

         Various factors may adversely affect the economic performance of a Hospitality Property, including:

         o adverse economic or social conditions, whether local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
         o    the construction of competing hotels or motels;
         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the Borrowers to fund reserves for furniture, fixtures and equipment);
         o negative perceptions regarding safety or attractiveness of the property or the amenities offered;
         o    a lack of proximity to businesses, airports or resort areas;
         o a deterioration in the financial strength or managerial capabilities of the owner and operator of a Hospitality Property; and
         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

         In addition, because hotel and motel rooms generally are rented for short periods of time, Hospitality Properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In some markets, the supply of limited service hotel rooms has surpassed demand.

         Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hospitality Property that is affiliated with a franchise or hotel management company depends in part on:

         o the continued existence and financial strength of the franchisor or hotel management company;
         o the public perception of the franchise or hotel chain service mark; and
         o    the duration of the franchise licensing or management agreements.

         Franchise agreements for certain of the Hospitality Properties may terminate prior to the effective maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

         The transferability of franchise license agreements is generally restricted. In the event of a foreclosure of a Hospitality Property, neither the Trustee nor the Special Servicer would have the right to use any franchise license applicable to such property without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the Trustee and the Special Servicer may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

         Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under any liquor license for such property. If such is the case, it is possible that a new liquor license, if applied for, could not be obtained.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Hotel and Motel Properties" in the Prospectus.

         Factors Affecting the Operation of Office Properties. Twenty-four (24) Mortgage Loans, representing 8.8% of the Initial Pool Balance, are secured by office properties (such Mortgaged Properties, the "Office Properties"). A number of factors will affect the value and operation of an Office Property, including:

         o    the number and quality of tenants in the building;
         o the physical attributes of the building in relation to competing buildings;
         o    access to transportation;
         o the strength and stability of the local, regional and national economies;
         o    the availability of tax benefits;
         o    the desirability of the location of the building;
         o    changes in zoning laws; and
         o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Office Properties" in the Prospectus.

         Some of the Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the Mortgaged Properties (in particular, those operated as manufactured housing communities or those operated for industrial purposes) may not be converted to alternative uses without substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, its liquidation value may be substantially less than would otherwise be the case.

         Risks Associated with Related Parties. Certain groups of Borrowers under the Mortgage Loans are under common control. For example, several GECA Mortgage Loans (which are neither cross-collateralized nor the allocable portions of the indebtedness evidenced by a single note), together representing approximately 3.2% of the Initial Pool Balance, are made to the same Borrower or have related Borrowers that are directly or indirectly affiliated with one another. In addition, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower. See Exhibit A-1 to this Prospectus Supplement for a list of the three most significant tenants at each of the Office Properties, the Retail Properties and the Mortgaged Properties used for industrial purposes. The bankruptcy or insolvency of, or other financial problems with respect to, any such Borrower or tenant could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

         Loan Concentration Entails Risk. In general, the inclusion in a mortgage pool of one or more Mortgage Loans that have outstanding principal balances that are substantially larger than the other Mortgage Loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Without regard to the cross-collateralization of the groups of cross-collateralized Mortgage Loans, the average Cut-off Date Balance of the Mortgage Loans is $4,489,912. Presenting each group of cross-collateralized Mortgage Loans as a single Mortgage Loan, the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,219,523. Several of the individual Mortgage Loans have Cut-off Date Balances, and several of the groups of cross-collateralized Mortgage Loans have aggregate Cut-off Date Balances, that are substantially higher than such average Cut-off Date Balance or Loan Group Cut-off Date Balance. The following table sets forth Cut-off Date Balances for the five largest individual Mortgage Loans and groups of cross-collateralized Mortgage Loans.

            Cut-off Date Balances and Concentration of Mortgage Loans

Individual Mortgage Loan                                            % of Initial
or Group of Mortgage Loans            Cut-off Date Balance          Pool Balance
--------------------------            --------------------          ------------
The Winston Loans                          $70,750,763                   5.6%
The Swerdlow Loans                         $63,806,653                   5.1%
The Alliance Loans                         $48,831,350                   3.9%
The Country Squire Loan                    $30,446,295                   2.4%
The American Loans                         $29,312,901                   2.3%

         Basis of Presentation Affects Certain Information. As described above, where a single mortgage note is secured by two or more Mortgaged Properties, this Prospectus Supplement generally reflects an allocation of such indebtedness among those Mortgaged Properties and presents each allocated portion as if it were an individual Mortgage Loan secured by the Mortgaged Property for which the allocation was made. Where multiple mortgage notes are cross-collateralized and cross-defaulted, this Prospectus Supplement generally presents the individual Mortgage Loans without regard to the cross-collateralization or cross-default provisions. The basis of presentation described above affects the information set forth in this Prospectus Supplement. For example, under such basis of presentation, the maximum Cut-off Date Balance of the Mortgage Loans is $30,446,295, the minimum Cut-off Date Balance of the Mortgage Loans is $515,269 and the average Cut-off Date Balance of the Mortgage Loans is $4,489,912. However, presenting as a single Mortgage Loan each individual mortgage note that is secured by multiple Mortgaged Properties and each group of cross-collateralized Mortgage Loans, the maximum Cut-off Date Balance of the Mortgage Loans is $70,750,763, the minimum Cut-off Date Balance of the Mortgage Loans is $675,000 and the average Cut-off Date Balance of the Mortgage Loans is $5,219,523. In addition, in the case of some such groups of Mortgage Loans, including the Winston Loans, the information presented in this Prospectus Supplement with respect to each related Mortgaged Property (such as the Underwritten Debt Service Coverage Ratio) reflects the aggregation and allocation of the characteristics of all Mortgaged Properties in the group relative to the aggregate indebtedness, rather than the information related to that specific Mortgaged Property. See the notes to the tables set forth in Exhibit A-1 to this Prospectus Supplement for an identification of each group of Mortgage Loans that together represent a single indebtedness represented by a single note or form a group of cross-collateralized and cross-defaulted Mortgage Loans.

         Geographic Concentration Entails Risks. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors including:

         o any adverse economic developments that occur in the locale, state or region where such Mortgaged Properties are located;
         o changes in the real estate market where such Mortgaged Properties are located;
         o changes in governmental rules and fiscal policies in the governmental jurisdiction where such Mortgaged Properties are located; and
         o acts of nature, including floods, tornadoes and earthquakes in the areas where such Mortgaged Properties are located.

         The Mortgaged Properties are located in 36 states and the District of Columbia. The Mortgaged Properties located in each of the following states secure Mortgage Loans (or allocated portions thereof) that represent more than 5% or more of the Initial Pool Balance:

                           Total Cut-off Date Balance
                               of Mortgage Loans
                        (or Allocated Portions thereof)           % of Initial
State               Secured by Mortgaged Properties in State      Pool Balance
-----               ----------------------------------------      ------------
Texas                             $247,283,354                         19.7%
California                        $169,156,706                         13.5%
Florida                           $123,548,452                          9.9%

         Risk of Changes in Mortgage Pool Composition. The Mortgage Loans amortize at different rates and, to some extent, mature on different dates. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

         If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

         In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location. If you purchase any Offered Certificates other than the Class A-1A Certificates, you will be more exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics than are persons who own Offered Certificates that have an earlier Assumed Final Distribution Date than your Certificates.

         Extension and Default Risks Associated With Balloon Loans and ARD Loans. Two hundred-eight (208) Mortgage Loans, representing 72.4% of the Initial Pool Balance, are Balloon Loans, and sixty-eight (68) Mortgage Loans, representing 26.2% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will depend on a number of factors occurring at the time of attempted refinancing or sale, including:

         o    the level of available mortgage rates;
         o    the fair market value of the related Mortgaged Property;
         o    the Borrower's equity in the related Mortgaged Property;
         o    the financial condition of the Borrower;
         o    operating history of the related Mortgaged Property;
         o    tax laws;
         o    prevailing general and regional economic conditions;
         o    the state of the fixed income and mortgage markets; and
         o the availability of credit for multifamily or commercial properties.

         One hundred seventy-eight (178) Balloon Loans (representing 62% of the Initial Pool Balance) have maturity dates, and thirty-seven (37) ARD Loans (representing 17.7% of the Initial Pool Balance) have Anticipated Repayment Dates, that in each case occur during the four (4) month period from November 2008 to February 2009. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" in the Prospectus.

         Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default thereunder. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

         The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default thereunder. Although an ARD Loan includes several provisions that may give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

         If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

         Risks of Subordinate and Other Additional Financing. The following table identifies those Mortgaged Properties which are known to the Depositor to be encumbered by secured subordinate debt, the initial principal amount of the debt and the Cut-off Date Balances of the related Mortgage Loans and also notes, in the case of each such Mortgaged Property, whether the subordinate lender has entered into an agreement with the mortgagee under the related Mortgage Loan whereby such subordinate lender--

         o expressly subordinates its rights to receive collections and proceeds from, and otherwise deal with, such Mortgaged Property and the related Borrower (any such agreement, a "Subordination Agreement"), and/or

         o agrees, for so long as the related Mortgage Loan is outstanding, not to take any enforcement or other legal action against such Mortgaged Property or the related Borrower as long as the mortgagee under the related Mortgage Loan has not done so (any such agreement, a "Standstill Agreement").

                                                                              % of Initial
                                                                              Pool Balance
                                                  Cut-off Date Balance         Represented           Initial Principal
                                                       of Related              by Related            Amount of Secured
Mortgaged Property                                    Mortgage Loan           Mortgage Loan          Subordinate Debt
------------------                                   --------------           -------------          ----------------
Pines of Westbury                                       $12,967,894                1.0%              $1,670,000 (1)(2)
Comfort Inn - Hopewell, VA                              $ 5,181,769                0.4%              $3,733,102 (2)
South Street Seaport Office Center                      $ 2,242,342                0.2%              $1,659,674 (2)
Friendship Crossing Apartments                          $ 4,603,093                0.4%              $  900,000 (2)
Centennial Creek Office Park                            $ 2,493,826                0.2%              $  114,000 (2)
Market Plaza                                            $ 1,563,876                0.1%              $  582,425 (2)

------------------

(1) The related Borrower also has unsecured subordinated debt in the initial principal amount of $2,780,241.
(2) The subordinate lender has executed a Subordination Agreement and a Standstill Agreement.

         Except as described above, each Mortgage Loan either (i) prohibits the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) requires the consent of the holder of such Mortgage Loan prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults, and the Trust may not realistically be able to prevent a Borrower from incurring subordinate debt. The existence of any secured subordinated indebtedness increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. In addition, the Trust's foreclosure of the related Mortgage Loan may be delayed by the bankruptcy or similar proceedings involving the subordinate lender or other legal action by such subordinate lender. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

         Borrowers under nine (9) other Mortgage Loans, representing 3.0% of the Initial Pool Balance, have unsecured debt of which the Depositor is aware. In some such cases, the lender on such debt is an affiliate of the Borrower. In each such case, the lender on such unsecured debt has executed and delivered a Subordination Agreement and a Standstill Agreement in favor of the mortgagee under the related Mortgage Loan. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future, subject to delivery of a Subordination Agreement and/or Standstill Agreement and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

         Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

         Owners of certain Borrowers under the Mortgage Loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. With respect to at least nine
(9) Mortgage Loans, including the Hyrail Group, representing 3.0% of the Initial Pool Balance, owners of the related Borrower have pledged their equity interests in such Borrower to secure "mezzanine debt". In addition, the owners of the Borrower under the Swerdlow Loans described below have pledged their equity interests in such Borrower (together with other collateral) to secure a revolving credit facility. With respect to the Hyrail Group and the Swerdlow Loans, an affiliate of GECA is the lender of the related "mezzanine debt". See "Risks Related to the Offered Certificates--Potential Conflicts of Interest".

         Limited Recourse. You should consider all of the Mortgage Loans to be nonrecourse loans (i.e., in the event of a default, recourse will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage
Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, as described more fully above, payment on each Mortgage Loan at or prior to maturity is dependent on one or more of the following:

         o    the sufficiency of the net operating income;

         o    the market value of the property at maturity; and

         o the ability of the Borrower to refinance or sell the Mortgaged Property.

None of the Mortgage Loans is insured or guaranteed by any governmental entity or private mortgage insurer.

         Environmental Risks. In general, a third-party consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to all of the Mortgaged Properties within the seventeen (17)-month period preceding the Cut-off Date. Each environmental site assessment or update generally complied with industry-wide standards. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property and the consultant recommended action, then (depending on the nature of the condition or circumstance) the Borrower--

         o has implemented or agreed to implement an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties in the manner and within the time frames specified in the related Mortgage Loan documents; or

         o established an escrow reserve with the lender to cover the estimated cost of remediation.

         There can be no assurance, however, that the environmental assessments identified all adverse environmental conditions and risks, that the related Borrowers will implement all recommended operations and maintenance plans or that the recommended action will fully remediate or otherwise address all the adverse environmental conditions and risks. In addition, the current environmental condition of a Mortgaged Property could be adversely affected by tenants (such as gasoline stations or dry cleaners) or by the conditions or operations in the vicinity of the Mortgaged Properties (e.g., leaking underground storage tanks) at another property nearby. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Assessments".

         Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the Prospectus.

         Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. In these cases, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

         Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of soil or groundwater contamination. Although the owners of those Mortgaged Properties and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

         Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed. In connection therewith, the related Borrowers have agreed to establish and maintain operations and maintenance or abatement programs. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

         Risks Related to the Special Servicer Obtaining an Environmental Assessment Prior to taking Remedial Action. The Pooling Agreement will provide that before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust or assumes operation of a Mortgaged Property, it must obtain an environmental assessment of the property. Although this requirement will decrease the likelihood that the Trust will become liable under any environmental law, it will effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). Accordingly, there is some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance that this requirement will effectively insulate the Trust from potential liability under environmental laws. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

         Risks Related to Property Condition. Licensed engineers inspected all of the Mortgaged Properties during the sixteen (16) month period preceding the Cut-off Date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each Mortgaged Property. In some cases, the inspections identified conditions requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the Originator of the related Mortgage Loan generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. In certain cases, no reserve was required because of the creditworthiness of the Borrower or a significant tenant responsible for most of the costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs or that the creditworthiness of the particular Borrower or any significant tenant responsible for such repair or replacement will not decline.

         Reserves May Be Insufficient. Certain of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and insurance. Most of the Mortgage Loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund capital expenditure items, certain leasing costs, environmental remediation costs or engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

         Limitations on Enforceability of Cross-Collateralization. Twelve (12) separate groups of Mortgage Loans, representing 5.6%, 5.1%, 3.9%, 2.3%, 1.6%, 0.7%, 0.7%, 0.6%, 0.5%, 0.4%, 0.3% and 0.2%, respectively, of the Initial Pool
Balance, provide for some form of cross-collateralization between the Mortgage Loans in each such group (such Mortgage Loans, collectively, the "Cross-Collateralized Mortgage Loans"; and each such group, a "Cross-Collateralized

Group"). The Mortgage Loans comprising each Cross-Collateralized Group are identified in the tables set forth in Exhibit A-1. The purpose of these cross-collateralization arrangements is to reduce the risk of default or ultimate loss as a result of an inability of a particular Mortgaged Property to generate sufficient net operating income to pay debt service. However, certain of the Cross-Collateralized Groups permit--

         o the replacement of one or more of the related Mortgaged Properties with substitute properties,
         o the release of one or more of the related Mortgaged Properties from the related mortgage lien, and/or
         o a full or partial termination of the applicable cross-collateralization,

in each such case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

         In addition, the amount of the mortgage encumbering any particular Mortgaged Property may be less than the full amount of the related Cross-Collateralized Group (in general, to avoid recording tax). Such mortgage amount may equal the appraised value or allocated loan amount for such Mortgaged Property, thereby limiting the extent to which proceeds therefrom will be available to offset declines in value with respect to other Mortgaged Properties securing the same Cross-Collateralized Group.

         Certain of the Cross-Collateralized Groups are, in each such case, secured by Mortgaged Properties located in two or more states. Such Cross-Collateralized Groups collectively represent 13.1% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any such Cross-Collateralized Group, it may not be possible to foreclose on the related Mortgaged Properties simultaneously.

         Certain of the Cross-Collateralized Groups involve, in each such case, multiple Borrowers. Cross-collateralization arrangements involving more than one Borrower could be challenged as a fraudulent conveyance by creditors of a Borrower or by the representative of the bankruptcy estate of a Borrower, if such Borrower were to become a debtor in a bankruptcy case. A lien granted by a Borrower to secure repayment of another Borrower's Mortgage Loan could be avoided if a court were to determine that (i) the first such Borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the first such Borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Borrower's Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other Borrower. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the bankrupt or insolvent Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of the bankrupt or insolvent Borrower. The court could also allow the bankrupt or insolvent Borrower to recover payments it made pursuant to the avoided cross-collateralization.

         Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges. Twenty-four (24) Mortgage Loans, representing 8.3% of the Initial Pool Balance, require the related Borrowers during some period of the related loan term to pay an additional amount ("Prepayment Consideration") when they make a voluntary principal prepayment. In general, the Prepayment Consideration is calculated either solely on the basis of a yield maintenance formula (a "Yield Maintenance Charge") or as the higher of a percentage of the principal amount prepaid (a "Prepayment Premium") and a Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums or Yield Maintenance Charges collected on the Mortgage Loans will be distributed to the persons, in the amounts and in accordance with the priorities described in this Prospectus Supplement under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". The Depositor makes no representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge.

         Under the laws of a number of states, the enforceability of any Mortgage Loan provisions that require a Prepayment Premium or Yield Maintenance Charge upon an involuntary prepayment is unclear. Even if the obligation is enforceable, the Special Servicer has authority to waive it in connection with obtaining a pay-off of a defaulted Mortgage Loan. Even if the obligation is enforceable and enforced, the related liquidation proceeds may not be sufficient to make such payment because the Pooling Agreement generally requires the Special Servicer to apply liquidation proceeds to cover outstanding servicing expenses and unpaid principal and interest before applying them to cover any Prepayment Premium or Yield Maintenance Charge due in connection with the liquidation of such Mortgage Loan. Accordingly, the Holders of the more subordinate Classes of Certificates may receive distributions of interest and/or principal with respect to the liquidated Mortgage Loan, while the Holders of the more senior Classes of Certificates receive none (or less than all) of the required Prepayment Consideration in connection with the liquidation. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

         In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium or Yield Maintenance Charge will be payable. See "Description of the Mortgage Pool--Cures, Repurchases and Substitutions", "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" and "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

         Limitations on Enforceability of Other Provisions. Most of the Mortgage Loans contain due-on-sale clauses, each of which permits the lender (with limited exception) to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of (i) the related Mortgaged Property or (ii) a majority ownership interest in the related Borrower. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

         o    the default is deemed to be immaterial,
         o    the exercise of such remedies would be inequitable or unjust, or
         o    the circumstances would render the acceleration unconscionable.

         Most of the Mortgage Loans are secured by, in each such case, an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the Borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

         If a Mortgage Loan is a Defeasance Loan, such Mortgage Loan, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the amount of direct, non-callable United States government securities described in this Prospectus Supplement under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" and thereby obtain a release of the related Mortgaged Property. The cash amount which a Borrower must expend to purchase, or must deliver to the Master Servicer in order for the Master Servicer to purchase, such United States government securities may be in excess of the principal balance of the related Defeasance Loan. The portion of such reduced cash amount that exceeds the principal balance of such Defeasance Loan is called the "Excess Defeasance Payment" in this Prospectus Supplement. There can be no assurance that a court would not interpret such Excess Defeasance Payment as a form of Prepayment Consideration or would not take it into account for usury purposes. In some states, some forms of Prepayment Considerations are unenforceable. See "--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" above. If the Excess Defeasance Payment were held to be unenforceable, the remaining portion of such cash amount may be insufficient to purchase the requisite amount of United States government securities. Acting in accordance with the Servicing Standard, the Master Servicer could apply such reduced cash amount as a prepayment of the subject Mortgage Loan instead of purchasing United States government securities.

         Limitations of Appraisals. The respective Originators obtained Appraisals for all of the Mortgaged Properties. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised value of each Mortgaged Property at or about the time of origination of the related Mortgage Loan is presented, for illustrative purposes only, on Exhibit A-1 to this Prospectus Supplement. Furthermore, in the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the appraised value on which such Mortgage Loan was underwritten.

         Risks Associated With Substitution Provisions. Certain Cross-Collateralized Groups, including the Winston Loans and the American Loans, permit the related Borrower the opportunity to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Substitution" in this Prospectus Supplement. Although each related Mortgage Loan sets forth conditions to substitution that are intended to avoid a deterioration in the quality of the properties securing the Mortgage Loan (including Rating Agency confirmation that any such substitution will not result in a qualification, downgrade or withdrawal of any rating on the Certificates), there is no assurance that any substitute property will be of equal or better quality as the Mortgaged Property that it replaces or that the value and operating results of any substitute property will ultimately equal or exceed those of the Mortgaged Property that it replaces.

         Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the relevant area for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution to the holders of the Certificates.

         Uninsured Loss; Sufficiency of Insurance. The Borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if improvements on the related Mortgaged Property are located in the 100-year flood plain) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Earthquake insurance is generally not required to be maintained by a Borrower, even in respect of Mortgaged Properties located in California. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although the Borrowers have covenanted to insure their respective Mortgaged Properties as and to the extent described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses with respect to a Mortgaged Property that are not covered by insurance or for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

         In addition, various forms of insurance maintained with respect to a Mortgaged Property, including casualty insurance, environmental insurance (in the limited number of cases where it was obtained), earthquake insurance (in the limited number cases where it was obtained) or other insurance, may be provided under a blanket policy that also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate loss limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

         Risks Particular to Ground Leases. Several of the Mortgage Loans are secured by first mortgage liens on the related Borrower's leasehold interest in all or a portion of the related Mortgaged Property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrower are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

         Risks Associated With Zoning Compliance. Due to changes in zoning requirements since the construction thereof, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. In such cases, either the Mortgaged Property is considered a "permitted non-conforming structure" or the operation of the Mortgaged Property is considered to be a "permitted non-conforming use". This means that the Borrower is not required to alter the property's structure or use to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty.

         Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order to effect such compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

         Limited Information Causes Uncertainty. Certain Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. As a result, you may find it difficult to analyze the performance of any such Mortgaged Property.

         Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. The Depositor cannot provide any assurance that such litigation will not have a material adverse effect on the distributions to you. In the case of the Mortgage Loan secured by the Lamplighter Mobile Home Park Property, which represents 1.3% of the Initial Pool Balance, the local government has filed suit against the related Borrower and its principals seeking damages for the Borrower's alleged failure to comply with rent control regulations as to 17 of the 265 units comprising the Mortgaged Property.

         Prior Bankruptcies. Certain affiliates of Borrowers have been parties to, and/or certain Mortgaged Properties have been the subject of, prior bankruptcy proceedings. Two (2) Mortgage Loans, representing 0.7% of the Initial Pool Balance, funded the related Borrower's performance of its plan of reorganization.

                        DESCRIPTION OF THE MORTGAGE POOL

General

         The Mortgage Pool has an Initial Pool Balance of $1,252,685,456, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. Without regard to the cross-collateralization of the groups of cross-collateralized Mortgage Loans, the Cut-off Date Balances of the Mortgage Loans range from $30,446,295 to $515,269, and the average Cut-off Date Balance of the Mortgage Loans is $4,489,912. Presenting each group of cross-collateralized Mortgage Loans as a single Mortgage Loan, the Loan Group Cut-off Date Balances of the Mortgage Loans range from $70,750,763 to $675,000 and the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,219,523.

         This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

         o All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

         o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

         o When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

         o Some of the Mortgage Loans are cross-collateralized and cross-defaulted with one or more other Mortgage Loans. Except where otherwise specifically indicated, each cross-collateralized Mortgage Loan is presented as if it were secured only by the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement. See the notes to the tables set forth in Exhibit A-1.

        o In some cases, multiple Mortgaged Properties secure a single amount of mortgage loan indebtedness. For purposes of presenting statistical information, the Depositor has allocated the aggregate Cut-off Date Balance of such indebtedness among the related Mortgaged Properties (on the basis of relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents). Except where otherwise specifically indicated, each allocated portion of such aggregate Cut-off Date Balance is presented as if it were a single "Mortgage Loan" secured only by a mortgage lien on the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement and is described as being cross-collateralized and cross-defaulted with each other Mortgage Loan representing an allocable portion of the related indebtedness. See the notes to the tables set forth in Exhibit A-1. Mortgage indebtedness presented on this basis includes the Winston Loans (which represents 5.6% of the Initial Pool Balance).

         o In some cases, multiple parcels of real property securing a single Mortgage Loan have been treated as a single "Mortgaged Property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by the Depositor. Such Mortgage Loans include the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as the Dallas Design Center.

         o This Prospectus Supplement refers to certain properties specifically by name. You should construe each reference to a named property as a reference to the Mortgaged Property identified by that name on Exhibit A-1 to this Prospectus Supplement.

         o Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

         o Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement.

         Each Mortgage Loan constitutes an obligation of the related Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note ( a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or another party in one or more Mortgaged Properties.

         The table below shows the number of, and percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states.


                           Number of                % of Initial
State                 Mortgaged Properties          Pool Balance
-----                 --------------------          ------------
Texas                          53                        19.7%
California                     43                        13.5%
Florida                        19                         9.9%
Michigan                       17                         4.8%
Tennessee                      2                          3.7%

         The remaining Mortgaged Properties are located throughout 31 other states and the District of Columbia. No more than 3.4% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

         The table below shows the number of, and percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose:


                                              Number of           % of Initial
Property Type                            Mortgaged Properties     Pool Balance
-------------                            --------------------     ------------
Multifamily Rental                                107                36.3%
Retail                                             59                24.8%
Hospitality                                        26                 9.3%
Office                                             24                 8.8%
Mixed Use                                          18                 8.2%
Manufactured Housing Community                     24                 6.6%
Self Storage                                       16                 3.1%
Industrial                                          5                 2.8%

         See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Multifamily Rental Properties", "--Mortgage Loans Secured by Retail Sales and Service Properties", "--Mortgage Loans Secured by Hospitality Properties", "--Mortgage Loans Secured by Office Properties" and "--Mortgage Loans Secured by Other Types of Properties" in the Prospectus. Certain of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants that require all or a portion of the units to be rented to low income tenants. Several of the Multifamily Rental Properties have concentrations of student tenants. Certain Multifamily Rental Properties consist of all or a majority of the individual units, and the corresponding interests in the common areas and facilities, of a condominium property whose homeowners association is controlled by the related Borrower.

         The table below shows the number and percentage (based on Cut-off Date Balance) of Mortgage Loans that are secured by first mortgage liens on each of the specified interests in the related Mortgaged Properties.


            Encumbered Interest
               in the Related                   Number of           % of Initial
             Mortgaged Property           Mortgaged Properties      Pool Balance
             ------------------           --------------------      ------------
Fee                                               270                  96.4%
Leasehold                                           7                   1.7%
Fee in Part, Leasehold in Part                      2                   1.9%

         The Mortgage Pool includes 12 Cross-Collateralized Groups. Each Cross-Collateralized Group consists of two or more Mortgage Loans that either
(i) are cross-collateralized and cross-defaulted with each other or (ii) represent the allocated portions of a single amount of mortgage loan indebtedness. However, the amount of the Mortgage encumbering any particular Mortgaged Property may be less than the full amount of the related Cross-Collateralized Group (in general, to avoid recording tax). Such Mortgage amount may equal the appraised value or allocated loan amount for such Mortgaged Property, thereby limiting the extent to which proceeds therefrom would be available to offset declines in value with respect to other Mortgaged Properties securing the same Cross-Collateralized Group. For example, each of the respective Mortgages encumbering three (3) of the four (4) American Properties secures the aggregate indebtedness evidenced by the American Loans only to the extent of the Appraised Value (as set forth on Exhibit A-1 to this Prospectus Supplement) for such Mortgaged Property.

         Certain Cross-Collateralized Groups entitle the related Borrower(s) to obtain (at any time following the related Lock-out Period) a release of one or more of the related Mortgaged Properties and/or a termination of the applicable cross-collateralization, subject, in each such case, to the fulfillment of one or more of the following conditions--

         o the pay down of the loan(s) in an amount equal to a specified percentage (generally 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property to be released;

         o the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties; and/or

         o receipt by the lender of confirmation from each Rating Agency that such action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

         In addition, certain of the Cross-Collateralized Groups also entitle the related Borrower to a release of one or more of the related Mortgaged Properties under defeasance provisions and/or permit the related Borrower to substitute one or more other commercial properties in place of one or more of the existing Mortgaged Properties as security for the loan. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" and "--Certain Terms and Conditions of the Mortgage Loans--Substitution" below.

         Set forth below are the number of Mortgaged Properties securing, and the percentage of the Initial Pool Balance represented by, each Cross-Collateralized Group that has an aggregate Cut-off Date Balance representing at least 1.0% of the Initial Pool Balance.

                                                                                          Number of States
                                                                                             Where the
                                                                          Number of           Mortgaged
                                                                          Mortgaged          Properties      % of Initial
Cross-Collateralized Group                                                Properties        are Located      Pool Balance
--------------------------                                                ----------        -----------      ------------
The Winston Loans                                                            14                  9               5.6%
The Swerdlow Loans                                                            3                  1               5.1%
The Alliance Loans                                                            5                  2               3.9%
The American Loans                                                            4                  2               2.3%
The Mortgage Loans secured by Keller Oaks Apartments,                         4                  1               1.6%
   Sycamore Hill Apartments, Clarendon Apartments
   and Woodchase Condominiums Properties

         You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower (i.e., in the event of a payment default by such Borrower, recourse will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where recourse to a Borrower or guarantor is permitted under the related Mortgage Loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

Certain Terms and Conditions of the Mortgage Loans

         Due Dates. All of the Mortgage Loans provide for Scheduled P&I Payments to be due on the first day of each month.

         Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed until maturity. However, as described below, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is in excess of its Mortgage Rate prior to the Anticipated Repayment Date.

         As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 5.960% per annum to 8.440% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 7.317%.

         No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of excess interest.

         Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

         o The actual number of days elapsed during each one-month accrual period in a year of 360 days (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans".

         o A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

         The table below shows the number of, and percentage of Initial Pool Balance represented by, Mortgage Loans that accrue interest based on each of the foregoing conventions.


                                  Number of               % of Initial
Interest Accrual Basis          Mortgage Loans            Pool Balance
----------------------          --------------            ------------
Actual/360 Basis                      257                     88.4%
30/360 Basis                           22                     11.6%

         ARD Loans. Sixty-eight (68) Mortgage Loans, representing 26.2% of the Initial Pool Balance, are ARD Loans.

         An "ARD Loan" is characterized by the following features:

         o A maturity date that is approximately 25 to 30 years following origination.

         o The designation of an Anticipated Repayment Date that is generally 10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Exhibit A-1 to this Prospectus Supplement.

         o The ability of the related Borrower to prepay such Mortgage Loan, without restriction (including without any obligation to pay a Prepayment Premium or a Yield Maintenance Charge), at any time on or after a date that is generally three (3) to six (6) months prior to the related Anticipated Repayment Date.

         o Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

         o From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") that is, in most cases, equal to the sum of (i) its Mortgage Rate, plus (ii) a specified margin (such margin, the "Additional Interest Rate") that is in some cases (including the Winston Loans and the Swerdlow Loans) not more than two percentage points.

         o The deferral of any interest accrued in respect of such Mortgage Loan at its Additional Interest Rate from and after the related Anticipated Repayment Date (such excess interest being referred to in this Prospectus Supplement as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of such Mortgage Loan has been paid in full.

         o From and after its Anticipated Repayment Date, the accelerated amortization of such Mortgage Loan out of any and all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are referred to in this Prospectus Supplement as "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due in respect of any ARD Loan.

         In general, the Borrower under each ARD Loan has agreed to enter into a cash management agreement not less than three (3) months prior to the related Anticipated Repayment Date (if it has not already executed such an agreement) whereby the Borrower or the manager of the Mortgaged Property is required to deposit or cause the deposit of all revenue from the related Mortgaged Property received after the related Anticipated Repayment Date into a designated account controlled by the mortgagee under such ARD Loan (a "Lock-Box Account"). The Borrowers under the Winston Loans, the Swerdlow Loans and the Mortgage Loan secured by the Tierra Verde Property have already established Lock-Box Accounts.

         Balloon Loans. Two hundred-eight (208) Mortgage Loans, representing 72.4% of the Initial Pool Balance, are Balloon Loans.

         A "Balloon Loan" is characterized by an amortization schedule that is significantly longer than the actual term of such Mortgage Loan and which, in some cases, begins only after the end of an initial interest-only period, which results in a Balloon Payment being due in respect of such Mortgage Loan on its stated maturity date.

          Three (3) Balloon Loans, representing 1.2% of the Initial Pool Balance, provide that the amount of the Scheduled P&I Payment (but not the related Mortgage Rate) will increase one time at the date on which an interest-only period ends and the amortization period commences.

         Fully Amortizing Loans. Three (3) Mortgage Loans, representing 1.4% of the Initial Pool Balance, are Fully Amortizing Loans.

         A "Fully Amortizing Loan" is characterized by:

         o equal Scheduled P&I Payments throughout the substantial term of such Mortgage Loan, and

         o an amortization schedule that is approximately equal to the actual term of such Mortgage Loan;

such that the Mortgage Loan will fully or substantially amortize over its term if the Borrower timely makes all Scheduled P&I Payments.

         Amortization of Principal. The table below shows (in months) the original and remaining amortization schedules and terms to maturity (or, in the case of the ARD Loans, terms to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                               Fully Amortizing
                                         Balloon Loans        ARD Loans              Loans           All Mortgage Loans
                                         -------------        ---------        ----------------      ------------------
Original Term to Maturity
     Maximum                                  300                 240                  300                      300
     Minimum                                   60                  84                  240                       60
     Weighted Average                         123                 121                  290                      125

Remaining Term to Maturity
     Maximum                                  289                 229                  288                      289
     Minimum                                   58                  80                  237                       58
     Weighted Average                         120                 117                  280                      122

Original Amortization Term
     Maximum                                  360                 360                  300                      360
     Minimum                                  180                 300                  240                      180
     Weighted Average                         346                 344                  290                      345

Remaining Amortization Term
     Maximum                                  360                 359                  288                      360
     Minimum                                  177                 292                  237                      177
     Weighted Average                         344                 340                  280                      342

         Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

         Voluntary Prepayment Provisions. In general, as of their respective dates of origination, the Mortgage Loans provided for:

         o a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

         o a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

         Exceptions to the foregoing include twenty-four (24) Mortgage Loans, representing 8.3% of the Initial Pool Balance, each of which provides for:

              o    a Lock-out Period, followed by

              o a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, followed by

              o    an Open Period.

         Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding otherwise applicable Lock-out Periods. See "Certain Terms and Conditions of the Mortgage Loans--Other Payment Provisions" below.

         The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 shows the type of prepayment provision that corresponds to each Mortgage Loan as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) remaining term to stated maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each. The prepayment restrictions relating to each Mortgage Loan generally do not apply to prepayments arising out of a casualty or condemnation of the related Mortgaged Property, and prepayments of such type are generally not required to be accompanied by any Prepayment Consideration. The aggregate characteristics of the prepayment provisions of the Mortgage Pool will vary over time as Lock-out Periods expire and Mortgage Loans enter periods during which a Prepayment Consideration may be required in connection with principal prepayments and, thereafter, enter Open Periods, and as Mortgage Loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency. The table titled "Mortgage Pool Prepayment Profile" on Exhibit A-2 shows the percentage of the aggregate Stated Principal Balance of the Mortgage Loans scheduled to be outstanding immediately prior to the Distribution Date occurring in March of each year (through 2018) as to which each type of prepayment provision would be in effect based on the "Maturity Assumptions" and a 0% CPR. See "Yield and Maturity Considerations--The Maturity Assumptions" in this Prospectus Supplement.

         As described below under "--Defeasance Loans", most of the Mortgage Loans permit the Borrower (no earlier than the second anniversary of the Closing
Date) to obtain a release of the related Mortgaged Property (or, where applicable, one or more of the related Mortgaged Properties) from the lien of the related mortgage or other security instrument by delivering United States government securities as substitute collateral. The Borrower under a Defeasance Loan may effect a defeasance during a Lock-out Period. The table titled "Prepayment Type as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) the type of combination of prepayment and/or defeasance provisions and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each.

         Lock-out Periods. All of the Mortgage Loans provide for Lock-out Periods as of the Cut-off Date and--

         o the maximum remaining Lock-out Period as of the Cut-off Date is 232 months,

         o the minimum remaining Lock-out Period as of the Cut-off Date is 21 months, and

         o the weighted average remaining Lock-out Period as of the Cut-off Date is 108 months.

         Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding such Lock-out Periods. See "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

         Prepayment Consideration. In the case of most Mortgage Loans that provide for a Prepayment Consideration Period, the applicable Prepayment Consideration will equal the greater of a Prepayment Premium (calculated at 1.0% of the amount prepaid) and a Yield Maintenance Charge.

         When applicable with respect to a GECA Mortgage Loan (except in the case of one GECA Mortgage Loan, representing 2.4% of the Initial Pool Balance), a Yield Maintenance Charge will generally equal the sum of the present values on the date of prepayment of the "monthly interest shortfalls" for the remaining term of such Mortgage Loan to its stated maturity date or Anticipated Repayment Date (as applicable in accordance with the terms of the related loan documents), discounted at a monthly compounded rate equal to the yield to maturity computed by a linear interpolation of the on-the-run United States Treasury curve of the then remaining weighted average life of such Mortgage Loan (calculated in accordance with the related loan documents). The "monthly interest shortfall" will be calculated for each applicable Due Date following the date of prepayment and will equal 1/12 of the product of--

         (a)  the principal amount being prepaid, multiplied by

         (b) the excess, if any, of (i) the yield derived from compounding semi-annually the Mortgage Rate of such Mortgage Loan, over (ii) the Treasury yield described above compounded on a semi-annual basis.

         When applicable with respect to a Column Mortgage Loan (and in the case of one GECA Mortgage Loan, representing 2.4% of the Initial Pool Balance), a Yield Maintenance Charge will generally equal the product of--

         (a) the principal amount being prepaid (expressed as a percentage of the outstanding principal balance of such Mortgage Loan, prior to giving effect to the prepayment), multiplied by

         (b) as determined on or shortly before the date of prepayment, the excess, if any, of:

              (i) the present value of all future Scheduled P&I Payments (including the related Balloon Payment) on such Mortgage Loan through and including maturity, as determined by discounting at a semi-annual rate equal to the yield per annum on United States Treasury securities having a maturity closest to the maturity of such Mortgage Loan, over

              (ii) the outstanding principal balance of such Mortgage Loan immediately prior to the prepayment.

         For purposes of calculating a Yield Maintenance Charge in respect of an ARD Loan, however, such Mortgage Loan will generally be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

         Prepayment Premiums and Yield Maintenance Charges received on the Mortgage Loans will be allocated and distributed to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of Prepayment Premiums or Yield Maintenance Charges, and neither the Depositor nor either

Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge in respect of any Mortgage Loan. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on the Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

         Open Periods. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins three (3) to six (6) months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date). However, one Mortgage Loan, representing 1.2% of the Initial Pool Balance, provides for an Open Period during the last five (5) years of its 25-year loan term; another Mortgage Loan, representing 0.2% of the Initial Pool Balance, provides for an Open Period during the last 10.5 years of its 20-year loan term; and a third Mortgage Loan, representing 0.1% of the Initial Pool Balance, provides for an Open Period during the last 7.75 years of its 10-year loan term.

         Other Prepayment Provisions. Certain of the Mortgage Loans provide for mandatory partial prepayments, notwithstanding any Lock-out Period that may otherwise be in effect:

         o In a limited number of cases, the related Borrower established reserves that will be applied to a partial prepayment of the respective Mortgage Loan if certain tenants at the Mortgaged Property do not renew their leases or take possession of leased space or if certain expense reductions do not occur by a specified date.

         o In a limited number of cases, the related Borrower is required (upon the expiration of six months from the origination date and subject to certain conditions) to prepay its Mortgage Loan in part to the extent (if any) necessary to achieve a specified debt service coverage ratio (on a pro forma basis) with respect to the Mortgage Loan based on post-origination operating results of the related Mortgaged Property.

         In certain of these cases, the applicable Mortgage Loan requires the Borrower to pay a Prepayment Consideration in connection with a mandatory partial prepayment. Such Prepayment Consideration may be less than the Prepayment Consideration that would be required if the Borrower made a voluntary principal prepayment during any applicable Prepayment Consideration Period for the subject Mortgage Loan.

         Defeasance Loans. Two hundred fifty-four (254) Mortgage Loans, representing 91.6% of the Initial Pool Balance, are Defeasance Loans.

         A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive Due Dates through and including the maturity date, and

         o will, in the case of each such Due Date, be in an aggregate amount equal to or greater than the Scheduled P&I Payment (including, if applicable, the Balloon Payment) due on such date (with any excess to be returned to the related Borrower).

For purposes of determining the Defeasance Collateral in respect of an ARD Loan, however, such ARD Loan will be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

         If fewer than all of the Mortgaged Properties securing any Cross-Collateralized Group are to be released in connection with any such defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

         In connection with any such defeasance, the related Borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

         No such defeasance will be permitted prior to the second anniversary of the Closing Date.

         Substitution. Certain Cross-Collateralized Groups (including the Winston Loans and the American Loans) permit the related Borrower the opportunity to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property. Any such substitution, however, is subject to the satisfaction of certain conditions, which generally include:

         o in some cases, limitations on the number and/or aggregate appraised value of the Mortgaged Properties that may be replaced;

         o a requirement that the appraised value of the substitute property (based on a current appraisal) must not be less than the greater of (i) the appraised value of the Mortgaged Property to be released as of the relevant origination date and (ii) the current appraised value of such Mortgaged Property;

         o a requirement that, after giving effect to the substitution, the debt service coverage ratio of the applicable Cross-Collateralized Group (based on all of the Mortgaged Properties then pledged thereunder) must not be less than the debt service coverage ratio for the applicable Cross-Collateralized Group immediately prior to the substitution date; and

         o a requirement that each Rating Agency must have confirmed that the substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See, however, "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability of Other Provisions" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the Prospectus. Certain of the Mortgage Loans, however, permit one or more of the following:

         o a one-time or two-time transfer (or, in several cases, an unlimited number of transfers) of the related Mortgaged Property if specified conditions are satisfied (which, in general, include confirmation by each Rating Agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the Certificates) or if the transfer is to a transferee reasonably acceptable to the lender;

         o a transfer of the related Mortgaged Property to a person that is affiliated with or otherwise related to the Borrower;

         o    a transfer of the related Mortgaged Property to a REIT; or

         o    a transfer of certain beneficial interests in the Borrower.

         In general, the Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "Servicing of the Mortgage Loans--General", whether to exercise any right the holder of any Mortgage may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of the related Mortgage Loan. However, in the case of certain Mortgage Loans, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless it has received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of any of its then-current ratings then assigned by such Rating Agency to any Class of Certificates. With respect to "due-on-sale" clauses, this requirement will be applicable only if the outstanding principal balance of the subject Mortgage Loan (together with the aggregate outstanding principal balance of all other Mortgage Loans that are cross-collateralized with the subject Mortgage Loan or have been made to the same Borrower or affiliated Borrowers) is greater than or equal to a specified percentage of the then aggregate principal balance of the Mortgage Pool. In the case of "due-on-encumbrance" provisions, this requirement will always be applicable.

         See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

Certain Mortgage Pool Characteristics

         General. A detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, is set forth in Exhibits A-1 and A-2 to this Prospectus Supplement. Certain capitalized terms that appear in those exhibits, as well as elsewhere in this Prospectus Supplement, are defined below. Due to rounding, percentages and amounts in the tables set forth in Exhibits A-1 and A-2 to this Prospectus Supplement may not add to the indicated totals. See the notes to the tables set forth in Exhibit A-1 for an identification of each group of Mortgage Loans that together represent a single mortgage note or form a group of cross-collateralized Mortgage Loans.

         1. "Underwritten Cash Flow", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, an estimate, made at or about the time of origination (or, in certain cases, in connection with the sale of the Mortgage Loans to the Depositor) of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses. Estimated Annual Revenues and Estimated Annual Operating Expenses were generally derived in the manner described below.

              (a) The "Estimated Annual Revenues" for any Mortgaged Property generally equal the Base Estimated Annual Revenues for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Revenue Modifications made thereto.

              The "Base Estimated Annual Revenues" for each Mortgaged Property were generally assumed to equal--

         o in the case of Multifamily Rental Properties and Mortgaged Properties that constitute manufactured housing communities ("Manufactured Housing Properties"), the annualized amounts of gross potential rents,

         o in the case of Mortgaged Properties primarily used for commercial purposes ("Commercial Properties"), other than Hospitality Properties, monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements, and

         o in the case of Hospitality Properties, estimated average room sales.

              The "Revenue Modifications" made to the Base Estimated Annual Revenues for any Mortgaged Property for purposes of establishing its Estimated Annual Revenues include--

         o adjusting such revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy (or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties),

         o adjusting such revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

         o adjusting such revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

         o adjusting such revenues downwards in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

         o in the case of Hospitality Properties, adjusting such revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

              By way of example, Estimated Annual Revenues generally include:

         o for Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

         o for Hospitality Properties, room, food and beverage, telephone and other revenues; and

         o for other Commercial Properties, base rent, percentage rent, expense reimbursements and other revenues.

              In the case of an owner-occupied Mortgaged Property for which no leases exist, the Estimated Annual Revenues were determined on the assumption that such property was "net leased" to a single tenant at market rents and were derived from rental rate and vacancy information for the surrounding real estate market.

              (b) The "Estimated Annual Operating Expenses" for any Mortgaged Property generally equal the Historical Annual Operating Expenses for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Expense Modifications made thereto.

              The "Historical Annual Operating Expenses" for any Mortgaged Property generally consist of historical expenses reflected in the operating statements and/or other financial information provided by the related Borrower. Such historical expenses with respect to any Mortgaged Property were generally obtained/estimated--

         o from operating statements relating to a complete fiscal year of the Borrower ended in 1995, 1996 or 1997 or a trailing twelve (12) month period ended in 1997 or 1998,

         o by annualizing the amount of expenses for partial 1996, 1997 or 1998 periods for which operating statements were available, with certain adjustments for certain items deemed inappropriate for annualization,

         o by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data), or

         o if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the Mortgaged Property or market data.

              The "Expense Modifications" made to the Historical Annual Operating Expenses for any Mortgaged Property for purposes of calculating its Estimated Annual Operating Expenses include--

         o assuming that a management fee (in most cases, equal to approximately 3% to 5% of net rental revenues) was payable to the property manager,

         o adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

         o including the underwritten recurring replacement reserve amounts (the "U/W Recurring Replacement Reserves"),

         o adjusting historical expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

         o in the case of Hospitality Properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment ("FF&E") of between 4% and 5% of net rental revenues,

         o in the case of Hospitality Properties and certain Multifamily Rental Properties, Retail Properties and Mortgaged Properties operated for industrial purposes, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

         o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions ("U/W Leasing Commissions and Tenant Improvements") at costs consistent with historical trends or prevailing market conditions (however, for certain tenants with longer than average lease terms or which were considered anchor tenants at a particular Retail Property, or in areas which were considered not to require such improvements, adjustments were not made to reflect tenant improvements and leasing commissions).

              The amount of any U/W Recurring Replacement Reserves and/or U/W Leasing Commissions and Tenant Improvements for each Mortgaged Property is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The U/W Recurring Replacement Reserves shown on Exhibit A-1 are expressed as dollars per Unit in the case of Multifamily Rental Properties and Manufactured Housing Properties, total departmental revenues in the case of Hospitality Properties and dollars per Leasable Square Footage in the case of other Commercial Properties.

              By way of example, Estimated Annual Operating Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor (except as described above). In the case of Mortgaged Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are non-recoverable. In the case of certain Mortgaged

         Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. In the case of the Hospitality Properties, Estimated Annual Operating Expenses include departmental expenses, reserves for FF&E, management fees and (where applicable) franchise fees.

              In the case of an owner-occupied Mortgaged Property for which no leases exist, Estimated Annual Operating Expenses were determined on the assumption that such property was "net leased" to a single tenant, and that expenses consisted solely of management fees and replacement reserves for expense or capital items generally not required to be paid by a tenant under a net lease.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the Mortgage Loans. In addition, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of Mortgaged Properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for a Mortgaged Property does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for a Mortgaged Property shown on Exhibit A-1 to this Prospectus Supplement will be representative of the actual future net cash flow for such property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each Mortgaged Property are derived from generally unaudited information furnished by the related Borrower (however, in certain cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related Borrower). Audits of information furnished by Borrowers could result in changes to such information. Such changes could in turn result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this Prospectus Supplement being overstated. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the Underwritten Net Cash Flow for such Mortgaged Property shown on Exhibit A-1 to this Prospectus Supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         2. "Underwritten Net Operating Income", "Underwritten NOI" or "U/W NOI" means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for purposes of calculating the Underwritten Net Cash Flow for such Mortgaged Property--

         o    U/W Recurring Replacement Reserves;
         o    capital improvements, including recurring capital improvements;
         o    in the case of Hospitality Properties, expenses for FF&E; and
         o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, U/W Leasing Commissions and Tenant Improvements.

         3. "Appraised Value" means, for any Mortgaged Property, the "as is" (or, if provided, the "as cured") value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs (as of the date of appraisal of the related Mortgaged Property), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the Mortgage Loan. In general, the amount of costs assumed by the appraiser for such purposes is based on an estimate by the individual appraiser, an estimate by the related Borrower, the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan or a combination of such estimates.

         4. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Scheduled P&I Payment under such Mortgage Loan as of the first Due Date that follows the Cut-off Date or, in the case of any Balloon Loan that has an interest-only period followed by an amortization period, the amount of the Scheduled P&I Payment under such Mortgage Loan as of the commencement of the amortization period.

         5. "Underwritten Debt Service Coverage Ratio", "Underwritten DSCR" or "U/W DSCR" means:

              (a) with respect to any Mortgage Loan (other than a Cross-Collateralized Mortgage Loan), the ratio of (i) the Underwritten Net Cash Flow for the related Mortgaged Property, to (ii) the Annual Debt Service for such Mortgage Loan; and

              (b) with respect to a Cross-Collateralized Mortgage Loan, the ratio of (i) the aggregate Underwritten Net Cash Flow for the related Mortgaged Properties and all other Mortgaged Properties that secure the related Cross-Collateralized Group to which such Mortgage Loan belongs, to (ii) the aggregate Annual Debt Service with respect to such Mortgage Loan and all the other Mortgage Loans that constitute part of the applicable Cross-Collateralized Group.

         6. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the ratio of (a) the Cut-off Date Balance of such Mortgage Loan, to (b) the Appraised Value of the related Mortgaged Property.

         7. "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of a Commercial Property (other than a Hospitality Property), the estimated square footage of the gross leasable area at such property, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

         8. "Units" means, (a) in the case of a Multifamily Rental Property, the estimated number of apartments at such property, regardless of the number or size of the rooms in such apartments and (b) in the case of a Manufactured Housing Property, the estimated number of pads at such property upon which a mobile home can be hooked up, in each such case, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

         9. "Rooms" means, in the case of a Hospitality Property, the estimated number of rooms and/or suites, without regard to the size of such rooms or the number or size of the rooms in such suites, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

         10. "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally means the percentage of Leasable Square Footage (in the case of Commercial Properties other than Hospitality Properties) or Units (in the case of Multifamily Rental Properties and Manufactured Housing Properties) of the subject Mortgaged Property that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan (as updated, in certain cases when the Depositor deemed appropriate and information was available, with more current occupancy information), as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. Information shown in this Prospectus Supplement with respect to any weighted average of Occupancy Rates at U/W excludes Hospitality Properties from the relevant calculations.

         11. "Major Tenant" means a tenant of a Commercial Property that leases 10% or more of the net rentable area of such property.

         12. "LC & TI" means, with respect to any Mortgaged Property, leasing commissions and tenant improvements.

         13. "Year Built" means, with respect to any Mortgage Loan, the year when construction of the related Mortgaged Property was principally completed, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built may relate to the earliest, latest or average year in which such properties or phases were built, as the Depositor deems relevant.

         14. "Year Renovated" means, with respect to any Mortgage Loan, the year when the most recent substantial renovation of the related Mortgaged Property (or any particular aspect thereof) was principally completed, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. With respect to Mortgage Loans secured by multiple properties or by properties renovated in phases, the Year Renovated may relate to the earliest, latest or average year in which such properties or phases were renovated, as the Depositor deems relevant.

         15. "Most Recent DSCR" means, with respect to any Mortgage Loan, the ratio of (a) the Most Recent NOI for the related Mortgaged Property, to (b) the Annual Debt Service for such Mortgage Loan.

         16. "Most Recent Operating Statement Date" means, with respect to each Mortgage Loan, the date indicated on Exhibit A-1 as the "Most Recent Operating Statement Date" with respect to such Mortgage Loan. In general, such date is the end date of the period covered by the latest available annual (or, in some cases, partial-year) operating statement.

         17. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. (See also "NOI" below.) For purposes of Most Recent NOI--

         o "Most Recent Revenues" are the Revenues (see "Revenues" in Paragraph No. 18 below) received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the twelve
              (12) month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual (or, in some cases, partial-year) operating statement and other information furnished by the related Borrower.

         o "Most Recent Expenses" are the Expenses (see "Expenses" in Paragraph No. 18 below) incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the twelve (12) month period ended as of the Most Recent Operating Statement End Date, based upon the latest available annual (or, in some cases, partial-year) operating statement and other information furnished by the related Borrower.

         18. "NOI" means, with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses. For purposes of NOI:

         o "Revenues" generally consist of all revenues received in respect of a Mortgaged Property, including--

              (i) for the Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

              (ii) for the Commercial Properties other than Hospitality
                   Properties, base rent, percentage rent, expense reimbursements and other revenues; and

              (iii) for the Hospitality Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

         o "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs but without any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or FF&E. In the case of Hospitality Properties, Expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

         19. "Maturity/ARD Balance" means, with respect to any Mortgage Loan, the principal balance thereof due at stated maturity (or, in the case of any ARD Loan, on the related Anticipated Repayment Date) pursuant to the payment schedule for such Mortgage Loan (and otherwise assuming no prepayments, defaults or extensions).

         20. "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV" means, with respect to any Mortgage Loan, the ratio of (a) the Maturity/ARD Balance for such Mortgage Loan to (b) the Appraised Value of the related Mortgaged Property.

Additional Mortgage Loan Information

         Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the twelve (12) month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

         No "Premium Loans". No Mortgage Loan is a "premium loan", (i.e., no Borrower received more loan proceeds than the original principal balance of its Mortgage Loan in exchange for agreeing to a higher Mortgage Rate).

         Tenant Matters. Set forth below are certain special considerations regarding tenants at the Mortgaged Properties--

         o Certain Mortgage Loans are, in each case, secured by a Retail Property, an Office Property or a Mortgaged Property used for industrial purposes that is leased to one or more Major Tenants.

         o Certain companies are Major Tenants with respect to more than one Mortgaged Property.

         o There are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

         o Certain of the Multifamily Rental Properties have material concentrations of student tenants.

         Ground Leases. Seven (7) of the Mortgage Loans, representing 1.7% of the Initial Pool Balance, are secured, in whole or in material part, by a Mortgage on the Borrower's leasehold interest in the related Mortgaged Property. In each such case, either:

         o the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan; or

         o the ground lessor has agreed to give the holder of the related Mortgage Loan notice of, and the right to cure, any default or breach by the lessee and the related ground lease (giving effect to all extension options) expires more than 10 years after the stated maturity of the related Mortgage Loan.

See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

         In the case of the Tierra Verde Marine Center Property, certain submerged lands on which are built wet slips for 110 boats are subject to a ground lease on which the State of Florida is the lessor. The related Mortgage Loan, which represents 0.5% of the Initial Pool Balance, is an ARD Loan. The term of the ground lease runs 10 years after the related Anticipated Repayment Date but terminates five (5) years prior to the related Mortgage Loan's stated maturity date. Extensions of the ground lease are at the lessor's sole option. Most of the Mortgaged Property (including the portion on which all of the other improvements are located) is held by the related Borrower in fee. However, no assurance can be given as to the effect that a termination of such ground lease would have on the operations at the marine center.

         Additional and Other Financing. The following table indicates those Mortgaged Properties that are known to the Depositor to be encumbered by secured subordinate debt, the initial principal amount of the debt and the Cut-off Date Balances of the related Mortgage Loans and also notes, in the case of each such Mortgaged Property, the initial principal amount of such secured subordinate debt:

                                                                              % of Initial
                                                                              Pool Balance           Initial Principal
                                                  Cut-off Date Balance         Represented               Amount of
                                                       of Related              by Related                 Secured
Mortgaged Property                                    Mortgage Loan           Mortgage Loan          Subordinate Debt
------------------                                   --------------           -------------          ----------------
Pines of Westbury                                      $12,967,894                1.0%               $1,670,000 (1)(2)
Comfort Inn - Hopewell, VA                             $ 5,181,769                0.4%               $3,733,102 (2)
South Street Seaport Office Center                     $ 2,242,342                0.2%               $1,659,674 (2)
Friendship Crossing Apartments                         $ 4,603,093                0.4%               $  900,000 (2)
Centennial Creek Office Park                           $ 2,493,826                0.2%               $  114,000 (2)
Market Plaza                                           $ 1,563,876                0.1%               $  582,425 (2)

------------------

(1) The related Borrower also has unsecured subordinated debt in the initial principal amount of $2,780,241.
(2) The subordinate lender has executed a Subordination Agreement and a Standstill Agreement.

         In addition, Borrowers under nine (9) Mortgage Loans, representing 3.0% of the Initial Pool Balance, have unsecured debt of which the Depositor is aware. In some such cases, the lender on such debt is an affiliate of the Borrower. In each such case, the lender on such unsecured debt has executed and delivered a Subordination Agreement and a Standstill Agreement in favor of the mortgagee under the related Mortgage Loan. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future, subject to delivery of a Subordination Agreement and/or Standstill Agreement and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

         Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

         Owners of certain Borrowers under the Mortgage Loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. With respect to at least nine
(9) Mortgage Loans, including the Hyrail Group, representing 3.0% of the Initial Pool Balance, owners of the related Borrower have pledged their equity interests in such

Borrower to secure "mezzanine debt". In addition, the owners of the Borrowers under the Swerdlow Loans described below have pledged their equity interests in such Borrowers (together with other collateral) to secure a revolving credit facility. With respect to the Hyrail Group and the Swerdlow Loans, an affiliate of GECA is the lender of the related "mezzanine debt". See "Risks Related to the Offered Certificates--Potential Conflicts of Interest". No such "mezzanine debt" is included in the Mortgage Pool.

         See "Risk Factors--Risks Related to the Mortgage Loans--Risks of Subordinate Debt and Other Additional Financing" in this Prospectus Supplement.

Certain Underwriting Matters

         General. In connection with the origination of the respective Mortgage Loans, the related Originator evaluated each Mortgaged Property in a manner generally consistent with the standards described below. See also "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the Prospectus.

         Environmental Assessments. In general, a third-party environmental consultant conducted a "Phase I" environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property during the seventeen (17) month period preceding the Cut-off Date. In some cases, additional environmental testing was conducted. Such environmental testing at any particular Mortgaged Property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were performed only at Multifamily Rental Properties and only when the Originator of the related Mortgage Loan believed such testing was warranted under the circumstances.

         The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective Mortgaged Properties. In many such cases, the identified condition related to the presence of ACMs, lead-based paint and/or radon. Where such substances were present, the environmental consultant generally recommended, and the related Mortgage Loan documents required, the establishment of an operation and maintenance plan (an "O&M Plan") to address the issue or, in the case of ACMs and lead-based paint, an abatement or removal program.

         In some cases, the cost to remediate or prevent an adverse environmental condition at a particular Mortgaged Property was estimated to cost more than $50,000. Such cases include--

         o with respect to the Northwood Hills Shopping Center Property, benzene-related remediation;

         o with respect to the Brookwood Village Shopping Center Property, asbestos abatement work;

         o with respect to the Imperial Plaza Property, the removal of contaminated soil;

         o with respect to the Ware's Van and Storage Property, implementation of an approved soil remediation plan and installation of two (2) additional groundwater monitoring wells, a holdback of $75,000 and a letter of credit for $140,000 for the anticipated costs of the soil remediation and groundwater monitoring plans; and

         o with respect to the Tech Center 29 Property, the installation of a secondary containment around two (2) above-ground storage tanks.

         In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related Originator generally required the related Borrower either: (i) to effect such remediation prior to closing; or (ii) to effect such remediation post-closing and, in connection therewith, to deposit with the lender a cash reserve in a sum sufficient (generally equal to 100% to 125% of the estimated cost) to complete the remediation. Some Borrowers have not satisfied all post-closing obligations required by the related Mortgage Loan documents with respect to environmental matters. There can be no assurance that recommended O&M Plans have been or will continue to be implemented.

         In several cases, the environmental site assessment for a Mortgaged Property identified potential environmental problems at nearby properties but indicated that the subject Mortgaged Property had not been affected (or had been minimally affected), the potential for the problem to affect the subject Mortgaged Property was limited and/or a person responsible for remediation had been identified.

         The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value of or cash flow from the related Mortgaged Property.

         The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). In addition, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

         Property Condition Assessments. Third-party engineering firms inspected all of the Mortgaged Properties (or updated previously conducted inspections) during the sixteen (16) month period preceding the Cut-off Date to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each such Mortgaged Property.

         Such inspections identified various deferred maintenance items and necessary capital improvements at certain of the Mortgaged Properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a Mortgaged Property. When repairs or replacements were recommended, the related Borrower was required to undertake necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each Mortgaged Property during the seventeen (17) month period preceding the Cut-off Date in order to establish the property value of such Mortgaged Property. Such appraisals (collectively, the "Appraisals") constitute the basis for the "Appraised Values" set forth for the respective Mortgaged Properties on Exhibit A-1 to this Prospectus Supplement.

         The Appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective Mortgage Loans. The Appraisals have not been updated following the origination of the respective Mortgage Loans and are not guarantees of, and may not be indicative of, the present or future value of the Mortgaged Properties. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if such appraiser used the same general approach to, and the same method of, appraising such Mortgaged Property. Neither the Depositor nor either Underwriter has confirmed the values of the respective Mortgaged Properties set forth in the Appraisals.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Implicit in the Appraised Values for the Mortgaged Properties shown on Exhibit A-1 to this Prospectus Supplement, is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:

         o    buyer and seller are typically motivated;

         o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o    a reasonable time is allowed for exposure in the open market;

         o payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

         o the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each Appraisal involved a physical inspection of the related Mortgaged Property and reflects a correlation of value based on indicated values by the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         o In the "Sales Comparison Approach", the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market.

        o Under the "Income Approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining Underwritten Net Cash Flow, resulting in variances in the related net operating income values.

         o Under the "Cost Approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

         The Appraisal for each Mortgaged Property or a separate letter contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), were followed in preparing such Appraisal. However, none of the Depositor, either Underwriter, either Mortgage Loan Seller or any Originator has independently verified the accuracy of such statement.

         In the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the Appraised Value on which such Mortgage Loan was underwritten.

         Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan, the related Originator examined whether the use and operation of the related Mortgaged Property were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders then-applicable to such Mortgaged Property. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related Borrower. In certain instances, a certificate of occupancy was not available. Where the Mortgaged Property as currently operated constituted a permitted nonconforming use and/or structure, an analysis was generally conducted as to (i) the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form and (ii) whether existing replacement cost hazard insurance would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down the Mortgage Loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount.

         Hazard, Liability and Other Insurance. Although exceptions exist, each Mortgage generally requires the related Borrower to maintain the following insurance coverage--

         o Hazard insurance in an amount that is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a Borrower or tenant is permitted to self-insure the subject Mortgaged Property, provided that such party or an affiliate maintains a specified net worth.

         o If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of such Mortgage Loan; (ii) except in certain cases, the full insurable value of such Mortgaged Property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

         o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount at least equal to $1 million per occurrence.

         o Business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from such Mortgaged Property for at least six months (or, alternatively, in a specified dollar amount).

         In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. In the case of Mortgaged Properties (other than those that are manufactured housing communities) located in California; however, a third party consultant to the related Originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Property. In general, when the resulting reports concluded that a Mortgaged Property was likely to experience a "probable maximum loss" in excess of 25% of the estimated replacement cost of the improvements, the related Originator required the Borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.

         With respect to each Mortgaged Property (including each Mortgaged Property securing a Specially Serviced Mortgage Loan), the Master Servicer is required to cause the maintenance of all such insurance coverage as is required under the related Mortgage to the extent the Trust has an insurable interest.

         Under the terms of several Mortgage Loans, the related Borrower is required to keep its Mortgaged Property insured against loss by fire, hazards, rent loss and such other hazards, casualties, liabilities and contingencies as the mortgagee determines to require in its discretion and in such amounts and for such periods as the mortgagee determines to require in its discretion. In such cases, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard (as defined in this Prospectus Supplement under "Servicing of the Mortgage Loans--General") to cause the related Borrowers under the Mortgage Loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other Mortgage Loans as described above.

         Various forms of insurance maintained with respect to a Mortgaged Property, including casualty insurance, environmental insurance (in the limited number of cases where it was obtained), earthquake insurance (in the limited number cases where it was obtained) or other insurance, may be provided under a blanket policy that also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby. See "Risk Factors--Risks Related to the Mortgage Loans--Uninsured Loss; Sufficiency of Insurance".

         With limited exception, the Mortgage Loans generally provide that insurance and condemnation proceeds are to be applied either--

         o    to restore the related Mortgaged Property; or

         o    towards payment of the related Mortgage Loan.

         The Special Servicer is required to maintain for each REO Property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the Mortgage that had covered such property.

         The Master Servicer and the Special Servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this Prospectus Supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related Mortgage Loans. If any such blanket or master policy contains a deductible clause, the Master Servicer or the Special Servicer, as the case may be, will be required, in the event of a casualty covered by such blanket or master policy, to deposit or cause to be deposited in the Certificate Account (as defined in the Prospectus) all sums that would have been deposited therein but for such deductible clause (but only to the extent such sums would have been paid if an individual hazard insurance policy referred to above had been in place). See "Description of the Pooling Agreements--Hazard Insurance Policies" in the Prospectus.

         The applicable Originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each Mortgage Loan. Each title insurer will enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of Certificateholders for claims made against the Trustee regarding the priority and validity of the Borrowers' title to the Mortgaged Properties.

Cash Management and Certain Escrows and Reserves

         Cash Management. In the case of 33 of the Mortgage Loans, representing approximately 19.8% of the Initial Pool Balance, a "cash management" system has been implemented for the deposit of property revenues into a separate account. In the case of the Swerdlow Loans and the Winston Loans, tenants are required to remit rental payments to an account that is under the sole control of the mortgagee and the Borrower is not authorized to make withdrawals from such account. In the other cases, the related Borrower or the manager of the related Mortgaged Property is required to deposit property revenues into an account that is under the joint control of the related Borrower and the Master Servicer. In such cases, the Borrower is authorized to make withdrawals from such account from time to time until the occurrence of an event of default under such Mortgage Loan, in which case the Master Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which such account is maintained, to direct such depository institution to no longer honor payment requests made by the Borrower.

         Under each of those Mortgage Loans, central accounts ("Central Accounts") were established and, upon the Closing Date, will be under the sole control of the Master Servicer, for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, FF&E and certain other purposes as applicable. In certain cases, the related Borrower established a lockbox account that is under the sole control of the mortgagee. In general, no later than the related Anticipated Repayment Date, the Borrower under each ARD Loan will be required (if it has not previously done so) to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account under the sole control of the Master Servicer.

         Tax and Insurance Escrows. In the case of 248 Mortgage Loans, representing 85.8% of the Initial Pool Balance, tax and insurance escrows (the "Tax and Insurance Escrows") were established, either as separate accounts or, if applicable, as sub-accounts of any related Central Account, and each related Borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the Borrower is required to maintain. If an escrow was established, such funds will generally be applied by the Master Servicer to pay for items such as taxes, assessments and insurance premiums at the related Mortgaged Property.

         Under certain other Mortgage Loans, the insurance carried by the related Borrower is in the form of a blanket policy. In such cases, the amount of the escrow is an estimate of the pro rata share of the premium allocable to the related Mortgaged Property, or the related Borrower pays the premium directly. Under certain Mortgage Loans, the related Borrower delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows. Under certain Mortgage Loans, a tenant at the related Mortgaged Property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly. In such cases, escrows generally are not required.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the replacement reserve deposits that Borrowers are, in each case, required to make into a separate account or, if applicable, a sub-account of any related Central Account for certain capital replacements, repairs, FF&E, tenant improvements and leasing commissions on the related Mortgaged Property under the terms of the respective Mortgage Loan (a "Contractual Recurring Replacement Reserve").

         The Contractual Recurring Replacement Reserves shown in such table are expressed as dollars per Unit for Multifamily Rental Properties and Manufactured Housing Properties, total departmental revenues for Hospitality Properties and dollars per Leasable Square Foot for other Commercial Properties. The Contractual Recurring Replacement Reserves set forth in such table for most of the Mortgaged Properties are initial amounts and may vary over time. Such amounts include both replacement reserves and/or reserves for tenant improvements and leasing commissions. In such cases, the related Mortgage Note and/or other related documents may provide for replacement reserve deposits to cease upon achieving predetermined maximum amounts in the reserve account. In addition, in some such cases, replacement reserves were determined for specific tenant spaces, in which cases, the execution of a lease covering such space could result in the termination and/or release of such reserve. Under certain Mortgage Loans, the related Borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the reserves (the "Engineering Reserves") established, either as a separate account (or, if applicable, as a sub-account of any related Central Account), or in some cases in the form of a letter of credit pledged to the lender, as a result of the inspections of certain Mortgaged Properties described above under "--Certain Underwriting Matters--Property Condition Assessments". The repair/replacement items for which such reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the Mortgaged Property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the Engineering Reserve for any Mortgaged Property shown in such table reflects only the cost estimate determined by the respective inspection firm for items that the related Originator determined significant enough to require a reserve, and/or because in some cases items identified in a report were corrected prior to closing of the Mortgage Loan, the Engineering Reserve for certain Mortgage Loans is less than the cost estimate set forth in the related report.

         The Engineering Reserve for several Mortgaged Properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related Originator required the Borrower to establish reserves for the completion of major work that had been commenced. No Engineering Reserve is required to be replenished. The amounts set forth in such table represent the amounts of the Engineering Reserves required at the respective dates of origination of the Mortgage Loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be sufficient therefor.

Significant Mortgage Loans

         The Winston Loan. The "Winston Loan" is a Cross-Collateralized Group with an aggregate Cut-off Date Balance of $70,750,763, representing 5.6% of the Initial Pool Balance. GECC sourced, underwrote and closed the Winston Loan, as origination agent for CMF Capital Company, LLC ("CMF"), and subsequently acquired such Mortgage Loan from CMF. CMF is an affiliate of Liberty Hampshire Company, a Delaware limited liability company. The Winston Loan is secured by Mortgages (collectively, the "Winston Mortgages") on the fee interests in fourteen (14) limited service hotel properties (collectively, the "Winston Properties"). The hotels are located in nine (9) states, with four (4) in North Carolina, two (2) in each of South Carolina and Georgia, and one (1) in each of Texas, Arizona, Florida, Michigan, New York, and Massachusetts. The Winston Loan was made to a special purpose entity (the "Winston Borrower"), affiliated with Winston Hotels, Inc. (WXH - NYSE) ("Winston REIT"). Winston REIT, which first went public in June 1994, is in the business of developing, acquiring and rehabilitating premium limited-service, full service and high-end extended stay hotel properties. Winston REIT owns over 90% of WINN Limited Partnership, the operating partnership through which the Winston REIT controls its hotel properties. Winston REIT controls 49 hotels in 11 states throughout the southeast, southwest and northeast United States, with over 6,927 rooms.

         The Winston Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2008 and a final maturity of December 1, 2023. The Winston Loan amortizes on a 25-year schedule. The fixed Mortgage Rate on the Winston Loan is 7.375% per annum. However, on the related Anticipated Repayment Date, the per annum rate at which interest accrues on the Winston Loan is required to increase to the sum of the original Mortgage Rate and three (3) percentage points (3%), until the loan is repaid in full.

         The Winston Borrower may not voluntarily prepay the Winston Loan until ninety (90) days prior to the Anticipated Repayment Date. After the second anniversary of the Closing Date, but prior to the Anticipated Repayment Date, the Borrower may obtain a release of any of the Winston Properties from the lien of the Winston Mortgages through defeasance of an amount equal to the applicable release price of the property or properties to be released. The release prices are 125% of the allocated loan amounts for the respective Winston Properties. Defeasance is only permitted upon the satisfaction of certain conditions, including--

         (1) confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of any of the then current ratings on the Certificates,

         (2)  delivery of certain legal opinions and documentation, and

         (3) confirmation that the debt service coverage ratio for the non-defeased portion of the Winston Loan (based on the Winston Properties then remaining subject to the liens of the Winston Mortgages) is at least equal to the greater of (a) the debt service coverage ratio for the entire Winston Loan for the twelve
              (12) full calendar months immediately preceding the date of origination and (b) the debt service coverage ratio for the entire Winston Loan for the twelve full calendar months immediately preceding the defeasance, in each case based on all the Winston Properties (including those to be released).

         The Winston Properties. The Winston Properties consist of fourteen (14) hotels described in the table below. Six (6) of the hotels are operated as Hampton Inns, two (2) of the hotels are operated as Marriott Courtyards, two (2) of the hotels are operated as Homewood Suites, one (1) of the hotels is operated as a Marriott Residence Inn, one (1) of the hotels is operated as a Comfort Suites, one (1) of the hotels is operated as a Comfort Inn, and one (1) of the hotels is operated as a Quality Suites.

                                                                                                               Allocated
                                                         No. of      Yr. Built/     Occupancy    Appraised        Loan
Hotel                               Location              Rooms       Renovated      at U/W        Value         Amount
-----                               --------              -----       ---------      ------        -----         ------
Hampton Inn - Elmsford              Elmsford, NY           156        1968/1996        78%        $15,300,000    $7,598,233
Quality Suites - Charleston         Charleston, SC         168        1989/1997        80%        $14,000,000    $6,277,885
Courtyard by Marriott - Ann Arbor   Ann Arbor, MI          160        1989/1998        81%        $13,900,000    $6,277,885
Residence Inn - Phoenix             Phoenix, AZ            168        1988/1997        74%        $16,300,000    $6,277,885
Homewood Suites - Cary              Cary, NC               120          1994           84%        $11,800,000    $6,003,850
Hampton Inn & Suites - Gwinnett     Duluth, GA             135          1996           73%        $11,300,000    $5,381,044
Hampton Inn - Raleigh               Raleigh, NC            141        1986/1996        85%        $11,200,000    $5,281,395
Comfort Suites - Orlando            Orlando, FL            215        1990/1997        86%        $12,500,000    $5,156,834
Hampton Inn - Perimeter             Atlanta, GA            131          1996           71%        $10,300,000    $4,982,448
Hampton Inn - Charlotte, NC         Charlotte, NC          125        1991/1997        83%        $ 9,600,000    $4,558,940
Courtyard by Marriott  - Wilmington Wilmington, NC         128          1996           75%        $ 9,300,000    $4,259,993
Hampton Inn  - West Springfield     West Springfield, MA   126        1989/1998        70%        $ 8,220,000    $3,687,012
Homewood Suites  - Clear Lake       Houston, TX             92          1995           80%        $ 8,700,000    $3,437,889
Comfort Inn - Charleston            Charleston, SC         128        1989/1997        76%        $ 9,700,000    $1,569,471

         Property Management. Each of the hotels is leased to CapStar Winston Company, L.L.C. ("CapStar"), pursuant to an operating lease (each, a "CapStar Operating Lease"). Each CapStar Operating Lease has a term which expires on November 30, 2012 (except for the CapStar Operating Lease covering the Marriott Residence Inn in Phoenix, Arizona, which expires on March 31, 2013). CMF, CapStar and the Winston Borrower have entered into a subordination, non-disturbance and attornment agreement for the benefit of the holder of the related Mortgage. CapStar is not affiliated with the Winston Borrower and is not a special purpose entity. The four (4) Winston Properties located in North Carolina are subject to management agreements between CapStar and Interstate Management & Investment Corp. ("Interstate"), with terms which are co-terminus with the termination of the underlying CapStar Operating Leases. The other ten (10) Winston Properties are self-managed by CapStar. MeriStar Hotels & Resorts, Inc. (NMH: NYSE) ("MeriStar") is the general partner of the owner of CapStar. MeriStar operates 212 hotels in North America. Interstate manages nine (9) hotels in four (4) states located in the southeast United States.

         Lockbox. The Winston Borrower has established a Lock-Box Account with an eligible institution pursuant to the terms and conditions of a cash management agreement. Under the terms of each CapStar Operating Lease, CapStar receives all revenues and receipts from the operation of the hotels and remits a monthly rent payment to the lockbox account for the benefit of the Winston Borrower. CapStar has agreed to deposit all rent under the CapStar Operating Leases directly into such Lock-Box Account.

         Debt Service Reserve. The Winston Borrower has funded a two-month debt service reserve account.

         Appraised Value. The Winston Loan has a Cut-off Date LTV Ratio of 43.6% based upon an aggregate Appraised Value of the Winston Properties that was (as of June 30, 1998 - August 17, 1998) equal to $162,120,000.

         Underwritten DSCR. The Underwritten DSCR of the Winston Loan is 2.54x, based on trailing twelve (12) months Underwritten NCF as of June 30, 1998.

         Additional Indebtedness Prohibited. The Winston Borrower may not encumber any of the Winston Properties with any subordinate financing (except for limited amounts of trade debt or equipment financing), and no equity owner may pledge its interests in the Winston Borrower.

         Transfer of Ownership Interests. The Winston Mortgages prohibit the transfer of interests in the Winston Properties or in the Winston Borrower without the consent of the lender under the Winston Loan, except in connection with (1) a release of a Winston Property in connection with the defeasance of the Winston Loan, (2) a release of a Winston Property in connection with a substitution of another hotel property in accordance with the Winston Loan documents, or (3) a sale or transfer of all of the Winston Properties in accordance with the Winston Loan documents, where each of such releases or transfers is conditioned upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates.

         Releases and Substitutions. Prior to the Anticipated Repayment Date, the Winston Borrower may obtain a release of one or more of the Winston Properties from the lien of the Winston Mortgages upon the substitution of its fee interest in another hotel property of like kind and quality for each released property, provided certain terms and conditions are satisfied, including--

         (1) the appraised value of the substitute property must be at least equal to the greater of the appraised value of the released property as of (a) the date of origination or (b) the date immediately preceding the release and substitution,

         (2) the debt service coverage ratio for the Winston Loan (based on the Winston Properties remaining subject to the lien of the Winston Mortgages) after giving effect to the release and substitution must be greater than or equal to the debt service coverage ratio for the Winston Loan (based upon all Winston Properties then encumbered by the lien of the Winston Mortgage) as of the date immediately preceding the release and substitution, and

         (3) confirmation from the Rating Agencies that such release and substitution will not result in a withdrawal, downgrade or qualification of any of the then current ratings on the Certificates.

         The Swerdlow Loans. The "Swerdlow Loans" consist of three (3) cross-defaulted and cross-collateralized Mortgage Loans with Cut-off Date Balances of $29,580,388, $23,829,728 and $10,396,538, representing 2.4%, 1.9%
and 0.8%, respectively, of the Initial Pool Balance. GECC originated the Swerdlow Loans. Such Mortgage Loans are collectively secured by Mortgages (collectively, the "Swerdlow Mortgages") encumbering the fee interest in two Retail Properties and one Office Property (collectively, the "Swerdlow Properties"), all of which properties are located in southern Florida. The Swerdlow Loans were made to each of three separate special purpose entities (collectively, the "Swerdlow Borrowers"). The Swerdlow Borrowers are affiliated with Swerdlow Real Estate Group, Inc. ("Swerdlow REIT"), which REIT is the sole general partner of SREG Operating Limited Partnership ("Swerdlow Operating Partnership"). The Swerdlow REIT, which is privately held, was formed December 1998, and holds a commercial portfolio of properties in various stages of development. The Swerdlow REIT was capitalized by various equity investors including MJS SREG, LLC, PM SREG Holdings, LLC, Fidelity Management Trust Company, Fidelity Management Research Company, Colony Capital, Inc., Landmark Partners, Inc., The Board of Trustees of the Leland Stanford Jr.
University and Institutional Property Consultants, Inc.

         Each Swerdlow Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2009 and a final maturity of February 1, 2029. The Swerdlow Loans amortize on a 30-year schedule. The fixed Mortgage Rate on the Swerdlow Loans is 8.18% per annum. However, on the related Anticipated Repayment Date, the per annum rate at which interest accrues on the Swerdlow Loans will increase to the original Mortgage Rate plus two percentage points (2%).

         The Swerdlow Properties. The Swerdlow Properties are controlled by Swerdlow REIT. The Swerdlow Properties consist of two retail centers and one office center described in the table below.

                                                               No. of         Yr. Built/      Occupancy           Appraised
Property                          Location                   Square Feet       Renovated        at U/W              Value
--------                          --------                   -----------       ---------        ------              -----
Kendale Lakes Plaza               West Kendall, FL             404,553         1977/1995         98%            $36,100,000
Cypress Creek Station             Fort Lauderdale, FL          229,009           1997            99%            $30,800,000
Oakwood Business Center           Hollywood, FL                141,150           1987            97%            $14,000,000

         The Kendale Lakes Plaza Property is a regional shopping center located in an in-fill location. Primary access to the property is provided by the Florida Turnpike. Anchor tenants of the property are K-Mart (114,000 sq. ft.), Syms (40,000 sq. ft.), Marshall's (27,808 sq. ft.) and Office Max (23,500 sq. ft.). The Cypress Creek Station Property is comprised of two main buildings and is surrounded by commercial and hospitality properties. The major tenants of the property include Regal Cinema (101,415 sq. ft.), Office Depot (36,929 sq. ft.) and Just for Feet (15,675 sq. ft.). The Oakwood Business Center Property is a suburban office building with access to Interstate 95, the Fort Lauderdale central business district and the Fort Lauderdale International Airport. The major tenants of the property include Trader Publishing (16,816 sq. ft.) and KOS Pharmaceuticals (23,499 sq. ft.).

         Lockbox. Simultaneously with the closing of the Swerdlow Loans, the Swerdlow Borrowers established a LockBox Account. The Swerdlow Borrowers have required that all tenants at the Swerdlow Properties deposit rent directly in such Lock-Box Account.

         Property Management. The Swerdlow Properties are each subject to a long term management agreement with Swerdlow Operating Partnership. The management agreement is not terminable by the Swerdlow Borrower, the manager or any other party, except with the express written consent of the mortgagee under the Swerdlow Loans. The base management fee under each management agreement is 3% of gross revenue. The management fee structure also provides for compensation for additional services such as retail leasing, expansion, renovation and tenant improvement work. The management agreements are each terminable by the mortgagee under the Swerdlow Loans upon completion of foreclosure or upon an event of default under such management agreement.

         Appraised Value. The Swerdlow Loans have a Cut-off Date LTV Ratio of 78.9% based upon an aggregate Appraised Value of the Swerdlow Properties that was (as of October 9, 1998 - October 20, 1998) equal to $80,900,000.

         Underwritten DSCR. The Underwritten DSCR of the Swerdlow Loans is
1.25x.

         Additional Indebtedness. The Swerdlow Borrowers may not encumber any of the Swerdlow Properties with subordinate financing, and no equity owner may further pledge its interests in any of the Swerdlow Borrowers. Simultaneously with the closing of the Swerdlow Loans, GECC provided Swerdlow REIT, the Swerdlow Operating Partnership and certain affiliates (not the Swerdlow Borrowers) with a revolving line of credit. The line of credit is a fully recourse loan to Swerdlow REIT, the Swerdlow Operating Partnership and certain affiliates and secured by Swerdlow REIT's, the Swerdlow Operating Partnership's and such affiliate's assets, which mainly consist of: (i) ownership interests in eleven entities (including the Swerdlow Borrowers), each of which owns real estate (some of which are stabilized assets and others of which are in various stages of development); and (ii) certain management and development agreements or a pledge of some or all of the direct or indirect ownership interests in the manager under certain management and development agreements. All of such ownership interests, management and development agreements and pledged ownership interests in such managers are pledged as security for the line of credit. GECC, as lender under the line of credit, has entered into a subordination and intercreditor agreement with GECC as lender under the Swerdlow Loans (which agreement will be assigned to the Trustee for the benefit of the Trust). GECC may not exercise its remedies under the line of credit to transfer title to the pledged interests unless (a) GECC receives confirmation from the Rating Agencies that such transfer will not result in a withdrawal, downgrade or qualification of any of the then current ratings of the Certificates, or (b) the transferee is GECC or another institutional transferee.

         Transfer of Ownership Interests. The Swerdlow Mortgages prohibit the transfer of interests in the Swerdlow Properties or in the Swerdlow Borrowers without the consent of the lender under the Swerdlow Loans. However, the Swerdlow Mortgages permit transfers of ownership interests in Swerdlow REIT, provided, that (a) (i) one or more certain pre-approved investors (the "Approved Investors") continue to own 51% of the outstanding ownership interest in Swerdlow REIT, and (ii) one or more Approved Investors maintain control of the management and policies of the Swerdlow Borrowers, or (b) (i) such transfers are pursuant, or subsequent, to a registered public offering on a nationally recognized exchange (other than pursuant to consolidation or merger with, or acquisition by, a publicly traded entity), and (ii) one or more Approved Investors continue to own 51% of the outstanding ownership interest in Swerdlow REIT, or (c) the lender under the Swerdlow Loans receives confirmation from the Rating Agencies that such transfer will not result in a withdrawal, downgrade or qualification of any of the then current ratings of the Certificates.

         Releases. The Swerdlow Borrowers may not voluntarily prepay the Swerdlow Loans until three (3) months prior to the Anticipated Repayment Date. At any time following the second anniversary of the Closing Date, but prior to the Anticipated Repayment Date, each of the Swerdlow Properties may be released from the lien of its respective Swerdlow Mortgage through a defeasance of an amount equal to 125% of the unpaid principal balance of the applicable Swerdlow Mortgage. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including--

         (1) the debt service coverage ratio for the non-defeased Swerdlow Loans (based on all of the remaining Swerdlow Properties then remaining subject to liens in favor of the lender) must be at least equal to the greater of (a) the debt service coverage ratio for all the Swerdlow Loans at origination (based on all the Swerdlow Properties, including those to be released), and (b) the debt service coverage ratio for all the Swerdlow Loans for the twelve (12) full calendar months immediately preceding the defeasance (based on all the Swerdlow Properties, including those to be released),

         (2) the loan-to-value ratio for all the non-defeased Swerdlow Loans (based on all of the Swerdlow Loans remaining subject to the liens of the Swerdlow Mortgages) must be at least equal to the lesser of
              (a) the loan-to-value ratio for all the Swerdlow Loans at origination (based on all the Swerdlow Properties, including those to be released), and (b) the loan-to value ratio for the Swerdlow Loans immediately prior to the defeasance (based on all the Swerdlow Properties, including those to be released), as each is determined by the lender in its reasonable discretion,

         (3) confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and

         (4)  delivery of certain legal opinions and documentation.

         The Alliance Loans. The "Alliance Loans" consist of five (5) cross-defaulted and cross-collateralized Mortgage Loans with Cut-off Date Balances of $22,529,265, $10,387,667, $7,111,557, $5,193,833 and $3,609,027,
collectively representing 3.9% of the Initial Pool Balance. Column originated the Alliance Loans. The Alliance Loans are secured by Mortgages (the "Alliance Mortgages") on the fee simple interests in five (5) Multifamily Rental Properties (the "Alliance Properties"), four (4) of which are located in Texas and one (1) of which is located in Florida. The Alliance Loan was made to a special purpose limited partnership (the "Alliance Borrower"), the general partner of which is Alliance OG Portfolio I, Inc. (the "Alliance GP"). The Alliance Properties are controlled by Alliance Holdings, Inc.

         Each Alliance Loan is a Balloon Loan which matures on February 1, 2009 and amortizes on a 30-year schedule. Each Alliance Loan accrues interest on an Actual/360 Basis at a fixed Mortgage Rate of 7.22% per annum.

         The Alliance Borrower may not voluntarily prepay the Alliance Loan until six (6) months prior to maturity. After the second anniversary of the Closing Date, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the Alliance Mortgages through a defeasance of an amount equal to 125% of the allocated loan amount for the Alliance Properties to be released. Defeasance is only permitted upon the satisfaction of certain conditions, including--

         o    delivery of certain legal opinions and documentation,

         o the debt service coverage ratio for the non-defeased Alliance Loans (based on the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) must be at least equal to the greater of (a) the debt service coverage ratio for all the Alliance Loans (based on all the Alliance Properties, including those that are being released) immediately prior to the defeasance and (b) the debt service coverage ratio for all the Alliance Loans (based on all the Alliance Properties, including those that are being released) at origination, and

         o the loan-to-value ratio for all the Alliance Loans (based on all the Alliance Properties, including those that are being released) is not greater than 75%.

         The Alliance Properties. The Alliance Properties are controlled by Alliance Holdings, Inc. The Alliance Properties consist of the five (5) Multifamily Rental Properties described in the table below.

                                                                                                                Allocated
                                                    No. of       Yr. Built/      Occupancy       Appraised        Loan
Property                     Location                Apts.       Renovated         at U/W          Value         Amount
--------                     --------               ------       ---------       --------          -----         ------
Westchase Ranch Apts.        Houston, TX             776        1977/1994          96%           $29,150,000    $22,529,265
Westwood Village Apts.       Irving, TX              320        1983/1996          92%           $13,000,000    $10,387,667
Normandy Woods Apts.         Houston, TX             268        1981/1997          95%           $ 9,000,000    $ 7,111,557
Savoy Manor Apts.            Houston, TX             192        1980/1997          97%           $ 6,500,000    $ 5,193,833
San Marin Apts.              Tampa, FL               193        1972/1997          86%           $ 4,600,000    $ 3,609,027

         Property Management. The Alliance Properties are subject to management agreements between the Alliance Borrower and Alliance Residential Management, L.L.C. (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The lender under the Alliance Loans may replace the Alliance Property Manager only upon--

         o the lender acquiring title to an Alliance Property by foreclosure or otherwise,

         o default by the Alliance Property Manager under the management agreement,

         o a fifty percent (50%) or more change in control of the ownership of the Alliance Property Manager, if such change of control has not been confirmed in writing by the Rating Agencies, or

         o    at any time for cause upon thirty (30) days' prior written notice.

         Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Alliance Loans, the Alliance Borrower will have access to such rent account.

         Appraised Value. The Alliance Loans have a Cut-off Date LTV Ratio of 78.4% based upon an aggregate Appraised Value of the Alliance Properties of $62,250,000 (determined as of January 15, 1999 - January 20, 1999).

         Underwritten DSCR. The Underwritten DSCR of the Alliance Loans is
1.30x.

         Additional Indebtedness Prohibited. The Alliance Borrower may not encumber the Alliance Properties with subordinate financing.

         Transfer of Ownership Interests. In general, the Alliance Mortgages prohibit the transfer of interests in the Alliance Properties or controlling interests in the Alliance Borrower without the consent of the lender under the Alliance Loan, except in limited circumstances where the transfer is conditioned upon receipt of written confirmation from the Rating Agencies to the effect that such transfer will not result in any downgrade, withdrawal or qualification of any of the ratings of the Certificates.

         The Country Squire Loan. The "Country Squire Loan" has a Cut-off Date Balance of $30,466,295, representing 2.4% of the Initial Pool Balance. The Country Squire Loan was originated by Chastain Capital Corporation, an affiliate of Lend Lease Real Estate Investments, Inc. and acquired at closing by GECC. GECC participated in the underwriting and closing of the Country Squire Loan. The Country Squire Loan is secured by a Mortgage (the "Country Squire Mortgage") on the fee interest in a 726-unit multifamily project in Cordova, Tennessee (the "Country Squire Property"). The Country Squire Loan was made to a special purpose entity (the "Country Squire Borrower") affiliated with Fogelman Properties ("Fogelman"). Fogelman is in the business of developing, acquiring and rehabilitating multi-family properties. As of December 12, 1998, Fogelman Properties had developed over 8,000 multi-family units. Through ownership and/or management, Fogelman controls over 23,000 multifamily units, which are located in six states throughout the southeastern United States.

         The Country Squire Loan has a maturity date of January 1, 2009. The Country Squire Loan amortizes on a 30- year schedule. The Country Squire Loan accrues interest on a 30/360 Basis at a fixed Mortgage Rate of 6.65% per annum.

         The Country Squire Borrower may not voluntarily prepay the Country Squire Loan until the expiration of 36 months following the first day of the first calendar month following the date of the loan (January 1, 2002). Thereafter, the Country Squire Loan may be prepaid in whole but not in part if accompanied by a Prepayment Premium equal to the greater of 1% of the principal balance or a Yield Maintenance Charge. No Prepayment Consideration is due in connection with prepayment within six months of the maturity date.

         The Country Squire Property. The Country Squire Property is described in the table below.


No. of                     Yr. Built/             Occupancy           Appraised
Units                       Renovated              at U/W                Value
-----                       ---------              ------                -----
726                         1984/1987                94%             $39,000,000

         Property Management. The Country Squire Property is subject to a long-term management agreement with Fogelman Management Group. The base management fee under the management agreement is 5% of gross monthly revenue. The management fee structure also provides for compensation for additional services such as supervision of construction. The management agreement is terminable by the lender upon the occurrence of an event of default under the Country Squire Loan or upon an event of default under such management agreement.

         Appraised Value. The Country Squire Loan has a Cut-off Date LTV Ratio of 78.1% based upon an Appraised Value of the Country Squire Property that was (as of August 13, 1998) equal to $39,000,000.

         Underwritten DSCR. The Underwritten DSCR of the Country Squire Loan is 1.28x, based on trailing twelve (12) months Underwritten NCF as of July 31, 1998.

         Additional Indebtedness Prohibited. The Country Squire Borrower may not encumber the Country Squire Property with any subordinate financing.

         Transfer of Ownership Interests. The Country Squire Mortgage prohibits the transfer of interests in the Country Squire Property or in the Country Squire Borrower without the consent of the lender under the Country Squire Loan, except in connection with a sale or transfer of the Country Squire Property in accordance with the Country Squire Loan documents, where such transfer is conditioned upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates. The Country Squire Mortgage permits the following transfers without the consent of the lenders: transfers of the partnership interests, membership interests or corporate shares in the Country Squire Borrower or any person holding an interest in Country Squire Borrower between or among partners, members or shareholders existing as such on the date of the loan, or transfers of such interests to immediate family members of existing partners, members or shareholders or to trusts for estate planning purposes for the benefit of existing partners, members or shareholders or members of the transferror's immediate family, provided that in no event shall the Country Squire Borrower and any person holding an interest in the Country Squire Borrower who is a Single-Purpose Entity cease to be a Single-Purpose Entity and provided no such transfer results in a change of control of the Country Squire Borrower.

         The American Loans. The "American Loans" consist of four (4) cross-collateralized Mortgage Loans with Cutoff Date Balances of $17,149,044, $7,178,670, $4,469,918 and $515,269, collectively representing 2.3% of the
Initial Pool Balance. Column originated the American Loans. The American Loans are secured by Mortgages (the "American Mortgages") on the fee simple interests in one (1) industrial property and three (3) Office Properties (the "American Properties"), which are located in Pennsylvania and New York, respectively. The American Loans were made to a limited liability company and a special purpose limited partnership (together, the "American Borrower"). The managing member of the limited liability company is American DE/SPE 2, Inc., and the general partner of the limited partnership is American DE/SPE 4, Inc. The American Borrower is controlled by American Real Estate Investment, L.P.

         Each American Loan accrues interest on an Actual/360 Basis at a fixed Mortgage Rate of 7.55% per annum.

         The American Borrowers may not voluntarily prepay the American Loans prior to the 114th monthly installment of principal and interest. After the second anniversary of the Closing Date, the American Borrower may obtain a release of any of the American Properties from the lien of the American Mortgages through a defeasance of an amount equal to 125% of the allocated loan amount for the American Properties to be released. Defeasance is only permitted upon the satisfaction of certain conditions, including--

         o    delivery of certain legal opinions and documentation, and

         o the debt service coverage ratio for the non-defeased American Loans (based on the American Properties then remaining subject to the liens of the American Mortgages) is not less than the greater of (i) the debt service coverage ratio for the American Properties, including those that are being released and (ii) the debt service coverage ratio of the American Loan (based on all the American Properties, including those to be released) at the time of closing; and the loan-to-value ratio of the American Properties which are not being released is not less than 75%.

         The American Properties. The American Properties consist of the one (1) industrial property and three (3) Office Properties described in the table below, which properties are located in Pennsylvania and New York, respectively.

                                                                          Yr. Built/         Occupancy        Appraised
Property                         Location               Square Feet       Renovated           at U/W            Value
--------                         --------               -----------       ---------           ------            -----
2294 Molly Pitcher Highway*      Chambersburg, PA         621,400         1960/1991             100%         $21,500,000
5009 Campuswood Drive            East Syracuse, NY          6,584           1987                100%         $   650,000
5010 Campuswood Drive            East Syracuse, NY         70,163           1989                 94%         $ 5,600,000
5015 Campuswood Drive            East Syracuse, NY         99,476           1992                100%         $ 9,000,000

----------------

* Industrial Property.

         Mortgage Amount Limits. Each of the respective Mortgages encumbering the American Properties located in New York secures the aggregate indebtedness secured by the American Loans only to the extent of the Appraised Value (as set forth above) for such Mortgaged Property.

         Property Management. The American Properties are subject to management agreements between the American Borrower and American Real Estate Management, Inc. (the "American Property Manager"), an affiliate of the American Borrower. The lender under the American Loans may replace the American Property Manager only upon--

         o    default by the American Borrower under the American Mortgages,

         o default by the American Property Manager under the management agreement, or

         o    upon 30 days' prior written notice to the American Property
              Manager.

         Cash Management. During the entire term of the American Loans, the American Borrower must cause all rents from the American Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the American Loans, the American Borrower will have access to such rent account.

         Appraised Value. The American Loans have a Cut-off Date LTV Ratio of 79.8% based upon an aggregate Appraised Value of the American Properties of $36,750,000 (determined as of June 17, 1998 - August 31, 1998).

         Underwritten DSCR. The Underwritten DSCR of the American Loans is
1.40x.

         Additional Indebtedness Prohibited. The American Borrower may not encumber the American Properties with subordinate financing without the prior written consent of the lender.

         Transfer of Ownership Interests. In general, the American Mortgages prohibit the transfer of interests in the American Properties or controlling interests in the American Borrower without the consent of the lender under the American Loan, except in limited circumstances where the transfer is conditioned upon receipt of written confirmation from the Rating Agencies to the effect that such transfer will not result in any downgrade, withdrawal or qualification of any of the ratings of the Certificates.

         Substitutions. Prior to May 1, 2008, the American Borrower may obtain the release of one or more of the American Properties from the lien of the American Mortgages upon the substitution of its fee interest in another property of the same use as the released property, whether office, retail or industrial, provided that certain terms and conditions are satisfied, including:

         (1) the receipt by the lender of an appraisal of the substitute property dated not more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating that the appraised value of the substitute property is not less than the greater of (a) the value of the released property as of the closing date and (b) the value of the released property as of the date of such appraisal,

         (2) the debt service coverage ratio for the American Loans (based on the American Loans remaining subject to the lien of the American Mortgages) after giving effect to the release and substitution must be greater than or equal to the debt service coverage ratio for the American Loans (based upon all of the American Properties then encumbered by the lien of the American Mortgage) as of the date immediately preceding the release and substitution, and

         (3) written confirmation from the Rating Agencies that such release and substitution will not result in a withdrawal, qualification or downgrade of any of the then-current ratings on the Certificates.

The Mortgage Loan Sellers and the Originators

         General. GECA acquired all of the GECA Mortgage Loans, representing 69.9% of the Initial Pool Balance, from GECC through a contribution of capital. GECC directly originated all of the GECA Mortgage Loans, except that GECC purchased the Winston Loans (as defined herein) after underwriting and closing them as origination agent for the originator and purchased the Country Squire Loan (as defined herein) after underwriting and closing it as participant with the originator in the closing and underwriting process.

         Column originated 91 of the Column Mortgage Loans, representing 26.5% of the Initial Pool Balance. Column also sourced, underwrote, closed and purchased from an entity other than Union Capital one (1) other Column Mortgage Loan, representing 1.1% of the Initial Pool Balance. Column acquired, directly or through an affiliate, all ten (10) of the remaining Column Mortgage Loans, representing 2.4% of the Initial Pool Balance, from Union Capital. Union Capital directly originated all the Column Mortgage Loans that it transferred to Column and its affiliates.

         GE Capital Access, Inc. and General Electric Capital Corporation. GECA is a wholly owned subsidiary of General Electric Capital Corporation ("GECC"). Since 1996, GECA and its affiliates have originated or acquired approximately $5 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $15 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

         Column Financial, Inc. Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in thirteen regional offices located in Bethesda, Maryland; Dallas, Texas; Chicago, Illinois; Cleveland, Ohio; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; San Francisco, California and Seattle, Washington. Column has closed more than $6.2 billion of commercial and multifamily mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of the Depositor and DLJSC.

         Union Capital Investments LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

         The information set forth in this Prospectus Supplement concerning the Mortgage Loan Sellers and the Originators has, in each case, been provided by such party, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Assignment of the Mortgage Loans

         On or before the Closing Date, the following transfers of the Mortgage Loans will occur. In each case, the transferor will assign the subject Mortgage Loans, without recourse, to the transferee.

-------------------                                          -------------------
       GECA                                                         Column
-------------------                                          -------------------
           All GECA                                          All Column
     Mortgage Loans                                          Mortgage Loans

                                   ------------------------
                                          Depositor
                                   ------------------------
                                                            All Mortgage Loans

                                   ------------------------
                                            Trust
                                   ------------------------

         In connection with the foregoing transfers, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee (and, upon request, to the Master Servicer) with respect to its Mortgage Loans--

         o the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

         o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         o a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

         o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

         o originals or copies of all assumption, modifications and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

         o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan);

         o in those cases where applicable, the original or a copy of the related ground lease.

         The Trustee (either directly or through a custodian on its behalf (the "Custodian")) is required to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of such documents. All of the above-described documents actually delivered to the Trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan. The scope of the Trustee's review of each Mortgage File is, in general, limited solely to confirming that certain of the documents listed above have been received. None of the Trustee, the Master Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         The Pooling Agreement will require the Trustee, within a specified period following the later of the Closing Date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments of recorded loan documents in its favor described above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Because the Mortgage Loans are, in general, newly originated, many such assignments cannot be completed and recorded until the related Mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

         GECA will make with respect to each GECA Mortgage Loan, Union Capital will make with respect to each Column Mortgage Loan originated by Union Capital and Column will make with respect to each other Column Mortgage Loan, as of the Closing Date, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the Rating Agencies; provided that the respective representations and warranties of GECA, Union Capital and Column may not be identical. For purposes of this Prospectus Supplement, GECA will constitute the "Warranting Party" with respect to each GECA Mortgage Loan, Union Capital will constitute the "Warranting Party" with respect to each Column Mortgage Loan originated by Union Capital and Column will constitute the "Warranting Party" with respect to each other Column Mortgage Loan. The representations and warranties to be made in respect of each Mortgage Loan by the related Warranting Party will include:

         o The information relating to such Mortgage Loan, substantially similar to that set forth in the loan schedule attached to the Pooling Agreement, will be accurate and complete in all material respects as of the Cut-off Date.

         o Immediately prior to its transfer and assignment of such Mortgage Loan, such Warranting Party had good and marketable title to, and was the sole owner of, such Mortgage Loan.

         o The related Mortgage constitutes a valid enforceable first lien upon the related Mortgaged Property, free and clear of all liens and encumbrances other than certain permitted liens and encumbrances.

         o The related Mortgage has not been satisfied, canceled, rescinded or subordinated.

         o To such Warranting Party's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property.

         o The lien of the related Mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy (or there exists a marked up title insurance commitment to issue such a policy or a pro forma policy on which the required premium has been paid) insuring the related Originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (ii) such other exceptions (general and specific) set forth in such policy.

         o The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made, but a portion thereof is being held back pending satisfaction of certain leasing criteria, repairs and other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

         o If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves.

         o To such Warranting Party's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan.

         o Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower in connection with such Mortgage Loan is the legal, valid and binding obligation of the related maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The representations and warranties made by GECA, Column and Union Capital as described above will be assigned by the Depositor to the Trustee pursuant to the Pooling Agreement. If there exists a breach of any of the above-described representations and warranties made by GECA, Column or Union Capital, and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the applicable Warranting Party with respect to any such Material Breach are described under "--Cures, Repurchases and Substitutions" below.

Cures, Repurchases and Substitutions

         If there exists a Material Breach of any of the representations and warranties made with respect to any of the Mortgage Loans, as discussed under "--Representations and Warranties" above, the related Warranting Party will be required either:

              (a)  to cure the Material Breach in all material respects; or

              (b) subject to the discussion below regarding substitution, to repurchase such Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of

                   (i)   the unpaid principal balance of such Mortgage Loan,

                   (ii) accrued and unpaid interest at the related Mortgage Rate to but not including the Due Date occurring in the Collection Period in which such repurchase occurs and

                   (iii) the amount of any related unreimbursed Servicing
                         Advances and, to the extent not otherwise included in such Servicing Advances, the costs and expenses of enforcing such repurchase obligation (provided that, in the case of a Column Mortgage Loan originated by Union Capital, Union Capital may be required to repurchase such Mortgage Loan at a lesser price, with Column to make up the difference).

The time period within which the applicable Warranting Party must complete such cure or repurchase will be limited to 90 days (or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following its receipt of notice of the subject Material Breach.

         Notwithstanding the foregoing, if any Warranting Party is required to repurchase any Mortgage Loans as a result of a Material Breach of any of its representations and warranties, as contemplated above, then such Warranting Party may, at any time during the three (3) month period commencing on the Closing Date (or at any time during the two-year period commencing on the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation
Section 1.860G-2(f)), in lieu of repurchasing the affected Mortgage Loan (but in no event later than such repurchase would have to have been completed):

              (a) replace such Mortgage Loan with one or more substitute mortgage loans (each, a "Replacement Mortgage Loan") that (i) has certain payment terms comparable to the Mortgage Loan to be replaced and (ii) is otherwise acceptable to the Controlling Class Representative (or, if none has been appointed, to the Holder(s) of Certificates representing a majority interest in the Controlling Class); and

              (b) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Replacement Mortgage Loan(s) as of the date of substitution, after application of all payments due on or before such date, whether or not received;

provided that no such substitution will be permitted unless, as confirmed in writing by each Rating Agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates by either Rating Agency.

         None of GECA, Column or Union Capital is obligated, however, to replace (rather than repurchase) any Mortgage Loan as to which there is a Material Breach. Any such substitution will be at the sole discretion of the responsible Warranting Party. Furthermore, the Certificateholders of the Controlling Class and the Controlling Class Representative, as their representative, will generally have a disincentive to find any prospective Replacement Mortgage Loan acceptable.

         If the applicable Warranting Party fails to repurchase or replace any Mortgage Loan affected by a Material Breach of such Warranting Party's representations and warranties, none of the Depositor, either Underwriter or, except as described in the next paragraph, any other person will have any obligation to do so.

         Notwithstanding the foregoing, Column will make the same representations and warranties (including those discussed under "--Representations and Warranties" above) with respect to each Column Mortgage Loan originated by Union Capital as it does with respect to each other Column Mortgage Loan and will have similar cure, repurchase or replacement obligations in the event of Material Breaches thereof. In general, however, if (i) there exists a breach of any such representation or warranty and a breach of any representation or warranty made by Union Capital with respect to such Mortgage Loan, (ii) such breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and Union Capital and (iii) Union Capital fails to satisfy its cure, repurchase or replacement obligation within the period provided therefor, then Column will be required to cure the Material Breach of its representation or warranty as to, or repurchase or replace, the affected Mortgage Loan. For this purpose, the cure, repurchase or replacement period for Column (as otherwise described above) will be deemed to commence only upon expiration of the cure, repurchase or replacement period for Union Capital.

         Each of GECA, Column and Union Capital may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of its representations or warranties. There can be no assurance that GECA, Column or Union Capital has or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise. Expenses incurred by the Master Servicer and the Trustee with respect to enforcing any such repurchase/substitution obligation will be borne by the applicable Warranting Party (or, if not, will be reimbursable out of the Certificate Account).

Changes in Mortgage Pool Characteristics

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued; however, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary, and the actual Initial Pool Balance may be as much as 5% larger or smaller than the Initial Pool Balance set forth in this Prospectus Supplement.

         A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Closing Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

         The Pooling Agreement provides that the Master Servicer and the Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible, directly or through sub-servicers, for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws and the express terms of the Pooling Agreement and the respective Mortgage Loans. Furthermore, to the extent consistent with the foregoing, the Master Servicer and the Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible in accordance with the following standard (the "Servicing Standard"):

         o with the higher of (i) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties for other third parties pursuant to agreements similar to the Pooling Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing and administering their own mortgage loans and real properties, and (ii) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans and real properties owned by it;

         o with a view to the timely collection of all Scheduled P&I Payments under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and

         o    without regard to:

              (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with the related Borrower or any other party to the Pooling Agreement;

              (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any of its affiliates;

              (iii) any obligations of the Master Servicer or the Special
                    Servicer, as the case may be, to make Advances;

              (iv) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation for its services or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction;

              (v) the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property; and

              (vi) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, as a Mortgage Loan Seller, to pay any indemnity or cure a breach of representation or warranty with respect to, or to repurchase or replace, any Mortgage Loan.

         In general, the Master Servicer will be responsible for the servicing and administration of--

         o all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

         o    all Corrected Mortgage Loans (also as defined below).

         The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

         o each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

         o each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

         Corrected Mortgage Loans and Mortgage Loans as to which no Servicing Transfer Event has occurred are collectively referred to in this Prospectus Supplement as "Performing Mortgage Loans"; and Specially Serviced Mortgage Loans and REO Properties are collectively referred to in this Prospectus Supplement as "Specially Serviced Assets". Performing Mortgage Loans will include Mortgage Loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

         Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare reports to the Trustee required thereunder with respect to any Specially Serviced Assets and, otherwise, to render certain incidental services with respect to any Specially Serviced Assets.

         A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

         (1) the failure of the related Borrower to make when due any Scheduled P&I Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

         (2) if the Master Servicer or any of its affiliates then owns a material economic interest in the related Borrower, such Borrower fails to make any Scheduled P&I Payment and the Master Servicer is required to make a P&I Advance in respect thereof;

         (3) the determination by the Master Servicer in its good faith and reasonable judgment that a default in the making of a Scheduled P&I Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and either (a) such default is likely to remain unremedied for at least 60 days or (b) the related Borrower has requested a material modification of the related Mortgage Loan (other than the waiver of a "due-on-sale" clause or the extension of the related maturity date);

         (4) the determination by the Master Servicer in its good faith and reasonable judgment that a default, other than a payment default, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days);

         (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the related Borrower or the related Mortgaged Property, and certain actions by or on behalf of the related Borrower indicating its bankruptcy, insolvency or inability to pay its obligations; or

         (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

         So long as no other Servicing Transfer Event then exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) if and when:

         (a) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer);

         (b) with respect to the circumstances described in clauses (3) and (5) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

         (c) with respect to the circumstances described in clause (4) above, such default is cured; and

         (d) with respect to the circumstances described in clause (6) above, such proceedings are terminated.

         Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. You should also refer to the Prospectus, in particular the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer.

The Master Servicer and the Special Servicer

         The Master Servicer. GE Capital Loan Services, Inc., a Delaware corporation ("GECLS"), will act as Master Servicer with respect to the Mortgage Pool. GECLS is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly owned subsidiary of GE Capital Services Corporation, which is itself a wholly owned subsidiary of the General Electric Company and an affiliate of GECA and GECC. GECLS's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060.

         As of December 31, 1998, GECLS serviced approximately 2,805 commercial and multifamily loans, totaling approximately $17.8 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securities transactions.

         The information set forth herein concerning GECLS has been provided by it, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

         The Special Servicer.


         The information concerning set forth in this Prospectus Supplement has been provided by it, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy thereof.

Servicing and Other Compensation and Payment of Expenses

         The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee.

         The "Master Servicing Fee"--

         o will be earned in respect of each and every Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property),

         o will be computed on a 30/360 Basis and accrue at 0.048% per annum (the "Master Servicing Fee Rate") on the same principal amount as interest accrues or is deemed to accrue from time to time in respect of each and every Mortgage Loan, and

         o will be payable monthly from amounts received in respect of interest on the particular Mortgage Loan as to which it was earned.

         Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

         o All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (less the amount of related Master Servicing Fees payable therefrom and any Default Interest (as defined below) and Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

         o All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of Performing Mortgage Loans.

        o All late payment charges and Default Interest, if any, that were collected in respect of any Mortgage Loan and that accrued while such Mortgage Loan was a Performing Mortgage Loan (but only to the extent that any such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

         In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, or in any and all accounts maintained by it that constitute escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Master Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling Agreement.

         Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and, if applicable, exclusive of any related Default Interest or Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

         The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred with respect to the Mortgage Pool during any Collection Period, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

         (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period, and

         (b) the aggregate of all Master Servicing Fees and Prepayment Interest Excesses, if any, collected with respect to the Mortgage Pool during such Collection Period.

         Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. If the amount of the Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date is less than the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, such shortfall (the "Net Aggregate Prepayment Interest Shortfall" for such Distribution Date) will be allocated among the respective Classes of REMIC Regular Certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

         o         the Special Servicing Fee,
         o         the Workout Fee, and
         o         the Liquidation Fee.

         The Special Servicing Fee.  The "Special Servicing Fee"--

         o will be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property,

         o will be computed on a 30/360 Basis and accrue at 0.25% per annum on the Stated Principal Balance outstanding from time to time in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property, and

         o will be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

         Special Servicing Fees and Master Servicing Fees are collectively referred to in this Prospectus Supplement as "Servicing Fees".

         The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest) and principal (including scheduled payments, prepayments and Balloon Payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Master Servicing Fees and Advances). The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer shall not be entitled to any portion of such Workout Fees. Although Workout Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Workout Fee will reduce amounts distributable to Certificateholders.

         The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Condemnation Proceeds or Insurance

Proceeds (each as defined in the Prospectus). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest, and net of any portion thereof payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Master Servicing Fees and Advances).

         Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

         o the repurchase or replacement of any Mortgage Loan by GECA, Column or Union Capital for a breach of representation or warranty (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this Prospectus Supplement);

         o the purchase of any defaulted Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class (see "--Sale of Defaulted Mortgage Loans" below); or

         o the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust (see "Description of the Offered Certificates--Termination" in this Prospectus Supplement).

         Although Liquidation Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Liquidation Fee will reduce amounts distributable to Certificateholders.

         Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive--

         o all modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the Specially Serviced Mortgage Loans, and

         o all late payment charges and Default Interest, if any, that were collected in respect of any Mortgage Loan and that accrued while such Mortgage Loan was a Specially Serviced Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).

         In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Special Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling Agreement.

         Sub-Servicing Compensation. The Master Servicer and the Special Servicer will each be responsible for all compensation payable to the sub-servicers retained thereby. Such sub-servicers may, in some cases, be entitled to a significant portion of the servicing compensation described above as being payable to Master Servicer or the Special Servicer, as applicable.

         Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling Agreement.

         Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). In addition, the Special Servicer may once per calendar month require the Master Servicer to reimburse the Special Servicer for any Servicing Advances made by it. Upon so reimbursing the Special Servicer for any Servicing Advance, the Master Servicer will thereafter be deemed to have been made such Advance.

         In general, the Special Servicer may request the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such Advances). Any such request is to be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five (5) business days in advance of the date on which the Servicing Advance is required to be made). The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within ten days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

         If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance.

         Notwithstanding the foregoing discussion or anything else to the contrary in this Prospectus Supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, would not be ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its good faith and reasonable judgment, is a Nonrecoverable Servicing Advance, it may obtain reimbursement for such Servicing Advance (together with interest accrued thereon as described below) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

         The Master Servicer will be permitted to pay, and the Special Servicer may direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property). In addition, the Pooling Agreement will require the Master Servicer (at the direction of the Special Servicer if a Specially Serviced Asset is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Asset is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole).

         The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance, and compound monthly, for so long as such Servicing Advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any Servicing Advance will be payable--

         o first, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

         o then, if and to the extent that (i) such Servicing Advance has been or is being reimbursed and (ii) the Default Interest and late charges collected on the related Mortgage Loan while such Servicing Advance was outstanding were insufficient to cover such Advance Interest, out of any amounts then on deposit in the Certificate Account.

Modifications, Waivers, Amendments and Consents

         The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent described below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any assumption, modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive Prepayment Premiums, Yield Maintenance Charges and late payment charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer, subject, however, to the discussion under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--"Due-on-Sale" and "Due-on-Encumbrance" Provisions" in this Prospectus Supplement and under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" below, and, further, to each of the following limitations, conditions and restrictions:

         o With limited exception (including as described below with respect to Additional Interest and with respect to certain routine matters), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan without the consent of the Special Servicer, provided that such consent--

                  (i) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard, and

                  (ii) will be deemed to have been granted if not expressly denied within 10 business days following the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision.

        o With limited exception (including as described below with respect to Additional Interest), the Special Servicer may not, in the case of Specially Serviced Mortgage Loans, agree to (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or, in the case of Specially Serviced Mortgage Loans, take (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's taking) any of the other above- referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation.

         o The Special Servicer may not, in the case of Specially Serviced Mortgage Loans, extend (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of--

                  (i) the fifth anniversary of such Mortgage Loan's original stated maturity date,

                  (ii) two years prior to the Rated Final Distribution Date, and

                  (iii) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related ground lease.

         o Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions (as defined in the Prospectus) or adversely affect the status of the Grantor Trust as a grantor trust under the Code;

         o The Special Servicer may not, in the case of Specially Serviced Mortgage Loans, permit (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's permitting) any Borrower to add or substitute any collateral for its Mortgage Loan, unless the Special Servicer has first--

                  (i) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, and

                  (ii) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to a Class of Certificates.

         o Subject to limited exceptions, the Special Servicer may not, in the case of Specially Serviced Mortgage Loans, release (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's releasing) any collateral securing an outstanding Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan).

         The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower. Also, notwithstanding the discussion above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         Notwithstanding the provisions described above, in the case of the Winston Loans and Swerdlow Loans, the Master Servicer will be permitted, in its discretion, after the related Anticipated Repayment Date, to waive any or all of the accrued Additional Interest in respect of any such ARD Loan, if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full, together with all payments required by the related loan documents in connection with such prepayment except for such accrued Additional Interest. However, the Master Servicer's determination to waive the Trust's right to receive such accrued Additional Interest must be reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Additional Interest. The Master Servicer will not have any liability to the Trust, the Certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The Pooling Agreement will also limit the Master Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

         All modifications, waivers and amendments entered into in respect of the Mortgage Loans are to be in writing. Each of the Master Servicer and the Special Servicer must deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to each such modification, waiver or amendment agreed to thereby, promptly following the execution thereof.

The Controlling Class Representative

         Election, Resignation and Removal. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to select a representative (the "Controlling Class Representative") having certain rights and powers described below or replace an existing Controlling Class Representative.

         Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify all the Holders (and, in the case of Certificates held in book-entry form, to the extent actually known to certain designated officers (each, a "Responsible Officer") of the Trustee, all the beneficial owners) of Certificates of the Controlling Class that they may select a Controlling Class Representative.

         Such notice will explain the process established by the Trustee in order to select a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any Holder of Certificates representing a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative will be effective until such person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to the Pooling Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         Controlling Class. As of any date of determination, the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates then outstanding (the Class A-1A and Class A-1B Certificates being treated as a single Class for this purpose) that has a then-current aggregate Certificate Principal Balance (net of such Class' allocable share of any Appraisal Reduction Amounts then in effect) that is not less than 20% of such Class' initial aggregate Certificate Principal Balance as of the Closing Date; provided that, if no Class of Principal Balance Certificates has an aggregate Certificate Principal Balance that satisfies such requirement, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest aggregate Certificate Principal Balance then outstanding.

         Solely for purposes of determining the Controlling Class, the aggregate amount of any Appraisal Reduction Amounts existing from time to time will be allocated among the respective Classes of Principal Balance Certificates as follows:

         o first, to the Class C, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-3 and Class A-2 Certificates, in that order, in each case to the lesser of (i) to the extent of the related Class Principal Balance and (ii) the portion of such aggregate amount of Appraisal Reduction Amounts not already allocated to a more subordinate Class; and

         o then, to the extent that any portion of such aggregate amount of Appraisal Reduction Amounts still remains, to the Class A-1, Class A-2 and Class A -3 Certificates on a pro rata basis in accordance with the relative sizes of their Class Principal Balances.

No actual reduction in the Class Principal Balances of the Principal Balance Certificates will occur in connection with such allocation.

         Resignation and Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Certificates held in book-entry form, each beneficial owner) of Certificates of the Controlling Class. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

         Certain Rights and Powers of the Controlling Class Representative. No later than 30 days after a Servicing Transfer Event for a Specially Serviced Mortgage Loan, the Special Servicer must deliver to the Trustee, each Rating Agency, the Master Servicer and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report should include the following information to the extent reasonably determinable:

         (i)      a summary of the status of such Specially Serviced Mortgage
                  Loan;

         (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for such Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

         (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

         (iv) the Appraised Value of the related Mortgaged Property, together with the assumptions used in the calculation thereof;

         (v) a summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

         (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

         If within ten (10) business days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer will implement the recommended action as outlined in such Asset Status Report (provided that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents). If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer must revise such Asset Status Report and deliver to the Trustee, the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The Special Servicer must revise such Asset Status Report as described above until the earlier of (a) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) business days of is receipt thereof; (b) a determination by the Special Servicer as set forth below or (c) the passage of 90 days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and not rejected as described above. However, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) business day period during which the Controlling Class Representative may reject such report if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative.

         In addition, the Special Servicer may determine whether any affirmative disapproval of an Asset Status Report by the Controlling Class Representative is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination referred to in the prior sentence, the Special Servicer will notify the Trustee of such determination and deliver to the Trustee a proposed notice to Certificateholders which is to include a copy of the Asset Status Report. The Trustee will thereupon send such notice to all Certificateholders. If the Holders of Certificates representing a majority of the Voting Rights fail, within five (5) business days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer will implement the same. If the Asset Status Report is rejected by the Holders of Certificates representing a majority of the Voting Rights within such five (5) business day period, the Special Servicer must revise such Asset Status Report as described above. The Trustee will be entitled to reimbursement from the Trust for the reasonable expenses of providing such notices.

         The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as described above, unless such action would be required in order to act in accordance with the Servicing Standard.

         The Controlling Class Representative may not direct the Special Servicer to act in any manner (and the Special Servicer is to ignore any such direction) that would--

         (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or

         (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions on any of REMIC I, REMIC II and REMIC III, or

         (c) expose the Master Servicer, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or

         (d) materially expand the scope of the Trustee's, the Special Servicer's or the Master Servicer's responsibilities under the Pooling Agreement.

         Liability to Borrowers. Any and all expenses of the Controlling Class Representative are to be borne by the Holders (or, if applicable, the beneficial owners) of the Certificates of the Controlling Class, pro rata according to their respective percentage interests in such Class, and not by the Trust.

         Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to the Pooling Agreement or any particular Mortgage Loan, the Controlling Class Representative is to immediately notify the Trustee, the Master Servicer and the Special Servicer. If (a) the Special Servicer or the Trust are also named parties to the same action, and (b) in the sole judgment of the Special Servicer, (i) the Controlling Class Representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative, then the Special Servicer on behalf of the Trust will, subject to the discussion under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, assume the defense of any such claim against the Controlling Class Representative.

         Liability to the Trust and Certificateholders. The Controlling Class Representative may have special relationships and interests that conflict with those of the Holders of one or more Classes of Certificates. In addition, the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class. It may act solely in the interests of the Certificateholders of the Controlling Class and will have no liability to any other Certificateholders for having done so. No Certificateholder may take any action against the Controlling Class Representative for having acted solely in the interests of the Certificateholders of the Controlling Class.

Replacement of the Special Servicer

         The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing more than 50% of the aggregate Certificate Principal Balance of the Controlling Class may terminate an existing Special Servicer and appoint a successor. Any such appointment of a successor special servicer will be subject to, among other things, receipt by the Trustee of--

                  (i) written confirmation from each Rating Agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the Certificates, and

                  (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling Agreement against the proposed Special Servicer.

         Subject to the foregoing, any Holder (or, in the case of Certificates held in book-entry form, any beneficial owner) of a Certificate or any affiliate thereof may be appointed as Special Servicer.

         If the termination of an existing Special Servicer is without cause, the reasonable "out-of-pocket" costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the Holders (or, if applicable, the beneficial owners) of Certificates of the Controlling Class that voted to remove the terminated Special Servicer, as such parties may agree. The terminated Special Servicer will be entitled to: payment out of the Certificate Account for all accrued and unpaid Special Servicing Fees; and reimbursement by the successor Special Servicer for any outstanding Servicing Advances made by the terminated Special Servicer, together with interest thereon. Upon such reimbursement, any such Advance will be treated as if it were made by the successor Special Servicer.

Sale of Defaulted Mortgage Loans

         The Pooling Agreement grants to the Master Servicer, the Special Servicer and any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its reasonable, good faith judgment, that any defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances described below is in accordance with the Servicing Standard, the Special Servicer must give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will then be required, within five (5) days after receipt of such notice, to provide a similar notice to all Holders of Certificates of the Controlling Class. Any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class may (at its or their option) purchase from the Trust, at a cash price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 30 days of their having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may at its option purchase such defaulted Mortgage Loan from the Trust at a cash price equal to the applicable Purchase Price. Each of the Master Servicer and the Special Servicer may designate an affiliate thereof to effect such purchase.

         Subject to the discussion under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above, the Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the preceding paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Any such offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for such Mortgage Loan.

         Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). Furthermore, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

         Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

         In connection with the sale of any defaulted Mortgage Loan, the Special Servicer may charge prospective bidders, and retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account.

         If a defaulted Mortgage Loan is neither sold as described above in this "--Sale of Defaulted Mortgage Loans" section nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents" above, the Special Servicer is to proceed with respect thereto as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

Inspections; Collection of Operating Information

         The Special Servicer will be required, at the expense of the Trust, to inspect or cause an inspection of the related Mortgaged Property as soon as practicable after any Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 2000, the Master Servicer will be required, at its own expense, to inspect or cause an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so in that period as described in the preceding sentence. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property of which the Master Servicer or the Special Servicer, as applicable, is aware or (ii) any change in the property's condition, occupancy or value that the Master Servicer or the Special Servicer, as applicable, considers to be material.

         The Special Servicer, in the case of each Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, will each be required to use reasonable efforts to collect from the related Borrower and review the following items (to the extent that they are required to be delivered pursuant to the related loan documents): (i) the annual operating statements, budgets and rent rolls of the related Mortgaged Property and (ii) the financial statements of such Borrower. The Special Servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered by a Borrower will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery.

Evidence as to Compliance

         On or before April 15 of each year, beginning April 15, 2000, each of the Master Servicer and the Special Servicer must--

        o at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, among others, to the effect that such firm has examined the servicing operations of the Master Servicer or Special Servicer, as the case may be, for the previous year and, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America ("USAP"), such firm confirms that the Master Servicer or the Special Servicer, as applicable, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report (except that, in rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers); and

         o deliver to the Trustee, among others, a statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of such officer or officers, the Master Servicer or Special Servicer, as applicable, has in all material respects fulfilled its obligations under the Pooling Agreement throughout the preceding calendar year (or the portion thereof during which the Certificates were outstanding).

         Copies of the foregoing annual accountants' statement and officer's certificate of each of the Master Servicer and the Special Servicer will be made available to Certificateholders (at their expense) upon written request to the Trustee. The Master Servicer and the Special Servicer will each deliver or cause the delivery of the foregoing annual accountants' statements and officers' certificates in lieu of the items described under "Description of the Pooling Agreements--Evidence of Compliance" in the Prospectus.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The Certificates will be issued, on or about the Closing Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. The Trust Fund will include:

         o        the Mortgage Loans;

         o any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution);

         o        the Mortgage Files for the Mortgage Loans;

         o        any REO Properties;

         o such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) or the Interest Reserve Account; and

         o certain rights incidental to the representations and warranties made by GECA, Column and Union Capital as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" in this Prospectus Supplement.

         The Certificates will include 19 separate Classes, seven (7) of which are Classes of Offered Certificates and twelve (12) of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial aggregate Certificate Principal Balance or Certificate Notional Amount and the initial Pass-Through Rate for each Class of Certificates.


                            The Offered Certificates

                                                    Initial
                                             Aggregate Certificate
                                               Principal Balance
                                                 or Certificate              Approx. % of                Initial
Class Designation                              Notional Amount(1)        Initial Pool Balance      Pass-Through Rate(3)
-----------------                              ------------------        --------------------      --------------------

Class S                                          $1,252,685,456 (2)               N/A                         %
Class A-1A                                       $  219,703,000                  17.54%                       %
Class A-1B                                       $  694,757,000                  55.46%                       %
Class A-2                                        $   59,502,000                   4.75%                       %
Class A-3                                        $   65,766,000                   5.25%                       %
Class B-1                                        $   65,766,000                   5.25%                       %
Class B-2                                        $   15,659,000                   1.25%                       %

---------------

(1) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

(2) Aggregate Certificate Notional Amount. The Class S Certificates will not have Certificate Principal Balances.

(3) The Pass-Through Rates for the Class A-1A and Class A-1B Certificates will, in the case of each such Class, be fixed. The Pass-Through Rate for each other Class of Offered Certificates will be variable or otherwise subject to change and will be calculated pursuant to a formula described under "--Distributions--Calculation of Pass-Through Rates" below.

                            The Private Certificates

                                                  Initial
                                           Aggregate Certificate            Approx. % of                 Initial
Class Designation                          Principal Balance(1)         Initial Pool Balance       Pass-Through Rate(3)
-----------------                          --------------------         --------------------       --------------------
Class B-3                                      $  37,581,000                                                    %
Class B-4                                      $  21,922,000                                                    %
Class B-5                                      $   9,395,000                                                    %
Class B-6                                      $  12,527,000                                                    %
Class B-7                                      $  12,526,000                                                    %
Class B-8                                      $  12,527,000                                                    %
Class C                                        $  25,054,456                                                    %
Class D-1                                          N/A(2)                       N/A(2)                     N/A(2)
Class D-2                                          N/A(2)                       N/A(2)                     N/A(2)
Class R-I                                          N/A(2)                       N/A(2)                     N/A(2)
Class R-II                                         N/A(2)                       N/A(2)                     N/A(2)
Class R-III                                        N/A(2)                       N/A(2)                     N/A(2)

---------------

(1) The initial aggregate Certificate Principal Balance of any Class of Private Certificates may be as much as 5% larger or smaller than the aggregate principal balance shown above.

(2) The Class D-1, Class D-2, Class R-I, Class R-II and Class R-III Certificates do not have Certificate Principal Balances, Certificate Notional Amounts or Pass-Through Rates.

(3) The Pass-Through Rates for the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class C Certificates will, in each case, be fixed.

         The "Certificate Principal Balance" of any Principal Balance Certificate will represent the aggregate distributions of principal to which the Holder of such Certificate is entitled over time out of payments (or Advances in lieu thereof) and other collections on the assets of the Trust. The aggregate Certificate Principal Balance of an entire Class of Principal Balance Certificates is referred to in this Prospectus Supplement as the "Class Principal Balance" of such Class. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Class Principal Balance of a Class of Principal Balance Certificates may also be permanently reduced, as and to the extent described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in such section).

         The Class S Certificates will not have Certificate Principal Balances or entitle the Holders thereof to receive distributions of principal. The "Certificate Notional Amount" of any Class S Certificate will represent the principal amount on which interest will accrue in respect of such Certificate from time to time. The aggregate Certificate Notional Amount of all the Class S Certificates is referred to in this Prospectus Supplement as the "Class Notional Amount" of such Class.

         The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each such Class Principal Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class S Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates (e.g., the Class Principal Balance of the Class A-1A Certificates outstanding from time to time will constitute Component A-1A of the Class Notional Amount of the Class S Certificates)).

         For purposes of determining the Certificate Principal Balance or Certificate Notional Amount of any of your Certificates from time to time, you can multiply the original Certificate Principal Balance or Certificate Notional Amount of such Certificate as of the Closing Date, by the then applicable Certificate Factor for the relevant Class. The "Certificate Factor" for any Class of Offered Certificates, as of any date of determination, will be a fraction (expressed as a percentage), the numerator of which will be the outstanding Class Principal Balance or Class Notional Amount, as applicable, of such Class as of such date of determination, and the denominator of which will be the original Class Principal Balance or Class Notional Amount, as applicable, of such Class as of the Closing Date. Certificate Factors will be reported monthly in the Trustee Report.

         A Class of Offered Certificates will be considered to be outstanding until its Class Principal Balance or Class Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders of a retired Class of Principal Balance Certificates may thereafter be entitled to certain payments in reimbursement of any reductions made in the Class Principal Balance, if any, of such Class of Certificates, as described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement, in connection with Realized Losses and Additional Trust Fund Expenses.

         As described under "Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this Prospectus Supplement as the "REMIC Residual Certificates". The Principal Balance Certificates and the Class S Certificates will evidence REMIC regular interests and are referred to in this Prospectus Supplement as the "REMIC Regular Certificates". The Class D-1 and Class D-2 Certificates (collectively, the "Class D Certificates") will evidence undivided interests in the Grantor Trust.

         The Depositor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Depositor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

Registration and Denominations

         The Offered Certificates will be issued in book-entry form in original denominations of:

         o in the case of the Class S Certificates, $10,000 initial Certificate Notional Amount and in any whole dollar denomination in excess thereof;

         o in the case of the Class A-1A and Class A-1B Certificates, $10,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof; and

         o in the case of the other Offered Certificates, $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

         Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC.

         You will not be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

         All references in this Prospectus Supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this Prospectus Supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

         As a result of the foregoing, you may experience certain delays in the receipt of payments on, and notices, reports and statements with respect to, your Certificates and may have difficulty in pledging your Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

         The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

Seniority

         The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

         o making distributions of interest and, if and when applicable, distributions of principal, and

         o        allocating Realized Losses and Additional Trust Fund Expenses.

         Each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.


                            Expanded Seniority Chart

                       ------------------------------------
Most Senior           | Class A-1A, Class A-1B and Class S |    Most Senior
                       ------------------------------------
                                        |
                                        |
                                   -----------
                                  | Class A-2 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class A-3 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-1 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-2 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-3 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-4 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-5 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-6 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-7 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  | Class B-8 |
                                   -----------
                                        |
                                        |
                                   -----------
                                  |  Class C  |
                                   -----------
                                        |
                                        |
                     ----------------------------------------
Most Subordinate    | Classes of REMIC Residual Certificates |  Most Subordinate
                     ----------------------------------------

         The only form of credit support for any Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates listed below it in the Expanded Seniority Chart, including all of the Private Certificates (other than the Class D Certificates).

         The Class D-1 Certificates will entitle the Holders thereof only to those amounts, if any, applied as Additional Interest in respect of the GECA Mortgage Loans that are ARD Loans; and the Class D-2 Certificates will entitle the Holders thereof only to those amounts, if any, applied as Additional Interest in respect of the Column Mortgage Loans that are ARD Loans. Accordingly, the Class D Certificates are not necessarily senior or subordinate to any other Class of Certificates (except to the extent that amounts received on any particular ARD Loan are applied first to pay amounts other than Additional Interest).

Certain Relevant Characteristics of the Mortgage Loans

         The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this "Description of the Offered Certificates" section:

         The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

         o in the case of each 30/360 Mortgage Loan, an annual rate equal to (a) the Mortgage Rate for such Mortgage Loan as of the Cut-off Date, minus (b) 0.05% per annum, and

         o in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is twelve (12) times the aggregate amount of interest accrued (or, in the event of prepayments or liquidations, that would have accrued) in respect of such Mortgage Loan during the calendar month immediately preceding the month in which such Distribution Date occurs, and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, minus (b) 0.05% per annum; provided that the numerator of the fraction described in clause (a) above will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any Interest Reserve Amount transferred from the Certificate Account to the Interest Reserve Account in respect of such Mortgage Loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Certificate Account in respect of such Mortgage Loan in the following calendar month. See "--Distributions--Interest Reserve Account" below.

         Stated Principal Balance. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance (or, in the case of a Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received) and will permanently be reduced on each subsequent Distribution Date (to not less than zero) by--

         o that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

         o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

Distributions

         General. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any REMIC Regular Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

         Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through DTC and your DTC Participant. See "--Registration and Denominations" above.

         The Available Distribution Amount. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this Prospectus Supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

         (1) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (a) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

                  (b) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates as described below in this Prospectus Supplement);

                  (c) amounts that are payable or reimbursable to any person other than the Certificateholders, including
                           (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees (as defined below), Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges),
                           (ii) amounts payable in reimbursement of outstanding Advances, together with interest thereon, and (iii) amounts payable in respect of other expenses of the Trust;

                  (d) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts that are to be transferred with respect to the Actual/360 Mortgage Loans from the Certificate Account to the Interest Reserve Account during such month and held for future distribution; and

                  (e) amounts deposited in the Certificate Account in error;

         (2) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the Interest Reserve Amounts that are to be transferred with respect to the Actual/360 Mortgage Loans from the Interest Reserve Account to the Certificate Account during such month.

         See "--Interest Reserve Account" and "--Allocations of Losses and Certain Other Shortfalls and Expenses" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

         Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from those accounts constituting part of the Certificate Account that are maintained by it and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in such month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either such month will, in general, equal one day's interest accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from the Interest Reserve Account and deposit in those accounts constituting part of the Certificate Account maintained by it any and all Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans then on deposit in the Interest Reserve Account. All such Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

         Calculation of Interest. Each Class of REMIC Regular Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

         o        The Pass-Through Rate for such Class for the related
                  Distribution Date.

         o The Class Principal Balance or Class Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date.

         o The assumption that each year consists of twelve 30-day months.

         The total amount of interest accrued from time to time with respect to each Class of REMIC Regular Certificates is referred to in this Prospectus Supplement as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date.

         The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period that is actually distributable thereon is referred to in this Prospectus Supplement as the "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

         Calculation of Pass-Through Rates. The Pass-Through Rates for the Class
A-1A and Class A-1B Certificates will be fixed at     % and     % per annum,
respectively. The Pass-Through Rate for the Class A-2 Certificates for any
Distribution Date will equal the lesser of     % and the Weighted Average
Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class A-3 Certificates for any Distribution Date will equal the lesser
of     % and the Weighted Average Mortgage Pass-Through Rate for such
Distribution Date. The Pass-Through Rates for the Class B-1 and Class B-2 Certificates for any Distribution Date will, in the case of each such Class, equal the Weighted Average Mortgage Pass-Through Rate for such Distribution Date.

         The Pass-Through Rate applicable to the Class S Certificates for each Distribution Date will equal the weighted average of the then applicable Class S Strip Rates for the respective Components of the Class Notional Amount of the Class S Certificates (weighted on the basis of the relative sizes of such Components immediately prior to such Distribution Date). The "Class S Strip Rate" in respect of any Component of the Class Notional Amount of the Class S Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such

Distribution Date, over (ii) the Pass-Through Rate then applicable to the Class of Principal Balance Certificates whose Class Principal Balance constitutes such Component. The Class S Strip Rates for Components B-1 and B-2 of the Class Notional Amount of the Class S Certificates will in all cases be 0% per annum.

         The Pass-Through Rates for the Class B-3, Class B-4, Class B-5, Class
B-6, Class B-7, Class B-8 and Class C Certificates will be fixed at    %,     %,
    %,     %,    %,     % and     % per annum, respectively.

         The Class D Certificates and the REMIC Residual Certificates will not have Pass-Through Rates.

         The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to such Distribution Date).

         Calculation of the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for such Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

                  (a) all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

                  (b) the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

                  (c) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (e) the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

         Priority of Payments.

         General. Distributions of interest and principal are to be made to the Holders of the various Classes of REMIC Regular Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Class A-1A, Class A-1B and Class S Certificates (collectively, the "Senior Certificates") prior to making such distributions in respect of any other Class of REMIC Regular Certificates.

         Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period,

                  (2) to pay principal to the Holders of the Class A-1A and Class A-1B Certificates (allocable between such two Classes of Certificateholders as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of such Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date, and

                  (3) if applicable, to reimburse the Holders of the Class A-1A and Class A-1B Certificates, up to an amount equal to, and pro rata as between such two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

         In general, all distributions of principal on the Class A-1A and Class A-1B Certificates on any Distribution Date will be distributable, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of the Class A-1A Certificates is reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates. However, if (1) the aggregate Certificate Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior to any Distribution Date equals or exceeds (2) the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest on the Senior Certificates have been made, then (assuming the Class A-1A Certificates still remain outstanding) all distributions of principal in respect of the Class A-1A and Class A-1B Certificates on such Distribution Date and on each Distribution Date thereafter will be made on a pro rata basis in accordance with the respective Class Principal Balances of such Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1A and Class A-1B Certificates on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below) will be made on the same pro rata basis.

         All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is referred to in this Prospectus Supplement as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

         Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the Holders of the Class A-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (2) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (3) if applicable, to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (4) to pay interest to the Holders of the Class A-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (5) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (6) if applicable, to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (7) to pay interest to the Holders of the Class B-1 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (8) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (9) if applicable, to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (10) to pay interest to the Holders of the Class B-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (11) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (12) if applicable, to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (13) to pay interest to the Holders of the Class B-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (14) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (15) if applicable, to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (16) to pay interest to the Holders of the Class B-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (17) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (18) if applicable, to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (19) to pay interest to the Holders of the Class B-5 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (20) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (21) if applicable, to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (22) to pay interest to the Holders of the Class B-6 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (23) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (24) if applicable, to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (25) to pay interest to the Holders of the Class B-7 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (26) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-7 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (27) if applicable, to reimburse the Holders of the Class B-7 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (28) to pay interest to the Holders of the Class B-8 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (29) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-8 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (30) if applicable, to reimburse the Holders of the Class B-8 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (31) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (32) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (33) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

                  (34) to pay to the Holders of the REMIC Residual Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29) and (32) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance of such Class of Certificates outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

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

         Distributions of Prepayment Premiums and Yield Maintenance Charges. If any Prepayment Premium is collected during any particular Collection Period in respect of any Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge, then such Prepayment Premium will be distributed as additional interest on the Distribution Date corresponding to such Collection Period to the Holders of the Class S Certificates.

         If any Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period (including a Yield Maintenance Charge collected in respect of a Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge), then such Yield Maintenance Charge will be distributed as additional interest on the Distribution Date corresponding to such Collection Period as follows:

         o The Holders of the Class (or Classes) of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (1) the amount of such Yield Maintenance Charge, multiplied by (2) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Principal Balance Certificates for such Distribution Date (or, if two or more Classes are involved, the Pass- Through Rate applicable to such of those Classes as has the most senior right of payment or, in the case of the Class A-1A and Class A-1B Certificates, the earlier Assumed Final Distribution Date), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If more than one Class of Principal Balance Certificates is entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal.

         o Any portion of such Yield Maintenance Charge that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

         For purposes of the foregoing, the relevant "Discount Rate" will be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating (a) in the case of any GECA Mortgage Loan (except in the case of one GECA Mortgage Loan, representing 2.4% of the Initial Pool Balance), the weighted average life (calculated in accordance with the related loan documents) of the prepaid Mortgage Loan immediately prior to the prepayment and (b) in the case of any Column Mortgage Loan (and in the case of one GECA Mortgage Loan, representing 2.4% of the Initial Pool Balance), the stated maturity (or, in the case of any Column Mortgage Loan that is an ARD Loan, the Anticipated Repayment
Date) of the prepaid Mortgage Loan. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

         Neither the Depositor nor either Underwriter makes any representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

         Distributions of Additional Interest. It is anticipated that the Class D-1 Certificates will be delivered to and retained by GECA or an affiliate thereof. The Class D-1 Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the GECA Mortgage Loans that are ARD Loans.

         It is anticipated that the Class D-2 Certificates will be delivered to and retained by Column or an affiliate thereof. The Class D-2 Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the Column Mortgage Loans that are ARD Loans.

         Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of determining--

         o        distributions on the Certificates,

         o allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

         o        the amount of all fees payable under the Pooling Agreement.

The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay, or to reimburse the Master Servicer, the Special Servicer and/or the Trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Allocation of Realized Losses and Certain Other Shortfalls and Expenses

         As a result of Realized Losses and Additional Trust Fund Expenses, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Principal Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference. If a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Class Principal Balances of the various Classes of Principal Balance Certificates are to be successively reduced in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first Class Principal Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction will be made to the Class Principal Balance of any Class of Principal Balance Certificates until the Class Principal Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If it is necessary to make any such reductions in the Class Principal Balances of the Class A-1A and Class A-1B Certificates at a time when both such Classes are outstanding, such reductions will be made on a pro rata basis in accordance with relative sizes of such Class Principal Balances.

         The foregoing reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular Mortgage Pool Deficit. Any such reduction in the Class Principal Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class S Certificates.

         "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of

                                      S-124

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liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

         An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

         o any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

         o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not covered out of late payment charges and Default Interest actually collected on the related Mortgage Loans);

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund;

         o certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this Prospectus Supplement and "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus; and

         o any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus).

         The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of REMIC Regular Certificates, up to, and on a pro rata basis, in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

P&I Advances

         The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Master Servicing Fees and/or Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the respective Borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined

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

below) exists with respect to any Required Appraisal Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made in respect of a Required Appraisal Loan as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

         If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such Advance. See "--The Trustee" below.

         The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it (out of its own funds) from Related Proceeds. Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that, in its reasonable, good faith judgment, would not ultimately be recoverable out of Related Proceeds (any P&I Advance not so recoverable, a "Nonrecoverable P&I Advance"). If the Master Servicer or the Trustee makes any P&I Advance that it subsequently determines, in its reasonable, good faith judgment, is a Nonrecoverable P&I Advance, it may obtain reimbursement for such P&I Advance (together with interest accrued thereon as described below) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

         The Master Servicer and the Trustee will each be entitled to receive interest on P&I Advances made thereby. Such interest will accrue on the amount of each P&I Advance, and compounded monthly, for so long as such P&I Advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

         o first, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

         o then, if and to the extent that (i) if such P&I Advance has been or is being reimbursed and (ii) the Default Interest and late charges collected on the related Mortgage Loan while such Servicing Advance was outstanding were insufficient to cover such Advance Interest, out of any amounts then on deposit in the Certificate Account.

         Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

         An "Assumed P&I Payment" is an amount deemed due in respect of:

         o each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

         o each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.


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The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due (or deemed due) on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

Appraisal Reductions

         Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Special Servicer must obtain (and deliver to the Trustee and Master Servicer a copy of) an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

         o Such Mortgage Loan becomes a Modified Mortgage Loan (as defined below).

         o The related Borrower fails to make any Scheduled P&I Payment with respect to such Mortgage Loan and the failure continues for 60 days (or, in certain cases, 30 days).

         o A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

         o The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

         o The Mortgaged Property securing such Mortgage Loan becomes an REO Property.

         As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is or was obtained and the first relevant Appraisal Trigger Event occurred) equal to the excess, if any, of "x" over "y" where--

         o        "x" is equal to the sum of:

                  (i) the Stated Principal Balance of such Required Appraisal Loan;

                  (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest (less related Servicing Fees and excluding Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) accrued on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date;

                  (iii) all accrued but unpaid Servicing Fees in respect of such Required Appraisal Loan;

                  (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest thereon; and

                  (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or the Special Servicer to cover any such item); and

         o "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan).

         Appraisal Reduction Amounts are relevant to the determination of the amount of any P&I Advance required to be made in respect of the related Required Appraisal Loan. See "--P&I Advances" above.

         If, however, any Required Appraisal is not obtained within 60 days of an Appraisal Trigger Event (and no comparable appraisal had been obtained during the twelve (12) month period prior to such Appraisal Trigger Event), then until such Required Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan. After receipt of such Required Appraisal, the Appraisal Reduction Amount, if any, for such Required Appraisal Loan will be calculated as described above.

         For so long as any Mortgage Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each annual anniversary of such Mortgage Loan's becoming a Required Appraisal Loan, to order (and deliver to the Trustee and the Master Servicer a copy of) an update of the prior appraisal. Based upon such update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. A Mortgage Loan will cease to be a Required Appraisal Loan if and when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months.

         The cost of each Required Appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable thereto as a Servicing Advance.

         At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a Required Appraisal. In addition, at any such time that is not less than six (6) months following the initial establishment of such Appraisal Reduction Amount (and on one occasion at least six (6) months after the first occasion), the Holders of any then outstanding Class of Certificates that is subordinate to the Controlling Class will be entitled to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a Required Appraisal. Upon the written request of the Controlling Class Representative or such Holders, the Special Servicer will be required to recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by such party and notify the Trustee, the Master Servicer and the Controlling Class Representative of the recalculated Appraisal Reduction Amount.

         A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:

         (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Scheduled P&I Payments with respect to such Mortgage
                  Loan);

         (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or


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

         (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

         Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and provide or make available electronically (or, upon request, by first class mail) on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of, and containing the information set forth in, Exhibit B hereto, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties.

         Book-Entry Certificates. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Trustee Reports as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the information contained in the Trustee Reports will be available to you only to the extent that it is made available through DTC and the DTC Participants or is available on the Trustee's Internet Web Site. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

         Information Available Electronically. The Trustee will make available each month, to any interested party, the Trustee Report via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Holder or beneficial owner of a Certificate held in book-entry form, via the Trustee's Internet Website. The Trustee's Internet Website will initially be located at "www.ctslink.com/cmbs". "CSSA" refers to the Commercial Real Estate Secondary Market and Securitization Association.

         The Trustee's electronic bulletin board may be accessed by calling
(301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600.

         The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information made available by the Trustee for which it is not the original source.

         In connection with providing access to the Trustee's electronic bulletin board and Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information made in accordance with the Pooling Agreement.

         Other Information. The Pooling Agreement will obligate the Trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee by any such Holder or beneficial owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

         o        the Pooling Agreement and any amendments thereto;

         o all Trustee Reports delivered to Certificateholders since the Closing Date;

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

         o all officer's certificates delivered to the Trustee by the Master Servicer and/or the Special Servicer since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

         o all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or the Special Servicer since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

         o the most recent inspection report in respect of each Mortgaged Property prepared by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement;

         o the most recent appraisal, if any, with respect to each Mortgaged Property obtained by the Master Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above);

         o the most recent quarterly and annual operating statement and rent roll for each Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement; and

         o the Mortgage Files, including all documents (e.g., modifications, waivers and amendments of the Mortgage Loans) that are to be added thereto from time to time.

Copies of any and all of the foregoing items will be available from the Trustee upon request. However, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described above, the Trustee may require:

         o in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

         o in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Holder, beneficial owner or prospective transferee of any Certificate or interest therein will be required to keep confidential any information that has previously been filed with the SEC, and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

Voting Rights

         At all times during the term of the Pooling Agreement, 99% of the voting rights for the series offered by this Prospectus Supplement (the "Voting Rights") will be allocated among the respective Classes of Principal Balance Certificates in proportion to the Class Principal Balances thereof. 1% of such Voting Rights will be allocated to the Class S Certificates. Voting Rights allocated to a Class of Certificates will be allocated among such Certificates in proportion to the percentage interests in such Class evidenced thereby.

Termination

         The obligations created by the Pooling Agreement will terminate following the earliest of

         (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and

         (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Holder or group of Holders of Certificates representing a majority interest in the Controlling Class (in that order of preference).

         Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

         Any such purchase by the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price (the "Termination Price") equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the appraised value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer or the Special Servicer) the aggregate of all amounts payable or reimbursable to the purchaser under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The Termination Price (exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders) will constitute part of the Available Distribution Amount for the final Distribution Date.

The Trustee

         Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240.

         The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the foregoing, the combined capital and surplus of such corporation, bank, trust company or association will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Depositor, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Servicer and the Trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Fund. All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly (or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee).

         The Trustee will be entitled to a monthly fee (the "Trustee Fee") for its services, which fee will accrue (on a 30/360 Basis) at 0.002% per annum on the Stated Principal Balance outstanding from time to time of each and every Mortgage Loan. The Trustee Fee is payable out of general collections on the Mortgage Loans and any REO Properties.

         For so long as the same entity acts as Trustee and REMIC Administrator, such entity will be entitled, in its capacity as REMIC Administrator, to the same limitations on liability and rights to reimbursement and indemnification as it has in its capacity as Trustee.

         See also "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.


                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

         General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things,

         (i)      the Pass-Through Rate for such Certificate,

         (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate,

         (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and shortfalls result in the reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and

         (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls result in the reduction of the Distributable Certificate Interest payable on such Certificate.

         Pass-Through Rates. The Pass-Through Rate applicable to the Class S Certificates will be variable and will equal the weighted average of the Class S Strip Rates at which interest accrues on the respective Components of the related Class Notional Amount from time to time. Each such strip rate (as well as the Pass-Through Rates for the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates) will, in turn, be calculated based on the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yields on the Class S, Class A-2, Class A-3, Class B-1 and Class B-2 Certificates will be sensitive in varying degrees to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class S Certificates will vary with changes in the relative sizes of the Class

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Principal Balances of the respective Classes of Principal Balance Certificates.
See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on the Class S Certificates will be extremely sensitive to, and the yield to maturity on other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans. Finally, the rate and timing of principal payments on or in respect of the Mortgage Loans will be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases or other removals of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this Prospectus Supplement. Furthermore, the ability of a Borrower under an ARD Loan to repay its Mortgage Loan on the related Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such Borrower may have little incentive to repay its Mortgage Loan on the related Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its Anticipated Repayment Date.

         The extent to which the yield to maturity on any Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class S Certificates or if you purchase any other Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

         In general, assuming you purchased your Certificates at a discount or a premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Principal Balance or Certificate Notional Amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         If you are contemplating an investment in the Class S Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

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         Even if they are available and distributable on your Certificates,
Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

         If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the Mortgage Loans do not result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

         Certain Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans:

         o        prevailing interest rates;

         o the terms of the Mortgage Loans (for example, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges, provisions requiring Lock-out Periods and amortization terms that require Balloon Payments);

         o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

         o the general supply and demand for commercial and multifamily residential space of the type available at the Mortgaged Properties in the areas in which the Mortgaged Properties are located;

         o        the quality of management of the Mortgaged Properties;

         o        the servicing of the Mortgage Loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

         The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

         A number of the Borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a Borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

         The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

         CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "constant prepayment rate" ("CPR") model, which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

         Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to Holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Lives of Certain Classes of Offered Certificates

         Subject to the following discussion and the Maturity Assumptions specified below, the tables set forth on Exhibit C to this Prospectus Supplement indicate the respective weighted average lives of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class B-1 and Class B-2 Certificates, and set forth the percentages of the respective initial Class Principal Balances of such Classes of Offered Certificates that would be outstanding after the Distribution Dates in each of the calendar months shown.

         For purposes in this Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this Prospectus Supplement, the weighted average life of a Principal Balance Certificate (such as a Class A-1A, Class A-1B, Class A-2, Class A-3, Class B-1 or Class B-2 Certificate) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date (as defined under "--The Maturity Assumptions" below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Principal Balance Certificate. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations with respect to the Mortgage Loans as described in this Prospectus Supplement. The weighted average life of any Principal Balance Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan from the Trust or the optional termination of the Trust as described under "Description of the Offered Certificates--Termination" in this Prospectus Supplement. Such a purchase from the Trust will have the same effect on distributions to the Certificateholders as if the related Mortgage Loan(s) had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are collectible in respect thereof.

         The actual characteristics and performance of the Mortgage Loans will differ from the Maturity Assumptions used in calculating the tables set forth on Exhibit C to this Prospectus Supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the respective Classes of Principal Balance Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

The Maturity Assumptions

         The tables set forth on Exhibits C and D to this Prospectus Supplement have been prepared on the basis of the following assumptions (the "Maturity Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof:

         o as of the date of issuance of the Certificates, the Mortgage Loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1 to this Prospectus Supplement;

         o each ARD Loan is paid in full on its Anticipated Repayment Date, no Mortgage Loan is prepaid during its Lock-out Period, during any Prepayment Consideration Period during which a Yield Maintenance Charge is required or during any period that defeasance thereof may be required and, otherwise, each Mortgage Loan is assumed to prepay at the specified CPR;

         o no Mortgage Loan is repurchased or replaced as a result of a Material Breach of a representation or warranty, and none of the Master Servicer, the Special Servicer or any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class exercises its option to purchase the Mortgage Loans and thereby cause a termination of the Trust;

         o there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the maturity date of any Mortgage Loan;

         o payments on the Certificates will be made on the 10th day of each month, commencing in April 1999;

         o        payments on the Mortgage Loans earn no reinvestment return;

         o there are no additional ongoing Trust expenses payable out of the Trust Fund other than the Master Servicing Fee (out of which the primary servicing fees will be paid) and the Trustee Fee (which, together with the Master Servicing Fee, will accrue at a combined rate of 0.05% per annum), and there are no Additional Trust Fund Expenses;

         o the respective Classes of REMIC Regular Certificates will, in each such case, be issued with the initial Class Principal Balance or Class Notional Amount set forth in this Prospectus Supplement;

         o the Pass-Through Rates for the respective Classes of REMIC Regular Certificates will be as set forth or described in this Prospectus Supplement; and

         o the Certificates will be settled with investors on March , 1999 (the "Assumed Settlement Date").

Yield Sensitivity of the Class S Certificates

         The yield to investors on the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. If you are contemplating an investment in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your the failure to recoup fully your initial investment.

         The tables set forth on Exhibit D to this Prospectus Supplement show pre-tax corporate bond equivalent ("CBE") yields for the Class S Certificates based on the Maturity Assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are expressed in 32nds (e.g., means %) as a percentage of the initial Class Notional Amount of the Class S Certificates and are exclusive of accrued interest.

         The yields set forth in the tables on Exhibit D to this Prospectus Supplement were calculated by--

         o determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of each assumed stream of cash flows to equal (i) the assumed aggregate purchase prices of such Class of Certificates, plus
                  (ii) accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including the Cut-off Date to but excluding the Assumed Settlement Date, and

         o converting such monthly rates to corporate bond equivalent rates.

Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently do not purport to reflect the return on any investment on such Class of Certificates when such reinvestment rates are considered.

         There can be no assurance that--

         o the Mortgage Loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D to this Prospectus Supplement,

         o the Mortgage Loans will prepay as assumed at any of the rates shown in such tables,

         o        the Mortgage Loans will not experience losses,

         o Mortgage Loans will not be liquidated during any applicable Lock-out Period or during any other period that prepayments are assumed not to occur,

         o the ARD Loans will be paid in full on their respective Anticipated Repayment Dates,

         o the cash flows on the Class S Certificates will correspond to the cash flows shown in this Prospectus Supplement, or

         o the aggregate purchase price of the Class S Certificates will be as assumed.

It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the Class S Certificates may be materially different than those indicated on Exhibit D to this Prospectus Supplement and, under certain circumstances, could be negative. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificates.


                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                         FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement (and subject to certain other assumptions set forth in such opinion), REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders, the Certificate Account and the Interest Reserve Account, but will exclude any collections of Additional Interest on the ARD Loans. For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II,

         o the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I,

         o the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III,

         o the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II,

         o the REMIC Regular Certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III,

         o the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III, and

         o the Class D Certificates will represent beneficial interests in the portion of the Trust Fund consisting of any amounts applied as Additional Interest on the ARD Loans, and such portion will be treated as a grantor trust for federal income tax purposes.

Discount and Premium; Prepayment Consideration

         For federal income tax reporting purposes, it is anticipated that the Class S and Class Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption (the "Prepayment Assumption") that subsequent to the date of any determination the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, no Mortgage Loan will otherwise be prepaid prior to maturity and there will be no extension of maturity for any Mortgage Loan. However, no representation is made as to the actual rate at which the Mortgage Loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult with your own tax advisor concerning the tax treatment of your Certificates.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Holder of Certificates, a possibility of particular relevance to a Holder of Class S Certificates, the amount of original issue discount allocable to such period would be zero and such Holder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a Holder of a Class S Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class S Certificates (which Certificates evidence the ownership of multiple regular interests) will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class S Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class S Certificates.

         Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed on the Offered Certificates as and to the extent described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the Holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Prepayment

Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. If such projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Constructive Sales of Class S Certificates

         The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class S Certificates, which do not have Certificate Principal Balances, could be subject to this provision and only if a Holder of a Class S Certificate engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

         Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

         The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent that an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code, and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

Possible Taxes on Income From Foreclosure Property and Other Taxes

         In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in accordance with the Servicing Standard. After the Special Servicer reviews the operation of such REO Property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such REO Property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such REO Property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), and to the extent that income the Trust receives from an REO Property is subject to a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any hospitality property that becomes an REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

         To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

         o        such person has sufficient assets to do so, and

         o such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.


                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

         The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to DLJSC (PTE 90-83). Subject to the satisfaction of certain conditions set forth therein, PTE 90-83 (referred to in this Prospectus Supplement as the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

         (a)      DLJSC,

         (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJSC, and

         (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

         o first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

         o third, at the time of its acquisition by the Plan, such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Standard & Poor's Ratings Service, a Division of the McGraw-Hill Companies, Inc. ("S&P").

         o fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Depositor, the Master Servicer, the Special Servicer, any sub-servicers, the Mortgage Loan Sellers, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

         o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial Trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Closing Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

         The Exemption also requires that the Trust meet the following requirements:

         o the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate.

The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date in this Prospectus Supplement.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with--

         o the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or Mortgagor is a Party in Interest (as defined in the Prospectus) with respect to the investing Plan,

         o the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and

         o        the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

         Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with--

         (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such

                  Certificates is (a) a Borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person,

         (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and

         (3)      the holding of Senior Certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund.

         Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

         o the Senior Certificates constitute "certificates" for purposes of the Exemption, and

         o the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

         In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

         The characteristics of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates do not meet the requirements of the Exemption. Accordingly, the Certificates of those Classes may not be acquired by or on behalf of a Plan or with Plan assets, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of PTCE 95-60 (discussed below).

         Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates) that do not meet the requirements of the Exemptions solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR or S&P. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class A-2, Class A-3, Class B-1 and Class B-2 Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Depositor or either Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

         The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

         Neither the Depositor nor either Underwriter makes any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

         All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

         See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement dated March , 1999 (the "Underwriting Agreement"), between the Depositor and the Underwriters, each Underwriter has agreed to purchase from the Depositor and the Depositor has agreed to sell to such Underwriter its allocable share (as specified below) of each Class of the Offered Certificates. It is expected that delivery of the Offered Certificates will be made to the Underwriters in book-entry form through the Same Day Funds Settlement System of DTC on or about March , 1999, against payment therefor in immediately available funds.

Underwriter                        Class S    Class A-1A     Class A-1B    Class A-2    Class A-3   Class B-1   Class B-2
-----------                        -------    ----------     ----------    ---------    ---------   ---------   ---------
Donaldson, Lufkin & Jenrette
  Securities Corporation
Merrill, Lynch, Pierce,
  Fenner & Smith Incorporated

         Total...................   100%         100%           100%          100%         100%        100%        100%





         The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately % of the aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Underwriting Agreement provides that the Depositor will indemnify each Underwriter, and that under limited circumstances each Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

         The Depositor has also been advised by the Underwriters that they presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Risks Associated With Liquidity and Market Value" in this Prospectus Supplement and "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.


                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for each of the Depositor and the Underwriters by Sidley & Austin, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Certificates that the respective Classes of Offered Certificates receive the following credit ratings from Moody's and Fitch:


Class                            Moody's                   Fitch
-----                            -------                   -----
Class S                            Aaa                      AAA
Class A-1A                         Aaa                      AAA
Class A-1B                         Aaa                      AAA
Class A-2                          Aa2                       AA
Class A-3                           A2                       A
Class B-1                          Baa2                     BBB
Class B-2                          Baa3                     BBB-

         The ratings on the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class S Certificates, the ultimate receipt by the Holders thereof of all payments of principal to which they are entitled on or before the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and/or principal required under the Offered Certificates.

         The ratings on the respective Classes of Offered Certificates do not represent any assessment of--

         o The tax attributes of the Offered Certificates or of the Trust.

         o Whether or to what extent prepayments of principal may be received on the Mortgage Loans.

         o The likelihood or frequency of prepayments of principal on the Mortgage Loans.

         o The degree to which the amount or frequency of such prepayments might differ from those originally anticipated.

         o Whether or to what extent the interest distributable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls.

         o Whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Default Interest and/or Additional Interest will be received.

         Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.

         In general, the ratings address credit risk and not prepayment risk. As described in this Prospectus Supplement, the amounts payable with respect to the Class S Certificates consist only of interest (and, to the extent described in this Prospectus Supplement, may consist of a portion of the Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans). Even if the entire pool were to prepay in the initial month, with the result that the Class S Certificateholders receive only a single month's Distributable Certificate Interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid. Such result would be consistent with the respective ratings received on the Class S Certificates. The Class Notional Amount of the Class S Certificates is subject to reduction in connection with each reduction in the Class Principal Balance of a Class of Principal Balance Certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional

Trust Fund Expenses. The ratings of the Class S Certificates do not address the timing or magnitude of reduction of the Class Notional Amount of such Certificates, but only the obligation to pay interest timely on such Class Notional Amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

         The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS


30/360 Basis ...............................................................S-59
30/360 Mortgage Loans.......................................................S-59
Accelerated Amortization Payments...........................................S-60
Accrued Certificate Interest...............................................S-117
ACMs........................................................................S-50
Actual/360 Basis............................................................S-59
Actual/360 Mortgage Loans...................................................S-59
ADA ........................................................................S-55
Additional Interest.........................................................S-60
Additional Interest Rate....................................................S-60
Additional Trust Fund Expense..............................................S-125
Advances....................................................................S-22
Alliance Borrower ..........................................................S-85
Alliance GP.................................................................S-85
Alliance Loans..............................................................S-85
Alliance Mortgages..........................................................S-85
Alliance Properties.........................................................S-85
Alliance Property Manager...................................................S-85
American Borrower...........................................................S-87
American Loans..............................................................S-87
American Mortgages..........................................................S-87
American Properties.........................................................S-87
American Property Manager...................................................S-88
Annual Debt Service.........................................................S-70
Anticipated Repayment Date..................................................S-32
Appraisal Reduction Amount.................................................S-127
Appraisal Trigger Event....................................................S-127
Appraisals..................................................................S-75
Appraised Value.............................................................S-69
ARD.........................................................................S-32
ARD Loan....................................................................S-60
ARD Loans...................................................................S-32
Asset Status Report........................................................S-105
Assumed Final Distribution Date.............................................S-10
Assumed P&I Payment........................................................S-126
Assumed Settlement Date....................................................S-137
Available Distribution Amount..............................................S-116
Balloon Loan................................................................S-61
Balloon Payment.............................................................S-32
Base Estimated Annual Revenues..............................................S-66
Borrower....................................................................S-22
CapStar.....................................................................S-81
CapStar Operating Lease.....................................................S-81
CBE........................................................................S-137
Central Accounts............................................................S-79
CERCLA......................................................................S-50
Certificate Factor.........................................................S-112
Certificate Notional Amount................................................S-111
Certificate Principal Balance..............................................S-111
Certificate Registrar......................................................S-113
Certificateholders...........................................................S-7
Certificates.................................................................S-7
Class........................................................................S-7
Class D Certificates.......................................................S-112
Class Notional Amount......................................................S-111
Class Principal Balance....................................................S-111
Class S Strip Rate.........................................................S-117
Closing Date.................................................................S-9
CMF.........................................................................S-80
Collection Period...........................................................S-10
Column.......................................................................S-8
Column Mortgage Loans........................................................S-8
Commercial Properties.......................................................S-66
Compensating Interest Payment...............................................S-98
Component..................................................................S-111
Contractual Recurring Replacement Reserve...................................S-79
Controlling Class..........................................................S-104
Controlling Class Representative...........................................S-104
Corrected Mortgage Loan.....................................................S-96
Cost Approach...............................................................S-76
Country Squire Borrower.....................................................S-86
Country Squire Loan.........................................................S-86
Country Squire Mortgage.....................................................S-86
Country Squire Property.....................................................S-86
CPR........................................................................S-135
Cross-Collateralized Group..................................................S-51
Cross-Collateralized Mortgage Loans.........................................S-51
CSSA.......................................................................S-129
Custodian...................................................................S-91
Cut-off Date.................................................................S-9
Cut-off Date Balance........................................................S-56
Cut-off Date Loan-to-Value Ratio............................................S-70
Cut-off Date LTV Ratio......................................................S-70
DCR........................................................................S-142
Default Interest............................................................S-98
Defeasance Collateral.......................................................S-64
Defeasance Loan.............................................................S-64
Defeasance Loans............................................................S-34
Definitive Certificate.....................................................S-112
Determination Date...........................................................S-9
Discount Rate..............................................................S-123
Distributable Certificate Interest.........................................S-117
Distribution Date ...........................................................S-9
DLJSC........................................................................S-1
DTC.........................................................................S-13
DTC Participants...........................................................S-112
Due Date....................................................................S-32
Engineering Reserves........................................................S-80

ERISA......................................................................S-141
Estimated Annual Operating Expenses.........................................S-67
Estimated Annual Revenues...................................................S-66
Excess Defeasance Payment...................................................S-53
Excluded Plan..............................................................S-143
Exemption..................................................................S-142
Exemption Favored Parties..................................................S-142
Expense Modifications.......................................................S-68
Expenses....................................................................S-72
FF&E........................................................................S-68
FIRREA......................................................................S-77
Fitch........................................................................S-2
Fogelman....................................................................S-86
Form 8-K.....................................................................S-7
Fully Amortizing Loan.......................................................S-61
Fully Amortizing Loans......................................................S-33
GAAP........................................................................S-69
GECA.........................................................................S-8
GECA Mortgage Loans..........................................................S-8
GECC...................................................................S-8, S-89
GECLS.......................................................................S-97
Grantor Trust...............................................................S-14
HAP Contract................................................................S-42
Historical Annual Operating Expenses........................................S-67
Holders......................................................................S-7
Hospitality Properties......................................................S-44
HUD.........................................................................S-42
Hyrail Group................................................................S-36
Income Approach.............................................................S-76
Interest Accrual Period.....................................................S-10
Interest Reserve Account...................................................S-117
Interest Reserve Amount....................................................S-117
Interstate..................................................................S-82
IRS........................................................................S-139
LC & TI.....................................................................S-71
Leasable Square Footage.....................................................S-70
Liquidation Fee............................................................S-100
Liquidation Fee Rate.......................................................S-100
Loan Group Cut-off Date Balances............................................S-27
Lock-Box Account............................................................S-60
Lock-out Period.............................................................S-62
LUSTs.......................................................................S-51
Major Tenant................................................................S-70
Manufactured Housing Properties.............................................S-66
Master Servicer..............................................................S-7
Master Servicing Fee........................................................S-97
Master Servicing Fee Rate...................................................S-97
Material Breach.............................................................S-92
Maturity Assumptions.......................................................S-136
Maturity/ARD Balance........................................................S-72
Maturity/ARD Loan-to-Value Ratio............................................S-72
Maturity/ARD LTV............................................................S-72
MeriStar....................................................................S-82
Merrill Lynch................................................................S-1
Modified Mortgage Loan.....................................................S-128
Moody's......................................................................S-2
Mortgage....................................................................S-57
Mortgage File...............................................................S-91
Mortgage Loan Sellers........................................................S-8
Mortgage Loans...............................................................S-7
Mortgage Note...............................................................S-57
Mortgage Pass-Through Rate.................................................S-115
Mortgage Pool...............................................................S-22
Mortgage Pool Deficit.......................................................S-21
Mortgage Rate...............................................................S-32
Mortgaged Property..........................................................S-23
Most Recent DSCR............................................................S-71
Most Recent Expenses........................................................S-71
Most Recent NOI.............................................................S-71
Most Recent Operating Statement Date........................................S-71
Most Recent Revenues........................................................S-71
Multifamily Rental Properties...............................................S-41
Net Aggregate Prepayment Interest Shortfall.................................S-99
NOI.........................................................................S-71
Non-REMIC Assets............................................................S-14
Nonrecoverable P&I Advance.................................................S-126
Nonrecoverable Servicing Advance...........................................S-101
Norwest Bank...............................................................S-131
O&M Plan....................................................................S-74
Occupancy Rate at U/W.......................................................S-70
Occupancy Rate at Underwriting..............................................S-70
Offered Certificates........................................................S-11
Office Properties...........................................................S-45
OID Regulations............................................................S-139
Open Period.................................................................S-62
Originators..................................................................S-8
P&I Advance.................................................................S-22
Pass-Through Rate...........................................................S-11
Performing Mortgage Loans...................................................S-96
Permitted Investments.......................................................S-98
Plan.......................................................................S-141
Plan Assets................................................................S-141
Pooling Agreement............................................................S-7
Prepayment Assumption......................................................S-139
Prepayment Consideration....................................................S-52
Prepayment Consideration Period.............................................S-62
Prepayment Interest Excess..................................................S-98
Prepayment Interest Shortfall...............................................S-98
Prepayment Premium..........................................................S-52
Principal Balance Certificates..............................................S-20
Principal Distribution Amount..............................................S-118
Private Certificates........................................................S-11
Prospectus...................................................................S-2

Prospectus Supplement........................................................S-2
PTCE........................................................................S-37
PTCE 95-60.................................................................S-144
PTE........................................................................S-142
Purchase Price..............................................................S-92
Rated Final Distribution Date...............................................S-10
Rating Agencies..............................................................S-2
Realized Losses............................................................S-124
Record Date..................................................................S-9
REIT........................................................................S-37
Related Proceeds...........................................................S-101
REMIC.......................................................................S-14
REMIC Administrator..........................................................S-8
REMIC I.....................................................................S-14
REMIC II....................................................................S-14
REMIC III...................................................................S-14
REMIC Regular Certificates.................................................S-112
REMIC Residual Certificates................................................S-112
REO Property................................................................S-95
REO Tax....................................................................S-141
Replacement Mortgage Loan...................................................S-93
Required Appraisal.........................................................S-127
Required Appraisal Loan....................................................S-127
Responsible Officer........................................................S-104
Restricted Group...........................................................S-142
Retail Properties...........................................................S-42
Revenue Modifications.......................................................S-67
Revenues....................................................................S-71
Revised Rate................................................................S-60
Rooms.......................................................................S-70
S.F. .......................................................................S-70
S&P........................................................................S-142
Sales Comparison Approach...................................................S-76
Scheduled P&I Payments......................................................S-32
SEC..........................................................................S-3
Section 8...................................................................S-42
Securities Act...............................................................S-3
Senior Certificates........................................................S-118
Servicing Advance...........................................................S-22
Servicing Fees..............................................................S-99
Servicing Standard..........................................................S-94
Servicing Transfer Event....................................................S-96
Similar Law................................................................S-145
Single-Tenant Mortgage Loan.................................................S-39
Single-Tenant Mortgaged Property............................................S-39
Special Servicer.............................................................S-7
Special Servicing Fee.......................................................S-99
Specially Serviced Assets...................................................S-96
Specially Serviced Mortgage Loan............................................S-95
Sq. Ft. ....................................................................S-70
Standstill Agreement........................................................S-48
Stated Principal Balance...................................................S-115
Subordinate Available Distribution Amount..................................S-119
Subordinate Certificates...................................................S-119
Subordination Agreement.....................................................S-48
Substitution Shortfall Amount...............................................S-93
Swerdlow Borrowers..........................................................S-83
Swerdlow Loans..............................................................S-83
Swerdlow Mortgages..........................................................S-83
Swerdlow Operating Partnership..............................................S-83
Swerdlow Properties.........................................................S-83
Swerdlow REIT...............................................................S-83
Tax and Insurance Escrows...................................................S-79
Termination Price .........................................................S-131
Treasury Rate..............................................................S-123
Trust........................................................................S-7
Trust Fund...................................................................S-7
Trustee......................................................................S-8
Trustee Fee................................................................S-132
Trustee Report.............................................................S-129
U/W DSCR....................................................................S-70
U/W Leasing Commissions and Tenant Improvements.............................S-68
U/W NCF.....................................................................S-66
U/W NOI.....................................................................S-69
U/W Recurring Replacement Reserves..........................................S-68
Underwriters.................................................................S-1
Underwriting Agreement.....................................................S-146
Underwritten  Debt Service Coverage Ratio...................................S-70
Underwritten Cash Flow......................................................S-66
Underwritten DSCR...........................................................S-70
Underwritten NCF............................................................S-66
Underwritten Net Operating Income...........................................S-69
Underwritten NOI............................................................S-69
Union Capital................................................................S-9
Units.......................................................................S-70
USAP.......................................................................S-109
Voting Rights..............................................................S-130
Warranting Party............................................................S-91
Weighted Average Mortgage Pass-Through Rate................................S-118
Winston Borrower............................................................S-80
Winston Loan................................................................S-80
Winston Mortgages...........................................................S-80
Winston Properties..........................................................S-80
Winston REIT................................................................S-80
Workout Fee.................................................................S-99
Workout Fee Rate............................................................S-99
Year Built..................................................................S-71
Year Renovated..............................................................S-71
Yield Maintenance Charge....................................................S-52

                                   EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                     MORTGAGE LOANS AND MORTGAGED PROPERTIES


                       See this Exhibit for tables titled:


               Managers and Locations of the Mortgaged Properties

                    Descriptions of the Mortgaged Properties

                      Characteristics of the Mortgage Loans

             Engineering Reserves and Recurring Replacement Reserves

              Major Tenants of the Commercial Mortgaged Properties

                      Additional Mortgage Loan Information

                              Multifamily Schedule



                                      A-1-1

           Managers and Locations of the Mortgaged Properties

  #    Property Name                                       Manager
  -    -------------                                       -------
  1    Hampton Inn - Elmsford  (1A)                        Meristar Hotel & Resorts, Inc.
  2    Quality Suites - Charleston  (1A)                   Meristar Hotel & Resorts, Inc.
  3    Courtyard by Marriott - Ann Arbor   (1A)            Meristar Hotel & Resorts, Inc.
  4    Residence Inn - Phoenix  (1A)                       Meristar Hotel & Resorts, Inc.
  5    Homewood Suites - Cary  (1A)                        Meristar Hotel & Resorts, Inc.
  6    Hampton Inn & Suites - Gwinnett  (1A)               Meristar Hotel & Resorts, Inc.
  7    Hampton Inn - Raleigh  (1A)                         Meristar Hotel & Resorts, Inc.
  8    Comfort Suites - Orlando  (1A)                      Meristar Hotel & Resorts, Inc.
  9    Hampton Inn - Perimeter  (1A)                       Meristar Hotel & Resorts, Inc.
 10    Hampton Inn - Charlotte, NC  (1A)                   Meristar Hotel & Resorts, Inc.
 11    Courtyard by Marriott - Wilmington  (1A)            Meristar Hotel & Resorts, Inc.
 12    Hampton Inn - West Springfield  (1A)                Meristar Hotel & Resorts, Inc.
 13    Homewood Suites - Clear Lake  (1A)                  Meristar Hotel & Resorts, Inc.
 14    Comfort Inn - Charleston  (1A)                      Meristar Hotel & Resorts, Inc.
 15    Kendale Lakes Plaza  (1B)                           SREG Operating Limited Partnership
 16    Cypress Creek Station  (1B)                         SREG Operating Limited Partnership
 17    Oakwood Business Center  (1B)                       SREG Operating Limited Partnership
 18    Westchase Ranch Apartments  (1C)                    Alliance Residential Management, LLC
 19    Westwood Village Apartments  (1C)                   Alliance Residential Management, LLC
 20    Normandy Woods Apartments  (1C)                     Alliance Residential Management, LLC
 21    Savoy Manor Apartments  (1C)                        Alliance Residential Management, LLC
 22    San Marin Apartments  (1C)                          Alliance Residential Management, LLC
 23    Country Squire Apartments - South                   Fogelman Management Group
 24    2294 Molly Pitcher Highway  (1D)                    American Real Estate Management, Inc.
 25    5015 Campuswood Drive  (1D)                         American Real Estate Management, Inc.
 26    5010 Campuswood Drive  (1D)                         American Real Estate Management, Inc.
 27    5009 Campuswood Drive  (1D)                         American Real Estate Management, Inc.
 28    Fair Lakes Promenade                                H/P Management, L.P.
 29    Keller Oaks Apartments  (1E)                        Jupiter Realty Corporation
 30    Sycamore Hill Apartments  (1E)                      Jupiter Realty Corporation
 31    Clarendon Apartments  (1E)                          Jupiter Realty Corporation
 32    Woodchase Condominiums  (1E)                        Jupiter Realty Corporation
 33    Dallas Design Center Portfolio                      Crow Design Centers, Ltd.
 34    Assembly Square Office Building                     R. D. Management Corp.
 35    Spicetree Apartments                                Hall Apartment Management
 36    Lamplighter Mobile Home Park                        Owner Managed
 37    White Station Tower                                 Trammell Crow Company
 38    Holiday Inn New Orleans Veterans                    Bray & Gillespie, Inc.
 39    The Links at Bixby                                  Lindsey Management Company
 40    Southwood Apartments                                Intervest Resources, Inc.
 41    The Shoppes at Longwood                             R.J. Waters & Associates, Inc.
 42    Pines of Westbury                                   The Pines Management Group
 43    Edentree Apartments                                 Hall Apartment Management
 44    Becker Village Mall                                 Brookhill Management Corp.
 45    Tiffany Square                                      TMP Management, Inc.
 46    The Mint Apartments                                 Barry S. Nussbaum Company
 47    River Park Shopping Center                          Select Properties
 48    Rancho Destino Apartments                           Juliet Property Company
 49    Conestoga Mobile Home Park                          Thomas J. Horner Real Estate
 50    Huntington Chase Apartments                         Landsouth
 51    Parkshore Centre Office Building                    Durlach Corporation
 52    Kenwood Pavilion                                    Jeffrey R. Anderson Real Estate, Inc.
 53    Newsome Park Apartments                             Great Atlantic Company
 54    Princeton Court Apartments  (1F)                    Princeton Properties
 55    Pinewood Estates Apartments  (1F)                   Princeton Properties
 56    Arbor Court Apartments  (1F)                        Princeton Properties
 57    U-Store of Brighton Self Storage Facility  (1G)     North LLC
 58    U-Store of South Lyon Self Storage Facility (1G)    North LLC
 59    U-Store of Saline Self Storage Facility  (1G)       North LLC
 60    U-Store of Davison Self Storage Facility  (1G)      North LLC
 61    U-Store of Holly Self Storage Facility  (1G)        North LLC
 62    U-Store of Jackson Self Storage Facility  (1G)      North LLC
 63    Birches Apartments                                  Sigma Management

                                                                                                                   Zip
  #    Address                                               City                   County               State    Code
  -    -------                                               ----                   ------               -----    ----
  1    200 Tarrytown Road                                    Elmsford               Westchester           NY     10523
  2    5224 N. Arco Ln                                       Charleston             Charleston            SC     29418
  3    3205 Boardwalk                                        Ann Arbor              Washtenaw             MI     48108
  4    8242 N. Black Canyon                                  Phoenix                Maricopa              AZ     85051
  5    100 MacAlyson Ct.                                     Cary                   Wake                  NC     27511
  6    1725 Pineland Rd.                                     Duluth                 Gwinnett              GA     30136
  7    6209 Glenwood Drive                                   Raleigh                Wake                  NC     27612
  8    9350 Turkey Ln                                        Orlando                Orange                FL     32819
  9    769 Hammond Drive                                     Atlanta                Fulton                GA     30136
 10    8419 N. Tyron St                                      Charlotte              Mecklenburg           NC     28262
 11    151 Van Kampen Blvd.                                  Wilmington             New Hanover           NC     28403
 12    1011 Riverdale St.                                    West Springfield       Hampden               MA     01089
 13    401 Bay Area Blvd.                                    Houston                Harris                TX     77058
 14    144 Bee Street                                        Charleston             Charleston            SC     29401
 15    14091 North Kendall Drive (Southwest 88th Street)     West Kendall           Miami-Dade            FL     33426
 16    N/W/C Cypress Creek Road & North Andrews Avenue       Fort Lauderdale        Broward               FL     33309
 17    Various                                               Hollywood              Broward               FL     33020
 18    2101 Hayes                                            Houston                Harris                TX     77077
 19    4310 W. Northgate Drive                               Irving                 Dallas                TX     75062
 20    695 Normandy Drive                                    Houston                Harris                TX     77015
 21    5915 Flintock Drive                                   Houston                Harris                TX     77040
 22    3501 W. Waters Avenue                                 Tampa                  Hillsborough          FL     33614
 23    8056 Country Squire Lane                              Cordova                Shelby                TN     38018
 24    2294 Molly Pitcher Highway                            Chambersburg           Franklin              PA     17201
 25    5015 Campuswood Drive                                 East Syracuse          Onondaga              NY     13057
 26    5010 Campuswood Drive                                 East Syracuse          Onondaga              NY     13057
 27    5009 Campuswood Drive                                 East Syracuse          Onondaga              NY     13057
 28    12169-12249 Fair Lakes Parkway                        Fair Oaks              Fairfax               VA     22033
 29    2121 Marsh Lane                                       Carrollton             Dallas                TX     75006
 30    7500 South Hulen St.                                  Fort Worth             Tarrant               TX     76054
 31    3800 N. Beltline Rd.                                  Irving                 Dallas                TX     75038
 32    4060 N. Beltline Rd.                                  Irving                 Dallas                TX     75038
 33    Various                                               Dallas                 Dallas                TX     75207
 34    5 Middlesex Avenue                                    Somerville             Middlesex             MA     02145
 35    4854 Washtenaw Avenue                                 Ann Arbor              Washtenaw             MI     48108
 36    4201 North First Street                               San Jose               Santa Clara           CA     95134
 37    5050 Poplar Avenue                                    Memphis                Shelby                TN     38157
 38    6401 Veterans Boulevard                               Metairie               Jefferson             LA     70003
 39    11500 Links Court/11500 Block of South Memorial       Bixby                  Tulsa                 OK     74008
 40    5601 Paramount Blvd.                                  Long Beach             Los Angeles           CA     90805
 41    823-883 E. Baltimore Pike                             Kennett Square         Chester               PA     19348
 42    12500 - 12600 Dunlap                                  Houston                Harris                TX     77035
 43    1721 E. Frankford Rd.                                 Carrollton             Denton                TX     75007
 44    Becker Drive & East 10th Street                       Roanoke Rapids         Halifax               NC     27870
 45    6805 Corporate Drive                                  Colorado Springs       El Paso               CO     80919
 46    6700 Dairy Ashford Road                               Houston                Harris                TX     77072
 47    4240 East Judge Perez Rd.                             Mereaux                St. Bernard Parish    LA     70075
 48    4355 S. Durango Drive                                 Las Vegas              Clark                 NV     89117
 49    1199 East Santa Fe                                    Gardner                Johnson               KS     66030
 50    1010 S. Houston Lake Boulevard                        Warner Robins          Houston               GA     31088
 51    1 Poston Road                                         Charleston             Charleston            SC     29407
 52    8115-8133 Montgomery Rd.                              Cincinnati             Hamilton              OH     45242
 53    4801 Marshall Avenue                                  Newport News           None                  VA     23607
 54    31 Andrew Street                                      Manchester             Hillsborough          NH     03104
 55    135 English Village Rd.                               Manchester             Hillsborough          NH     03102
 56    37 Hosmer Street                                      Marlborough            Middlesex             MA     01752
 57    5850 Whitmore Lake Dr.                                Brighton               Livingston            MI     48116
 58    271 Lottie St.                                        South Lyon             Oakland               MI     48178
 59    1145 Industrial Park Dr.                              Saline                 Washtenaw             MI     48176
 60    10026 Lapeer Rd.                                      Davison                Genesee               MI     48423
 61    4228 Grange Hall Rd.                                  Holly                  Oakland               MI     48442
 62    155 N. Dettman                                        Jackson                Jackson               MI     49202
 63    195 Fries Mill Rd.                                    Washington Township    Gloucester            NJ     08012


           Managers and Locations of the Mortgaged Properties

  #    Property Name                                       Manager
  -    -------------                                       -------
 64    Hollywood Plaza                                     Westport Realty, Inc.
 65    50-60 Worcester Rd.                                 A & C Associates, Inc.
 66    Mahwah Business Park                                Owner Managed
 67    Silvernail Shopping Center                          Marlin Properties, Inc.
 68    Tech Center 29 Office/Warehouse Complex             Cambridge Asset Advisors Limited Partnership
 69    Centre North Shopping Center                        Centre Properties Management
 70    Cranbrook Centre Apartments  (1H)                   Amurcon Corporation
 71    Cranbrook Centre Office Buildings  (1H)             Amurcon Corporation
 72    Lubbock Shopping Parkade                            Richmond Realty LLC
 73    Marin Club Apartments                               PMG Real Estate Management and Consulting
 74    Prunedale Center                                    Greg Burch
 75    Lamplighter Ontario MHP                             Morgan Properties, Inc.
 76    Marycrest Shopping Center  (2)                      Infinity Property Management, Corp.
 77    Elm Plaza Shopping Center                           Owner Managed
 78    Century Plaza East                                  Triple Net Properties, LLC
 79    Keller Springs Tech Center                          Today Management, Inc.
 80    Mobile Gardens/Holly View Mobile Home Park  (1I)    K.D.M. Development Corporation
 81    Stony Chase/Rock Creek Mobile Home Park  (1I)       K.D.M. Development Corporation
 82    Briarwood Manor  (1I)                               K.D.M. Development Corporation
 83    Tierra Verde Marine Center                          TPA Resorts, Inc.
 84    Aurora Square                                       ACF Property Management, Inc.
 85    Merchant's Square  (3)                              Infinity Property Management, Corp.
 86    Northwood Hills Shopping Center                     Sabre Realty Management, Inc.
 87    36th Street Office Center                           Eenhoorn, LLC
 88    Fifth Avenue Apartments                             Anterra Management Corporation
 89    The Watermill Apartments                            BMS Management, Inc.
 90    Brooks Corner                                       Brooks, Torrey & Scott, Inc.
 91    Hollywood Ardmore Apartments                        David N. Schultz, Inc.
 92    Chasewood Apartments                                Hall Apartment Management
 93    Kingsgate North                                     Graco Real Estate Development, Inc.
 94    Fairfield Suites Pittsburgh/Airport                 Concord Hospitality Enterprises, Inc.
 95    Seatree Apartments                                  Hall Apartment Management
 96    All Aboard Mini Storage - Alhambra                  Management Enterprises, Inc.
 97    West Century Center                                 PlazaCorp Realty Advisors, Inc.
 98    Universal Plaza                                     Rubin Pikus Associates, LP
 99    Crestview Market Place                              Gulf Land, LLC
100    New Franklin Apartments  (4)                        Dube & Cabral Investments
101    Windjammer Apartments                               JMG Realty, Inc.
102    Woodlake Village Apartments                         SJS Enterprises
103    Comfort Inn - Hopewell, VA                          Sky Management, Inc.
104    Linens N Things                                     Clinton International Group
105    The Woods Apartments                                JRD Management Corporation
106    Moonlight Garden Apartments                         Cove Properties
107    Sagamore Court Apartments                           Forest Properties Management, Inc.
108    Carriage Hill Apartments                            Capital Investment Group, Inc.
109    Dowling Office Building                             R. D. Management Corp.
110    Main Street Plaza Shopping Center                   KMI Real Estate Group, Inc.
111    Friendship Crossing Apartments                      CIH Uplands, L.P.
112    Spruce Properties  (1J)                             Oak Grove Realty Services, Inc.
113    Oak Grove Apartments  (1J)                          Oak Grove Realty Services, Inc.
114    Aldrich Apartments  (1J)                            Oak Grove Realty Services, Inc.
115    One Bellemead Center                                U.L. Coleman Companies
116    Denver Tech Center #30                              ACF Property Management, Inc.
117    Preston Racquet Club Condominiums and Apartments    Leaders Property Management
118    Sand Lake Apartments                                A & M Properties, Inc.
119    Mobile Estate Mobile Home Park                      Horizon Management Co.
120    Colonia Shopping Center                             Rosen Associates Management Corp.
121    Vista Ridge Center III                              Strode Property Company
122    Parkside East Apartments                            Realty Management Services Inc.
123    Northpark Village                                   GRACO Real Estate Development, Inc.
124    Breakers Apartments                                 First Lake Properties, Inc.
125    Picnic Lawn Apartments                              Brandon M. Burress
126    32nd Street and McDowell Road Shopping Center       Eagle Property Management, Inc.


                                                                                                                                Zip
  #    Address                                                         City                   County                  State    Code
  -    -------                                                         ----                   ------                  -----    ----
 64    4627-4641 Santa Monica Blvd. & 1100-1134 N. Vermont Ave.        Los Angeles            Los Angeles              CA     90029
 65    50-60 Worcester Rd.                                             Framingham             Middlesex                MA     01701
 66    Ramapo Valley Road                                              Mahwah                 Bergen                   NJ     07430
 67    1900 Silvernail Rd.                                             Waukesha               Milwaukee                WI     53072
 68    12120 and 12140 Industrial Parkway                              Silver Spring          Montgomery               MD     20904
 69    8600 East 96th Street                                           Fishers                Hamilton                 IN     46038
 70    18333 South Drive                                               Southfield             Oakland                  MI     48076
 71    30161, 30215, 30233 Southfield Road                             Southfield             Oakland                  MI     48076
 72    7020 Quaker Avenue                                              Lubbock                Lubbock                  TX     79424
 73    2261 West Valley Blvd                                           Pomona                 Los Angeles              CA     91768
 74    7915-8093 San Miguel Canyon Rd. & 17760-17880 Moro Rd.          Prunedale              Monterey                 CA     93901
 75    2139 East Fourth Street                                         Ontario                Riverside                CA     91764
 76    2126 West Jefferson Street                                      Joliet                 Will                     IL     60435
 77    338 Main Street                                                 Waterville             Kennebec                 ME     04901
 78    1790-1884 Avenue J                                              Lancaster              Los Angeles              CA     93535
 79    3220 Keller Springs Rd.                                         Carrollton             Dallas                   TX     75006
 80    601 N. Dual Highway & 1020 Brickyard Rd. / 1030 Brickyard Rd.   Seaford Hundred        Sussex                   DE     19973
 81    ES Bouchelle Rd.                                                Elkton                 Cecil                    MD     21921
 82    Trussum Pond Rd.                                                Little Creek Hundred   Sussex                   DE     19956
 83    100 Pinellas Bayway                                             Tierra Verde           Pinellas                 FL     33715
 84    15801-15925 Westminister Way North                              Seattle                King                     WA     98133
 85    7195 Highway 85                                                 Riverdale              Clayton                  GA     30274
 86    8010-8152 Spring Valley Rd.                                     Dallas                 Dallas                   TX     75240
 87    5251-3 36th Street                                              Grand Rapids           Kent                     MI     60521
 88    11530 Vance Jackson Rd.                                         San Antonio            Bexar                    TX     75230
 89    6505 Westheimer Road                                            Houston                Harris                   TX     77057
 90    136 Main Street                                                 Westport               Fairfield                CT     06880
 91    1850 Whitley Avenue                                             Los Angeles            Los Angeles              CA     90028
 92    3420 South Coulter                                              Amarillo               Randall                  TX     79109
 93    4010-4230 82nd Street                                           Lubbock                Lubbock                  TX     79423
 94    239 Summit Park Drive                                           Pittsburgh             Allegheny                PA     15275
 95    2800 Nasa Rd 1                                                  Seabrook               Harris                   TX     77586
 96    2000 West Mission Rd.                                           Alhambra               Los Angeles              CA     91803
 97    5015-5063 West Main Street                                      Oshtemo Township       Kalamazoo                MI     49009
 98    2533-2793 NW 79th Avenue                                        Miami                  Dade                     FL     33122
 99    1308-1334 North Ferndon Blvd. (Hwy 85)                          Crestview              Okaloosa                 FL     32536
100    Various                                                         Franklin/Tilton        Belknap/Merrimack        NH    Various
101    950 F.M. 1959                                                   Houston                Harris                   TX     77034
102    5080 Westerville Road                                           Columbus               Franklin                 OH     43081
103    5380 Oaklawn Boulevard (VSH 36)                                 Hopewell               Price George             VA     23875
104    U.S. Highway 441 at Glades Rd.                                  Boca Raton             Palm Beach               FL     33428
105    2375 NE 173rd Street                                            North Miami Beach      Dade                     FL     33160
106    12227 Osborne Place                                             Pacoima                Los Angeles              CA     91331
107    555-567 Sagamore Avenue                                         Portsmouth             Rockingham               NH     03801
108    935 - 1385 Carraige Hill Lane                                   Hamilton               Butler                   OH     45013
109    6-22 Pleasant Street                                            Malden                 Middlesex                MA     02148
110    701-725 East Main Street                                        Alhambra               Los Angeles              CA     91801
111    17 - 127 Galveston St.                                          Washington             District of Columbia     DC     20032
112    116 Oak Grove Street & 1400-1408 Spruce Place                   Minneapolis            Hennepin                 MN     55403
113    225, 227, and 233 Oak Grove St.                                 Minneapolis            Hennepin                 MN     55403
114    1926, 1928, 1930, 1934, and 1936 Aldrich Ave.                   Minneapolis            Hennepin                 MN     55403
115    6425 Youree Drive                                               Shreveport             Caddo                    LA     71105
116    8301 East Prentice Ave                                          Englewood (Denver)     Arapahoe                 CO     80111
117    5840 Spring Valley Rd.                                          Dallas                 Dallas                   TX     75240
118    1302 Coopers Town Ct.                                           Tampa                  Hillsborough             FL     33613
119    16745 SE Division Street                                        Portland               Multnomah                OR     97233
120    1250 Lincoln Highway                                            Colonia                Middlesex                NJ     07067
121    2417 South Stemmons Freeway                                     Lewisville             Denton                   TX     75067
122    710 Roeder Rd.                                                  Silver Spring          Montgomery               MD     20910
123    401 Slide Rd.                                                   Lubbock                Lubbock                  TX     79416
124    1309 Lake Avenue                                                Metairie               Jefferson                LA     70005
125    24137 Stateline Rd.                                             Bright                 Dearborn                 IN     47025
126    3205-3297 E. McDowell Rd.                                       Phoenix                Maricopa                 AZ     85008


           Managers and Locations of the Mortgaged Properties


  #    Property Name                                       Manager
  -    -------------                                       -------
127    Triangle Corporate Center                           American Landmark Properties
128    One West Hills Office                               Owner Managed
129    Harper Regency Apartments                           Tri-Center Group, Inc.
130    Heritage Green Shopping Center                      Tedford Properties
131    Captain's Landing Apartments                        BH Management
132    All Aboard Mini Storage - Fremont                   Management Enterprises, Inc.
133    Century Plaza Strip Shopping Center  (1K)           Owner Managed
134    Albany Square Strip Shopping Center  (1K)           Owner Managed
135    Larrabee Complex                                    MacBride Management, Inc.
136    Cedar Garden Apartments                             Sigma Management
137    All Aboard Mini Storage - Stanton                   Management Enterprises, Inc.
138    Windtree Apartments - Phase I                       Floyd Properties
139    Lake City Mini-Storage                              Owner Managed
140    Huntington Mobile Estates                           Marcare Group
141    Everhart Park Shopping Center                       LandLord Resources
142    Rafael North Executive Park                         Williams Development Company
143    Westwind Estates                                    Bessire and Casenhiser, Inc.
144    Hewlett Shopping Center                             Jonathan Austern
145    Forest Park Village                                 J. Hester Properties
146    2700 Richards Building                              Scott C. Hannah
147    Lincoln Park Center                                 Milestone Property Management Corp.
148    Cedar Heights Apartments                            Evans Realty, Inc.
149    The North Oak Apartments                            Con Am Management
150    Arrowhead Court Apartments                          Halfpenny Management Company
151    The Citibank Building                               Gilles Bouchacourt
152    Petco/Starbucks S/C                                 Owner Managed
153    1870 Ogden Drive                                    Insignia Commercial Group of California, Inc.
154    Woodland Park Office Building                       P & K, Inc.
155    Costa Mesa Mobile Estates                           Owner Managed
156    Tree Top Apartments                                 Floyd Properties
157    Greenville Village Mobile Home Park                 Wolff Holdings, Inc.
158    Brookwood Village                                   Regency Realty Group, Inc.
159    Rose Grove Mobile Home Park                         Dorothy E. Royce
160    Little River Shopping Center                        Rosen Associates Management Corp.
161    The Amberton Apartments                             A&M Properties, Inc.
162    Best Western Worlds of Fun                          Pacifica Companies
163    All Aboard Mini Storage - Anaheim                   Management Enterprises, Inc.
164    Waterway Crossing Apartments                        Intersouth Management, Inc.
165    The Borders Building                                Westheimer Properties
166    Ken-Caryl Business Center                           ACF Property Management, Inc.
167    Alta Vista Mobile Home Park                         Alta Vista Associates, LLC
168    Palm Springs Self Storage                           G.T. Kelly General Contractors, Inc.
169    Holiday Inn Express Auburn                          C & D Management, Inc.
170    Caruth Haven Retail Center                          Cencor Realty Services, Inc.
171    3456 Ridge Property                                 American Landmark Properties
172    Campus Plaza Shopping Center                        Kwok Yan Yee
173    All Aboard Mini Storage - San Gabriel               Management Enterprises, Inc.
174    Point O' Woods Apartments                           Evans Realty
175    Williamsburg on the Lake Apartments                 Gene B. Glick Company
176    Airport Business Center                             Margolis Company
177    Staples - Wilmington                                Jeffrey R. Anderson Real Estate, Inc.
178    Felicita Junction                                   James Crone & Associates
179    The Bordeaux Apartments                             Lanlord Resources, Inc.
180    High Point Village I Apartments                     Knudson Management Co.
181    Assured Self Storage Facility                       NAP
182    Staples - Valparaiso                                Jeffrey R. Anderson Real Estate, Inc.
183    Fruitland Grove Family Park                         Community Asset Management
184    Centennial Creek Office Park                        CC Management LP
185    Park Lane Village Apartments  (1L)                  Craig A. Lane and Leon J. Parr
186    Rynearson Lane Village Apartments  (1L)             Craig A. Lane and Leon J. Parr
187    Holiday Inn Express Ottawa                          C & D Management, Inc.
188    Ross Apartments                                     Charles and Holly Clifford
189    339 S. Ardmore Apartments                           Abra Management, Inc.

                                                                                                                             Zip
  #    Address                                                 City                       County                   State    Code
  -    -------                                                 ----                       ------                   -----    ----
127    1400-1538 Elmhurst Rd.                                  Elk Grove Village          Cook                      IL     60007
128    3901 South Lamar Blvd.                                  Austin                     Travis                    TX     78704
129    1428 N. Harper Avenue                                   West Hollywood             Los Angeles               CA     90046
130    8203 South Holly Street                                 Littleton                  Unincorporated Arapahoe   CO     80122
131    3102 69th Street                                        Galveston                  Galveston                 TX     77551
132    3560 Washington Blvd.                                   Fremont                    Alameda                   CA     94539
133    355-385 W. Northwest Highway                            Palatine                   Cook                      IL     60067
134    4445 N. Pulaski Road                                    Chicago                    Cook                      IL     60618
135    100 Main Street                                         Westbrook                  Cumberland                ME     04092
136    1030 Cedar Bridge Rd.                                   Brick                      Ocean                     NJ     08723
137    10741 Dale Ave.                                         Stanton                    Orange                    CA     90680
138    409 Tradewinds Dr.                                      Fayetteville               Cumberland                NC     28314
139    3116-3136 N.E. 130th Street                             Seattle                    King                      WA     98125
140    7652 Garfield Avenue                                    Huntington Beach           Orange                    CA     92648
141    6601 Everhart Rd.                                       Corpus Christi             Nueces                    TX     78413
142    165,175, 185 North Redwood Drive                        San Rafael                 Marin                     CA     94903
143    1399 Sacramento Ave.                                    West Sacramento            Yolo                      CA     95605
144    1296-1318 Broadway                                      Hewlett                    Nassau                    NY     11557
145    3423 Forest Lane                                        Dallas                     Dallas                    TX     75234
146    2700 Richards Rd.                                       Bellevue                   King                      WA     98005
147    6800 Stirling Rd.                                       Davie                      Broward                   FL     33024
148    2600 N. Denton Rd.                                      Dothan                     Houston                   AL     36303
149    225 Aldine Bender                                       Houston                    Harris                    TX     77060
150    700 Cherry Tree Rd.                                     Upper Chichester Township  Delaware                  PA     19014
151    225-255 East Dania Beach Blvd.                          Dania                      Broward                   FL     33004
152    12800-12824 Ventura Boulevard                           Studio City                Los Angeles               CA     91604
153    1868-1870 Ogden Drive                                   Burlingame                 San Mateo                 CA     94010
154    21731 Ventura Boulevard                                 Woodland Hills             Los Angeles               CA     91364
155    327 West Wilson Street                                  Costa Mesa                 Orange                    CA     92627
156    910-C Greenleaf Drive                                   Fayetteville               Cumberland                NC     28304
157    6509 Greenville Loop Road                               Wilmington                 New Hanover               NC     28409
158    1923 - 1943 Peachtree Rd.                               Atlanta                    Fulton                    GA     30309
159    3839 Pacific Ave.                                       Forest Grove               Washington                OR     97116
160    1699 Highway 17                                         Little River               Horry                     SC     29566
161    1550 University Woods Place                             Tampa                      Hillsborough              FL     33612
162    7100 NE Parvin Rd.                                      Kansas City                Clay                      MO     64117
163    1705 S. State College Blvd.                             Anaheim                    Orange                    CA     92806
164    685 Burcale Rd.                                         Myrtle Beach               Horry                     SC     29579
165    9633 Westheimer Rd.                                     Houston                    Harris                    TX     77063
166    10499 & 10579 W. Bradford & 10394 W. Chatfield Ave.     Littleton                  Jefferson                 CO     80127
167    711 East Lake Mead Drive                                Henderson                  Clark                     NV     89015
168    4200 Forest Hill Blvd.                                  Palm Springs               Palm Beach                FL     33406
169    404 Touring Drive                                       Auburn                     DeKalb                    IN     46706
170    6101 Greenville Avenue                                  Dallas                     Dallas                    TX     75206
171    3456 Ridge Avenue                                       Arlington Heights          Cook                      IL     60004
172    3601-3629 S. Vermont Ave.                               Los Angeles                Los Angeles               CA     90007
173    405 S. Del Mar Ave.                                     San Gabriel                Los Angeles               CA     91776
174    520 N. 38th Avenue                                      Hattiesburg                Forrest and Lamar         MS     39401
175    302 Village Drive                                       Mishawaka                  St. Joseph                IN     46545
176    555 West Layton Avenue                                  Milwaukee                  Milwaukee                 WI     53207
177    1215 Rombach Avenue                                     Wilmington                 Clinton                   OH     45177
178    1611-1677 S. Centre City Parkway                        Escondido                  San Diego                 CA     92025
179    523 Airline Rd.                                         Corpus Christi             Nueces                    TX     78412
180    139 South Clark Road                                    Cedar Hill                 Dallas                    TX     75014
181    3003 Big Town Blvd.                                     Mesquite                   Dallas                    TX     75150
182    2106 Morthland Blvd. (U.S. 30)                          Valparaiso                 Porter                    IN     46383
183    19850 E. Arrow Highway                                  Covina                     Los Angeles               CA     91724
184    2955 & 2975 Valmont Rd.                                 Boulder                    Boulder                   CO     80301
185    7746 Red Arrow Highway                                  Watervliet                 Berrien                   MI     49098
186    1386 Leisure Lane                                       Buchanan                   Berrien                   MI     49107
187    120 West  Stevenson                                     Ottawa                     LaSalle                   IL     61350
188    1118 Sir Francis Drake Boulevard                        Kentfield                  Marin                     CA     94904
189    339 South Ardmore Avenue                                Los Angeles                Los Angeles               CA     90020


           Managers and Locations of the Mortgaged Properties


  #    Property Name                                       Manager
  -    -------------                                       -------
190    Edgewater Beach Resort                              Yvonne Hanna
191    Fondren Hill Apartments                             Homewood Company, LLC
192    Cottonwood Plaza                                    Partners Management and Consultants Inc.
193    Southport Shops                                     Centre Properties Management
194    Hawthorne Hill Apartments                           Pache Management Company, Inc.
195    Days Inn Waccamaw                                   Winner Hotels, Inc.
196    Turtle Oaks Apartments                              Performance Properties, LLC
197    Linden Place Mobile Home Park                       D.R.S. Realty Company
198    Moore Lake Commons Shopping Center                  Hexad Management Company
199    Imperial Manor West Apartments                      Southfield Management Inc.
200    Brown School Station Apts.                          Baltes Commercial Realty
201    South Street Seaport Office Center                  Beacon Management Group, LLC
202    Hathaway Commerce Center                            Walsworth Property Management
203    Corinthian Apartments                               L'Abri Management Co.
204    Walgreen's Drug Store - Swansea                     Owner Managed
205    Catalina Apartments                                 J. Hester Properties
206    Devonshire Square Retail Center                     Westwood Financial
207    1440 N. Vine Street                                 Worchell Properties
208    College Park Apartments                             Owner Managed
209    Country Brooke Apartments                           Baltes Commercial Realty
210    Hillside View Apartments                            Fox Creek Management
211    Benihana Restaurant                                 GraeGrove One, LLC
212    Crosswinds Apartments                               National Realty Management, Inc.
213    Imperial Plaza Retail Center                        Abbas Satrap
214    Twin Lakes Mobile Home Park                         D.R.S. Realty Company
215    Antietam Village Center                             Fitzgerald & Matan Property Management, Inc.
216    Gateway Shoppes                                     Morgan Real Estate, Inc.
217    Red Onion Building                                  Owner Managed
218    526 South Ardmore Avenue                            Abra Management, Inc
219    All Aboard Mini Storage - Santa Ana                 Management Enterprises, Inc.
220    Villa East I & II                                   Matrix Group, Inc.
221    Courtyard Apartments                                Christopher Homes, Inc.
222    Sunset View Village Apartments                      Owner Managed
223    Wilmington Plaza                                    La Caze Development Company
224    The Nations Bank Building                           The Shear Companies
225    Quail Ridge Apartments                              Piper Management Co.
226    Best Western KCI Airport                            Pacifica Companies
227    Laurel Heights Apartments                           Property Management Professionals, Inc.
228    El Monte Mobile Air Mobile Home Park                Community Asset Management
229    Harold Gilstrap Shopping Center                     Sierra Management Corp.
230    Lakeside Apartments                                 Orphelia Hennes
231    Park Glen Apartments                                Tricap Management, Inc.
232    St. Lucie Mobile Village                            Owner Managed
233    Ravenscroft Apartments                              Owner Managed
234    Coach Country Corral MHP                            Owner Managed
235    Seaside Village Shopping Center                     WQ Real Estate Services, Inc.
236    Sherwood Park Apartments                            Great West Management Group, Inc.
237    Ravenna Plaza                                       Emmco Corporation
238    Holiday Inn Express Oglesby                         C & D Management, Inc.
239    Central/Magnolia Retail Center                      H.S. Brown & Associates, Inc.
240    Rolling Hills Estates                               Team Properties
241    Saticoy-Royale Apartments                           G.H. Cooper Properties, Inc.
242    Holiday/Park Riviera Mobile Home Park               McGlamry Properties
243    Gottschalk's Department Store                       Jack Baskin, Inc.
244    Justin Apartments                                   Gaska, Inc. and Development
245    Fountain Square Apartments                          Drumm Real Estate Management, Inc.
246    383 St. Johns Place                                 Certified Servicing Associates, Inc.
247    Days Inn                                            Owner Managed
248    Market Plaza                                        Real Estate Alliance Company Ltd., LLC
249    Michigan Plaza & Bender Plaza  (5)                  Owner Managed
250    Mockingbird Park Retail Building                    Corrigan Real Estate Services
251    Poolesville Village Center                          Darnestown Management Corporation, Inc.
252    Executive Park Offices                              REMA, Inc.


                                                                                                             Zip
  #    Address                                             City                 County             State    Code
  -    -------                                             ----                 ------             -----    ----
190    95 Chase Avenue                                     Dennisport           Barnstable          MA     02639
191    770 Lakeland                                        Jackson              Hinds               MS     39216
192    7250-7356 North Oracle Rd.                          Tucson               Pima                AZ     85704
193    7225 US 31 South                                    Indianapolis         Marion              IN     46227
194    3200-3361 & 3419-3498 Valerie Arms Drive            Dayton               Montgomery          OH     45405
195    3650 Highway 501                                    Myrtle Beach         Horry               SC     29577
196    4111-21, 4140 & 4141 Newton Ave                     Dallas               Dallas              TX     75219
197    G-4192 South Linden Road                            Flint                Genessee            MI     48507
198    1001 East Moore Lake Drive                          Fridley              Anoka               MN     55432
199    19200 Appleton                                      Detroit              Wayne               MI     48219
200    402-A Brown School Rd.                              Vandalia             Montgomery          OH     45377
201    19 Fulton Street & 133 Beekman Street               New York             New York            NY     10038
202    1004 - 1010 South Hathaway Street                   Santa Ana            Orange              CA     92705
203    9063 Florence Ave.                                  Downey               Los Angeles         CA     90240
204    2532 North Illinois Street                          Swansea              St. Clair           IL     62226
205    815 W. Abram Street                                 Arlington            Tarrant             TX     76013
206    16913-16933 Devonshire Street                       Granada Hills        Los Angeles         CA     91344
207    1400-1440 Vine Street                               Los Angeles          Los Angeles         CA     90028
208    401 College Drive                                   Hanceville           Cullman             AL     35055
209    2980 Stop Eight Rd.                                 Dayton               Montgomery          OH     45414
210    243 Pleasant Street                                 Concord              Merrimack           NH     03301
211    4250 Birch Street                                   Newport Beach        Orange              CA     92660
212    4355 South Jones Blvd.                              Las Vegas            Clark               NV     89103
213    8847 Imperial Highway                               Downey               Los Angeles         CA     90242
214    7001 Lakes Boulevard                                Fort Mill            York                SC     29715
215    1595 Opposumtown Pike                               Frederick            Frederick           MD     21702
216    1001-27 North Federal Highway                       Fort Lauderdale      Broward             FL     33304
217    420 and 422 East Cooper Avenue                      Aspen                Pitkin              CO     81611
218    526 South Ardmore Avenue                            Los Angeles          Los Angeles         CA     90020
219    1030 E. Fourth Street                               Santa Ana            Orange              CA     92701
220    363 and 393 South Harlan St.                        Lakewood             Jefferson           CO     80226
221    1620 Carol Sue Ave.                                 Gretna               Jefferson           LA     70056
222    7510 SW 152nd Avenue                                Miami                Dade                FL     33193
223    311 Pacific Coast Highway                           Wilmington           Los Angeles         CA     90744
224    4000 Garth Road                                     Baytown              Harris              TX     77521
225    1001 North State Road                               Davison              Genesee             MI     48423
226    11900 NW Plaza Circle                               Kansas City          Platte              MO     64153
227    483 Laurel Lane                                     New Braunfels        Comal               TX     78130
228    1517-1601Merced Avenue                              South El Monte       Los Angeles         CA     91733
229    601 S. Main Street                                  Salem                Washington          IN     47167
230    1355 West Maple Avenue                              Mundelein            Lake                IL     61941
231    Parke West Drive                                    Glen Burnie          Anne Arundel        MD     21061
232    11500 SW Kanner Highway                             Indiantown           Martin              FL     34956
233    25 Fairview Avenue                                  Phillipsburg         Warren              NJ     08865
234    1921 208th Street East                              Spanaway             Pierce              WA     98387
235    4908 Seawall Boulevard                              Galveston            Galveston           TX     77551
236    2300 - 2470 62nd Avenue East                        Fife                 Pierce              WA     98424
237    1139-49 East Main Street                            Ravenna              Portage             OH     44266
238    900 Holiday Street                                  Oglesby              LaSalle             IL     61348
239    4100 Central Avenue                                 Riverside            Riverside           CA     92506
240    4457 Popps Ferry Rd.                                D'Iberville          Harrison            MS     39532
241    14630 Saticoy Street                                Van Nuys             Los Angeles         CA     91405
242    319 Brady Drive                                     Warner Robins        Houston             GA     31088
243    372 Elm Avenue                                      Auburn               Placer              CA     95603
244    1039 Justin Avenue                                  Glendale             Los Angeles         CA     91201
245    1925 8th Avenue                                     Tuscaloosa           Tuscaloosa          AL     35401
246    383 St. Johns Place                                 Brooklyn             Kings               NY     11238
247    2117 Aerotech Drive                                 Colorado Springs     El Paso             CO     80916
248    2015 - 79 West 25th Street                          Cleveland            Cuyahoga            OH     44113
249    726-32 E. Michigan / 205-225 E. Bender              Hobbs                Lea                 NM     88240
250    5706 E. Mockingbird Lane                            Dallas               Dallas              TX     75206
251    19710 Fisher Avenue                                 Poolesville          Montgomery          MD     20837
252    921-925 East Executive Park Drive                   Murray               Salt Lake           UT     84117


           Managers and Locations of the Mortgaged Properties


  #    Property Name                             Manager                                  Address
  -    -------------                             -------                                  -------
253    Citadel Square Shopping Center  (6)       Infinity Property Management, Corp.      5060 Memorial Drive
254    Sherwood Mobile Home Estates              D.R.S. Realty Company                    314 Tallman Circle
255    Ware's Van & Storage Co.                  Owner Managed                            1344 North West Boulevard
256    Sunrise Terrace Mobile Home Park          Owner Managed                            7311 Chambers Creek Road West
257    Best Western Country Inn North            Pacifica Companies                       2633 N.E. 43rd Street
258    Woodlake Resort Village Apartments        Owner Managed                            6000 Woodlake Parkway
259    Plantation Pines Apartments               Owner Managed                            2713 South Broadway
260    Pacific Mini Storage                      Owner Managed                            5120 Pacific Highway
261    Sunridge Apartments                       Owner Managed                            6608 South Freeway
262    Parkside Place Apartments                 J & EE Property Management, Inc.         2833 Community Drive
263    Courtyards of Granbury                    Las Brisas Nuevo, LLC                    905 Paluxy Road
264    University Apartments                     Polo Club Management                     3512 South University Drive
265    Isaqueena Village Apartments              P.I.C. Properties                        843 Isaqueena Trail
266    Turtle Dove I Apartments                  Owner Managed                            3516 Matilda Street
267    Carson Gardens Mobile Home Park           Community Asset Management               437 West Carson St.
268    Valerie Apartments                        J.L. & G.                                6226 Valerie Street
269    Huddersfield Apartments                   Huddersfield Properties, LLC             197 Pine Street
270    1457 & 1519 - 1527 Park Road, NW          1457 Park Road, LLC                      1457 & 1519 - 1527 Park Road, NW
271    Winter Garden Village Apartments          Affirmative Management Inc.              521 South Park Avenue
272    Long Point Plaza Apartments               Owner Managed                            1742 Woodvine Drive
273    The Place of Tempe Apartments             Owner Managed                            607-627 West 19th Street
274    Valley Garden Apartments                  Valley Garden, LLC                       5236 & 5286 East Tropicana Avenue
275    Devereaux Apartments                      Owner Managed                            3616-3636 Warwick Boulevard
276    Bloomingdale Shopping Center              Bloomingdale Plaza Associates, LLC       47 Main Street
277    Cottonwood Apartments                     Invest America                           1714 Patton Lane
278    Royal North Apartments                    SSL Investments, LLC                     4422 & 4525 Weaver Road
279    Turtle Dove II Apartments                 G & G Properties                         5737 McCommas Street


                                                                    Zip
  #    City                     County                    State    Code
  -    ----                     ------                    -----    ----
253    Stone Mountain           DeKalb                     GA     30083
254    Midway Park              Onslow                     NC     28544
255    Vineland                 Cumberland                 NJ     08360
256    University Place         Pierce                     WA     98467
257    Kansas City              Clay                       MO     64117
258    San Antonio              Bexar                      TX     78244
259    Tyler                    Smith                      TX     75701
260    Ferndale                 Whatcom                    WA     98248
261    Forth Worth              Tarrant                    TX     76134
262    Dallas                   Dallas                     TX     75220
263    Granbury                 Hood                       TX     76048
264    Fort Worth               Tarrant                    TX     76109
265    Central                  Pickens                    SC     29630
266    Dallas                   Dallas                     TX     75206
267    Carson                   Los Angeles                CA     90745
268    Houston                  Harris                     TX     77081
269    Portland                 Cumberland                 ME     04103
270    Washington               District of Columbia       DC     20010
271    Winter Garden            Orange                     FL     34787
272    Houston                  Harris                     TX     77055
273    Tempe                    Maricopa                   AZ     85281
274    Las Vegas                Clark                      NV     89122
275    Kansas City              Jackson                    MO     64111
276    Bloomingdale             Passaic                    NJ     07403
277    Austin                   Travis                     TX     78723
278    Houston                  Harris                     TX     77016
279    Dallas                   Dallas                     TX     75206


(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.
(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.
(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.
(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.
(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.
(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.
(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.
(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.
(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.
 (2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.
 (3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.
 (4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.
 (5) The Mortgage Loan secured by Michigan & Bender Plaza contains two properties that are operated as one.
 (6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

                    Descriptions of the Mortgaged Properties


                                                                                                      Units/
                                                                                                     Sq. Ft./
                                                                                                      Rooms/       Fee Simple/
#   Property Name                                                 Property Type                        Pads         Leasehold
-   -------------                                                 -------------                        ----         ---------
  1 Hampton Inn - Elmsford  (1A)                                  Hotel                                   156           Fee
  2 Quality Suites - Charleston  (1A)                             Hotel                                   168           Fee
  3 Courtyard by Marriott - Ann Arbor (1A)                        Hotel                                   160           Fee
  4 Residence Inn - Phoenix  (1A)                                 Hotel                                   168           Fee
  5 Homewood Suites - Cary  (1A)                                  Hotel                                   120           Fee
  6 Hampton Inn & Suites - Gwinnett  (1A)                         Hotel                                   135           Fee
  7 Hampton Inn - Raleigh  (1A)                                   Hotel                                   141           Fee
  8 Comfort Suites - Orlando  (1A)                                Hotel                                   215           Fee
  9 Hampton Inn - Perimeter  (1A)                                 Hotel                                   131           Fee
 10 Hampton Inn - Charlotte, NC  (1A)                             Hotel                                   125           Fee
 11 Courtyard by Marriott - Wilmington  (1A)                      Hotel                                   128           Fee
 12 Hampton Inn - West Springfield  (1A)                          Hotel                                   126           Fee
 13 Homewood Suites - Clear Lake  (1A)                            Hotel                                    92           Fee
 14 Comfort Inn - Charleston  (1A)                                Hotel                                   128           Fee
 15 Kendale Lakes Plaza  (1B)                                     Retail                              404,553           Fee
 16 Cypress Creek Station  (1B)                                   Retail                              229,009           Fee
 17 Oakwood Business Center  (1B)                                 Office                              141,150           Fee
 18 Westchase Ranch Apartments  (1C)                              Multifamily                             776           Fee
 19 Westwood Village Apartments  (1C)                             Multifamily                             320           Fee
 20 Normandy Woods Apartments  (1C)                               Multifamily                             268           Fee
 21 Savoy Manor Apartments  (1C)                                  Multifamily                             192           Fee
 22 San Marin Apartments  (1C)                                    Multifamily                             193           Fee
 23 Country Squire Apartments - South                             Multifamily                             726           Fee
 24 2294 Molly Pitcher Highway  (1D)                              Industrial                          621,400           Fee
 25 5015 Campuswood Drive  (1D)                                   Office                               99,476           Fee
 26 5010 Campuswood Drive  (1D)                                   Office                               70,163           Fee
 27 5009 Campuswood Drive  (1D)                                   Office                                6,584           Fee
 28 Fair Lakes Promenade                                          Retail                              143,789           Fee
 29 Keller Oaks Apartments  (1E)                                  Multifamily                             220           Fee
 30 Sycamore Hill Apartments  (1E)                                Multifamily                             264           Fee
 31 Clarendon Apartments  (1E)                                    Multifamily                             192           Fee
 32 Woodchase Condominiums  (1E)                                  Multifamily                              74           Fee
 33 Dallas Design Center Portfolio                                Mixed Use                           355,826      Fee/Leasehold
 34 Assembly Square Office Building                               Mixed Use                           202,616           Fee
 35 Spicetree Apartments                                          Multifamily                             551           Fee
 36 Lamplighter Mobile Home Park                                  Manufactured Housing                    265           Fee
 37 White Station Tower                                           Office                              247,718           Fee
 38 Holiday Inn New Orleans Veterans                              Hotel                                   222           Fee
 39 The Links at Bixby                                            Multifamily                             324           Fee
 40 Southwood Apartments                                          Multifamily                             358           Fee
 41 The Shoppes at Longwood                                       Retail                              136,200           Fee
 42 Pines of Westbury                                             Multifamily                             940           Fee
 43 Edentree Apartments                                           Multifamily                             360           Fee
 44 Becker Village Mall                                           Retail                              305,629           Fee
 45 Tiffany Square                                                Office                              179,910           Fee
 46 The Mint Apartments                                           Multifamily                             592           Fee
 47 River Park Shopping Center                                    Retail                              230,659           Fee
 48 Rancho Destino Apartments                                     Multifamily                             184           Fee
 49 Conestoga Mobile Home Park                                    Manufactured Housing                    581           Fee
 50 Huntington Chase Apartments                                   Multifamily                             200           Fee
 51 Parkshore Centre Office Building                              Office                              117,151           Fee
 52 Kenwood Pavilion                                              Retail                               57,144           Fee
 53 Newsome Park Apartments                                       Multifamily                             650           Fee
 54 Princeton Court Apartments  (1F)                              Multifamily                              90           Fee
 55 Pinewood Estates Apartments  (1F)                             Multifamily                             144           Fee
 56 Arbor Court Apartments  (1F)                                  Multifamily                             108           Fee
 57 U-Store of Brighton Self Storage Facility  (1G)               Self Storage                         91,650           Fee
 58 U-Store of South Lyon Self Storage Facility  (1G)             Self Storage                         51,450           Fee
 59 U-Store of Saline Self Storage Facility  (1G)                 Self Storage                         63,900           Fee
 60 U-Store of Davison Self Storage Facility  (1G)                Self Storage                         46,500           Fee
 61 U-Store of Holly Self Storage Facility  (1G)                  Self Storage                         46,700           Fee
 62 U-Store of Jackson Self Storage Facility  (1G)                Self Storage                         32,400           Fee
 63 Birches Apartments                                            Multifamily                             296           Fee

                                                                                        Occupancy
                                                              Year           Year        Rate at        Appraised      Cut-off Date
#   Property Name                                             Built       Renovated      U/W (7)          Value          LTV Ratio
-   -------------                                             -----       ---------      -------          -----          ---------

  1 Hampton Inn - Elmsford  (1A)                               1968           1996          N/A        $15,300,000         49.7%
  2 Quality Suites - Charleston  (1A)                          1989           1997          N/A         14,000,000         44.8%
  3 Courtyard by Marriott - Ann Arbor (1A)                     1989           1998          N/A         13,900,000         45.2%
  4 Residence Inn - Phoenix  (1A)                              1988           1997          N/A         16,300,000         38.5%
  5 Homewood Suites - Cary  (1A)                               1994           N/A           N/A         11,800,000         50.9%
  6 Hampton Inn & Suites - Gwinnett  (1A)                      1996           N/A           N/A         11,300,000         47.6%
  7 Hampton Inn - Raleigh  (1A)                                1986           1996          N/A         11,200,000         47.2%
  8 Comfort Suites - Orlando  (1A)                             1990           1997          N/A         12,500,000         41.3%
  9 Hampton Inn - Perimeter  (1A)                              1996           N/A           N/A         10,300,000         48.4%
 10 Hampton Inn - Charlotte, NC  (1A)                          1991           1997          N/A          9,600,000         47.5%
 11 Courtyard by Marriott - Wilmington  (1A)                   1996           N/A           N/A          9,300,000         45.8%
 12 Hampton Inn - West Springfield  (1A)                       1989           1998          N/A          8,220,000         44.9%
 13 Homewood Suites - Clear Lake  (1A)                         1995           N/A           N/A          8,700,000         39.5%
 14 Comfort Inn - Charleston  (1A)                             1989           1997          N/A          9,700,000         16.2%
 15 Kendale Lakes Plaza  (1B)                                  1977           1995         98.0%        36,100,000         81.9%
 16 Cypress Creek Station  (1B)                                1997           N/A          99.0%        30,800,000         77.4%
 17 Oakwood Business Center  (1B)                              1987           N/A          97.0%        14,000,000         74.3%
 18 Westchase Ranch Apartments  (1C)                           1977           1994         96.0%        29,150,000         77.3%
 19 Westwood Village Apartments  (1C)                          1983           1996         92.0%        13,000,000         79.9%
 20 Normandy Woods Apartments  (1C)                            1981           1997         95.0%         9,000,000         79.0%
 21 Savoy Manor Apartments  (1C)                               1980           1997         97.0%         6,500,000         79.9%
 22 San Marin Apartments  (1C)                                 1972           1997         86.0%         4,600,000         78.5%
 23 Country Squire Apartments - South                          1984           1987         94.0%        39,000,000         78.1%
 24 2294 Molly Pitcher Highway  (1D)                           1960           1991        100.0%        21,500,000         79.8%
 25 5015 Campuswood Drive  (1D)                                1992           N/A         100.0%         9,000,000         79.8%
 26 5010 Campuswood Drive  (1D)                                1989           N/A          94.0%         5,600,000         79.8%
 27 5009 Campuswood Drive  (1D)                                1987           N/A         100.0%           650,000         79.3%
 28 Fair Lakes Promenade                                       1996           N/A         100.0%        26,700,000         78.5%
 29 Keller Oaks Apartments  (1E)                               1985           N/A          98.0%         8,800,000         81.2%
 30 Sycamore Hill Apartments  (1E)                             1983           1991         96.0%         7,625,000         81.2%
 31 Clarendon Apartments  (1E)                                 1979           N/A          95.0%         5,600,000         81.2%
 32 Woodchase Condominiums  (1E)                               1983           N/A          99.0%         2,960,000         81.2%
 33 Dallas Design Center Portfolio                             1951           1995         98.0%        26,400,000         66.2%
 34 Assembly Square Office Building                            1960           1979        100.0%        22,800,000         73.5%
 35 Spicetree Apartments                                       1971           1977         96.0%        21,300,000         77.9%
 36 Lamplighter Mobile Home Park                               1971           N/A         100.0%        20,030,000         79.7%
 37 White Station Tower                                        1967           1996         93.0%        22,100,000         70.1%
 38 Holiday Inn New Orleans Veterans                           1973           1996          N/A         20,100,000         74.5%
 39 The Links at Bixby                                         1997           N/A          98.0%        18,400,000         78.7%
 40 Southwood Apartments                                       1964           1998         94.0%        18,200,000         79.5%
 41 The Shoppes at Longwood                                    1991           N/A         100.0%        17,800,000         79.6%
 42 Pines of Westbury                                          1972           1996         83.0%        18,100,000         71.6%
 43 Edentree Apartments                                        1983           N/A          96.0%        14,350,000         80.0%
 44 Becker Village Mall                                        1979           N/A          99.0%        14,180,000         79.8%
 45 Tiffany Square                                             1984           1995        100.0%        16,200,000         69.3%
 46 The Mint Apartments                                        1980           1982         93.0%        15,100,000         73.8%
 47 River Park Shopping Center                                 1989           1997         94.0%        13,800,000         79.2%
 48 Rancho Destino Apartments                                  1998           N/A         100.0%        12,980,000         78.4%
 49 Conestoga Mobile Home Park                                 1972           1998         96.0%        12,700,000         77.5%
 50 Huntington Chase Apartments                                1997           N/A          96.0%        12,150,000         79.6%
 51 Parkshore Centre Office Building                           1985           1986        100.0%        12,000,000         77.2%
 52 Kenwood Pavilion                                           1998           N/A         100.0%        11,100,000         79.9%
 53 Newsome Park Apartments                                    1967           N/A          97.0%        10,700,000         79.1%
 54 Princeton Court Apartments  (1F)                           1973           N/A          97.0%         6,500,000         59.7%
 55 Pinewood Estates Apartments  (1F)                          1972           N/A          95.0%         4,000,000         59.7%
 56 Arbor Court Apartments  (1F)                               1963           1995         94.0%         3,500,000         59.7%
 57 U-Store of Brighton Self Storage Facility  (1G)            1988           N/A          92.0%         3,860,000         74.3%
 58 U-Store of South Lyon Self Storage Facility  (1G)          1988           N/A          94.0%         2,050,000         74.3%
 59 U-Store of Saline Self Storage Facility  (1G)              1988           N/A          88.0%         1,870,000         74.3%
 60 U-Store of Davison Self Storage Facility  (1G)             1988           N/A          94.0%         1,340,000         74.3%
 61 U-Store of Holly Self Storage Facility  (1G)               1988           N/A          86.0%         1,240,000         74.3%
 62 U-Store of Jackson Self Storage Facility  (1G)             1988           N/A          86.0%           770,000         74.3%
 63 Birches Apartments                                         1968           N/A          94.0%        10,250,000         79.7%


                                                                Maturity/ARD       Maturity/ARD            U/W               U/W
#   Property Name                                                  Balance         LTV Ratio (8)         NCF (9)          DSCR (10)
-   -------------                                                  -------         -------------         -------          ---------
  1 Hampton Inn - Elmsford  (1A)                               $    6,058,068          39.6%         $  1,374,994           2.54x
  2 Quality Suites - Charleston  (1A)                               5,005,354          35.8%            1,271,697           2.54
  3 Courtyard by Marriott - Ann Arbor (1A)                          5,005,354          36.0%            1,216,246           2.54
  4 Residence Inn - Phoenix  (1A)                                   5,005,354          30.7%            1,920,777           2.54
  5 Homewood Suites - Cary  (1A)                                    4,786,866          40.6%            1,452,430           2.54
  6 Hampton Inn & Suites - Gwinnett  (1A)                           4,290,304          38.0%            1,114,219           2.54
  7 Hampton Inn - Raleigh  (1A)                                     4,210,854          37.6%            1,000,261           2.54
  8 Comfort Suites - Orlando  (1A)                                  4,111,541          32.9%            1,205,152           2.54
  9 Hampton Inn - Perimeter  (1A)                                   3,972,504          38.6%            1,067,607           2.54
 10 Hampton Inn - Charlotte, NC  (1A)                               3,634,841          37.9%              920,667           2.54
 11 Courtyard by Marriott - Wilmington  (1A)                        3,396,489          36.5%              824,922           2.54
 12 Hampton Inn - West Springfield  (1A)                            2,939,652          35.8%              769,690           2.54
 13 Homewood Suites - Clear Lake  (1A)                              2,741,027          31.5%              755,838           2.54
 14 Comfort Inn - Charleston  (1A)                                  1,251,339          12.9%              897,540           2.54
 15 Kendale Lakes Plaza  (1B)                                      26,589,367          73.7%            3,241,994           1.25
 16 Cypress Creek Station  (1B)                                    21,420,185          69.5%            2,700,441           1.25
 17 Oakwood Business Center  (1B)                                   9,345,291          66.8%            1,228,249           1.25
 18 Westchase Ranch Apartments  (1C)                               19,781,228          67.9%            2,332,825           1.30
 19 Westwood Village Apartments  (1C)                               9,120,616          70.2%            1,092,658           1.30
 20 Normandy Woods Apartments  (1C)                                 6,244,114          69.4%              849,348           1.30
 21 Savoy Manor Apartments  (1C)                                    4,560,308          70.2%              540,292           1.30
 22 San Marin Apartments  (1C)                                      3,168,810          68.9%              369,487           1.30
 23 Country Squire Apartments - South                              25,953,264          66.5%            3,008,930           1.28
 24 2294 Molly Pitcher Highway  (1D)                               15,214,068          70.8%            1,791,007           1.40
 25 5015 Campuswood Drive  (1D)                                     6,368,679          70.8%              972,949           1.40
 26 5010 Campuswood Drive  (1D)                                     3,965,565          70.8%              639,225           1.40
 27 5009 Campuswood Drive  (1D)                                       457,130          70.3%               65,758           1.40
 28 Fair Lakes Promenade                                           18,441,364          69.1%            2,223,209           1.29
 29 Keller Oaks Apartments  (1E)                                    6,234,223          70.8%              762,660           1.24
 30 Sycamore Hill Apartments  (1E)                                  5,401,812          70.8%              516,741           1.24
 31 Clarendon Apartments  (1E)                                      3,967,233          70.8%              471,616           1.24
 32 Woodchase Condominiums  (1E)                                    2,096,966          70.8%              249,140           1.24
 33 Dallas Design Center Portfolio                                 15,460,794          58.6%            1,917,103           1.30
 34 Assembly Square Office Building                                14,787,835          64.9%            1,757,340           1.26
 35 Spicetree Apartments                                           15,107,036          70.9%            1,706,242           1.32
 36 Lamplighter Mobile Home Park                                   14,055,614          70.2%            1,584,956           1.21
 37 White Station Tower                                            13,669,002          61.9%            1,656,723           1.29
 38 Holiday Inn New Orleans Veterans                               12,360,062          61.5%            1,975,611           1.42
 39 The Links at Bixby                                                790,074           4.3%            1,580,202           1.27
 40 Southwood Apartments                                           13,387,850          73.6%            1,486,121           1.26
 41 The Shoppes at Longwood                                         4,994,453          28.1%            1,520,138           1.29
 42 Pines of Westbury                                              11,338,707          62.6%            1,249,652           1.20
 43 Edentree Apartments                                            10,092,763          70.3%            1,150,799           1.22
 44 Becker Village Mall                                            10,043,046          70.8%            1,209,229           1.26
 45 Tiffany Square                                                  9,920,727          61.2%            1,220,026           1.30
 46 The Mint Apartments                                             9,780,878          64.8%            1,238,164           1.36
 47 River Park Shopping Center                                      9,694,230          70.2%            1,171,613           1.27
 48 Rancho Destino Apartments                                       8,953,537          69.0%            1,002,185           1.20
 49 Conestoga Mobile Home Park                                      8,570,728          67.5%            1,085,388           1.40
 50 Huntington Chase Apartments                                     8,425,652          69.3%              972,130           1.27
 51 Parkshore Centre Office Building                                8,056,376          67.1%              999,241           1.38
 52 Kenwood Pavilion                                                7,853,093          70.7%              932,783           1.25
 53 Newsome Park Apartments                                         7,407,263          69.2%              837,903           1.24
 54 Princeton Court Apartments  (1F)                                3,426,132          52.7%              221,950           1.23
 55 Pinewood Estates Apartments  (1F)                               2,108,388          52.7%              178,233           1.23
 56 Arbor Court Apartments  (1F)                                    1,844,839          52.7%              455,933           1.23
 57 U-Store of Brighton Self Storage Facility  (1G)                 2,362,801          61.2%              320,352           1.30
 58 U-Store of South Lyon Self Storage Facility  (1G)               1,254,855          61.2%              191,789           1.30
 59 U-Store of Saline Self Storage Facility  (1G)                   1,144,674          61.2%              180,049           1.30
 60 U-Store of Davison Self Storage Facility  (1G)                    820,247          61.2%              130,795           1.30
 61 U-Store of Holly Self Storage Facility  (1G)                      759,035          61.2%               96,173           1.30
 62 U-Store of Jackson Self Storage Facility  (1G)                    471,336          61.2%               70,634           1.30
 63 Birches Apartments                                              7,235,137          70.6%              825,589           1.20

                    Descriptions of the Mortgaged Properties

                                                                                                      Units/
                                                                                                     Sq. Ft./
                                                                                                      Rooms/       Fee Simple/
#   Property Name                                                 Property Type                        Pads         Leasehold
-   -------------                                                 -------------                        ----         ---------
 64 Hollywood Plaza                                               Retail                               59,383           Fee
 65 50-60 Worcester Rd.                                           Mixed Use                            59,965           Fee
 66 Mahwah Business Park                                          Mixed Use                           401,074           Fee
 67 Silvernail Shopping Center                                    Retail                              110,425           Fee
 68 Tech Center 29 Office/Warehouse Complex                       Industrial                          176,914           Fee
 69 Centre North Shopping Center                                  Retail                               80,897           Fee
 70 Cranbrook Centre Apartments  (1H)                             Multifamily                             132           Fee
 71 Cranbrook Centre Office Buildings  (1H)                       Office                               74,816           Fee
 72 Lubbock Shopping Parkade                                      Retail                              160,393           Fee
 73 Marin Club Apartments                                         Multifamily                             220           Fee
 74 Prunedale Center                                              Mixed Use                           103,852           Fee
 75 Lamplighter Ontario MHP                                       Manufactured Housing                    246           Fee
 76 Marycrest Shopping Center  (2)                                Retail                              172,030           Fee
 77 Elm Plaza Shopping Center                                     Retail                              292,426        Leasehold
 78 Century Plaza East                                            Retail                              121,192           Fee
 79 Keller Springs Tech Center                                    Industrial                           80,000           Fee
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)              Manufactured Housing                    277           Fee
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)                 Manufactured Housing                    104           Fee
 82 Briarwood Manor  (1I)                                         Manufactured Housing                     99           Fee
 83 Tierra Verde Marine Center                                    Mixed Use                            82,271      Fee/Leasehold
 84 Aurora Square                                                 Retail                               65,348           Fee
 85 Merchant's Square  (3)                                        Retail                              102,734           Fee
 86 Northwood Hills Shopping Center                               Retail                              117,287           Fee
 87 36th Street Office Center                                     Office                              158,737           Fee
 88 Fifth Avenue Apartments                                       Multifamily                             198           Fee
 89 The Watermill Apartments                                      Multifamily                             191           Fee
 90 Brooks Corner                                                 Mixed Use                            23,839           Fee
 91 Hollywood Ardmore Apartments                                  Multifamily                             161           Fee
 92 Chasewood Apartments                                          Multifamily                             224           Fee
 93 Kingsgate North                                               Mixed Use                            92,057           Fee
 94 Fairfield Suites Pittsburgh/Airport                           Hotel                                   102           Fee
 95 Seatree Apartments                                            Multifamily                             220           Fee
 96 All Aboard Mini Storage - Alhambra                            Self Storage                         76,085           Fee
 97 West Century Center                                           Retail                               57,176           Fee
 98 Universal Plaza                                               Retail                               43,836           Fee
 99 Crestview Market Place                                        Retail                               66,882           Fee
100 New Franklin Apartments  (4)                                  Multifamily                             171           Fee
101 Windjammer Apartments                                         Multifamily                             200           Fee
102 Woodlake Village Apartments                                   Multifamily                             237           Fee
103 Comfort Inn - Hopewell, VA                                    Hotel                                   126           Fee
104 Linens N Things                                               Retail                               41,520           Fee
105 The Woods Apartments                                          Multifamily                             156           Fee
106 Moonlight Garden Apartments                                   Multifamily                             108           Fee
107 Sagamore Court Apartments                                     Multifamily                             123           Fee
108 Carriage Hill Apartments                                      Multifamily                             224           Fee
109 Dowling Office Building                                       Mixed Use                            90,046           Fee
110 Main Street Plaza Shopping Center                             Retail                               31,377           Fee
111 Friendship Crossing Apartments                                Multifamily                             223           Fee
112 Spruce Properties  (1J)                                       Multifamily                              90           Fee
113 Oak Grove Apartments  (1J)                                    Multifamily                              78           Fee
114 Aldrich Apartments  (1J)                                      Multifamily                              47           Fee
115 One Bellemead Center                                          Office                               87,275           Fee
116 Denver Tech Center #30                                        Office                               55,664           Fee
117 Preston Racquet Club Condominiums and Apartments              Multifamily                             111           Fee
118 Sand Lake Apartments                                          Multifamily                             212           Fee
119 Mobile Estate Mobile Home Park                                Manufactured Housing                    207           Fee
120 Colonia Shopping Center                                       Retail                               59,709           Fee
121 Vista Ridge Center III                                        Retail                               15,444           Fee
122 Parkside East Apartments                                      Multifamily                             104           Fee
123 Northpark Village                                             Retail                               70,600           Fee
124 Breakers Apartments                                           Multifamily                              72           Fee
125 Picnic Lawn Apartments                                        Multifamily                             146           Fee
126 32nd Street and McDowell Road Shopping Center                 Retail                               63,987           Fee

                                                                                        Occupancy
                                                              Year           Year        Rate at        Appraised      Cut-off Date
#   Property Name                                             Built       Renovated      U/W (7)          Value          LTV Ratio
-   -------------                                             -----       ---------      -------          -----          ---------

 64 Hollywood Plaza                                            1970           1977         98.0%        10,130,000         79.7%
 65 50-60 Worcester Rd.                                        1986           1986        100.0%        10,000,000         79.9%
 66 Mahwah Business Park                                       1902           1997         88.0%        13,850,000         57.3%
 67 Silvernail Shopping Center                                 1985           N/A          92.0%        10,400,000         75.0%
 68 Tech Center 29 Office/Warehouse Complex                    1971           N/A          86.0%        13,000,000         58.4%
 69 Centre North Shopping Center                               1997           N/A          97.0%         9,700,000         78.1%
 70 Cranbrook Centre Apartments  (1H)                          1969           1988         94.0%         7,000,000         70.2%
 71 Cranbrook Centre Office Buildings  (1H)                    1969           1973         95.0%         3,700,000         67.5%
 72 Lubbock Shopping Parkade                                   1985           N/A         100.0%         9,950,000         74.0%
 73 Marin Club Apartments                                      1971           N/A          99.0%         9,200,000         79.9%
 74 Prunedale Center                                           1974           1989         99.0%         9,500,000         76.3%
 75 Lamplighter Ontario MHP                                    1970           N/A          96.0%         9,720,000         73.4%
 76 Marycrest Shopping Center  (2)                             1955           1998         90.0%         8,850,000         79.1%
 77 Elm Plaza Shopping Center                                  1969           1997        100.0%        11,400,000         61.2%
 78 Century Plaza East                                         1990           N/A          93.0%         9,100,000         76.0%
 79 Keller Springs Tech Center                                 1998           N/A          96.0%         8,630,000         79.8%
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)           1950           1989        100.0%         4,550,000         79.7%
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)              1970           N/A         100.0%         2,400,000         79.7%
 82 Briarwood Manor  (1I)                                      1960           1984         78.0%         1,675,000         79.7%
 83 Tierra Verde Marine Center                                 1963           1994        100.0%         9,300,000         73.5%
 84 Aurora Square                                              1987           N/A          96.0%         8,500,000         78.9%
 85 Merchant's Square  (3)                                     1987           N/A         100.0%         8,800,000         75.0%
 86 Northwood Hills Shopping Center                            1963           1992         98.0%         9,000,000         72.1%
 87 36th Street Office Center                                  1986           N/A         100.0%         9,800,000         66.2%
 88 Fifth Avenue Apartments                                    1982           N/A          98.0%         8,000,000         79.9%
 89 The Watermill Apartments                                   1970           1987         98.0%         8,000,000         79.7%
 90 Brooks Corner                                              1960           1996         96.0%         9,000,000         70.0%
 91 Hollywood Ardmore Apartments                               1962           N/A         100.0%         8,500,000         73.4%
 92 Chasewood Apartments                                       1984           N/A          91.0%         7,700,000         79.9%
 93 Kingsgate North                                            1989           N/A          93.0%         8,200,000         71.5%
 94 Fairfield Suites Pittsburgh/Airport                        1997           N/A           N/A          8,000,000         72.9%
 95 Seatree Apartments                                         1983           N/A          91.0%         7,300,000         79.9%
 96 All Aboard Mini Storage - Alhambra                         1993           N/A          97.0%         7,100,000         79.7%
 97 West Century Center                                        1990           N/A          90.0%         7,000,000         79.9%
 98 Universal Plaza                                            1997           N/A          94.0%         6,950,000         79.9%
 99 Crestview Market Place                                     1998           N/A          98.0%         6,900,000         79.4%
100 New Franklin Apartments  (4)                               1978           1980        100.0%         6,750,000         79.2%
101 Windjammer Apartments                                      1982           N/A          97.0%         6,900,000         75.7%
102 Woodlake Village Apartments                                1974           1995         95.0%         6,750,000         77.3%
103 Comfort Inn - Hopewell, VA                                 1987           1997          N/A          6,900,000         75.1%
104 Linens N Things                                            1997           N/A         100.0%         7,000,000         73.5%
105 The Woods Apartments                                       1969           N/A          94.0%         6,310,000         79.9%
106 Moonlight Garden Apartments                                1991           N/A          99.0%         6,250,000         79.7%
107 Sagamore Court Apartments                                  1973           1997         98.0%         6,870,000         72.2%
108 Carriage Hill Apartments                                   1972           1976         97.0%         6,600,000         74.7%
109 Dowling Office Building                                    1900           1993         89.0%         6,500,000         73.9%
110 Main Street Plaza Shopping Center                          1963           1997         93.0%         6,300,000         75.5%
111 Friendship Crossing Apartments                             1947           1992         97.0%         5,800,000         79.4%
112 Spruce Properties  (1J)                                    1903           1970         99.0%         2,580,000         76.4%
113 Oak Grove Apartments  (1J)                                 1919           1976        100.0%         1,920,000         76.7%
114 Aldrich Apartments  (1J)                                   1905           1997        100.0%         1,303,000         80.4%
115 One Bellemead Center                                       1987           N/A          95.0%         5,900,000         76.1%
116 Denver Tech Center #30                                     1974           N/A          98.0%         6,250,000         71.4%
117 Preston Racquet Club Condominiums and Apartments           1982           N/A          97.0%         5,560,000         78.9%
118 Sand Lake Apartments                                       1987           N/A          97.0%         5,500,000         79.3%
119 Mobile Estate Mobile Home Park                             1962           N/A         100.0%         5,374,000         79.8%
120 Colonia Shopping Center                                    1965           N/A          97.0%         5,500,000         77.8%
121 Vista Ridge Center III                                     1998           N/A          90.0%         5,350,000         79.8%
122 Parkside East Apartments                                   1967           1989         96.0%         5,300,000         79.1%
123 Northpark Village                                          1990           N/A          95.0%         5,150,000         79.7%
124 Breakers Apartments                                        1998           N/A         100.0%         5,120,000         79.7%
125 Picnic Lawn Apartments                                     1986           1997        100.0%         5,400,000         73.9%
126 32nd Street and McDowell Road Shopping Center              1955           1971         98.0%         5,010,000         79.6%


                                                                Maturity/ARD       Maturity/ARD            U/W               U/W
#   Property Name                                                  Balance         LTV Ratio (8)         NCF (9)          DSCR (10)
-   -------------                                                  -------         -------------         -------          ---------

 64 Hollywood Plaza                                                 7,091,987          70.0%              858,507           1.31
 65 50-60 Worcester Rd.                                             7,097,668          71.0%              857,491           1.26
 66 Mahwah Business Park                                            6,444,227          46.5%              949,154           1.37
 67 Silvernail Shopping Center                                      6,858,064          65.9%              801,780           1.25
 68 Tech Center 29 Office/Warehouse Complex                         6,139,889          47.2%            1,116,490           1.68
 69 Centre North Shopping Center                                    6,671,488          68.8%              797,131           1.28
 70 Cranbrook Centre Apartments  (1H)                               4,348,557          62.1%              558,574           1.35
 71 Cranbrook Centre Office Buildings  (1H)                         2,207,388          59.7%              279,678           1.35
 72 Lubbock Shopping Parkade                                        6,558,223          65.9%              814,392           1.28
 73 Marin Club Apartments                                           6,539,021          71.1%              788,055           1.25
 74 Prunedale Center                                                6,384,439          67.2%              743,912           1.25
 75 Lamplighter Ontario MHP                                         6,798,572          69.9%              766,229           1.30
 76 Marycrest Shopping Center  (2)                                  6,433,091          72.7%              787,474           1.30
 77 Elm Plaza Shopping Center                                       6,222,464          54.6%              744,969           1.24
 78 Century Plaza East                                              6,050,509          66.5%              819,901           1.48
 79 Keller Springs Tech Center                                      6,081,631          70.5%              729,895           1.27
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)                3,147,228          69.2%              400,244           1.35
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)                   1,660,076          69.2%              181,846           1.35
 82 Briarwood Manor  (1I)                                           1,158,594          69.2%              140,316           1.35
 83 Tierra Verde Marine Center                                      5,577,855          60.0%              729,130           1.21
 84 Aurora Square                                                   5,861,239          69.0%              672,017           1.25
 85 Merchant's Square  (3)                                          5,871,653          66.7%              757,642           1.39
 86 Northwood Hills Shopping Center                                 5,751,187          63.9%              746,198           1.36
 87 36th Street Office Center                                       5,749,293          58.7%              684,578           1.25
 88 Fifth Avenue Apartments                                         5,604,821          70.1%              652,519           1.26
 89 The Watermill Apartments                                        5,607,923          70.1%              651,109           1.25
 90 Brooks Corner                                                   5,136,870          57.1%              713,267           1.26
 91 Hollywood Ardmore Apartments                                    5,563,329          65.5%              658,696           1.22
 92 Chasewood Apartments                                            5,412,803          70.3%              637,768           1.26
 93 Kingsgate North                                                 5,128,004          62.5%              628,782           1.34
 94 Fairfield Suites Pittsburgh/Airport                             4,764,798          59.6%              735,487           1.40
 95 Seatree Apartments                                              5,131,618          70.3%              602,905           1.26
 96 All Aboard Mini Storage - Alhambra                              4,979,081          70.1%              669,076           1.45
 97 West Century Center                                             4,980,535          71.2%              613,803           1.27
 98 Universal Plaza                                                 4,930,088          70.9%              647,013           1.37
 99 Crestview Market Place                                          4,796,602          69.5%              567,639           1.29
100 New Franklin Apartments  (4)                                    3,201,212          47.4%              669,840           1.34
101 Windjammer Apartments                                           4,611,242          66.8%              556,029           1.27
102 Woodlake Village Apartments                                     4,528,735          67.1%              565,278           1.40
103 Comfort Inn - Hopewell, VA                                      4,208,252          61.0%              742,101           1.63
104 Linens N Things                                                 2,559,142          36.6%              618,984           1.45
105 The Woods Apartments                                            4,427,691          70.2%              581,081           1.41
106 Moonlight Garden Apartments                                     4,430,720          70.9%              513,492           1.20
107 Sagamore Court Apartments                                       4,325,037          63.0%              534,766           1.36
108 Carriage Hill Apartments                                        4,308,709          65.3%              548,218           1.39
109 Dowling Office Building                                         4,238,439          65.2%              499,635           1.25
110 Main Street Plaza Shopping Center                               4,161,706          66.1%              483,188           1.27
111 Friendship Crossing Apartments                                  4,066,176          70.1%              480,828           1.25
112 Spruce Properties  (1J)                                         1,749,373          67.8%              243,299           1.43
113 Oak Grove Apartments  (1J)                                      1,306,495          68.0%              180,059           1.43
114 Aldrich Apartments  (1J)                                          930,048          71.4%              123,685           1.43
115 One Bellemead Center                                            4,013,609          68.0%              490,702           1.25
116 Denver Tech Center #30                                          3,903,131          62.5%              446,359           1.25
117 Preston Racquet Club Condominiums and Apartments                3,905,333          70.2%              454,730           1.20
118 Sand Lake Apartments                                            1,777,726          32.3%              493,672           1.38
119 Mobile Estate Mobile Home Park                                  3,334,689          62.1%              471,208           1.33
120 Colonia Shopping Center                                         3,783,854          68.8%              474,687           1.32
121 Vista Ridge Center III                                          3,800,001          71.0%              442,929           1.21
122 Parkside East Apartments                                        3,687,321          69.6%              418,053           1.22
123 Northpark Village                                               3,593,092          69.8%              415,499           1.26
124 Breakers Apartments                                             3,558,376          69.5%              410,544           1.27
125 Picnic Lawn Apartments                                          3,530,044          65.4%              427,029           1.28
126 32nd Street and McDowell Road Shopping Center                   3,502,216          69.9%              426,854           1.32

                    Descriptions of the Mortgaged Properties

                                                                                                      Units/
                                                                                                     Sq. Ft./
                                                                                                      Rooms/       Fee Simple/
#   Property Name                                                 Property Type                        Pads         Leasehold
-   -------------                                                 -------------                        ----         ---------

127 Triangle Corporate Center                                     Mixed Use                            77,404           Fee
128 One West Hills Office                                         Office                               57,967           Fee
129 Harper Regency Apartments                                     Multifamily                              38           Fee
130 Heritage Green Shopping Center                                Retail                               66,984           Fee
131 Captain's Landing Apartments                                  Multifamily                             174           Fee
132 All Aboard Mini Storage - Fremont                             Self Storage                         62,165           Fee
133 Century Plaza Strip Shopping Center  (1K)                     Retail                               36,622           Fee
134 Albany Square Strip Shopping Center  (1K)                     Retail                               30,479           Fee
135 Larrabee Complex                                              Mixed Use                           100,304           Fee
136 Cedar Garden Apartments                                       Multifamily                              90           Fee
137 All Aboard Mini Storage - Stanton                             Self Storage                         63,705           Fee
138 Windtree Apartments - Phase I                                 Multifamily                             126           Fee
139 Lake City Mini-Storage                                        Self Storage                         48,808           Fee
140 Huntington Mobile Estates                                     Manufactured Housing                    105           Fee
141 Everhart Park Shopping Center                                 Retail                               63,277           Fee
142 Rafael North Executive Park                                   Office                               30,503           Fee
143 Westwind Estates                                              Manufactured Housing                    156        Leasehold
144 Hewlett Shopping Center                                       Retail                               32,800           Fee
145 Forest Park Village                                           Multifamily                             138           Fee
146 2700 Richards Building                                        Office                               31,962           Fee
147 Lincoln Park Center                                           Retail                               46,190           Fee
148 Cedar Heights Apartments                                      Multifamily                             256           Fee
149 The North Oak Apartments                                      Multifamily                             256           Fee
150 Arrowhead Court Apartments                                    Multifamily                             126           Fee
151 The Citibank Building                                         Office                               62,632           Fee
152 Petco/Starbucks S/C                                           Retail                               12,016           Fee
153 1870 Ogden Drive                                              Office                               25,995           Fee
154 Woodland Park Office Building                                 Office                               51,231           Fee
155 Costa Mesa Mobile Estates                                     Manufactured Housing                    104           Fee
156 Tree Top Apartments                                           Multifamily                             146           Fee
157 Greenville Village Mobile Home Park                           Manufactured Housing                    223           Fee
158 Brookwood Village                                             Retail                               28,774           Fee
159 Rose Grove Mobile Home Park                                   Manufactured Housing                    332           Fee
160 Little River Shopping Center                                  Retail                               51,560           Fee
161 The Amberton Apartments                                       Multifamily                             112           Fee
162 Best Western Worlds of Fun                                    Hotel                                    86           Fee
163 All Aboard Mini Storage - Anaheim                             Self Storage                         54,130           Fee
164 Waterway Crossing Apartments                                  Multifamily                             102           Fee
165 The Borders Building                                          Retail                               80,000           Fee
166 Ken-Caryl Business Center                                     Office                               50,636           Fee
167 Alta Vista Mobile Home Park                                   Manufactured Housing                    140           Fee
168 Palm Springs Self Storage                                     Self Storage                         68,327           Fee
169 Holiday Inn Express Auburn                                    Hotel                                    69           Fee
170 Caruth Haven Retail Center                                    Retail                               16,800           Fee
171 3456 Ridge Property                                           Mixed Use                           100,207           Fee
172 Campus Plaza Shopping Center                                  Retail                               26,457           Fee
173 All Aboard Mini Storage - San Gabriel                         Self Storage                         40,059           Fee
174 Point O' Woods Apartments                                     Multifamily                             150           Fee
175 Williamsburg on the Lake Apartments                           Multifamily                             150           Fee
176 Airport Business Center                                       Mixed Use                            41,660           Fee
177 Staples - Wilmington                                          Retail                               29,049           Fee
178 Felicita Junction                                             Retail                               41,682        Leasehold
179 The Bordeaux Apartments                                       Multifamily                             102           Fee
180 High Point Village I Apartments                               Multifamily                             168           Fee
181 Assured Self Storage Facility                                 Self Storage                         87,400           Fee
182 Staples - Valparaiso                                          Retail                               24,049           Fee
183 Fruitland Grove Family Park                                   Manufactured Housing                     99           Fee
184 Centennial Creek Office Park                                  Office                               28,540           Fee
185 Park Lane Village Apartments  (1L)                            Multifamily                              75           Fee
186 Rynearson Lane Village Apartments  (1L)                       Multifamily                              78           Fee
187 Holiday Inn Express Ottawa                                    Hotel                                    70           Fee
188 Ross Apartments                                               Multifamily                              31           Fee
189 339 S. Ardmore Apartments                                     Multifamily                              84           Fee

                                                                                        Occupancy
                                                              Year           Year        Rate at        Appraised      Cut-off Date
#   Property Name                                             Built       Renovated      U/W (7)          Value          LTV Ratio
-   -------------                                             -----       ---------      -------          -----          ---------

127 Triangle Corporate Center                                  1985           N/A          84.0%         5,600,000         71.2%
128 One West Hills Office                                      1985           N/A         100.0%         5,300,000         74.4%
129 Harper Regency Apartments                                  1991           N/A          97.0%         4,970,000         79.3%
130 Heritage Green Shopping Center                             1983           N/A         100.0%         5,400,000         71.2%
131 Captain's Landing Apartments                               1983           1998         93.0%         5,350,000         71.1%
132 All Aboard Mini Storage - Fremont                          1997           N/A          92.0%         5,150,000         73.5%
133 Century Plaza Strip Shopping Center  (1K)                  1988           N/A         100.0%         2,900,000         72.0%
134 Albany Square Strip Shopping Center  (1K)                  1988           N/A         100.0%         2,270,000         74.5%
135 Larrabee Complex                                           1970           1975        100.0%         5,640,000         65.3%
136 Cedar Garden Apartments                                    1963           N/A          96.0%         4,600,000         79.9%
137 All Aboard Mini Storage - Stanton                          1995           N/A          92.0%         4,800,000         76.4%
138 Windtree Apartments - Phase I                              1980           1993        100.0%         5,200,000         69.1%
139 Lake City Mini-Storage                                     1988           1989        100.0%         5,150,000         69.6%
140 Huntington Mobile Estates                                  1961           1995        100.0%         4,600,000         75.8%
141 Everhart Park Shopping Center                              1985           N/A          98.0%         4,400,000         79.3%
142 Rafael North Executive Park                                1981           N/A         100.0%         4,590,000         75.9%
143 Westwind Estates                                           1985           N/A          99.0%         4,310,000         79.8%
144 Hewlett Shopping Center                                    1953           N/A         100.0%         5,650,000         60.0%
145 Forest Park Village                                        1971           1994         96.0%         4,100,000         79.8%
146 2700 Richards Building                                     1991           N/A         100.0%         4,250,000         76.2%
147 Lincoln Park Center                                        1987           N/A         100.0%         4,240,000         75.8%
148 Cedar Heights Apartments                                   1977           N/A         100.0%         4,100,000         75.5%
149 The North Oak Apartments                                   1974           1993         92.0%         4,400,000         70.4%
150 Arrowhead Court Apartments                                 1968           N/A          98.0%         3,900,000         79.2%
151 The Citibank Building                                      1955           1985         79.0%         4,350,000         71.0%
152 Petco/Starbucks S/C                                        1990           N/A         100.0%         4,100,000         75.1%
153 1870 Ogden Drive                                           1964           N/A         100.0%         3,850,000         79.9%
154 Woodland Park Office Building                              1978           1991        100.0%         5,000,000         60.9%
155 Costa Mesa Mobile Estates                                  1950           1985         96.0%         3,890,000         77.0%
156 Tree Top Apartments                                        1976           N/A          95.0%         4,500,000         66.6%
157 Greenville Village Mobile Home Park                        1986           1987         99.0%         4,300,000         69.6%
158 Brookwood Village                                          1920           1997        100.0%         4,300,000         69.5%
159 Rose Grove Mobile Home Park                                1960           N/A          97.0%         9,150,000         32.7%
160 Little River Shopping Center                               1985           1996        100.0%         3,700,000         79.9%
161 The Amberton Apartments                                    1986           N/A          94.0%         3,640,000         79.4%
162 Best Western Worlds of Fun                                 1986           N/A           N/A          4,300,000         67.2%
163 All Aboard Mini Storage - Anaheim                          1994           N/A          92.0%         4,450,000         64.9%
164 Waterway Crossing Apartments                               1986           N/A          64.0%         3,800,000         74.3%
165 The Borders Building                                       1973           1995         50.0%         8,000,000         35.3%
166 Ken-Caryl Business Center                                  1981           N/A         100.0%         4,000,000         70.5%
167 Alta Vista Mobile Home Park                                1961           N/A          95.0%         3,700,000         75.6%
168 Palm Springs Self Storage                                  1998           N/A          96.0%         4,640,000         60.1%
169 Holiday Inn Express Auburn                                 1995           N/A           N/A          4,500,000         62.0%
170 Caruth Haven Retail Center                                 1976           1991         96.0%         3,750,000         74.4%
171 3456 Ridge Property                                        1983           N/A         100.0%         3,820,000         73.0%
172 Campus Plaza Shopping Center                               1995           N/A          90.0%         4,000,000         68.5%
173 All Aboard Mini Storage - San Gabriel                      1991           N/A          95.0%         3,450,000         79.1%
174 Point O' Woods Apartments                                  1979           N/A          98.0%         3,400,000         79.9%
175 Williamsburg on the Lake Apartments                        1977           N/A          96.0%         4,500,000         59.9%
176 Airport Business Center                                    1990           1993         84.0%         3,575,000         75.4%
177 Staples - Wilmington                                       1998           N/A         100.0%         3,350,000         79.9%
178 Felicita Junction                                          1997           N/A         100.0%         3,640,000         73.4%
179 The Bordeaux Apartments                                    1968           1997         97.0%         3,350,000         79.6%
180 High Point Village I Apartments                            1980           N/A          93.0%         3,450,000         76.8%
181 Assured Self Storage Facility                              1996           1998         89.0%         3,550,000         74.5%
182 Staples - Valparaiso                                       1998           N/A         100.0%         3,200,000         79.9%
183 Fruitland Grove Family Park                                1956           N/A          93.0%         3,150,000         79.5%
184 Centennial Creek Office Park                               1984           N/A         100.0%         3,300,000         75.6%
185 Park Lane Village Apartments  (1L)                         1975           N/A          95.0%         1,630,000         82.5%
186 Rynearson Lane Village Apartments  (1L)                    1971           1973         95.0%         1,570,000         73.0%
187 Holiday Inn Express Ottawa                                 1994           1995          N/A          4,000,000         62.3%
188 Ross Apartments                                            1954           1998         97.0%         4,225,000         58.9%
189 339 S. Ardmore Apartments                                  1972           N/A          96.0%         3,250,000         76.5%

                                                                Maturity/ARD       Maturity/ARD            U/W               U/W
#   Property Name                                                  Balance         LTV Ratio (8)         NCF (9)          DSCR (10)
-   -------------                                                  -------         -------------         -------          ---------

127 Triangle Corporate Center                                       3,444,193          61.5%              430,309           1.41
128 One West Hills Office                                           3,471,762          65.5%              404,673           1.25
129 Harper Regency Apartments                                       1,611,618          32.4%              420,535           1.30
130 Heritage Green Shopping Center                                  3,401,088          63.0%              418,221           1.29
131 Captain's Landing Apartments                                    3,508,099          65.6%              379,610           1.20
132 All Aboard Mini Storage - Fremont                               3,331,076          64.7%              419,044           1.36
133 Century Plaza Strip Shopping Center  (1K)                       1,649,553          56.9%              233,802           1.47
134 Albany Square Strip Shopping Center  (1K)                       1,335,352          58.8%              216,883           1.47
135 Larrabee Complex                                                2,936,804          52.1%              470,600           1.53
136 Cedar Garden Apartments                                         3,252,542          70.7%              383,413           1.24
137 All Aboard Mini Storage - Stanton                               3,225,883          67.2%              406,330           1.36
138 Windtree Apartments - Phase I                                   3,184,223          61.2%              400,132           1.32
139 Lake City Mini-Storage                                          2,893,054          56.2%              422,341           1.36
140 Huntington Mobile Estates                                       3,072,396          66.8%              386,163           1.35
141 Everhart Park Shopping Center                                   3,003,433          68.3%              381,992           1.37
142 Rafael North Executive Park                                     2,887,687          62.9%              360,744           1.29
143 Westwind Estates                                                3,034,125          70.4%              344,733           1.21
144 Hewlett Shopping Center                                         2,984,975          52.8%              421,364           1.51
145 Forest Park Village                                             2,916,071          71.1%              343,163           1.22
146 2700 Richards Building                                          2,861,511          67.3%              338,887           1.25
147 Lincoln Park Center                                             2,849,839          67.2%              354,000           1.30
148 Cedar Heights Apartments                                        2,727,724          66.5%              320,314           1.25
149 The North Oak Apartments                                        2,720,750          61.8%              319,862           1.26
150 Arrowhead Court Apartments                                      2,703,539          69.3%              313,250           1.27
151 The Citibank Building                                           2,703,539          62.2%              344,452           1.39
152 Petco/Starbucks S/C                                             2,731,205          66.6%              326,170           1.25
153 1870 Ogden Drive                                                2,728,562          70.9%              328,356           1.26
154 Woodland Park Office Building                                   2,719,851          54.4%              323,640           1.22
155 Costa Mesa Mobile Estates                                       2,613,095          67.2%              329,715           1.38
156 Tree Top Apartments                                             2,652,410          58.9%              323,814           1.28
157 Greenville Village Mobile Home Park                             2,436,534          56.7%              392,445           1.48
158 Brookwood Village                                               2,586,734          60.2%              323,517           1.41
159 Rose Grove Mobile Home Park                                     2,611,136          28.5%              598,395           2.52
160 Little River Shopping Center                                    2,508,391          67.8%              316,754           1.27
161 The Amberton Apartments                                         2,545,700          69.9%              302,350           1.27
162 Best Western Worlds of Fun                                      2,387,655          55.5%              375,710           1.40
163 All Aboard Mini Storage - Anaheim                               2,542,136          57.1%              326,011           1.38
164 Waterway Crossing Apartments                                    2,164,148          57.0%              348,203           1.56
165 The Borders Building                                            1,341,480          16.8%              380,785           1.22
166 Ken-Caryl Business Center                                       2,480,775          62.0%              289,277           1.26
167 Alta Vista Mobile Home Park                                     2,607,622          70.5%              325,939           1.36
168 Palm Springs Self Storage                                       2,288,776          49.3%              363,027           1.44
169 Holiday Inn Express Auburn                                      2,240,017          49.8%              435,968           1.84
170 Caruth Haven Retail Center                                      2,449,997          65.3%              289,029           1.28
171 3456 Ridge Property                                             2,373,224          62.1%              295,618           1.47
172 Campus Plaza Shopping Center                                    2,414,025          60.4%              319,976           1.42
173 All Aboard Mini Storage - San Gabriel                           2,401,881          69.6%              303,478           1.36
174 Point O' Woods Apartments                                       2,393,359          70.4%              297,240           1.32
175 Williamsburg on the Lake Apartments                             2,186,749          48.6%              424,033           1.74
176 Airport Business Center                                         2,385,573          66.7%              298,101           1.32
177 Staples - Wilmington                                            2,373,027          70.8%              277,738           1.22
178 Felicita Junction                                               2,355,559          64.7%              276,898           1.25
179 The Bordeaux Apartments                                         2,240,376          66.9%              312,189           1.63
180 High Point Village I Apartments                                 2,356,944          68.3%              284,086           1.25
181 Assured Self Storage Facility                                   2,184,083          61.5%              319,385           1.30
182 Staples - Valparaiso                                            2,266,772          70.8%              263,712           1.22
183 Fruitland Grove Family Park                                     2,214,596          70.3%              269,093           1.30
184 Centennial Creek Office Park                                    2,180,521          66.1%              259,636           1.30
185 Park Lane Village Apartments  (1L)                              1,100,747          67.5%              158,897           1.28
186 Rynearson Lane Village Apartments  (1L)                           937,673          59.7%              128,642           1.28
187 Holiday Inn Express Ottawa                                      2,000,016          50.0%              389,479           1.84
188 Ross Apartments                                                 2,124,170          50.3%              270,732           1.50
189 339 S. Ardmore Apartments                                       2,143,794          66.0%              256,182           1.29

                    Descriptions of the Mortgaged Properties

                                                                                                      Units/
                                                                                                     Sq. Ft./
                                                                                                      Rooms/       Fee Simple/
#   Property Name                                                 Property Type                        Pads         Leasehold
-   -------------                                                 -------------                        ----         ---------

190 Edgewater Beach Resort                                        Hotel                                    86           Fee
191 Fondren Hill Apartments                                       Multifamily                              96           Fee
192 Cottonwood Plaza                                              Mixed Use                            45,778           Fee
193 Southport Shops                                               Retail                               17,763           Fee
194 Hawthorne Hill Apartments                                     Multifamily                             168           Fee
195 Days Inn Waccamaw                                             Hotel                                   159        Leasehold
196 Turtle Oaks Apartments                                        Multifamily                              81           Fee
197 Linden Place Mobile Home Park                                 Manufactured Housing                    162           Fee
198 Moore Lake Commons Shopping Center                            Retail                               64,905           Fee
199 Imperial Manor West Apartments                                Multifamily                             164           Fee
200 Brown School Station Apts.                                    Multifamily                             112           Fee
201 South Street Seaport Office Center                            Office                               48,177        Leasehold
202 Hathaway Commerce Center                                      Industrial                           67,214           Fee
203 Corinthian Apartments                                         Multifamily                              55           Fee
204 Walgreen's Drug Store - Swansea                               Retail                               13,905           Fee
205 Catalina Apartments                                           Multifamily                             120           Fee
206 Devonshire Square Retail Center                               Retail                               16,725           Fee
207 1440 N. Vine Street                                           Retail                               14,401           Fee
208 College Park Apartments                                       Multifamily                              88           Fee
209 Country Brooke Apartments                                     Multifamily                             108           Fee
210 Hillside View Apartments                                      Multifamily                              92           Fee
211 Benihana Restaurant                                           Retail                                8,284           Fee
212 Crosswinds Apartments                                         Multifamily                              64           Fee
213 Imperial Plaza Retail Center                                  Retail                               26,337           Fee
214 Twin Lakes Mobile Home Park                                   Manufactured Housing                    254           Fee
215 Antietam Village Center                                       Retail                               26,789           Fee
216 Gateway Shoppes                                               Retail                               21,920           Fee
217 Red Onion Building                                            Mixed Use                             8,200           Fee
218 526 South Ardmore Avenue                                      Multifamily                              63           Fee
219 All Aboard Mini Storage - Santa Ana                           Self Storage                         44,830           Fee
220 Villa East I & II                                             Office                               49,725           Fee
221 Courtyard Apartments                                          Multifamily                              84           Fee
222 Sunset View Village Apartments                                Multifamily                              48           Fee
223 Wilmington Plaza                                              Retail                               54,401        Leasehold
224 The Nations Bank Building                                     Office                               33,726           Fee
225 Quail Ridge Apartments                                        Multifamily                             104           Fee
226 Best Western KCI Airport                                      Hotel                                    43           Fee
227 Laurel Heights Apartments                                     Multifamily                              72           Fee
228 El Monte Mobile Air Mobile Home Park                          Manufactured Housing                     77           Fee
229 Harold Gilstrap Shopping Center                               Retail                               83,131           Fee
230 Lakeside Apartments                                           Multifamily                              39           Fee
231 Park Glen Apartments                                          Multifamily                             174           Fee
232 St. Lucie Mobile Village                                      Manufactured Housing                    226           Fee
233 Ravenscroft Apartments                                        Multifamily                              75           Fee
234 Coach Country Corral MHP                                      Manufactured Housing                     82           Fee
235 Seaside Village Shopping Center                               Retail                               50,144           Fee
236 Sherwood Park Apartments                                      Multifamily                              72           Fee
237 Ravenna Plaza                                                 Retail                               87,644           Fee
238 Holiday Inn Express Oglesby                                   Hotel                                    68           Fee
239 Central/Magnolia Retail Center                                Mixed Use                            17,556           Fee
240 Rolling Hills Estates                                         Manufactured Housing                    217           Fee
241 Saticoy-Royale Apartments                                     Multifamily                              65           Fee
242 Holiday/Park Riviera Mobile Home Park                         Manufactured Housing                    263           Fee
243 Gottschalk's Department Store                                 Retail                               40,000           Fee
244 Justin Apartments                                             Multifamily                              25           Fee
245 Fountain Square Apartments                                    Multifamily                             120           Fee
246 383 St. Johns Place                                           Multifamily                              16           Fee
247 Days Inn                                                      Hotel                                    44           Fee
248 Market Plaza                                                  Retail                               22,534           Fee
249 Michigan Plaza & Bender Plaza  (5)                            Office                               63,331           Fee
250 Mockingbird Park Retail Building                              Mixed Use                            46,802        Leasehold
251 Poolesville Village Center                                    Retail                               16,715           Fee
252 Executive Park Offices                                        Office                               23,274           Fee

                                                                                        Occupancy
                                                              Year           Year        Rate at        Appraised      Cut-off Date
#   Property Name                                             Built       Renovated      U/W (7)          Value          LTV Ratio
-   -------------                                             -----       ---------      -------          -----          ---------

190 Edgewater Beach Resort                                     1962           1980          N/A          4,000,000         62.2%
191 Fondren Hill Apartments                                    1974           1996         99.0%         3,300,000         73.9%
192 Cottonwood Plaza                                           1980           N/A         100.0%         4,980,000         48.1%
193 Southport Shops                                            1997           N/A          91.0%         3,200,000         74.8%
194 Hawthorne Hill Apartments                                  1968           N/A          95.0%         3,920,000         61.0%
195 Days Inn Waccamaw                                          1985           1997          N/A          4,100,000         58.2%
196 Turtle Oaks Apartments                                     1962           1998         99.0%         3,190,000         73.4%
197 Linden Place Mobile Home Park                              1970           N/A          98.0%         3,100,000         74.6%
198 Moore Lake Commons Shopping Center                         1965           1988         98.0%         3,300,000         69.6%
199 Imperial Manor West Apartments                             1963           N/A          92.0%         2,900,000         78.7%
200 Brown School Station Apts.                                 1971           N/A          94.0%         2,825,000         79.6%
201 South Street Seaport Office Center                         1750           1997         99.0%         4,500,000         49.8%
202 Hathaway Commerce Center                                   1987           N/A          99.0%         3,020,000         72.7%
203 Corinthian Apartments                                      1969           N/A          95.0%         3,810,000         57.4%
204 Walgreen's Drug Store - Swansea                            1997           1997        100.0%         2,800,000         78.0%
205 Catalina Apartments                                        1969           N/A         100.0%         2,840,000         76.5%
206 Devonshire Square Retail Center                            1965           1998        100.0%         2,915,000         72.7%
207 1440 N. Vine Street                                        1978           N/A         100.0%         2,900,000         72.2%
208 College Park Apartments                                    1994           N/A          99.0%         2,750,000         75.9%
209 Country Brooke Apartments                                  1968           1995         94.0%         2,625,000         78.3%
210 Hillside View Apartments                                   1986           N/A          98.0%         2,900,000         70.3%
211 Benihana Restaurant                                        1977           N/A         100.0%         2,650,000         75.4%
212 Crosswinds Apartments                                      1977           1978         98.0%         2,700,000         73.9%
213 Imperial Plaza Retail Center                               1989           N/A          92.0%         2,710,000         73.6%
214 Twin Lakes Mobile Home Park                                1970           1976         99.0%         2,600,000         76.6%
215 Antietam Village Center                                    1984           N/A          86.0%         2,700,000         73.7%
216 Gateway Shoppes                                            1986           N/A         100.0%         2,680,000         74.2%
217 Red Onion Building                                         1892           1984        100.0%         4,100,000         48.5%
218 526 South Ardmore Avenue                                   1972           N/A          97.0%         2,500,000         79.4%
219 All Aboard Mini Storage - Santa Ana                        1995           N/A          95.0%         2,680,000         70.4%
220 Villa East I & II                                          1981           N/A         100.0%         2,900,000         64.4%
221 Courtyard Apartments                                       1985           N/A         100.0%         2,365,000         78.1%
222 Sunset View Village Apartments                             1989           N/A          92.0%         2,320,000         79.6%
223 Wilmington Plaza                                           1990           N/A         100.0%         2,800,000         65.8%
224 The Nations Bank Building                                  1983           N/A         100.0%         3,400,000         54.1%
225 Quail Ridge Apartments                                     1973           1996         94.0%         2,410,000         75.9%
226 Best Western KCI Airport                                   1987           N/A           N/A          2,750,000         66.2%
227 Laurel Heights Apartments                                  1984           N/A          97.0%         2,250,000         79.6%
228 El Monte Mobile Air Mobile Home Park                       1951           N/A          96.0%         2,300,000         77.8%
229 Harold Gilstrap Shopping Center                            1982           N/A          97.0%         2,600,000         68.7%
230 Lakeside Apartments                                        1995           N/A         100.0%         2,775,000         64.2%
231 Park Glen Apartments                                       1971           1992         99.0%         2,700,000         64.6%
232 St. Lucie Mobile Village                                   1970           N/A          90.0%         2,800,000         62.3%
233 Ravenscroft Apartments                                     1965           N/A          92.0%         2,350,000         74.1%
234 Coach Country Corral MHP                                   1971           N/A         100.0%         2,375,000         73.0%
235 Seaside Village Shopping Center                            1985           N/A          83.0%         3,000,000         57.4%
236 Sherwood Park Apartments                                   1979           N/A          99.0%         2,600,000         65.2%
237 Ravenna Plaza                                              1978           1998        100.0%         2,860,000         59.3%
238 Holiday Inn Express Oglesby                                1995           N/A           N/A          2,900,000         58.4%
239 Central/Magnolia Retail Center                             1940           1989        100.0%         2,260,000         74.7%
240 Rolling Hills Estates                                      1971           N/A          92.0%         2,340,000         72.1%
241 Saticoy-Royale Apartments                                  1972           N/A         100.0%         2,200,000         75.7%
242 Holiday/Park Riviera Mobile Home Park                      1970           N/A          99.0%         2,060,000         79.5%
243 Gottschalk's Department Store                              1979           1994        100.0%         2,300,000         69.7%
244 Justin Apartments                                          1993           N/A         100.0%         2,425,000         65.9%
245 Fountain Square Apartments                                 1974           N/A          83.0%         2,200,000         72.5%
246 383 St. Johns Place                                        1930           1998         96.0%         2,000,000         79.7%
247 Days Inn                                                   1997           N/A           N/A          2,750,000         57.9%
248 Market Plaza                                               1988           1989        100.0%         2,500,000         62.6%
249 Michigan Plaza & Bender Plaza  (5)                         1978           1992         90.0%         2,625,000         58.9%
250 Mockingbird Park Retail Building                           1986           N/A          96.0%         3,000,000         51.2%
251 Poolesville Village Center                                 1989           1990        100.0%         1,910,000         79.6%
252 Executive Park Offices                                     1983           N/A          95.0%         1,925,000         77.9%

                                                                Maturity/ARD       Maturity/ARD            U/W               U/W
#   Property Name                                                  Balance         LTV Ratio (8)         NCF (9)          DSCR (10)
-   -------------                                                  -------         -------------         -------          ---------

190 Edgewater Beach Resort                                          2,041,014          51.0%              317,175           1.40
191 Fondren Hill Apartments                                         2,091,383          63.4%              239,799           1.33
192 Cottonwood Plaza                                                2,107,585          42.3%              377,424           1.92
193 Southport Shops                                                 2,106,786          65.8%              249,897           1.27
194 Hawthorne Hill Apartments                                       2,062,154          52.6%              270,357           1.49
195 Days Inn Waccamaw                                               1,907,139          46.5%              294,722           1.48
196 Turtle Oaks Apartments                                          2,065,134          64.7%              233,715           1.20
197 Linden Place Mobile Home Park                                   1,866,992          60.2%              277,440           1.39
198 Moore Lake Commons Shopping Center                              2,048,801          62.1%              245,905           1.23
199 Imperial Manor West Apartments                                  1,847,590          63.7%              284,864           1.44
200 Brown School Station Apts.                                      1,973,636          69.9%              219,798           1.21
201 South Street Seaport Office Center                              1,831,032          40.7%              353,923           1.76
202 Hathaway Commerce Center                                        1,943,800          64.4%              249,639           1.35
203 Corinthian Apartments                                           1,910,779          50.2%              346,996           2.01
204 Walgreen's Drug Store - Swansea                                 1,927,620          68.8%              220,044           1.22
205 Catalina Apartments                                             1,925,166          67.8%              238,787           1.30
206 Devonshire Square Retail Center                                 1,756,799          60.3%              262,983           1.32
207 1440 N. Vine Street                                             1,831,431          63.2%              260,240           1.55
208 College Park Apartments                                         1,830,291          66.6%              202,138           1.21
209 Country Brooke Apartments                                       1,802,967          68.7%              219,014           1.33
210 Hillside View Apartments                                           66,343           2.3%              239,606           1.26
211 Benihana Restaurant                                             1,631,299          61.6%              228,878           1.27
212 Crosswinds Apartments                                           1,756,049          65.0%              227,211           1.39
213 Imperial Plaza Retail Center                                    1,646,465          60.8%              263,199           1.43
214 Twin Lakes Mobile Home Park                                     1,606,233          61.8%              271,848           1.58
215 Antietam Village Center                                         1,612,189          59.7%              232,782           1.34
216 Gateway Shoppes                                                 1,583,731          59.1%              232,300           1.41
217 Red Onion Building                                              1,578,149          38.5%              227,410           1.39
218 526 South Ardmore Avenue                                        1,719,863          68.8%              222,603           1.38
219 All Aboard Mini Storage - Santa Ana                             1,660,278          62.0%              202,980           1.32
220 Villa East I & II                                               1,665,161          57.4%              206,609           1.28
221 Courtyard Apartments                                            1,626,016          68.8%              213,784           1.40
222 Sunset View Village Apartments                                  1,609,123          69.4%              175,789           1.21
223 Wilmington Plaza                                                1,632,323          58.3%              194,476           1.25
224 The Nations Bank Building                                       1,293,129          38.0%              273,705           1.50
225 Quail Ridge Apartments                                          1,601,117          66.4%              195,528           1.34
226 Best Western KCI Airport                                        1,504,958          54.7%              236,864           1.40
227 Laurel Heights Apartments                                       1,561,037          69.4%              206,258           1.47
228 El Monte Mobile Air Mobile Home Park                            1,581,038          68.7%              218,879           1.48
229 Harold Gilstrap Shopping Center                                 1,438,079          55.3%              259,819           1.71
230 Lakeside Apartments                                               488,843          17.6%              231,063           1.38
231 Park Glen Apartments                                            1,522,134          56.4%              193,547           1.40
232 St. Lucie Mobile Village                                        1,405,453          50.2%              214,430           1.43
233 Ravenscroft Apartments                                          1,507,294          64.1%              192,877           1.45
234 Coach Country Corral MHP                                        1,408,622          59.3%              198,945           1.32
235 Seaside Village Shopping Center                                 1,416,496          47.2%              204,940           1.30
236 Sherwood Park Apartments                                        1,315,427          50.6%              188,722           1.36
237 Ravenna Plaza                                                   1,396,966          48.8%              195,219           1.25
238 Holiday Inn Express Oglesby                                     1,360,010          46.9%              247,822           1.72
239 Central/Magnolia Retail Center                                  1,476,474          65.3%              181,971           1.35
240 Rolling Hills Estates                                           1,371,077          58.6%              224,339           1.52
241 Saticoy-Royale Apartments                                       1,465,973          66.6%              184,516           1.35
242 Holiday/Park Riviera Mobile Home Park                           1,336,090          64.9%              209,835           1.44
243 Gottschalk's Department Store                                   1,307,661          56.9%              195,623           1.37
244 Justin Apartments                                               1,404,476          57.9%              158,407           1.21
245 Fountain Square Apartments                                      1,289,701          58.6%              190,882           1.38
246 383 St. Johns Place                                             1,396,851          69.8%              162,275           1.27
247 Days Inn                                                        1,301,094          47.3%              201,447           1.41
248 Market Plaza                                                    1,118,106          44.7%              220,836           1.54
249 Michigan Plaza & Bender Plaza  (5)                              1,273,430          48.5%              189,622           1.33
250 Mockingbird Park Retail Building                                1,335,877          44.5%              154,133           1.28
251 Poolesville Village Center                                      1,347,233          70.5%              171,998           1.34
252 Executive Park Offices                                          1,333,007          69.2%              160,925           1.25

                    Descriptions of the Mortgaged Properties

                                                                                                      Units/
                                                                                                     Sq. Ft./
                                                                                                      Rooms/       Fee Simple/
#   Property Name                                                 Property Type                        Pads         Leasehold
-   -------------                                                 -------------                        ----         ---------

253 Citadel Square Shopping Center  (6)                           Retail                               50,173           Fee
254 Sherwood Mobile Home Estates                                  Manufactured Housing                    206           Fee
255 Ware's Van & Storage Co.                                      Industrial                           56,600           Fee
256 Sunrise Terrace Mobile Home Park                              Manufactured Housing                     54           Fee
257 Best Western Country Inn North                                Hotel                                    44           Fee
258 Woodlake Resort Village Apartments                            Multifamily                              50           Fee
259 Plantation Pines Apartments                                   Multifamily                              88           Fee
260 Pacific Mini Storage                                          Self Storage                         65,763           Fee
261 Sunridge Apartments                                           Multifamily                              99           Fee
262 Parkside Place Apartments                                     Multifamily                              84           Fee
263 Courtyards of Granbury                                        Mixed Use                            47,340           Fee
264 University Apartments                                         Multifamily                              62           Fee
265 Isaqueena Village Apartments                                  Multifamily                              60           Fee
266 Turtle Dove I Apartments                                      Multifamily                              79           Fee
267 Carson Gardens Mobile Home Park                               Manufactured Housing                     98           Fee
268 Valerie Apartments                                            Multifamily                              64           Fee
269 Huddersfield Apartments                                       Multifamily                              31           Fee
270 1457 & 1519 - 1527 Park Road, NW                              Multifamily                              78           Fee
271 Winter Garden Village Apartments                              Multifamily                              64           Fee
272 Long Point Plaza Apartments                                   Multifamily                              85           Fee
273 The Place of Tempe Apartments                                 Multifamily                              30           Fee
274 Valley Garden Apartments                                      Multifamily                              48           Fee
275 Devereaux Apartments                                          Multifamily                              59           Fee
276 Bloomingdale Shopping Center                                  Retail                               11,000           Fee
277 Cottonwood Apartments                                         Multifamily                              30           Fee
278 Royal North Apartments                                        Multifamily                              85           Fee
279 Turtle Dove II Apartments                                     Multifamily                              40           Fee

    Total/Weighted Average

                  Maximum:
                  Minimum:

                                                                                        Occupancy
                                                              Year           Year        Rate at        Appraised      Cut-off Date
#   Property Name                                             Built       Renovated      U/W (7)          Value          LTV Ratio
-   -------------                                             -----       ---------      -------          -----          ---------

253 Citadel Square Shopping Center  (6)                        1977           N/A          98.0%         2,150,000         69.8%
254 Sherwood Mobile Home Estates                               1968           1985         94.0%         1,900,000         78.6%
255 Ware's Van & Storage Co.                                   1973           1986        100.0%         2,000,000         74.5%
256 Sunrise Terrace Mobile Home Park                           1962           1965        100.0%         1,850,000         78.1%
257 Best Western Country Inn North                             1988           N/A           N/A          2,100,000         68.8%
258 Woodlake Resort Village Apartments                         1986           1994         94.0%         1,800,000         77.4%
259 Plantation Pines Apartments                                1973           1996         95.0%         2,000,000         67.4%
260 Pacific Mini Storage                                       1967           1994         86.0%         2,200,000         61.2%
261 Sunridge Apartments                                        1971           1996         95.0%         1,830,000         73.3%
262 Parkside Place Apartments                                  1971           1997         99.0%         1,800,000         71.7%
263 Courtyards of Granbury                                     1985           1992         96.0%         1,800,000         72.0%
264 University Apartments                                      1954           1998         92.0%         1,700,000         74.0%
265 Isaqueena Village Apartments                               1972           1994         90.0%         1,730,000         71.9%
266 Turtle Dove I Apartments                                   1972           1997        100.0%         1,730,000         70.8%
267 Carson Gardens Mobile Home Park                            1934           1955         99.0%         1,550,000         76.9%
268 Valerie Apartments                                         1964           N/A         100.0%         1,340,000         79.9%
269 Huddersfield Apartments                                    1940           1998        100.0%         1,500,000         70.6%
270 1457 & 1519 - 1527 Park Road, NW                           1909           1997         96.0%         1,580,000         66.4%
271 Winter Garden Village Apartments                           1972           N/A          98.0%         1,425,000         70.0%
272 Long Point Plaza Apartments                                1960           N/A          96.0%         1,240,000         76.7%
273 The Place of Tempe Apartments                              1964           1998        100.0%         1,200,000         74.9%
274 Valley Garden Apartments                                   1962           1998         96.0%         1,500,000         59.8%
275 Devereaux Apartments                                       1968           1998         95.0%         1,130,000         78.5%
276 Bloomingdale Shopping Center                               1989           N/A          91.0%         1,100,000         72.5%
277 Cottonwood Apartments                                      1983           1997         93.0%         1,160,000         68.7%
278 Royal North Apartments                                     1973           1997         98.0%           980,000         73.3%
279 Turtle Dove II Apartments                                  1968           N/A          95.0%         1,000,000         67.5%

                                                                                          --------------------------------------
    Total/Weighted Average                                                                 96.2%    $1,758,167,000         73.2%
                                                                                          ======================================
                  Maximum:                                                                100.0%    $   39,000,000         82.5%
                  Minimum:                                                                 50.0%    $      650,000         16.2%


                                                                Maturity/ARD       Maturity/ARD            U/W               U/W
#   Property Name                                                  Balance         LTV Ratio (8)         NCF (9)          DSCR (10)
-   -------------                                                  -------         -------------         -------          ---------

253 Citadel Square Shopping Center  (6)                             1,344,797          62.5%              193,811           1.37
254 Sherwood Mobile Home Estates                                    1,204,511          63.4%              184,157           1.43
255 Ware's Van & Storage Co.                                        1,048,641          52.4%              183,158           1.24
256 Sunrise Terrace Mobile Home Park                                1,266,897          68.5%              157,819           1.35
257 Best Western Country Inn North                                  1,193,416          56.8%              187,874           1.40
258 Woodlake Resort Village Apartments                              1,230,897          68.4%              157,372           1.37
259 Plantation Pines Apartments                                     1,105,986          55.3%              156,306           1.27
260 Pacific Mini Storage                                            1,112,243          50.6%              179,744           1.44
261 Sunridge Apartments                                             1,099,857          60.1%              147,157           1.21
262 Parkside Place Apartments                                         892,842          49.6%              164,658           1.34
263 Courtyards of Granbury                                          1,155,032          64.2%              141,596           1.20
264 University Apartments                                           1,019,316          60.0%              157,654           1.43
265 Isaqueena Village Apartments                                    1,084,349          62.7%              151,341           1.55
266 Turtle Dove I Apartments                                        1,000,027          57.8%              146,577           1.33
267 Carson Gardens Mobile Home Park                                 1,056,336          68.2%              138,047           1.39
268 Valerie Apartments                                                869,969          64.9%              146,951           1.55
269 Huddersfield Apartments                                           863,822          57.6%              132,650           1.40
270 1457 & 1519 - 1527 Park Road, NW                                  858,954          54.4%              125,535           1.32
271 Winter Garden Village Apartments                                  812,179          57.0%              111,930           1.26
272 Long Point Plaza Apartments                                       665,406          53.7%              123,475           1.33
273 The Place of Tempe Apartments                                     734,084          61.2%              109,070           1.35
274 Valley Garden Apartments                                          731,100          48.7%              117,741           1.48
275 Devereaux Apartments                                              727,067          64.3%              110,125           1.36
276 Bloomingdale Shopping Center                                      649,743          59.1%               91,276           1.29
277 Cottonwood Apartments                                              38,784           3.3%              111,566           1.35
278 Royal North Apartments                                            596,384          60.9%              100,651           1.50
279 Turtle Dove II Apartments                                         551,036          55.1%               90,279           1.49

                                                               ------------------------------------------------------------------
    Total/Weighted Average                                     $1,054,822,904          62.6%         $146,517,353           1.39x
                                                               ==================================================================
                  Maximum:                                     $   26,589,367          73.7%         $  3,241,994           2.54x
                  Minimum:                                     $       38,784          12.9%         $     65,758           1.20x



(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.
(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.
(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.
(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Claremdon Apartments and Woodchase Condominiums, respectively.
(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.
(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.
(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.
(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.
(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.
 (2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.
 (3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.
 (4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.
 (5) The Mortgage Loan secured by Michigan & Bender Plaza contains two properties that are operated as one.
 (6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.
 (7) Does not include any Mortgage Loans secured by hotel properties.
 (8) At maturity with respect to Balloon Loans, Fully Amortizing Loans or at the ARD in the case of ARD Loans . There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value. Weighted Average, Maximum and Minimum presented are calculated without regard to any Fully Amortizing Loans.
 (9) Underwriting NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.
(10) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined U/W DSCR is presented for each and every related Mortgage Loan.

                     Characteristics of the Mortgage Loans

                                                                                                                         Original
                                                                              Original                  Percentage of  Amortization
                                                          Mortgage Loan       Principal   Cut-off Date     Initial         Term
   # Property Name                                           Seller            Balance     Balance(7)   Pool Balance     (months)
   ---------------                                        -------------       ---------   ------------  -------------  ------------

  1 Hampton Inn - Elmsford  (1A)                        G.E. Capital Access   $7,625,000   $7,598,233       0.6%            300
  2 Quality Suites - Charleston  (1A)                   G.E. Capital Access    6,300,000    6,277,885       0.5%            300
  3 Courtyard by Marriott - Ann Arbor   (1A)            G.E. Capital Access    6,300,000    6,277,885       0.5%            300
  4 Residence Inn - Phoenix  (1A)                       G.E. Capital Access    6,300,000    6,277,885       0.5%            300
  5 Homewood Suites - Cary  (1A)                        G.E. Capital Access    6,025,000    6,003,850       0.5%            300
  6 Hampton Inn & Suites - Gwinnett  (1A)               G.E. Capital Access    5,400,000    5,381,044       0.4%            300
  7 Hampton Inn - Raleigh  (1A)                         G.E. Capital Access    5,300,000    5,281,395       0.4%            300
  8 Comfort Suites - Orlando  (1A)                      G.E. Capital Access    5,175,000    5,156,834       0.4%            300
  9 Hampton Inn - Perimeter  (1A)                       G.E. Capital Access    5,000,000    4,982,448       0.4%            300
 10 Hampton Inn - Charlotte, NC  (1A)                   G.E. Capital Access    4,575,000    4,558,940       0.4%            300
 11 Courtyard by Marriott - Wilmington  (1A)            G.E. Capital Access    4,275,000    4,259,993       0.3%            300
 12 Hampton Inn - West Springfield  (1A)                G.E. Capital Access    3,700,000    3,687,012       0.3%            300
 13 Homewood Suites - Clear Lake  (1A)                  G.E. Capital Access    3,450,000    3,437,889       0.3%            300
 14 Comfort Inn - Charleston  (1A)                      G.E. Capital Access    1,575,000    1,569,471       0.1%            300
 15 Kendale Lakes Plaza  (1B)                           G.E. Capital Access   29,613,000   29,580,388       2.4%            360
 16 Cypress Creek Station  (1B)                         G.E. Capital Access   23,856,000   23,829,728       1.9%            360
 17 Oakwood Business Center  (1B)                       G.E. Capital Access   10,408,000   10,396,538       0.8%            360
 18 Westchase Ranch Apartments  (1C)                    Column                22,556,014   22,529,265       1.8%            360
 19 Westwood Village Apartments  (1C)                   Column                10,400,000   10,387,667       0.8%            360
 20 Normandy Woods Apartments  (1C)                     Column                 7,120,000    7,111,557       0.6%            360
 21 Savoy Manor Apartments  (1C)                        Column                 5,200,000    5,193,833       0.4%            360
 22 San Marin Apartments  (1C)                          Column                 3,613,312    3,609,027       0.3%            360
 23 Country Squire Apartments - South                   G.E. Capital Access   30,500,000   30,446,295       2.4%            360
 24 2294 Molly Pitcher Highway  (1D)                    Column                17,200,000   17,149,044       1.4%            360
 25 5015 Campuswood Drive  (1D)                         Column                 7,200,000    7,178,670       0.6%            360
 26 5010 Campuswood Drive  (1D)                         Column                 4,483,200    4,469,918       0.4%            360
 27 5009 Campuswood Drive  (1D)                         Column                   516,800      515,269       0.0%            360
 28 Fair Lakes Promenade                                G.E. Capital Access   21,000,000   20,950,739       1.7%            360
 29 Keller Oaks Apartments  (1E)                        G.E. Capital Access    7,167,501    7,143,351       0.6%            360
 30 Sycamore Hill Apartments  (1E)                      G.E. Capital Access    6,210,476    6,189,551       0.5%            360
 31 Clarendon Apartments  (1E)                          G.E. Capital Access    4,561,137    4,545,769       0.4%            360
 32 Woodchase Condominiums  (1E)                        G.E. Capital Access    2,410,887    2,402,764       0.2%            360
 33 Dallas Design Center Portfolio                      G.E. Capital Access   17,500,000   17,479,737       1.4%            360
 34 Assembly Square Office Building                     G.E. Capital Access   16,782,000   16,753,085       1.3%            360
 35 Spicetree Apartments                                G.E. Capital Access   16,640,000   16,582,208       1.3%            360
 36 Lamplighter Mobile Home Park                        G.E. Capital Access   16,000,000   15,971,898       1.3%            360
 37 White Station Tower                                 Column                15,500,000   15,500,000       1.2%            360
 38 Holiday Inn New Orleans Veterans                    Column                15,000,000   14,977,561       1.2%            300
 39 The Links at Bixby                                  G.E. Capital Access   14,700,000   14,487,822       1.2%            300
 40 Southwood Apartments                                G.E. Capital Access   14,500,000   14,474,162       1.2%            360
 41 The Shoppes at Longwood                             Column                14,200,000   14,163,600       1.1%            300
 42 Pines of Westbury                                   G.E. Capital Access   13,000,000   12,967,894       1.0%            360
 43 Edentree Apartments                                 G.E. Capital Access   11,480,000   11,480,000       0.9%            360
 44 Becker Village Mall                                 G.E. Capital Access   11,344,000   11,319,037       0.9%            360
 45 Tiffany Square                                      Column                11,250,000   11,230,709       0.9%            360
 46 The Mint Apartments                                 Column                11,150,000   11,136,789       0.9%            360
 47 River Park Shopping Center                          G.E. Capital Access   10,950,000   10,925,904       0.9%            360
 48 Rancho Destino Apartments                           G.E. Capital Access   10,200,000   10,181,999       0.8%            360
 49 Conestoga Mobile Home Park                          G.E. Capital Access    9,875,000    9,841,203       0.8%            360
 50 Huntington Chase Apartments                         G.E. Capital Access    9,700,000    9,666,997       0.8%            360
 51 Parkshore Centre Office Building                    Column                 9,300,000    9,267,733       0.7%            360
 52 Kenwood Pavilion                                    G.E. Capital Access    8,880,000    8,869,751       0.7%            360
 53 Newsome Park Apartments                             G.E. Capital Access    8,500,000    8,459,047       0.7%            360
 54 Princeton Court Apartments  (1F)                    G.E. Capital Access    3,884,214    3,877,564       0.3%            360
 55 Pinewood Estates Apartments  (1F)                   G.E. Capital Access    2,390,286    2,386,193       0.2%            360
 56 Arbor Court Apartments  (1F)                        G.E. Capital Access    2,091,500    2,087,919       0.2%            360
 57 U-Store of Brighton Self Storage Facility  (1G)     G.E. Capital Access    2,871,590    2,867,278       0.2%            300
 58 U-Store of South Lyon Self Storage Facility  (1G)   G.E. Capital Access    1,525,067    1,522,777       0.1%            300
 59 U-Store of Saline Self Storage Facility  (1G)       G.E. Capital Access    1,391,159    1,389,070       0.1%            300
 60 U-Store of Davison Self Storage Facility  (1G)      G.E. Capital Access      996,873      995,376       0.1%            300
 61 U-Store of Holly Self Storage Facility  (1G)        G.E. Capital Access      922,480      921,094       0.1%            300
 62 U-Store of Jackson Self Storage Facility  (1G)      G.E. Capital Access      572,830      571,970       0.0%            300
 63 Birches Apartments                                  G.E. Capital Access    8,186,000    8,172,163       0.7%            360
 64 Hollywood Plaza                                     G.E. Capital Access    8,100,000    8,074,019       0.6%            360
 65 50-60 Worcester Rd.                                 G.E. Capital Access    8,000,000    7,990,860       0.6%            360
 66 Mahwah Business Park                                Column                 8,000,000    7,935,363       0.6%            300
 67 Silvernail Shopping Center                          G.E. Capital Access    7,808,000    7,798,787       0.6%            360

                                                         Remaining         Original       Remaining
                                                        Amortization       Term to         Term to
                                                            Term           Maturity        Maturity        Mortgage        Monthly
   # Property Name                                        (months)        (months)(8)    (months)(8)         Rate          Payment
   ---------------                                      ------------      -----------    -----------       --------        -------
  1 Hampton Inn - Elmsford  (1A)                             297              120             117           7.375%       $55,729.57
  2 Quality Suites - Charleston  (1A)                        297              120             117           7.375%        46,045.42
  3 Courtyard by Marriott - Ann Arbor   (1A)                 297              120             117           7.375%        46,045.42
  4 Residence Inn - Phoenix  (1A)                            297              120             117           7.375%        46,045.42
  5 Homewood Suites - Cary  (1A)                             297              120             117           7.375%        44,035.50
  6 Hampton Inn & Suites - Gwinnett  (1A)                    297              120             117           7.375%        39,467.50
  7 Hampton Inn - Raleigh  (1A)                              297              120             117           7.375%        38,736.62
  8 Comfort Suites - Orlando  (1A)                           297              120             117           7.375%        37,823.02
  9 Hampton Inn - Perimeter  (1A)                            297              120             117           7.375%        36,543.98
 10 Hampton Inn - Charlotte, NC  (1A)                        297              120             117           7.375%        33,437.74
 11 Courtyard by Marriott - Wilmington  (1A)                 297              120             117           7.375%        31,245.11
 12 Hampton Inn - West Springfield  (1A)                     297              120             117           7.375%        27,042.55
 13 Homewood Suites - Clear Lake  (1A)                       297              120             117           7.375%        25,215.35
 14 Comfort Inn - Charleston  (1A)                           297              120             117           7.375%        11,511.35
 15 Kendale Lakes Plaza  (1B)                                359              120             119           8.180%       221,016.99
 16 Cypress Creek Station  (1B)                              359              120             119           8.180%       178,049.55
 17 Oakwood Business Center  (1B)                            359              120             119           8.180%        77,680.24
 18 Westchase Ranch Apartments  (1C)                         359              120             119           7.220%       153,413.07
 19 Westwood Village Apartments  (1C)                        359              120             119           7.220%        70,734.84
 20 Normandy Woods Apartments  (1C)                          359              120             119           7.220%        48,426.16
 21 Savoy Manor Apartments  (1C)                             359              120             119           7.220%        35,367.42
 22 San Marin Apartments  (1C)                               359              120             119           7.220%        24,575.68
 23 Country Squire Apartments - South                        358              120             118           6.650%       195,799.29
 24 2294 Molly Pitcher Highway  (1D)                         356              120             116           7.550%       120,854.33
 25 5015 Campuswood Drive  (1D)                              356              120             116           7.550%        50,590.19
 26 5010 Campuswood Drive  (1D)                              356              120             116           7.550%        31,500.82
 27 5009 Campuswood Drive  (1D)                              356              120             116           7.550%         3,631.25
 28 Fair Lakes Promenade                                     357              120             117           7.260%       143,399.48
 29 Keller Oaks Apartments  (1E)                             356              120             116           6.900%        47,205.17
 30 Sycamore Hill Apartments  (1E)                           356              120             116           6.900%        40,902.21
 31 Clarendon Apartments  (1E)                               356              120             116           6.900%        30,039.65
 32 Woodchase Condominiums  (1E)                             356              120             116           6.900%        15,878.10
 33 Dallas Design Center Portfolio                           359              120             119           7.510%       122,482.39
 34 Assembly Square Office Building                          358              120             118           7.400%       116,195.18
 35 Spicetree Apartments                                     356               84              80           6.750%       107,926.72
 36 Lamplighter Mobile Home Park                             358              120             118           7.280%       109,473.97
 37 White Station Tower                                      360              120             120           7.410%       107,424.63
 38 Holiday Inn New Orleans Veterans                         299              120             119           8.000%       115,772.43
 39 The Links at Bixby                                       288              300             288           6.940%       103,334.57
 40 Southwood Apartments                                     358               84              82           7.190%        98,326.15
 41 The Shoppes at Longwood                                  298              240             238           6.780%        98,378.61
 42 Pines of Westbury                                        357              120             117           7.000%        86,489.32
 43 Edentree Apartments                                      360              120             120           7.290%        78,625.54
 44 Becker Village Mall                                      357              120             117           7.580%        79,941.24
 45 Tiffany Square                                           358              120             118           7.430%        78,123.10
 46 The Mint Apartments                                      359              120             119           7.230%        75,911.46
 47 River Park Shopping Center                               357              120             117           7.580%        77,164.72
 48 Rancho Destino Apartments                                358              120             118           7.250%        69,581.98
 49 Conestoga Mobile Home Park                               356              120             116           6.820%        64,509.22
 50 Huntington Chase Apartments                              356              120             116           6.850%        63,560.14
 51 Parkshore Centre Office Building                         356              120             116           6.750%        60,319.62
 52 Kenwood Pavilion                                         359              120             119           7.550%        62,394.56
 53 Newsome Park Apartments                                  354              120             114           6.970%        56,379.56
 54 Princeton Court Apartments  (1F)                         358              120             118           7.440%        26,999.58
 55 Pinewood Estates Apartments  (1F)                        358              120             118           7.440%        16,615.13
 56 Arbor Court Apartments  (1F)                             358              120             118           7.440%        14,538.24
 57 U-Store of Brighton Self Storage Facility  (1G)          299              120             119           7.950%        22,068.37
 58 U-Store of South Lyon Self Storage Facility  (1G)        299              120             119           7.950%        11,720.25
 59 U-Store of Saline Self Storage Facility  (1G)            299              120             119           7.950%        10,691.15
 60 U-Store of Davison Self Storage Facility  (1G)           299              120             119           7.950%         7,661.04
 61 U-Store of Holly Self Storage Facility  (1G)             299              120             119           7.950%         7,089.32
 62 U-Store of Jackson Self Storage Facility  (1G)           299              120             119           7.950%         4,402.24
 63 Birches Apartments                                       358              120             118           7.520%        57,349.85
 64 Hollywood Plaza                                          356              120             116           7.150%        54,707.95
 65 50-60 Worcester Rd.                                      359              120             119           7.680%        56,926.49
 66 Mahwah Business Park                                     293              120             113           7.220%        57,670.02
 67 Silvernail Shopping Center                               359              120             119           7.280%        53,423.29

                                                         First
                                                        Payment       Maturity
   # Property Name                                       Date           Date           ARD(9)
   ---------------                                      -------       --------         ------
  1 Hampton Inn - Elmsford  (1A)                        01/01/99      12/01/23        12/01/08
  2 Quality Suites - Charleston  (1A)                   01/01/99      12/01/23        12/01/08
  3 Courtyard by Marriott - Ann Arbor   (1A)            01/01/99      12/01/23        12/01/08
  4 Residence Inn - Phoenix  (1A)                       01/01/99      12/01/23        12/01/08
  5 Homewood Suites - Cary  (1A)                        01/01/99      12/01/23        12/01/08
  6 Hampton Inn & Suites - Gwinnett  (1A)               01/01/99      12/01/23        12/01/08
  7 Hampton Inn - Raleigh  (1A)                         01/01/99      12/01/23        12/01/08
  8 Comfort Suites - Orlando  (1A)                      01/01/99      12/01/23        12/01/08
  9 Hampton Inn - Perimeter  (1A)                       01/01/99      12/01/23        12/01/08
 10 Hampton Inn - Charlotte, NC  (1A)                   01/01/99      12/01/23        12/01/08
 11 Courtyard by Marriott - Wilmington  (1A)            01/01/99      12/01/23        12/01/08
 12 Hampton Inn - West Springfield  (1A)                01/01/99      12/01/23        12/01/08
 13 Homewood Suites - Clear Lake  (1A)                  01/01/99      12/01/23        12/01/08
 14 Comfort Inn - Charleston  (1A)                      01/01/99      12/01/23        12/01/08
 15 Kendale Lakes Plaza  (1B)                           03/01/99      02/01/29        02/01/09
 16 Cypress Creek Station  (1B)                         03/01/99      02/01/29        02/01/09
 17 Oakwood Business Center  (1B)                       03/01/99      02/01/29        02/01/09
 18 Westchase Ranch Apartments  (1C)                    03/01/99      02/01/09
 19 Westwood Village Apartments  (1C)                   03/01/99      02/01/09
 20 Normandy Woods Apartments  (1C)                     03/01/99      02/01/09
 21 Savoy Manor Apartments  (1C)                        03/01/99      02/01/09
 22 San Marin Apartments  (1C)                          03/01/99      02/01/09
 23 Country Squire Apartments - South                   02/01/99      01/01/09
 24 2294 Molly Pitcher Highway  (1D)                    12/01/98      11/01/08
 25 5015 Campuswood Drive  (1D)                         12/01/98      11/01/08
 26 5010 Campuswood Drive  (1D)                         12/01/98      11/01/08
 27 5009 Campuswood Drive  (1D)                         12/01/98      11/01/08
 28 Fair Lakes Promenade                                01/01/99      12/01/08
 29 Keller Oaks Apartments  (1E)                        12/01/98      11/01/28        11/01/08
 30 Sycamore Hill Apartments  (1E)                      12/01/98      11/01/28        11/01/08
 31 Clarendon Apartments  (1E)                          12/01/98      11/01/28        11/01/08
 32 Woodchase Condominiums  (1E)                        12/01/98      11/01/28        11/01/08
 33 Dallas Design Center Portfolio                      03/01/99      02/01/09
 34 Assembly Square Office Building                     02/01/99      01/01/09
 35 Spicetree Apartments                                12/01/98      11/01/28        11/01/05
 36 Lamplighter Mobile Home Park                        02/01/99      01/01/09
 37 White Station Tower                                 04/01/99      03/01/09
 38 Holiday Inn New Orleans Veterans                    03/01/99      02/01/09
 39 The Links at Bixby                                  04/01/98      03/01/23
 40 Southwood Apartments                                02/01/99      01/01/06
 41 The Shoppes at Longwood                             02/01/99      01/01/19
 42 Pines of Westbury                                   01/01/99      12/01/28        12/01/08
 43 Edentree Apartments                                 04/01/99      03/01/09
 44 Becker Village Mall                                 01/01/99      12/01/08
 45 Tiffany Square                                      02/01/99      01/01/09
 46 The Mint Apartments                                 03/01/99      02/01/09
 47 River Park Shopping Center                          01/01/99      12/01/08
 48 Rancho Destino Apartments                           02/01/99      01/01/09
 49 Conestoga Mobile Home Park                          12/01/98      11/01/08
 50 Huntington Chase Apartments                         12/01/98      11/01/08
 51 Parkshore Centre Office Building                    12/01/98      11/01/08
 52 Kenwood Pavilion                                    03/01/99      02/01/09
 53 Newsome Park Apartments                             10/01/98      09/01/28        09/01/08
 54 Princeton Court Apartments  (1F)                    02/01/99      01/01/09
 55 Pinewood Estates Apartments  (1F)                   02/01/99      01/01/09
 56 Arbor Court Apartments  (1F)                        02/01/99      01/01/09
 57 U-Store of Brighton Self Storage Facility  (1G)     03/01/99      02/01/09
 58 U-Store of South Lyon Self Storage Facility  (1G)   03/01/99      02/01/09
 59 U-Store of Saline Self Storage Facility  (1G)       03/01/99      02/01/09
 60 U-Store of Davison Self Storage Facility  (1G)      03/01/99      02/01/09
 61 U-Store of Holly Self Storage Facility  (1G)        03/01/99      02/01/09
 62 U-Store of Jackson Self Storage Facility  (1G)      03/01/99      02/01/09
 63 Birches Apartments                                  02/01/99      01/01/09
 64 Hollywood Plaza                                     12/01/98      11/01/28        11/01/08
 65 50-60 Worcester Rd.                                 03/01/99      02/01/09
 66 Mahwah Business Park                                09/01/98      08/01/08
 67 Silvernail Shopping Center                          03/01/99      02/01/09


                                                        Prepayment Provision               Defeasance
   # Property Name                                      as of Origination(10)              Option(11)
   ---------------                                      ---------------------              ----------
  1 Hampton Inn - Elmsford  (1A)                         L (9.75), O (0.25)                    Yes
  2 Quality Suites - Charleston  (1A)                    L (9.75), O (0.25)                    Yes
  3 Courtyard by Marriott - Ann Arbor   (1A)             L (9.75), O (0.25)                    Yes
  4 Residence Inn - Phoenix  (1A)                        L (9.75), O (0.25)                    Yes
  5 Homewood Suites - Cary  (1A)                         L (9.75), O (0.25)                    Yes
  6 Hampton Inn & Suites - Gwinnett  (1A)                L (9.75), O (0.25)                    Yes
  7 Hampton Inn - Raleigh  (1A)                          L (9.75), O (0.25)                    Yes
  8 Comfort Suites - Orlando  (1A)                       L (9.75), O (0.25)                    Yes
  9 Hampton Inn - Perimeter  (1A)                        L (9.75), O (0.25)                    Yes
 10 Hampton Inn - Charlotte, NC  (1A)                    L (9.75), O (0.25)                    Yes
 11 Courtyard by Marriott - Wilmington  (1A)             L (9.75), O (0.25)                    Yes
 12 Hampton Inn - West Springfield  (1A)                 L (9.75), O (0.25)                    Yes
 13 Homewood Suites - Clear Lake  (1A)                   L (9.75), O (0.25)                    Yes
 14 Comfort Inn - Charleston  (1A)                       L (9.75), O (0.25)                    Yes
 15 Kendale Lakes Plaza  (1B)                            L (9.75), O (0.25)                    Yes
 16 Cypress Creek Station  (1B)                          L (9.75), O (0.25)                    Yes
 17 Oakwood Business Center  (1B)                        L (9.75), O (0.25)                    Yes
 18 Westchase Ranch Apartments  (1C)                     L (9.5), O (0.5)                      Yes
 19 Westwood Village Apartments  (1C)                    L (9.5), O (0.5)                      Yes
 20 Normandy Woods Apartments  (1C)                      L (9.5), O (0.5)                      Yes
 21 Savoy Manor Apartments  (1C)                         L (9.5), O (0.5)                      Yes
 22 San Marin Apartments  (1C)                           L (9.5), O (0.5)                      Yes
 23 Country Squire Apartments - South                    L (3), YM 1% (6.5), O (0.5)           No
 24 2294 Molly Pitcher Highway  (1D)                     L (9.5), O (0.5)                      Yes
 25 5015 Campuswood Drive  (1D)                          L (9.5), O (0.5)                      Yes
 26 5010 Campuswood Drive  (1D)                          L (9.5), O (0.5)                      Yes
 27 5009 Campuswood Drive  (1D)                          L (9.5), O (0.5)                      Yes
 28 Fair Lakes Promenade                                 L (9.75), O (0.25)                    Yes
 29 Keller Oaks Apartments  (1E)                         L (9.75), O (0.25)                    Yes
 30 Sycamore Hill Apartments  (1E)                       L (9.75), O (0.25)                    Yes
 31 Clarendon Apartments  (1E)                           L (9.75), O (0.25)                    Yes
 32 Woodchase Condominiums  (1E)                         L (9.75), O (0.25)                    Yes
 33 Dallas Design Center Portfolio                       L (9.75), O (0.25)                    Yes
 34 Assembly Square Office Building                      L (9.75), O (0.25)                    Yes
 35 Spicetree Apartments                                 L (6.67), O (0.33)                    Yes
 36 Lamplighter Mobile Home Park                         L (9.5), O (0.5)                      Yes
 37 White Station Tower                                  L (9.5), O (0.5)                      Yes
 38 Holiday Inn New Orleans Veterans                     L (9.5), O (0.5)                      Yes
 39 The Links at Bixby                                   L (9.92), YM 1% (10.08), O (5)        No
 40 Southwood Apartments                                 L (6.5), O (0.5)                      Yes
 41 The Shoppes at Longwood                              L (10), YM 1% (9.75), O (0.25)        No
 42 Pines of Westbury                                    L (9.75), O (0.25)                    Yes
 43 Edentree Apartments                                  L (9.75), O (0.25)                    Yes
 44 Becker Village Mall                                  L (9.75), O (0.25)                    Yes
 45 Tiffany Square                                       L (9.5), O (0.5)                      Yes
 46 The Mint Apartments                                  L (9.5), O (0.5)                      Yes
 47 River Park Shopping Center                           L (9.75), O (0.25)                    Yes
 48 Rancho Destino Apartments                            L (9.75), O (0.25)                    Yes
 49 Conestoga Mobile Home Park                           L (9.5), O (0.5)                      Yes
 50 Huntington Chase Apartments                          L (9.75), O (0.25)                    Yes
 51 Parkshore Centre Office Building                     L (9.5), O (0.5)                      Yes
 52 Kenwood Pavilion                                     L (9.75), O (0.25)                    Yes
 53 Newsome Park Apartments                              L (9.75), O (0.25)                    Yes
 54 Princeton Court Apartments  (1F)                     L (9.75), O (0.25)                    Yes
 55 Pinewood Estates Apartments  (1F)                    L (9.75), O (0.25)                    Yes
 56 Arbor Court Apartments  (1F)                         L (9.75), O (0.25)                    Yes
 57 U-Store of Brighton Self Storage Facility  (1G)      L (9.75), O (0.25)                    Yes
 58 U-Store of South Lyon Self Storage Facility  (1G)    L (9.75), O (0.25)                    Yes
 59 U-Store of Saline Self Storage Facility  (1G)        L (9.75), O (0.25)                    Yes
 60 U-Store of Davison Self Storage Facility  (1G)       L (9.75), O (0.25)                    Yes
 61 U-Store of Holly Self Storage Facility  (1G)         L (9.75), O (0.25)                    Yes
 62 U-Store of Jackson Self Storage Facility  (1G)       L (9.75), O (0.25)                    Yes
 63 Birches Apartments                                   L (9.75), O (0.25)                    Yes
 64 Hollywood Plaza                                      L (9.75), O (0.25)                    Yes
 65 50-60 Worcester Rd.                                  L (9.75), O (0.25)                    Yes
 66 Mahwah Business Park                                 L (9.5), O (0.5)                      Yes
 67 Silvernail Shopping Center                           L (9.67), O (0.33)                    Yes

                     Characteristics of the Mortgage Loans

                                                                                                                         Original
                                                                              Original                  Percentage of  Amortization
                                                          Mortgage Loan       Principal   Cut-off Date     Initial         Term
   # Property Name                                           Seller            Balance     Balance(7)   Pool Balance     (months)
   ---------------                                        -------------       ---------   ------------  -------------  ------------
 68 Tech Center 29 Office/Warehouse Complex             Column                 7,600,000    7,588,003       0.6%            300
 69 Centre North Shopping Center                        G.E. Capital Access    7,600,000    7,576,100       0.6%            360
 70 Cranbrook Centre Apartments  (1H)                   Column                 4,925,000    4,916,622       0.4%            360
 71 Cranbrook Centre Office Buildings  (1H)             Column                 2,500,000    2,495,747       0.2%            360
 72 Lubbock Shopping Parkade                            G.E. Capital Access    7,378,000    7,365,975       0.6%            360
 73 Marin Club Apartments                               G.E. Capital Access    7,360,000    7,347,967       0.6%            360
 74 Prunedale Center                                    G.E. Capital Access    7,273,000    7,250,128       0.6%            360
 75 Lamplighter Ontario MHP                             G.E. Capital Access    7,150,000    7,137,562       0.6%            360
 76 Marycrest Shopping Center  (2)                      Column                 7,000,000    7,000,000       0.6%            360
 77 Elm Plaza Shopping Center                           Column                 7,000,000    6,980,077       0.6%            360
 78 Century Plaza East                                  G.E. Capital Access    6,937,000    6,919,868       0.6%            360
 79 Keller Springs Tech Center                          G.E. Capital Access    6,900,000    6,888,130       0.5%            360
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)    G.E. Capital Access    3,640,000    3,627,197       0.3%            360
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)       G.E. Capital Access    1,920,000    1,913,247       0.2%            360
 82 Briarwood Manor  (1I)                               G.E. Capital Access    1,340,000    1,335,287       0.1%            360
 83 Tierra Verde Marine Center                          Column                 6,900,000    6,838,329       0.5%            300
 84 Aurora Square                                       G.E. Capital Access    6,720,000    6,703,404       0.5%            360
 85 Merchant's Square  (3)                              Column                 6,600,000    6,600,000       0.5%            336
 86 Northwood Hills Shopping Center                     G.E. Capital Access    6,500,000    6,492,510       0.5%            360
 87 36th Street Office Center                           G.E. Capital Access    6,500,000    6,489,065       0.5%            360
 88 Fifth Avenue Apartments                             G.E. Capital Access    6,400,000    6,388,541       0.5%            360
 89 The Watermill Apartments                            Column                 6,400,000    6,379,593       0.5%            360
 90 Brooks Corner                                       Column                 6,300,000    6,300,000       0.5%            300
 91 Hollywood Ardmore Apartments                        Column                 6,250,000    6,236,842       0.5%            360
 92 Chasewood Apartments                                G.E. Capital Access    6,160,000    6,149,198       0.5%            360
 93 Kingsgate North                                     G.E. Capital Access    5,880,000    5,860,574       0.5%            360
 94 Fairfield Suites Pittsburgh/Airport                 G.E. Capital Access    5,840,000    5,831,027       0.5%            300
 95 Seatree Apartments                                  G.E. Capital Access    5,840,000    5,829,759       0.5%            360
 96 All Aboard Mini Storage - Alhambra                  G.E. Capital Access    5,680,000    5,658,494       0.5%            360
 97 West Century Center                                 G.E. Capital Access    5,600,000    5,593,651       0.4%            360
 98 Universal Plaza                                     G.E. Capital Access    5,560,000    5,550,794       0.4%            360
 99 Crestview Market Place                              G.E. Capital Access    5,500,000    5,481,829       0.4%            360
100 New Franklin Apartments  (4)                        Column                 5,400,000    5,345,280       0.4%            216
101 Windjammer Apartments                               Column                 5,226,000    5,219,924       0.4%            360
102 Woodlake Village Apartments                         Column                 5,240,000    5,217,795       0.4%            360
103 Comfort Inn - Hopewell, VA                          Column                 5,200,000    5,181,769       0.4%            300
104 Linens N Things                                     G.E. Capital Access    5,200,000    5,142,114       0.4%            324
105 The Woods Apartments                                G.E. Capital Access    5,048,000    5,039,048       0.4%            360
106 Moonlight Garden Apartments                         G.E. Capital Access    4,987,000    4,978,846       0.4%            360
107 Sagamore Court Apartments                           Column                 4,970,000    4,960,750       0.4%            360
108 Carriage Hill Apartments                            Column                 4,940,000    4,927,800       0.4%            360
109 Dowling Office Building                             G.E. Capital Access    4,810,000    4,801,712       0.4%            360
110 Main Street Plaza Shopping Center                   G.E. Capital Access    4,772,000    4,756,234       0.4%            360
111 Friendship Crossing Apartments                      G.E. Capital Access    4,611,000    4,603,093       0.4%            360
112 Spruce Properties  (1J)                             Column                 1,975,000    1,970,671       0.2%            360
113 Oak Grove Apartments  (1J)                          Column                 1,475,000    1,471,767       0.1%            360
114 Aldrich Apartments  (1J)                            Column                 1,050,000    1,047,699       0.1%            360
115 One Bellemead Center                                G.E. Capital Access    4,497,000    4,487,741       0.4%            360
116 Denver Tech Center #30                              G.E. Capital Access    4,475,000    4,463,948       0.4%            360
117 Preston Racquet Club Condominiums and Apartments    G.E. Capital Access    4,390,000    4,385,027       0.4%            360
118 Sand Lake Apartments                                G.E. Capital Access    4,400,000    4,364,206       0.3%            360
119 Mobile Estate Mobile Home Park                      Column                 4,300,000    4,289,993       0.3%            360
120 Colonia Shopping Center                             G.E. Capital Access    4,284,000    4,279,036       0.3%            360
121 Vista Ridge Center III                              G.E. Capital Access    4,275,000    4,268,033       0.3%            360
122 Parkside East Apartments                            G.E. Capital Access    4,200,000    4,190,128       0.3%            360
123 Northpark Village                                   G.E. Capital Access    4,120,000    4,106,388       0.3%            360
124 Breakers Apartments                                 G.E. Capital Access    4,096,000    4,079,323       0.3%            360
125 Picnic Lawn Apartments                              G.E. Capital Access    4,000,000    3,993,174       0.3%            360
126 32nd Street and McDowell Road Shopping Center       G.E. Capital Access    4,000,000    3,987,170       0.3%            360
127 Triangle Corporate Center                           G.E. Capital Access    4,000,000    3,985,516       0.3%            360
128 One West Hills Office                               G.E. Capital Access    3,950,000    3,943,084       0.3%            360
129 Harper Regency Apartments                           G.E. Capital Access    3,975,000    3,942,885       0.3%            360
130 Heritage Green Shopping Center                      G.E. Capital Access    3,850,000    3,843,471       0.3%            360
131 Captain's Landing Apartments                        G.E. Capital Access    3,811,000    3,802,289       0.3%            360
132 All Aboard Mini Storage - Fremont                   G.E. Capital Access    3,800,000    3,785,612       0.3%            360
133 Century Plaza Strip Shopping Center  (1K)           Column                 2,100,000    2,088,575       0.2%            300
134 Albany Square Strip Shopping Center  (1K)           Column                 1,700,000    1,690,752       0.1%            300

                                                         Remaining         Original       Remaining
                                                        Amortization       Term to         Term to
                                                            Term           Maturity        Maturity        Mortgage        Monthly
   # Property Name                                        (months)        (months)(8)    (months)(8)         Rate          Payment
   ---------------                                      ------------      -----------    -----------       --------        -------
 68 Tech Center 29 Office/Warehouse Complex             299              120             119           7.330%        55,325.64
 69 Centre North Shopping Center                        356              120             116           7.250%        51,845.40
 70 Cranbrook Centre Apartments  (1H)                   358              120             118           7.480%        34,368.89
 71 Cranbrook Centre Office Buildings  (1H)             358              120             118           7.480%        17,446.14
 72 Lubbock Shopping Parkade                            358              120             118           7.750%        52,856.90
 73 Marin Club Apartments                               358              120             118           7.730%        52,626.26
 74 Prunedale Center                                    356              120             116           7.250%        49,614.68
 75 Lamplighter Ontario MHP                             358               60              58           7.340%        49,212.83
 76 Marycrest Shopping Center  (2)                      360              120             117           7.780%        50,294.05
 77 Elm Plaza Shopping Center                           356              120             116           7.750%        50,148.86
 78 Century Plaza East                                  357              120             117           7.000%        46,152.03
 79 Keller Springs Tech Center                          358              120             118           7.410%        47,821.29
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)    356              120             116           6.680%        23,439.85
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)       356              120             116           6.680%        12,363.88
 82 Briarwood Manor  (1I)                               356              120             116           6.680%         8,628.96
 83 Tierra Verde Marine Center                          292              120             112           7.330%        50,229.86
 84 Aurora Square                                       357              120             117           7.000%        44,708.33
 85 Merchant's Square  (3)                              336              120             118           7.150%        45,508.18
 86 Northwood Hills Shopping Center                     359              120             119           7.570%        45,760.91
 87 36th Street Office Center                           358              120             118           7.550%        45,671.69
 88 Fifth Avenue Apartments                             358              120             118           7.160%        43,269.28
 89 The Watermill Apartments                            356              120             116           7.180%        43,355.83
 90 Brooks Corner                                       300              120             120           7.610%        47,008.15
 91 Hollywood Ardmore Apartments                        357              120             117           7.800%        44,991.91
 92 Chasewood Apartments                                358              120             118           7.290%        42,189.31
 93 Kingsgate North                                     356              120             116           7.000%        39,119.79
 94 Fairfield Suites Pittsburgh/Airport                 299              120             119           7.660%        43,766.70
 95 Seatree Apartments                                  358              120             118           7.290%        39,997.66
 96 All Aboard Mini Storage - Alhambra                  355              120             115           7.190%        38,516.73
 97 West Century Center                                 359              120             119           7.780%        40,235.24
 98 Universal Plaza                                     358              120             118           7.650%        39,449.00
 99 Crestview Market Place                              356              120             116           7.000%        36,591.64
100 New Franklin Apartments  (4)                        212              120             116           6.250%        41,703.84
101 Windjammer Apartments                               359              120             119           7.460%        36,397.92
102 Woodlake Village Apartments                         355              120             115           6.660%        33,673.65
103 Comfort Inn - Hopewell, VA                          297              120             117           7.375%        38,005.74
104 Linens N Things                                     313              240             229           6.950%        35,597.06
105 The Woods Apartments                                358              120             118           7.220%        34,333.60
106 Moonlight Garden Apartments                         358              120             118           7.730%        35,658.58
107 Sagamore Court Apartments                           358              120             118           6.920%        32,798.94
108 Carriage Hill Apartments                            357              120             117           7.000%        32,865.94
109 Dowling Office Building                             358              120             118           7.400%        33,303.47
110 Main Street Plaza Shopping Center                   356              120             116           7.000%        31,748.24
111 Friendship Crossing Apartments                      358              120             118           7.430%        32,020.05
112 Spruce Properties  (1J)                             357              120             117           7.600%        13,944.98
113 Oak Grove Apartments  (1J)                          357              120             117           7.600%        10,414.60
114 Aldrich Apartments  (1J)                            357              120             117           7.600%         7,413.78
115 One Bellemead Center                                357              120             117           7.910%        32,715.69
116 Denver Tech Center #30                              357              120             117           7.000%        29,772.29
117 Preston Racquet Club Condominiums and Apartments    359              120             119           7.790%        31,571.93
118 Sand Lake Apartments                                349              300             289           7.180%        29,807.13
119 Mobile Estate Mobile Home Park                      357              180             177           7.300%        29,479.55
120 Colonia Shopping Center                             359              120             119           7.500%        29,954.35
121 Vista Ridge Center III                              358              120             118           7.750%        30,626.62
122 Parkside East Apartments                            357              120             117           7.250%        28,651.40
123 Northpark Village                                   356              120             116           7.000%        27,410.46
124 Breakers Apartments                                 355              120             115           6.850%        26,839.42
125 Picnic Lawn Apartments                              358              120             118           7.460%        27,859.10
126 32nd Street and McDowell Road Shopping Center       356              120             116           7.150%        27,016.27
127 Triangle Corporate Center                           356              120             116           6.530%        25,361.69
128 One West Hills Office                               358              120             118           7.300%        27,080.05
129 Harper Regency Apartments                           349              300             289           7.210%        27,008.75
130 Heritage Green Shopping Center                      358              120             118           7.500%        26,919.76
131 Captain's Landing Apartments                        357               89              86           7.390%        26,360.60
132 All Aboard Mini Storage - Fremont                   355              120             115           7.190%        25,768.23
133 Century Plaza Strip Shopping Center  (1K)           296              120             116           6.430%        14,087.63
134 Albany Square Strip Shopping Center  (1K)           296              120             116           6.430%        11,404.27

                                                         First
                                                        Payment       Maturity
   # Property Name                                       Date           Date           ARD(9)
   ---------------                                      -------       --------         ------
 68 Tech Center 29 Office/Warehouse Complex             03/01/99      02/01/09
 69 Centre North Shopping Center                        12/01/98      11/01/08
 70 Cranbrook Centre Apartments  (1H)                   02/01/99      01/01/09
 71 Cranbrook Centre Office Buildings  (1H)             02/01/99      01/01/09
 72 Lubbock Shopping Parkade                            02/01/99      01/01/09
 73 Marin Club Apartments                               02/01/99      01/01/09
 74 Prunedale Center                                    12/01/98      11/01/28        11/01/08
 75 Lamplighter Ontario MHP                             02/01/99      01/01/04
 76 Marycrest Shopping Center  (2)                      01/01/99      12/01/08
 77 Elm Plaza Shopping Center                           12/01/98      11/01/08
 78 Century Plaza East                                  01/01/99      12/01/08
 79 Keller Springs Tech Center                          02/01/99      01/01/09
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)    12/01/98      11/01/28        11/01/08
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)       12/01/98      11/01/28        11/01/08
 82 Briarwood Manor  (1I)                               12/01/98      11/01/28        11/01/08
 83 Tierra Verde Marine Center                          08/01/98      07/01/23        07/01/08
 84 Aurora Square                                       01/01/99      12/01/08
 85 Merchant's Square  (3)                              02/01/99      01/01/09
 86 Northwood Hills Shopping Center                     03/01/99      02/01/09
 87 36th Street Office Center                           02/01/99      01/01/09
 88 Fifth Avenue Apartments                             02/01/99      01/01/09
 89 The Watermill Apartments                            12/01/98      11/01/08
 90 Brooks Corner                                       04/01/99      03/01/09
 91 Hollywood Ardmore Apartments                        01/01/99      12/01/08
 92 Chasewood Apartments                                02/01/99      01/01/09
 93 Kingsgate North                                     12/01/98      11/01/08
 94 Fairfield Suites Pittsburgh/Airport                 03/01/99      02/01/09
 95 Seatree Apartments                                  02/01/99      01/01/09
 96 All Aboard Mini Storage - Alhambra                  11/01/98      10/01/28        10/01/08
 97 West Century Center                                 03/01/99      02/01/09
 98 Universal Plaza                                     02/01/99      01/01/09
 99 Crestview Market Place                              12/01/98      11/01/08
100 New Franklin Apartments  (4)                        12/01/98      11/01/08
101 Windjammer Apartments                               03/01/99      02/01/09
102 Woodlake Village Apartments                         11/01/98      10/01/08
103 Comfort Inn - Hopewell, VA                          01/01/99      12/01/08
104 Linens N Things                                     05/01/98      04/01/25        04/01/18
105 The Woods Apartments                                02/01/99      01/01/09
106 Moonlight Garden Apartments                         02/01/99      01/01/09
107 Sagamore Court Apartments                           02/01/99      01/01/09
108 Carriage Hill Apartments                            01/01/99      12/01/08
109 Dowling Office Building                             02/01/99      01/01/09
110 Main Street Plaza Shopping Center                   12/01/98      11/01/08        11/01/08
111 Friendship Crossing Apartments                      02/01/99      01/01/09
112 Spruce Properties  (1J)                             01/01/99      12/01/08
113 Oak Grove Apartments  (1J)                          01/01/99      12/01/08
114 Aldrich Apartments  (1J)                            01/01/99      12/01/08
115 One Bellemead Center                                01/01/99      12/01/08
116 Denver Tech Center #30                              01/01/99      12/01/08
117 Preston Racquet Club Condominiums and Apartments    03/01/99      02/01/09
118 Sand Lake Apartments                                05/01/98      04/01/23
119 Mobile Estate Mobile Home Park                      01/01/99      12/01/13
120 Colonia Shopping Center                             03/01/99      02/01/09
121 Vista Ridge Center III                              02/01/99      01/01/09
122 Parkside East Apartments                            01/01/99      12/01/08
123 Northpark Village                                   12/01/98      11/01/08
124 Breakers Apartments                                 11/01/98      10/01/28        10/01/08
125 Picnic Lawn Apartments                              02/01/99      01/01/09
126 32nd Street and McDowell Road Shopping Center       12/01/98      11/01/08
127 Triangle Corporate Center                           12/01/98      11/01/28        11/01/08
128 One West Hills Office                               02/01/99      01/01/09
129 Harper Regency Apartments                           05/01/98      04/01/23
130 Heritage Green Shopping Center                      02/01/99      01/01/09
131 Captain's Landing Apartments                        01/01/99      05/01/06
132 All Aboard Mini Storage - Fremont                   11/01/98      10/01/28        10/01/08
133 Century Plaza Strip Shopping Center  (1K)           12/01/98      11/01/08
134 Albany Square Strip Shopping Center  (1K)           12/01/98      11/01/08


                                                        Prepayment Provision               Defeasance
   # Property Name                                      as of Origination(10)              Option(11)
   ---------------                                      ---------------------              ----------
 68 Tech Center 29 Office/Warehouse Complex             L (9.5), O (0.5)                      Yes
 69 Centre North Shopping Center                        L (9.75), O (0.25)                    Yes
 70 Cranbrook Centre Apartments  (1H)                   L (9.5), O (0.5)                      Yes
 71 Cranbrook Centre Office Buildings  (1H)             L (9.5), O (0.5)                      Yes
 72 Lubbock Shopping Parkade                            L (9.75), O (0.25)                    Yes
 73 Marin Club Apartments                               L (9.75), O (0.25)                    Yes
 74 Prunedale Center                                    L (9.75), O (0.25)                    Yes
 75 Lamplighter Ontario MHP                             L (4.75), O (0.25)                    Yes
 76 Marycrest Shopping Center  (2)                      L (9.5), O (0.5)                      Yes
 77 Elm Plaza Shopping Center                           L (9.5), O (0.5)                      Yes
 78 Century Plaza East                                  L (9.75), O (0.25)                    Yes
 79 Keller Springs Tech Center                          L (9.75), O (0.25)                    Yes
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)    L (9.75), O (0.25)                    Yes
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)       L (9.75), O (0.25)                    Yes
 82 Briarwood Manor  (1I)                               L (9.75), O (0.25)                    Yes
 83 Tierra Verde Marine Center                          L (9.5), O (0.5)                      Yes
 84 Aurora Square                                       L (9.75), O (0.25)                    Yes
 85 Merchant's Square  (3)                              L (9.5), O (0.5)                      Yes
 86 Northwood Hills Shopping Center                     L (9.5), O (0.5)                      Yes
 87 36th Street Office Center                           L (9.75), O (0.25)                    Yes
 88 Fifth Avenue Apartments                             L (9.5), O (0.5)                      Yes
 89 The Watermill Apartments                            L (9.5), O (0.5)                      Yes
 90 Brooks Corner                                       L (9.5), O (0.5)                      Yes
 91 Hollywood Ardmore Apartments                        L (9.5), O (0.5)                      Yes
 92 Chasewood Apartments                                L (9.75), O (0.25)                    Yes
 93 Kingsgate North                                     L (9.75), O (0.25)                    Yes
 94 Fairfield Suites Pittsburgh/Airport                 L (9.75), O (0.25)                    Yes
 95 Seatree Apartments                                  L (9.75), O (0.25)                    Yes
 96 All Aboard Mini Storage - Alhambra                  L (9.75), O (0.25)                    Yes
 97 West Century Center                                 L (9.75), O (0.25)                    Yes
 98 Universal Plaza                                     L (9.75), O (0.25)                    Yes
 99 Crestview Market Place                              L (9.75), O (0.25)                    Yes
100 New Franklin Apartments  (4)                        L (9.5), O (0.5)                      Yes
101 Windjammer Apartments                               L (9.5), O (0.5)                      Yes
102 Woodlake Village Apartments                         L (9.5), O (0.5)                      Yes
103 Comfort Inn - Hopewell, VA                          L (9.5), O (0.5)                      Yes
104 Linens N Things                                     L (9.92), YM 1% (9.58), O (0.5)       No
105 The Woods Apartments                                L (9.75), O (0.25)                    Yes
106 Moonlight Garden Apartments                         L (9.75), O (0.25)                    Yes
107 Sagamore Court Apartments                           L (9.5), O (0.5)                      Yes
108 Carriage Hill Apartments                            L (9.5), O (0.5)                      Yes
109 Dowling Office Building                             L (9.75), O (0.25)                    Yes
110 Main Street Plaza Shopping Center                   L (9.75), O (0.25)                    Yes
111 Friendship Crossing Apartments                      L (9.75), O (0.25)                    Yes
112 Spruce Properties  (1J)                             L (9.5), O (0.5)                      Yes
113 Oak Grove Apartments  (1J)                          L (9.5), O (0.5)                      Yes
114 Aldrich Apartments  (1J)                            L (9.5), O (0.5)                      Yes
115 One Bellemead Center                                L (9.67), O (0.33)                    Yes
116 Denver Tech Center #30                              L (9.75), O (0.25)                    Yes
117 Preston Racquet Club Condominiums and Apartments    L (9.75), O (0.25)                    Yes
118 Sand Lake Apartments                                L (9.92), YM 1% (14.83), O (0.25)     No
119 Mobile Estate Mobile Home Park                      L (14.5), O (0.5)                     Yes
120 Colonia Shopping Center                             L (9.67), O (0.33)                    Yes
121 Vista Ridge Center III                              L (9.75), O (0.25)                    Yes
122 Parkside East Apartments                            L (9.75), O (0.25)                    Yes
123 Northpark Village                                   L (9.75), O (0.25)                    Yes
124 Breakers Apartments                                 L (9.5), O (0.5)                      Yes
125 Picnic Lawn Apartments                              L (9.75), O (0.25)                    Yes
126 32nd Street and McDowell Road Shopping Center       L (9.75), O (0.25)                    Yes
127 Triangle Corporate Center                           L (9.75), O (0.25)                    Yes
128 One West Hills Office                               L (9.75), O (0.25)                    Yes
129 Harper Regency Apartments                           L (7.92), YM 1% (16.83), O (0.25)     No
130 Heritage Green Shopping Center                      L (9.75), O (0.25)                    Yes
131 Captain's Landing Apartments                        L (4), YM 1% (2.92), O (0.5)          No
132 All Aboard Mini Storage - Fremont                   L (9.75), O (0.25)                    Yes
133 Century Plaza Strip Shopping Center  (1K)           L (9.5), O (0.5)                      Yes
134 Albany Square Strip Shopping Center  (1K)           L (9.5), O (0.5)                      Yes

                     Characteristics of the Mortgage Loans

                                                                                                                         Original
                                                                              Original                  Percentage of  Amortization
                                                          Mortgage Loan       Principal   Cut-off Date     Initial         Term
   # Property Name                                           Seller            Balance     Balance(7)   Pool Balance     (months)
   ---------------                                        -------------       ---------   ------------  -------------  ------------
135 Larrabee Complex                                    Column                 3,700,000    3,685,680       0.3%            300
136 Cedar Garden Apartments                             G.E. Capital Access    3,680,000    3,673,780       0.3%            360
137 All Aboard Mini Storage - Stanton                   G.E. Capital Access    3,680,000    3,666,066       0.3%            360
138 Windtree Apartments - Phase I                       G.E. Capital Access    3,600,000    3,593,944       0.3%            360
139 Lake City Mini-Storage                              G.E. Capital Access    3,600,000    3,582,501       0.3%            300
140 Huntington Mobile Estates                           G.E. Capital Access    3,500,000    3,488,993       0.3%            360
141 Everhart Park Shopping Center                       G.E. Capital Access    3,500,000    3,488,424       0.3%            360
142 Rafael North Executive Park                         G.E. Capital Access    3,500,000    3,484,424       0.3%            324
143 Westwind Estates                                    G.E. Capital Access    3,448,000    3,440,039       0.3%            360
144 Hewlett Shopping Center                             G.E. Capital Access    3,400,000    3,392,008       0.3%            360
145 Forest Park Village                                 G.E. Capital Access    3,280,000    3,273,025       0.3%            360
146 2700 Richards Building                              G.E. Capital Access    3,243,000    3,239,230       0.3%            360
147 Lincoln Park Center                                 G.E. Capital Access    3,219,000    3,211,916       0.3%            360
148 Cedar Heights Apartments                            G.E. Capital Access    3,100,000    3,096,364       0.2%            360
149 The North Oak Apartments                            G.E. Capital Access    3,100,000    3,096,333       0.2%            360
150 Arrowhead Court Apartments                          G.E. Capital Access    3,100,000    3,089,758       0.2%            360
151 The Citibank Building                               G.E. Capital Access    3,100,000    3,089,758       0.2%            360
152 Petco/Starbucks S/C                                 G.E. Capital Access    3,085,000    3,078,211       0.2%            360
153 1870 Ogden Drive                                    G.E. Capital Access    3,080,000    3,076,465       0.2%            360
154 Woodland Park Office Building                       Column                 3,050,000    3,043,676       0.2%            360
155 Costa Mesa Mobile Estates                           Column                 3,000,000    2,996,361       0.2%            360
156 Tree Top Apartments                                 G.E. Capital Access    3,000,000    2,996,535       0.2%            360
157 Greenville Village Mobile Home Park                 Column                 3,000,000    2,992,519       0.2%            300
158 Brookwood Village                                   G.E. Capital Access    3,000,000    2,989,241       0.2%            360
159 Rose Grove Mobile Home Park                         G.E. Capital Access    3,000,000    2,987,966       0.2%            360
160 Little River Shopping Center                        G.E. Capital Access    2,960,000    2,956,573       0.2%            360
161 The Amberton Apartments                             Column                 2,900,000    2,890,880       0.2%            360
162 Best Western Worlds of Fun                          G.E. Capital Access    2,897,000    2,890,249       0.2%            300
163 All Aboard Mini Storage - Anaheim                   G.E. Capital Access    2,900,000    2,889,020       0.2%            360
164 Waterway Crossing Apartments                        G.E. Capital Access    2,850,000    2,824,908       0.2%            360
165 The Borders Building                                G.E. Capital Access    2,850,000    2,823,462       0.2%            180
166 Ken-Caryl Business Center                           G.E. Capital Access    2,830,000    2,819,285       0.2%            360
167 Alta Vista Mobile Home Park                         G.E. Capital Access    2,800,000    2,795,415       0.2%            360
168 Palm Springs Self Storage                           G.E. Capital Access    2,800,000    2,790,696       0.2%            300
169 Holiday Inn Express Auburn                          Column                 2,800,000    2,789,581       0.2%            300
170 Caruth Haven Retail Center                          G.E. Capital Access    2,800,000    2,789,237       0.2%            360
171 3456 Ridge Property                                 G.E. Capital Access    2,800,000    2,788,732       0.2%            360
172 Campus Plaza Shopping Center                        G.E. Capital Access    2,750,000    2,741,352       0.2%            360
173 All Aboard Mini Storage - San Gabriel               G.E. Capital Access    2,740,000    2,729,626       0.2%            360
174 Point O' Woods Apartments                           G.E. Capital Access    2,720,000    2,716,809       0.2%            360
175 Williamsburg on the Lake Apartments                 G.E. Capital Access    2,743,468    2,694,425       0.2%            300
176 Airport Business Center                             Column                 2,700,000    2,693,962       0.2%            360
177 Staples - Wilmington                                G.E. Capital Access    2,680,000    2,676,919       0.2%            360
178 Felicita Junction                                   G.E. Capital Access    2,675,000    2,671,870       0.2%            360
179 The Bordeaux Apartments                             G.E. Capital Access    2,680,000    2,666,424       0.2%            360
180 High Point Village I Apartments                     Column                 2,650,000    2,650,000       0.2%            360
181 Assured Self Storage Facility                       G.E. Capital Access    2,650,000    2,643,825       0.2%            300
182 Staples - Valparaiso                                G.E. Capital Access    2,560,000    2,557,057       0.2%            360
183 Fruitland Grove Family Park                         G.E. Capital Access    2,520,000    2,505,622       0.2%            360
184 Centennial Creek Office Park                        G.E. Capital Access    2,500,000    2,493,826       0.2%            360
185 Park Lane Village Apartments  (1L)                  Column                 1,350,000    1,345,453       0.1%            300
186 Rynearson Lane Village Apartments  (1L)             Column                 1,150,000    1,146,126       0.1%            300
187 Holiday Inn Express Ottawa                          Column                 2,500,000    2,490,697       0.2%            300
188 Ross Apartments                                     G.E. Capital Access    2,500,000    2,488,010       0.2%            360
189 339 S. Ardmore Apartments                           G.E. Capital Access    2,500,000    2,487,451       0.2%            360
190 Edgewater Beach Resort                              G.E. Capital Access    2,493,000    2,487,007       0.2%            300
191 Fondren Hill Apartments                             G.E. Capital Access    2,450,000    2,438,627       0.2%            360
192 Cottonwood Plaza                                    G.E. Capital Access    2,400,000    2,394,370       0.2%            360
193 Southport Shops                                     G.E. Capital Access    2,400,000    2,392,453       0.2%            360
194 Hawthorne Hill Apartments                           G.E. Capital Access    2,400,000    2,389,375       0.2%            360
195 Days Inn Waccamaw                                   G.E. Capital Access    2,400,000    2,387,655       0.2%            300
196 Turtle Oaks Apartments                              G.E. Capital Access    2,344,000    2,341,262       0.2%            360
197 Linden Place Mobile Home Park                       Column                 2,325,000    2,313,654       0.2%            300
198 Moore Lake Commons Shopping Center                  Column                 2,300,000    2,295,187       0.2%            360
199 Imperial Manor West Apartments                      G.E. Capital Access    2,300,000    2,281,127       0.2%            300
200 Brown School Station Apts.                          G.E. Capital Access    2,260,000    2,249,293       0.2%            360
201 South Street Seaport Office Center                  Column                 2,250,000    2,242,342       0.2%            300

                                                         Remaining         Original       Remaining
                                                        Amortization       Term to         Term to
                                                            Term           Maturity        Maturity        Mortgage        Monthly
   # Property Name                                        (months)        (months)(8)    (months)(8)         Rate          Payment
   ---------------                                      ------------      -----------    -----------       --------        -------
135 Larrabee Complex                                    297              120             117           6.750%        25,563.73
136 Cedar Garden Apartments                             358              120             118           7.520%        25,781.51
137 All Aboard Mini Storage - Stanton                   355              120             115           7.190%        24,954.50
138 Windtree Apartments - Phase I                       358              120             118           7.550%        25,295.09
139 Lake City Mini-Storage                              296              120             116           7.150%        25,789.57
140 Huntington Mobile Estates                           356              120             116           7.250%        23,876.17
141 Everhart Park Shopping Center                       356              120             116           7.000%        23,285.59
142 Rafael North Executive Park                         320              120             116           6.680%        23,348.17
143 Westwind Estates                                    357              120             117           7.340%        23,732.29
144 Hewlett Shopping Center                             357              120             117           7.250%        23,193.99
145 Forest Park Village                                 357              120             117           7.750%        23,498.32
146 2700 Richards Building                              359              120             119           7.460%        22,586.77
147 Lincoln Park Center                                 357              120             117           7.580%        22,684.31
148 Cedar Heights Apartments                            359              120             119           7.350%        21,358.14
149 The North Oak Apartments                            359              120             119           7.250%        21,147.46
150 Arrowhead Court Apartments                          356              120             116           7.000%        20,624.38
151 The Citibank Building                               356              120             116           7.000%        20,624.38
152 Petco/Starbucks S/C                                 357              120             117           7.580%        21,740.02
153 1870 Ogden Drive                                    359              120             119           7.620%        21,789.45
154 Woodland Park Office Building                       357              120             117           7.875%        22,114.62
155 Costa Mesa Mobile Estates                           359              120             119           6.960%        19,878.55
156 Tree Top Apartments                                 359              120             119           7.540%        21,058.67
157 Greenville Village Mobile Home Park                 298              120             118           7.500%        22,169.74
158 Brookwood Village                                   356              120             116           6.580%        19,120.15
159 Rose Grove Mobile Home Park                         355              120             115           6.920%        19,798.15
160 Little River Shopping Center                        359              144             143           7.510%        20,717.02
161 The Amberton Apartments                             356              120             116           7.250%        19,783.11
162 Best Western Worlds of Fun                          298              120             118           8.000%        22,359.52
163 All Aboard Mini Storage - Anaheim                   355              120             115           7.190%        19,665.23
164 Waterway Crossing Apartments                        349              180             169           6.830%        18,636.86
165 The Borders Building                                177              120             117           7.250%        26,016.59
166 Ken-Caryl Business Center                           355              120             115           7.190%        19,190.55
167 Alta Vista Mobile Home Park                         358               84              82           7.720%        20,001.53
168 Palm Springs Self Storage                           297              120             117           7.710%        21,075.73
169 Holiday Inn Express Auburn                          297              120             117           7.000%        19,789.82
170 Caruth Haven Retail Center                          355              120             115           7.120%        18,854.67
171 3456 Ridge Property                                 356              120             116           5.980%        16,751.43
172 Campus Plaza Shopping Center                        356              120             116           7.250%        18,759.85
173 All Aboard Mini Storage - San Gabriel               355              120             115           7.190%        18,580.25
174 Point O' Woods Apartments                           359              120             119           7.350%        18,740.04
175 Williamsburg on the Lake Apartments                 285              120             105           7.500%        20,275.53
176 Airport Business Center                             357              120             117           7.500%        18,878.79
177 Staples - Wilmington                                359              120             119           7.600%        18,922.80
178 Felicita Junction                                   359              120             119           7.380%        18,484.68
179 The Bordeaux Apartments                             355              120             115           5.960%        15,999.10
180 High Point Village I Apartments                     360              120             120           7.750%        18,984.92
181 Assured Self Storage Facility                       298              120             118           8.000%        20,453.13
182 Staples - Valparaiso                                359              120             119           7.600%        18,075.51
183 Fruitland Grove Family Park                         352              120             112           7.280%        17,242.15
184 Centennial Creek Office Park                        357              120             117           7.000%        16,632.56
185 Park Lane Village Apartments  (1L)                  297              120             117           7.625%        10,086.40
186 Rynearson Lane Village Apartments  (1L)             297              120             117           7.625%         8,592.12
187 Holiday Inn Express Ottawa                          297              120             117           7.000%        17,669.48
188 Ross Apartments                                     355              120             115           6.060%        15,085.34
189 339 S. Ardmore Apartments                           354              120             114           6.970%        16,582.22
190 Edgewater Beach Resort                              298              120             118           7.770%        18,863.09
191 Fondren Hill Apartments                             355              120             115           6.220%        15,037.30
192 Cottonwood Plaza                                    357              120             117           7.260%        16,388.51
193 Southport Shops                                     356              120             116           7.250%        16,372.23
194 Hawthorne Hill Apartments                           355              120             115           6.450%        15,090.80
195 Days Inn Waccamaw                                   296              120             116           6.790%        16,642.55
196 Turtle Oaks Apartments                              359              120             119           7.400%        16,229.38
197 Linden Place Mobile Home Park                       296              120             116           7.125%        16,618.48
198 Moore Lake Commons Shopping Center                  357              120             117           7.830%        16,604.81
199 Imperial Manor West Apartments                      293              120             113           7.130%        16,447.16
200 Brown School Station Apts.                          354              120             114           7.050%        15,111.80
201 South Street Seaport Office Center                  297              120             117           7.560%        16,715.21

                                                         First
                                                        Payment       Maturity
   # Property Name                                       Date           Date           ARD(9)
   ---------------                                      -------       --------         ------
135 Larrabee Complex                                    01/01/99      12/01/08
136 Cedar Garden Apartments                             02/01/99      01/01/09
137 All Aboard Mini Storage - Stanton                   11/01/98      10/01/28        10/01/08
138 Windtree Apartments - Phase I                       02/01/99      01/01/09
139 Lake City Mini-Storage                              12/01/98      11/01/08
140 Huntington Mobile Estates                           12/01/98      11/01/28        11/01/08
141 Everhart Park Shopping Center                       12/01/98      11/01/28        11/01/08
142 Rafael North Executive Park                         12/01/98      11/01/08
143 Westwind Estates                                    01/01/99      12/01/28        12/01/08
144 Hewlett Shopping Center                             01/01/99      12/01/08
145 Forest Park Village                                 01/01/99      12/01/08
146 2700 Richards Building                              03/01/99      02/01/09
147 Lincoln Park Center                                 01/01/99      12/01/08
148 Cedar Heights Apartments                            03/01/99      02/01/09
149 The North Oak Apartments                            03/01/99      02/01/09
150 Arrowhead Court Apartments                          12/01/98      11/01/08
151 The Citibank Building                               12/01/98      11/01/28        11/01/08
152 Petco/Starbucks S/C                                 01/01/99      12/01/08
153 1870 Ogden Drive                                    03/01/99      02/01/09
154 Woodland Park Office Building                       01/01/99      12/01/08
155 Costa Mesa Mobile Estates                           03/01/99      02/01/09
156 Tree Top Apartments                                 03/01/99      02/01/09
157 Greenville Village Mobile Home Park                 02/01/99      01/01/09
158 Brookwood Village                                   12/01/98      11/01/08
159 Rose Grove Mobile Home Park                         11/01/98      10/01/28        10/01/08
160 Little River Shopping Center                        03/01/99      02/01/11
161 The Amberton Apartments                             12/01/98      11/01/08
162 Best Western Worlds of Fun                          02/01/99      01/01/09
163 All Aboard Mini Storage - Anaheim                   11/01/98      10/01/28        10/01/08
164 Waterway Crossing Apartments                        05/01/98      04/01/28        04/01/13
165 The Borders Building                                01/01/99      12/01/08
166 Ken-Caryl Business Center                           11/01/98      10/01/28        10/01/08
167 Alta Vista Mobile Home Park                         02/01/99      01/01/06
168 Palm Springs Self Storage                           01/01/99      12/01/08
169 Holiday Inn Express Auburn                          01/01/99      12/01/08
170 Caruth Haven Retail Center                          11/01/98      10/01/28        10/01/08
171 3456 Ridge Property                                 12/01/98      11/01/28        11/01/08
172 Campus Plaza Shopping Center                        12/01/98      11/01/28        11/01/08
173 All Aboard Mini Storage - San Gabriel               11/01/98      10/01/28        10/01/08
174 Point O' Woods Apartments                           03/01/99      02/01/09
175 Williamsburg on the Lake Apartments                 01/01/98      12/01/07
176 Airport Business Center                             01/01/99      12/01/08
177 Staples - Wilmington                                03/01/99      02/01/09
178 Felicita Junction                                   03/01/99      02/01/09
179 The Bordeaux Apartments                             11/01/98      10/01/28        10/01/08
180 High Point Village I Apartments                     04/01/99      03/01/09
181 Assured Self Storage Facility                       02/01/99      01/01/09
182 Staples - Valparaiso                                03/01/99      02/01/09
183 Fruitland Grove Family Park                         08/01/98      07/01/28        07/01/08
184 Centennial Creek Office Park                        01/01/99      12/01/08
185 Park Lane Village Apartments  (1L)                  01/01/99      12/01/08
186 Rynearson Lane Village Apartments  (1L)             01/01/99      12/01/08
187 Holiday Inn Express Ottawa                          01/01/99      12/01/08
188 Ross Apartments                                     11/01/98      10/01/28        10/01/08
189 339 S. Ardmore Apartments                           10/01/98      09/01/28        09/01/08
190 Edgewater Beach Resort                              02/01/99      01/01/09
191 Fondren Hill Apartments                             11/01/98      10/01/28        10/01/08
192 Cottonwood Plaza                                    01/01/99      12/01/08
193 Southport Shops                                     12/01/98      11/01/08
194 Hawthorne Hill Apartments                           11/01/98      10/01/28        10/01/08
195 Days Inn Waccamaw                                   12/01/98      11/01/08
196 Turtle Oaks Apartments                              03/01/99      02/01/09
197 Linden Place Mobile Home Park                       12/01/98      11/01/08
198 Moore Lake Commons Shopping Center                  01/01/99      12/01/08
199 Imperial Manor West Apartments                      09/01/98      08/01/23        08/01/08
200 Brown School Station Apts.                          10/01/98      09/01/28        09/01/08
201 South Street Seaport Office Center                  01/01/99      12/01/08


                                                        Prepayment Provision               Defeasance
   # Property Name                                      as of Origination(10)              Option(11)
   ---------------                                      ---------------------              ----------
135 Larrabee Complex                                    L (9.5), O (0.5)                      Yes
136 Cedar Garden Apartments                             L (9.75), O (0.25)                    Yes
137 All Aboard Mini Storage - Stanton                   L (9.75), O (0.25)                    Yes
138 Windtree Apartments - Phase I                       L (9.75), O (0.25)                    Yes
139 Lake City Mini-Storage                              L (9.75), O (0.25)                    Yes
140 Huntington Mobile Estates                           L (9.75), O (0.25)                    Yes
141 Everhart Park Shopping Center                       L (9.67), O (0.33)                    Yes
142 Rafael North Executive Park                         L (9.75), O (0.25)                    Yes
143 Westwind Estates                                    L (9.75), O (0.25)                    Yes
144 Hewlett Shopping Center                             L (9.75), O (0.25)                    Yes
145 Forest Park Village                                 L (9.75), O (0.25)                    Yes
146 2700 Richards Building                              L (9.75), O (0.25)                    Yes
147 Lincoln Park Center                                 L (9.5), O (0.5)                      Yes
148 Cedar Heights Apartments                            L (9.75), O (0.25)                    Yes
149 The North Oak Apartments                            L (9.75), O (0.25)                    Yes
150 Arrowhead Court Apartments                          L (9.75), O (0.25)                    Yes
151 The Citibank Building                               L (9.75), O (0.25)                    Yes
152 Petco/Starbucks S/C                                 L (9.75), O (0.25)                    Yes
153 1870 Ogden Drive                                    L (9.75), O (0.25)                    Yes
154 Woodland Park Office Building                       L (9.5), O (0.5)                      Yes
155 Costa Mesa Mobile Estates                           L (9.5), O (0.5)                      Yes
156 Tree Top Apartments                                 L (9.75), O (0.25)                    Yes
157 Greenville Village Mobile Home Park                 L (9.5), O (0.5)                      Yes
158 Brookwood Village                                   L (9.75), O (0.25)                    Yes
159 Rose Grove Mobile Home Park                         L (9.5), O (0.5)                      Yes
160 Little River Shopping Center                        L (11.67), O (0.33)                   Yes
161 The Amberton Apartments                             L (9.5), O (0.5)                      Yes
162 Best Western Worlds of Fun                          L (9.75), O (0.25)                    Yes
163 All Aboard Mini Storage - Anaheim                   L (9.75), O (0.25)                    Yes
164 Waterway Crossing Apartments                        L (4.92), YM 1% (9.83), O (0.25)      No
165 The Borders Building                                L (9.75), O (0.25)                    Yes
166 Ken-Caryl Business Center                           L (9.75), O (0.25)                    Yes
167 Alta Vista Mobile Home Park                         L (6.75), O (0.25)                    Yes
168 Palm Springs Self Storage                           L (9.75), O (0.25)                    Yes
169 Holiday Inn Express Auburn                          L (9.5), O (0.5)                      Yes
170 Caruth Haven Retail Center                          L (9.75), O (0.25)                    Yes
171 3456 Ridge Property                                 L (9.75), O (0.25)                    Yes
172 Campus Plaza Shopping Center                        L (3), YM 1% (6.5), O (0.5)           No
173 All Aboard Mini Storage - San Gabriel               L (9.75), O (0.25)                    Yes
174 Point O' Woods Apartments                           L (9.75), O (0.25)                    Yes
175 Williamsburg on the Lake Apartments                 L (3), YM 1% (7)                      No
176 Airport Business Center                             L (9.5), O (0.5)                      Yes
177 Staples - Wilmington                                L (9.75), O (0.25)                    Yes
178 Felicita Junction                                   L (9.75), O (0.25)                    Yes
179 The Bordeaux Apartments                             L (9.67), O (0.33)                    Yes
180 High Point Village I Apartments                     L (9.5), O (0.5)                      Yes
181 Assured Self Storage Facility                       L (9.75), O (0.25)                    Yes
182 Staples - Valparaiso                                L (9.75), O (0.25)                    Yes
183 Fruitland Grove Family Park                         L (4), YM 1% (5.75), O (0.25)         No
184 Centennial Creek Office Park                        L (9.75), O (0.25)                    Yes
185 Park Lane Village Apartments  (1L)                  L (9.5), O (0.5)                      Yes
186 Rynearson Lane Village Apartments  (1L)             L (9.5), O (0.5)                      Yes
187 Holiday Inn Express Ottawa                          L (9.5), O (0.5)                      Yes
188 Ross Apartments                                     L (9.75), O (0.25)                    Yes
189 339 S. Ardmore Apartments                           L (9.75), O (0.25)                    Yes
190 Edgewater Beach Resort                              L (9.75), O (0.25)                    Yes
191 Fondren Hill Apartments                             L (9.75), O (0.25)                    Yes
192 Cottonwood Plaza                                    L (9.75), O (0.25)                    Yes
193 Southport Shops                                     L (9.75), O (0.25)                    Yes
194 Hawthorne Hill Apartments                           L (9.75), O (0.25)                    Yes
195 Days Inn Waccamaw                                   L (9.75), O (0.25)                    Yes
196 Turtle Oaks Apartments                              L (9.75), O (0.25)                    Yes
197 Linden Place Mobile Home Park                       L (9.5), O (0.5)                      Yes
198 Moore Lake Commons Shopping Center                  L (9.5), O (0.5)                      Yes
199 Imperial Manor West Apartments                      L (9.75), O (0.25)                    Yes
200 Brown School Station Apts.                          L (9.75), O (0.25)                    Yes
201 South Street Seaport Office Center                  L (9.5), O (0.5)                      Yes

                     Characteristics of the Mortgage Loans

                                                                                                                         Original
                                                                              Original                  Percentage of  Amortization
                                                          Mortgage Loan       Principal   Cut-off Date     Initial         Term
   # Property Name                                           Seller            Balance     Balance(7)   Pool Balance     (months)
   ---------------                                        -------------       ---------   ------------  -------------  ------------
202 Hathaway Commerce Center                            Column                 2,200,000    2,195,081       0.2%            360
203 Corinthian Apartments                               G.E. Capital Access    2,200,000    2,187,615       0.2%            360
204 Walgreen's Drug Store - Swansea                     G.E. Capital Access    2,190,000    2,184,954       0.2%            360
205 Catalina Apartments                                 G.E. Capital Access    2,176,000    2,172,345       0.2%            360
206 Devonshire Square Retail Center                     Column                 2,125,000    2,118,371       0.2%            300
207 1440 N. Vine Street                                 G.E. Capital Access    2,100,000    2,093,062       0.2%            360
208 College Park Apartments                             G.E. Capital Access    2,100,000    2,088,510       0.2%            360
209 Country Brooke Apartments                           G.E. Capital Access    2,067,000    2,055,765       0.2%            360
210 Hillside View Apartments                            Column                 2,050,000    2,038,134       0.2%            240
211 Benihana Restaurant                                 Column                 2,000,000    1,996,924       0.2%            300
212 Crosswinds Apartments                               Column                 2,000,000    1,996,476       0.2%            360
213 Imperial Plaza Retail Center                        G.E. Capital Access    2,000,000    1,995,314       0.2%            300
214 Twin Lakes Mobile Home Park                         Column                 2,000,000    1,992,704       0.2%            300
215 Antietam Village Center                             Column                 2,000,000    1,990,431       0.2%            300
216 Gateway Shoppes                                     G.E. Capital Access    2,000,000    1,989,534       0.2%            300
217 Red Onion Building                                  G.E. Capital Access    2,000,000    1,989,353       0.2%            300
218 526 South Ardmore Avenue                            G.E. Capital Access    2,000,000    1,985,158       0.2%            360
219 All Aboard Mini Storage - Santa Ana                 G.E. Capital Access    1,894,000    1,886,829       0.2%            360
220 Villa East I & II                                   G.E. Capital Access    1,870,000    1,867,888       0.1%            360
221 Courtyard Apartments                                G.E. Capital Access    1,850,000    1,846,761       0.1%            360
222 Sunset View Village Apartments                      G.E. Capital Access    1,852,000    1,845,711       0.1%            360
223 Wilmington Plaza                                    G.E. Capital Access    1,845,000    1,841,901       0.1%            360
224 The Nations Bank Building                           Column                 1,850,000    1,840,216       0.1%            240
225 Quail Ridge Apartments                              Column                 1,840,000    1,829,799       0.1%            360
226 Best Western KCI Airport                            G.E. Capital Access    1,826,000    1,821,745       0.1%            300
227 Laurel Heights Apartments                           G.E. Capital Access    1,800,000    1,790,996       0.1%            360
228 El Monte Mobile Air Mobile Home Park                G.E. Capital Access    1,800,000    1,789,682       0.1%            360
229 Harold Gilstrap Shopping Center                     Column                 1,800,000    1,786,750       0.1%            300
230 Lakeside Apartments                                 Column                 1,800,000    1,781,950       0.1%            216
231 Park Glen Apartments                                Column                 1,750,000    1,744,104       0.1%            360
232 St. Lucie Mobile Village                            Column                 1,750,000    1,743,616       0.1%            300
233 Ravenscroft Apartments                              Column                 1,750,000    1,740,783       0.1%            360
234 Coach Country Corral MHP                            Column                 1,750,000    1,733,966       0.1%            300
235 Seaside Village Shopping Center                     Column                 1,725,000    1,722,395       0.1%            300
236 Sherwood Park Apartments                            Column                 1,700,000    1,696,004       0.1%            360
237 Ravenna Plaza                                       G.E. Capital Access    1,701,000    1,695,492       0.1%            300
238 Holiday Inn Express Oglesby                         Column                 1,700,000    1,693,674       0.1%            300
239 Central/Magnolia Retail Center                      G.E. Capital Access    1,695,000    1,688,244       0.1%            360
240 Rolling Hills Estates                               G.E. Capital Access    1,700,000    1,686,359       0.1%            300
241 Saticoy-Royale Apartments                           Column                 1,670,000    1,664,748       0.1%            360
242 Holiday/Park Riviera Mobile Home Park               Column                 1,645,000    1,637,436       0.1%            300
243 Gottschalk's Department Store                       Column                 1,610,000    1,602,597       0.1%            300
244 Justin Apartments                                   Column                 1,600,000    1,597,176       0.1%            360
245 Fountain Square Apartments                          Column                 1,600,000    1,595,872       0.1%            300
246 383 St. Johns Place                                 G.E. Capital Access    1,600,000    1,594,755       0.1%            360
247 Days Inn                                            G.E. Capital Access    1,600,000    1,592,690       0.1%            300
248 Market Plaza                                        Column                 1,575,000    1,563,876       0.1%            252
249 Michigan Plaza & Bender Plaza  (5)                  Column                 1,550,000    1,546,334       0.1%            300
250 Mockingbird Park Retail Building                    Column                 1,540,000    1,534,709       0.1%            360
251 Poolesville Village Center                          Column                 1,525,000    1,520,437       0.1%            360
252 Executive Park Offices                              G.E. Capital Access    1,501,000    1,499,290       0.1%            360
253 Citadel Square Shopping Center  (6)                 Column                 1,500,000    1,500,000       0.1%            300
254 Sherwood Mobile Home Estates                        Column                 1,500,000    1,492,680       0.1%            300
255 Ware's Van & Storage Co.                            Column                 1,500,000    1,489,399       0.1%            240
256 Sunrise Terrace Mobile Home Park                    Column                 1,450,000    1,445,275       0.1%            360
257 Best Western Country Inn North                      G.E. Capital Access    1,448,000    1,444,626       0.1%            300
258 Woodlake Resort Village Apartments                  Column                 1,400,000    1,393,722       0.1%            360
259 Plantation Pines Apartments                         Column                 1,350,000    1,347,949       0.1%            300
260 Pacific Mini Storage                                G.E. Capital Access    1,350,000    1,345,706       0.1%            300
261 Sunridge Apartments                                 Column                 1,345,000    1,341,749       0.1%            300
262 Parkside Place Apartments                           Column                 1,300,000    1,290,235       0.1%            240
263 Courtyards of Granbury                              Column                 1,300,000    1,296,871       0.1%            300
264 University Apartments                               Column                 1,260,000    1,258,018       0.1%            300
265 Isaqueena Village Apartments                        G.E. Capital Access    1,250,000    1,243,760       0.1%            360
266 Turtle Dove I Apartments                            Column                 1,225,000    1,225,000       0.1%            300
267 Carson Gardens Mobile Home Park                     G.E. Capital Access    1,200,000    1,192,300       0.1%            360
268 Valerie Apartments                                  Column                 1,072,000    1,070,329       0.1%            300

                                                         Remaining         Original       Remaining
                                                        Amortization       Term to         Term to
                                                            Term           Maturity        Maturity        Mortgage        Monthly
   # Property Name                                        (months)        (months)(8)    (months)(8)         Rate          Payment
   ---------------                                      ------------      -----------    -----------       --------        -------
202 Hathaway Commerce Center                            357              120             117           7.500%        15,382.72
203 Corinthian Apartments                               353              120             113           6.840%        14,401.02
204 Walgreen's Drug Store - Swansea                     357              120             117           7.350%        15,088.49
205 Catalina Apartments                                 358              120             118           7.560%        15,304.41
206 Devonshire Square Retail Center                     297              120             117           8.100%        16,542.11
207 1440 N. Vine Street                                 356              120             116           7.000%        13,971.35
208 College Park Apartments                             353              120             113           6.970%        13,929.07
209 Country Brooke Apartments                           353              120             113           7.000%        13,751.80
210 Hillside View Apartments                            237              240             237           7.000%        15,893.63
211 Benihana Restaurant                                 299              120             119           7.650%        14,975.51
212 Crosswinds Apartments                               358              120             118           7.260%        13,657.09
213 Imperial Plaza Retail Center                        298              120             118           7.960%        15,383.37
214 Twin Lakes Mobile Home Park                         297              120             117           7.125%        14,295.46
215 Antietam Village Center                             296              120             116           7.250%        14,456.14
216 Gateway Shoppes                                     296              120             116           6.680%        13,729.95
217 Red Onion Building                                  296              120             116           6.570%        13,591.75
218 526 South Ardmore Avenue                            351              120             111           7.090%        13,427.16
219 All Aboard Mini Storage - Santa Ana                 355              120             115           7.190%        12,843.43
220 Villa East I & II                                   359              120             119           7.830%        13,500.44
221 Courtyard Apartments                                358              120             118           7.300%        12,683.06
222 Sunset View Village Apartments                      356              120             116           6.860%        12,147.77
223 Wilmington Plaza                                    358              120             118           7.560%        12,976.39
224 The Nations Bank Building                           237              120             117           7.740%        15,176.14
225 Quail Ridge Apartments                              353              120             113           6.910%        12,130.55
226 Best Western KCI Airport                            298              120             118           8.000%        14,093.36
227 Laurel Heights Apartments                           354              120             114           6.790%        11,722.67
228 El Monte Mobile Air Mobile Home Park                352              120             112           7.260%        12,291.38
229 Harold Gilstrap Shopping Center                     294              120             114           6.960%        12,676.13
230 Lakeside Apartments                                 212              180             176           6.350%        14,003.72
231 Park Glen Apartments                                356              120             116           6.900%        11,525.50
232 St. Lucie Mobile Village                            297              120             117           7.125%        12,508.53
233 Ravenscroft Apartments                              354              120             114           6.540%        11,107.27
234 Coach Country Corral MHP                            292              120             112           7.190%        12,581.55
235 Seaside Village Shopping Center                     299              120             119           7.880%        13,176.99
236 Sherwood Park Apartments                            357              180             177           7.250%        11,597.00
237 Ravenna Plaza                                       297              120             117           7.870%        12,982.44
238 Holiday Inn Express Oglesby                         297              120             117           7.000%        12,015.25
239 Central/Magnolia Retail Center                      355              120             115           6.950%        11,220.02
240 Rolling Hills Estates                               293              120             113           7.260%        12,298.67
241 Saticoy-Royale Apartments                           356              120             116           7.250%        11,392.34
242 Holiday/Park Riviera Mobile Home Park               296              120             116           7.500%        12,156.40
243 Gottschalk's Department Store                       296              120             116           7.500%        11,897.76
244 Justin Apartments                                   358              120             118           7.250%        10,914.82
245 Fountain Square Apartments                          298              120             118           7.250%        11,564.91
246 383 St. Johns Place                                 356              120             116           7.040%        10,687.86
247 Days Inn                                            296              120             116           7.540%        11,865.52
248 Market Plaza                                        248              120             116           7.000%        11,945.93
249 Michigan Plaza & Bender Plaza  (5)                  298              120             118           7.890%        11,850.42
250 Mockingbird Park Retail Building                    356              120             116           6.800%        10,039.65
251 Poolesville Village Center                          356              120             116           7.500%        10,663.02
252 Executive Park Offices                              359              120             119           7.720%        10,722.25
253 Citadel Square Shopping Center  (6)                 300              120             116           8.250%        11,826.75
254 Sherwood Mobile Home Estates                        296              120             116           7.125%        10,721.60
255 Ware's Van & Storage Co.                            236              120             116           7.750%        12,314.23
256 Sunrise Terrace Mobile Home Park                    356              120             116           7.070%         9,715.15
257 Best Western Country Inn North                      298              120             118           8.000%        11,175.90
258 Woodlake Resort Village Apartments                  354              120             114           7.310%         9,607.51
259 Plantation Pines Apartments                         299              120             119           7.800%        10,241.29
260 Pacific Mini Storage                                297              120             117           7.980%        10,401.64
261 Sunridge Apartments                                 298              120             118           7.730%        10,141.52
262 Parkside Place Apartments                           236              120             116           7.250%        10,274.89
263 Courtyards of Granbury                              298               84              82           7.760%         9,827.81
264 University Apartments                               299              120             119           7.375%         9,209.08
265 Isaqueena Village Apartments                        354              120             114           6.800%         8,149.06
266 Turtle Dove I Apartments                            300              120             120           7.650%         9,172.50
267 Carson Gardens Mobile Home Park                     351              120             111           7.350%         8,267.67
268 Valerie Apartments                                  299              120             119           7.480%         7,908.04

                                                         First
                                                        Payment       Maturity
   # Property Name                                       Date           Date           ARD(9)
   ---------------                                      -------       --------         ------
202 Hathaway Commerce Center                            01/01/99      12/01/08
203 Corinthian Apartments                               09/01/98      08/01/28        08/01/08
204 Walgreen's Drug Store - Swansea                     01/01/99      12/01/08
205 Catalina Apartments                                 02/01/99      01/01/09
206 Devonshire Square Retail Center                     01/01/99      12/01/08
207 1440 N. Vine Street                                 12/01/98      11/01/08
208 College Park Apartments                             09/01/98      08/01/28        08/01/08
209 Country Brooke Apartments                           09/01/98      08/01/28        08/01/08
210 Hillside View Apartments                            01/01/99      12/01/18
211 Benihana Restaurant                                 03/01/99      02/01/09
212 Crosswinds Apartments                               02/01/99      01/01/09
213 Imperial Plaza Retail Center                        02/01/99      01/01/09
214 Twin Lakes Mobile Home Park                         01/01/99      12/01/08
215 Antietam Village Center                             12/01/98      11/01/08
216 Gateway Shoppes                                     12/01/98      11/01/23        11/01/08
217 Red Onion Building                                  12/01/98      11/01/23        11/01/08
218 526 South Ardmore Avenue                            07/01/98      06/01/08
219 All Aboard Mini Storage - Santa Ana                 11/01/98      10/01/28        10/01/08
220 Villa East I & II                                   03/01/99      02/01/09
221 Courtyard Apartments                                02/01/99      01/01/09
222 Sunset View Village Apartments                      12/01/98      11/01/08
223 Wilmington Plaza                                    02/01/99      01/01/09
224 The Nations Bank Building                           01/01/99      12/01/08
225 Quail Ridge Apartments                              09/01/98      08/01/08
226 Best Western KCI Airport                            02/01/99      01/01/09
227 Laurel Heights Apartments                           10/01/98      09/01/28        09/01/08
228 El Monte Mobile Air Mobile Home Park                08/01/98      07/01/28        07/01/08
229 Harold Gilstrap Shopping Center                     10/01/98      09/01/08
230 Lakeside Apartments                                 12/01/98      11/01/13
231 Park Glen Apartments                                12/01/98      11/01/08
232 St. Lucie Mobile Village                            01/01/99      12/01/08
233 Ravenscroft Apartments                              10/01/98      09/01/08
234 Coach Country Corral MHP                            08/01/98      07/01/08
235 Seaside Village Shopping Center                     03/01/99      02/01/09
236 Sherwood Park Apartments                            01/01/99      12/01/13
237 Ravenna Plaza                                       01/01/99      12/01/08
238 Holiday Inn Express Oglesby                         01/01/99      12/01/08
239 Central/Magnolia Retail Center                      11/01/98      10/01/28        10/01/08
240 Rolling Hills Estates                               09/01/98      08/01/08
241 Saticoy-Royale Apartments                           12/01/98      11/01/08
242 Holiday/Park Riviera Mobile Home Park               12/01/98      11/01/08
243 Gottschalk's Department Store                       12/01/98      11/01/08
244 Justin Apartments                                   02/01/99      01/01/09
245 Fountain Square Apartments                          02/01/99      01/01/09
246 383 St. Johns Place                                 12/01/98      11/01/08
247 Days Inn                                            12/01/98      11/01/08
248 Market Plaza                                        12/01/98      11/01/08
249 Michigan Plaza & Bender Plaza  (5)                  02/01/99      01/01/09
250 Mockingbird Park Retail Building                    12/01/98      11/01/08
251 Poolesville Village Center                          12/01/98      11/01/08
252 Executive Park Offices                              03/01/99      02/01/09
253 Citadel Square Shopping Center  (6)                 12/01/98      11/01/08
254 Sherwood Mobile Home Estates                        12/01/98      11/01/08
255 Ware's Van & Storage Co.                            12/01/98      11/01/08
256 Sunrise Terrace Mobile Home Park                    12/01/98      11/01/08
257 Best Western Country Inn North                      02/01/99      01/01/09
258 Woodlake Resort Village Apartments                  10/01/98      09/01/08
259 Plantation Pines Apartments                         03/01/99      02/01/09
260 Pacific Mini Storage                                01/01/99      12/01/08
261 Sunridge Apartments                                 02/01/99      01/01/09
262 Parkside Place Apartments                           12/01/98      11/01/08
263 Courtyards of Granbury                              02/01/99      01/01/06
264 University Apartments                               03/01/99      02/01/09
265 Isaqueena Village Apartments                        10/01/98      09/01/28        09/01/08
266 Turtle Dove I Apartments                            04/01/99      03/01/09
267 Carson Gardens Mobile Home Park                     07/01/98      06/01/28        06/01/08
268 Valerie Apartments                                  03/01/99      02/01/09


                                                        Prepayment Provision               Defeasance
   # Property Name                                      as of Origination(10)              Option(11)
   ---------------                                      ---------------------              ----------
202 Hathaway Commerce Center                            L (9.5), O (0.5)                      Yes
203 Corinthian Apartments                               L (9.75), O (0.25)                    Yes
204 Walgreen's Drug Store - Swansea                     L (9.75), O (0.25)                    Yes
205 Catalina Apartments                                 L (9.75), O (0.25)                    Yes
206 Devonshire Square Retail Center                     L (9.5), O (0.5)                      Yes
207 1440 N. Vine Street                                 L (9.75), O (0.25)                    Yes
208 College Park Apartments                             L (9.75), O (0.25)                    Yes
209 Country Brooke Apartments                           L (9.75), O (0.25)                    Yes
210 Hillside View Apartments                            L (9.5), O (10.5)                     Yes
211 Benihana Restaurant                                 L (9.5), O (0.5)                      Yes
212 Crosswinds Apartments                               L (9.5), O (0.5)                      Yes
213 Imperial Plaza Retail Center                        L (4), YM 1% (5.75), O (0.25)         No
214 Twin Lakes Mobile Home Park                         L (9.5), O (0.5)                      Yes
215 Antietam Village Center                             L (9.5), O (0.5)                      Yes
216 Gateway Shoppes                                     L (9.75), O (0.25)                    Yes
217 Red Onion Building                                  L (9.75), O (0.25)                    Yes
218 526 South Ardmore Avenue                            L (9.75), O (0.25)                    Yes
219 All Aboard Mini Storage - Santa Ana                 L (9.75), O (0.25)                    Yes
220 Villa East I & II                                   L (9.75), O (0.25)                    Yes
221 Courtyard Apartments                                L (9.75), O (0.25)                    Yes
222 Sunset View Village Apartments                      L (9.75), O (0.25)                    Yes
223 Wilmington Plaza                                    L (9.75), O (0.25)                    Yes
224 The Nations Bank Building                           L (9.5), O (0.5)                      Yes
225 Quail Ridge Apartments                              L (9.5), O (0.5)                      Yes
226 Best Western KCI Airport                            L (9.75), O (0.25)                    Yes
227 Laurel Heights Apartments                           L (9.75), O (0.25)                    Yes
228 El Monte Mobile Air Mobile Home Park                L (3.92), YM 1% (5.83), O (0.25)      No
229 Harold Gilstrap Shopping Center                     L (9.5), O (0.5)                      Yes
230 Lakeside Apartments                                 L (14.5), O (0.5)                     Yes
231 Park Glen Apartments                                L (9.5), O (0.5)                      Yes
232 St. Lucie Mobile Village                            L (9.5), O (0.5)                      Yes
233 Ravenscroft Apartments                              L (9.5), O (0.5)                      Yes
234 Coach Country Corral MHP                            L (9.5), O (0.5)                      Yes
235 Seaside Village Shopping Center                     L (9.5), O (0.5)                      Yes
236 Sherwood Park Apartments                            L (14.5), O (0.5)                     Yes
237 Ravenna Plaza                                       L (9.75), O (0.25)                    Yes
238 Holiday Inn Express Oglesby                         L (9.5), O (0.5)                      Yes
239 Central/Magnolia Retail Center                      L (9.75), O (0.25)                    Yes
240 Rolling Hills Estates                               L (3), YM 1% (6.75), O (0.25)         No
241 Saticoy-Royale Apartments                           L (9.5), O (0.5)                      Yes
242 Holiday/Park Riviera Mobile Home Park               L (9.5), O (0.5)                      Yes
243 Gottschalk's Department Store                       L (3), YM 1% (6.58), O (0.42)         No
244 Justin Apartments                                   L (9.5), O (0.5)                      Yes
245 Fountain Square Apartments                          L (9.5), O (0.5)                      Yes
246 383 St. Johns Place                                 L (9.75), O (0.25)                    Yes
247 Days Inn                                            L (9.75), O (0.25)                    Yes
248 Market Plaza                                        L (9.5), O (0.5)                      Yes
249 Michigan Plaza & Bender Plaza  (5)                  L (9.5), O (0.5)                      Yes
250 Mockingbird Park Retail Building                    L (9.5), O (0.5)                      Yes
251 Poolesville Village Center                          L (9.5), O (0.5)                      Yes
252 Executive Park Offices                              L (9.75), O (0.25)                    Yes
253 Citadel Square Shopping Center  (6)                 L (9.5), O (0.5)                      Yes
254 Sherwood Mobile Home Estates                        L (9.5), O (0.5)                      Yes
255 Ware's Van & Storage Co.                            L (3), YM 1% (6.5), O (0.5)           No
256 Sunrise Terrace Mobile Home Park                    L (2.25), O (7.75)                    No
257 Best Western Country Inn North                      L (9.75), O (0.25)                    Yes
258 Woodlake Resort Village Apartments                  L (3), YM 1% (6.5), O (0.5)           No
259 Plantation Pines Apartments                         L (9.5), O (0.5)                      Yes
260 Pacific Mini Storage                                L (9.75), O (0.25)                    Yes
261 Sunridge Apartments                                 L (9.5), O (0.5)                      Yes
262 Parkside Place Apartments                           L (3), YM 1% (6.5), O (0.5)           No
263 Courtyards of Granbury                              L (6.5), O (0.5)                      Yes
264 University Apartments                              L (9.5), O (0.5)                      Yes
265 Isaqueena Village Apartments                       L (9.75), O (0.25)                    Yes
266 Turtle Dove I Apartments                           L (3), YM 1% (6.5), O (0.5)           No
267 Carson Gardens Mobile Home Park                    L (3.92), YM 1% (5.83), O (0.25)      No
268 Valerie Apartments                                 L (9.5), O (0.5)                      Yes

                     Characteristics of the Mortgage Loans

                                                                                                                         Original
                                                                              Original                  Percentage of  Amortization
                                                          Mortgage Loan       Principal   Cut-off Date     Initial         Term
   # Property Name                                           Seller            Balance     Balance(7)   Pool Balance     (months)
   ---------------                                        -------------       ---------   ------------  -------------  ------------
269 Huddersfield Apartments                             Column             1,060,000        1,058,366           0.1%            300
270 1457 & 1519 - 1527 Park Road, NW                    Column             1,050,000        1,048,398           0.1%            300
271 Winter Garden Village Apartments                    Column             1,000,000          997,506           0.1%            300
272 Long Point Plaza Apartments                         Column               960,000          951,432           0.1%            240
273 The Place of Tempe Apartments                       Column               900,000          898,616           0.1%            300
274 Valley Garden Apartments                            Column               900,000          896,907           0.1%            300
275 Devereaux Apartments                                Column               888,000          886,649           0.1%            300
276 Bloomingdale Shopping Center                        Column               800,000          798,005           0.1%            300
277 Cottonwood Apartments                               Column               800,000          797,234           0.1%            240
278 Royal North Apartments                              Column               722,500          718,072           0.1%            300
279 Turtle Dove II Apartments                           Column               675,000          675,000           0.1%            300

                                                                      -------------------------------------------------------------
     Total/Weighted Average                                           $1,256,207,294   $1,252,685,456         100.0%            345
                                                                      =============================================================
     Maximum:                                                            $30,500,000      $30,446,295           2.4%            360
     Minimum:                                                               $516,800         $515,269           0.0%            180



                                                         Remaining         Original       Remaining
                                                        Amortization       Term to         Term to
                                                            Term           Maturity        Maturity        Mortgage        Monthly
   # Property Name                                        (months)        (months)(8)    (months)(8)         Rate          Payment
   ---------------                                      ------------      -----------    -----------       --------        -------
269 Huddersfield Apartments                             299              120             119           7.620%         7,916.23
270 1457 & 1519 - 1527 Park Road, NW                    299              120             119           7.750%         7,930.95
271 Winter Garden Village Apartments                    298              120             118           7.500%         7,389.91
272 Long Point Plaza Apartments                         235              120             115           7.500%         7,733.69
273 The Place of Tempe Apartments                       299              120             119           7.650%         6,738.98
274 Valley Garden Apartments                            297              120             117           7.500%         6,650.92
275 Devereaux Apartments                                299              120             119           7.780%         6,724.82
276 Bloomingdale Shopping Center                        298              120             118           7.500%         5,911.93
277 Cottonwood Apartments                               238              240             238           8.440%         6,912.24
278 Royal North Apartments                              294              120             114           8.050%         5,600.32
279 Turtle Dove II Apartments                           300              120             120           7.650%         5,054.23

                                             ---------------------------------------------------------------------------------
     Total/Weighted Average                             342              125             122           7.317%       $8,766,539
                                             =================================================================================
     Maximum:                                           360              300             289           8.440%         $221,017
     Minimum:                                           177               60              58           5.960%           $3,631

                                                         First
                                                        Payment       Maturity
   # Property Name                                       Date           Date           ARD(9)
   ---------------                                      -------       --------         ------
269 Huddersfield Apartments                             03/01/99      02/01/09
270 1457 & 1519 - 1527 Park Road, NW                    03/01/99      02/01/09
271 Winter Garden Village Apartments                    02/01/99      01/01/09
272 Long Point Plaza Apartments                         11/01/98      10/01/08
273 The Place of Tempe Apartments                       03/01/99      02/01/09
274 Valley Garden Apartments                            01/01/99      12/01/08
275 Devereaux Apartments                                03/01/99      02/01/09
276 Bloomingdale Shopping Center                        02/01/99      01/01/09
277 Cottonwood Apartments                               02/01/99      01/01/19
278 Royal North Apartments                              10/01/98      09/01/08
279 Turtle Dove II Apartments                           04/01/99      03/01/09

                                             ----------------------------------
     Total/Weighted Average                             01/02/99      09/20/13
                                             ==================================
     Maximum:                                           04/01/99      02/01/29
     Minimum:                                           01/01/98      01/01/04


                                                        Prepayment Provision               Defeasance
   # Property Name                                      as of Origination(10)              Option(11)
   ---------------                                      ---------------------              ----------
269 Huddersfield Apartments                            L (9.5), O (0.5)                      Yes
270 1457 & 1519 - 1527 Park Road, NW                   L (9.5), O (0.5)                      Yes
271 Winter Garden Village Apartments                   L (9.5), O (0.5)                      Yes
272 Long Point Plaza Apartments                        L (3), YM 1% (6.58), O (0.42)         No
273 The Place of Tempe Apartments                      L (9.5), O (0.5)                      Yes
274 Valley Garden Apartments                           L (3), YM 1% (6.5), O (0.5)           No
275 Devereaux Apartments                               L (9.5), O (0.5)                      Yes
276 Bloomingdale Shopping Center                       L (9.5), O (0.5)                      Yes
277 Cottonwood Apartments                              L (19.5), O (0.5)                     Yes
278 Royal North Apartments                             L (3), YM 1% (6.5), O (0.5)           No
279 Turtle Dove II Apartments                          L (3), YM 1% (6.5), O (0.5)           No

(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.
(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.
(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.
(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Claremdon Apartments and Woodchase Condominiums, respectively.
(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.
(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.
(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.
(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.
(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.
 (2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.
 (3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.
 (4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.
 (5) The Mortgage Loan secured by Michigan & Bender Plaza contains two properties that are operated as one.
 (6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.
 (7) Assumes a Cut-off Date of March 1, 1999.
 (8) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.
 (9) Anticipated Repayment Date.
(10) Prepayment Provision as of Origination:
         L (x) = Lockout or Defeasance for x years
     YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment
                 for x years
         O (x) = Prepayable at par for x years
(11) "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

             Engineering Reserves and Recurring Replacement Reserves


                                                                                                     Contractual         U/W
                                                                                     Engineering      Recurring       Recurring
                                                             Property                 Reserve at     Replacement     Replacement
  #    Property Name                                         Type                    Origination       Reserve         Reserve
  -    -------------                                         ----                    -----------       -------         -------
  1    Hampton Inn - Elmsford  (1A)                          Hotel                     $19,156          5.00%           4.50%
  2    Quality Suites - Charleston  (1A)                     Hotel                     $15,828          5.00%           4.50%
  3    Courtyard by Marriott - Ann Arbor   (1A)              Hotel                     $15,828          5.00%           4.50%
  4    Residence Inn - Phoenix  (1A)                         Hotel                     $15,828          5.00%           4.50%
  5    Homewood Suites - Cary  (1A)                          Hotel                     $15,137          5.00%           4.50%
  6    Hampton Inn & Suites - Gwinnett  (1A)                 Hotel                     $13,567          5.00%           4.50%
  7    Hampton Inn - Raleigh  (1A)                           Hotel                     $13,315          5.00%           4.50%
  8    Comfort Suites - Orlando  (1A)                        Hotel                     $13,001          5.00%           4.50%
  9    Hampton Inn - Perimeter  (1A)                         Hotel                     $12,562          5.00%           4.50%
  10   Hampton Inn - Charlotte, NC  (1A)                     Hotel                     $11,494          5.00%           4.50%
  11   Courtyard by Marriott - Wilmington  (1A)              Hotel                     $10,740          5.00%           4.50%
  12   Hampton Inn - West Springfield  (1A)                  Hotel                      $9,296          5.00%           4.50%
  13   Homewood Suites - Clear Lake  (1A)                    Hotel                      $8,668          5.00%           4.50%
  14   Comfort Inn - Charleston  (1A)                        Hotel                      $3,957          5.00%           4.50%
  15   Kendale Lakes Plaza  (1B)                             Retail                    $115,000         $0.13            N/A
  16   Cypress Creek Station  (1B)                           Retail                      N/A            $0.14            N/A
  17   Oakwood Business Center  (1B)                         Office                    $153,000         $0.50            N/A
  18   Westchase Ranch Apartments  (1C)                      Multifamily               $46,063          $250            $250
  19   Westwood Village Apartments  (1C)                     Multifamily               $62,563          $250            $250
  20   Normandy Woods Apartments  (1C)                       Multifamily               $31,063          $250            $250
  21   Savoy Manor Apartments  (1C)                          Multifamily                $4,875          $250            $250
  22   San Marin Apartments  (1C)                            Multifamily               $46,250          $250            $250
  23   Country Squire Apartments - South                     Multifamily               $700,000         $225            $250
  24   2294 Molly Pitcher Highway  (1D)                      Industrial                 $2,815          $0.10           $0.10
  25   5015 Campuswood Drive  (1D)                           Office                      N/A            $0.25           $0.25
  26   5010 Campuswood Drive  (1D)                           Office                      $813           $0.25           $0.25
  27   5009 Campuswood Drive  (1D)                           Office                     $1,563          $0.25           $0.27
  28   Fair Lakes Promenade                                  Retail                     $2,500          $0.13           $0.13
  29   Keller Oaks Apartments  (1E)                          Multifamily               $118,322         $300            $224
  30   Sycamore Hill Apartments  (1E)                        Multifamily               $102,524         $300            $272
  31   Clarendon Apartments  (1E)                            Multifamily               $75,296          $300            $473
  32   Woodchase Condominiums  (1E)                          Multifamily               $39,799          $300            $294
  33   Dallas Design Center Portfolio                        Mixed Use                 $928,438         $0.20           $0.20
  34   Assembly Square Office Building                       Mixed Use                   N/A            $0.20           $0.20
  35   Spicetree Apartments                                  Multifamily               $146,375         $350            $262
  36   Lamplighter Mobile Home Park                          Manufactured Housing        N/A             $25             $25
  37   White Station Tower                                   Office                    $384,625          N/A            $0.17
  38   Holiday Inn New Orleans Veterans                      Hotel                       N/A            4.00%           4.00%
  39   The Links at Bixby                                    Multifamily               $50,413          $150            $285
  40   Southwood Apartments                                  Multifamily                $4,375          $253            $253
  41   The Shoppes at Longwood                               Retail                    $47,000          $0.14           $0.15
  42   Pines of Westbury                                     Multifamily                $5,000          $200            $250
  43   Edentree Apartments                                   Multifamily               $37,000          $229            $229
  44   Becker Village Mall                                   Retail                      N/A            $0.13           $0.13
  45   Tiffany Square                                        Office                     $7,026           N/A            $0.20
  46   The Mint Apartments                                   Multifamily               $265,625         $250            $250
  47   River Park Shopping Center                            Retail                    $25,458          $0.17           $0.17
  48   Rancho Destino Apartments                             Multifamily                 N/A            $200            $200
  49   Conestoga Mobile Home Park                            Manufactured Housing      $22,793           $25             $25
  50   Huntington Chase Apartments                           Multifamily                $6,875          $200            $200
  51   Parkshore Centre Office Building                      Office                    $12,822           N/A            $0.20

        Contractual
         Recurring        U/W         Tax &
           LC&TI         LC&TI      Insurance
  #     Per Sq. Ft.   Per Sq. Ft.    Escrows
  -     -----------   -----------    -------
  1         N/A           N/A          Both
  2         N/A           N/A          Both
  3         N/A           N/A          Both
  4         N/A           N/A          Both
  5         N/A           N/A          Both
  6         N/A           N/A          Both
  7         N/A           N/A          Both
  8         N/A           N/A          Both
  9         N/A           N/A          Both
  10        N/A           N/A          Both
  11        N/A           N/A          Both
  12        N/A           N/A          Both
  13        N/A           N/A          Both
  14        N/A           N/A          Both
  15       $0.47         $0.44         Both
  16       $0.35         $0.33         Both
  17       $1.01         $0.95         Both
  18        N/A           N/A          Both
  19        N/A           N/A          Both
  20        N/A           N/A          Both
  21        N/A           N/A          Both
  22        N/A           N/A          Both
  23        N/A           N/A          Tax
  24       $0.25         $0.25         Both
  25       $1.50         $1.55         Both
  26       $1.50         $1.50         Both
  27       $1.50         $1.54         Both
  28        N/A          $0.42         Both
  29        N/A           N/A          Both
  30        N/A           N/A          Both
  31        N/A           N/A          Both
  32        N/A           N/A          Both
  33       $0.91         $0.91         Both
  34       $1.00         $0.93         Both
  35        N/A           N/A          Both
  36        N/A           N/A          Tax
  37        N/A          $1.43         Both
  38        N/A           N/A          Both
  39        N/A           N/A          Tax
  40        N/A           N/A          Both
  41        N/A          $0.52         Tax
  42        N/A           N/A          Both
  43        N/A           N/A          Both
  44       $0.14         $0.20         Both
  45       $0.95         $1.38         Both
  46        N/A           N/A          Both
  47       $0.28         $0.32         Both
  48        N/A           N/A          Both
  49        N/A           N/A          Both
  50        N/A           N/A          Both
  51       $1.02         $1.10         Both


             Engineering Reserves and Recurring Replacement Reserves

                                                                                                     Contractual         U/W
                                                                                     Engineering      Recurring       Recurring
                                                             Property                 Reserve at     Replacement     Replacement
  #    Property Name                                         Type                    Origination       Reserve         Reserve
  -    -------------                                         ----                    -----------       -------         -------
  52   Kenwood Pavilion                                      Retail                     $6,688          $0.15           $0.15
  53   Newsome Park Apartments                               Multifamily               $524,000         $378            $378
  54   Princeton Court Apartments  (1F)                      Multifamily               $20,907          $250            $250
  55   Pinewood Estates Apartments  (1F)                     Multifamily               $12,866          $250            $250
  56   Arbor Court Apartments  (1F)                          Multifamily               $11,258          $250            $250
  57   U-Store of Brighton Self Storage Facility  (1G)       Self Storage              $12,289          $0.15           $0.15
  58   U-Store of South Lyon Self Storage Facility  (1G)     Self Storage               $6,527          $0.15           $0.15
  59   U-Store of Saline Self Storage Facility  (1G)         Self Storage               $5,954          $0.15           $0.15
  60   U-Store of Davison Self Storage Facility  (1G)        Self Storage               $4,266          $0.15           $0.15
  61   U-Store of Holly Self Storage Facility  (1G)          Self Storage               $3,948          $0.15           $0.15
  62   U-Store of Jackson Self Storage Facility  (1G)        Self Storage               $2,451          $0.15           $0.15
  63   Birches Apartments                                    Multifamily               $30,250          $300            $300
  64   Hollywood Plaza                                       Retail                    $12,753           N/A            $0.20
  65   50-60 Worcester Rd.                                   Mixed Use                  $3,375          $0.25           $0.25
  66   Mahwah Business Park                                  Mixed Use                 $214,870          N/A            $0.21
  67   Silvernail Shopping Center                            Retail                    $34,013          $0.30           $0.29
  68   Tech Center 29 Office/Warehouse Complex               Industrial                 $2,625           N/A            $0.15
  69   Centre North Shopping Center                          Retail                     $6,375          $0.15           $0.15
  70   Cranbrook Centre Apartments  (1H)                     Multifamily                $6,250          $250            $250
  71   Cranbrook Centre Office Buildings  (1H)               Office                    $29,188           N/A            $0.15
  72   Lubbock Shopping Parkade                              Retail                    $256,230         $0.17           $0.17
  73   Marin Club Apartments                                 Multifamily                $1,875          $250            $225
  74   Prunedale Center                                      Mixed Use                 $30,125          $0.19           $0.19
  75   Lamplighter Ontario MHP                               Manufactured Housing       $2,500           $26             $26
  76   Marycrest Shopping Center  (2)                        Retail                    $24,500          $0.15           $0.15
  77   Elm Plaza Shopping Center                             Retail                    $93,438          $0.15           $0.15
  78   Century Plaza East                                    Retail                    $49,350          $0.15           $0.15
  79   Keller Springs Tech Center                            Industrial                  N/A            $0.15           $0.15
  80   Mobile Gardens/Holly View Mobile Home Park  (1I)      Manufactured Housing      $39,565           $15             $55
  81   Stony Chase/Rock Creek Mobile Home Park  (1I)         Manufactured Housing      $20,870           $15             $50
  82   Briarwood Manor  (1I)                                 Manufactured Housing      $14,565           $15             $50
  83   Tierra Verde Marine Center                            Mixed Use                  $4,675          $0.15           $0.15
  84   Aurora Square                                         Retail                      N/A            $0.20           $0.20
  85   Merchant's Square  (3)                                Retail                      N/A            $0.17           $0.15
  86   Northwood Hills Shopping Center                       Retail                     $3,750          $0.16           $0.16
  87   36th Street Office Center                             Office                    $81,188          $0.15           $0.15
  88   Fifth Avenue Apartments                               Multifamily               $114,375         $237            $237
  89   The Watermill Apartments                              Multifamily               $106,488         $251            $251
  90   Brooks Corner                                         Mixed Use                   $188            N/A            $0.15
  91   Hollywood Ardmore Apartments                          Multifamily               $32,563          $318            $376
  92   Chasewood Apartments                                  Multifamily               $20,688          $262            $262
  93   Kingsgate North                                       Mixed Use                 $21,155          $0.15           $0.15
  94   Fairfield Suites Pittsburgh/Airport                   Hotel                      $3,485          5.00%           5.00%
  95   Seatree Apartments                                    Multifamily               $299,750         $238            $238
  96   All Aboard Mini Storage - Alhambra                    Self Storage                N/A             N/A            $0.15
  97   West Century Center                                   Retail                    $19,580          $0.35           $0.35
  98   Universal Plaza                                       Retail                    $11,844          $0.16           $0.16
  99   Crestview Market Place                                Retail                      N/A            $0.03           $0.03
 100   New Franklin Apartments  (4)                          Multifamily                 $838           $250            $250
 101   Windjammer Apartments                                 Multifamily               $88,967          $250            $250
 102   Woodlake Village Apartments                           Multifamily               $43,923          $250            $250


       Contractual
        Recurring        U/W         Tax &
          LC&TI         LC&TI      Insurance
  #    Per Sq. Ft.   Per Sq. Ft.    Escrows
  -    -----------   -----------    -------
  52       N/A          $0.72         Both
  53       N/A           N/A          Both
  54       N/A           N/A          Both
  55       N/A           N/A          Both
  56       N/A           N/A          Both
  57       N/A           N/A          Both
  58       N/A           N/A          Both
  59       N/A           N/A          Both
  60       N/A           N/A          Both
  61       N/A           N/A          Both
  62       N/A           N/A          Both
  63       N/A           N/A          Both
  64      $0.86         $0.84         Tax
  65      $1.10         $0.94         Both
  66      $0.26         $0.30         Both
  67      $0.45         $0.45         Both
  68      $0.20         $0.90         Both
  69      $0.37         $0.38         Both
  70       N/A           N/A          Both
  71      $1.04         $1.00         Both
  72      $0.50         $0.42         Both
  73       N/A           N/A          Tax
  74      $0.65         $0.61         Both
  75       N/A           N/A          Tax
  76       N/A          $0.39         Both
  77       N/A          $0.24         Both
  78      $0.10         $0.25         Both
  79      $0.60         $0.60         Both
  80       N/A           N/A          Both
  81       N/A           N/A          Both
  82       N/A           N/A          Both
  83       N/A          $0.30         Both
  84      $0.90         $0.88         Both
  85       N/A          $0.39         Both
  86      $0.72         $0.72         Tax
  87      $0.95         $0.95         Both
  88       N/A           N/A          Both
  89       N/A           N/A          Both
  90      $0.92         $1.40         Both
  91       N/A           N/A          Both
  92       N/A           N/A          Both
  93      $0.74         $0.74         Both
  94       N/A           N/A          Both
  95       N/A           N/A          Both
  96       N/A           N/A          Tax
  97      $0.74         $0.74         Both
  98      $0.98         $0.81         Both
  99      $0.10         $0.10         Both
 100       N/A           N/A          Both
 101       N/A           N/A          Both
 102       N/A           N/A          Both


             Engineering Reserves and Recurring Replacement Reserves

                                                                                                     Contractual         U/W
                                                                                     Engineering      Recurring       Recurring
                                                             Property                 Reserve at     Replacement     Replacement
  #    Property Name                                         Type                    Origination       Reserve         Reserve
  -    -------------                                         ----                    -----------       -------         -------
 103   Comfort Inn - Hopewell, VA                            Hotel                       N/A            5.00%           5.00%
 104   Linens N Things                                       Retail                     $1,000          $0.10           $0.25
 105   The Woods Apartments                                  Multifamily               $37,659          $357            $357
 106   Moonlight Garden Apartments                           Multifamily                $2,500          $250            $250
 107   Sagamore Court Apartments                             Multifamily               $20,375          $250            $250
 108   Carriage Hill Apartments                              Multifamily                $8,875          $250            $250
 109   Dowling Office Building                               Mixed Use                   N/A            $0.20           $0.20
 110   Main Street Plaza Shopping Center                     Retail                      N/A            $0.15           $0.15
 111   Friendship Crossing Apartments                        Multifamily                 N/A            $199            $200
 112   Spruce Properties  (1J)                               Multifamily               $24,375          $250            $250
 113   Oak Grove Apartments  (1J)                            Multifamily                $8,750          $250            $250
 114   Aldrich Apartments  (1J)                              Multifamily               $178,375         $250            $250
 115   One Bellemead Center                                  Office                      N/A            $0.28           $0.28
 116   Denver Tech Center #30                                Office                     $5,313          $0.33           $0.33
 117   Preston Racquet Club Condominiums and Apartments      Multifamily               $163,215         $363            $362
 118   Sand Lake Apartments                                  Multifamily                $4,265          $260            $260
 119   Mobile Estate Mobile Home Park                        Manufactured Housing        N/A             N/A             $60
 120   Colonia Shopping Center                               Retail                      N/A            $0.10           $0.15
 121   Vista Ridge Center III                                Retail                      N/A             N/A            $0.15
 122   Parkside East Apartments                              Multifamily                $2,625          $287            $286
 123   Northpark Village                                     Retail                    $19,389          $0.15           $0.15
 124   Breakers Apartments                                   Multifamily                $4,031          $200            $200
 125   Picnic Lawn Apartments                                Multifamily                $4,563          $268            $268
 126   32nd Street and McDowell Road Shopping Center         Retail                    $176,250         $0.20           $0.20
 127   Triangle Corporate Center                             Mixed Use                 $18,156          $0.26           $0.26
 128   One West Hills Office                                 Office                      N/A            $0.20           $0.20
 129   Harper Regency Apartments                             Multifamily               $17,653          $200            $200
 130   Heritage Green Shopping Center                        Retail                    $13,475          $0.21           $0.22
 131   Captain's Landing Apartments                          Multifamily               $24,063          $200            $200
 132   All Aboard Mini Storage - Fremont                     Self Storage                N/A             N/A            $0.15
 133   Century Plaza Strip Shopping Center  (1K)             Retail                     $5,625           N/A            $0.18
 134   Albany Square Strip Shopping Center  (1K)             Retail                     $1,875           N/A            $0.15
 135   Larrabee Complex                                      Mixed Use                 $73,725           N/A            $0.15
 136   Cedar Garden Apartments                               Multifamily                $4,063          $300            $300
 137   All Aboard Mini Storage - Stanton                     Self Storage                N/A             N/A            $0.15
 138   Windtree Apartments - Phase I                         Multifamily               $34,037          $250            $250
 139   Lake City Mini-Storage                                Self Storage                $995            N/A            $0.15
 140   Huntington Mobile Estates                             Manufactured Housing      $13,031           $25             $25
 141   Everhart Park Shopping Center                         Retail                     $6,750          $0.24           $0.24
 142   Rafael North Executive Park                           Office                     $4,450          $0.28           $0.27
 143   Westwind Estates                                      Manufactured Housing      $19,725           $25             $25
 144   Hewlett Shopping Center                               Retail                      $375           $0.15           $0.15
 145   Forest Park Village                                   Multifamily               $208,709         $280            $280
 146   2700 Richards Building                                Office                     $4,138          $0.20           $0.20
 147   Lincoln Park Center                                   Retail                    $11,100          $0.24           $0.24
 148   Cedar Heights Apartments                              Multifamily               $213,781         $274            $274
 149   The North Oak Apartments                              Multifamily               $48,563          $250            $250
 150   Arrowhead Court Apartments                            Multifamily               $41,225           $93            $250
 151   The Citibank Building                                 Office                    $15,250          $0.24           $0.24
 152   Petco/Starbucks S/C                                   Retail                    $41,563          $0.15           $0.15
 153   1870 Ogden Drive                                      Office                     $5,000          $0.20           $0.20


       Contractual
        Recurring        U/W         Tax &
          LC&TI         LC&TI      Insurance
  #    Per Sq. Ft.   Per Sq. Ft.    Escrows
  -    -----------   -----------    -------
 103       N/A           N/A          Both
 104       N/A           N/A          Both
 105       N/A           N/A          Both
 106       N/A           N/A          Tax
 107       N/A           N/A          Both
 108       N/A           N/A          Both
 109      $0.90         $0.90         Both
 110      $0.31         $0.30         Both
 111       N/A           N/A          Both
 112       N/A           N/A          Both
 113       N/A           N/A          Both
 114       N/A           N/A          Both
 115      $0.79         $0.79         Both
 116      $1.02         $1.02         Both
 117       N/A           N/A          Both
 118       N/A           N/A          Both
 119       N/A           N/A          Both
 120      $0.34         $0.31         Tax
 121      $0.80         $0.80         None
 122       N/A           N/A          Both
 123      $0.21         $0.16         Both
 124       N/A           N/A          Tax
 125       N/A           N/A          Both
 126       N/A          $0.58         Both
 127      $0.72         $0.52         Tax
 128      $0.91         $0.91         Both
 129       N/A           N/A          Both
 130      $1.19         $1.19         Both
 131       N/A           N/A          Both
 132       N/A           N/A          Tax
 133       N/A          $0.66         Both
 134       N/A          $0.64         Both
 135      $1.00         $0.47         Both
 136       N/A           N/A          Both
 137       N/A           N/A          Tax
 138       N/A           N/A          Both
 139       N/A           N/A          Both
 140       N/A           N/A          Tax
 141      $0.85         $0.85         Tax
 142      $1.00         $0.79         Both
 143       N/A           N/A          Both
 144      $1.83         $0.59         Both
 145       N/A           N/A          Both
 146      $1.30         $1.00         Both
 147      $0.54         $0.83         Tax
 148       N/A           N/A          Both
 149       N/A           N/A          Both
 150       N/A           N/A          Both
 151      $1.22         $1.22         Both
 152      $0.93         $0.93         Both
 153      $0.80         $0.80         Both


             Engineering Reserves and Recurring Replacement Reserves

                                                                                                     Contractual         U/W
                                                                                     Engineering      Recurring       Recurring
                                                             Property                 Reserve at     Replacement     Replacement
  #    Property Name                                         Type                    Origination       Reserve         Reserve
  -    -------------                                         ----                    -----------       -------         -------
 154   Woodland Park Office Building                         Office                    $15,425           N/A            $0.23
 155   Costa Mesa Mobile Estates                             Manufactured Housing        N/A             N/A             $50
 156   Tree Top Apartments                                   Multifamily                $3,750          $250            $250
 157   Greenville Village Mobile Home Park                   Manufactured Housing        $750            $50             $50
 158   Brookwood Village                                     Retail                    $16,638          $0.62           $0.62
 159   Rose Grove Mobile Home Park                           Manufactured Housing       $8,438           $50             $53
 160   Little River Shopping Center                          Retail                      N/A            $0.29           $0.29
 161   The Amberton Apartments                               Multifamily               $250,000         $250            $250
 162   Best Western Worlds of Fun                            Hotel                       N/A            5.00%           5.00%
 163   All Aboard Mini Storage - Anaheim                     Self Storage                $250            N/A            $0.15
 164   Waterway Crossing Apartments                          Multifamily               $77,144          $260            $260
 165   The Borders Building                                  Retail                      N/A            $0.15           $0.15
 166   Ken-Caryl Business Center                             Office                     $3,688          $0.17           $0.16
 167   Alta Vista Mobile Home Park                           Manufactured Housing       $1,625           $25             $25
 168   Palm Springs Self Storage                             Self Storage               $7,000           N/A            $0.15
 169   Holiday Inn Express Auburn                            Hotel                       N/A            4.0%            4.0%
 170   Caruth Haven Retail Center                            Retail                    $37,063           N/A            $0.55
 171   3456 Ridge Property                                   Mixed Use                  $3,000          $0.32           $0.32
 172   Campus Plaza Shopping Center                          Retail                      $938           $0.20           $0.20
 173   All Aboard Mini Storage - San Gabriel                 Self Storage              $15,044           N/A            $0.15
 174   Point O' Woods Apartments                             Multifamily                $1,875          $350            $350
 175   Williamsburg on the Lake Apartments                   Multifamily                 N/A             N/A            $362
 176   Airport Business Center                               Mixed Use                  $1,250           N/A            $0.15
 177   Staples - Wilmington                                  Retail                      N/A            $0.15           $0.15
 178   Felicita Junction                                     Retail                      N/A            $0.15           $0.15
 179   The Bordeaux Apartments                               Multifamily               $79,375          $304            $304
 180   High Point Village I Apartments                       Multifamily                 N/A            $250            $250
 181   Assured Self Storage Facility                         Self Storage                $938           $0.15           $0.15
 182   Staples - Valparaiso                                  Retail                      N/A            $0.15           $0.15
 183   Fruitland Grove Family Park                           Manufactured Housing       $5,419           $83             $83
 184   Centennial Creek Office Park                          Office                     $8,000          $0.22           $0.22
 185   Park Lane Village Apartments  (1L)                    Multifamily                $1,125          $250            $250
 186   Rynearson Lane Village Apartments  (1L)               Multifamily               $30,000          $250            $260
 187   Holiday Inn Express Ottawa                            Hotel                       N/A            4.00%           4.00%
 188   Ross Apartments                                       Multifamily               $17,550           N/A            $300
 189   339 S. Ardmore Apartments                             Multifamily                $9,375           N/A            $229
 190   Edgewater Beach Resort                                Hotel                     $41,375          5.0%            5.5%
 191   Fondren Hill Apartments                               Multifamily               $85,750          $200            $200
 192   Cottonwood Plaza                                      Mixed Use                   $875            N/A            $0.22
 193   Southport Shops                                       Retail                      $375           $0.25           $0.25
 194   Hawthorne Hill Apartments                             Multifamily               $31,094          $200            $200
 195   Days Inn Waccamaw                                     Hotel                     $150,913         5.00%           5.00%
 196   Turtle Oaks Apartments                                Multifamily               $30,544          $250            $249
 197   Linden Place Mobile Home Park                         Manufactured Housing       $1,063           $50             $50
 198   Moore Lake Commons Shopping Center                    Retail                    $111,875          N/A            $0.15
 199   Imperial Manor West Apartments                        Multifamily               $37,625          $350            $250
 200   Brown School Station Apts.                            Multifamily               $11,375          $250            $318
 201   South Street Seaport Office Center                    Office                      N/A            $0.20           $0.25
 202   Hathaway Commerce Center                              Industrial                  N/A             N/A            $0.21
 203   Corinthian Apartments                                 Multifamily               $37,908          $668            $668
 204   Walgreen's Drug Store - Swansea                       Retail                     $1,000          $0.15           $0.15


       Contractual
        Recurring        U/W         Tax &
          LC&TI         LC&TI      Insurance
  #    Per Sq. Ft.   Per Sq. Ft.    Escrows
  -    -----------   -----------    -------
 154       N/A          $1.04         Both
 155       N/A           N/A          Both
 156       N/A           N/A          Both
 157       N/A           N/A          Both
 158       N/A          $0.61         Both
 159       N/A           N/A          Tax
 160      $0.24         $0.24         Tax
 161       N/A           N/A          Both
 162       N/A           N/A          Both
 163       N/A           N/A          Tax
 164       N/A           N/A          Both
 165       N/A           N/A          Both
 166      $0.81         $0.81         Both
 167       N/A           N/A          Both
 168       N/A           N/A          Both
 169       N/A           N/A          Both
 170       N/A          $1.47         Both
 171      $0.31         $0.18         Tax
 172       N/A          $0.51         Both
 173       N/A           N/A          Tax
 174       N/A           N/A          Both
 175       N/A           N/A          Both
 176      $0.15         $1.18         Both
 177      $0.09         $0.09         Both
 178      $0.10         $0.10         Both
 179       N/A           N/A          Tax
 180       N/A           N/A          Both
 181       N/A           N/A          Both
 182       N/A           N/A          Both
 183       N/A           N/A          Tax
 184      $0.95         $0.95         Both
 185       N/A           N/A          Both
 186       N/A           N/A          Both
 187       N/A           N/A          Both
 188       N/A           N/A          Tax
 189       N/A           N/A          Both
 190       N/A           N/A          Both
 191       N/A           N/A          Both
 192       N/A          $0.93         Both
 193      $1.01         $0.79         Both
 194       N/A           N/A          Both
 195       N/A           N/A          Both
 196       N/A           N/A          Both
 197       N/A           N/A          Both
 198      $0.62         $0.81         Both
 199       N/A           N/A          Both
 200       N/A           N/A          Both
 201       N/A          $1.72         Both
 202       N/A          $0.38         Both
 203       N/A           N/A          Both
 204       N/A           N/A          Both


             Engineering Reserves and Recurring Replacement Reserves

                                                                                                     Contractual         U/W
                                                                                     Engineering      Recurring       Recurring
                                                             Property                 Reserve at     Replacement     Replacement
  #    Property Name                                         Type                    Origination       Reserve         Reserve
  -    -------------                                         ----                    -----------       -------         -------
 205   Catalina Apartments                                   Multifamily               $102,035         $300            $270
 206   Devonshire Square Retail Center                       Retail                     $1,250          $0.15           $0.25
 207   1440 N. Vine Street                                   Retail                    $22,148          $0.15           $0.15
 208   College Park Apartments                               Multifamily                $6,800          $351            $350
 209   Country Brooke Apartments                             Multifamily               $13,988          $250            $250
 210   Hillside View Apartments                              Multifamily                 $240           $250            $275
 211   Benihana Restaurant                                   Retail                    $17,609           N/A            $0.18
 212   Crosswinds Apartments                                 Multifamily               $68,938          $265            $265
 213   Imperial Plaza Retail Center                          Retail                     $7,250          $0.19           $0.20
 214   Twin Lakes Mobile Home Park                           Manufactured Housing       $5,781           $50             $54
 215   Antietam Village Center                               Retail                     $3,125           N/A            $0.17
 216   Gateway Shoppes                                       Retail                    $36,496          $0.22           $0.22
 217   Red Onion Building                                    Mixed Use                  $1,875          $0.45           $0.45
 218   526 South Ardmore Avenue                              Multifamily               $24,031           N/A            $300
 219   All Aboard Mini Storage - Santa Ana                   Self Storage                $781            N/A            $0.15
 220   Villa East I & II                                     Office                     $8,563          $0.20           $0.20
 221   Courtyard Apartments                                  Multifamily               $14,225          $250            $250
 222   Sunset View Village Apartments                        Multifamily                $4,409          $304            $304
 223   Wilmington Plaza                                      Retail                     $3,938          $0.24           $0.24
 224   The Nations Bank Building                             Office                     $1,500           N/A            $0.15
 225   Quail Ridge Apartments                                Multifamily               $29,525          $250            $250
 226   Best Western KCI Airport                              Hotel                       N/A            5.00%           5.00%
 227   Laurel Heights Apartments                             Multifamily                $4,875          $263            $262
 228   El Monte Mobile Air Mobile Home Park                  Manufactured Housing      $21,000           $62             $25
 229   Harold Gilstrap Shopping Center                       Retail                     $9,761          $0.15           $0.15
 230   Lakeside Apartments                                   Multifamily                $4,625          $250            $250
 231   Park Glen Apartments                                  Multifamily                $2,150          $250            $250
 232   St. Lucie Mobile Village                              Manufactured Housing        N/A             $49             $50
 233   Ravenscroft Apartments                                Multifamily               $37,375          $250            $250
 234   Coach Country Corral MHP                              Manufactured Housing        N/A             N/A             $50
 235   Seaside Village Shopping Center                       Retail                    $20,275          $0.25           $0.21
 236   Sherwood Park Apartments                              Multifamily                 N/A             N/A            $250
 237   Ravenna Plaza                                         Retail                    $25,500          $0.27           $0.27
 238   Holiday Inn Express Oglesby                           Hotel                       N/A            4.00%           4.00%
 239   Central/Magnolia Retail Center                        Mixed Use                  $4,594          $0.32           $0.32
 240   Rolling Hills Estates                                 Manufactured Housing      $27,541           $50             $50
 241   Saticoy-Royale Apartments                             Multifamily               $17,640          $246            $246
 242   Holiday/Park Riviera Mobile Home Park                 Manufactured Housing      $24,750           N/A             $50
 243   Gottschalk's Department Store                         Retail                      N/A            $0.18           $0.18
 244   Justin Apartments                                     Multifamily                 N/A            $250            $250
 245   Fountain Square Apartments                            Multifamily               $95,500          $262            $262
 246   383 St. Johns Place                                   Multifamily                 $563           $251            $250
 247   Days Inn                                              Hotel                      $1,750          5.00%           5.00%
 248   Market Plaza                                          Retail                    $31,166           N/A            $0.21
 249   Michigan Plaza & Bender Plaza  (5)                    Office                      N/A            $0.15           $0.20
 250   Mockingbird Park Retail Building                      Mixed Use                   N/A             N/A            $0.15
 251   Poolesville Village Center                            Retail                      N/A             N/A            $0.15
 252   Executive Park Offices                                Office                    $24,688          $0.32           $0.32
 253   Citadel Square Shopping Center  (6)                   Retail                    $46,988          $0.15           $0.18
 254   Sherwood Mobile Home Estates                          Manufactured Housing       $2,750           $75             $50
 255   Ware's Van & Storage Co.                              Industrial                $77,064          $0.15           $0.15


       Contractual
        Recurring        U/W         Tax &
          LC&TI         LC&TI      Insurance
  #    Per Sq. Ft.   Per Sq. Ft.    Escrows
  -    -----------   -----------    -------
 205       N/A           N/A          Both
 206       N/A          $1.01         Both
 207      $0.95         $0.95         Both
 208       N/A           N/A          Both
 209       N/A           N/A          Both
 210       N/A           N/A          Both
 211       N/A           N/A          Both
 212       N/A           N/A          Both
 213      $0.98         $0.98         Both
 214       N/A           N/A          Both
 215      $0.50         $0.69         Both
 216      $0.70         $0.70         Both
 217      $1.87         $1.87         Both
 218       N/A           N/A          Both
 219       N/A           N/A          Tax
 220      $0.81         $0.81         Both
 221       N/A           N/A          Both
 222       N/A           N/A          Both
 223      $0.45         $0.26         Both
 224       N/A          $0.99         Both
 225       N/A           N/A          Both
 226       N/A           N/A          Both
 227       N/A           N/A          Both
 228       N/A           N/A          Tax
 229       N/A          $0.04         Both
 230       N/A           N/A          Both
 231       N/A           N/A          Both
 232       N/A           N/A          Both
 233       N/A           N/A          Both
 234       N/A           N/A          Both
 235      $0.48         $1.00         Both
 236       N/A           N/A          Both
 237      $0.42         $0.55         Both
 238       N/A           N/A          Both
 239      $0.89         $0.91         Both
 240       N/A           N/A          Tax
 241       N/A           N/A          Both
 242       N/A           N/A          Both
 243       N/A           N/A          Both
 244       N/A           N/A          Both
 245       N/A           N/A          Both
 246       N/A           N/A          Both
 247       N/A           N/A          Both
 248      $0.71         $0.76         Both
 249       N/A          $0.93         Both
 250       N/A          $0.78         Both
 251       N/A          $1.21         Both
 252      $0.92         $0.92         Both
 253       N/A          $0.18         Both
 254       N/A           N/A          Both
 255       N/A          $0.30         Both


             Engineering Reserves and Recurring Replacement Reserves

                                                                                                     Contractual         U/W
                                                                                     Engineering      Recurring       Recurring
                                                             Property                 Reserve at     Replacement     Replacement
  #    Property Name                                         Type                    Origination       Reserve         Reserve
  -    -------------                                         ----                    -----------       -------         -------
 256   Sunrise Terrace Mobile Home Park                      Manufactured Housing      $10,006           N/A             $47
 257   Best Western Country Inn North                        Hotel                       N/A            5.00%           5.00%
 258   Woodlake Resort Village Apartments                    Multifamily                $7,625          $249            $250
 259   Plantation Pines Apartments                           Multifamily                 N/A            $250            $250
 260   Pacific Mini Storage                                  Self Storage               $3,125          $0.18           $0.15
 261   Sunridge Apartments                                   Multifamily                $7,125          $252            $250
 262   Parkside Place Apartments                             Multifamily               $14,125          $250            $250
 263   Courtyards of Granbury                                Mixed Use                  $5,650          $0.25           $0.25
 264   University Apartments                                 Multifamily               $75,185          $175            $250
 265   Isaqueena Village Apartments                          Multifamily                 N/A            $295            $295
 266   Turtle Dove I Apartments                              Multifamily                $5,750          $250            $250
 267   Carson Gardens Mobile Home Park                       Manufactured Housing       $3,250           $27             $27
 268   Valerie Apartments                                    Multifamily                 N/A            $250            $250
 269   Huddersfield Apartments                               Multifamily                 N/A            $250            $250
 270   1457 & 1519 - 1527 Park Road, NW                      Multifamily                $1,250          $250            $250
 271   Winter Garden Village Apartments                      Multifamily                 N/A            $250            $250
 272   Long Point Plaza Apartments                           Multifamily               $60,000          $250            $287
 273   The Place of Tempe Apartments                         Multifamily                 $563           $250            $250
 274   Valley Garden Apartments                              Multifamily                 N/A            $250            $250
 275   Devereaux Apartments                                  Multifamily                $1,875          $254            $250
 276   Bloomingdale Shopping Center                          Retail                      N/A            $0.17           $0.17
 277   Cottonwood Apartments                                 Multifamily                $4,130          $252            $252
 278   Royal North Apartments                                Multifamily                 $750           $250            $250
 279   Turtle Dove II Apartments                             Multifamily                 $625           $242            $250


       Contractual
        Recurring        U/W         Tax &
          LC&TI         LC&TI      Insurance
  #    Per Sq. Ft.   Per Sq. Ft.    Escrows
  -    -----------   -----------    -------
 256       N/A           N/A          Both
 257       N/A           N/A          Both
 258       N/A           N/A          Both
 259       N/A           N/A          Both
 260       N/A           N/A          Both
 261       N/A           N/A          Both
 262       N/A           N/A          Both
 263       N/A           N/A          Both
 264       N/A           N/A          Both
 265       N/A           N/A          Both
 266       N/A           N/A          Both
 267       N/A           N/A          Tax
 268       N/A           N/A          Both
 269       N/A           N/A          Both
 270       N/A           N/A          Both
 271       N/A           N/A          Both
 272       N/A           N/A          Both
 273       N/A           N/A          Both
 274       N/A           N/A          Both
 275       N/A           N/A          Both
 276       N/A          $1.00         Both
 277       N/A           N/A          Both
 278       N/A           N/A          Both
 279       N/A           N/A          Both



(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.
(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.
(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.
(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Clarendon Apartments and Woodchase Condominiums, respectively.
(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.
(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.
(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.
(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.
(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.
 (2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.
 (3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.
 (4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.
 (5) The Mortgage Loan secured by Michigan & Bender Plaza contains two properties that are operated as one.
 (6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.

            Major Tenants of the Commercial Mortgaged Properties (6)

                                                                                                                            Major
                                                                                                                          Tenant #1
                                                                                                                Major       Lease
                                                   Property                           Major Tenant #1         Tenant #1   Expiration
        # Property Name                              Type          Sq. Ft.                  Name               Sq. Ft.       Date
        ---------------                            --------        -------            ---------------         ---------   ----------

 15 Kendale Lakes Plaza  (1B)                       Retail         404,553           K-Mart Corporation        114,000     11/30/12
 16 Cypress Creek Station  (1B)                     Retail         229,009          Regal Cinemas, Inc.        101,415     07/31/17
 17 Oakwood Business Center  (1B)                   Office         141,150        KOS Pharmaceuticals Inc.      23,499     11/30/00
 24 2294 Molly Pitcher Highway  (1D)                Industrial     621,400            Franklin Storage         366,400     08/01/02
 25 5015 Campuswood Drive  (1D)                     Office          99,476          Time Warner/Intermed        39,444     10/31/01
 26 5010 Campuswood Drive  (1D)                     Office          70,163            National Grange           20,000     09/30/04
 27 5009 Campuswood Drive  (1D)                     Office           6,584            Apple-a-daycare            6,584     10/01/04
 28 Fair Lakes Promenade                            Retail         143,789            Linens & Things           37,683     05/02/11
 33 Dallas Design Center Portfolio                  Mixed Use      355,826                  N/A                   N/A        N/A
 34 Assembly Square Office Building                 Mixed Use      202,616              FiServ Inc.             34,994     12/01/03
 37 White Station Tower                             Office         247,718                  N/A                   N/A        N/A
 41 The Shoppes at Longwood                         Retail         136,200              Super Fresh             40,184     08/31/12
 44 Becker Village Mall                             Retail         305,629                 Kmart                82,842     08/01/10
 45 Tiffany Square                                  Office         179,910         MCI Telecommunications       96,334     12/01/01
 47 River Park Shopping Center                      Retail         230,659                 K-Mart               86,479     09/30/14
 51 Parkshore Centre Office Building                Office         117,151        Medical University of SC      45,907     02/01/02
 52 Kenwood Pavilion                                Retail          57,144            Organized Living          24,251     11/30/13
 64 Hollywood Plaza                                 Retail          59,383         Hollytron Electronics        36,400     07/31/05
 65 50-60 Worcester Rd.                             Mixed Use       59,965              Strawberries            12,726     06/30/08
 66 Mahwah Business Park                            Mixed Use      401,074          Mahwah Self Storage         96,838     05/31/26
 67 Silvernail Shopping Center                      Retail         110,425         Pick N Save / Roundy's       53,324     12/31/04
 68 Tech Center 29 Office/Warehouse Complex         Industrial     176,914           Banc Tec USA Inc.          47,400     06/01/02
 69 Centre North Shopping Center                    Retail          80,897                Staples               23,897     09/30/12
 71 Cranbrook Centre Office Buildings  (1H)         Office          74,816      Orchards Children's Services    22,564     09/30/99
 72 Lubbock Shopping Parkade                        Retail         160,393               Stein Mart             41,922     11/08/05
 74 Prunedale Center                                Mixed Use      103,852          Fairway Stores, Inc.        17,048     01/31/09
 76 Marycrest Shopping Center  (2)                  Retail         172,030               Dominick's             67,761     01/01/06
 77 Elm Plaza Shopping Center                       Retail         292,426           K-Mart Corporation         99,502     07/01/00
 78 Century Plaza East                              Retail         121,192              Albertson's             42,630     08/01/20
 79 Keller Springs Tech Center                      Industrial      80,000               Concentra              35,000     10/01/05
 83 Tierra Verde Marine Center                      Mixed Use       82,271          Tierra Verde Marina         61,450     06/30/18
 84 Aurora Square                                   Retail          65,348               Marshalls              25,736     01/31/02
 85 Merchant's Square  (3)                          Retail         102,734                 Kroger               59,134     12/31/06
 86 Northwood Hills Shopping Center                 Retail         117,287         Cullum Companies, Inc.       48,900     03/31/09
 87 36th Street Office Center                       Office         158,737           Amway Corporation          77,452     02/28/02
 90 Brooks Corner                                   Mixed Use       23,839            Brooks Brothers            5,190     03/01/05
 93 Kingsgate North                                 Mixed Use       92,057              Fox & Hound             10,642     11/12/03
 97 West Century Center                             Retail          57,176           Blockbuster Video           7,094     09/15/01
 98 Universal Plaza                                 Retail          43,836              Telan Tech.              4,694     06/30/02
 99 Crestview Market Place                          Retail          66,882               Winn-Dixie             51,282     07/29/18
104 Linens N Things                                 Retail          41,520            Linens N' Things          41,520     01/31/18
109 Dowling Office Building                         Mixed Use       90,046     Department of Social Services    13,200     02/28/04
110 Main Street Plaza Shopping Center               Retail          31,377             Smart & Final            21,057     11/30/17
115 One Bellemead Center                            Office          87,275                  N/A                   N/A        N/A
116 Denver Tech Center #30                          Office          55,664       Rocky Mountain Consultants     13,119     07/31/02
120 Colonia Shopping Center                         Retail          59,709    Town Sports International, Inc.   20,160     09/30/13
121 Vista Ridge Center III                          Retail          15,444             Hallmark Cards            6,000     02/29/04
123 Northpark Village                               Retail          70,600           United Supermarket         50,700     03/31/10
126 32nd Street and McDowell Road Shopping Center   Retail          63,987         Southwest Supermarkets       15,048     05/01/01
127 Triangle Corporate Center                       Mixed Use       77,404         ACME-Wiley Corporation       11,895     10/01/02
128 One West Hills Office                           Office          57,967        Faulkner Group Affiliate      34,952     12/31/99
130 Heritage Green Shopping Center                  Retail          66,984                 Berean               16,000     11/30/99
133 Century Plaza Strip Shopping Center  (1K)       Retail          36,622               Woman Care              7,208     03/01/03
134 Albany Square Strip Shopping Center  (1K)       Retail          30,479             Chicago School            7,347     08/31/99
135 Larrabee Complex                                Mixed Use      100,304        North America Marketing       19,118     03/01/03
141 Everhart Park Shopping Center                   Retail          63,277           Future Firm, Inc.          15,000     04/15/03

                                                                                               Tenant #2
                                                                                   Major         Lease
                                                          Major Tenant #2        Tenant #2     Expiration
        # Property Name                                        Name               Sq. Ft.         Date
        ---------------                                   ---------------        ---------     ----------

 15 Kendale Lakes Plaza  (1B)                           Builders Square #1009    109,800        03/31/21
 16 Cypress Creek Station  (1B)                           Office Depot Inc.       36,929        12/31/11
 17 Oakwood Business Center  (1B)                     Trader Publishing Company   16,816        10/31/02
 24 2294 Molly Pitcher Highway  (1D)                           Staples           255,000        11/01/00
 25 5015 Campuswood Drive  (1D)                          Travelers Indemnity      25,903        11/30/01
 26 5010 Campuswood Drive  (1D)                          Deutsche Financial       11,131        03/14/00
 27 5009 Campuswood Drive  (1D)                                  N/A                N/A           N/A
 28 Fair Lakes Promenade                               CompUSA - The Computer
                                                             Super Store          24,560        11/30/13
 33 Dallas Design Center Portfolio                               N/A                N/A           N/A
 34 Assembly Square Office Building                        Loews Theatres         34,153        01/31/07
 37 White Station Tower                                          N/A                N/A           N/A
 41 The Shoppes at Longwood                                   T.J. Maxx           24,300        09/30/02
 44 Becker Village Mall                                        Belk's             52,544        02/01/00
 45 Tiffany Square                                         Fluke Networks         29,913        11/01/02
 47 River Park Shopping Center                              Sav-A-Center          44,880        01/31/11
 51 Parkshore Centre Office Building                    Triton PCS Property
                                                            Company LLC           19,697        07/01/03
 52 Kenwood Pavilion                                          Cost Plus           19,071        07/31/13
 64 Hollywood Plaza                                     Rite Aid Corporation      18,140        12/31/29
 65 50-60 Worcester Rd.                                A & C Associates, Inc.      9,914        01/31/01
 66 Mahwah Business Park                                    Acupac Corp.          78,241        06/30/07
 67 Silvernail Shopping Center                                   N/A                N/A           N/A
 68 Tech Center 29 Office/Warehouse Complex                Elite Autohaus         19,951        08/01/07
 69 Centre North Shopping Center                       Pep Boys (Ground Lease)    22,500        05/31/18
 71 Cranbrook Centre Office Buildings  (1H)                      N/A                N/A           N/A
 72 Lubbock Shopping Parkade                                 Hobby Lobby          40,000        03/31/02
 74 Prunedale Center                                        Long's Drugs          12,000        02/28/05
 76 Marycrest Shopping Center  (2)                               N/A                N/A           N/A
 77 Elm Plaza Shopping Center                           Guiguere Enterprises,
                                                        Inc. d/b/a Champions      55,000        08/01/06
 78 Century Plaza East                                    Longs Drug Stores       25,822        02/28/16
 79 Keller Springs Tech Center                           Howmedica Leibinger      26,236        08/01/03
 83 Tierra Verde Marine Center                                   N/A                N/A           N/A
 84 Aurora Square                                              Pier 1              7,500        02/28/08
 85 Merchant's Square  (3)                            Advanced Career Training    13,500        05/31/04
 86 Northwood Hills Shopping Center                      Calloway's Nursery       22,000        06/30/02
 87 36th Street Office Center                               Old Kent Bank         43,895        06/30/00
 90 Brooks Corner                                           Gray & Graham          4,180        01/01/00
 93 Kingsgate North                                              N/A                N/A           N/A
 97 West Century Center                                 United Consumer Club
                                                            of Kalamazoo           5,875        11/30/03
 98 Universal Plaza                                              N/A                N/A           N/A
 99 Crestview Market Place                                       N/A                N/A           N/A
104 Linens N Things                                              N/A                N/A           N/A
109 Dowling Office Building                                      N/A                N/A           N/A
110 Main Street Plaza Shopping Center                      Hollywood Video         6,562        03/30/08
115 One Bellemead Center                                         N/A                N/A           N/A
116 Denver Tech Center #30                                       N/A                N/A           N/A
120 Colonia Shopping Center                           JoAnn's Fabrics & Crafts    15,700        06/30/06
121 Vista Ridge Center III                            La Madeline French Bakery    4,200        11/30/08
123 Northpark Village                                            N/A                N/A           N/A
126 32nd Street and McDowell Road Shopping Center            Factory 2 U           9,728        10/01/99
127 Triangle Corporate Center                           Rowe Marketing Group       8,581        05/31/08
128 One West Hills Office                                        N/A                N/A           N/A
130 Heritage Green Shopping Center                     Holiday Fantasies, Inc.     9,508        02/28/00
133 Century Plaza Strip Shopping Center  (1K)                Pool & Spa            4,037        10/01/02
134 Albany Square Strip Shopping Center  (1K)             Nick's Billiards         6,240        03/01/99
135 Larrabee Complex                                     S.D. Warren Company      21,147        12/01/99
141 Everhart Park Shopping Center                      Saratoga Tire & Service     9,567        06/30/99

                                                                                                  Tenant #3
                                                                                     Major          Lease
                                                            Major Tenant #3        Tenant #3      Expiration
        # Property Name                                          Name                Sq. Ft.         Date
        ---------------                                     ---------------        ---------      ----------

 15 Kendale Lakes Plaza  (1B)                                    N/A                   N/A           N/A
 16 Cypress Creek Station  (1B)                                  N/A                   N/A           N/A
 17 Oakwood Business Center  (1B)                                N/A                   N/A           N/A
 24 2294 Molly Pitcher Highway  (1D)                             N/A                   N/A           N/A
 25 5015 Campuswood Drive  (1D)                             Liberty Mutual            21,773       08/27/03
 26 5010 Campuswood Drive  (1D)                            Dun & Bradstreet            7,257       01/31/99
 27 5009 Campuswood Drive  (1D)                                  N/A                   N/A           N/A
 28 Fair Lakes Promenade                              Barnes & Noble Booksellers      24,000       08/31/11
 33 Dallas Design Center Portfolio                               N/A                   N/A           N/A
 34 Assembly Square Office Building                       Unisys Corporation          31,223       07/31/00
 37 White Station Tower                                          N/A                   N/A           N/A
 41 The Shoppes at Longwood                                      N/A                   N/A           N/A
 44 Becker Village Mall                                       JC Penney               52,349       02/01/00
 45 Tiffany Square                                               AMC                  19,883       10/01/00
 47 River Park Shopping Center                                  Sears                 46,856       10/31/04
 51 Parkshore Centre Office Building                             N/A                   N/A           N/A
 52 Kenwood Pavilion                                            Mikasa                10,370       07/30/08
 64 Hollywood Plaza                                              N/A                   N/A           N/A
 65 50-60 Worcester Rd.                                 Houlihan's Restaurant          9,450       01/31/07
 66 Mahwah Business Park                                         N/A                   N/A           N/A
 67 Silvernail Shopping Center                                   N/A                   N/A           N/A
 68 Tech Center 29 Office/Warehouse Complex                      N/A                   N/A           N/A
 69 Centre North Shopping Center                             Flower City              10,500       11/30/02
 71 Cranbrook Centre Office Buildings  (1H)                      N/A                   N/A           N/A
 72 Lubbock Shopping Parkade                                  T.J. Maxx               30,754       03/30/05
 74 Prunedale Center                                             N/A                   N/A           N/A
 76 Marycrest Shopping Center  (2)                               N/A                   N/A           N/A
 77 Elm Plaza Shopping Center                                J.C. Penney              45,000       08/01/99
 78 Century Plaza East                                           N/A                   N/A           N/A
 79 Keller Springs Tech Center                                Technifax               15,892       11/01/03
 83 Tierra Verde Marine Center                                   N/A                   N/A           N/A
 84 Aurora Square                                                N/A                   N/A           N/A
 85 Merchant's Square  (3)                                       N/A                   N/A           N/A
 86 Northwood Hills Shopping Center                              N/A                   N/A           N/A
 87 36th Street Office Center                            Cascade Engineering         23,141        02/28/05
 90 Brooks Corner                                     Connoisseur Communications      3,859        06/01/02
 93 Kingsgate North                                              N/A                   N/A           N/A
 97 West Century Center                                          N/A                   N/A           N/A
 98 Universal Plaza                                              N/A                   N/A           N/A
 99 Crestview Market Place                                       N/A                   N/A           N/A
104 Linens N Things                                              N/A                   N/A           N/A
109 Dowling Office Building                                      N/A                   N/A           N/A
110 Main Street Plaza Shopping Center                            N/A                   N/A           N/A
115 One Bellemead Center                                         N/A                   N/A           N/A
116 Denver Tech Center #30                                       N/A                   N/A           N/A
120 Colonia Shopping Center                                  Bio-Medical
                                                         Applications of Co.          7,087        09/07/04
121 Vista Ridge Center III                              Jos. A. Bank Clothiers        3,750        01/31/08
123 Northpark Village                                            N/A                   N/A           N/A
126 32nd Street and McDowell Road Shopping Center                N/A                   N/A           N/A
127 Triangle Corporate Center                            Sting International          8,103        06/30/02
128 One West Hills Office                                        N/A                   N/A           N/A
130 Heritage Green Shopping Center                               N/A                   N/A           N/A
133 Century Plaza Strip Shopping Center  (1K)                    N/A                   N/A           N/A
134 Albany Square Strip Shopping Center  (1K)               Bedding Expert            3,475        03/01/99
135 Larrabee Complex                                   Sherwin Williams Company      13,565        07/01/01
141 Everhart Park Shopping Center                              Eckerd's               8,775        03/18/11

                                                                                                                            Major
                                                                                                                          Tenant #1
                                                                                                                Major       Lease
                                                   Property                           Major Tenant #1         Tenant #1   Expiration
        # Property Name                              Type          Sq. Ft.                  Name               Sq. Ft.       Date
        ---------------                            --------        -------            ---------------         ---------   ----------

142 Rafael North Executive Park                     Office          30,503               MCGI, Inc.              3,219     03/31/00
144 Hewlett Shopping Center                         Retail          32,800                Loehmann              12,500     01/01/02
146 2700 Richards Building                          Office          31,962           Spectrum Controls          19,289     06/30/01
147 Lincoln Park Center                             Retail          46,190            Sterling Country           5,360     12/31/00
151 The Citibank Building                           Office          62,632                Citibank              17,689     06/30/00
152 Petco/Starbucks S/C                             Retail          12,016                 Petco                 7,427     11/13/05
153 1870 Ogden Drive                                Office          25,995      LCI - LEM Construction, Inc.    17,155     11/30/07
154 Woodland Park Office Building                   Office          51,231          State of California          9,526     10/31/01
158 Brookwood Village                               Retail          28,774                  CVS                  8,150     01/31/13
160 Little River Shopping Center                    Retail          51,560            Food Lion, Inc.           30,280     11/03/16
165 The Borders Building                            Retail          80,000             Borders, Inc.            40,000     10/31/09
166 Ken-Caryl Business Center                       Offic           50,636                Ana Tech              27,714     12/31/01
170 Caruth Haven Retail Center                      Retail          16,800     RAJ Enterprises Rick's Futons     4,400     04/30/11
171 3456 Ridge Property                             Mixed Use      100,207                Signode               30,030     10/31/02
172 Campus Plaza Shopping Center                    Retail          26,457            Smart and Final           14,800     07/31/14
176 Airport Business Center                         Mixed Use       41,660       St. Mary's Medical Clinic      12,231     02/01/03
177 Staples - Wilmington                            Retail          29,049     Staples The Office Superstore    24,049     08/31/13
178 Felicita Junction                               Retail          41,682         Jimbo's Natural Foods        16,293     12/31/17
182 Staples - Valparaiso                            Retail          24,049                Staples               24,049     10/31/13
184 Centennial Creek Office Park                    Office          28,540              Qualix Group             3,277     09/30/00
192 Cottonwood Plaza                                Mixed Use       45,778             Alphagraphics             9,190     02/28/01
193 Southport Shops                                 Retail          17,763            Experts on Sight           3,892     07/31/03
198 Moore Lake Commons Shopping Center              Retail          64,905           Dave's Sport Shop          16,810     03/31/08
201 South Street Seaport Office Center              Office          48,177      South Street Seaport Museum      8,339     12/01/99
202 Hathaway Commerce Center                        Industrial      67,214             Simons Bakery            17,280     04/30/00
204 Walgreen's Drug Store - Swansea                 Retail          13,905               Walgreens              13,905     08/30/16
206 Devonshire Square Retail Center                 Retail          16,725    Quality Medical Management, Inc.   2,800     09/30/99
207 1440 N. Vine Street                             Retail          14,401              Kinko Copies             5,821     08/30/08
211 Benihana Restaurant                             Retail           8,284          Benihana Restaurant          8,284     07/01/18
213 Imperial Plaza Retail Center                    Retail          26,337           US Social Security          4,576     06/07/99
215 Antietam Village Center                         Retail          26,789       Mountainview Liquors, Inc.      3,500     12/31/03
216 Gateway Shoppes                                 Retail          21,920              Wolf Camera              4,550     10/31/02
217 Red Onion Building                              Mixed Use        8,200          Red Onion Restaurant         2,651     06/30/04
220 Villa East I & II                               Office          49,725            Lutheran Family            8,624     05/31/03
223 Wilmington Plaza                                Retail          54,401                 Sav-On               22,250     02/28/10
224 The Nations Bank Building                       Office          33,726         Nations Bank of Texas        13,658     12/01/04
229 Harold Gilstrap Shopping Center                 Retail          83,131             Pamidia, Inc.            48,506     05/01/02
235 Seaside Village Shopping Center                 Retail          50,144            L.L. Wings, Inc.          10,000     02/28/03
237 Ravenna Plaza                                   Retail          87,644            Central Tractor           40,000     01/31/04
239 Central/Magnolia Retail Center                  Mixed Use       17,556           Blockbuster Video           6,424     01/15/00
243 Gottschalk's Department Store                   Retail          40,000           Gottschalk's, Inc.         40,000     02/28/05
248 Market Plaza                                    Retail          22,534                Key Bank               3,859     03/30/01
249 Michigan Plaza & Bender Plaza  (4)              Office          63,331                 Texaco               18,128     06/30/00
250 Mockingbird Park Retail Building                Mixed Use       46,802        Fitness Connection, Inc.      16,719     05/01/06
251 Poolesville Village Center                      Retail          16,715              CVS Pharmacy             7,642     05/01/06
252 Executive Park Offices                          Office          23,274                  FWC                  5,823     04/03/01
253 Citadel Square Shopping Center  (5)             Retail          50,173           A&P/Office Depot           42,688     02/28/03
255 Ware's Van & Storage Co.                        Industrial      56,600       Northwest Operations, LLC      56,600     10/30/13
263 Courtyards of Granbury                          Mixed Use       47,340                  N/A                   N/A        N/A
276 Bloomingdale Shopping Center                    Retail          11,000        Twinkling Stars Nursery        2,000     06/30/00

                                                                                               Tenant #2
                                                                                   Major         Lease
                                                          Major Tenant #2        Tenant #2     Expiration
        # Property Name                                        Name               Sq. Ft.         Date
        ---------------                                   ---------------        ---------     ----------

142 Rafael North Executive Park                                  N/A                N/A           N/A
144 Hewlett Shopping Center                                 Dime Savings           5,500        08/01/07
146 2700 Richards Building                                Chili! Soft Inc.         4,377        12/02/00
147 Lincoln Park Center                                          N/A                N/A           N/A
151 The Citibank Building                           Maxnet Communication Systems  12,685        02/28/02
152 Petco/Starbucks S/C                                  Cox Communications        1,550        10/06/02
153 1870 Ogden Drive                                   Trendwest Resorts, Inc.     8,440        03/31/03
154 Woodland Park Office Building                     Dodge, Warren and Peters     8,460        05/31/02
158 Brookwood Village                                     The Bread Market         3,511        07/31/99
160 Little River Shopping Center                         CVS Pharmacy, Inc.        8,450        09/30/00
165 The Borders Building                                         N/A                N/A           N/A
166 Ken-Caryl Business Center                          Peak 1 Resources, Inc.      9,152        09/30/01
170 Caruth Haven Retail Center                          Fast Stop Food Store       2,600     Month to Month
171 3456 Ridge Property                                        Rollex             25,100        01/31/99
172 Campus Plaza Shopping Center                                 N/A                N/A           N/A
176 Airport Business Center                            Quest Diagnostics, Inc.     6,045        03/01/99
177 Staples - Wilmington                                       Shastar             5,000        03/31/04
178 Felicita Junction                                   Sav-On (Ground Lease)     16,854        06/30/17
182 Staples - Valparaiso                                         N/A                N/A           N/A
184 Centennial Creek Office Park                            Hulet-Watson           3,125        09/01/99
192 Cottonwood Plaza                                      Bon Voyage Travel        7,787        11/30/01
193 Southport Shops                                 Mancino's Pizza and Grinders   3,038        11/30/01
198 Moore Lake Commons Shopping Center                      Pawn America           7,625        10/31/00
201 South Street Seaport Office Center                      Putnam Lovell          6,968        09/01/02
202 Hathaway Commerce Center                             California Mortgage       8,272        11/30/00
204 Walgreen's Drug Store - Swansea                              N/A                N/A           N/A
206 Devonshire Square Retail Center                      Murray Goldstein and
                                                           Marion Goldstein        2,000        12/31/99
207 1440 N. Vine Street                                   AAA Flag & Banner        3,850        06/06/02
211 Benihana Restaurant                                          N/A                N/A           N/A
213 Imperial Plaza Retail Center                             St. Francis           3,000        12/18/02
215 Antietam Village Center                             Southland Corp. 7-11       2,750        10/06/99
216 Gateway Shoppes                                         House of Golf          3,000        04/30/03
217 Red Onion Building                                     Omnibus Gallery         1,835        05/30/03
220 Villa East I & II                                       Dahlin Dental          6,031        07/31/03
223 Wilmington Plaza                                          Goodwill            14,250        05/31/03
224 The Nations Bank Building                          Prudential Health Care     13,700        01/01/02
229 Harold Gilstrap Shopping Center                        J.C. Food Store        21,375        09/01/07
235 Seaside Village Shopping Center                          Gold's Gym            9,000        02/28/06
237 Ravenna Plaza                                            Ravenna IGA          31,575        05/31/08
239 Central/Magnolia Retail Center                          Appian Escrow          3,516        03/10/02
243 Gottschalk's Department Store                                N/A                N/A           N/A
248 Market Plaza                                         Rent-A-Center, Inc.       3,008        01/31/99
249 Michigan Plaza & Bender Plaza  (4)                     Miller Johnson         10,245        04/30/02
250 Mockingbird Park Retail Building                          I Dance 2            6,026        10/01/99
251 Poolesville Village Center                           Sax, Leonard, M.D.        2,192        02/01/01
252 Executive Park Offices                                       N/A                N/A           N/A
253 Citadel Square Shopping Center  (5)                          N/A                N/A           N/A
255 Ware's Van & Storage Co.                                     N/A                N/A           N/A
263 Courtyards of Granbury                                       N/A                N/A           N/A
276 Bloomingdale Shopping Center                                 N/A                N/A           N/A

                                                                                                  Tenant #3
                                                                                     Major          Lease
                                                            Major Tenant #3        Tenant #3      Expiration
        # Property Name                                          Name                Sq. Ft.         Date
        ---------------                                     ---------------        ---------      ----------

142 Rafael North Executive Park                                  N/A                   N/A           N/A
144 Hewlett Shopping Center                                    Citibank               5,500        11/01/03
146 2700 Richards Building                                       N/A                   N/A           N/A
147 Lincoln Park Center                                          N/A                   N/A           N/A
151 The Citibank Building                                   Superior Bank             9,515        02/28/02
152 Petco/Starbucks S/C                                          N/A                   N/A           N/A
153 1870 Ogden Drive                                             N/A                   N/A           N/A
154 Woodland Park Office Building                            GN Mortgage              5,251        04/30/02
158 Brookwood Village                                            N/A                   N/A           N/A
160 Little River Shopping Center                                 N/A                   N/A           N/A
165 The Borders Building                                         N/A                   N/A           N/A
166 Ken-Caryl Business Center                                    N/A                   N/A           N/A
170 Caruth Haven Retail Center                                Starbucks               2,000        10/05/08
171 3456 Ridge Property                                          MEDX                25,027        02/28/01
172 Campus Plaza Shopping Center                                 N/A                   N/A           N/A
176 Airport Business Center                            Decision One Corporation       5,987        07/01/99
177 Staples - Wilmington                                         N/A                   N/A           N/A
178 Felicita Junction                                            N/A                   N/A           N/A
182 Staples - Valparaiso                                         N/A                   N/A           N/A
184 Centennial Creek Office Park                                 N/A                   N/A           N/A
192 Cottonwood Plaza                                            Coco's                5,400        06/30/05
193 Southport Shops                                          Duron Paints             3,038        11/30/01
198 Moore Lake Commons Shopping Center                       New Horizon              7,532        12/31/07
201 South Street Seaport Office Center                           N/A                   N/A           N/A
202 Hathaway Commerce Center                                Paul Thibodeau            6,946        06/30/02
204 Walgreen's Drug Store - Swansea                              N/A                   N/A           N/A
206 Devonshire Square Retail Center                        Edward Yepremian
                                                          (Jasmine Cleaners)          2,000        02/28/04
207 1440 N. Vine Street                                   Out of the Closet           3,780        06/13/00
211 Benihana Restaurant                                          N/A                   N/A           N/A
213 Imperial Plaza Retail Center                                 N/A                   N/A           N/A
215 Antietam Village Center                                      N/A                   N/A           N/A
216 Gateway Shoppes                                      Neptune Bar & Grill          2,470        11/30/00
217 Red Onion Building                                           N/A                   N/A           N/A
220 Villa East I & II                                        Complex Skin             5,859        03/31/01
223 Wilmington Plaza                                       Hollywood Video            6,440        05/31/08
224 The Nations Bank Building                             Rehability Center           4,543        10/01/03
229 Harold Gilstrap Shopping Center                            Rite Aid               8,450        09/01/02
235 Seaside Village Shopping Center                        U.S. Government/
                                                             Gen.Svc.Adm              8,042        03/09/04
237 Ravenna Plaza                                         Gray Drug/Rite-Aid         10,069        09/30/00
239 Central/Magnolia Retail Center                               N/A                   N/A           N/A
243 Gottschalk's Department Store                                N/A                   N/A           N/A
248 Market Plaza                                         Fashion Retail, Inc.         3,008        04/30/00
249 Michigan Plaza & Bender Plaza  (4)                   State of New Mexico:
                                                      Children Youth & Families      10,910        02/29/08
250 Mockingbird Park Retail Building                             N/A                   N/A           N/A
251 Poolesville Village Center                           B & S Beer and Wine          1,768        06/01/01
252 Executive Park Offices                                       N/A                   N/A           N/A
253 Citadel Square Shopping Center  (5)                          N/A                   N/A           N/A
255 Ware's Van & Storage Co.                                     N/A                   N/A           N/A
263 Courtyards of Granbury                                       N/A                   N/A           N/A
276 Bloomingdale Shopping Center                                 N/A                   N/A           N/A


(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.
 (2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.
 (3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.
 (4) The Mortgage Loan secured by Michigan & Bender Plaza contains two properties that are operated as one.
 (5) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.
 (6)  Only those tenants which occupy 10% or more of the property area.

                      Additional Mortgage Loan Information



                                                           Property                   Property                   Hotel
#  Property Name                                             Type                     Sub-type                 Franchise
   -------------                                             ----                     --------                 ---------
  1 Hampton Inn - Elmsford  (1A)                             Hotel                  Limited Service           Hampton Inn
  2 Quality Suites - Charleston  (1A)                        Hotel                  Limited Service           Quality Suites
  3 Courtyard by Marriott - Ann Arbor (1A)                   Hotel                  Limited Service           Courtyard by Marriott
  4 Residence Inn - Phoenix  (1A)                            Hotel                  Limited Service           Residence Inn
  5 Homewood Suites - Cary  (1A)                             Hotel                  Full Service              Homewood Suites
  6 Hampton Inn & Suites - Gwinnett  (1A)                    Hotel                  Limited Service           Hampton Inn
  7 Hampton Inn - Raleigh  (1A)                              Hotel                  Limited Service           Hampton Inn
  8 Comfort Suites - Orlando  (1A)                           Hotel                  Limited Service           Comfort Suites
  9 Hampton Inn - Perimeter  (1A)                            Hotel                  Limited Service           Hampton Inn
 10 Hampton Inn - Charlotte, NC  (1A)                        Hotel                  Limited Service           Hampton Inn
 11 Courtyard by Marriott - Wilmington  (1A)                 Hotel                  Limited Service           Courtyard by Marriott
 12 Hampton Inn - West Springfield  (1A)                     Hotel                  Limited Service           Hampton Inn
 13 Homewood Suites - Clear Lake  (1A)                       Hotel                  Limited Service           Homewood Suites
 14 Comfort Inn - Charleston  (1A)                           Hotel                  Limited Service           Comfort Suites
 15 Kendale Lakes Plaza  (1B)                                Retail                 Anchored
 16 Cypress Creek Station  (1B)                              Retail                 Anchored
 17 Oakwood Business Center  (1B)                            Office
 18 Westchase Ranch Apartments  (1C)                         Multifamily
 19 Westwood Village Apartments  (1C)                        Multifamily
 20 Normandy Woods Apartments  (1C)                          Multifamily
 21 Savoy Manor Apartments  (1C)                             Multifamily
 22 San Marin Apartments  (1C)                               Multifamily
 23 Country Squire Apartments - South                        Multifamily
 24 2294 Molly Pitcher Highway  (1D)                         Industrial
 25 5015 Campuswood Drive  (1D)                              Office
 26 5010 Campuswood Drive  (1D)                              Office
 27 5009 Campuswood Drive  (1D)                              Office
 28 Fair Lakes Promenade                                     Retail                 Anchored
 29 Keller Oaks Apartments  (1E)                             Multifamily
 30 Sycamore Hill Apartments  (1E)                           Multifamily
 31 Clarendon Apartments  (1E)                               Multifamily
 32 Woodchase Condominiums  (1E)                             Multifamily
 33 Dallas Design Center Portfolio                           Mixed Use              Office/Showroom
 34 Assembly Square Office Building                          Mixed Use              Office/Theater
 35 Spicetree Apartments                                     Multifamily
 36 Lamplighter Mobile Home Park                             Manufactured Housing
 37 White Station Tower                                      Office
 38 Holiday Inn New Orleans Veterans                         Hotel                  Full Service              Holiday Inn
 39 The Links at Bixby                                       Multifamily
 40 Southwood Apartments                                     Multifamily
 41 The Shoppes at Longwood                                  Retail                 Anchored
 42 Pines of Westbury                                        Multifamily
 43 Edentree Apartments                                      Multifamily
 44 Becker Village Mall                                      Retail                 Anchored
 45 Tiffany Square                                           Office
 46 The Mint Apartments                                      Multifamily
 47 River Park Shopping Center                               Retail                 Anchored
 48 Rancho Destino Apartments                                Multifamily
 49 Conestoga Mobile Home Park                               Manufactured Housing

                                                                                                      Most Recent
                                                                Occupancy            Date of           Operating             Most
                                                                 Rate at            Occupancy          Statement            Recent
                                                              Underwriting(7)         Rate               Date               Revenue
                                                              ---------------         ----               ----               -------
  1 Hampton Inn - Elmsford  (1A)                                   N/A              06/01/98           06/30/98           $4,527,399
  2 Quality Suites - Charleston  (1A)                              N/A              06/01/98           06/30/98            4,035,455
  3 Courtyard by Marriott - Ann Arbor (1A)                         N/A              06/01/98           06/30/98            4,518,538
  4 Residence Inn - Phoenix  (1A)                                  N/A              06/01/98           06/30/98            4,450,180
  5 Homewood Suites - Cary  (1A)                                   N/A              06/01/98           06/30/98            3,754,058
  6 Hampton Inn & Suites - Gwinnett  (1A)                          N/A              06/01/98           06/30/98            2,948,428
  7 Hampton Inn - Raleigh  (1A)                                    N/A              06/01/98           06/30/98            3,096,774
  8 Comfort Suites - Orlando  (1A)                                 N/A              06/01/98           06/30/98            4,616,248
  9 Hampton Inn - Perimeter  (1A)                                  N/A              06/01/98           06/30/98            2,812,138
 10 Hampton Inn - Charlotte, NC  (1A)                              N/A              06/01/98           06/30/98            2,921,820
 11 Courtyard by Marriott - Wilmington  (1A)                       N/A              06/01/98           06/30/98            2,813,774
 12 Hampton Inn - West Springfield  (1A)                           N/A              06/01/98           06/30/98            2,404,755
 13 Homewood Suites - Clear Lake  (1A)                             N/A              06/01/98           06/30/98            2,679,263
 14 Comfort Inn - Charleston  (1A)                                 N/A              06/01/98           06/30/98            2,529,059
 15 Kendale Lakes Plaza  (1B)                                     98.0%             12/31/98           12/31/98            4,323,975
 16 Cypress Creek Station  (1B)                                   99.0%             12/31/98           12/31/98            3,531,600
 17 Oakwood Business Center  (1B)                                 97.0%             12/31/98           12/31/98            2,081,735
 18 Westchase Ranch Apartments  (1C)                              96.0%             01/20/99           11/30/98            4,363,700
 19 Westwood Village Apartments  (1C)                             92.0%             01/20/99           11/30/98            2,102,611
 20 Normandy Woods Apartments  (1C)                               95.0%             01/21/99           11/30/98            1,558,074
 21 Savoy Manor Apartments  (1C)                                  97.0%             01/20/99           11/30/98            1,097,275
 22 San Marin Apartments  (1C)                                    86.0%             01/20/99           11/30/98            1,031,864
 23 Country Squire Apartments - South                             94.0%             09/30/98           07/31/98            5,539,068
 24 2294 Molly Pitcher Highway  (1D)                             100.0%             09/01/98           06/30/98            1,021,900
 25 5015 Campuswood Drive  (1D)                                  100.0%             09/23/98           06/30/98            1,916,382
 26 5010 Campuswood Drive  (1D)                                   94.0%             09/23/98           06/30/98            1,298,598
 27 5009 Campuswood Drive  (1D)                                  100.0%             07/01/98           06/30/98              116,380
 28 Fair Lakes Promenade                                         100.0%             08/20/98           07/31/98            2,749,232
 29 Keller Oaks Apartments  (1E)                                  98.0%             03/24/98           02/28/98            1,455,655
 30 Sycamore Hill Apartments  (1E)                                96.0%             03/24/98           02/28/98            1,281,315
 31 Clarendon Apartments  (1E)                                    95.0%             03/24/98           02/28/98            1,167,429
 32 Woodchase Condominiums  (1E)                                  99.0%             03/24/98           02/28/98              507,456
 33 Dallas Design Center Portfolio                                98.0%             12/31/98           09/30/98            3,625,438
 34 Assembly Square Office Building                              100.0%             11/04/98           10/31/98            3,111,337
 35 Spicetree Apartments                                          96.0%             06/25/98           06/30/98            3,564,426
 36 Lamplighter Mobile Home Park                                 100.0%             09/30/98           10/31/98            2,549,837
 37 White Station Tower                                           93.0%             01/01/99           12/31/98            3,743,661
 38 Holiday Inn New Orleans Veterans                               N/A              12/31/98           12/31/98            5,290,884
 39 The Links at Bixby                                            98.0%             11/25/97           11/19/97            2,259,394
 40 Southwood Apartments                                          94.0%             09/30/98           10/31/98            2,771,592
 41 The Shoppes at Longwood                                      100.0%             07/31/98           07/31/98            2,217,124
 42 Pines of Westbury                                             83.0%             02/03/99           10/31/98            4,088,292
 43 Edentree Apartments                                           96.0%             08/25/98           07/31/98            2,410,703
 44 Becker Village Mall                                           99.0%             09/01/98           08/31/98            2,065,029
 45 Tiffany Square                                               100.0%             09/01/98           08/31/98            2,057,196
 46 The Mint Apartments                                           93.0%             11/16/98           11/30/98            3,075,010
 47 River Park Shopping Center                                    94.0%             09/01/98           08/31/98            1,488,679
 48 Rancho Destino Apartments                                    100.0%             10/30/98           07/27/98            1,668,788
 49 Conestoga Mobile Home Park                                    96.0%             07/31/98           05/31/98            1,266,178

                                                                 Most               Most                 Most
                                                                Recent             Recent               Recent                U/W
                                                               Expenses             NOI                DSCR (8)               NOI
                                                               --------             ---                --------               ---
  1 Hampton Inn - Elmsford  (1A)                             $2,396,594         $2,130,805               3.19x            $1,864,954
  2 Quality Suites - Charleston  (1A)                         2,213,839          1,821,616               3.30              1,677,663
  3 Courtyard by Marriott - Ann Arbor (1A)                    2,464,313          2,054,225               3.72              1,863,278
  4 Residence Inn - Phoenix  (1A)                             2,512,651          1,937,529               3.51              1,937,667
  5 Homewood Suites - Cary  (1A)                              1,754,101          1,999,957               3.78              1,546,338
  6 Hampton Inn & Suites - Gwinnett  (1A)                     1,473,551          1,474,877               3.11              1,372,668
  7 Hampton Inn - Raleigh  (1A)                               1,542,413          1,554,361               3.34              1,298,209
  8 Comfort Suites - Orlando  (1A)                            2,772,827          1,843,421               4.06              1,693,305
  9 Hampton Inn - Perimeter  (1A)                             1,442,108          1,370,030               3.12              1,357,456
 10 Hampton Inn - Charlotte, NC  (1A)                         1,427,239          1,494,581               3.72              1,257,125
 11 Courtyard by Marriott - Wilmington  (1A)                  1,563,057          1,250,717               3.34              1,230,807
 12 Hampton Inn - West Springfield  (1A)                      1,415,059            989,696               3.05                939,245
 13 Homewood Suites - Clear Lake  (1A)                        1,637,937          1,041,326               3.44                965,176
 14 Comfort Inn - Charleston  (1A)                            1,398,148          1,130,911               8.19              1,093,638
 15 Kendale Lakes Plaza  (1B)                                   763,912          3,560,063               1.34              3,313,246
 16 Cypress Creek Station  (1B)                                 985,132          2,546,468               1.19              2,806,268
 17 Oakwood Business Center  (1B)                               626,494          1,455,241               1.56              1,421,743
 18 Westchase Ranch Apartments  (1C)                          1,975,659          2,388,041               1.30              2,526,825
 19 Westwood Village Apartments  (1C)                           937,939          1,164,672               1.37              1,172,658
 20 Normandy Woods Apartments  (1C)                             740,640            817,434               1.41                916,348
 21 Savoy Manor Apartments  (1C)                                534,537            562,738               1.33                588,292
 22 San Marin Apartments  (1C)                                  691,063            340,801               1.16                417,737
 23 Country Squire Apartments - South                         2,481,348          3,057,720               1.30              3,008,930
 24 2294 Molly Pitcher Highway  (1D)                            476,006            545,894               0.38              2,008,217
 25 5015 Campuswood Drive  (1D)                                 631,694          1,284,688               2.12              1,151,781
 26 5010 Campuswood Drive  (1D)                                 469,760            828,838               2.19                761,819
 27 5009 Campuswood Drive  (1D)                                  29,180             87,200               2.00                 77,688
 28 Fair Lakes Promenade                                        455,844          2,293,388               1.33              2,284,188
 29 Keller Oaks Apartments  (1E)                                648,950            806,705               1.42                762,660
 30 Sycamore Hill Apartments  (1E)                              668,024            613,291               1.25                516,741
 31 Clarendon Apartments  (1E)                                  642,274            525,155               1.46                471,616
 32 Woodchase Condominiums  (1E)                                227,158            280,298               1.47                249,140
 33 Dallas Design Center Portfolio                            1,670,242          1,955,196               1.33              2,241,935
 34 Assembly Square Office Building                           1,250,496          1,860,841               1.33              1,945,253
 35 Spicetree Apartments                                      1,696,697          1,867,729               1.44              1,706,242
 36 Lamplighter Mobile Home Park                                790,813          1,759,025               1.34              1,584,956
 37 White Station Tower                                       1,589,466          2,154,195               1.67              2,052,581
 38 Holiday Inn New Orleans Veterans                          2,897,142          2,393,742               1.72              2,194,699
 39 The Links at Bixby                                          557,063          1,702,331               1.37              1,580,202
 40 Southwood Apartments                                      1,283,495          1,488,097               1.26              1,486,121
 41 The Shoppes at Longwood                                     513,557          1,703,567               1.44              1,611,293
 42 Pines of Westbury                                         2,857,957          1,230,335               1.19              1,249,652
 43 Edentree Apartments                                       1,218,160          1,192,543               1.26              1,150,799
 44 Becker Village Mall                                         579,693          1,485,336               1.55              1,270,355
 45 Tiffany Square                                              770,093          1,287,103               1.37              1,505,018
 46 The Mint Apartments                                       1,768,861          1,306,149               1.43              1,386,164
 47 River Park Shopping Center                                  249,488          1,239,191               1.34              1,246,521
 48 Rancho Destino Apartments                                   532,648          1,136,140               1.36              1,002,185
 49 Conestoga Mobile Home Park                                  352,603            913,575               1.18              1,085,388

                                                                 U/W                   U/W
                                                                 NCF                DSCR (8)
                                                                 ---                --------
  1 Hampton Inn - Elmsford  (1A)                              $1,374,994              2.54x
  2 Quality Suites - Charleston  (1A)                          1,271,697              2.54
  3 Courtyard by Marriott - Ann Arbor (1A)                     1,216,246              2.54
  4 Residence Inn - Phoenix  (1A)                              1,920,777              2.54
  5 Homewood Suites - Cary  (1A)                               1,452,430              2.54
  6 Hampton Inn & Suites - Gwinnett  (1A)                      1,114,219              2.54
  7 Hampton Inn - Raleigh  (1A)                                1,000,261              2.54
  8 Comfort Suites - Orlando  (1A)                             1,205,152              2.54
  9 Hampton Inn - Perimeter  (1A)                              1,067,607              2.54
 10 Hampton Inn - Charlotte, NC  (1A)                            920,667              2.54
 11 Courtyard by Marriott - Wilmington  (1A)                     824,922              2.54
 12 Hampton Inn - West Springfield  (1A)                         769,690              2.54
 13 Homewood Suites - Clear Lake  (1A)                           755,838              2.54
 14 Comfort Inn - Charleston  (1A)                               897,540              2.54
 15 Kendale Lakes Plaza  (1B)                                  3,241,994              1.25
 16 Cypress Creek Station  (1B)                                2,700,441              1.25
 17 Oakwood Business Center  (1B)                              1,228,249              1.25
 18 Westchase Ranch Apartments  (1C)                           2,332,825              1.30
 19 Westwood Village Apartments  (1C)                          1,092,658              1.30
 20 Normandy Woods Apartments  (1C)                              849,348              1.30
 21 Savoy Manor Apartments  (1C)                                 540,292              1.30
 22 San Marin Apartments  (1C)                                   369,487              1.30
 23 Country Squire Apartments - South                          3,008,930              1.28
 24 2294 Molly Pitcher Highway  (1D)                           1,791,007              1.40
 25 5015 Campuswood Drive  (1D)                                  972,949              1.40
 26 5010 Campuswood Drive  (1D)                                  639,225              1.40
 27 5009 Campuswood Drive  (1D)                                   65,758              1.40
 28 Fair Lakes Promenade                                       2,223,209              1.29
 29 Keller Oaks Apartments  (1E)                                 762,660              1.24
 30 Sycamore Hill Apartments  (1E)                               516,741              1.24
 31 Clarendon Apartments  (1E)                                   471,616              1.24
 32 Woodchase Condominiums  (1E)                                 249,140              1.24
 33 Dallas Design Center Portfolio                             1,917,103              1.30
 34 Assembly Square Office Building                            1,757,340              1.26
 35 Spicetree Apartments                                       1,706,242              1.32
 36 Lamplighter Mobile Home Park                               1,584,956              1.21
 37 White Station Tower                                        1,656,723              1.29
 38 Holiday Inn New Orleans Veterans                           1,975,611              1.42
 39 The Links at Bixby                                         1,580,202              1.27
 40 Southwood Apartments                                       1,486,121              1.26
 41 The Shoppes at Longwood                                    1,520,138              1.29
 42 Pines of Westbury                                          1,249,652              1.20
 43 Edentree Apartments                                        1,150,799              1.22
 44 Becker Village Mall                                        1,209,229              1.26
 45 Tiffany Square                                             1,220,026              1.30
 46 The Mint Apartments                                        1,238,164              1.36
 47 River Park Shopping Center                                 1,171,613              1.27
 48 Rancho Destino Apartments                                  1,002,185              1.20
 49 Conestoga Mobile Home Park                                 1,085,388              1.40



                                                           Property                   Property                   Hotel
#  Property Name                                             Type                     Sub-type                 Franchise
   -------------                                             ----                     --------                 ---------
 50 Huntington Chase Apartments                              Multifamily
 51 Parkshore Centre Office Building                         Office
 52 Kenwood Pavilion                                         Retail                 Unanchored
 53 Newsome Park Apartments                                  Multifamily
 54 Princeton Court Apartments  (1F)                         Multifamily
 55 Pinewood Estates Apartments  (1F)                        Multifamily
 56 Arbor Court Apartments  (1F)                             Multifamily
 57 U-Store of Brighton Self Storage Facility  (1G)          Self Storage
 58 U-Store of South Lyon Self Storage Facility  (1G)        Self Storage
 59 U-Store of Saline Self Storage Facility  (1G)            Self Storage
 60 U-Store of Davison Self Storage Facility  (1G)           Self Storage
 61 U-Store of Holly Self Storage Facility  (1G)             Self Storage
 62 U-Store of Jackson Self Storage Facility  (1G)           Self Storage
 63 Birches Apartments                                       Multifamily
 64 Hollywood Plaza                                          Retail                 Anchored
 65 50-60 Worcester Rd.                                      Mixed Use              Office/Retail
 66 Mahwah Business Park                                     Mixed Use              Office/Industrial
 67 Silvernail Shopping Center                               Retail                 Anchored
 68 Tech Center 29 Office/Warehouse Complex                  Industrial
 69 Centre North Shopping Center                             Retail                 Anchored
 70 Cranbrook Centre Apartments  (1H)                        Multifamily
 71 Cranbrook Centre Office Buildings  (1H)                  Office
 72 Lubbock Shopping Parkade                                 Retail                 Anchored
 73 Marin Club Apartments                                    Multifamily
 74 Prunedale Center                                         Mixed Use              Office/Retail
 75 Lamplighter Ontario MHP                                  Manufactured Housing
 76 Marycrest Shopping Center  (2)                           Retail                 Anchored
 77 Elm Plaza Shopping Center                                Retail                 Anchored
 78 Century Plaza East                                       Retail                 Anchored
 79 Keller Springs Tech Center                               Industrial
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)         Manufactured Housing
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)            Manufactured Housing
 82 Briarwood Manor  (1I)                                    Manufactured Housing
 83 Tierra Verde Marine Center                               Mixed Use              Marina/Retail
 84 Aurora Square                                            Retail                 Anchored
 85 Merchant's Square  (3)                                   Retail                 Anchored
 86 Northwood Hills Shopping Center                          Retail                 Anchored
 87 36th Street Office Center                                Office
 88 Fifth Avenue Apartments                                  Multifamily
 89 The Watermill Apartments                                 Multifamily
 90 Brooks Corner                                            Mixed Use              Office/Retail
 91 Hollywood Ardmore Apartments                             Multifamily
 92 Chasewood Apartments                                     Multifamily
 93 Kingsgate North                                          Mixed Use              Office/Retail
 94 Fairfield Suites Pittsburgh/Airport                      Hotel                  Limited Service           Fairfield Suites
 95 Seatree Apartments                                       Multifamily
 96 All Aboard Mini Storage - Alhambra                       Self Storage
 97 West Century Center                                      Retail                 Unanchored
 98 Universal Plaza                                          Retail                 Unanchored
 99 Crestview Market Place                                   Retail                 Anchored
100 New Franklin Apartments  (4)                             Multifamily
101 Windjammer Apartments                                    Multifamily
102 Woodlake Village Apartments                              Multifamily
103 Comfort Inn - Hopewell, VA                               Hotel                  Limited Service           Comfort Inn
104 Linens N Things                                          Retail                 Anchored
105 The Woods Apartments                                     Multifamily
106 Moonlight Garden Apartments                              Multifamily

                                                                                                Most Recent
                                                          Occupancy            Date of           Operating             Most
                                                           Rate at            Occupancy          Statement            Recent
                                                        Underwriting(7)         Rate               Date               Revenue
                                                        ---------------         ----               ----               -------
 50 Huntington Chase Apartments                              96.0%             09/22/98           09/17/98            1,662,680
 51 Parkshore Centre Office Building                        100.0%             04/01/98           12/31/98            1,870,976
 52 Kenwood Pavilion                                        100.0%             11/10/98           09/01/98            1,243,208
 53 Newsome Park Apartments                                  97.0%             06/12/98           06/30/98            2,583,467
 54 Princeton Court Apartments  (1F)                         97.0%             08/18/98           07/31/98              816,227
 55 Pinewood Estates Apartments  (1F)                        95.0%             08/18/98           07/31/98              970,823
 56 Arbor Court Apartments  (1F)                             94.0%             08/18/98           07/31/98            1,123,222
 57 U-Store of Brighton Self Storage Facility  (1G)          92.0%             10/15/98           09/30/98              560,026
 58 U-Store of South Lyon Self Storage Facility  (1G)        94.0%             10/15/98           09/30/98              363,469
 59 U-Store of Saline Self Storage Facility  (1G)            88.0%             10/15/98           09/30/98              376,707
 60 U-Store of Davison Self Storage Facility  (1G)           94.0%             10/15/98           09/30/98              248,209
 61 U-Store of Holly Self Storage Facility  (1G)             86.0%             10/15/98           09/30/98              220,913
 62 U-Store of Jackson Self Storage Facility  (1G)           86.0%             10/15/98           09/30/98              135,727
 63 Birches Apartments                                       94.0%             11/24/98           10/31/98            1,736,205
 64 Hollywood Plaza                                          98.0%             07/01/98           05/31/98            1,387,441
 65 50-60 Worcester Rd.                                     100.0%             09/10/98           08/31/98            1,539,490
 66 Mahwah Business Park                                     88.0%             12/24/98           12/31/98            1,356,732
 67 Silvernail Shopping Center                               92.0%             08/31/98           08/30/98            1,139,018
 68 Tech Center 29 Office/Warehouse Complex                  86.0%             12/01/98           11/30/98            1,638,476
 69 Centre North Shopping Center                             97.0%             07/28/98           08/11/98            1,062,374
 70 Cranbrook Centre Apartments  (1H)                        94.0%             06/25/98           06/30/98            1,131,803
 71 Cranbrook Centre Office Buildings  (1H)                  95.0%             06/30/98           06/30/98              959,938
 72 Lubbock Shopping Parkade                                100.0%             11/24/98           09/30/98            1,207,485
 73 Marin Club Apartments                                    99.0%             08/24/98           08/31/98            1,415,508
 74 Prunedale Center                                         99.0%             05/01/98           03/31/98            1,094,489
 75 Lamplighter Ontario MHP                                  96.0%             10/01/98           09/30/98            1,387,335
 76 Marycrest Shopping Center  (2)                           90.0%             10/01/98           12/31/98            1,293,903
 77 Elm Plaza Shopping Center                               100.0%             09/01/98           08/31/98            1,375,513
 78 Century Plaza East                                       93.0%             09/11/98           05/31/98            1,079,483
 79 Keller Springs Tech Center                               96.0%             09/01/98           11/01/98            1,042,840
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)        100.0%             07/09/98           06/30/98              621,643
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)           100.0%             07/09/98           06/30/98              347,419
 82 Briarwood Manor  (1I)                                    78.0%             07/10/98           06/30/98              190,402
 83 Tierra Verde Marine Center                              100.0%             06/01/98           12/31/98            1,223,175
 84 Aurora Square                                            96.0%             09/16/98           09/30/98              971,019
 85 Merchant's Square  (3)                                  100.0%             10/31/98           10/31/98              990,486
 86 Northwood Hills Shopping Center                          98.0%             10/26/98           08/31/98            1,322,058
 87 36th Street Office Center                               100.0%             10/30/98           09/30/98            1,405,101
 88 Fifth Avenue Apartments                                  98.0%             07/29/98           07/31/98            1,320,522
 89 The Watermill Apartments                                 98.0%             07/27/98           12/31/98            1,361,545
 90 Brooks Corner                                            96.0%             07/01/98           06/30/98              940,016
 91 Hollywood Ardmore Apartments                            100.0%             09/30/98           12/31/98            2,085,224
 92 Chasewood Apartments                                     91.0%             10/08/98           07/31/98            1,257,469
 93 Kingsgate North                                          93.0%             09/01/98           08/31/98            1,069,353
 94 Fairfield Suites Pittsburgh/Airport                       N/A              10/31/98           09/30/98            2,338,638
 95 Seatree Apartments                                       91.0%             10/09/98           07/31/98            1,411,082
 96 All Aboard Mini Storage - Alhambra                       97.0%             07/31/98           07/31/98              926,677
 97 West Century Center                                      90.0%             08/01/98           08/31/98              854,259
 98 Universal Plaza                                          94.0%             09/01/98           08/01/98              762,805
 99 Crestview Market Place                                   98.0%             08/13/98           08/19/98              743,438
100 New Franklin Apartments  (4)                            100.0%             08/14/98           06/30/98            1,401,419
101 Windjammer Apartments                                    97.0%             11/25/98           12/31/98            1,162,799
102 Woodlake Village Apartments                              95.0%             01/04/99           12/31/98            1,231,780
103 Comfort Inn - Hopewell, VA                                N/A              05/31/98           05/31/98            2,327,267
104 Linens N Things                                         100.0%             02/19/98           02/19/98              790,859
105 The Woods Apartments                                     94.0%             10/01/98           07/31/98            1,105,902
106 Moonlight Garden Apartments                              99.0%             08/31/98           08/31/98              893,811

                                                             Most               Most                 Most
                                                            Recent             Recent               Recent                U/W
                                                           Expenses             NOI                DSCR (8)               NOI
                                                           --------             ---                --------               ---
 50 Huntington Chase Apartments                              569,643          1,093,037               1.43              972,130
 51 Parkshore Centre Office Building                         752,341          1,118,635               1.55            1,151,267
 52 Kenwood Pavilion                                         226,116          1,017,092               1.36              974,108
 53 Newsome Park Apartments                                1,774,994            808,473               1.19              837,903
 54 Princeton Court Apartments  (1F)                         576,624            239,603               0.74              221,950
 55 Pinewood Estates Apartments  (1F)                        756,562            214,261               1.07              178,233
 56 Arbor Court Apartments  (1F)                             665,327            457,895               2.62              455,933
 57 U-Store of Brighton Self Storage Facility  (1G)          163,976            396,050               1.50              320,352
 58 U-Store of South Lyon Self Storage Facility  (1G)         88,350            275,119               1.96              191,789
 59 U-Store of Saline Self Storage Facility  (1G)            131,174            245,533               1.91              180,049
 60 U-Store of Davison Self Storage Facility  (1G)            85,611            162,598               1.77              130,795
 61 U-Store of Holly Self Storage Facility  (1G)              77,535            143,378               1.69               96,173
 62 U-Store of Jackson Self Storage Facility  (1G)            41,468             94,259               1.78               70,634
 63 Birches Apartments                                       690,705          1,045,500               1.52              825,589
 64 Hollywood Plaza                                          360,280          1,027,161               1.56              908,388
 65 50-60 Worcester Rd.                                      467,005          1,072,485               1.57              913,595
 66 Mahwah Business Park                                     398,060            958,672               1.39            1,153,211
 67 Silvernail Shopping Center                               323,515            815,503               1.27              851,839
 68 Tech Center 29 Office/Warehouse Complex                  326,282          1,312,194               1.98            1,302,426
 69 Centre North Shopping Center                             194,491            867,883               1.39              827,978
 70 Cranbrook Centre Apartments  (1H)                        552,029            579,774               1.41              591,574
 71 Cranbrook Centre Office Buildings  (1H)                  511,222            448,716               2.14              365,696
 72 Lubbock Shopping Parkade                                 219,152            988,333               1.56              881,396
 73 Marin Club Apartments                                    503,976            911,532               1.44              788,055
 74 Prunedale Center                                         206,963            887,526               1.49              807,722
 75 Lamplighter Ontario MHP                                  567,827            819,508               1.39              766,229
 76 Marycrest Shopping Center  (2)                           442,070            851,833               1.41              880,177
 77 Elm Plaza Shopping Center                                517,559            857,954               1.43              858,428
 78 Century Plaza East                                       271,886            807,597               1.46              849,874
 79 Keller Springs Tech Center                               244,247            798,593               1.39              778,197
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)         147,937            473,706               1.68              400,244
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)            102,966            244,453               1.65              181,846
 82 Briarwood Manor  (1I)                                     50,568            139,834               1.35              140,316
 83 Tierra Verde Marine Center                               239,353            983,822               1.63              756,040
 84 Aurora Square                                            222,912            748,107               1.39              729,213
 85 Merchant's Square  (3)                                   213,562            776,924               1.42              812,900
 86 Northwood Hills Shopping Center                          386,484            935,574               1.70              830,309
 87 36th Street Office Center                                619,132            785,969               1.43              834,772
 88 Fifth Avenue Apartments                                  618,333            702,189               1.35              652,519
 89 The Watermill Apartments                                 584,054            777,491               1.49              699,109
 90 Brooks Corner                                            148,183            791,833               1.40              750,313
 91 Hollywood Ardmore Apartments                           1,280,811            804,413               1.49              719,171
 92 Chasewood Apartments                                     592,911            664,558               1.31              637,768
 93 Kingsgate North                                          391,786            677,567               1.44              696,942
 94 Fairfield Suites Pittsburgh/Airport                    1,196,776          1,141,862               2.17              735,487
 95 Seatree Apartments                                       745,016            666,066               1.39              602,905
 96 All Aboard Mini Storage - Alhambra                       227,801            698,876               1.51              669,076
 97 West Century Center                                      227,557            626,702               1.30              655,894
 98 Universal Plaza                                          120,718            642,087               1.36              682,719
 99 Crestview Market Place                                   159,594            583,844               1.33              574,631
100 New Franklin Apartments  (4)                             564,512            836,907               1.67              712,590
101 Windjammer Apartments                                    513,360            649,439               1.49              606,029
102 Woodlake Village Apartments                              644,118            587,662               1.45              624,528
103 Comfort Inn - Hopewell, VA                             1,263,159          1,064,108               2.33              846,123
104 Linens N Things                                          132,192            658,667               1.54              618,984
105 The Woods Apartments                                     454,162            651,740               1.58              581,081
106 Moonlight Garden Apartments                              278,896            614,915               1.44              513,492

                                                              U/W                 U/W
                                                              NCF              DSCR (8)
                                                              ---              --------
 50 Huntington Chase Apartments                              972,130              1.27
 51 Parkshore Centre Office Building                         999,241              1.38
 52 Kenwood Pavilion                                         932,783              1.25
 53 Newsome Park Apartments                                  837,903              1.24
 54 Princeton Court Apartments  (1F)                         221,950              1.23
 55 Pinewood Estates Apartments  (1F)                        178,233              1.23
 56 Arbor Court Apartments  (1F)                             455,933              1.23
 57 U-Store of Brighton Self Storage Facility  (1G)          320,352              1.30
 58 U-Store of South Lyon Self Storage Facility  (1G)        191,789              1.30
 59 U-Store of Saline Self Storage Facility  (1G)            180,049              1.30
 60 U-Store of Davison Self Storage Facility  (1G)           130,795              1.30
 61 U-Store of Holly Self Storage Facility  (1G)              96,173              1.30
 62 U-Store of Jackson Self Storage Facility  (1G)            70,634              1.30
 63 Birches Apartments                                       825,589              1.20
 64 Hollywood Plaza                                          858,507              1.31
 65 50-60 Worcester Rd.                                      857,491              1.26
 66 Mahwah Business Park                                     949,154              1.37
 67 Silvernail Shopping Center                               801,780              1.25
 68 Tech Center 29 Office/Warehouse Complex                1,116,490              1.68
 69 Centre North Shopping Center                             797,131              1.28
 70 Cranbrook Centre Apartments  (1H)                        558,574              1.35
 71 Cranbrook Centre Office Buildings  (1H)                  279,678              1.35
 72 Lubbock Shopping Parkade                                 814,392              1.28
 73 Marin Club Apartments                                    788,055              1.25
 74 Prunedale Center                                         743,912              1.25
 75 Lamplighter Ontario MHP                                  766,229              1.30
 76 Marycrest Shopping Center  (2)                           787,474              1.30
 77 Elm Plaza Shopping Center                                744,969              1.24
 78 Century Plaza East                                       819,901              1.48
 79 Keller Springs Tech Center                               729,895              1.27
 80 Mobile Gardens/Holly View Mobile Home Park  (1I)         400,244              1.35
 81 Stony Chase/Rock Creek Mobile Home Park  (1I)            181,846              1.35
 82 Briarwood Manor  (1I)                                    140,316              1.35
 83 Tierra Verde Marine Center                               729,130              1.21
 84 Aurora Square                                            672,017              1.25
 85 Merchant's Square  (3)                                   757,642              1.39
 86 Northwood Hills Shopping Center                          746,198              1.36
 87 36th Street Office Center                                684,578              1.25
 88 Fifth Avenue Apartments                                  652,519              1.26
 89 The Watermill Apartments                                 651,109              1.25
 90 Brooks Corner                                            713,267              1.26
 91 Hollywood Ardmore Apartments                             658,696              1.22
 92 Chasewood Apartments                                     637,768              1.26
 93 Kingsgate North                                          628,782              1.34
 94 Fairfield Suites Pittsburgh/Airport                      735,487              1.40
 95 Seatree Apartments                                       602,905              1.26
 96 All Aboard Mini Storage - Alhambra                       669,076              1.45
 97 West Century Center                                      613,803              1.27
 98 Universal Plaza                                          647,013              1.37
 99 Crestview Market Place                                   567,639              1.29
100 New Franklin Apartments  (4)                             669,840              1.34
101 Windjammer Apartments                                    556,029              1.27
102 Woodlake Village Apartments                              565,278              1.40
103 Comfort Inn - Hopewell, VA                               742,101              1.63
104 Linens N Things                                          618,984              1.45
105 The Woods Apartments                                     581,081              1.41
106 Moonlight Garden Apartments                              513,492              1.20

                                                              Property                   Property                   Hotel
#  Property Name                                                Type                     Sub-type                 Franchise
   -------------                                                ----                     --------                 ---------
107 Sagamore Court Apartments                                Multifamily
108 Carriage Hill Apartments                                 Multifamily
109 Dowling Office Building                                  Mixed Use              Office/Retail
110 Main Street Plaza Shopping Center                        Retail                 Anchored
111 Friendship Crossing Apartments                           Multifamily
112 Spruce Properties  (1J)                                  Multifamily
113 Oak Grove Apartments  (1J)                               Multifamily
114 Aldrich Apartments  (1J)                                 Multifamily
115 One Bellemead Center                                     Office
116 Denver Tech Center #30                                   Office
117 Preston Racquet Club Condominiums and Apartments         Multifamily
118 Sand Lake Apartments                                     Multifamily
119 Mobile Estate Mobile Home Park                           Manufactured Housing
120 Colonia Shopping Center                                  Retail                 Unanchored
121 Vista Ridge Center III                                   Retail                 Unanchored
122 Parkside East Apartments                                 Multifamily
123 Northpark Village                                        Retail                 Anchored
124 Breakers Apartments                                      Multifamily
125 Picnic Lawn Apartments                                   Multifamily
126 32nd Street and McDowell Road Shopping Center            Retail                 Unanchored
127 Triangle Corporate Center                                Mixed Use              Office/Industrial
128 One West Hills Office                                    Office
129 Harper Regency Apartments                                Multifamily
130 Heritage Green Shopping Center                           Retail                 Unanchored
131 Captain's Landing Apartments                             Multifamily
132 All Aboard Mini Storage - Fremont                        Self Storage
133 Century Plaza Strip Shopping Center  (1K)                Retail                 Unanchored
134 Albany Square Strip Shopping Center  (1K)                Retail                 Unanchored
135 Larrabee Complex                                         Mixed Use              Office/Retail
136 Cedar Garden Apartments                                  Multifamily
137 All Aboard Mini Storage - Stanton                        Self Storage
138 Windtree Apartments - Phase I                            Multifamily
139 Lake City Mini-Storage                                   Self Storage
140 Huntington Mobile Estates                                Manufactured Housing
141 Everhart Park Shopping Center                            Retail                 Unanchored
142 Rafael North Executive Park                              Office
143 Westwind Estates                                         Manufactured Housing
144 Hewlett Shopping Center                                  Retail                 Anchored
145 Forest Park Village                                      Multifamily
146 2700 Richards Building                                   Office
147 Lincoln Park Center                                      Retail                 Unanchored
148 Cedar Heights Apartments                                 Multifamily
149 The North Oak Apartments                                 Multifamily
150 Arrowhead Court Apartments                               Multifamily
151 The Citibank Building                                    Office
152 Petco/Starbucks S/C                                      Retail                 Anchored
153 1870 Ogden Drive                                         Office
154 Woodland Park Office Building                            Office
155 Costa Mesa Mobile Estates                                Manufactured Housing
156 Tree Top Apartments                                      Multifamily
157 Greenville Village Mobile Home Park                      Manufactured Housing
158 Brookwood Village                                        Retail                 Anchored
159 Rose Grove Mobile Home Park                              Manufactured Housing
160 Little River Shopping Center                             Retail                 Anchored
161 The Amberton Apartments                                  Multifamily
162 Best Western Worlds of Fun                               Hotel                  Limited Service           Best Western
163 All Aboard Mini Storage - Anaheim                        Self Storage

                                                                                                 Most Recent
                                                           Occupancy            Date of           Operating             Most
                                                            Rate at            Occupancy          Statement            Recent
                                                         Underwriting(7)         Rate               Date               Revenue
                                                         ---------------         ----               ----               -------
107 Sagamore Court Apartments                                98.0%             12/01/98           09/30/98            1,018,092
108 Carriage Hill Apartments                                 97.0%             08/01/98           12/31/98            1,199,807
109 Dowling Office Building                                  89.0%             11/04/98           10/31/98              983,568
110 Main Street Plaza Shopping Center                        93.0%             07/20/98           07/31/98              607,725
111 Friendship Crossing Apartments                           97.0%             09/01/98           07/31/98            1,375,667
112 Spruce Properties  (1J)                                  99.0%             11/01/98           10/31/98              530,327
113 Oak Grove Apartments  (1J)                              100.0%             11/01/98           10/31/98              413,368
114 Aldrich Apartments  (1J)                                100.0%             11/07/98           10/31/98              317,154
115 One Bellemead Center                                     95.0%             07/15/98           06/30/98            1,091,179
116 Denver Tech Center #30                                   98.0%             01/01/99           09/30/98              905,537
117 Preston Racquet Club Condominiums and Apartments          97.0%             11/30/98           11/30/98              995,418
118 Sand Lake Apartments                                      97.0%             01/15/98           12/31/98            1,130,589
119 Mobile Estate Mobile Home Park                           100.0%             11/07/98           12/31/98              744,590
120 Colonia Shopping Center                                   97.0%             08/11/98           09/30/98              731,449
121 Vista Ridge Center III                                    90.0%             10/22/98           11/14/98              609,880
122 Parkside East Apartments                                  96.0%             09/01/98           07/31/98              965,791
123 Northpark Village                                         95.0%             09/01/98           08/31/98              629,557
124 Breakers Apartments                                      100.0%             08/20/98           06/30/98              647,752
125 Picnic Lawn Apartments                                   100.0%             10/19/98           10/31/98              749,539
126 32nd Street and McDowell Road Shopping Center             98.0%             07/14/98           06/30/98              682,568
127 Triangle Corporate Center                                 84.0%             06/30/98           04/30/98              714,909
128 One West Hills Office                                    100.0%             10/01/98           09/30/98            1,003,911
129 Harper Regency Apartments                                 97.0%             01/30/98           12/31/97              602,880
130 Heritage Green Shopping Center                           100.0%             09/25/98           10/31/98              835,837
131 Captain's Landing Apartments                              93.0%             10/08/98           10/11/98            1,081,626
132 All Aboard Mini Storage - Fremont                         92.0%             07/31/98           07/31/98              611,236
133 Century Plaza Strip Shopping Center  (1K)                100.0%             07/01/98           12/31/98              524,259
134 Albany Square Strip Shopping Center  (1K)                100.0%             07/01/98           12/31/98              455,856
135 Larrabee Complex                                         100.0%             06/01/98           04/30/98              804,199
136 Cedar Garden Apartments                                   96.0%             11/24/98           10/31/98              735,879
137 All Aboard Mini Storage - Stanton                         92.0%             07/31/98           07/31/98              565,740
138 Windtree Apartments - Phase I                            100.0%             10/01/98           09/30/98              741,566
139 Lake City Mini-Storage                                   100.0%             07/28/98           06/30/98              713,049
140 Huntington Mobile Estates                                100.0%             07/01/98           06/30/98              658,382
141 Everhart Park Shopping Center                             98.0%             09/04/98           06/30/98              662,103
142 Rafael North Executive Park                              100.0%             08/01/98           06/30/98              666,241
143 Westwind Estates                                          99.0%             07/01/98           07/31/98              751,342
144 Hewlett Shopping Center                                  100.0%             05/29/98           08/31/98              576,937
145 Forest Park Village                                       96.0%             11/05/98           08/31/98              852,593
146 2700 Richards Building                                   100.0%             09/01/98           09/30/98              558,094
147 Lincoln Park Center                                      100.0%             09/18/98           07/31/98              648,278
148 Cedar Heights Apartments                                 100.0%             08/05/98           06/30/98              798,354
149 The North Oak Apartments                                  92.0%             01/04/99           09/30/98            1,082,433
150 Arrowhead Court Apartments                                98.0%             07/24/98           06/30/98              819,244
151 The Citibank Building                                     79.0%             07/13/98           06/30/98              553,793
152 Petco/Starbucks S/C                                      100.0%             12/01/97           06/16/98              549,692
153 1870 Ogden Drive                                         100.0%             10/20/98           09/30/98              358,252
154 Woodland Park Office Building                            100.0%             08/10/98           07/30/98              899,653
155 Costa Mesa Mobile Estates                                 96.0%             12/01/98           11/30/98              550,401
156 Tree Top Apartments                                       95.0%             10/01/98           09/30/98              654,336
157 Greenville Village Mobile Home Park                       99.0%             11/13/98           06/30/98              559,536
158 Brookwood Village                                        100.0%             09/14/98           07/31/98              472,056
159 Rose Grove Mobile Home Park                               97.0%             06/01/98           03/31/98            1,304,005
160 Little River Shopping Center                             100.0%             08/05/98           09/30/98              446,400
161 The Amberton Apartments                                   94.0%             10/15/98           12/31/98              687,225
162 Best Western Worlds of Fun                                 N/A              08/31/98           09/30/98            1,215,329
163 All Aboard Mini Storage - Anaheim                         92.0%             07/31/98           07/31/98              480,843

                                                                Most               Most                 Most
                                                               Recent             Recent               Recent                U/W
                                                              Expenses             NOI                DSCR (8)               NOI
                                                              --------             ---                --------               ---
107 Sagamore Court Apartments                                  444,612            573,480               1.46                565,516
108 Carriage Hill Apartments                                   593,019            606,788               1.54                604,218
109 Dowling Office Building                                    487,055            496,513               1.24                580,417
110 Main Street Plaza Shopping Center                           83,155            524,570               1.38                492,755
111 Friendship Crossing Apartments                             813,423            562,244               1.46                480,828
112 Spruce Properties  (1J)                                    249,115            281,212               1.68                265,799
113 Oak Grove Apartments  (1J)                                 204,054            209,314               1.67                199,559
114 Aldrich Apartments  (1J)                                   186,084            131,070               1.47                135,435
115 One Bellemead Center                                       503,232            587,947               1.50                559,526
116 Denver Tech Center #30                                     335,866            569,671               1.59                503,196
117 Preston Racquet Club Condominiums and Apartments           500,962            494,456               1.31                454,730
118 Sand Lake Apartments                                       593,244            537,345               1.50                493,672
119 Mobile Estate Mobile Home Park                             265,468            479,122               1.35                483,713
120 Colonia Shopping Center                                    197,191            534,258               1.49                493,164
121 Vista Ridge Center III                                     148,162            461,718               1.26                455,289
122 Parkside East Apartments                                   516,254            449,537               1.31                418,053
123 Northpark Village                                          138,666            490,891               1.49                427,100
124 Breakers Apartments                                        156,714            491,038               1.52                410,544
125 Picnic Lawn Apartments                                     225,644            523,895               1.57                427,029
126 32nd Street and McDowell Road Shopping Center              183,807            498,761               1.54                464,106
127 Triangle Corporate Center                                  248,913            465,996               1.53                470,231
128 One West Hills Office                                      456,905            547,006               1.68                457,319
129 Harper Regency Apartments                                  150,982            451,898               1.39                428,135
130 Heritage Green Shopping Center                             294,774            541,062               1.67                497,871
131 Captain's Landing Apartments                               576,779            504,847               1.60                379,610
132 All Aboard Mini Storage - Fremont                          187,980            423,256               1.37                419,044
133 Century Plaza Strip Shopping Center  (1K)                  246,313            277,946               1.64                264,318
134 Albany Square Strip Shopping Center  (1K)                  212,153            243,703               1.78                241,102
135 Larrabee Complex                                           271,897            532,302               1.74                532,363
136 Cedar Garden Apartments                                    302,024            433,855               1.40                383,413
137 All Aboard Mini Storage - Stanton                          208,649            357,091               1.19                406,330
138 Windtree Apartments - Phase I                              253,290            488,276               1.61                400,132
139 Lake City Mini-Storage                                     182,922            530,127               1.71                422,341
140 Huntington Mobile Estates                                  217,212            441,170               1.54                386,163
141 Everhart Park Shopping Center                              171,383            490,720               1.76                435,528
142 Rafael North Executive Park                                215,462            450,779               1.61                384,951
143 Westwind Estates                                           380,423            370,919               1.30                344,733
144 Hewlett Shopping Center                                     67,184            509,753               1.83                440,664
145 Forest Park Village                                        492,087            360,506               1.28                343,163
146 2700 Richards Building                                     151,094            407,000               1.50                370,945
147 Lincoln Park Center                                        211,563            436,715               1.60                392,384
148 Cedar Heights Apartments                                   359,662            438,692               1.71                320,314
149 The North Oak Apartments                                   662,555            419,878               1.65                319,862
150 Arrowhead Court Apartments                                 447,009            372,235               1.50                313,250
151 The Citibank Building                                      210,720            343,073               1.39                420,618
152 Petco/Starbucks S/C                                        126,648            423,044               1.62                337,337
153 1870 Ogden Drive                                           141,876            216,376               0.83                349,073
154 Woodland Park Office Building                              435,254            464,399               1.75                388,703
155 Costa Mesa Mobile Estates                                  205,322            345,079               1.45                334,915
156 Tree Top Apartments                                        249,179            405,157               1.60                323,814
157 Greenville Village Mobile Home Park                        203,296            356,240               1.34                403,595
158 Brookwood Village                                          139,388            332,668               1.45                341,131
159 Rose Grove Mobile Home Park                                571,077            732,929               3.09                599,403
160 Little River Shopping Center                                98,117            348,283               1.40                329,347
161 The Amberton Apartments                                    364,802            322,423               1.36                330,350
162 Best Western Worlds of Fun                                 742,334            472,995               1.76                375,710
163 All Aboard Mini Storage - Anaheim                          195,497            285,346               1.21                326,281

                                                                 U/W                U/W
                                                                 NCF              DSCR (8)
                                                                 ---              --------
107 Sagamore Court Apartments                                  534,766              1.36
108 Carriage Hill Apartments                                   548,218              1.39
109 Dowling Office Building                                    499,635              1.25
110 Main Street Plaza Shopping Center                          483,188              1.27
111 Friendship Crossing Apartments                             480,828              1.25
112 Spruce Properties  (1J)                                    243,299              1.43
113 Oak Grove Apartments  (1J)                                 180,059              1.43
114 Aldrich Apartments  (1J)                                   123,685              1.43
115 One Bellemead Center                                       490,702              1.25
116 Denver Tech Center #30                                     446,359              1.25
117 Preston Racquet Club Condominiums and Apartments           454,730              1.20
118 Sand Lake Apartments                                       493,672              1.38
119 Mobile Estate Mobile Home Park                             471,208              1.33
120 Colonia Shopping Center                                    474,687              1.32
121 Vista Ridge Center III                                     442,929              1.21
122 Parkside East Apartments                                   418,053              1.22
123 Northpark Village                                          415,499              1.26
124 Breakers Apartments                                        410,544              1.27
125 Picnic Lawn Apartments                                     427,029              1.28
126 32nd Street and McDowell Road Shopping Center              426,854              1.32
127 Triangle Corporate Center                                  430,309              1.41
128 One West Hills Office                                      404,673              1.25
129 Harper Regency Apartments                                  420,535              1.30
130 Heritage Green Shopping Center                             418,221              1.29
131 Captain's Landing Apartments                               379,610              1.20
132 All Aboard Mini Storage - Fremont                          419,044              1.36
133 Century Plaza Strip Shopping Center  (1K)                  233,802              1.47
134 Albany Square Strip Shopping Center  (1K)                  216,883              1.47
135 Larrabee Complex                                           470,600              1.53
136 Cedar Garden Apartments                                    383,413              1.24
137 All Aboard Mini Storage - Stanton                          406,330              1.36
138 Windtree Apartments - Phase I                              400,132              1.32
139 Lake City Mini-Storage                                     422,341              1.36
140 Huntington Mobile Estates                                  386,163              1.35
141 Everhart Park Shopping Center                              381,992              1.37
142 Rafael North Executive Park                                360,744              1.29
143 Westwind Estates                                           344,733              1.21
144 Hewlett Shopping Center                                    421,364              1.51
145 Forest Park Village                                        343,163              1.22
146 2700 Richards Building                                     338,887              1.25
147 Lincoln Park Center                                        354,000              1.30
148 Cedar Heights Apartments                                   320,314              1.25
149 The North Oak Apartments                                   319,862              1.26
150 Arrowhead Court Apartments                                 313,250              1.27
151 The Citibank Building                                      344,452              1.39
152 Petco/Starbucks S/C                                        326,170              1.25
153 1870 Ogden Drive                                           328,356              1.26
154 Woodland Park Office Building                              323,640              1.22
155 Costa Mesa Mobile Estates                                  329,715              1.38
156 Tree Top Apartments                                        323,814              1.28
157 Greenville Village Mobile Home Park                        392,445              1.48
158 Brookwood Village                                          323,517              1.41
159 Rose Grove Mobile Home Park                                598,395              2.52
160 Little River Shopping Center                               316,754              1.27
161 The Amberton Apartments                                    302,350              1.27
162 Best Western Worlds of Fun                                 375,710              1.40
163 All Aboard Mini Storage - Anaheim                          326,011              1.38

                                                              Property                   Property                   Hotel
#  Property Name                                                Type                     Sub-type                 Franchise
   -------------                                                ----                     --------                 ---------
164 Waterway Crossing Apartments                             Multifamily
165 The Borders Building                                     Retail                 Anchored
166 Ken-Caryl Business Center                                Office
167 Alta Vista Mobile Home Park                              Manufactured Housing
168 Palm Springs Self Storage                                Self Storage
169 Holiday Inn Express Auburn                               Hotel                  Limited Service           Holiday Inn
170 Caruth Haven Retail Center                               Retail                 Unanchored
171 3456 Ridge Property                                      Mixed Use              Office/Industrial
172 Campus Plaza Shopping Center                             Retail                 Unanchored
173 All Aboard Mini Storage - San Gabriel                    Self Storage
174 Point O' Woods Apartments                                Multifamily
175 Williamsburg on the Lake Apartments                      Multifamily
176 Airport Business Center                                  Mixed Use              Office/Industrial
177 Staples - Wilmington                                     Retail                 Anchored
178 Felicita Junction                                        Retail                 Anchored
179 The Bordeaux Apartments                                  Multifamily
180 High Point Village I Apartments                          Multifamily
181 Assured Self Storage Facility                            Self Storage
182 Staples - Valparaiso                                     Retail                 Anchored
183 Fruitland Grove Family Park                              Manufactured Housing
184 Centennial Creek Office Park                             Office
185 Park Lane Village Apartments  (1L)                       Multifamily
186 Rynearson Lane Village Apartments  (1L)                  Multifamily
187 Holiday Inn Express Ottawa                               Hotel                  Limited Service           Holiday Inn
188 Ross Apartments                                          Multifamily
189 339 S. Ardmore Apartments                                Multifamily
190 Edgewater Beach Resort                                   Hotel                  Limited Service           N/A
191 Fondren Hill Apartments                                  Multifamily
192 Cottonwood Plaza                                         Mixed Use              Office/Retail
193 Southport Shops                                          Retail                 Unanchored
194 Hawthorne Hill Apartments                                Multifamily
195 Days Inn Waccamaw                                        Hotel                  Full Service              Days Inn
196 Turtle Oaks Apartments                                   Multifamily
197 Linden Place Mobile Home Park                            Manufactured Housing
198 Moore Lake Commons Shopping Center                       Retail                 Unanchored
199 Imperial Manor West Apartments                           Multifamily
200 Brown School Station Apts.                               Multifamily
201 South Street Seaport Office Center                       Office
202 Hathaway Commerce Center                                 Industrial
203 Corinthian Apartments                                    Multifamily
204 Walgreen's Drug Store - Swansea                          Retail                 Anchored
205 Catalina Apartments                                      Multifamily
206 Devonshire Square Retail Center                          Retail                 Unanchored
207 1440 N. Vine Street                                      Retail                 Unanchored
208 College Park Apartments                                  Multifamily
209 Country Brooke Apartments                                Multifamily
210 Hillside View Apartments                                 Multifamily
211 Benihana Restaurant                                      Retail                 Unanchored
212 Crosswinds Apartments                                    Multifamily
213 Imperial Plaza Retail Center                             Retail                 Unanchored
214 Twin Lakes Mobile Home Park                              Manufactured Housing
215 Antietam Village Center                                  Retail                 Unanchored
216 Gateway Shoppes                                          Retail                 Unanchored
217 Red Onion Building                                       Mixed Use              Office/Retail
218 526 South Ardmore Avenue                                 Multifamily
219 All Aboard Mini Storage - Santa Ana                      Self Storage
220 Villa East I & II                                        Office

                                                                                                  Most Recent
                                                            Occupancy            Date of           Operating               Most
                                                             Rate at            Occupancy          Statement              Recent
                                                          Underwriting(7)         Rate               Date                 Revenue
                                                          ---------------         ----               ----                 -------
164 Waterway Crossing Apartments                               64.0%             02/09/98           12/31/97              682,582
165 The Borders Building                                       50.0%             08/28/98           08/31/98              789,472
166 Ken-Caryl Business Center                                 100.0%             08/12/98           04/30/98              517,639
167 Alta Vista Mobile Home Park                                95.0%             11/14/98           08/31/98              503,703
168 Palm Springs Self Storage                                  96.0%             10/08/98           09/22/98              694,187
169 Holiday Inn Express Auburn                                  N/A              08/01/98           06/30/98            1,297,393
170 Caruth Haven Retail Center                                 96.0%             09/14/98           08/31/98              384,290
171 3456 Ridge Property                                       100.0%             06/30/98           05/31/98              532,240
172 Campus Plaza Shopping Center                               90.0%             01/01/98           12/31/97              396,867
173 All Aboard Mini Storage - San Gabriel                      95.0%             07/31/98           07/31/98              450,588
174 Point O' Woods Apartments                                  98.0%             08/24/98           06/30/98              715,479
175 Williamsburg on the Lake Apartments                        96.0%             05/06/98           04/30/98              995,256
176 Airport Business Center                                    84.0%             12/31/97           12/31/98              527,531
177 Staples - Wilmington                                      100.0%             01/06/99           09/09/98              311,314
178 Felicita Junction                                         100.0%             09/30/98           11/30/98              514,385
179 The Bordeaux Apartments                                    97.0%             07/01/98           06/30/98              737,693
180 High Point Village I Apartments                            93.0%             11/27/98           10/31/98              846,654
181 Assured Self Storage Facility                              89.0%             07/15/98           09/30/98              460,133
182 Staples - Valparaiso                                      100.0%             11/10/98           09/09/98              294,601
183 Fruitland Grove Family Park                                93.0%             04/01/98           03/31/98              489,562
184 Centennial Creek Office Park                              100.0%             08/01/98           08/31/98              423,348
185 Park Lane Village Apartments  (1L)                         95.0%             07/01/98           12/31/98              322,792
186 Rynearson Lane Village Apartments  (1L)                    95.0%             08/28/98           12/31/98              262,716
187 Holiday Inn Express Ottawa                                  N/A              06/30/98           06/30/98            1,245,320
188 Ross Apartments                                            97.0%             08/01/98           07/31/98              359,670
189 339 S. Ardmore Apartments                                  96.0%             05/26/98           06/11/98              528,493
190 Edgewater Beach Resort                                      N/A              12/31/97           09/28/98            1,071,377
191 Fondren Hill Apartments                                    99.0%             06/15/98           05/31/98              519,667
192 Cottonwood Plaza                                          100.0%             07/20/98           07/31/98              719,751
193 Southport Shops                                            91.0%             08/11/98           08/11/98              339,308
194 Hawthorne Hill Apartments                                  95.0%             05/13/98           07/31/98              773,164
195 Days Inn Waccamaw                                           N/A              12/31/97           05/31/98            1,791,324
196 Turtle Oaks Apartments                                     99.0%             11/01/98           11/30/98              566,114
197 Linden Place Mobile Home Park                              98.0%             08/31/98           06/30/98              459,769
198 Moore Lake Commons Shopping Center                         98.0%             11/01/98           07/31/98              421,040
199 Imperial Manor West Apartments                             92.0%             03/09/98           03/31/98              739,174
200 Brown School Station Apts.                                 94.0%             06/01/98           06/30/98              471,628
201 South Street Seaport Office Center                         99.0%             08/01/98           08/01/98              838,412
202 Hathaway Commerce Center                                   99.0%             01/31/99           12/31/98              403,352
203 Corinthian Apartments                                      95.0%             03/27/98           02/28/98              584,833
204 Walgreen's Drug Store - Swansea                           100.0%             10/07/98           10/15/98              229,000
205 Catalina Apartments                                       100.0%             09/01/98           09/30/98              672,765
206 Devonshire Square Retail Center                           100.0%             09/04/98           08/31/98              405,904
207 1440 N. Vine Street                                       100.0%             05/19/98           07/16/98              294,416
208 College Park Apartments                                    99.0%             04/01/98           03/31/98              342,138
209 Country Brooke Apartments                                  94.0%             05/14/98           03/31/98              472,312
210 Hillside View Apartments                                   98.0%             06/30/98           06/30/98              527,955
211 Benihana Restaurant                                       100.0%             09/09/98           10/31/98              342,803
212 Crosswinds Apartments                                      98.0%             09/23/98           09/30/98              493,544
213 Imperial Plaza Retail Center                               92.0%             07/28/98           07/31/98              439,992
214 Twin Lakes Mobile Home Park                                99.0%             08/31/98           06/30/98              593,757
215 Antietam Village Center                                    86.0%             10/15/98           05/31/98              374,140
216 Gateway Shoppes                                           100.0%             06/30/98           06/30/98              373,775
217 Red Onion Building                                        100.0%             06/01/98           06/01/98              516,216
218 526 South Ardmore Avenue                                   97.0%             04/23/98           03/31/98              395,693
219 All Aboard Mini Storage - Santa Ana                        95.0%             07/31/98           07/31/98              419,100
220 Villa East I & II                                         100.0%             10/13/98           10/31/98              473,410

                                                                Most               Most                 Most
                                                               Recent             Recent               Recent                U/W
                                                              Expenses             NOI                DSCR (8)               NOI
                                                              --------             ---                --------               ---
164 Waterway Crossing Apartments                                277,888            404,694               1.81                348,203
165 The Borders Building                                        165,597            623,875               2.00                380,785
166 Ken-Caryl Business Center                                   191,807            325,832               1.41                330,080
167 Alta Vista Mobile Home Park                                 121,615            382,089               1.59                325,939
168 Palm Springs Self Storage                                   244,118            450,069               1.78                363,027
169 Holiday Inn Express Auburn                                  732,821            564,572               2.38                483,802
170 Caruth Haven Retail Center                                   79,371            304,919               1.35                313,649
171 3456 Ridge Property                                         231,329            300,911               1.50                313,765
172 Campus Plaza Shopping Center                                 54,541            342,326               1.52                333,415
173 All Aboard Mini Storage - San Gabriel                       149,404            301,184               1.35                303,478
174 Point O' Woods Apartments                                   327,692            387,787               1.72                297,240
175 Williamsburg on the Lake Apartments                         541,172            454,084               1.87                424,033
176 Airport Business Center                                     130,238            397,293               1.75                353,542
177 Staples - Wilmington                                         10,131            301,183               1.33                280,432
178 Felicita Junction                                           169,199            345,186               1.56                281,066
179 The Bordeaux Apartments                                     373,501            364,192               1.90                312,189
180 High Point Village I Apartments                             523,783            322,871               1.42                326,086
181 Assured Self Storage Facility                                80,138            379,995               1.55                319,385
182 Staples - Valparaiso                                          9,297            285,304               1.32                263,712
183 Fruitland Grove Family Park                                 197,019            292,543               1.41                269,093
184 Centennial Creek Office Park                                127,003            296,345               1.48                286,769
185 Park Lane Village Apartments  (1L)                          132,905            189,887               1.57                177,647
186 Rynearson Lane Village Apartments  (1L)                     136,504            126,212               1.22                148,922
187 Holiday Inn Express Ottawa                                  713,865            531,455               2.51                432,762
188 Ross Apartments                                              77,277            282,393               1.56                270,732
189 339 S. Ardmore Apartments                                   217,642            310,851               1.56                256,182
190 Edgewater Beach Resort                                      639,721            431,656               1.91                317,175
191 Fondren Hill Apartments                                     270,173            249,494               1.38                239,799
192 Cottonwood Plaza                                            200,337            519,415               2.64                420,226
193 Southport Shops                                              53,160            286,148               1.46                263,970
194 Hawthorne Hill Apartments                                   450,438            322,726               1.78                270,357
195 Days Inn Waccamaw                                         1,282,594            508,730               2.55                294,722
196 Turtle Oaks Apartments                                      317,614            248,500               1.28                233,715
197 Linden Place Mobile Home Park                               157,669            302,100               1.51                285,540
198 Moore Lake Commons Shopping Center                          220,378            200,662               1.01                307,844
199 Imperial Manor West Apartments                              364,213            374,961               1.90                284,864
200 Brown School Station Apts.                                  217,189            254,439               1.40                219,798
201 South Street Seaport Office Center                          351,129            487,283               2.43                449,042
202 Hathaway Commerce Center                                    103,821            299,531               1.62                289,412
203 Corinthian Apartments                                       207,006            377,827               2.19                338,163
204 Walgreen's Drug Store - Swansea                               4,376            224,624               1.24                220,044
205 Catalina Apartments                                         368,128            304,637               1.66                238,787
206 Devonshire Square Retail Center                              84,203            321,701               1.62                284,086
207 1440 N. Vine Street                                          18,283            276,133               1.65                273,885
208 College Park Apartments                                      90,143            251,995               1.51                202,138
209 Country Brooke Apartments                                   265,539            206,773               1.25                219,014
210 Hillside View Apartments                                    232,277            295,678               1.55                264,906
211 Benihana Restaurant                                           6,995            335,808               1.87                230,371
212 Crosswinds Apartments                                       245,315            248,229               1.51                244,171
213 Imperial Plaza Retail Center                                113,381            326,611               1.77                289,348
214 Twin Lakes Mobile Home Park                                 276,955            316,802               1.85                285,564
215 Antietam Village Center                                     109,123            265,017               1.53                255,641
216 Gateway Shoppes                                             122,411            251,364               1.53                247,644
217 Red Onion Building                                           79,040            437,176               2.68                242,747
218 526 South Ardmore Avenue                                    159,681            236,012               1.46                222,603
219 All Aboard Mini Storage - Santa Ana                         165,936            253,164               1.64                202,980
220 Villa East I & II                                           202,452            270,957               1.67                246,642

                                                                 U/W                U/W
                                                                 NCF              DSCR (8)
                                                                 ---              --------
164 Waterway Crossing Apartments                                348,203              1.56
165 The Borders Building                                        380,785              1.22
166 Ken-Caryl Business Center                                   289,277              1.26
167 Alta Vista Mobile Home Park                                 325,939              1.36
168 Palm Springs Self Storage                                   363,027              1.44
169 Holiday Inn Express Auburn                                  435,968              1.84
170 Caruth Haven Retail Center                                  289,029              1.28
171 3456 Ridge Property                                         295,618              1.47
172 Campus Plaza Shopping Center                                319,976              1.42
173 All Aboard Mini Storage - San Gabriel                       303,478              1.36
174 Point O' Woods Apartments                                   297,240              1.32
175 Williamsburg on the Lake Apartments                         424,033              1.74
176 Airport Business Center                                     298,101              1.32
177 Staples - Wilmington                                        277,738              1.22
178 Felicita Junction                                           276,898              1.25
179 The Bordeaux Apartments                                     312,189              1.63
180 High Point Village I Apartments                             284,086              1.25
181 Assured Self Storage Facility                               319,385              1.30
182 Staples - Valparaiso                                        263,712              1.22
183 Fruitland Grove Family Park                                 269,093              1.30
184 Centennial Creek Office Park                                259,636              1.30
185 Park Lane Village Apartments  (1L)                          158,897              1.28
186 Rynearson Lane Village Apartments  (1L)                     128,642              1.28
187 Holiday Inn Express Ottawa                                  389,479              1.84
188 Ross Apartments                                             270,732              1.50
189 339 S. Ardmore Apartments                                   256,182              1.29
190 Edgewater Beach Resort                                      317,175              1.40
191 Fondren Hill Apartments                                     239,799              1.33
192 Cottonwood Plaza                                            377,424              1.92
193 Southport Shops                                             249,897              1.27
194 Hawthorne Hill Apartments                                   270,357              1.49
195 Days Inn Waccamaw                                           294,722              1.48
196 Turtle Oaks Apartments                                      233,715              1.20
197 Linden Place Mobile Home Park                               277,440              1.39
198 Moore Lake Commons Shopping Center                          245,905              1.23
199 Imperial Manor West Apartments                              284,864              1.44
200 Brown School Station Apts.                                  219,798              1.21
201 South Street Seaport Office Center                          353,923              1.76
202 Hathaway Commerce Center                                    249,639              1.35
203 Corinthian Apartments                                       346,996              2.01
204 Walgreen's Drug Store - Swansea                             220,044              1.22
205 Catalina Apartments                                         238,787              1.30
206 Devonshire Square Retail Center                             262,983              1.32
207 1440 N. Vine Street                                         260,240              1.55
208 College Park Apartments                                     202,138              1.21
209 Country Brooke Apartments                                   219,014              1.33
210 Hillside View Apartments                                    239,606              1.26
211 Benihana Restaurant                                         228,878              1.27
212 Crosswinds Apartments                                       227,211              1.39
213 Imperial Plaza Retail Center                                263,199              1.43
214 Twin Lakes Mobile Home Park                                 271,848              1.58
215 Antietam Village Center                                     232,782              1.34
216 Gateway Shoppes                                             232,300              1.41
217 Red Onion Building                                          227,410              1.39
218 526 South Ardmore Avenue                                    222,603              1.38
219 All Aboard Mini Storage - Santa Ana                         202,980              1.32
220 Villa East I & II                                           206,609              1.28

                                                              Property                   Property                   Hotel
#  Property Name                                                Type                     Sub-type                 Franchise
   -------------                                                ----                     --------                 ---------
221 Courtyard Apartments                                     Multifamily
222 Sunset View Village Apartments                           Multifamily
223 Wilmington Plaza                                         Retail                 Anchored
224 The Nations Bank Building                                Office
225 Quail Ridge Apartments                                   Multifamily
226 Best Western KCI Airport                                 Hotel                  Limited Service           Best Western
227 Laurel Heights Apartments                                Multifamily
228 El Monte Mobile Air Mobile Home Park                     Manufactured Housing
229 Harold Gilstrap Shopping Center                          Retail                 Anchored
230 Lakeside Apartments                                      Multifamily
231 Park Glen Apartments                                     Multifamily
232 St. Lucie Mobile Village                                 Manufactured Housing
233 Ravenscroft Apartments                                   Multifamily
234 Coach Country Corral MHP                                 Manufactured Housing
235 Seaside Village Shopping Center                          Retail                 Unanchored
236 Sherwood Park Apartments                                 Multifamily
237 Ravenna Plaza                                            Retail                 Anchored
238 Holiday Inn Express Oglesby                              Hotel                  Limited Service           Holiday Inn
239 Central/Magnolia Retail Center                           Mixed Use              Office/Retail
240 Rolling Hills Estates                                    Manufactured Housing
241 Saticoy-Royale Apartments                                Multifamily
242 Holiday/Park Riviera Mobile Home Park                    Manufactured Housing
243 Gottschalk's Department Store                            Retail                 Unanchored
244 Justin Apartments                                        Multifamily
245 Fountain Square Apartments                               Multifamily
246 383 St. Johns Place                                      Multifamily
247 Days Inn                                                 Hotel                  Limited Service           Days Inn
248 Market Plaza                                             Retail                 Unanchored
249 Michigan Plaza & Bender Plaza  (5)                       Office
250 Mockingbird Park Retail Building                         Mixed Use              Office/Retail
251 Poolesville Village Center                               Retail                 Anchored
252 Executive Park Offices                                   Office
253 Citadel Square Shopping Center  (6)                      Retail                 Anchored
254 Sherwood Mobile Home Estates                             Manufactured Housing
255 Ware's Van & Storage Co.                                 Industrial
256 Sunrise Terrace Mobile Home Park                         Manufactured Housing
257 Best Western Country Inn North                           Hotel                  Limited Service           Best Western
258 Woodlake Resort Village Apartments                       Multifamily
259 Plantation Pines Apartments                              Multifamily
260 Pacific Mini Storage                                     Self Storage
261 Sunridge Apartments                                      Multifamily
262 Parkside Place Apartments                                Multifamily
263 Courtyards of Granbury                                   Mixed Use              Multifamily/Self Storage
264 University Apartments                                    Multifamily
265 Isaqueena Village Apartments                             Multifamily
266 Turtle Dove I Apartments                                 Multifamily
267 Carson Gardens Mobile Home Park                          Manufactured Housing
268 Valerie Apartments                                       Multifamily
269 Huddersfield Apartments                                  Multifamily
270 1457 & 1519 - 1527 Park Road, NW                         Multifamily
271 Winter Garden Village Apartments                         Multifamily
272 Long Point Plaza Apartments                              Multifamily
273 The Place of Tempe Apartments                            Multifamily
274 Valley Garden Apartments                                 Multifamily
275 Devereaux Apartments                                     Multifamily
276 Bloomingdale Shopping Center                             Retail                 Unanchored
277 Cottonwood Apartments                                    Multifamily
278 Royal North Apartments                                   Multifamily
279 Turtle Dove II Apartments                                Multifamily

 Total/Weighted Average

               Maximum:
               Minimum:

                                                                                                   Most Recent
                                                             Occupancy            Date of           Operating             Most
                                                              Rate at            Occupancy          Statement            Recent
                                                           Underwriting(7)         Rate               Date               Revenue
                                                           ---------------         ----               ----               -------
221 Courtyard Apartments                                      100.0%             09/30/98           07/31/98              472,114
222 Sunset View Village Apartments                             92.0%             09/01/98           06/30/98              348,948
223 Wilmington Plaza                                          100.0%             06/10/98           09/14/98              756,500
224 The Nations Bank Building                                 100.0%             09/01/98           08/31/98              533,808
225 Quail Ridge Apartments                                     94.0%             04/01/98           12/31/97              508,983
226 Best Western KCI Airport                                    N/A              08/01/98           09/30/98              752,921
227 Laurel Heights Apartments                                  97.0%             05/19/98           04/30/98              402,361
228 El Monte Mobile Air Mobile Home Park                       96.0%             02/01/98           12/31/97              376,701
229 Harold Gilstrap Shopping Center                            97.0%             04/01/98           12/31/98              459,332
230 Lakeside Apartments                                       100.0%             05/01/98           05/31/98              404,973
231 Park Glen Apartments                                       99.0%             09/14/98           12/31/98              848,495
232 St. Lucie Mobile Village                                   90.0%             08/31/98           06/30/98              501,259
233 Ravenscroft Apartments                                     92.0%             07/01/98           12/31/98              474,451
234 Coach Country Corral MHP                                  100.0%             12/01/97           12/31/98              314,555
235 Seaside Village Shopping Center                            83.0%             01/20/99           09/30/98              457,540
236 Sherwood Park Apartments                                   99.0%             06/10/98           12/31/98              417,048
237 Ravenna Plaza                                             100.0%             11/10/98           08/09/98              430,621
238 Holiday Inn Express Oglesby                                 N/A              06/30/98           06/30/98              942,666
239 Central/Magnolia Retail Center                            100.0%             08/26/98           06/25/98              278,961
240 Rolling Hills Estates                                      92.0%             04/01/98           04/30/98              353,006
241 Saticoy-Royale Apartments                                 100.0%             09/11/98           07/31/98              370,355
242 Holiday/Park Riviera Mobile Home Park                      99.0%             09/15/98           12/31/98              410,022
243 Gottschalk's Department Store                             100.0%             08/12/98           06/30/98              285,177
244 Justin Apartments                                         100.0%             09/01/98           12/31/98              256,064
245 Fountain Square Apartments                                 83.0%             06/30/98           08/31/98              463,349
246 383 St. Johns Place                                        96.0%             08/28/98           08/28/98              245,799
247 Days Inn                                                    N/A              06/30/98           07/31/98              576,934
248 Market Plaza                                              100.0%             07/28/98           12/31/98              403,720
249 Michigan Plaza & Bender Plaza  (5)                         90.0%             09/01/98           11/30/98              462,011
250 Mockingbird Park Retail Building                           96.0%             08/01/98           07/31/98              667,000
251 Poolesville Village Center                                100.0%             07/01/98           06/30/98              231,698
252 Executive Park Offices                                     95.0%             12/01/98           11/30/98              259,452
253 Citadel Square Shopping Center  (6)                        98.0%             09/30/98           12/31/98              268,596
254 Sherwood Mobile Home Estates                               94.0%             08/31/98           06/30/98              490,034
255 Ware's Van & Storage Co.                                  100.0%             10/13/98           09/10/98              268,909
256 Sunrise Terrace Mobile Home Park                          100.0%             06/01/98           12/31/98              209,231
257 Best Western Country Inn North                              N/A              09/30/98           09/30/98              640,031
258 Woodlake Resort Village Apartments                         94.0%             06/01/98           05/31/98              310,023
259 Plantation Pines Apartments                                95.0%             11/05/98           09/30/98              482,560
260 Pacific Mini Storage                                       86.0%             09/10/98           09/30/98              356,551
261 Sunridge Apartments                                        95.0%             10/01/98           12/31/98              558,480
262 Parkside Place Apartments                                  99.0%             08/29/98           08/29/98              496,494
263 Courtyards of Granbury                                     96.0%             09/30/98           09/30/98              340,733
264 University Apartments                                      92.0%             10/07/98           08/31/98              304,467
265 Isaqueena Village Apartments                               90.0%             05/01/98           05/31/98              344,372
266 Turtle Dove I Apartments                                  100.0%             11/30/98           12/31/98              443,975
267 Carson Gardens Mobile Home Park                            99.0%             02/01/98           12/31/97              271,978
268 Valerie Apartments                                        100.0%             12/01/98           12/31/98              310,583
269 Huddersfield Apartments                                   100.0%             12/01/98           09/30/98              236,505
270 1457 & 1519 - 1527 Park Road, NW                           96.0%             09/29/98           01/31/99              402,945
271 Winter Garden Village Apartments                           98.0%             11/10/98           12/31/98              317,012
272 Long Point Plaza Apartments                                96.0%             07/31/98           06/30/98              460,945
273 The Place of Tempe Apartments                             100.0%             01/01/99           10/31/98              190,119
274 Valley Garden Apartments                                   96.0%             09/10/98           07/30/98              287,781
275 Devereaux Apartments                                       95.0%             12/11/98           11/30/98              266,678
276 Bloomingdale Shopping Center                               91.0%             01/10/99           12/31/98              147,825
277 Cottonwood Apartments                                      93.0%             12/03/98           10/31/98              212,182
278 Royal North Apartments                                     98.0%             06/15/98           12/31/97              379,388
279 Turtle Dove II Apartments                                  95.0%             11/30/98           12/31/98              216,664
                                                              ---------------------------                           -------------
                                                               96.2%             09/01/98                            $296,343,213
                                                              ===========================                           =============
                                                              100.0%             02/03/99                              $5,539,068
                                                               50.0%             11/25/97                                $116,380

                                                             Most               Most                 Most
                                                            Recent             Recent               Recent                U/W
                                                           Expenses             NOI                DSCR (8)               NOI
                                                           --------             ---                --------               ---
221 Courtyard Apartments                                    205,623            266,491               1.75                213,784
222 Sunset View Village Apartments                          131,967            216,981               1.49                175,789
223 Wilmington Plaza                                        455,433            301,067               1.93                208,554
224 The Nations Bank Building                               162,987            370,821               2.04                312,026
225 Quail Ridge Apartments                                  284,457            224,526               1.54                221,528
226 Best Western KCI Airport                                453,231            299,690               1.77                236,864
227 Laurel Heights Apartments                               173,100            229,261               1.63                206,258
228 El Monte Mobile Air Mobile Home Park                    142,496            234,205               1.59                218,879
229 Harold Gilstrap Shopping Center                         153,616            305,716               2.01                275,428
230 Lakeside Apartments                                     115,240            289,733               1.72                240,813
231 Park Glen Apartments                                    572,292            276,203               2.00                237,047
232 St. Lucie Mobile Village                                289,957            211,302               1.41                225,730
233 Ravenscroft Apartments                                  298,551            175,900               1.32                211,627
234 Coach Country Corral MHP                                 82,524            232,031               1.54                203,045
235 Seaside Village Shopping Center                         205,016            252,524               1.60                265,601
236 Sherwood Park Apartments                                206,245            210,803               1.51                206,722
237 Ravenna Plaza                                           133,300            297,321               1.91                243,176
238 Holiday Inn Express Oglesby                             578,141            364,525               2.53                281,276
239 Central/Magnolia Retail Center                           61,188            217,773               1.62                197,869
240 Rolling Hills Estates                                   107,825            245,181               1.66                224,339
241 Saticoy-Royale Apartments                               197,963            172,392               1.26                200,516
242 Holiday/Park Riviera Mobile Home Park                   185,303            224,719               1.54                223,085
243 Gottschalk's Department Store                            51,739            233,438               1.64                202,823
244 Justin Apartments                                        84,795            171,269               1.31                164,657
245 Fountain Square Apartments                              307,761            155,588               1.12                222,322
246 383 St. Johns Place                                      76,174            169,625               1.32                162,275
247 Days Inn                                                263,572            313,362               2.20                201,447
248 Market Plaza                                            116,561            287,159               2.00                242,598
249 Michigan Plaza & Bender Plaza  (5)                      186,595            275,416               1.94                261,101
250 Mockingbird Park Retail Building                        396,656            270,344               2.24                197,760
251 Poolesville Village Center                               48,247            183,451               1.43                194,681
252 Executive Park Offices                                   61,786            197,666               1.54                182,318
253 Citadel Square Shopping Center  (6)                      79,767            188,829               1.33                212,096
254 Sherwood Mobile Home Estates                            284,829            205,205               1.59                194,457
255 Ware's Van & Storage Co.                                 65,385            203,524               1.38                208,628
256 Sunrise Terrace Mobile Home Park                         39,848            169,383               1.45                160,369
257 Best Western Country Inn North                          409,673            230,358               1.72                187,874
258 Woodlake Resort Village Apartments                      154,600            155,423               1.35                169,872
259 Plantation Pines Apartments                             327,014            155,546               1.27                178,306
260 Pacific Mini Storage                                    146,803            209,748               1.68                179,744
261 Sunridge Apartments                                     376,818            181,662               1.49                171,907
262 Parkside Place Apartments                               271,040            225,454               1.83                185,658
263 Courtyards of Granbury                                  170,546            170,187               1.44                153,596
264 University Apartments                                    90,174            214,293               1.94                173,154
265 Isaqueena Village Apartments                            180,799            163,573               1.67                150,275
266 Turtle Dove I Apartments                                240,730            203,245               1.85                166,327
267 Carson Gardens Mobile Home Park                          80,650            191,328               1.93                138,047
268 Valerie Apartments                                      137,798            172,785               1.82                162,951
269 Huddersfield Apartments                                  75,793            160,712               1.69                140,400
270 1457 & 1519 - 1527 Park Road, NW                        241,581            161,364               1.70                145,035
271 Winter Garden Village Apartments                        200,475            116,537               1.31                127,930
272 Long Point Plaza Apartments                             256,545            204,400               2.20                147,870
273 The Place of Tempe Apartments                            59,496            130,623               1.62                116,570
274 Valley Garden Apartments                                 91,000            196,781               2.47                129,741
275 Devereaux Apartments                                    155,985            110,693               1.37                124,875
276 Bloomingdale Shopping Center                             57,164             90,661               1.28                104,146
277 Cottonwood Apartments                                    83,428            128,754               1.55                119,114
278 Royal North Apartments                                  265,537            113,851               1.69                121,901
279 Turtle Dove II Apartments                               103,026            113,638               1.87                100,279
                                                       --------------------------------------------------------------------------
                                                       $127,722,602       $168,620,613               1.59x          $159,192,766
                                                       ==========================================================================
                                                         $2,897,142         $3,560,063               8.19x            $3,313,246
                                                             $4,376            $87,200               0.38x               $70,634

                                                           U/W                U/W
                                                           NCF              DSCR (8)
                                                           ---              --------
221 Courtyard Apartments                                 213,784              1.40
222 Sunset View Village Apartments                       175,789              1.21
223 Wilmington Plaza                                     194,476              1.25
224 The Nations Bank Building                            273,705              1.50
225 Quail Ridge Apartments                               195,528              1.34
226 Best Western KCI Airport                             236,864              1.40
227 Laurel Heights Apartments                            206,258              1.47
228 El Monte Mobile Air Mobile Home Park                 218,879              1.48
229 Harold Gilstrap Shopping Center                      259,819              1.71
230 Lakeside Apartments                                  231,063              1.38
231 Park Glen Apartments                                 193,547              1.40
232 St. Lucie Mobile Village                             214,430              1.43
233 Ravenscroft Apartments                               192,877              1.45
234 Coach Country Corral MHP                             198,945              1.32
235 Seaside Village Shopping Center                      204,940              1.30
236 Sherwood Park Apartments                             188,722              1.36
237 Ravenna Plaza                                        195,219              1.25
238 Holiday Inn Express Oglesby                          247,822              1.72
239 Central/Magnolia Retail Center                       181,971              1.35
240 Rolling Hills Estates                                224,339              1.52
241 Saticoy-Royale Apartments                            184,516              1.35
242 Holiday/Park Riviera Mobile Home Park                209,835              1.44
243 Gottschalk's Department Store                        195,623              1.37
244 Justin Apartments                                    158,407              1.21
245 Fountain Square Apartments                           190,882              1.38
246 383 St. Johns Place                                  162,275              1.27
247 Days Inn                                             201,447              1.41
248 Market Plaza                                         220,836              1.54
249 Michigan Plaza & Bender Plaza  (5)                   189,622              1.33
250 Mockingbird Park Retail Building                     154,133              1.28
251 Poolesville Village Center                           171,998              1.34
252 Executive Park Offices                               160,925              1.25
253 Citadel Square Shopping Center  (6)                  193,811              1.37
254 Sherwood Mobile Home Estates                         184,157              1.43
255 Ware's Van & Storage Co.                             183,158              1.24
256 Sunrise Terrace Mobile Home Park                     157,819              1.35
257 Best Western Country Inn North                       187,874              1.40
258 Woodlake Resort Village Apartments                   157,372              1.37
259 Plantation Pines Apartments                          156,306              1.27
260 Pacific Mini Storage                                 179,744              1.44
261 Sunridge Apartments                                  147,157              1.21
262 Parkside Place Apartments                            164,658              1.34
263 Courtyards of Granbury                               141,596              1.20
264 University Apartments                                157,654              1.43
265 Isaqueena Village Apartments                         151,341              1.55
266 Turtle Dove I Apartments                             146,577              1.33
267 Carson Gardens Mobile Home Park                      138,047              1.39
268 Valerie Apartments                                   146,951              1.55
269 Huddersfield Apartments                              132,650              1.40
270 1457 & 1519 - 1527 Park Road, NW                     125,535              1.32
271 Winter Garden Village Apartments                     111,930              1.26
272 Long Point Plaza Apartments                          123,475              1.33
273 The Place of Tempe Apartments                        109,070              1.35
274 Valley Garden Apartments                             117,741              1.48
275 Devereaux Apartments                                 110,125              1.36
276 Bloomingdale Shopping Center                          91,276              1.29
277 Cottonwood Apartments                                111,566              1.35
278 Royal North Apartments                               100,651              1.50
279 Turtle Dove II Apartments                             90,279              1.49
                                                   -------------------------------
                                                    $146,517,353              1.39x
                                                   ===============================
                                                      $3,241,994              2.54x
                                                         $65,758              1.20x

(1A) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.
(1B) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.
(1D) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively.
(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Claremdon Apartments and Woodchase Condominiums, respectively.
(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.
(1G) A Single Mortgage Note is secured by U-Store of Brighton Self Storage Facility, U-Store of South Lyon Self Storage Facility, U-Store of Saline Self Storage Facility, U-Store of Davison Self Storage Facility, U-Store of Holly Self Storage Facility and U-Store of Jackson Self Storage Facility, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1I) A Single Mortgage Note is secured by Mobile Gardens/Holly View Mobile Home Park, Stony Chase/Rock Creek Mobile Home Park and Briarwood Manor, respectively.
(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that are operated as one.
(1K) The Mortgage Loans secured by Century Plaza Strip Shopping Center and Albany Square Strip Shopping Center, respectively, are cross-collateralized and cross-defaulted.
(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.
(2) Marycrest Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.
(3) Merchant's Square has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.
(4) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.
(5) The Mortgage Loan secured by Michigan & Bender Plaza contains two properties that are operated as one.
(6) Citadel Square Shopping Center has an interest only period of 36 months from origination and thereafter is scheduled to amortize over 300 months with the payment presented reflecting the amount due during the amortization term.
(7)  Does not include any Mortgage Loans secured by hotel properties.
(8) DSCR is based on the amount of the monthly payments presented. In the case of cross-collaterlized and cross-defaulted Mortgage Loans the combined U/W DSCR is presented for each and every related Mortgage Loan.

                              Multifamily Schedule

                                                                          Utilities                     Subject  Subject   Subject
                                                      Cut-off Date         Tenant             Elevator   Studio   Studio    Studio
# Property Name                                        Balance (3)          Pays               (Y/N)     Units  Avg. Rent  Max. Rent
---------------                                       ------------        ---------           --------  ------- ---------  ---------
 18 Westchase Ranch Apartments  (1C)                   $22,529,265         Electric              No       N/A      N/A        N/A
 19 Westwood Village Apartments  (1C)                   10,387,667         Electric              No       N/A      N/A        N/A
 20 Normandy Woods Apartments  (1C)                      7,111,557         Electric              No       N/A      N/A        N/A
 21 Savoy Manor Apartments  (1C)                         5,193,833         Electric              No       N/A      N/A        N/A
 22 San Marin Apartments  (1C)                           3,609,027         Electric              No       24       $408      $420
 23 Country Squire Apartments - South                   30,446,295         Electric              No       N/A      N/A        N/A
 29 Keller Oaks Apartments  (1E)                         7,143,351         Electric              No       16       $446      $450
 30 Sycamore Hill Apartments  (1E)                       6,189,551         Electric              No       N/A      N/A        N/A
 31 Clarendon Apartments  (1E)                           4,545,769         Electric              No       N/A      N/A        N/A
 32 Woodchase Condominiums  (1E)                         2,402,764         Electric              No       N/A      N/A        N/A
 35 Spicetree Apartments                                16,582,208         Electric              No       N/A      N/A        N/A
 39 The Links at Bixby                                  14,487,822      Electric/Water           No       N/A      N/A        N/A
 40 Southwood Apartments                                14,474,162       Electric/Gas            No       N/A      N/A        N/A
 42 Pines of Westbury                                   12,967,894         Electric              No       N/A      N/A        N/A
 43 Edentree Apartments                                 11,480,000         Electric              No       N/A      N/A        N/A
 46 The Mint Apartments                                 11,136,789         Electric              No       N/A      N/A        N/A
 48 Rancho Destino Apartments                           10,181,999         Electric              No       N/A      N/A        N/A
 50 Huntington Chase Apartments                          9,666,997       Electric/Gas            No       N/A      N/A        N/A
 53 Newsome Park Apartments                              8,459,047       Electric/Gas            No       N/A      N/A        N/A
 54 Princeton Court Apartments  (1F)                     3,877,564         Electric              No        3       $723     $1,100
 55 Pinewood Estates Apartments  (1F)                    2,386,193         Electric              No       12       $501      $515
 56 Arbor Court Apartments  (1F)                         2,087,919         Electric              No        1       $600      $600
 63 Birches Apartments                                   8,172,163         Electric              No       N/A      N/A        N/A
 70 Cranbrook Centre Apartments  (1H)                    4,916,622       Electric/Gas            No       N/A      N/A        N/A
 73 Marin Club Apartments                                7,347,967       Electric/Gas            Yes      28       $490      $490
 88 Fifth Avenue Apartments                              6,388,541       Electric/Gas            No       N/A      N/A        N/A
 89 The Watermill Apartments                             6,379,593       Electric/Gas            Yes       4       $486      $500
 91 Hollywood Ardmore Apartments                         6,236,842           None                Yes       8       $352      $647
 92 Chasewood Apartments                                 6,149,198         Electric              No       N/A      N/A        N/A
 95 Seatree Apartments                                   5,829,759         Electric              No       N/A      N/A        N/A
100 New Franklin Apartments  (2)                         5,345,280           None                No       N/A      N/A        N/A
101 Windjammer Apartments                                5,219,924         Electric              No       N/A      N/A        N/A
102 Woodlake Village Apartments                          5,217,795    Electric/Water/Sewer       No       N/A      N/A        N/A
105 The Woods Apartments                                 5,039,048           None                Yes      N/A      N/A        N/A
106 Moonlight Garden Apartments                          4,978,846       Electric/Gas            No       N/A      N/A        N/A
107 Sagamore Court Apartments                            4,960,750         Electric              No        5       $525      $550
108 Carriage Hill Apartments                             4,927,800       Electric/Gas            No       N/A      N/A        N/A
111 Friendship Crossing Apartments                       4,603,093         Electric              No       N/A      N/A        N/A
112 Spruce Properties  (1J)                              1,970,671         Electric              No       48       $421      $500
113 Oak Grove Apartments  (1J)                           1,471,767         Electric              No       N/A      N/A        N/A
114 Aldrich Apartments  (1J)                             1,047,699         Electric              No       N/A      N/A        N/A
117 Preston Racquet Club Condominiums and Apartments     4,385,027         Electric              No       N/A      N/A        N/A
118 Sand Lake Apartments                                 4,364,206        Water/Sewer            No       N/A      N/A        N/A
122 Parkside East Apartments                             4,190,128           None                Yes      16       $607      $660
124 Breakers Apartments                                  4,079,323      Electric/Water           No       N/A      N/A        N/A
125 Picnic Lawn Apartments                               3,993,174         Electric              No        9       $299      $299
129 Harper Regency Apartments                            3,942,885       Electric/Gas            Yes      N/A      N/A        N/A
131 Captain's Landing Apartments                         3,802,289         Electric              No       N/A      N/A        N/A
136 Cedar Garden Apartments                              3,673,780         Electric              No       N/A      N/A        N/A
138 Windtree Apartments - Phase I                        3,593,944         Electric              No       N/A      N/A        N/A
145 Forest Park Village                                  3,273,025         Electric              No       N/A      N/A        N/A
148 Cedar Heights Apartments                             3,096,364         Electric              No       N/A      N/A        N/A
149 The North Oak Apartments                             3,096,333         Electric              No       N/A      N/A        N/A
150 Arrowhead Court Apartments                           3,089,758         Electric              No       N/A      N/A        N/A
156 Tree Top Apartments                                  2,996,535         Electric              No       N/A      N/A        N/A
161 The Amberton Apartments                              2,890,880         Electric              No       N/A      N/A        N/A
164 Waterway Crossing Apartments                         2,824,908         Electric              No       N/A      N/A        N/A
174 Point O' Woods Apartments                            2,716,809         Electric              No       N/A      N/A        N/A
175 Williamsburg on the Lake Apartments                  2,694,425         Electric              No       N/A      N/A        N/A
179 The Bordeaux Apartments                              2,666,424           None                No        8       $342      $445
180 High Point Village I Apartments                      2,650,000         Electric              No       N/A      N/A        N/A
185 Park Lane Village Apartments  (1L)                   1,345,453         Electric              No        4       $318      $335
186 Rynearson Lane Village Apartments  (1L)              1,146,126       Electric/Gas            No        3       $217      $245
188 Ross Apartments                                      2,488,010       Electric/Gas            No        1       $900      $900
189 339 S. Ardmore Apartments                            2,487,451       Electric/Gas            Yes       6       $442      $450
191 Fondren Hill Apartments                              2,438,627         Electric              No        5       $405      $405

                                                     Subject       Subject       Subject        Subject       Subject       Subject
                                                      1 BR          1 BR           1 BR          2 BR          2 BR          2 BR
# Property Name                                       Units       Avg. Rent     Max. Rent        Units       Avg. Rent     Max. Rent
---------------                                      -------      ---------     ---------       -------      ---------     ---------
 18 Westchase Ranch Apartments  (1C)                   488          $430           $525           232          $573          $695
 19 Westwood Village Apartments  (1C)                  168          $503           $580           128          $601          $675
 20 Normandy Woods Apartments  (1C)                    128          $463           $530           140          $592          $615
 21 Savoy Manor Apartments  (1C)                       120          $447           $580           72           $553          $685
 22 San Marin Apartments  (1C)                         57           $471           $525           92           $584          $680
 23 Country Squire Apartments - South                  216          $625           $820           510          $700          $915
 29 Keller Oaks Apartments  (1E)                       128          $532           $620           76           $696          $765
 30 Sycamore Hill Apartments  (1E)                     112          $423           $550           152          $440          $600
 31 Clarendon Apartments  (1E)                         80           $462           $535           96           $564          $644
 32 Woodchase Condominiums  (1E)                       56           $572           $655           18           $619          $775
 35 Spicetree Apartments                               235          $487           $555           316          $609          $640
 39 The Links at Bixby                                 108          $471           $495           216          $638          $675
 40 Southwood Apartments                               77           $564           $650           223          $664          $795
 42 Pines of Westbury                                  184          $370           $390           473          $470          $590
 43 Edentree Apartments                                180          $546           $629           180          $681          $799
 46 The Mint Apartments                                210          $398           $550           270          $465          $565
 48 Rancho Destino Apartments                          64           $660           $690           80           $768          $950
 50 Huntington Chase Apartments                        48           $590           $650           114          $699          $795
 53 Newsome Park Apartments                            60           $305           $305           338          $330          $330
 54 Princeton Court Apartments  (1F)                   15           $916          $1,750          66           $886         $2,050
 55 Pinewood Estates Apartments  (1F)                  60           $594           $620           72           $651          $715
 56 Arbor Court Apartments  (1F)                       20           $775          $1,900          87          $1,147        $3,000
 63 Birches Apartments                                 165          $482           $581           131          $564          $652
 70 Cranbrook Centre Apartments  (1H)                  44           $679           $720           88           $788          $860
 73 Marin Club Apartments                              152          $550           $550           40           $700          $700
 88 Fifth Avenue Apartments                            130          $534           $640           68           $716          $840
 89 The Watermill Apartments                           153          $574           $660           34           $795         $1,100
 91 Hollywood Ardmore Apartments                       106          $808          $1,104          46          $1,001        $2,111
 92 Chasewood Apartments                               136          $449           $500           88           $559          $630
 95 Seatree Apartments                                 154          $529           $605           66           $758          $819
100 New Franklin Apartments  (2)                       166          $676           $764            5           $753          $753
101 Windjammer Apartments                              144          $462           $620           56           $584          $705
102 Woodlake Village Apartments                        48           $432           $449          141           $482          $519
105 The Woods Apartments                               72           $540           $550           84           $687          $756
106 Moonlight Garden Apartments                         5           $575           $600           89           $675          $725
107 Sagamore Court Apartments                          31           $657           $750           87           $784          $900
108 Carriage Hill Apartments                           160          $419           $450           64           $515          $545
111 Friendship Crossing Apartments                     104          $479           $550          119           $580          $675
112 Spruce Properties  (1J)                            36           $457           $530            6           $713          $750
113 Oak Grove Apartments  (1J)                         76           $442           $530            2           $635          $650
114 Aldrich Apartments  (1J)                           32           $459           $550           15           $774          $875
117 Preston Racquet Club Condominiums and Apartments   15           $605           $825           96           $854          $950
118 Sand Lake Apartments                               88           $399           $399          124           $514          $559
122 Parkside East Apartments                           45           $775           $890           43           $922         $1,035
124 Breakers Apartments                                48           $690           $715           24           $851          $885
125 Picnic Lawn Apartments                             54           $409           $409           83           $539          $569
129 Harper Regency Apartments                          15          $1,046         $1,600          17          $1,487        $1,700
131 Captain's Landing Apartments                       100          $457           $560           74           $582          $615
136 Cedar Garden Apartments                            71           $685           $780           19           $800          $850
138 Windtree Apartments - Phase I                      28           $458           $465           98           $521          $565
145 Forest Park Village                                54           $485           $525           84           $573          $630
148 Cedar Heights Apartments                           172          $255           $255           84           $300          $300
149 The North Oak Apartments                           148          $357           $390          108           $488          $525
150 Arrowhead Court Apartments                         65           $548           $575           61           $624          $665
156 Tree Top Apartments                                146          $389           $420            0            $0            $0
161 The Amberton Apartments                            N/A           N/A           N/A           112           $563          $595
164 Waterway Crossing Apartments                       51           $492           $585           51           $614          $703
174 Point O' Woods Apartments                          130          $382           $415           20           $525          $525
175 Williamsburg on the Lake Apartments                60           $509           $537           74           $614          $682
179 The Bordeaux Apartments                            42           $521           $575           40           $682          $795
180 High Point Village I Apartments                    48           $377           $400           96           $475          $510
185 Park Lane Village Apartments  (1L)                 16           $388           $410           55           $447          $450
186 Rynearson Lane Village Apartments  (1L)            22           $295           $300           51           $377          $390
188 Ross Apartments                                    26          $1,065         $1,200           4          $1,169        $1,300
189 339 S. Ardmore Apartments                          71           $532           $590            7           $713          $750
191 Fondren Hill Apartments                            46           $465           $465           45           $565          $565

                                                   Subject        Subject       Subject       Subject        Subject       Subject
                                                     3 BR          3 BR          3 BR           4 BR          4 BR          4 BR
# Property Name                                     Units        Avg. Rent     Max. Rent       Units        Avg. Rent     Max. Rent
---------------                                    -------       ---------     ---------      -------       ---------     ---------
 18 Westchase Ranch Apartments  (1C)                  56           $728          $780           N/A            N/A           N/A
 19 Westwood Village Apartments  (1C)                 24           $865          $920           N/A            N/A           N/A
 20 Normandy Woods Apartments  (1C)                  N/A            N/A           N/A           N/A            N/A           N/A
 21 Savoy Manor Apartments  (1C)                     N/A            N/A           N/A           N/A            N/A           N/A
 22 San Marin Apartments  (1C)                        20           $724          $750           N/A            N/A           N/A
 23 Country Squire Apartments - South                N/A            N/A           N/A           N/A            N/A           N/A
 29 Keller Oaks Apartments  (1E)                     N/A            N/A           N/A           N/A            N/A           N/A
 30 Sycamore Hill Apartments  (1E)                   N/A            N/A           N/A           N/A            N/A           N/A
 31 Clarendon Apartments  (1E)                        16           $748          $850           N/A            N/A           N/A
 32 Woodchase Condominiums  (1E)                     N/A            N/A           N/A           N/A            N/A           N/A
 35 Spicetree Apartments                             N/A            N/A           N/A           N/A            N/A           N/A
 39 The Links at Bixby                               N/A            N/A           N/A           N/A            N/A           N/A
 40 Southwood Apartments                              58           $883          $940           N/A            N/A           N/A
 42 Pines of Westbury                                283           $609          $675           N/A            N/A           N/A
 43 Edentree Apartments                              N/A            N/A           N/A           N/A            N/A           N/A
 46 The Mint Apartments                              112           $602          $750           N/A            N/A           N/A
 48 Rancho Destino Apartments                         40           $947          $970           N/A            N/A           N/A
 50 Huntington Chase Apartments                       38           $810          $920           N/A            N/A           N/A
 53 Newsome Park Apartments                          222           $390          $390            30           $450          $450
 54 Princeton Court Apartments  (1F)                  6            $955         $1,750          N/A            N/A           N/A
 55 Pinewood Estates Apartments  (1F)                N/A            N/A           N/A           N/A            N/A           N/A
 56 Arbor Court Apartments  (1F)                     N/A            N/A           N/A           N/A            N/A           N/A
 63 Birches Apartments                               N/A            N/A           N/A           N/A            N/A           N/A
 70 Cranbrook Centre Apartments  (1H)                N/A            N/A           N/A           N/A            N/A           N/A
 73 Marin Club Apartments                            N/A            N/A           N/A           N/A            N/A           N/A
 88 Fifth Avenue Apartments                          N/A            N/A           N/A           N/A            N/A           N/A
 89 The Watermill Apartments                         N/A            N/A           N/A           N/A            N/A           N/A
 91 Hollywood Ardmore Apartments                      1           $1,500        $1,500          N/A            N/A           N/A
 92 Chasewood Apartments                             N/A            N/A           N/A           N/A            N/A           N/A
 95 Seatree Apartments                               N/A            N/A           N/A           N/A            N/A           N/A
100 New Franklin Apartments  (2)                     N/A            N/A           N/A           N/A            N/A           N/A
101 Windjammer Apartments                            N/A            N/A           N/A           N/A            N/A           N/A
102 Woodlake Village Apartments                       48           $567          $599           N/A            N/A           N/A
105 The Woods Apartments                             N/A            N/A           N/A           N/A            N/A           N/A
106 Moonlight Garden Apartments                       14           $900          $950           N/A            N/A           N/A
107 Sagamore Court Apartments                        N/A            N/A           N/A           N/A            N/A           N/A
108 Carriage Hill Apartments                         N/A            N/A           N/A           N/A            N/A           N/A
111 Friendship Crossing Apartments                   N/A            N/A           N/A           N/A            N/A           N/A
112 Spruce Properties  (1J)                          N/A            N/A           N/A           N/A            N/A           N/A
113 Oak Grove Apartments  (1J)                       N/A            N/A           N/A           N/A            N/A           N/A
114 Aldrich Apartments  (1J)                         N/A            N/A           N/A           N/A            N/A           N/A
117 Preston Racquet Club Condominiums
      and Apartments                                 N/A            N/A           N/A           N/A            N/A           N/A
118 Sand Lake Apartments                             N/A            N/A           N/A           N/A            N/A           N/A
122 Parkside East Apartments                         N/A            N/A           N/A           N/A            N/A           N/A
124 Breakers Apartments                              N/A            N/A           N/A           N/A            N/A           N/A
125 Picnic Lawn Apartments                           N/A            N/A           N/A           N/A            N/A           N/A
129 Harper Regency Apartments                         6           $2,075        $2,300          N/A            N/A           N/A
131 Captain's Landing Apartments                     N/A            N/A           N/A           N/A            N/A           N/A
136 Cedar Garden Apartments                          N/A            N/A           N/A           N/A            N/A           N/A
138 Windtree Apartments - Phase I                    N/A            N/A           N/A           N/A            N/A           N/A
145 Forest Park Village                              N/A            N/A           N/A           N/A            N/A           N/A
148 Cedar Heights Apartments                         N/A            N/A           N/A           N/A            N/A           N/A
149 The North Oak Apartments                         N/A            N/A           N/A           N/A            N/A           N/A
150 Arrowhead Court Apartments                       N/A            N/A           N/A           N/A            N/A           N/A
156 Tree Top Apartments                              N/A            N/A           N/A           N/A            N/A           N/A
161 The Amberton Apartments                          N/A            N/A           N/A           N/A            N/A           N/A
164 Waterway Crossing Apartments                     N/A            N/A           N/A           N/A            N/A           N/A
174 Point O' Woods Apartments                        N/A            N/A           N/A           N/A            N/A           N/A
175 Williamsburg on the Lake Apartments               16           $798          $825           N/A            N/A           N/A
179 The Bordeaux Apartments                           12           $756          $930           N/A            N/A           N/A
180 High Point Village I Apartments                   24           $547          $590           N/A            N/A           N/A
185 Park Lane Village Apartments  (1L)               N/A            N/A           N/A           N/A            N/A           N/A
186 Rynearson Lane Village Apartments  (1L)           2            $390          $390           N/A            N/A           N/A
188 Ross Apartments                                  N/A            N/A           N/A           N/A            N/A           N/A
189 339 S. Ardmore Apartments                        N/A            N/A           N/A           N/A            N/A           N/A
191 Fondren Hill Apartments                          N/A            N/A           N/A           N/A            N/A           N/A

                              Multifamily Schedule

                                                                          Utilities                     Subject  Subject   Subject
                                                      Cut-off Date         Tenant             Elevator   Studio   Studio    Studio
# Property Name                                        Balance (3)          Pays               (Y/N)     Units  Avg. Rent  Max. Rent
---------------                                       ------------        ---------           --------  ------- ---------  ---------
194 Hawthorne Hill Apartments                            2,389,375       Electric/Gas            No       N/A      N/A        N/A
196 Turtle Oaks Apartments                               2,341,262         Electric              No       N/A      N/A        N/A
199 Imperial Manor West Apartments                       2,281,127         Electric              No       N/A      N/A        N/A
200 Brown School Station Apts.                           2,249,293       Electric/Gas            No       N/A      N/A        N/A
203 Corinthian Apartments                                2,187,615         Electric              No        1       $500      $500
205 Catalina Apartments                                  2,172,345         Electric              No       N/A      N/A        N/A
208 College Park Apartments                              2,088,510       Electric/Water          No       N/A      N/A        N/A
209 Country Brooke Apartments                            2,055,765         Electric              No       N/A      N/A        N/A
210 Hillside View Apartments                             2,038,134         Electric              No       N/A      N/A        N/A
212 Crosswinds Apartments                                1,996,476         Electric              No       N/A      N/A        N/A
218 526 South Ardmore Avenue                             1,985,158         Electric              Yes      N/A      N/A        N/A
221 Courtyard Apartments                                 1,846,761         Electric              No       N/A      N/A        N/A
222 Sunset View Village Apartments                       1,845,711           None                No       N/A      N/A        N/A
225 Quail Ridge Apartments                               1,829,799   Electric/Gas/Water/Sewer    No       N/A      N/A        N/A
227 Laurel Heights Apartments                            1,790,996         Electric              No       N/A      N/A        N/A
230 Lakeside Apartments                                  1,781,950         Electric              No       N/A      N/A        N/A
231 Park Glen Apartments                                 1,744,104       Electric/Gas            No       N/A      N/A        N/A
233 Ravenscroft Apartments                               1,740,783         Electric              No       N/A      N/A        N/A
236 Sherwood Park Apartments                             1,696,004         Electric              No       N/A      N/A        N/A
241 Saticoy-Royale Apartments                            1,664,748       Electric/Gas            No        8       $421      $425
244 Justin Apartments                                    1,597,176       Electric/Gas            No       N/A      N/A        N/A
245 Fountain Square Apartments                           1,595,872       Electric/Gas            No       N/A      N/A        N/A
246 383 St. Johns Place                                  1,594,755           None                No       N/A      N/A        N/A
258 Woodlake Resort Village Apartments                   1,393,722       Electric/Gas            No       N/A      N/A        N/A
259 Plantation Pines Apartments                          1,347,949       Electric/Gas            No       N/A      N/A        N/A
261 Sunridge Apartments                                  1,341,749           None                No       N/A      N/A        N/A
262 Parkside Place Apartments                            1,290,235       Electric/Gas            No        2       $373      $375
264 University Apartments                                1,258,018       Electric/Gas            No        2       $355      $425
265 Isaqueena Village Apartments                         1,243,760         Electric              No       N/A      N/A        N/A
266 Turtle Dove I Apartments                             1,225,000         Electric              No       30       $336      $395
268 Valerie Apartments                                   1,070,329         Electric              No       N/A      N/A        N/A
269 Huddersfield Apartments                              1,058,366       Electric/Gas            Yes      N/A      N/A        N/A
270 1457 & 1519 - 1527 Park Road, NW                     1,048,398       Electric/Gas            Yes      27       $334      $400
271 Winter Garden Village Apartments                       997,506         Electric              No       N/A      N/A        N/A
272 Long Point Plaza Apartments                            951,432           None                No       N/A      N/A        N/A
273 The Place of Tempe Apartments                          898,616       Electric/Gas            No        2       $405      $405
274 Valley Garden Apartments                               896,907       Electric/Gas            No       N/A      N/A        N/A
275 Devereaux Apartments                                   886,649       Electric/Gas            No       N/A      N/A        N/A
277 Cottonwood Apartments                                  797,234         Electric              No       N/A      N/A        N/A
278 Royal North Apartments                                 718,072           None                No        1       $310      $310
279 Turtle Dove II Apartments                              675,000       Electric/Gas            No       N/A      N/A        N/A


                                                     Subject       Subject       Subject        Subject       Subject       Subject
                                                      1 BR          1 BR           1 BR          2 BR          2 BR          2 BR
# Property Name                                       Units       Avg. Rent     Max. Rent        Units       Avg. Rent     Max. Rent
---------------                                      -------      ---------     ---------       -------      ---------     ---------
194 Hawthorne Hill Apartments                            20           $340           $365           128          $426          $460
196 Turtle Oaks Apartments                               54           $523           $585           27           $707          $755
199 Imperial Manor West Apartments                       132          $411           $440           32           $493          $520
200 Brown School Station Apts.                           21           $379           $385           91           $407          $430
203 Corinthian Apartments                                 1           $730           $730           47           $904          $980
205 Catalina Apartments                                  61           $368           $385           59           $467          $505
208 College Park Apartments                              34           $251           $295           44           $402          $425
209 Country Brooke Apartments                             6           $314           $325           102          $413          $445
210 Hillside View Apartments                              4           $450           $475           88           $510          $570
212 Crosswinds Apartments                                N/A           N/A           N/A            53           $631          $635
218 526 South Ardmore Avenue                             45           $532           $603           18           $702          $783
221 Courtyard Apartments                                 48           $442           $450           36           $539          $590
222 Sunset View Village Apartments                       N/A           N/A           N/A            48           $668          $670
225 Quail Ridge Apartments                               36           $415           $465           68           $476          $540
227 Laurel Heights Apartments                            24           $450           $465           48           $485          $520
230 Lakeside Apartments                                  11           $760           $760           28           $838          $875
231 Park Glen Apartments                                 26           $338           $364           130          $396          $436
233 Ravenscroft Apartments                               19           $542           $627           55           $623          $647
236 Sherwood Park Apartments                             44           $458           $480           28           $527          $560
241 Saticoy-Royale Apartments                            48           $541           $550            9           $688          $725
244 Justin Apartments                                    N/A           N/A           N/A            21           $849          $875
245 Fountain Square Apartments                           24           $354           $355           96           $390          $405
246 383 St. Johns Place                                  N/A           N/A           N/A            13          $1,331        $1,400
258 Woodlake Resort Village Apartments                   12           $515           $525           38           $624          $725
259 Plantation Pines Apartments                          64           $410           $410            8           $470          $470
261 Sunridge Apartments                                  34           $456           $510           55           $497          $600
262 Parkside Place Apartments                            55           $381           $465           27           $496          $515
264 University Apartments                                25           $331           $495           26           $498          $725
265 Isaqueena Village Apartments                         N/A           N/A           N/A            60           $517          $545
266 Turtle Dove I Apartments                             41           $468           $515            8           $679          $740
268 Valerie Apartments                                   32           $363           $370           31           $464          $490
269 Huddersfield Apartments                              12           $580           $580           19           $671          $720
270 1457 & 1519 - 1527 Park Road, NW                     21           $457           $495           24           $577          $791
271 Winter Garden Village Apartments                     N/A           N/A           N/A            64           $418          $475
272 Long Point Plaza Apartments                          37           $427           $445           36           $487          $525
273 The Place of Tempe Apartments                        14           $470           $475           14           $581          $595
274 Valley Garden Apartments                             N/A           N/A           N/A            48           $523          $525
275 Devereaux Apartments                                 11           $344           $379           48           $420          $420
277 Cottonwood Apartments                                N/A           N/A           N/A            29           $595          $595
278 Royal North Apartments                               24           $380           $385           60           $455          $465
279 Turtle Dove II Apartments                            32           $427           $450            8           $527          $550

                                                       Subject        Subject       Subject       Subject        Subject    Subject
                                                         3 BR          3 BR          3 BR           4 BR          4 BR       4 BR
# Property Name                                         Units        Avg. Rent     Max. Rent       Units        Avg. Rent  Max. Rent
---------------                                        -------       ---------     ---------      -------       ---------  ---------
194 Hawthorne Hill Apartments                             20           $471          $500           N/A            N/A        N/A
196 Turtle Oaks Apartments                               N/A            N/A           N/A           N/A            N/A        N/A
199 Imperial Manor West Apartments                       N/A            N/A           N/A           N/A            N/A        N/A
200 Brown School Station Apts.                           N/A            N/A           N/A           N/A            N/A        N/A
203 Corinthian Apartments                                 6           $1,135        $1,200          N/A            N/A        N/A
205 Catalina Apartments                                  N/A            N/A           N/A           N/A            N/A        N/A
208 College Park Apartments                               10           $514          $525           N/A            N/A        N/A
209 Country Brooke Apartments                            N/A            N/A           N/A           N/A            N/A        N/A
210 Hillside View Apartments                             N/A            N/A           N/A           N/A            N/A        N/A
212 Crosswinds Apartments                                 11           $795          $810           N/A            N/A        N/A
218 526 South Ardmore Avenue                             N/A            N/A           N/A           N/A            N/A        N/A
221 Courtyard Apartments                                 N/A            N/A           N/A           N/A            N/A        N/A
222 Sunset View Village Apartments                       N/A            N/A           N/A           N/A            N/A        N/A
225 Quail Ridge Apartments                               N/A            N/A           N/A           N/A            N/A        N/A
227 Laurel Heights Apartments                            N/A            N/A           N/A           N/A            N/A        N/A
230 Lakeside Apartments                                  N/A            N/A           N/A           N/A            N/A        N/A
231 Park Glen Apartments                                  18           $459          $505           N/A            N/A        N/A
233 Ravenscroft Apartments                                1            $752          $752           N/A            N/A        N/A
236 Sherwood Park Apartments                             N/A            N/A           N/A           N/A            N/A        N/A
241 Saticoy-Royale Apartments                            N/A            N/A           N/A           N/A            N/A        N/A
244 Justin Apartments                                     4           $1,073        $1,100          N/A            N/A        N/A
245 Fountain Square Apartments                           N/A            N/A           N/A           N/A            N/A        N/A
246 383 St. Johns Place                                   3           $1,575        $1,575          N/A            N/A        N/A
258 Woodlake Resort Village Apartments                   N/A            N/A           N/A           N/A            N/A        N/A
259 Plantation Pines Apartments                           16           $595          $595           N/A            N/A        N/A
261 Sunridge Apartments                                   10           $628          $650           N/A            N/A        N/A
262 Parkside Place Apartments                            N/A            N/A           N/A           N/A            N/A        N/A
264 University Apartments                                 9            $609          $800           N/A            N/A        N/A
265 Isaqueena Village Apartments                         N/A            N/A           N/A           N/A            N/A        N/A
266 Turtle Dove I Apartments                             N/A            N/A           N/A           N/A            N/A        N/A
268 Valerie Apartments                                    1            $560          $560           N/A            N/A        N/A
269 Huddersfield Apartments                              N/A            N/A           N/A           N/A            N/A        N/A
270 1457 & 1519 - 1527 Park Road, NW                      6            $753          $766           N/A            N/A        N/A
271 Winter Garden Village Apartments                     N/A            N/A           N/A           N/A            N/A        N/A
272 Long Point Plaza Apartments                           12           $556          $565           N/A            N/A        N/A
273 The Place of Tempe Apartments                        N/A            N/A           N/A           N/A            N/A        N/A
274 Valley Garden Apartments                             N/A            N/A           N/A           N/A            N/A        N/A
275 Devereaux Apartments                                 N/A            N/A           N/A           N/A            N/A        N/A
277 Cottonwood Apartments                                 1            $750          $750           N/A            N/A        N/A
278 Royal North Apartments                               N/A            N/A           N/A           N/A            N/A        N/A
279 Turtle Dove II Apartments                            N/A            N/A           N/A           N/A            N/A        N/A


(1C) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively.
(1E) A Single Mortgage Note is secured by Keller Oaks Apartments, Sycamore Hill Apartments, Claredon Apartments and Woodchase Condominiums, respectively.
(1F) A Single Mortgage Note is secured by Princeton Court Apartments, Pinewood Estates Apartments and Arbor Court Apartments, respectively.
(1H) The Mortgage Loans secured by Cranbrook Centre Apartments and Cranbrook Centre Office Buildings, respectively, are cross-collateralized and cross-defaulted.
(1J) A Single Mortgage Note is secured by Spruce Properties, Oak Grove Apartments and Aldrich Apartments, respectively. The Mortgage Loan secured by Spruce Properties contains two properties that operated are as one.
(1L) A Single Mortgage Note secured by Park Lane Village Apartments and Rynearson Lane Village Apartments, respectively.
 (2) The Mortgage Loan secured by New Franklin Apartments contains four properties that are operated as one.
 (3)  Assumes a Cut-off Date of March 1, 1999.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                                 Mortgage Rates

                       Mortgage Loans by Amortization Type

                              Cut-off Date Balances

                        Loan Group Cut-off Date Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwriting Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                             Mortgage Loans by State

                              Mortgage Loan Seller

                         Mortgage Loans by Property Type

                       Mortgage Loans by Property Sub-Type

                   Prepayment Provision as of the Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile



                                      A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 Mortgage Rates



                                                                                         Weighted                    Weighted
                                 Number of                            Percentage of      Average        Weighted      Average
           Range of              Mortgage          Cut-off Date        Initial Pool      Mortgage       Average     Cut-off Date
        Mortgage Rates             Loans            Balance(1)            Balance          Rate         U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------------------

5.960%     -      6.499%            9             $23,677,724             1.9%            6.219%          1.44x         71.9%
6.500%     -      6.749%           11              58,718,671             4.7%            6.640%          1.33          75.9%
6.750%     -      6.999%           30             152,042,451            12.1%            6.858%          1.36          75.9%
7.000%     -      7.249%           55             258,866,516            20.7%            7.127%          1.34          75.5%
7.250%     -      7.499%           74             359,148,517            28.7%            7.340%          1.54          68.2%
7.500%     -      7.999%           88             307,513,241            24.5%            7.644%          1.31          74.1%
8.000%     -      8.440%           12              92,718,334             7.4%            8.134%          1.30          76.9%
                            -----------------------------------------------------------------------------------------------------
Total/Weighted Average:           279          $1,252,685,456           100.0%            7.317%          1.39x         73.2%
                            =====================================================================================================

Maximum Mortgage Rate:         8.440%
Minimum Mortgage Rate:         5.960%
Wtd. Avg. Mortgage Rate:       7.317%

(1) Cut-off balance as of 3/1/99.





                       Mortgage Loans by Amortization Type




                                                                                        Weighted                         Weighted
                               Number of                              Percentage of      Average        Weighted          Average
                               Mortgage          Cut-off Date         Initial Pool      Mortgage        Average        Cut-off Date
Loan Type                        Loans            Balance(1)             Balance          Rate          U/W DSCR         LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------

Balloon                           208            $906,916,844             72.4%           7.337%          1.32x            74.5%
Hyper Amortizing                   68             328,445,422             26.2%           7.276%          1.59             69.3%
Fully Amortizing                    3              17,323,190              1.4%           7.016%          1.27             77.3%
                            -----------------------------------------------------------------------------------------------------
Total/Weighted Average:           279          $1,252,685,456            100.0%           7.317%          1.39x            73.2%
                            =====================================================================================================

(1) Cut-off balance as of 3/1/99.

                             Cut-off Date Balances



                                                                                          Weighted                     Weighted
                                       Number of                         Percentage of    Average       Weighted        Average
           Range of                    Mortgage        Cut-off Date       Initial Pool    Mortgage       Average      Cut-off Date
     Cut-off Date Balances              Loans           Balance (1)         Balance         Rate         U/W DSCR       LTV Ratio
----------------------------------------------------------------------------------------------------------------------------------
  $515,269    -       749,999             4              $2,480,311           0.2%          7.814%         1.43x          73.2%
   750,000    -     1,249,999            17              17,174,799           1.4%          7.602%         1.37           73.0%
 1,250,000    -     1,999,999            63             104,815,403           8.4%          7.313%         1.39           70.0%
 2,000,000    -     2,999,999            60             152,593,198          12.2%          7.211%         1.41           69.6%
 3,000,000    -     3,999,999            33             116,312,485           9.3%          7.264%         1.38           71.8%
 4,000,000    -     4,999,999            22              99,675,950           8.0%          7.322%         1.46           73.0%
 5,000,000    -     5,999,999            17              91,965,164           7.3%          7.229%         1.57           71.9%
 6,000,000    -     9,999,999            39             282,766,080          22.6%          7.306%         1.44           72.3%
10,000,000    -    14,999,999            13             158,129,681          12.6%          7.344%         1.28           76.8%
15,000,000    -    19,999,999             6              99,435,972           7.9%          7.319%         1.30           74.5%
20,000,000    -    24,999,999             3              67,309,732           5.4%          7.572%         1.28           77.7%
25,000,000    -   $30,446,295             2              60,026,682           4.8%          7.404%         1.27           80.0%
                                ------------------------------------------------------------------------------------------------
Total/Weighted Average:                 279          $1,252,685,456         100.0%          7.317%         1.39x          73.2%
                                ================================================================================================

Maximum Cut-off Date Balance:   $30,446,295
Minimum Cut-off Date Balance:      $515,269
Average Cut-off Date Balance:    $4,489,912

(1) Cut-off balance as of 3/1/99.





                        Loan Group Cut-off Date Balances



                                                                                          Weighted                     Weighted
                                     Number of                          Percentage of      Average      Weighted        Average
           Range of                   Mortgage         Cut-off Date      Initial Pool      Mortgage      Average      Cut-off Date
     Cut-off Date Balances             Loans            Balance (1)        Balance          Rate        U/W DSCR        LTV Ratio
---------------------------------------------------------------------------------------------------------------------------------
  $675,000    -       749,999             2              $1,393,072           0.1%          7.856%         1.50x           70.5%
   750,000    -     1,249,999            13              13,064,503           1.0%          7.549%         1.39            72.2%
 1,250,000    -     1,999,999            54              90,606,908           7.2%          7.316%         1.38            70.0%
 2,000,000    -     2,999,999            55             140,756,300          11.2%          7.208%         1.42            69.8%
 3,000,000    -     3,999,999            29             101,853,122           8.1%          7.241%         1.32            73.9%
 4,000,000    -     4,999,999            17              76,432,397           6.1%          7.330%         1.29            77.2%
 5,000,000    -     5,999,999            13              70,952,058           5.7%          7.197%         1.37            77.2%
 6,000,000    -     9,999,999            34             253,614,557          20.2%          7.328%         1.30            74.5%
10,000,000    -    14,999,999            11             137,345,476          11.0%          7.291%         1.28            76.8%
15,000,000    -    19,999,999             5              82,286,927           6.6%          7.271%         1.28            73.4%
20,000,000    -    24,999,999             2              41,232,174           3.3%          7.083%         1.27            79.8%
25,000,000    -   $70,750,763             5             243,147,962          19.4%          7.485%         1.66            68.5%
                                ------------------------------------------------------------------------------------------------
Total/Weighted Average:                 240          $1,252,685,456         100.0%          7.317%         1.39x           73.2%
                                ================================================================================================

Maximum Cut-off Date Balance:   $70,750,763
Minimum Cut-off Date Balance:      $675,000
Average Cut-off Date Balance:    $5,219,523

(1) Cut-off balance as of 3/1/99. Presents each group of cross-collateralized Mortgage Loans as a single Mortgage Loan.

                          Original Amortization Terms




                                                                              Weighted                          Weighted
     Range of                Number of                       Percentage of    Average         Weighted          Average
Original Amortization        Mortgage       Cut-off Date      Initial Pool    Mortgage         Average       Cut-off Date
   Terms (Months)             Loans          Balance (1)        Balance         Rate          U/W DSCR         LTV Ratio
---------------------------------------------------------------------------------------------------------------------------
180    -     239                3            $9,950,692          0.8%          6.552%            1.31x           64.1%
240    -     299                7             9,970,526          0.8%          7.444%            1.37            67.4%
300    -     313               86           264,096,668         21.1%          7.393%            1.71            63.5%
314    -     360              183           968,667,570         77.3%          7.303%            1.30            76.0%
                             ----------------------------------------------------------------------------------------------
Total/Weighted Average:       279        $1,252,685,456        100.0%          7.317%            1.39x           73.2%
                             ==============================================================================================

Maximum Original Amortization Term (Months):         360
Minimum Original Amortization Term (Months):         180
Wtd. Avg. Original Amortization Term (Months):       345

(1) Cut-off balance as of 3/1/99.





                     Original Terms to Stated Maturity (1)



                                                                              Weighted                        Weighted
     Range of               Number of                      Percentage of      Average          Weighted        Average
  Original Terms            Mortgage        Cut-off Date    Initial Pool      Mortgage          Average      Cut-off Date
to Maturity (Months)         Loans           Balance (2)       Balance          Rate           U/W DSCR        LTV Ratio
-------------------------------------------------------------------------------------------------------------------------

 60    -     108                6           $46,088,506          3.7%          7.120%            1.29x           76.8%
109    -     120              261         1,148,111,527         91.7%          7.341%            1.40            72.8%
121    -     204                5            13,549,427          1.1%          7.117%            1.38            74.8%
205    -     300                7            44,935,996          3.6%          6.967%            1.31            77.9%
                             ---------------------------------------------------------------------------------------------
Total/Weighted Average:       279        $1,252,685,456        100.0%          7.317%            1.39x           73.2%
                             =============================================================================================

Maximum Original Term to Maturity (Months):        300
Minimum Original Term to Maturity (Months):         60
Wtd. Avg. Original Term to Maturity (Months):      125

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Cut-off balance as of 3/1/99.

                          Remaining Amortization Terms

                                                                                         Weighted                       Weighted
      Range of               Number of                              Percentage of         Average        Weighted        Average
Remaining Amortization        Mortgage          Cut-off Date        Initial Pool         Mortgage        Average      Cut-off Date
   Terms (Months)              Loans             Balance (1)           Balance             Rate          U/W DSCR       LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
   177  -   239                   9              $18,357,342              1.5%             6.998%           1.32x        66.0%
   240  -   299                  83              255,960,545             20.4%             7.379%           1.73         63.2%
   300  -   313                   5               14,842,114              1.2%             7.451%           1.35         71.1%
   314  -   360                 182              963,525,455             76.9%             7.304%           1.30         76.0%
                           --------------------------------------------------------------------------------------------------------
Total/Weighted Average:         279           $1,252,685,456            100.0%             7.317%           1.39x        73.2%
                           ========================================================================================================

Maximum Remaining Amortization Term (Months):        360
Minimum Remaining Amortization Term (Months):        177
Wtd. Avg. Remaining Amortization Term (Months):      342

(1) Cut-off balance as of 3/1/99.





                     Remaining Terms to Stated Maturity (1)

                                                                                          Weighted                       Weighted
     Range of                Number of                              Percentage of         Average          Weighted       Average
  Remaining Terms             Mortgage          Cut-off Date         Initial Pool         Mortgage          Average    Cut-off Date
to Maturity (Months)           Loans             Balance (2)           Balance              Rate           U/W DSCR      LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
    58  -    108                  7              $48,782,931              3.9%             7.141%            1.31x       75.9%
   109  -    120                260            1,145,417,102             91.4%             7.340%            1.40        72.9%
   121  -    204                  5               13,549,427              1.1%             7.117%            1.38        74.8%
   205  -    289                  7               44,935,996              3.6%             6.967%            1.31        77.9%
                           --------------------------------------------------------------------------------------------------------
Total/Weighted Average:         279           $1,252,685,456            100.0%             7.317%            1.39x       73.2%
                           ========================================================================================================

Maximum Remaining Term to Maturity (Months):         289
Minimum Remaining Term to Maturity (Months):          58
Wtd. Avg. Remaining Term to Maturity (Months):       122

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Cut-off balance as of 3/1/99.

                        Years Built/Years Renovated (1)

                                                                                        Weighted                        Weighted
                                 Number of                          Percentage of        Average          Weighted      Average
 Range of Years                  Mortgage       Cut-off Date         Initial Pool       Mortgage           Average    Cut-off Date
 Built/Renovated                   Loans         Balance (2)           Balance            Rate            U/W DSCR     LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
 1951   -   1960                     6           $12,819,010              1.0%             7.208%            1.68x       62.7%
 1961   -   1970                    24            79,789,581              6.4%             7.298%            1.33        76.2%
 1971   -   1980                    40           168,025,746             13.4%             7.241%            1.33        74.1%
 1981   -   1990                    83           330,990,240             26.4%             7.236%            1.31        75.4%
 1991   -   1998                   126           661,060,879             52.8%             7.381%            1.44        71.7%
                            -------------------------------------------------------------------------------------------------------
Total/Weighted Average:            279        $1,252,685,456            100.0%             7.317%            1.39x       73.2%
                            =======================================================================================================

Maximum Year Built/Renovated:     1998
Minimum Year Built/Renovated:     1951
Wtd. Avg. Year Built/Renovated:   1988

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Cut-off balance as of 3/1/99.





                        Occupancy Rates at Underwriting

                                                                                          Weighted                     Weighted
                                  Number of                         Percentage of          Average       Weighted      Average
      Range of                    Mortgage      Cut-off Date        Initial Pool          Mortgage        Average    Cut-off Date
Occupancy Rates at U/W            Loans (1)      Balance (2)           Balance              Rate         U/W DSCR     LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
  50.0%   -    69.9%                   2          $5,648,370             0.5%              7.040%            1.39x       54.8%
  70.0%   -    79.9%                   2           4,425,045             0.4%              6.903%            1.38        73.6%
  80.0%   -    89.9%                  15          55,761,841             4.5%              7.279%            1.35        68.3%
  90.0%   -    94.9%                  50         239,045,962            19.1%              7.262%            1.31        76.1%
  95.0%   -   100.0%                 184         831,465,195            66.4%              7.317%            1.31        75.4%
                               ----------------------------------------------------------------------------------------------------
Total/Weighted Average:              279      $1,136,346,413            90.7%              7.300%            1.31x       75.1%
                               ====================================================================================================

Maximum Occupancy Rate at U/W:     100.0%
Minimum Occupancy Rate at U/W:      50.0%
Wtd. Avg. Occupancy Rate at U/W:    87.3%

(1) Does not include any Mortgage Loans secured by hotel properties.
(2) Cut-off balance as of 3/1/99.

                   Underwriting Debt Service Coverage Ratios


                                                                                   Weighted                             Weighted
                             Number of                             Percentage of    Average            Weighted          Average
       Range of               Mortgage       Cut-off Date          Initial Pool    Mortgage             Average       Cut-off Date
       U/W DSCRs               Loans          Balance(1)              Balance        Rate              U/W DSCR         LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
1.20x     -      1.29           108          $631,478,078             50.4%          7.379%              1.25x             76.5%
1.30      -      1.39            87           334,357,109             26.7%          7.243%              1.33              74.4%
1.40      -      1.49            46           154,796,906             12.4%          7.291%              1.42              74.2%
1.50      -      1.59            12            24,598,983              2.0%          7.007%              1.53              67.1%
1.60      -      2.54x           26           107,454,379              8.6%          7.286%              2.29              50.2%
                               ----------------------------------------------------------------------------------------------------
Total/Weighted Average:         279        $1,252,685,456            100.0%          7.317%              1.39x             73.2%
                               ====================================================================================================

Maximum Underwriting DSCR:     2.54x
Minimum Underwriting DSCR:     1.20x
Wtd. Avg. Underwriting DSCR:   1.39x

(1) Cut-off balance as of 3/1/99.





                        Cut-off Date Loan-to-Value Ratios



                                                                                   Weighted                              Weighted
                             Number of                            Percentage of     Average           Weighted           Average
Range of Cut-off Date         Mortgage       Cut-off Date         Initial Pool      Mortgage           Average        Cut-off Date
Loan-to-Value Ratios           Loans          Balance(1)             Balance          Rate            U/W DSCR          LTV Ratio
---------------------------------------------------------------------------------------------------------------------------------

16.20%    -     50.00%           18           $77,184,406              6.2%          7.334%              2.42x             44.1%
50.01%    -     60.00%           19            55,551,024              4.4%          7.286%              1.59              57.4%
60.01%    -     70.00%           41           125,826,621             10.0%          7.443%              1.36              66.2%
70.01%    -     75.00%           73           279,229,072             22.3%          7.355%              1.32              73.0%
75.01%    -     80.00%          121           662,639,360             52.9%          7.250%              1.30              78.6%
80.01%    -     82.50%            7            52,254,974              4.2%          7.657%              1.25              81.6%
                                --------------------------------------------------------------------------------------------------
Total/Weighted Average:         279        $1,252,685,456            100.0%          7.317%              1.39x             73.2%
                                ==================================================================================================


Maximum Cut-off Date LTV Ratio:    82.5%
Minimum Cut-off Date LTV Ratio:    16.2%
Wtd. Avg. Cut-off Date LTV Ratio:  73.2%

(1) Cut-off balance as of 3/1/99.

                             Mortgage Loans by State



                                                                                 Weighted                             Weighted
                             Number of                        Percentage of       Average             Weighted         Average
                             Mortgage      Cut-off Date       Initial Pool       Mortgage              Average      Cut-off Date
State                         Loans         Balance(1)           Balance           Rate               U/W DSCR        LTV Ratio
---------------------------------------------------------------------------------------------------------------------------------
Texas                          53          $247,283,354           19.7%           7.292%                 1.30x         74.8%
California                     43           169,156,706           13.5%           7.287%                 1.31          75.7%
Florida                        19           123,548,452            9.9%           7.728%                 1.34          75.9%
Michigan                       17            59,538,902            4.8%           7.328%                 1.44          71.6%
Tennessee                       2            45,946,295            3.7%           6.906%                 1.28          75.4%
North Carolina                  9            42,498,893            3.4%           7.456%                 1.89          62.2%
Pennsylvania                    4            40,233,429            3.2%           7.253%                 1.35          78.7%
Massachusetts                   6            37,807,595            3.0%           7.483%                 1.39          70.6%
Louisiana                       5            36,317,290            2.9%           7.698%                 1.34          76.9%
Virginia                        3            34,591,554            2.8%           7.206%                 1.33          78.1%
Georgia                         7            32,757,166            2.6%           7.149%                 1.72          67.3%
Ohio                            9            31,646,065            2.5%           7.157%                 1.33          75.2%
Colorado                        8            30,301,170            2.4%           7.292%                 1.30          68.2%
South Carolina                  8            28,520,688            2.3%           7.040%                 1.74          64.8%
New Jersey                      7            28,088,527            2.2%           7.383%                 1.29          72.3%
New York                        7            26,991,196            2.2%           7.434%                 1.76          66.3%
Illinois                        9            25,704,850            2.1%           6.930%                 1.44          72.2%
Indiana                         7            23,789,539            1.9%           7.300%                 1.42          72.6%
Washington                      7            19,746,085            1.6%           7.213%                 1.31          73.8%
Maryland                        6            18,946,349            1.5%           7.212%                 1.46          69.0%
New Hampshire                   5            18,607,922            1.5%           6.911%                 1.30          69.8%
Nevada                          4            15,870,796            1.3%           7.348%                 1.27          76.3%
Oklahoma                        1            14,487,822            1.2%           6.940%                 1.27          78.7%
Arizona                         4            13,558,040            1.1%           7.307%                 1.99          54.7%
Maine                           3            11,724,123            0.9%           7.424%                 1.35          63.3%
Wisconsin                       2            10,492,750            0.8%           7.336%                 1.27          75.1%
Kansas                          1             9,841,203            0.8%           6.820%                 1.40          77.5%
Oregon                          2             7,277,959            0.6%           7.144%                 1.82          60.5%
Missouri                        4             7,043,268            0.6%           7.972%                 1.39          68.7%
Mississippi                     3             6,841,796            0.5%           6.925%                 1.37          75.8%
Minnesota                       4             6,785,324            0.5%           7.678%                 1.36          74.8%
Alabama                         3             6,780,746            0.5%           7.209%                 1.27          74.9%
Connecticut                     1             6,300,000            0.5%           7.610%                 1.26          70.0%
District of Columbia            2             5,651,491            0.5%           7.489%                 1.26          77.0%
Delaware                        2             4,962,484            0.4%           6.680%                 1.35          79.7%
New Mexico                      1             1,546,334            0.1%           7.890%                 1.33          58.9%
Utah                            1             1,499,290            0.1%           7.720%                 1.25          77.9%
                              ------------------------------------------------------------------------------------------------
Total/Weighted Average:       279        $1,252,685,456          100.0%           7.317%                 1.39x         73.2%
                              ================================================================================================

(1) Cut-off balance as of 3/1/99.





                              Mortgage Loan Seller



                                                                                        Weighted                        Weighted
                                 Number of                          Percentage of        Average         Weighted        Average
                                  Mortgage        Cut-off Date       Initial Pool        Mortgage         Average      Cut-off Date
Mortgage Loan Seller               Loans           Balance(1)          Balance             Rate          U/W DSCR       LTV Ratio
---------------------------------------------------------------------------------------------------------------------------------
G.E. Capital Access                177            $876,223,369         69.9%              7.314%           1.40x           73.2%
Column                             102             376,462,087         30.1%              7.324%           1.36            73.2%
                                  -----------------------------------------------------------------------------------------------
Total/Weighted Average:            279          $1,252,685,456        100.0%              7.317%           1.39x           73.2%
                                  ===============================================================================================


(1) Cut-off balance as of 3/1/99.

                        Mortgage Loans by Property Type

                                                                                         Weighted                       Weighted
                                     Number of                          Percentage of    Average        Weighted         Average
                                     Mortgage           Cut-off Date    Initial Pool     Mortgage       Average       Cut-off Date
Property Type                          Loans            Balance(1)         Balance         Rate         U/W DSCR        LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                             107            $455,089,577        36.3%           7.140%          1.30x           76.5%
Retail                                   59             310,401,887        24.8%           7.483%          1.30            76.2%
Hotel                                    26             116,339,043         9.3%           7.479%          2.13            54.5%
Office                                   24             110,681,155         8.8%           7.451%          1.31            71.9%
Mixed Use                                18             103,267,224         8.2%           7.278%          1.32            69.7%
Manufactured Housing                     24              82,350,974         6.6%           7.165%          1.38            75.4%
Self Storage                             16              39,245,939         3.1%           7.465%          1.36            72.8%
Industrial                                5              35,309,656         2.8%           7.481%          1.42            74.5%
                                   ------------------------------------------------------------------------------------------------
Total/Weighted Average:                 279          $1,252,685,456       100.0%           7.317%          1.39x           73.2%
                                   ================================================================================================

(1) Cut-off balance as of 3/1/99.





                      Mortgage Loans by Property Sub-Type


                                                                                             Weighted                    Weighted
                                             Number of                      Percentage of    Average     Weighted         Average
                                             Mortgage    Cut-off Date       Initial Pool     Mortgage     Average      Cut-off Date
Property           Property Sub-Type           Loans     Balance(1)            Balance         Rate      U/W DSCR        LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Retail
                  Anchored                      34        $235,441,576           18.8%        7.500%        1.29x           76.5%
                  Unanchored                    25          74,960,311            6.0%        7.428%        1.33            75.5%
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                         59        $310,401,887           24.8%        7.483%        1.30x           76.2%
===================================================================================================================================

Hotel
                  Limited Service     (2)       23         $92,969,978            7.4%        7.420%        2.24x           51.5%
                  Full Service                   3          23,369,066            1.9%        7.716%        1.71            66.8%
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                         26        $116,339,043            9.3%        7.479%        2.13x           54.5%
===================================================================================================================================

(1) Cut-off balance as of 3/1/99.
(2) 76.1% comprised of the Winston Loan, which consists of 14 properties with a 2.54x DSCR and 43.6% LTV.

                  Prepayment Provision as of the Cut-off Date

                                                                                         Weighted       Weighted
                                                                                          Average       Average
                                                                                         Remaining      Remaining      Weighted
          Range of               Number of                            Percentage of       Lockout        Lockout       Average
    Remaining Terms to            Mortgage          Cut-off Date      Initial Pool        Period     Plus YM Period    Maturity
Stated Maturity (Years) (1)        Loans            Balance (2)          Balance          (Years)        (Years)        (Years)
-----------------------------------------------------------------------------------------------------------------------------------
  4.0   -    4.9                      1              $7,137,562            0.6%             4.6            4.6             4.8
  6.0   -    6.9                      4              35,148,655            2.8%             6.4            6.4             6.8
  7.0   -    7.9                      1               3,802,289            0.3%             3.8            6.7             7.2
  8.0   -    8.9                      1               2,694,425            0.2%             1.8            8.8             8.8
  9.0   -    9.9                    254           1,107,587,102           88.4%             9.1            9.4             9.8
 10.0   -   10.9                      6              37,830,000            3.0%             9.2            9.6            10.0
 11.0   -   11.9                      1               2,956,573            0.2%            11.6           11.6            11.9
 14.0   -   14.9                      4              10,592,854            0.8%            11.5           14.1            14.6
 19.0   -   19.9                      4              22,141,083            1.8%             9.9           18.4            19.7
 24.0   -   24.9                      3              22,794,913            1.8%             8.6           20.8            24.0
                              -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             279          $1,252,685,456          100.0%             9.0            9.7            10.1
                              =====================================================================================================

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Cut-off balance as of 3/1/99.





                               Prepayment Option

                                                                                          Weighted     Weighted
                                                                                          Average      Average
                                                                                         Remaining     Remaining      Weighted
                                                                     Percentage of        Lockout       Lockout        Average
                                 Number of       Cut-off Date           Initial           Period    Plus YM Period    Maturity
Prepayment Option                  Loans          Balance (1)        Pool Balance         (Years)       (Years)      (Years) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                254          $1,147,218,645           91.6%             9.4            9.4             9.7
Lockout / Yield Maintenance          24             104,021,536            8.3%             5.4           13.7            14.7
Lockout                               1               1,445,275            0.1%             1.9            1.9             9.7
                              -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             279          $1,252,685,456          100.0%             9.0            9.7            10.1
                              =====================================================================================================

(1) Cut-off balance as of 3/1/99.
(2) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

                      Mortgage Pool Prepayment Profile (1)


                                                                                        % of Pool
             Months Since       Number of         Outstanding         % of Pool           Yield            % of Pool
 Date        Cut-off Date         Loans           Balance (mm)         Lockout         Maintenance           Open            Total
-----------------------------------------------------------------------------------------------------------------------------------
Mar-99            0                279              $1,252.7           100.0%              0.0%              0.0%           100.0%

Mar-00            12               279              $1,240.2           100.0%              0.0%              0.0%           100.0%

Mar-01            24               279              $1,226.6            99.7%              0.2%              0.1%           100.0%

Mar-02            36               279              $1,211.8            96.2%              3.6%              0.1%           100.0%

Mar-03            48               279              $1,195.8            95.2%              4.7%              0.1%           100.0%

Mar-04            60               278              $1,172.1            95.0%              4.9%              0.1%           100.0%

Mar-05            72               278              $1,153.8            95.0%              4.9%              0.1%           100.0%

Mar-06            84               274              $1,101.9            94.8%              4.7%              0.4%           100.0%

Mar-07            96               273              $1,077.8            94.8%              5.1%              0.1%           100.0%

Mar-08           108               272              $1,053.6            92.5%              6.0%              1.6%           100.0%

Mar-09           120               12                $47.0              20.1%             77.0%              2.9%           100.0%

Mar-10           132               12                $45.4              20.2%             77.0%              2.8%           100.0%

Mar-11           144               11                $41.1              15.4%             81.7%              2.9%           100.0%

Mar-12           156               11                $39.2              15.4%             81.9%              2.7%           100.0%

Mar-13           168               11                $37.3              15.4%             76.2%              8.4%           100.0%

Mar-14           180                7                $28.0               1.3%             95.8%              2.9%           100.0%

Mar-15           192                7                $26.1               1.1%             96.3%              2.6%           100.0%

Mar-16           204                7                $24.1               1.0%             96.8%              2.2%           100.0%

Mar-17           216                7                $21.9               0.8%             97.5%              1.7%           100.0%

Mar-18           228                7                $19.6               0.5%             85.3%             14.2%           100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

                                  EXHIBIT B

                            FORM OF TRUSTEE REPORT

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

--------------------------------------------------------------------------------

                                 TRUSTEE REPORT

                                Table of Contents

==================================================================


STATEMENT SECTIONS                                   PAGE(s)
-----------------                                    -------

Certificate Distribution Detail                         2
Certificate Factor Detail                               3
Reconciliation Detail                                   4
Other Required Information                              5
Ratings Detail                                          6
Current Mortgage Loan and Property
 Stratification Tables                                 7-9
Mortgage Loan Detail                                    10
Principal Prepayment Detail                             11
Historical Detail                                       12
Delinquency Loan Detail                                 13
Specially Serviced Loan Detail                        14-15
Modified Loan Detail                                    16
Liquidated Loan Detail                                  17

==================================================================

        Underwriter                            Servicer                             Special Servicer
============================       =====================================        ============================
Donaldson, Lufkin & Jenrette       GE Capital Loan Services Inc.
Securities Corporation             363 North Sam Houston Parkway, East
277 Park Avenue                    Suite 1200
New York, NY 10172                 Houston, TX 77060

Contact:  N. Dante LaRocca         Contact:      Shelly Shrimpton
Phone Number: (212) 892-3000       Phone Number: (281) 405-7087
============================       ====================================         ============================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 1 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

                         Certificate Distribution Detail

=========================================================================================================================
                                 Pass-Through         Original          Beginning         Principal           Interest
  Class            CUSIP             Rate             Balance            Balance         Distribution       Distribution
=========================================================================================================================
   A-1A                            0.000000%             0.00               0.00             0.00               0.00
   A-1B                            0.000000%             0.00               0.00             0.00               0.00
   A-2                             0.000000%             0.00               0.00             0.00               0.00
   A-3                             0.000000%             0.00               0.00             0.00               0.00
   B-1                             0.000000%             0.00               0.00             0.00               0.00
   B-2                             0.000000%             0.00               0.00             0.00               0.00
   B-3                             0.000000%             0.00               0.00             0.00               0.00
   B-4                             0.000000%             0.00               0.00             0.00               0.00
   B-5                             0.000000%             0.00               0.00             0.00               0.00
   B-6                             0.000000%             0.00               0.00             0.00               0.00
   B-7                             0.000000%             0.00               0.00             0.00               0.00
   B-8                             0.000000%             0.00               0.00             0.00               0.00
    C                              0.000000%             0.00               0.00             0.00               0.00
   D-1                             0.000000%             0.00               0.00             0.00               0.00
   D-2                             0.000000%             0.00               0.00             0.00               0.00
   R-I                             0.000000%             0.00               0.00             0.00               0.00
   R-II                            0.000000%             0.00               0.00             0.00               0.00
  R-III                            0.000000%             0.00               0.00             0.00               0.00
=========================================================================================================================
  Totals                                                 0.00               0.00             0.00               0.00
=========================================================================================================================

===========================================================================================================
                                    Realized Loss/                                              Current
                 Prepayment        Additional Trust          Total             Ending        Subordination
  Class           Penalties         Fund Expenses        Distribution         Balance          Level (1)
===========================================================================================================
   A-1A              0.00                0.00                0.00              0.00              0.00%
   A-1B              0.00                0.00                0.00              0.00              0.00%
   A-2               0.00                0.00                0.00              0.00              0.00%
   A-3               0.00                0.00                0.00              0.00              0.00%
   B-1               0.00                0.00                0.00              0.00              0.00%
   B-2               0.00                0.00                0.00              0.00              0.00%
   B-3               0.00                0.00                0.00              0.00              0.00%
   B-4               0.00                0.00                0.00              0.00              0.00%
   B-5               0.00                0.00                0.00              0.00              0.00%
   B-6               0.00                0.00                0.00              0.00              0.00%
   B-7               0.00                0.00                0.00              0.00              0.00%
   B-8               0.00                0.00                0.00              0.00              0.00%
    C                0.00                0.00                0.00              0.00              0.00%
   D-1               0.00                0.00                0.00              0.00              0.00%
   D-2               0.00                0.00                0.00              0.00              0.00%
   R-I               0.00                0.00                0.00              0.00              0.00%
   R-II              0.00                0.00                0.00              0.00              0.00%
  R-III              0.00                0.00                0.00              0.00              0.00%
===========================================================================================================
  Totals             0.00                0.00                0.00              0.00
===========================================================================================================

====================================================================================================================================
                                          Original      Beginning                                                      Ending
                         Pass-Through     Notional      Notional       Interest      Prepayment        Total          Notional
  Class        CUSIP         Rate          Amount        Amount      Distribution     Penalties    Distribution        Amount
====================================================================================================================================
    S                      0.000000%                      0.00           0.00           0.00           0.00               0.00
====================================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

--------------------------------------------------------------------------------

                           Certificate Factor Detail

====================================================================================================================
                         Beginning      Principal     Interest     Prepayment      Realized Loss/        Ending
   Class     CUSIP        Balance      Distribution  Distribution   Penalties     Additional Trust      Balance
                                                                                   Fund Expenses
====================================================================================================================
   A-1A                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   A-1B                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-5                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-6                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-7                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-8                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
     C                 0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    R-I                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-II                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-III               0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
====================================================================================================================

===============================================================================
                         Beginning                                     Ending
   Class     CUSIP       National        Interest     Prepayment       Notional
                          Amount       Distribution   Penalties         Amount
===============================================================================

    S                  0.00000000      0.00000000     0.00000000     0.00000000
===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 3 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                              Reconciliation Detail

              Advance Summary                                               Servicing Fee Breakdowns

P & I Advances Outstanding                   0.00           Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding               0.00           Less Delinquent Master Servicing Fees                              0.00
                                                            Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on Advances       0.00           Plus Master Servicing Fees for Delinquent Payments Received        0.00
Paid from general collections                               Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                            Total Master Servicing Fees Collected                              0.00



Certificate Interest Reconciliation

====================================================================================================================================
             Accrued      Net Aggregate    Distributable      Distributable        Additional                    Remaining Unpaid
           Certificate     Prepayment       Certificate    Certificate Interest    Trust Fund     Interest        Distributable
  Class     Interest   Interest Shortfall    Interest           Adjustment          Expenses    Distribution   Certificate Interest
====================================================================================================================================
    S        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1A      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1B      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-5       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-6       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-7       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-8       0.00             0.00              0.00                0.00               0.00          0.00               0.00
    C        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================
   Total     0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                           Other Required Information

Available Distribution Amount                  0.00             Cumulative Realized Losses
                                                                Class A-1A                                         0.00
                                                                Class A-1B                                         0.00
Original Number of Outstanding Loans              0             Class A-2                                          0.00
                                                                Class A-3                                          0.00
Aggregate Number of Outstanding Loans             0             Class B-1                                          0.00
                                                                Class B-2                                          0.00
Aggregate Stated Principal Balance of Loans    0.00             Class B-3                                          0.00
                                                                Class B-4                                          0.00
Aggregate Unpaid Principal Balance of Loans    0.00             Class B-5                                          0.00
                                                                Class B-6                                          0.00
                                                                Class B-7                                          0.00
Aggregate Amount of Master Servicing Fee       0.00             Class C                                            0.00

Aggregate Amount of Special Servicing Fee      0.00             Appraised Reduction Amount

Aggregate Amount of Trustee Fee                0.00             ============================================================
                                                                                           Appraisal        Date Appraisal
Aggregate Trust Fund Expenses                  0.00                     Loan               Reduction          Reduction
                                                                       Number               Amount             Effected
Interest Reserve Deposit                       0.00             ============================================================



Specially Serviced Loans not Delinquent

         Number of Outstanding Loans              0

         Aggregate Unpaid Principal Balance    0.00                    Total
                                                                ============================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                                 Ratings Detail

====================================================================================================================
                                        Original Ratings                                 Current Ratings (1)
  Class       CUSIP           -----------------------------------               -----------------------------------
                              DCR     Fitch     Moody's     S & P               DCR     Fitch     Moody's     S & P
====================================================================================================================
    S
   A-1A
   A-1B
   A-2
   A-3
   B-1
   B-2
   B-3
   B-4
   B-5
   B-6
   B-7
   B-8
    C
   D-1
   D-2
====================================================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.    Fitch IBCA, Inc.              Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street              One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois 60603            New York, New York 10004      New York, New York 10007      New York, New York 10004
(312) 368-3100                     (212) 908-0500                (212) 553-0300                (212) 208-8000


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999




               Current Mortgage Loan and Property Stratification Tables

                        Scheduled Balance                                                     State(3)
=================================================================    =============================================================
                                   % of                                                          % of
Scheduled    # of     Scheduled    Agg.   WAM          Weighted              # of   Scheduled    Agg.    WAM           Weighted
 Balance     Loans     Balance     Bal.   (2)   WAC   Avg DSCR(1)    State   Props.  Balance     Bal.    (2)    WAC   Avg DSCR(1)
=================================================================    =============================================================




















=================================================================    ============================================================
  Totals                                                               Totals
=================================================================    ============================================================



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999






            Current Mortgage Loan and Property Stratification Tables



                       Debt Service Coverage Ratio
================================================================================
                                          % of
  Debt Service     # of     Scheduled     Agg.     WAM             Weighted
 Coverage Ratio    Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                              Property Type(3)
================================================================================
                                          % of
  Property         # of     Scheduled     Agg.     WAM             Weighted
    Type           Props.    Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                                Note Rate

================================================================================
                                          % of
    Note           # of     Scheduled     Agg.     WAM             Weighted
    Rate           Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================











                                Seasoning
================================================================================
                                          % of
                   # of     Scheduled     Agg.     WAM             Weighted
   Seasoning       Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================





See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


            Current Mortgage Loan and Property Stratification Table

                            Anticipated Remaining Term (ARD and Balloon Loans)

==========================================================================================================
                                                           % of
Anticipated Remaining         # of        Scheduled        Agg.        WAM                     Weighted
     Term(2)                 Loans         Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                              Remaining Stated Term (Fully Amortizing Loans)
==========================================================================================================
                                                          % of
  Remaining Stated           # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                           Remaining Amortization Term (ARD and Balloon Loans)
==========================================================================================================
                                                          % of
Remaining Amortization       # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC        Avg DSCR (1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                                          Age of Most Recent NOI
==========================================================================================================
                                                          % of
     Age of Most             # of        Scheduled        Agg.        WAM                     Weighted
     Recent NOI              Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
          Standard Information Package.
     (ii) An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                              Mortgage Loan Detail

===========================================================================================================================
                                                                                                 Anticipated
  Loan                   Property                             Interest    Principal    Gross      Repayment       Maturity
 Number        ODCR       Type(1)      City        State      Payment      Payment     Coupon       Date            Date
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================


===========================================================================================================================
                 Neg.        Beginning      Ending         Paid         Appraisal     Appraisal       Res.           Mod.
  Loan          Amount       Scheduled     Scheduled       Thru         Reduction     Reduction       Strat.         Code
 Number         (Y/N)         Balance       Balance        Date           Date         Amount          (2)           (3)
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================



         (1) Property Type Code                            (2) Resolution Strategy Code                  (3) Modification Code
         ----------------------                            ----------------------------                  ---------------------
MF - Multi-Family          OF - Office                1 - Modification       7 - REO                     1 - Maturity Date Extension
RT - Retail                MU - Mixed Use             2 - Foreclosure        8 - Resolved                2 - Amortization Change
HC - Health Care           LO - Lodging               3 - Bankruptcy         9 - Pending Return          3 - Principal Write-Off
IN - Industrial            SS - Self Storage          4 - Extension              to Master Servicer      4 - Combination
WH - Warehouse             OT - Other                 5 - Note Sale         10 - Deed in Lieu Of
MH - Mobile Home Park                                 6 - DPO                    Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999



                          Principal Prepayment Detail

============================================================================================================================
                                         Principal Prepayment Amount                       Prepayment Penalities
                 Offering Document   -----------------------------------     -----------------------------------------------
Loan Number       Cross-Reference    Payoff Amount    Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
============================================================================================================================













============================================================================================================================
   Totals
============================================================================================================================






Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999




                               Historical Detail



====================================================================================================================================
                              Delinquencies                                                  Prepayments      Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure    REO   Modifications Curtailments Payoff  Next Weighted Avg.
    Date      #  Balance   # Balance     # Balance      # Balance  # Balance  # Balance     # Amount   Amount  Coupon  Remit     WAM
====================================================================================================================================




























Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17


                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999

                            Delinquency Loan Detail

=====================================================================================================================
               Offering         # of                     Current     Outstanding       Status of    Resolution
  Loan         Document        Months    Paid Through     P & I         P & I          Mortgage      Strategy
 Number     Cross-Reference    Delinq.      Date         Advances     Advances          Loan(1)       Code(2)
=====================================================================================================================







=====================================================================================================================
 Totals
=====================================================================================================================

=====================================================================================================================
                                                       Current      Outstanding
  Loan             Servicing          Foreclosure     Servicing      Servicing                             REO
 Number          Transfer Date           Date         Advances       Advances         Bankruptcy Date      Date
=====================================================================================================================





=====================================================================================================================
 Totals
=====================================================================================================================

                  (1) Status of Mortgage Loan                                   (2) Resolution Strategy Code
                  ---------------------------                                   ----------------------------
A - Payment Not Received        2 - Two Months Delinquent                1 - Modification       7 - REO
    But Still in Grace Period   3 - Three Or More Months Delinquent      2 - Foreclosure        8 - Resolved
B - Late Payment But Less       4 - Assumed Scheduled Payment            3 - Bankruptcy         9 - Pending Return
    Than 1 Month Delinquent         (Performing Matured Balloon)         4 - Extension              to Master Servicer
0 - Current                     7 - Foreclosure                          5 - Note Sale         10 - Deed in Lieu Of
1 - One Month Delinquent        9 - REO                                  6 - DPO                    Foreclosure

**Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                    Specially Serviced Loan Detail - Part 1

==================================================================================================================================
                                  Offering       Servicing    Resolution
Distribution         Loan         Document       Transfer      Strategy      Scheduled      Property                     Interest
   Date             Number    Cross-Reference      Date         Code(1)       Balance        Type(2)        State          Rate
==================================================================================================================================







==================================================================================================================================


==================================================================================================================================
                                    Net                                                                    Remaining
Distribution        Actual       Operating        NOI                          Note        Maturity      Amortization
   Date             Balance        Income         Date          DSCR           Date          Date            Term
==================================================================================================================================







==================================================================================================================================




            (1) Resolution Strategy Code                                             (2) Property Type Code
            ----------------------------                                             ----------------------
1 - Modification                  7 - REO                                 MF - Multi-Family                OF - Office
2 - Foreclosure                   8 - Resolved                            RT - Retail                      MU - Mixed Use
3 - Bankruptcy                    9 - Pending Return                      HC - Health Care                 LO - Lodging
4 - Extension                         to Master Servicer                  IN - Industrial                  SS - Self Storage
5 - Note Sale                    10 - Deed in Lieu Of                     WH - Warehouse                   OT - Other
6 - DPO                               Foreclosure                         MH - Mobile Home Park


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                                          Offering            Resolution            Site
 Distribution            Loan             Document             Strategy          Inspection
     Date               Number         Cross-Reference          Code(1)             Date                          Comment
===================================================================================================================================











===================================================================================================================================


===================================================================================================================================
 Distribution                            Appraisal           Appraisal              Other REO
     Date            Phase 1 Date           Date               Value            Property Revenue                  Comment
===================================================================================================================================











===================================================================================================================================





                        (1) Resolution Strategy Code
                        ----------------------------

            1 - Modification                   7 - REO
            2 - Foreclosure                    8 - Resolved
            3 - Bankruptcy                     9 - Pending Return
            4 - Extension                          to Master Servicer
            5 - Note Sale                     10 - Deed in Lieu Of
            6 - DPO                                Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999


                              Modified Loan Detail

===================================================================================================================================
                     Offering
    Loan             Document            Pre-Modification         Modification
   Number         Cross-Reference            Balance                 Balance                      Modification Description
===================================================================================================================================













===================================================================================================================================
   Total
===================================================================================================================================





Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 04/12/1999

                                                        Record Date:  03/31/1999



                            Liquidated Loan Detail

=====================================================================================================================
            Final Recovery      Offering                                                            Gross Proceeds
  Loan      Determination       Docuument        Appraisal    Appraisal     Actual     Gross           as a % of
 Number         Date         Cross-Reference        Date        Value      Balance    Proceeds       Actual Balance
=====================================================================================================================









=====================================================================================================================
  Current Total
=====================================================================================================================
Cumulative Total
=====================================================================================================================

===========================================================================================
                Aggregate         Net         Net Proceeds                    Repurchased
  Loan         Liquidation     Liquidation     as a % of          Realized     by Seller
 Number         Expenses        Expenses      Actual Balance       Loss         (Y/N)
===========================================================================================










===========================================================================================
  Current Total
===========================================================================================
Cumulative Total
===========================================================================================




* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

                     DECREMENT TABLES FOR CLASS A, CLASS B-1
                           AND CLASS B-2 CERTIFICATES

         Percentage of Initial Class Principal Balance Outstanding For:

                             Class A-1A Certificates

Distribution Date            0.00% CPR  25.00% CPR  50.00% CPR  75.00% CPR  100.00% CPR
                             ---------  ----------  ----------  ----------  -----------
Closing Date................
March  2000.................
March  2001.................
March  2002.................
March  2003.................
March  2004.................
March  2005.................
March  2006.................
March  2007.................
March  2008.................
March  2009 and thereafter..
Wtd. Avg. Life (yrs):.......

                             Class A-1B Certificates

Distribution Date            0.00% CPR  25.00% CPR  50.00% CPR  75.00% CPR  100.00% CPR
                             ---------  ----------  ----------  ----------  -----------
Closing Date................
March  2000.................
March  2001.................
March  2002.................
March  2003.................
March  2004.................
March  2005.................
March  2006.................
March  2007.................
March  2008.................
March  2009 and thereafter..
Wtd. Avg. Life (yrs):.......

         Percentage of Initial Class Principal Balance Outstanding For:

                             Class A-2 Certificates

Distribution Date            0.00% CPR  25.00% CPR  50.00% CPR  75.00% CPR  100.00% CPR
                             ---------  ----------  ----------  ----------  -----------
Closing Date................
March  2000.................
March  2001.................
March  2002.................
March  2003.................
March  2004.................
March  2005.................
March  2006.................
March  2007.................
March  2008.................
March  2009 and thereafter..
Wtd. Avg. Life (yrs):.......

                             Class A-3 Certificates

Distribution Date            0.00% CPR  25.00% CPR  50.00% CPR  75.00% CPR  100.00% CPR
                             ---------  ----------  ----------  ----------  -----------
Closing Date................
March  2000.................
March  2001.................
March  2002.................
March  2003.................
March  2004.................
March  2005.................
March  2006.................
March  2007.................
March  2008.................
March  2009 and thereafter..
Wtd. Avg. Life (yrs):.......

         Percentage of Initial Class Principal Balance Outstanding For:

                             Class B-1 Certificates

Distribution Date            0.00% CPR  25.00% CPR  50.00% CPR  75.00% CPR  100.00% CPR
                             ---------  ----------  ----------  ----------  -----------
Closing Date................
March  2000.................
March  2001.................
March  2002.................
March  2003.................
March  2004.................
March  2005.................
March  2006.................
March  2007.................
March  2008.................
March  2009 and thereafter..
Wtd. Avg. Life (yrs):.......

                             Class B-2 Certificates

Distribution Date            0.00% CPR  25.00% CPR  50.00% CPR  75.00% CPR  100.00% CPR
                             ---------  ----------  ----------  ----------  -----------
Closing Date................
March  2000.................
March  2001.................
March  2002.................
March  2003.................
March  2004.................
March  2005.................
March  2006.................
March  2007.................
March  2008.................
March  2009 and thereafter..
Wtd. Avg. Life (yrs):.......

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

                 PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES

       Corporate Bond Equivalent (CBE) Yield of the Class S Certificates
                                at Various CPRs

                        _____% Initial Pass-Through Rate
                  Initial Class Notional Amount $______________

Price (32nds)*   0.00% CPR    25.00% CPR  50.00% CPR    75.00% CPR  100.00% CPR
--------------   ---------    ----------  ----------    ----------  -----------
                CBE Yield %  CBE Yield %  CBE Yield %  CBE Yield %  CBE Yield %
                -----------  -----------  -----------  -----------  -----------
     5-12
     5-16
     5-20
     5-24
     5-28
     6-00
     6-04
     6-08
     6-12

------------
* Exclusive of accrued interest.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E

                               SUMMARY TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                          DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CG1

                                 $1,121,153,000
                                  (Approximate)
                              Offered Certificates




         GE Capital                    [LOGO OF COLUMN FINANCIAL, A
         Access, Inc.                   DONALDSON, LUFKIN & JENRETTE COMPANY]


                          Donaldson, Lufkin & Jenrette

                               Merrill Lynch & Co.


The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

In some cases, multiple Mortgage Properties secure a single amount of Mortgage Loan indebtedness. For purpose of presenting statistical information, the Depositor has allocated the aggregate Cut-off Date Balance of such indebtedness among the related Mortgaged Properties on the basis of relative Appraised Values, Underwritten Net Cash Flows or allocations reflected in the related loan documents.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999

Transaction Offering:
---------------------

------------------------------------------------------------------------------------------------------------------------------------
                                     (%) of              Initial
                       Initial       Initial              Pass-                 Wtd.
          Expected   Certificate      Pool     Credit    Through                Avg.               Principal
Class    Ratings(1)   Balance        Balance   Support     Rate   Description  Life(4) Maturity(4)  Window(4)  Legal Status ERISA(5)
-----    ----------  -----------     -------   -------   -------  -----------  ------- ----------- ----------  ------------ --------
Publicly Offered Certificates:
S        Aaa/AAA   $1,252,685,456(2)    --         --        --     Variable     9.3    Apr-23        --         Public       Yes
A-1A     Aaa/AAA      219,703,000     17.54      27.00       --       Fixed      5.7    Jul-08    4/99 - 7/08    Public       Yes
A-1B     Aaa/AAA      694,757,000     55.46      27.00       --       Fixed      9.7    Jan-09    7/08 - 1/09    Public       Yes
A-2       Aa2/AA       59,502,000      4.75      22.25       --     WAC Cap(3)   9.9    Feb-09    1/09 - 2/09    Public       No
A-3        A2/A        65,766,000      5.25      17.00       --     WAC Cap(3)   9.9    Feb-09    2/09 - 2/09    Public       No
B-1      Baa2/BBB      65,766,000      5.25      11.75       --        WAC       9.9    Feb-09    2/09 - 2/09    Public       No
B-2      Baa3/BBB-     15,659,000      1.25      10.50       --        WAC       9.9    Feb-09    2/09 - 2/09    Public       No

Privately Offered Certificates(6):
B-3       --               --            --        --        --        --        --       --          --       Private-144A   No
B-4       --               --            --        --        --        --        --       --          --       Private-144A   No
B-5       --               --            --        --        --        --        --       --          --       Private-144A   No
B-6       --               --            --        --        --        --        --       --          --       Private-144A   No
B-7       --               --            --        --        --        --        --       --          --       Private-144A   No
B-8       --               --            --        --        --        --        --       --          --       Private-144A   No
C         --               --            --        --        --        --        --       --          --       Private-144A   No
-----------------------------------------------------------------------------------------------------------------------------------

(1) Moody's Investors Service, Inc. / Fitch IBCA, Inc.
(2) Notional amount. The Class S certificates will be interest only and not be entitled to distributions of principal.
(3) WAC Cap refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-through Rate for the subject class of certificates and a weighted average coupon derived from interest rates on the underlying mortgage loans.
(4) Reflects average life, maturity and principal window. Assumes 0% CPR, no defaults, no extensions and ARD Loans pay in full on the ARD. Otherwise based on "Maturity Assumptions" set forth in the Prospectus Supplement.
(5) Expected to be eligible for DLJ's individual prohibited transaction exemption under ERISA.
(6) Not offered herein.

--------------------------------------------------------------------------------

Originator Profile:
-------------------

The mortgage loans were originated or acquired primarily by affiliates of GE Capital Access, Inc. (GECA) and Column Financial, Inc. (Column). Approximately 70% (by balance) of the mortgage loans are being contributed by GECA and 30% (by balance) are being contributed by Column to the Trust Fund. Approximately 97% of the mortgage loans were originated between 1998 and 1999.

GECA is a wholly owned subsidiary of General Electric Capital Corporation
(GECC). Since 1996, GECA and its affiliates have originated or acquired approximately $5 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $15 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

Column, a wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., was created in August 1993. Column has originated over 1,800 loans for $7.5 billion commercial mortgage loans since its inception. Column sources, underwrites and closes various mortgage loan products through 15 production offices located throughout the country.
--------------------------------------------------------------------------------

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999


Collateral Overview:
--------------------
       o  Total Collateral Balance:    $1,252,685,456

       o  Avg. Balance per Property:   $4,489,912

       o  Loans:                       240 loans / 279 properties

       o  Property Type:               Multifamily (36.3%), Retail (24.8%), Hotel (9.3%), Other (29.5%).

       o  Geographic Distribution:     36 states.  TX (19.7%), CA (13.5%), FL (9.9%), Other (56.7%).

       o  Amortization Types:          Balloon (72.4%), Hyper Amortizing (26.2%), Fully Amortizing (1.4%).

       o  Wtd. Avg. DSCR:              1.39x

       o  Wtd. Avg. LTV:               73.2%

       o  Appraisals:                  100% of the appraisals state that they follow the guidelines set forth in Title XI of FIRREA.

       o  Largest Loan:                5.6%

       o  Five Largest Loans:          19.4%

       o  Ten Largest Loans:           26.8%

       o  Wtd. Avg. RTM:               122 months

       o  Wtd. Avg. Seasoning:         3 months

       o  Gross WAC:                   7.317%

       o  Call Protection:             All of the Mortgage Loans provide for either a prepayment lockout period
                                       ("Lockout"), a defeasance period ("Defeasance") and/or a yield maintenance premium ("YMP") period or a combination thereof. As of the Cut-off Date, 100% of the Mortgage Loans provide for initial lockout periods. The weighted average lockout and defeasance period for all loans is 9.0 years. All yield maintenance charges are calculated at flat-to-treasuries.

       o  Defeasance:                  91.6%

       o  Credit Tenant Lease:         None

       o  Premium Loans:               None

       o  Participation Loans:         None

       o  Secured Subordinate Debt:    2.0%



The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999

       o  Leasehold:                   1.7%

       o  Delinquency:                 No loan delinquent 30 days or more as of the Cut-off Date.


Transaction Overview:
---------------------

       o  Structure:                   Senior/subordinated, sequential pay pass-through bonds.

       o  Managers:                    Donaldson, Lufkin & Jenrette (Book-Lead Manager) / Merrill Lynch

       o  Mortgage Loan Sellers:       GE Capital Access, Inc. / Column Financial, Inc.

       o  Rating Agencies:             Moody's Investors Service, Inc. / Fitch IBCA, Inc.

       o  Master Servicer:             GE Capital Loan Services, Inc.

       o  Special Servicer:            TBA

       o  Trustee:                     Norwest Bank Minnesota, National Association

       o  Cut-off Date:                March 1, 1999

       o  Settlement Date:             TBA

       o  Distribution:                The 10th day of the month, or if such is not a business day, the following business day.

       o  Delivery:                    The Depository Trust Company ("DTC") through Cede & Co.

       o  ERISA:                       Classes A-1A, A-1B and S are expected to be eligible for DLJ's individual prohibited transaction exemption with respect to ERISA subject to certain conditions of eligibility.

       o  SMMEA:                       None of the Offered Securities are SMMEA eligible.

       o  Tax Treatment:               REMIC

       o  Optional Termination:        1%

       o  Analytics:                   Cashflows are expected to be available through Bloomberg, the Trepp Group, Intex
                                       Solutions and Charter Research.

       o  Extensions:                  The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for administering any REO properties. The
                                       Pooling and Servicing Agreement will generally permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if it determines, in accordance with the servicing standard, that it is appropriate to do so. The
                                       Special Servicer will not be


The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999


                                       permitted to grant any extension of the maturity of a mortgage loan beyond 60 months after its stated maturity date.

       o  Controlling Class:           The Controlling Class of Certificateholders may advise and appoint a Special
                                       Servicer and replace the existing Special Servicer. The Controlling Class will be the most subordinate class of certificates which has a current aggregate certificate principal amount no less than 20% of its original aggregate certificate principal balance.

       o  Advances:                    The Master Servicer will be obligated to make advances of scheduled principal and interest payments, excluding balloon payments, subject to recoverability determination and appraisal reductions. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

       o  Appraisal Reductions:        An appraisal reduction generally will be created in the amount, if any, by which the Stated Principal Balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the interest portion (but not the principal portion) of any amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of
                                       Principal Balance Certificates outstanding. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.


The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999


Structure Description:
----------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               Administrative Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

Class  A-1A         Aaa/AAA            Public

Class  A-1B         Aaa/AAA            Public

Class   A-2         Aa2/AA             Public

Class   A-3         A2/A               Public

Class   B-1         Baa2/BBB           Public

Class   B-2         Baa3/BBB-          Public

Class   B-3         --                 Private

Class   B-4         --                 Private

Class   B-5         --                 Private

Class   B-6         --                 Private

Class   B-7         --                 Private

Class   B-8         --                 Private

Class    C          --                 Private

Class    S          Aaa/AAA            Public

--------------------------------------------------------------------------------

                     [BAR CHART OF PRIORITY OF CASHFLOWS]

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999


Interest Distributions:
-----------------------

         Each Class of Certificates will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance balance of such class. The Class S Certificates will be entitled on each Distribution Date to the aggregate interest accrued at the related Class S Strip Rate on each of its notional components. All classes will pay interest on a 30/360 basis.

Principal Distributions:
------------------------

         Available principal will be distributed on each Distribution Date to the Class of Principal Balance Certificates outstanding in sequential order to the Class A-1A, A-1B, A-2, A-3, B-1, B-2, B-3, B-4, B-5, B-6,
         B-7, B-8 and C Certificates. If in any period, Class A-2 to C have been retired, Class A-1A and A-1B will receive principal on a pro-rata basis.

Realized losses and Expense losses:
-----------------------------------

         Realized losses from any Mortgage Loan and additional trust fund expenses will be allocated in reverse sequential order (i.e. Classes C, B-8, B-7, B-6, B-5, B-4, B-3, B-2, B-1, A-3 and A-2, in that order). If
         Classes A-2 through C have been reduced to $0 by losses, realized losses shall be applied to A-1A and A-1B Classes pro-rata.

Credit Enhancements:
--------------------

         Credit enhancement for each class of Publicly Traded Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

Allocation of Prepayment Premiums:
----------------------------------

         The certificate yield maintenance amount ("CYMA") for the Class A-1A, A-1B, A-2, A-3, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and/or C
         Certificates (collectively, "Principal Balance Certificates") equals the total yield maintenance premium collected, multiplied by a fraction (not greater than one or less than zero) which is based upon a formula involving the relationship between the Pass-Through Rate(s) of such Class(es) currently receiving principal, the allocation of principal among such Class(es) if more than one, the mortgage rate of the Mortgage Loan that has prepaid, and current interest rates. In general, the CYMA for any Distribution Date will be calculated in respect of and payable to the class(es) of Principal Balance Certificates entitled to receive distributions of principal on such Distribution Date.

           -----------------------------------------------------------------
                    CYMA                 (Pass-Through Rate - Discount Rate)
                                     =   -----------------------------------
                Allocation %               (Mortgage Rate - Discount Rate)
           to Non-IO Certificates
           -----------------------------------------------------------------

         The yield maintenance amount payable to the Class S, interest only certificates, will equal the total yield maintenance premium less the CYMA as defined above.

         All prepayment premiums collected on the Mortgage Loans will be distributed to the Interest Only Certificates, Class S.




The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet                 March 1, 1999

--------------------------------

In general, this formula provides for an increase in the allocation of prepayment premiums to the Principal Balance Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rate rises.



Allocation of Yield Maintenance Premiums Example:
-------------------------------------------------

Discount Rate Fraction Methodology:
-----------------------------------
Mortgage Rate                       = 8%
Bond Class Rate                     = 6%
Treasury Rate                       = 5%
% of Principal Distributed to Class = 100%

Bond Class Allocation              Class S Allocation
---------------------              ------------------
6% - 5%  x  100%   =  33 1/3%      Receives excess premiums  =  66 2/3% thereof
-------
8% - 5%






The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1          Summary Term Sheet                 March 1, 1999


Stratification Overview:
------------------------


                             [MAP GRAPHIC OMITTED]


                             Mortgage Loans by State


                                                                                 Weighted             Weighted
                                  Number of                     Percentage of     Average   Weighted   Average
                                   Mortgage   Cut-off Date       Initial Pool    Mortgage   Average  Cut-off Date
State                               Loans     Balance (1)          Balance         Rate     U/W DSCR   LTV Ratio
-----------------------------------------------------------------------------------------------------------------

Texas                                53       $247,283,354          19.7%         7.292%      1.30x     74.8%
California                           43        169,156,706          13.5%         7.287%      1.31      75.7%
Florida                              19        123,548,452           9.9%         7.728%      1.34      75.9%
Michigan                             17         59,538,902           4.8%         7.328%      1.44      71.6%
Tennessee                             2         45,946,295           3.7%         6.906%      1.28      75.4%
North Carolina                        9         42,498,893           3.4%         7.456%      1.89      62.2%
Pennsylvania                          4         40,233,429           3.2%         7.253%      1.35      78.7%
Massachusetts                         6         37,807,595           3.0%         7.483%      1.39      70.6%
Louisiana                             5         36,317,290           2.9%         7.698%      1.34      76.9%
Virginia                              3         34,591,554           2.8%         7.206%      1.33      78.1%
Georgia                               7         32,757,166           2.6%         7.149%      1.72      67.3%
Ohio                                  9         31,646,065           2.5%         7.157%      1.33      75.2%
Colorado                              8         30,301,170           2.4%         7.292%      1.30      68.2%
South Carolina                        8         28,520,688           2.3%         7.040%      1.74      64.8%
New Jersey                            7         28,088,527           2.2%         7.383%      1.29      72.3%
New York                              7         26,991,196           2.2%         7.434%      1.76      66.3%
Illinois                              9         25,704,850           2.1%         6.930%      1.44      72.2%
Indiana                               7         23,789,539           1.9%         7.300%      1.42      72.6%
Washington                            7         19,746,085           1.6%         7.213%      1.31      73.8%
Maryland                              6         18,946,349           1.5%         7.212%      1.46      69.0%
New Hampshire                         5         18,607,922           1.5%         6.911%      1.30      69.8%
Nevada                                4         15,870,796           1.3%         7.348%      1.27      76.3%
Oklahoma                              1         14,487,822           1.2%         6.940%      1.27      78.7%
Arizona                               4         13,558,040           1.1%         7.307%      1.99      54.7%
Maine                                 3         11,724,123           0.9%         7.424%      1.35      63.3%
Wisconsin                             2         10,492,750           0.8%         7.336%      1.27      75.1%
Kansas                                1          9,841,203           0.8%         6.820%      1.40      77.5%
Oregon                                2          7,277,959           0.6%         7.144%      1.82      60.5%
Missouri                              4          7,043,268           0.6%         7.972%      1.39      68.7%
Mississippi                           3          6,841,796           0.5%         6.925%      1.37      75.8%
Minnesota                             4          6,785,324           0.5%         7.678%      1.36      74.8%
Alabama                               3          6,780,746           0.5%         7.209%      1.27      74.9%
Connecticut                           1          6,300,000           0.5%         7.610%      1.26      70.0%
District of Columbia                  2          5,651,491           0.5%         7.489%      1.26      77.0%
Delaware                              2          4,962,484           0.4%         6.680%      1.35      79.7%
New Mexico                            1          1,546,334           0.1%         7.890%      1.33      58.9%
Utah                                  1          1,499,290           0.1%         7.720%      1.25      77.9%
                                 ----------------------------------------------------------------------------
Total/Weighted Average:             279     $1,252,685,456         100.0%         7.317%      1.39x     73.2%
                                 ============================================================================

(1)  Cut-off balance as of 3/1/99.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1


                              Summary Term Sheet                  March 1, 1999

                   Manufactured Housing            6.6%
                   Industrial                      2.8%
                   Self Storage                    3.1%
                   Hotel                           9.3%
                   Retail                         24.8%
                   Office                          8.8%
                   Mixed Use                       8.2%
                   Multifamily                    36.3%


                       Mortgage Loans by Property Type

                                                                                 Weighted                      Weighted
                            Number of                         Percentage of      Average        Weighted        Average
                            Mortgage        Cut-off Date       Initial Pool      Mortgage        Average      Cut-off Date
Property Type                 Loans          Balance(1)          Balance          Rate          U/W DSCR      LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                   107           $455,089,577         36.3%            7.140%          1.30x          76.5%
Retail                         59            310,401,887         24.8%            7.483%          1.30           76.2%
Hotel                          26            116,339,043          9.3%            7.479%          2.13           54.5%
Office                         24            110,681,155          8.8%            7.451%          1.31           71.9%
Mixed Use                      18            103,267,224          8.2%            7.278%          1.32           69.7%
Manufactured Housing           24             82,350,974          6.6%            7.165%          1.38           75.4%
Self Storage                   16             39,245,939          3.1%            7.465%          1.36           72.8%
Industrial                      5             35,309,656          2.8%            7.481%          1.42           74.5%
                           --------------------------------------------------------------------------------------------------------
Total/Weighted Average:       279         $1,252,685,456        100.0%            7.317%          1.39x          73.2%
                           ========================================================================================================

(1) Cut-off balance as of 3/1/99.

                     Mortgage Loans by Property Sub-Type

                                                                                         Weighted                       Weighted
                                    Number of                         Percentage of      Average        Weighted        Average
                                    Mortgage        Cut-off Date       Initial Pool      Mortgage        Average      Cut-off Date
Property Type   Property Sub-Type    Loans           Balance(1)          Balance          Rate          U/W DSCR       LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Retail
                Anchored              34           $235,441,576          18.8%            7.500%         1.29x          76.5%
                Unanchored            25             74,960,311           6.0%            7.428%         1.33           75.5%
                                    -----------------------------------------------------------------------------------------------
Total/Weighted Average:               59           $310,401,887          24.8%            7.483%         1.30x          76.2%
                                    ===============================================================================================

Hotel
                Limited Service(2)    23            $92,969,978           7.4%            7.420%         2.24x          51.5%
                Full Service           3             23,369,066           1.9%            7.716%         1.71           66.8%
                                    -----------------------------------------------------------------------------------------------
Total/Weighted Average:               26           $116,339,043           9.3%            7.479%         2.13x          54.5%
                                    ===============================================================================================

(1) Cut-off balance as of 3/1/99.
(2) 76.1% comprised of the Winston Loan, which consists of 14 properties with a 2.54x DSCR and 43.6% LTV.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1         Summary Term Sheet        March 1, 1999


                                                   Original Amortization Terms

                                                                               Weighted                     Weighted
      Range of              Number of                       Percentage of      Average        Weighted      Average
Original Amortization       Mortgage       Cut-off Date     Initial Pool       Mortgage       Average     Cut-off Date
    Terms (Months)           Loans          Balance (1)       Balance            Rate        U/W DSCR       LTV Ratio
---------------------     -------------   ---------------  -----------------  -----------  -------------  ---------------
180     -    239               3             $9,950,692         0.8%            6.552%          1.31x           64.1%
240     -    299               7              9,970,526         0.8%            7.444%          1.37            67.4%
300     -    313              86            264,096,668        21.1%            7.393%          1.71            63.5%
314     -    360             183            968,667,570        77.3%            7.303%          1.30            76.0%
                          ---------      ------------------   ---------      -------------   -----------     ------------
Total/Weighted Average:      279         $1,252,685,456       100.0%            7.317%          1.39x           73.2%
                          ---------      ------------------   ---------      -------------   -----------     ------------
                          ---------      ------------------   ---------      -------------   -----------     ------------

Maximum Original Amortization Term (Months):     360
Minimum Original Amortization Term (Months):     180
Wtd. Avg. Original Amortization Term (Months):   345

(1) Cut-off balance as of 3/1/99.



                                           Original Terms to Stated Maturity (1)

                                                                               Weighted                     Weighted
      Range of              Number of                       Percentage of      Average        Weighted      Average
 Original Terms             Mortgage       Cut-off Date     Initial Pool       Mortgage       Average     Cut-off Date
to Maturity (Months)         Loans          Balance (2)       Balance            Rate        U/W DSCR       LTV Ratio
---------------------     -------------   ---------------  -----------------  -----------  -------------  ---------------
 60     -    108               6             $46,088,506        3.7%            7.120%          1.29x           76.8%
109     -    120             261           1,148,111,527       91.7%            7.341%          1.40            72.8%
121     -    204               5              13,549,427        1.1%            7.117%          1.38            74.8%
205     -    300               7              44,935,996        3.6%            6.967%          1.31            77.9%
                          ---------      ------------------   ---------      -------------   -----------     ------------
Total/Weighted Average:      279         $1,252,685,456       100.0%            7.317%          1.39x           73.2%
                          ---------      ------------------   ---------      -------------   -----------     ------------
                          ---------      ------------------   ---------      -------------   -----------     ------------


Maximum Original Amortization Term (Months):     360
Minimum Original Amortization Term (Months):      60
Wtd. Avg. Original Amortization Term (Months):   125

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Cut-off balance as of 3/1/99.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1            Summary Term Sheet              March 1, 1999


                         Remaining Amortization Terms


                                                                             Weighted                    Weighted
        Range of            Number of                       Percentage of     Average      Weighted       Average
Remaining Amortization      Mortgage       Cut-off Date     Initial Pool     Mortgage       Average     Cut-off Date
    Terms (Months)            Loans         Balance(1)         Balance         Rate        U/W DSCR       LTV Ratio
----------------------      ---------    --------------     -------------    ---------     --------      -----------
     177  -  239                9        $   18,357,342           1.5%         6.998%        1.32x          66.0%
     240  -  299               83           255,960,545          20.4%         7.379%        1.73           63.2%
     300  -  313                5            14,842,114           1.2%         7.451%        1.35           71.1%
     314  -  360              182           963,525,455          76.9%         7.304%        1.30           76.0%
                            ---------    --------------     -------------    ---------     --------      -----------
Total/Weighted Average:       279        $1,252,685,456         100.0%         7.317%        1.39x          73.2%
                            =========    ==============     =============    =========     ========      ===========

Maximum Remaining Amortization Term (Months)        360
Minimum Remaining Amortization Term (Months):       177
Wtd. Avg. Remaining Amortization Term (Months)      342

(1) Cut-off balance as of 3/1/99.


                   Remaining Terms to Stated Maturity (1)


                                                                             Weighted                    Weighted
       Range of             Number of                       Percentage of     Average      Weighted       Average
   Remaining Terms          Mortgage      Cut-off Date      Initial Pool     Mortgage       Average     Cut-off Date
 to Maturity (Months)       Loans         Balance(2)         Balance         Rate          U/W DSCR       LTV Ratio
----------------------      ---------    --------------     -------------    ---------     --------     ------------
      58  -  108                7        $   48,782,931           3.9%         7.141%        1.31x          75.9%
     109  -  120              260         1,145,417,102          91.4%         7.340%        1.40           72.9%
     121  -  204                5            13,549,427           1.1%         7.117%        1.38           74.8%
     205  -  289                7            44,935,996           3.6%         6.967%        1.31           77.9%
                            ---------    --------------     -------------    ---------     --------     ------------
Total/Weighted Average:       279        $1,252,685,456         100.0%         7.317%        1.39x          73.2%
                            =========    ==============     =============    =========     ========     ============

Maximum Remaining Term to Maturity (Months):        289
Minimum Remaining Term to Maturity (Months):         58
Wtd. Avg. Remaining Term to Maturity (Months):      122

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Cut-off balance as of 3/1/99.


The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1            Summary Term Sheet               March 1, 1999


                             Mortgage Loan Seller

                                                                          Weighted                     Weighted
                         Number of                      Percentage of     Average       Weighted       Average
                         Mortgage     Cut-off Date      Initial Pool      Mortgage      Average        Cut-off Date
Mortgage Loan Seller       Loans       Balance (1)        Balance          Rate         U/W DSCR       LTV Ratio
--------------------     ---------   -------------     -------------      --------      ---------      ------------
G.E. Capital Access        177        $876,223,369        69.9%            7.314%          1.40x          73.2%
Column                     102         376,462,087        30.1%            7.324%          1.36           73.2%
                          ----      --------------       -----             -----           ----           ----
Total/Weighted Average:    279      $1,252,685,456       100.0%            7.317%          1.39x          73.2%
                          ====      ==============       =====             =====           ====           ====

(1) Cut-off balance as of 3/1/99.


                     Mortgage Loans by Amortization Type

                                                                          Weighted                      Weighted
                         Number of                      Percentage of     Average       Weighted        Average
                         Mortgage     Cut-off Date      Initial Pool      Mortgage      Average        Cut-off Date
Loan Type                  Loans       Balance (1)        Balance          Rate         U/W DSCR        LTV Ratio
--------------------     ---------   --------------    -------------      --------      --------       ------------
Balloon                    208        $906,916,844        72.4%            7.337%          1.32x          74.5%
Hyper Amortizing            68         328,445,422        26.2%            7.276%          1.59           69.3%
Fully Amortizing             3          17,323,190         1.4%            7.016%          1.27           77.3%
                          ----      --------------       -----             -----           ----          -----
Total/Weighted Average:    279      $1,252,685,456       100.0%            7.317%          1.39x          73.2%
                          ====      ==============       =====             =====           ====          =====

(1) Cut-off balance as of 3/1/99.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1        Summary Term Sheet                   March 1, 1999


                  Underwriting Debt Service Coverage Ratios

                                                  Weighted           Weighted
             Number of              Percentage of Average  Weighted   Average
  Range of   Mortgage  Cut-off Date Initial Pool  Mortgage Average  Cut-off Date
  U/W DSCRs   Loans     Balance(1)    Balance       Rate   U/W DSCR  LTV Ratio
--------------------------------------------------------------------------------
1.20x-1.29     108    $  631,478,078    50.4%      7.379%     1.25x      76.5%
1.30 -1.39      87       334,357,109    26.7%      7.243%     1.33       74.4%
1.40 -1.49      46       154,796,906    12.4%      7.291%     1.42       74.2%
1.50 -1.59      12        24,598,983     2.0%      7.007%     1.53       67.1%
1.60 -2.54x     26       107,454,379     8.6%      7.286%     2.29       50.2%
               -----------------------------------------------------------------
Total/Weighted
  Average:     279    $1,252,685,456   100.0%      7.317%     1.39x      73.2%
               -----------------------------------------------------------------
               -----------------------------------------------------------------

Maximum
 Underwriting
 DSCR:        2.54x
Minimum
 Underwriting
 DSCR:        1.20x
Wtd. Avg.
 Underwriting
 DSCR:        1.39x

(1) Cut-off balance as of 3/1/99.



                      Cut-off Date Loan-to-Value Ratios

Range of Cut-                                     Weighted            Weighted
off Date     Number of              Percentage of Average  Weighted   Average
Loan-to-     Mortgage  Cut-off Date Initial Pool  Mortgage Average  Cut-off Date
Value Ratios  Loans     Balance(1)    Balance       Rate   U/W DSCR  LTV Ratio
--------------------------------------------------------------------------------
16.20%-50.00%   18    $   77,184,406     6.2%      7.334%     2.42x      44.1%
50.01%-60.00%   19        55,551,024     4.4%      7.286%     1.59       57.4%
60.01%.70.00%   41       125,826,621    10.0%      7.443%     1.36       66.2%
70.01%-75.00%   73       279,229,072    22.3%      7.355%     1.32       73.0%
75.01%-80.00%  121       662,639,360    52.9%      7.250%     1.30       78.6%
80.01%-82.50%    7        52,254,974     4.2%      7.657%     1.25       81.6%
               -----------------------------------------------------------------
Total/Weighted
  Average:     279    $1,252,685,456   100.0%      7.317%     1.39x      73.2%
               -----------------------------------------------------------------
               -----------------------------------------------------------------

Maximum
 Cut-off Date
 LTV Ratio:   82.5%
Minimum
 Cut-off Date
 LTV Ratio:   16.2%
Wtd. Avg.
 Cut-off Date
 LTV Ratio:   73.2%

(1) Cut-off balance as of 3/1/99.



The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1            Summary Term Sheet               March 1, 1999


                            Cut-off Date Balances

                                                                            Weighted                      Weighted
                           Number of                      Percentage of     Average       Weighted        Average
     Range of              Mortgage     Cut-off Date      Initial Pool      Mortgage      Average        Cut-off Date
Cut-off Date Balances       Loans       Balance (1)        Balance          Rate          U/W DSCR        LTV Ratio
---------------------      --------    -------------     -------------      --------      ---------      ------------
  $515,269 -     749,999       4         $2,480,311          0.2%            7.814%          1.43x          73.2%
   750,000 -   1,249,999      17         17,174,799          1.4%            7.602%          1.37           73.0%
 1,250,000 -   1,999,999      63        104,815,403          8.4%            7.313%          1.39           70.0%
 2,000,000 -   2,999,999      60        152,593,198         12.2%            7.211%          1.41           69.6%
 3,000,000 -   3,999,999      33        116,312,485          9.3%            7.264%          1.38           71.8%
 4,000,000 -   4,999,999      22         99,675,950          8.0%            7.322%          1.46           73.0%
 5,000,000 -   5,999,999      17         91,965,164          7.3%            7.229%          1.57           71.9%
 6,000,000 -   9,999,999      39        282,766,080         22.6%            7.306%          1.44           72.3%
10,000,000 -  14,999,999      13        158,129,681         12.6%            7.344%          1.28           76.8%
15,000,000 -  19,999,999       6         99,435,972          7.9%            7.319%          1.30           74.5%
20,000,000 -  24,999,999       3         67,309,732          5.4%            7.572%          1.28           77.7%
25,000,000 - $30,446,295       2         60,026,682          4.8%            7.404%          1.27           80.0%
                            ----     --------------        -----             -----           ----           ----
Total/Weighted Average:      279     $1,252,685,456        100.0%            7.317%          1.39x          73.2%
                            ====     ==============        =====             =====           ====           ====

Maximum Cut-off Date Balance:   $30,446,295
Minimum Cut-off Date Balance:      $515,269
Average Cut-off Date Balance:    $4,489,912

(1) Cut-off balance as of 3/1/99.


                       Loan Group Cut-off Date Balances

                                                                            Weighted                     Weighted
                           Number of                      Percentage of     Average      Weighted        Average
     Range of              Mortgage     Cut-off Date      Initial Pool      Mortgage     Average       Cut-off Date
Cut-off Date Balances       Loans       Balance (1)        Balance            Rate       U/W DSCR        LTV Ratio
---------------------      ---------   --------------    -------------      --------     ---------     ------------
  $675,000 -     749,999       2         $1,393,072          0.1%            7.856%          1.50x          70.5%
   750,000 -   1,249,999      13         13,064,503          1.0%            7.549%          1.39           72.2%
 1,250,000 -   1,999,999      54         90,606,908          7.2%            7.316%          1.38           70.0%
 2,000,000 -   2,999,999      55        140,756,300         11.2%            7.208%          1.42           69.8%
 3,000,000 -   3,999,999      29        101,853,122          8.1%            7.241%          1.32           73.9%
 4,000,000 -   4,999,999      17         76,432,397          6.1%            7.330%          1.29           77.2%
 5,000,000 -   5,999,999      13         70,952,058          5.7%            7.197%          1.37           77.2%
 6,000,000 -   9,999,999      34        253,614,557         20.2%            7.328%          1.30           74.5%
10,000,000 -  14,999,999      11        137,345,476         11.0%            7.291%          1.28           76.8%
15,000,000 -  19,999,999       5         82,286,927          6.6%            7.271%          1.28           73.4%
20,000,000 -  24,999,999       2         41,232,174          3.3%            7.083%          1.27           79.8%
25,000,000 - $70,750,763       5        243,147,962         19.4%            7.485%          1.66           68.5%
                            ----     --------------        -----             -----           ----           ----
Total/Weighted Average:      240     $1,252,685,456        100.0%            7.317%          1.39x          73.2%
                            ====     ==============        =====             =====           ====           ====

Maximum Cut-off Date Balance:   $70,750,763
Minimum Cut-off Date Balance:      $675,000
Average Cut-off Date Balance:    $5,219,523

(1) Cut-off balance as of 3/1/99. Presents each group of cross-collaterized Mortgage Loans as a single Mortgage Loan.


The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1            Summary Term Sheet               March 1, 1999


                                Mortgage Rates

                                                                            Weighted                       Weighted
                           Number of                      Percentage of     Average       Weighted         Average
   Range of                Mortgage     Cut-off Date      Initial Pool      Mortgage      Average        Cut-off Date
Mortgage Rates              Loans        Balance(1)         Balance           Rate        U/W DSCR         LTV Ratio
---------------            ---------   --------------    -------------      --------      ---------      -------------
5.960% - 6.499%                9       $   23,677,724          1.9%          6.219%          1.44x           71.9%
6.500% - 6.749%               11           58,718,671          4.7%          6.640%          1.33            75.9%
6.750% - 6.999%               30          152,042,451         12.1%          6.858%          1.36            75.9%
7.000% - 7.249%               55          258,866,516         20.7%          7.127%          1.34            75.5%
7.250% - 7.499%               74          359,148,517         28.7%          7.340%          1.54            68.2%
7.500% - 7.999%               88          307,513,241         24.5%          7.644%          1.31            74.1%
8.000% - 8.440%               12           92,718,334          7.4%          8.134%          1.30            76.9%
                             ---       --------------        -----           -----           ----            ----
Total/Weighted Average:      279       $1,252,685,456        100.0%          7.317%          1.39x           73.2%
                             ===       ==============        =====           =====           ====            ====

Maximum Mortgage Rate:      8.440%
Minimum Mortgage Rate:      5.960%
Wtd. Avg. Mortgage Rate:    7.317%

(1) Cut-off balance as of 3/1/99.



                       Occupancy Rates at Underwriting

                                                                            Weighted                       Weighted
                           Number of                      Percentage of     Average       Weighted         Average
      Range of             Mortgage     Cut-off Date      Initial Pool      Mortgage      Average        Cut-off Date
Occupancy Rates at U/W     Loans(1)     Balance(2)         Balance           Rate        U/W DSCR         LTV Ratio
----------------------     ---------   --------------    -------------      --------      ---------      -------------
50.0% -  69.9%                 2       $    5,648,370          0.5%          7.040%          1.39x           54.8%
70.0% -  79.9%                 2            4,425,045          0.4%          6.903%          1.38            73.6%
80.0% -  89.9%                15           55,761,841          4.5%          7.279%          1.35            68.3%
90.0% -  94.9%                50          239,045,962         19.1%          7.262%          1.31            76.1%
95.0% - 100.0%               184          831,465,195         66.4%          7.317%          1.31            75.4%
                             ---       --------------        -----           -----           ----            ----
Total/Weighted Average:      279       $1,136,346,413         90.7%          7.300%          1.31x           75.1%
                             ===       ==============        =====           =====           ====            ====

Maximum Occupancy Rate at U/W:    100.0%
Minimum Occupancy Rate at U/W:     50.0%
Wtd. Avg. Occupancy Rate at U/W:   87.3%


(1) Does not include any Mortgage Loans secured by hotel properties.
(2) Cut-off balance as of 3/1/99.



The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1           Summary Term Sheet                March 1, 1999


                       Years Built/Years Renovated (1)


                                                                             Weighted                    Weighted
                            Number of                       Percentage of     Average      Weighted       Average
     Range of Years         Mortgage       Cut-off Date     Initial Pool     Mortgage       Average     Cut-off Date
    Built/Renovated           Loans         Balance(2)         Balance         Rate        U/W DSCR       LTV Ratio
----------------------      ---------    --------------     -------------    ---------     --------      -----------
    1951  -  1960               6        $   12,819,010           1.0%         7.208%        1.68x          62.7%
    1961  -  1970              24            79,789,581           6.4%         7.298%        1.33           76.2%
    1971  -  1980              40           168,025,746          13.4%         7.241%        1.33           74.1%
    1981  -  1990              83           330,990,240          26.4%         7.236%        1.31           75.4%
    1991  -  1998             126           661,060,879          52.8%         7.381%        1.44           71.7%
                            ---------    --------------     -------------    ---------     --------      -----------
Total/Weighted Average:       279        $1,252,685,456         100.0%         7.317%        1.39x          73.2%
                            =========    ==============     =============    =========     ========      ===========

Maximum Year Built/Renovated:                      1998
Minimum Year Built/Renovated:                      1951
Wtd. Avg. Year Built/Renovated:                    1988

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Cut-off balance as of 3/1/99.

                     Mortgage Pool Prepayment Profile (1)



                                                                           % of Pool
               Months Since    Number of    Outstanding     % of Pool        Yield       % of Pool
     Date      Cut-off Date      Loans      Balance (mm)     Lockout      Maintenance       Open       Total
-----------    ------------    ---------    ------------    ---------     -----------    ---------    -------
  Mar-99            0             279         $1,252.7        100.0%          0.0%          0.0%       100.0%

  Mar-00           12             279         $1,240.2        100.0%          0.0%          0.0%       100.0%

  Mar-01           24             279         $1,226.6         99.7%          0.2%          0.1%       100.0%

  Mar-02           36             279         $1,211.8         96.2%          3.6%          0.1%       100.0%

  Mar-03           48             279         $1,195.8         95.2%          4.7%          0.1%       100.0%

  Mar-04           60             278         $1,172.1         95.0%          4.9%          0.1%       100.0%

  Mar-05           72             278         $1,153.8         95.0%          4.9%          0.1%       100.0%

  Mar-06           84             274         $1,101.9         94.8%          4.7%          0.4%       100.0%

  Mar-07           96             273         $1,077.8         94.8%          5.1%          0.1%       100.0%

  Mar-08          108             272         $1,053.6         92.5%          6.0%          1.6%       100.0%

  Mar-09          120              12            $47.0         20.1%         77.0%          2.9%       100.0%

  Mar-10          132              12            $45.4         20.2%         77.0%          2.8%       100.0%

  Mar-11          144              11            $41.1         15.4%         81.7%          2.9%       100.0%

  Mar-12          156              11            $39.2         15.4%         81.9%          2.7%       100.0%

  Mar-13          168              11            $37.3         15.4%         76.2%          8.4%       100.0%

  Mar-14          180               7            $28.0          1.3%         95.8%          2.9%       100.0%

  Mar-15          192               7            $26.1          1.1%         96.3%          2.6%       100.0%

  Mar-16          204               7            $24.1          1.0%         96.8%          2.2%       100.0%

  Mar-17          216               7            $21.9          0.8%         97.5%          1.7%       100.0%

  Mar-18          228               7            $19.6          0.5%         85.3%         14.2%       100.0%


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectuts supplement.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1           Summary Term Sheet                March 1, 1999


                 Prepayment Provision as of the Cut-off Date



                                                                                Weighted         Weighted
                                                                                Average          Average
                                                                                Remaining        Remaining       Weighted
      Range of              Number of                         Percentage of     Lockout          Lockout         Average
Remaining Terms to          Mortgage       Cut-off Date       Initial Pool      Period        Plus YM Period     Maturity
Stated Maturity(Years)(1)    Loans         Balance (2)         Balance          (Years)          (Years)          (Years)
------------------------- -------------   ---------------  -----------------  -----------    ---------------    ---------------
 4.0    -    4.9              1             $7,137,562         0.6%               4.6              4.6               4.8
 6.0    -    6.9              4             35,148,655         2.8%               6.4              6.4               6.8
 7.0    -    7.9              1              3,802,289         0.3%               3.8              6.7               7.2
 8.0    -    8.9              1              2,694,425         0.2%               1.8              8.8               8.8
 9.0    -    9.9            254           1,107,587,102       88.4%               9.1              9.4               9.8
10.0    -   10.9              6              37,830,000        3.0%               9.2              9.6              10.0
11.0    -   11.9              1               2,956,573        0.2%              11.6             11.6              11.9
14.0    -   14.9              4              10,592,854        0.8%              11.5             14.1              14.6
19.0    -   19.9              4              22,141,083        1.8%               9.9             18.4              19.7
24.0    -   24.9              3              22,794,913        1.8%               8.6             20.8              24.0
                         -------------   ---------------  -----------------  -----------    ---------------    ---------------
Total/Weighted Average:     279          $1,252,685,456      100.0%               9.0              9.7              10.1
                         -------------   ---------------  -----------------  -----------    ---------------    ---------------
                         -------------   ---------------  -----------------  -----------    ---------------    ---------------

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Cut-off balance as of 3/1/99.


                                                        Prepayment Option

                                                                               Weighted        Weighted
                                                                               Average         Average
                                                                               Remaining       Remaining         Weighted
                                                            Percentage of      Lockout         Lockout          Average
                           Number of     Cut-off Date        Initial           Period        Plus YM Period      Maturity
Prepayment Option            Loans        Balance (1)       Pool Balance       (Years)         (Years)           (Years)(2)
---------------------     ------------    --------------   ----------------  ------------  ------------------  ----------------
Lockout/Defeasance          254           $1,147,218,645      91.6%              9.4            9.4                9.7
Lockout/Yield Maintenance    24              104,021,536       8.3%              5.4           13.7               14.7
Lockout                       1                1,445,275       0.1%              1.9            1.9                9.7
                           ------------    --------------   ----------------  ------------  ------------------  ----------------
Total/Weighted Average:     279           $1,252,685,456     100.0%              9.0            9.7               10.1
                          -------------   ---------------  -----------------  -----------    ---------------    ---------------
                          -------------   ---------------  -----------------  -----------    ---------------    ---------------


(1) Cut-off balance as of 3/1/99.
(2) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1          Summary Term Sheet                 March 1, 1999


Top Five Mortgage Loans:
------------------------

                                   Overview

                                                                                                       Percentage of
                                                  Property           Units/Rooms/   Cut-off Date       Initial Pool
 # Property Name                                    Type             Square Feet     Balance(1)           Balance
----------------                            ----------------         -----------    ------------       -------------
1  Winston Loan (2)                               Hotel                  1,993      $ 70,750,763            5.6%
2  Swerdlow Loans (3)                         Retail/Office            774,712        63,806,653            5.1%
3  Alliance Loans (4)                          Multifamily               1,749        48,831,350            3.9%
4  Country Squire Apartments - South           Multifamily                 726        30,446,295            2.4%
5  American Real Estate Loans (5)           Industrial/Office          797,623        29,312,901            2.3%
Total/Weighted Average:                                                             ------------       -------------
                                                                                    $243,147,962           19.4%
                                                                                    ============       =============



                                          Appraised                                       Cut-off Date
 # Property Name                            Value         Mortgage Rate       U/W DSCR      LTV Ratio
----------------                        ------------      -------------       --------    ------------
1  Winston Loan (2)                     $162,120,000         7.375%             2.54x        43.6%
2  Swerdlow Loans (3)                     80,900,000         8.180%             1.25         78.9%
3  Alliance Loans (4)                     62,250,000         7.220%             1.30         78.4%
4  Country Squire Apartments - South      39,000,000         6.650%             1.28         78.1%
5  American Real Estate Loans (5)         36,750,000         7.550%             1.40         79.8%
                                        ------------      -------------       --------    ------------
Total/Weighted Average:                 $381,020,000         7.485%             1.66x         68.5%
                                        ============      =============       ========    ============


(1)  Cut-off balance of 3/l/99.
(2) The Winston Loan is secured by Hampton Inn - Elmsford, Quality Suites - Charleston, Courtyard by Marriott - Ann Arbor, Residence Inn - Phoenix, Homewood Suites - Cary, Hampton Inn & Suites - Gwinnett, Hampton Inn - Raleigh, Comfort Suites - Orlando, Hampton Inn - Perimeter, Hampton Inn - Charlotte, NC, Courtyard by Marriott - Wilmington, Hampton Inn - West Springfield, Homewood Suites - Clear Lake and Comfort Inn - Charleston, respectively.
(3) The Mortgage Loans secured by Kendale Lakes Plaza, Cypress Creek Station and Oakwood Business Center, respectively, are cross-collateralized and cross-defaulted.
(4) A Single Mortgage Note is secured by Westchase Ranch Apartments, Westwood Village Apartments, Normandy Woods Apartments, Savoy Manor Apartments and San Marin Apartments, respectively, are cross-collateralized and cross-defaulted.
(5) A Single Mortgage Note is secured by 2294 Molly Pitcher Highway, 5015 Campuswood Drive, 5010 Campuswood Drive and 5009 Campuswood Drive, respectively, are cross-collateralized and cross-defaulted.



The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

 DLJCMC Series 1999-CG1          Summary Term Sheet              March 1, 1999

------------------------------------

                                 WINSTON LOAN

                               LOAN INFORMATION
-------------------------------------------------------------------------------
Cut-off Date Balance:                   $70,750,763

% of Initial Pool:                      5.6%

Mortgage Loan Seller:                   GE Capital Access, Inc.

Interest Rate:                          7.375%

Balloon Term:                           10 years

Amortization Term:                      25 years

Call Protection:                        Prepayment lockout;U.S. Treasury
                                        defeasance permitted as of the 2 year
                                        anniversary of ClosingDate

Cut-Off Date LTV:                       43.6%

Balloon LTV:                            34.8%

U/W DSCR:                               2.54x

Cross Collateralization/                Yes/Yes
Default:

Special Provisions:                     ARD loan, lock box
-------------------------------------------------------------------------------


                             PROPERTY INFORMATION
-------------------------------------------------------------------------------
Single Asset/Portfolio:                 Portfolio of 14 assets

Property Type:                          Hotel

Location:                               Arizona, Florida, Georgia,
                                        Massachusetts, Michigan, North
                                        Carolina, New York, South Carolina,
                                        Texas

Years Built/Renovated:                  1968 to 1998

Collateral:                             14 limited service hotels with flags
                                        including Hampton Inn and
                                        Courtyard by Marriott.

Property Operator:                      Meristar Hotel & Resorts, Inc.

U/W Net Cash Flow:                      $15,792,040

Appraised Value:                        $162,120,000

Appraisal Date:                         June 30, 1998 to August 17, 1998

-------------------------------------------------------------------------------
                                                      Year Built/
Property Name               City              State   Renovated     Rooms
-------------------------------------------------------------------------------
Hampton Inn                 Elmsford           NY     1968/1996     156
Courtyard by Marriott       Ann Arbor          MI     1989/1998     160
Quality Suites              Charleston         SC     1989/1997     168
Residence Inn               Phoenix            AZ     1988/1997     168
Homewood Suites             Cary               NC       1994        120
Hampton Inn & Suites        Duluth             GA       1996        135
Hampton Inn                 Raleigh            NC     1986/1996     141
Comfort Suites              Orlando            FL     1990/1997     215
Hampton Inn                 Atlanta            GA       1996        131
Hampton Inn                 Charlotte          NC     1991/1997     125
Courtyard by Marriott       Wilmington         NC       1996        128
Hampton Inn                 West Springfield   MA     1989/1998     126
Homewood Suites             Houston            TX       1995         92
Comfort Inn                 Charleston         SC     1989/1997     128
-------------------------------------------------------------------------------

Additional Information:

The borrower is a single-purpose entity affiliated with Winston Hotels, Inc., a public REIT (NYSE: WXH) based in Raleigh, North Carolina. The REIT is in the business of developing, acquiring and rehabilitating premium limited service, full service, and high-end extended-stay hotel properties.

The properties are operated by an affiliate of Meristar Hotel & Resorts, Inc. which currently operates 212 hotels in North America. Meristar manages the portfolio under a 15 year operating lease of which approximately 14 years are remaining.



The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1            Summary Term Sheet               March 1, 1999

------------------------------------

                                SWERDLOW LOAN


                               LOAN INFORMATION
--------------------------------------------------------------------------------
Cut-off Date Balance:       $63,806,653

% of Initial Pool:           5.1%

Mortgage Loan Seller:        GE Capital Access, Inc.

Interest Rate:               8.180%

Balloon Term:                10 years

Amortization Term:           30 years

Call Protection:             Prepayment lockout; U.S. Treasury defeasance
                             permitted as of the 2 year anniversary of Closing
                             Date

Cut-Off Date LTV:            78.9%

Balloon LTV:                 70.9%

U/W DSCR:                    1.25x

Cross Collateralization/     Yes/Yes
Default:

Special Provisions:          ARD loan, lock box

--------------------------------------------------------------------------------


                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:      Portfolio of 3 assets

Property Type:               2 anchored retail, 1 office

Location:                    Florida

Years Built/Renovated:       1977 to 1997

Collateral:                  2 regional shopping centers and 1 suburban business
                             office building, all located in south Florida.

Property Management:         SREG Operating Limited Partnership

U/W Net Cash Flow:           $7,170,684

Appraised Value:             $80,900,000

Appraisal Date:              October 9, 1998 to October 20, 1998

Wtd. Avg. Occupancy Rate     98.2%
at U/W:

--------------------------------------------------------------------------------
                                                        Year Built/    Square
Property Name               City            State       Renovated       Feet
-------------               ----            -----       ----------     ------
Kendale Lakes Plaza         West Kendall     FL         1977/1995      404,553
Cypress Creek Station       Ft. Lauderdale   FL           1997         229,009
Oakwood Business Center     Hollywood        FL           1987         140,150


Additional Information:

Kendale Lakes Plaza is a regional shopping center located in an in-fill location. The subject is 98.2% leased. Primary access to the property is provided by the Florida Turnpike. Anchor tenants include K-Mart (114,000 sf), Syms (40,000 sf), Marshall's (27,808 sf) and Office Max (23,500 sf).

Cypress Creek Station property contains two main buildings surrounded primarily by commercial and hospitality properties. The subject is 98.7% leased with major tenants signing long-term leases and the first rollover for a major tenant occurring in 2007. Major tenants include Regal Cinemas (101,415 sf), Office Depot (36,929 sf) and Just for Feet (15,675 sf).

Oakwood Business Center is a suburban business office building with convenient access to Interstate 95, Ft. Lauderdale CBD and the Ft. Lauderdale International Airport. The subject is 97.3% leased. Major tenants include Trader Publishing (16,816 sf) and KOS Pharmaceuticals (23,499 sf).

The borrower is a single-purpose entity affiliated with Swerdlow Real Estate Group, Inc., a recently formed private REIT specializing in development, leasing and management of commercial properties in South Florida. The REIT was capitalized with a $173mm equity offering with major institutional investors.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1        Summary Term Sheet                   March 1, 1999

------------------------------------

                                ALLIANCE LOAN

                               LOAN INFORMATION
-------------------------------------------------------------------------------
Cut-off Date Balance:                     $48,831,350

% of Initial Pool:                        3.9%

Mortgage Loan Seller:                     Column Financial, Inc.

Interest Rate:                            7.220%

Balloon Term:                             10 years

Amortization Term:                        30 years

Call Protection:                          Prepayment lockout; U.S. Treasury
                                          defeasance permitted as of the 2 year
                                          anniversary of Closing Date

Cut-Off Date LTV:                         78.4%

Balloon LTV:                              65.9%

U/W DSCR:                                 1.30x

Cross Collateralization/                  Yes/Yes
Default:

Special Provisions:                       Cash management

-------------------------------------------------------------------------------


                            PROPERTY INFORMATION
-------------------------------------------------------------------------------

Single Asset/Portfolio:                   Portfolio of 5 assets

Property Type:                            Multifamily

Location:                                 Texas and Florida

Years Built/Renovated:                    1972 to 1997

Collateral:                               5 multifamily properties with 1,749
                                          total units

Property Management:                      Alliance Residential Management,
                                          LLC

U/W Net Cash Flow:                        $5,184,610

Appraised Value:                          $62,250,000

Appraisal Date:                           January 15, 1999 to January 20, 1999

Wtd. Avg. Occupancy Rate                  94.1%
at U/W:



-------------------------------------------------------------------------------


                                                                                                                      Allocated
                                                                                                     Cut-off Date     Loan Amount
Property Name                             City          State       Units      Year Built/Renovated      LTV        at Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------

Westchase Ranch Apartments                Houston        TX          776             1977/1994          77.3%         $22,529,265
Westwood Village Apartments               Irving         TX          320             1983/1996          79.9%         $10,387,667
Normandy Woods Apartments                 Houston        TX          268             1981/1997          79.0%          $7,111,557
Savoy Manor Apartments                    Houston        TX          192             1980/1997          79.9%          $5,193,833
San Marin Apartments                      Tampa          FL          193             1972/1997          78.5%          $3,609,027

-----------------------------------------------------------------------------------------------------------------------------------

Additional Information:

The subject multifamily properties' amenities include tennis courts, pools, parking, laundry facilities, on-site management office and fitness centers. In general, the properties are 94.1% occupied.

Principals of the borrower, Alliance Holdings, include Andrew Schor and Steven Ivankovich. The borrowers are affiliated with Alliance, a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manages more than 24,000 units throughout Texas, in the Midwest and along the Eastern Seaboard from Virginia to Florida.


The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1              Summary Term Sheet            March 1, 1999

------------------------------------

                     COUNTRY SQUIRE APARTMENTS - SOUTH

                            LOAN INFORMATION
-------------------------------------------------------------------------------
Cut-off Date Balance:                    $30,446,295

% of Initial Pool:                       2.4%

Mortgage Loan Seller:                    GE Capital Access, Inc.

Interest Rate:                           6.650%

Balloon Term:                            10 years

Amortization Term:                       30 years

Call Protection:                         Prepayment lockout; Yield maintenance

Cut-Off Date LTV:                        78.1%

Balloon LTV:                             66.5%

U/W DSCR:                                1.28x

Cross Collateralization/                 No/No
Default:

-------------------------------------------------------------------------------

                            PROPERTY INFORMATION
-------------------------------------------------------------------------------
Single Asset/Portfolio:                  Single Asset

Property Type:                           Multifamily

Location:                                Tennessee

Years Built/Renovated:                   1984/1987

Collateral:                              726 unit multifamily complex in
                                         suburban Memphis, TN

Property Management:                     Fogelman Management Group

U/W Net Cash Flow:                       $3,008,930

Appraised Value:                         $39,000,000

Appraisal Date:                          August 13, 1998

Occupancy Rate at U/W:                   94.0%

-------------------------------------------------------------------------------

Additional Information:

Country Squire Apartments -- South consists of 81 residential buildings containing 726 rental units located within the Cordova/Germantown submarket of the Memphis, TN MSA. Project amenities include clubhouse with party room, billiard room, indoor driving range, exercise room, 4 swimming pools, and 3 lighted tennis courts on 57 acres of land.

The borrower is Country Squire South, LLC, a single purpose entity controlled by Avron Fogelman, founder and principal of Fogelman Properties and Fogelman Management of Memphis, TN. These companies were founded in 1963 and through them Mr. Fogelman has developed over 8,000 multifamily units in the Southeastern U.S. Headquartered in Memphis, Fogelman's companies manage 23,000 multifamily units in 6 states.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

DLJCMC Series 1999-CG1              Summary Term Sheet            March 1, 1999

-------------------------------------

                          AMERICAN REAL ESTATE LOAN

                            LOAN INFORMATION
-------------------------------------------------------------------------------
Cut-off Date Balance:                    $29,312,901

% of Initial Pool:                       2.3%

Mortgage Loan Seller:                    Column Financial, Inc.

Interest Rate:                           7.550%

Balloon Term:                            10 years

Amortization Term:                       30 years

Call Protection:                         Prepayment lockout; U.S. Treasury
                                         defeasance permitted as of the 2 year
                                         anniversary of Closing Date

Cut-Off Date LTV:                        79.8%

Balloon LTV:                             70.8%

U/W DSCR:                                1.40x

Cross Collateralization/                 Yes/Yes
Default:

Special Provisions:                      Cash management

-------------------------------------------------------------------------------


                            PROPERTY INFORMATION
-------------------------------------------------------------------------------
Single Asset/Portfolio:                  Portfolio of 4 assets

Property Type:                           3 office, 1 industrial

Location:                                New York, Pennsylvania

Years Built/Renovated:                   1960 to 1991

Collateral:                              3 adjacent office buildings and 1
                                         warehouse

Property Management:                     American Real Estate Management,
                                         Inc.

U/W Net Cash Flow:                       $3,468,939

Appraised Value:                         $36,750,000

Appraisal Date:                          June 17, 1998 to August 31, 1998

Wtd. Avg. Occupancy Rate                 99.1%
at U/W:


-------------------------------------------------------------------------------

                                                                                                                       Allocated
                                                                Square                             Cut-off Date      Loan Amount
Property Name                     City           State           feet       Year Built/Renovated        LTV        at Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------

2294 Molly Pitcher Highway        Chambersburg     PA          621,400            1960/1991            79.8%         $17,149,044

5015 Campuswood Drive             East Syracuse    NY           99,476               1992              79.8%          $7,178,670

5010 Campuswood Drive             East Syracuse    NY           70,163               1989              79.8%          $4,469,918

5009 Campuswood Drive             East Syracuse    NY            6,584               1987              79.3%            $515,269

-----------------------------------------------------------------------------------------------------------------------------------


Additional Information:

The borrower, American Real Estate Investment Corporation (AREIC), is a fully-integrated, self-administered and self-managed REIT. Based in Plymouth Meeting, Pennsylvania, AREIC focuses on industrial facilities and suburban Class A office properties in secondary markets in the Northeast. AREIC owns 67 office and industrial properties containing an aggregate of 7.3 million square feet.

The securities described herein will be offered only pursuant to, and will be superseded by, a definitive prospectus supplement and prospectus. Prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein. Capitalized terms used but not defined herein have meaning given to such terms in the prospectus supplement.

                         DLJ COMMERCIAL MORTGAGE CORP.
                       Mortgage Pass-Through Certificates


         The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series will consist of one or more classes (each, a "Class") of Certificates.

         Each Series will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") to be formed by DLJ Commercial Mortgage Corp. (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property: (i) residential properties consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties consisting of office buildings, properties related to the sales of consumer goods and other products and/or related to providing entertainment, recreation or personal services to the general public, hospitality properties, casinos, health care-related facilities, recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other resort and recreational properties, arenas, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties consisting of rental or cooperatively owned buildings with multiple dwelling units, properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public, hospitality properties and office properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued. If so specified in the related Prospectus Supplement, the Trust Fund for a Series may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".
                                  -----------
                                                 (cover continued on next page)

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

         Prospective investors should review the information appearing on page 17 herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         The Offered Certificates of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                 The date of this Prospectus is March 1, 1999

(cover continued)

         The yield on each Class of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

         As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for the Offered Certificates of any Series will specify which Class or Classes of Certificates of such Series will be considered to be regular interests in the related REMIC and which Class of Certificates of such Series or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences".

         There will be no secondary market for the Offered Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if one does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each Series will contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

         No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

         The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class or Series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

         The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SUMMARY OF PROSPECTUS.............................................................................................8

RISK FACTORS.....................................................................................................17
Limited Liquidity of Offered Certificates........................................................................17
Limited Assets...................................................................................................18
Credit Support Limitations.......................................................................................18
Effect of Prepayments on Average Life of Certificates............................................................19
Effect of Prepayments on Yield of Certificates...................................................................20
Limited Nature of Ratings........................................................................................20
Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans................................21
Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool................................28
Federal Tax Considerations Regarding REMIC Residual Certificates.................................................28
Book-Entry Registration..........................................................................................29
Potential Conflicts of Interest..................................................................................29
Termination......................................................................................................30

DESCRIPTION OF THE TRUST FUNDS...................................................................................30
General..........................................................................................................30
Mortgage Loans...................................................................................................30
MBS..............................................................................................................42
Undelivered Mortgage Assets......................................................................................43
Certificate Accounts.............................................................................................43
Credit Support...................................................................................................43
Cash Flow Agreements.............................................................................................43

YIELD AND MATURITY CONSIDERATIONS................................................................................44
General..........................................................................................................44
Pass-Through Rate................................................................................................44
Payment Delays...................................................................................................44
Certain Shortfalls in Collections of Interest....................................................................44
Yield and Prepayment Considerations..............................................................................45
Weighted Average Life and Maturity...............................................................................47
Other Factors Affecting Yield, Weighted Average Life and Maturity................................................47

THE DEPOSITOR....................................................................................................49

DESCRIPTION OF THE CERTIFICATES..................................................................................50
General..........................................................................................................50
Distributions....................................................................................................50
Distributions of Interest on the Certificates....................................................................51
Distributions of Principal of the Certificates...................................................................52
Distributions on the Certificates in Respect of Prepayment Premiums
  or in Respect of Equity Participations.........................................................................53
Allocation of Losses and Shortfalls..............................................................................53
Advances in Respect of Delinquencies.............................................................................53
Reports to Certificateholders....................................................................................54


                                                                                                               Page
                                                                                                               ----

Voting Rights....................................................................................................55
Termination......................................................................................................55
Book-Entry Registration and Definitive Certificates..............................................................56

DESCRIPTION OF THE POOLING AGREEMENTS............................................................................57
General..........................................................................................................57
Assignment of Mortgage Assets....................................................................................58
Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies...................59
Collection and Other Servicing Procedures with respect to Mortgage Loans.........................................60
Sub-Servicers....................................................................................................62
Collection of Payments on MBS....................................................................................62
Certificate Account..............................................................................................63
Modifications, Waivers and Amendments of Mortgage Loans..........................................................66
Realization Upon Defaulted Mortgage Loans........................................................................66
Hazard Insurance Policies........................................................................................68
Due-on-Sale and Due-on-Encumbrance Provisions....................................................................69
Servicing Compensation and Payment of Expenses...................................................................69
Evidence as to Compliance........................................................................................70
Certain Matters Regarding the Master Servicer, the Special Servicer,
  the REMIC Administrator, the Manager and the Depositor ........................................................70
Events of Default................................................................................................71
Rights Upon Event of Default.....................................................................................72
Amendment........................................................................................................73
List of Certificateholders.......................................................................................74
The Trustee......................................................................................................74
Duties of the Trustee............................................................................................74
Certain Matters Regarding the Trustee............................................................................75
Resignation and Removal of the Trustee...........................................................................75

DESCRIPTION OF CREDIT SUPPORT....................................................................................75
General..........................................................................................................75
Subordinate Certificates.........................................................................................76
Insurance or Guarantees with Respect to Mortgage Loans...........................................................76
Letter of Credit.................................................................................................76
Certificate Insurance and Surety Bonds...........................................................................77
Reserve Funds....................................................................................................77
Credit Support with Respect to MBS...............................................................................77

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................78
General..........................................................................................................78
Types of Mortgage Instruments....................................................................................78
Leases and Rents.................................................................................................78
Personalty.......................................................................................................79
Foreclosure......................................................................................................79
Bankruptcy Laws..................................................................................................82
Environmental Considerations.....................................................................................84
Due-on-Sale and Due-on-Encumbrance Provisions....................................................................86
Junior Liens; Rights of Holders of Senior Liens..................................................................86


                                                                                                               Page
                                                                                                               ----

Subordinate Financing............................................................................................86
Default Interest and Limitations on Prepayments..................................................................87
Applicability of Usury Laws......................................................................................87
Certain Laws and Regulations.....................................................................................87
Americans with Disabilities Act..................................................................................87
Soldiers' and Sailors' Civil Relief Act of 1940..................................................................88
Forfeitures in Drug and RICO Proceedings.........................................................................88

FEDERAL INCOME TAX CONSEQUENCES..................................................................................89
General..........................................................................................................89
REMICs...........................................................................................................90
Grantor Trust Funds.............................................................................................107

STATE AND OTHER TAX CONSEQUENCES................................................................................116

ERISA CONSIDERATIONS............................................................................................116
General.........................................................................................................116
Plan Asset Regulations..........................................................................................117
Prohibited Transaction Exemptions...............................................................................118
Insurance Company General Accounts..............................................................................118
Consultation With Counsel.......................................................................................119
Tax Exempt Investors............................................................................................119

LEGAL INVESTMENT................................................................................................119

USE OF PROCEEDS.................................................................................................121

METHOD OF DISTRIBUTION..........................................................................................121

LEGAL MATTERS...................................................................................................123

FINANCIAL INFORMATION...........................................................................................123

RATING..........................................................................................................123

INDEX OF PRINCIPAL DEFINITIONS..................................................................................124

                             SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Securities Offered.................................  Mortgage pass-through certificates.

Depositor..........................................  DLJ Commercial Mortgage Corp., a Delaware corporation.
                                                     See "The Depositor".

Trustee............................................  The trustee (the "Trustee") for each Series will be named in the related Prospectus Supplement.  See "Description of the
                                                     Pooling Agreements--The Trustee".

Master Servicer....................................  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master Servicer") for the corresponding
                                                     Series will be named in the related Prospectus Supplement.
                                                     See "Description of the Pooling Agreements".

Special Servicer...................................  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special Servicer") for the corresponding Series will be named, or the circumstances under which a Special
                                                     Servicer may be appointed will be described, in the related
                                                     Prospectus Supplement.  See "Description of the Pooling
                                                     Agreements--Collection and Other Servicing Procedures
                                                     with respect to Mortgage Loans".

MBS Administrator..................................  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS Administrator") will be
                                                     named in the related Prospectus Supplement.  If an entity
                                                     other than the Trustee or the Master Servicer is the MBS
                                                     Administrator, such entity will be referred to herein as the
                                                     "Manager".

REMIC Administrator................................  The person (the "REMIC Administrator") responsible for the various tax-related administration duties for a Series as to which one or more REMIC elections have been made will be
                                                     named in the related Prospectus Supplement.  See "Federal
                                                     Income Tax Consequences" and "REMICs".

The Mortgage Assets................................  The Mortgage Assets will be the primary assets of any Trust
                                                     Fund.  The Mortgage Assets with respect to each Series will, in general, consist of a pool of mortgage loans ("Mortgage
                                                     Loans") secured by first or junior liens on, or security
                                                     interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property: (i) residential properties consisting of rental
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                                                         -8-
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
                                                     or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii)
                                                     commercial properties consisting of office buildings, properties related to the sale of goods and other products (such as shopping centers, malls, factory outlet centers, automotive sales centers and individual stores, shops and businesses related to sales of consumer goods and other products, including individual department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation or personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties
                                                     (such as hotels, motels and other lodging facilities) casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities and
                                                     restaurants; and (iii) mixed use properties (that is, any
                                                     combination of the foregoing) and unimproved land. The Mortgage
                                                     Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related
                                                     Prospectus Supplement, by any governmental agency or
                                                     instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be
                                                     delinquent or nonperforming as of the date the related Trust Fund is formed.

                                                     As and to the extent described in the related Prospectus
                                                     Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate
                                                     (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative
                                                     amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or

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                                                        -9-
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
                                                     both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus
                                                     Supplement. Each Mortgage Loan will have had an original term to maturity of not more than approximately 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the
                                                     Trust Funds--Mortgage Loans".

                                                     If any Mortgage Loan, or group of related Mortgage Loans (by reason of cross-collateralization, common borrower or
                                                     affiliation of borrowers), constitutes a material concentration of credit risk, financial statements or other financial
                                                     information with respect to the related Mortgaged Property or
                                                     Mortgaged Properties will be included in the related Prospectus
                                                     Supplement. See "Description of the Trust Funds--Mortgage
                                                     Loans--Mortgage Loan Information" in the Prospectus Supplement.

                                                     If and to the extent specified in the related Prospectus
                                                     Supplement, the Mortgage Assets with respect to a Series may also include, or consist of, mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the
                                                     Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust
                                                     Funds--MBS".

                                                     Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset
                                                     Pool as of the date it is formed (the "Cutoff Date") will equal or exceed the aggregate outstanding principal balance of the related Series as of the date the Certificates of such Series are initially issued (the "Closing Date"). In the event that the
                                                     Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate outstanding principal balance of the related Series as of the related Closing Date, the Depositor may deposit cash or Permitted Investments (as defined herein) on an interim basis with the Trustee for such Series on the related
                                                     Closing Date in lieu of delivering Mortgage Assets (the
                                                     "Undelivered Mortgage Assets") with an aggregate outstanding principal balance as of the related Cut-off Date equal to the shortfall amount. During the 90-day period following the related
                                                     Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted

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                                                        -10-

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
                                                     Investments to the extent that the Depositor delivers
                                                     a corresponding amount of the Undelivered Mortgage Assets. If and to the extent that all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related
                                                     Closing Date, such cash or, following liquidation, such
                                                     Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related
                                                     Prospectus Supplement.

The Certificates...................................  Each Series will be issued in one or more Classes of
                                                     Certificates pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus
                                                     Supplement (in any case, a "Pooling Agreement") and will
                                                     represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                                     As described in the related Prospectus Supplement, the
                                                     Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of
                                                     Certificates that, among other things: (i) are senior
                                                     (collectively, "Senior Certificates") or subordinate
                                                     (collectively, "Subordinate Certificates") to one or more other
                                                     Classes of Certificates of the same Series in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal
                                                     Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal
                                                     (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster)
                                                     or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi)
                                                     provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                                     If so specified in the related Prospectus Supplement, a Series may include one or more "Controlled Amortization Classes", which will entitle the holders thereof to receive principal
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                                                        -11-


                                                     distributions according to a specified principal payment
                                                     schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization Class
                                                     will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates.
                                                     Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a
                                                     Controlled Amortization Class comes at the expense of one or more other Classes of Certificates of the same Series, any of which other Classes of Certificates may also be a Class of
                                                     Offered Certificates. See "Risk Factors--Effect of Prepayments
                                                     on Average Life of Certificates" and "--Effect of Prepayments on
                                                     Yield of Certificates".

                                                     Each Certificate, other than certain Stripped Interest
                                                     Certificates and certain REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a
                                                     "Certificate Principal Balance"); and each Certificate, other than certain Stripped Principal Certificates and certain REMIC
                                                     Residual Certificates, will accrue interest on its Certificate
                                                     Principal Balance or, in the case of certain Stripped Interest
                                                     Certificates, on a notional amount (a "Certificate Notional
                                                     Amount"), based on a fixed, variable or adjustable interest rate
                                                     (a "Pass-Through Rate"). The related Prospectus Supplement will specify the aggregate Certificate Principal Balance, aggregate
                                                     Certificate Notional Amount and/or Pass-Through Rate (or, in the
                                                     case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each Class of
                                                     Offered Certificates.

                                                     If so specified in the related Prospectus Supplement, a Class of
                                                     Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes.
                                                     The Certificates will not be guaranteed or insured by the
                                                     Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See
                                                     "Risk Factors--Limited Assets".
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                                                        -12-
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

Distributions of Interest on the
Certificates.......................................  Interest on each Class of Offered Certificates (other than certain Classes of Stripped Principal Certificates and certain
                                                     Classes of REMIC Residual Certificates) of each Series will accrue at the applicable Pass-Through Rate on the aggregate
                                                     Certificate Principal Balance or, in the case of certain
                                                     Classes of Stripped Interest Certificates, the aggregate
                                                     Certificate Notional Amount thereof outstanding from time
                                                     to time and will be distributed to Certificateholders as
                                                     provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a
                                                     "Distribution Date").  Distributions of interest with respect to one or more Classes of Certificates (collectively, "Accrual
                                                     Certificates") may not commence until the occurrence of
                                                     certain events, such as the retirement of one or more other
                                                     Classes of Certificates, and interest accrued with respect to a Class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal
                                                     Balance thereof or otherwise deferred as described in the
                                                     related Prospectus Supplement.  Distributions of interest
                                                     with respect to one or more Classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related
                                                     Prospectus Supplement.  See "Risk Factors--Effect of
                                                     Prepayments on Average Life of Certificates" and "--Effect
                                                     of Prepayments on Yield of Certificates", "Yield and
                                                     Maturity Considerations--Certain Shortfalls in Collections
                                                     of Interest" and "Description of the Certificates
                                                    --Distributions of Interest on the Certificates".

Distributions of Principal of the
Certificates.......................................  Each Class of Certificates of each Series (other than certain
                                                     Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate
                                                     Certificate Principal Balance.  The aggregate Certificate
                                                     Principal Balance of a Class of Certificates outstanding from time to time will represent the maximum amount that the
                                                     holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related
                                                     Trust Fund.  Unless otherwise specified in the related
                                                     Prospectus Supplement, the initial aggregate Certificate
                                                     Principal Balance of all Classes of a Series will
                                                     not be greater than the outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. As and to the extent described in each Prospectus Supplement,
                                                     distributions of principal with respect to the related Series will be made on each Distribution Date to the holders of the
                                                     Class or Classes of Certificates of such Series then entitled thereto until the Certificate Principal Balances of such
                                                     Certificates have been reduced to zero. Distributions of
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                                                     principal with respect to one or more Classes of Certificates:
                                                     (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases,
                                                     substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the
                                                     occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related
                                                     Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class. See "Description of the
                                                     Certificates --Distributions of Principal of the Certificates".

Credit Support and Cash
Flow Agreements....................................  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the
                                                     Mortgage Assets in the related Trust Fund may be provided
                                                     to one or more Classes of Certificates of the related Series in the form of subordination of one or more other Classes of
                                                     Certificates of such Series, which other Classes may include one or more Classes of Offered Certificates, or by one or
                                                     more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage
                                                     with respect to the Certificates of any Series, "Credit
                                                     Support").  If so provided in the related Prospectus
                                                     Supplement, a Trust Fund may include:  (i) guaranteed
                                                     investment contracts pursuant to which moneys held in the
                                                     funds and accounts established for the related Series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations  on the Mortgage Assets or on one or more Classes of
                                                     Certificates (any such agreement, in the case of clause (i) or
                                                     (ii), a "Cash Flow Agreement"). Certain relevant information regarding any Credit Support or Cash Flow Agreement applicable to the Offered Certificates of any Series will be set forth in the related Prospectus Supplement. See "Risk Factors--Credit Support
                                                     Limitations", "Description of the Trust Funds--Credit Support" and
                                                     "--Cash Flow Agreements" and "Description of Credit Support".

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                                                        -14-
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
Advances...........................................  If and to the extent provided in the related Prospectus
                                                     Supplement, if a Trust Fund includes Mortgage Loans, the
                                                     Master Servicer, the Special Servicer, the Trustee, any
                                                     provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making,
                                                     certain advances with respect to delinquent scheduled
                                                     payments of principal and/or interest on such Mortgage
                                                     Loans.  Any such advances made with respect to a particular
                                                     Mortgage Loan will be reimbursable from subsequent
                                                     recoveries in respect of such Mortgage Loan and otherwise
                                                     to the extent described herein and in the related Prospectus
                                                     Supplement.  See "Description of the Certificates
                                                    --Advances in Respect of Delinquencies".  If and to the
                                                     extent provided in the Prospectus Supplement for the
                                                     Offered Certificates of any Series, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust
                                                     Fund.  See "Description of the Certificates--Advances in
                                                     Respect of Delinquencies".  If a Trust Fund includes MBS,
                                                     any comparable advancing obligation of a party to the related
                                                     Pooling Agreement, or of a party to the related MBS
                                                     Agreement, will be described in the related Prospectus
                                                     Supplement.

Optional Termination...............................  If so specified in the related Prospectus Supplement, a Trust
                                                     Fund may be subject to optional early termination through
                                                     the repurchase of the Mortgage Assets included in such Trust
                                                     Fund by the party or parties specified in such Prospectus
                                                     Supplement, under the circumstances and in the manner set
                                                     forth therein, thereby resulting in early retirement for the
                                                     Certificates of the related Series.  If so provided in the related
                                                     Prospectus Supplement, upon the reduction of the aggregate
                                                     Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the
                                                     Mortgage Assets of the related Trust Fund, or of a sufficient portion of such  Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. See
                                                     "Description of the Certificates--Termination".

Federal Income Tax Consequences....................  The Certificates of each Series will constitute or evidence ownership of either (i) "regular interests" ("REMIC Regular
                                                     Certificates") and "residual interests" ("REMIC Residual
                                                     Certificates") in a Trust Fund, or a designated portion
                                                     thereof, treated as a REMIC under Sections 860A through
                                                     860G of the Internal Revenue Code of 1986 (the "Code"), or
                                                     (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the



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                                                        -15-
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
                                                     Code.  It is recommended that Investors consult their tax
                                                     advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered
                                                     Certificates and to review "Federal Income Tax
                                                     Consequences" herein and in the related Prospectus
                                                     Supplement.

ERISA Considerations...............................  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual
                                                     retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of
                                                     1974, as amended ("ERISA"), or Section 4975 of the Code,
                                                     should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a
                                                     transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code.  See
                                                     "ERISA Considerations" herein and in the related Prospectus
                                                     Supplement.

Legal Investment...................................  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                                     Enhancement Act of 1984, as amended ("SMMEA"), only if
                                                     so specified in the related Prospectus Supplement.   Investors
                                                     whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal
                                                     investments for them.  See "Legal Investment" herein and in the related Prospectus Supplement.

Rating.............................................  At their respective dates of issuance, each Class of Offered
                                                     Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                                                     (each, a "Rating Agency").  See "Rating" herein and in the related Prospectus Supplement.



                                                        -16-




                                 RISK FACTORS

         In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related
Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

Limited Liquidity of Offered Certificates

         General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time.
Furthermore, except to the extent described herein and in the related Prospectus
Supplement, Certificateholders will have no redemption rights, and the Offered
Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus
Supplement. See "Description of the Certificates--Termination".

         Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The
Prospectus Supplement for the Offered Certificates of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so.
Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit
Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of the Offered Certificates of any Series may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

         Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to Offered Certificates of any Series or with respect to any Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage
Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, a Companion Class (as defined herein) or a Class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered
Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.


                                     -17-

Limited Assets

         Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Fund for any other Series.
Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus
Supplement, for purposes other than the payment of principal of or interest on the Certificates of the related Series. If and to the extent so provided in the Prospectus Supplement relating to a Series consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining
Classes of Certificates, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Credit Support Limitations

         Limitations Regarding Types of Losses Covered. The Prospectus
Supplement for the Offered Certificates of any Series will describe any Credit
Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus
Supplement. Moreover, such Credit Support may not cover all potential losses;
for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more
Classes of Offered Certificates.

         Disproportionate Benefits to Certain Classes and Series. A Series may include one or more Classes of Subordinate Certificates (which may include
Offered Certificates), if so provided in the related Prospectus Supplement.
Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit
Support may be exhausted before the principal of the later paid Classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those Classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered
Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered
Certificates of one (or more) other such Series.

         Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered
Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such



                                     -18-



assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional losses.

Effect of Prepayments on Average Life of Certificates

         As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered
Certificates of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of Certificates of the related Series than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans.
Conversely, if prevailing interest rates rise significantly above the Mortgage
Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage
Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any Class of Certificates of the related
Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various
Classes of Certificateholders of any Series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust
Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage
Loans).

         A Series may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization
Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates.
Prepayment risk with respect to a given Mortgage

                                     -19-



Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion
Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus
Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or
Extension Risk that would otherwise belong to the related Controlled
Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

Effect of Prepayments on Yield of Certificates

         A Series may include one or more Classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage
Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios.
The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity
Considerations".

Limited Nature of Ratings

         Any rating assigned by a Rating Agency to a Class of Offered
Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

         The amount, type and nature of Credit Support, if any, provided with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating one or more Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged
Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any Series


                                     -20-


may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and
"Rating".

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans

         General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the underlying
Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

         The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage
Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower;
thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values;
declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; increases in competition, changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a borrower, a Master Servicer or a Special
Servicer.

         Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities, as well as casinos, may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements. Because of the nature of their business, recreational and entertainment facilities (including arenas, golf courses, marinas, ski resorts, amusement parks, movie theaters, bowling alleys and similar type businesses), hotels and motels and restaurants will tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties as potential patrons respond to having less disposable income. In addition, marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways. Certain recreational properties, as well as certain hotels and motels, may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions. Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline. Properties used as gas stations, dry cleaners and


                                     -21-

industrial facilities may be more likely to have environmental issues. Many types of commercial properties are not readily convertible to alternative uses if the use for which any such property was originally intended is not successful.

         In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust
Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

         Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42
Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

         Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on subletting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number

                                     -22-

of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

         Risks Particular to Retail Sales and Service Properties. In addition to risks generally associated with real estate, Retail Sales and Service Properties
(as defined herein) are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers, malls or individual stores, shops and consumer oriented businesses), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping centers and malls, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

         Retail Sales and Service Properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

         Risks Particular to Hospitality Properties. Hospitality properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hospitality properties, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, such properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         A hospitality property may present additional risks as compared to other commercial property types in that: (i) hospitality properties may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring a hospitality property (either through purchase or foreclosure) is subject to local law requirements; (iii) it may be difficult to terminate an ineffective operator of a hospitality property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hospitality property based upon its historical reputation.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic

                                     -23-

conditions or the operating results or prospects of the affected hospitality properties. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate any such hospitality property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hospitality property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         Risks Particular to Office Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage
Loans-Foreclosure--Anti-Deficiency Legislation".

         Dependence on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Trust Funds, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Trust Fund will increase the risk that the poor performance of a single property manager will have widespread effect on the related Mortgage Asset Pool.

         Dependence on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged
Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a

                                     -24-

significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related
Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

         In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property.
Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant
(such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

         Property Location and Condition. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

         Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged
Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

         Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged
Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising
From Environmental Conditions" herein. In the case of properties used as casinos, gambling could become prohibited in the relevant jurisdiction.


                                     -25-


         Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders of the related Trust Fund.

         Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents.
Some state laws may require that the lender take possession of the Mortgaged
Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage
Loans--Leases and Rents".

         Limitations on Enforceability of Cross-Collateralization. A Mortgage
Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

         There may not be complete identity of ownership of the Mortgaged
Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer.
Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

         The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.


                                     -26-


         Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

         If and to the extent described herein and in the related Prospectus
Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling
Agreements--Realization Upon Defaulted Mortgage Loans". While the Master
Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage
Loans.

         Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on- sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged
Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions.
The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special
Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling
Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal
Aspects of Mortgage Loans--Environmental Considerations".


                                     -27-

         Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special
Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related
Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master
Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit
Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Certificates of the related Series.
See "Description of the Pooling Agreements--Hazard Insurance Policies".

         Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally.
For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.
Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
Pool

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer;
however, the same entity may act as both Master Servicer and Special Servicer.
Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust
Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Trust Funds--Mortgage Loans--General".

Federal Tax Considerations Regarding REMIC Residual Certificates

         Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from such REMIC, as described under "Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have
"phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related
REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore,

                                     -28-

the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative
"value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the Certificate Principal Balances of all Certificates of the related Series have been reduced to zero. All or a portion of such Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons. See "Federal
Income Tax Consequences" and "REMICs - Taxation of Owners of REMIC Residual
Certificates".

Book-Entry Registration

         If so provided in the related Prospectus Supplement, one or more
Classes of the Offered Certificates of any Series will be issued as Book-Entry
Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry
Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("DTC Participants").
In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited.

Conveyance of notices and other communications by DTC to DTC Participants, and directly and indirectly through such DTC Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate
Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates".

Potential Conflicts of Interest

         If so specified in the related Prospectus Supplement, the Master
Servicer may also perform the duties of Special Servicer, and the Master
Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the Master
Servicer or Special Servicer for any Trust Fund owns a significant portion of any Class of Certificates of the related Series, then, notwithstanding the applicable servicing standard imposed by the related Pooling Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, if specified in the related Prospectus Supplement, the holders of a specified Class or Classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage

                                     -29-

Loans. Investors in such specified Class or Classes of Subordinate Certificates may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates of the same
Series.

Termination

         If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination".

                         DESCRIPTION OF THE TRUST FUNDS

General

         The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS
(collectively, "Mortgage Assets"). Each Trust Fund will be established by the
Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The
Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular
Trust Fund.

Mortgage Loans

         General. The Mortgage Loans will be evidenced by promissory notes (the
"Mortgage Notes") and secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on, or security interests in, fee or leasehold estates in, or cooperative shares with respect to, properties (the "Mortgaged Properties") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily
Properties") consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, properties related to the sale of consumer goods and other products (such as shopping centers, malls, factory outlet centers, automotive sales centers and individual stores, shops and businesses related to sales of consumer goods and other products, including individual


                                     -30-


department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation and personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties (such as hotels, motels and other lodging facilities), casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgaged Properties may include commercial and/or residential structures owned by private cooperative corporations
("Cooperatives"). Unless otherwise specified in the related Prospectus
Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related
Prospectus Supplement, the term of any such leasehold (together with any extension options) will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

         If so provided in the related Prospectus Supplement, Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior
Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior
Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related
Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage
Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related
Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

         If so specified in the related Prospectus Supplement, the Mortgage
Assets for a particular Series may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

                                     -31-


         Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

         Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

                                     -32-


         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as to pay all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

         Mortgage Loans Secured by Retail Sales and Service Properties. Retail properties and other properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public ("Retail Sales and Service Properties") may include shopping centers, factory outlet centers, malls, automotive sales and service centers and other individual stores, shops and consumer oriented businesses, such as department stores and other retail stores, grocery stores, convenience stores, specialty shops, gas stations, movie theaters, fitness centers, bowling alleys, salons and dry cleaners. Such properties (if not owner occupied) generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of Retail Sales and Service
Properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, and the possibility of a significant tenant becoming bankrupt or insolvent. Retail Sales and Service Properties will be affected by perceptions by prospective customers of the safety, convenience, services and attractiveness of such property and by market demographics, consumer habits and traffic patterns, the access to and visibility of such property and the availability of parking at such property.

         The correlation between the success of tenant businesses and property value is more direct with respect to Retail Sales and Service Properties than other types of commercial property because a significant component of the total rent paid by such tenants is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of tenants of such types of properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage


                                     -33-

Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from Retail Sales and Service Properties.
The correlation between the success of the shops and other businesses at a Retail Sales and Service Property and the value of such property is increased when the property is a single tenant property or is largely owner occupied.
Retail Sales and Service Properties would be expected to be directly and adversely affected by a decline in the local, regional and/or national economy and reduced consumer spending.

         Whether a mall or shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in malls and shopping centers traditionally have been a major factor in the public's perception of such types of properties. The anchor tenants at a mall or shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant
(notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a mall or shopping center.

         Unlike certain other types of commercial properties, Retail Sales and Service Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at Retail Sales and Service Properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

         Some Retail Sales and Service Properties, such as malls and shopping centers, include food and beverage establishments, and prospective investors should also consider risks associated with such properties.

         Mortgage Loans Secured by Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains, hotels that are not affiliated with any franchise chain but may have their own brand identity, and other lodging facilities. Various factors, including location, quality and franchise affiliation affect the economic performance of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because rooms at hospitality properties generally are rented for short periods of time, such properties tend to respond more quickly to adverse economic conditions and competition than do many other types of commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have an impact on such property's quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors.


                                     -34-


         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement.
The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, it is unlikely that the purchaser (or the trustee, servicer or special servicer, as the case may be) of such hospitality property may be entitled to the rights under any associated liquor license, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         The extent to which a hospitality property may be affected by any of the factors described above, including competition from other hospitality properties, may depend on the nature and quality of services provided by, and facilities (in addition to guest rooms) included at, the subject property. For example, a full service hotel with restaurants and a health club would be expected to attract more guests than a hospitality property that provides just rooms (subject to market demographics and the cost of the rooms).

         Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located and the strength and stability of the area where the building is located as a desirable business location.
Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants
(including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.


                                     -35-


         Mortgage Loans Secured by Other Types of Mortgaged Properties. A
Mortgage Asset Pool may also include Mortgage Loans secured by any of the following types of real property:

         Casinos. Various factors, including location and appearance, affect the economic performance of a casino. Adverse economic conditions, either local, regional or national, may limit the amount of disposable income that potential patrons may have for gambling. The construction of competing casinos can also have an adverse affect on the performance of a casino property. To meet competition, significant expenditures must be made to attract potential patrons, including, but not limited to, improving facilities, providing alternative forms of entertainment and providing free or low-cost food and lodging. Depending on the geographic location of a casino property, it may be heavily dependent on tourism for its clientele. In addition, the ownership and operation of casino properties is often subject to local or state governmental regulation, and a governmental agency or authority may have jurisdiction or influence with respect to the foreclosure of a casino property, the holding and transfer of a gaming license and/or the bankruptcy or insolvency of a casino owner or operator.

         Health Care-Related Properties. Health-care related properties include hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, depending on the services provided, senior housing. Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation.
Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspection, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special
Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special
Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under such state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

         Industrial Properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become

                                     -36-

functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of other supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business. In addition, depending upon the business conducted at the particular property, an industrial property may be more likely than other types of commercial properties to have environmental issues.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties (collectively, "Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of a Storage Property becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as is building design and location.

         Restaurants. Various factors may affect the economic viability of individual restaurants and other establishments that are part of the food and beverage service industry ("Restaurants"), including but not limited to competition from facilities having businesses similar to the particular
Restaurant; perceptions by prospective customers of the safety, convenience, services and attractiveness of the Restaurant; the cost, quality and availability of food and beverage products, negative publicity resulting from instances of food contamination, food-borne illness and similar events; changes in demographics, consumer habits and traffic patterns; the ability to provide or contract for capable management and adequate maintenance; and retroactive changes to building codes, similar ordinances and other legal requirements.
Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which customers dine out, and may result in a reduction in customers. The construction of competing food/drink establishments can have similar effects. Because of the nature of the business, Restaurants tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.
Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a Restaurant (either through purchase or foreclosure) is subject to local law requirements.

         Additional factors that can affect the success of a regionally or nationally-known chain Restaurant include actions and omissions of any franchisor (including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures); the degree of support provided or arranged by any franchisor, such franchisor's franchisee organizations and third-party providers of products or services; the bankruptcy or business discontinuation of any such franchisor or third-party provider; and increases in operating expenses. Chain Restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A lender may be unable to succeed to the rights of the franchisee under the related franchise agreement, or the transferability of a franchise may be subject to numerous restrictions.

         Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. The successful operation of a Mortgaged Property operated as a manufactured housing community, mobile home park or recreational vehicle park will generally depend on the number of comparable competing properties in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of facilities and services it provides.
Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging (for example, staying at a hotel at the beach).


                                     -37-


         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any Mortgaged Property constituting a manufactured housing community, mobile home park or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

         Recreational and Resort Properties. The Mortgaged Properties may include various recreational and resort properties such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks ("R&R
Properties"). Various factors, including the location and appearance of and the appeal of the recreational activities offered by the subject property, affect the economic performance of an R&R Property.

The construction of competing properties of the same type can also have an adverse effect on the performance of an R&R Property. In many cases, different types of R&R Properties compete with each other for patrons. In the case of certain types of R&R Properties, significant expenditures must be made to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons. Depending on the geographic location of an R&R Property, it may be heavily dependent on tourism for its clientele and, accordingly, may be affected by changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors. In some cases, business of an R&R Property may be seasonal in nature and this seasonality can be expected to cause periodic fluctuations in operating revenues and expenses. Furthermore, business at such properties can be very weather sensitive. The performance of an R&R Property will also be affected by local, regional and national economic conditions insofar as such conditions affect the amount of disposable income that potential patrons have to spend at such property. Because of the nature of the business, R&R
Properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, a marina or other R&R
Properties located next to water will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Arenas. The success of an arena generally depends on its ability to attract patrons to a variety of events, including (depending on the nature of the arena) sporting events, musical events, theatrical events, animal shows and circuses. Such ability will depend on, among other things, the appeal of the particular event, the cost of admission, perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena, and the alternative forms of entertainment available in the particular locale. In some cases, an arena's success will depend on its ability to attract and keep a sporting team as a tenant. An arena may become unprofitable (or unacceptable to such a tenant) due to decreased attendance, competition and age of improvements.
Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities. Arenas constitute "special purpose" properties which could not be readily convertible to alternative uses.

         Churches and Other Religious Facilities. Churches and other religious facilities ("Religious Facilities") generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular Religious
Facility and the extent to which attendees are prepared to make donations, all of which is influenced by a variety of social, political and economic factors.
It would be expected, however, that adverse economic conditions would adversely affect donations as disposable income of patrons declines. Religious Facilities are "special purpose" properties that are not readily convertible to alternative uses.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for and in connection with parking spaces. The amount of such fees will depend on the number of spaces rented and the rates at which they are rented, which, in turn, will depend on a number of factors, including the proximity of the lot or garage to locations where large numbers of people work, shop or live, the amount of alternative parking space
(including free parking space) in the area where the lot or garage is located, whether

                                     -38-


the area where the lot or garage is located is otherwise accessible by mass transit (thereby limiting the number of potential vehicles requiring parking spaces) and the perceptions of potential patrons of the safety, convenience and services of the lot or garage.

         Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.
         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related
Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property.
Unless otherwise defined in the related Prospectus Supplement, "Net Operating
Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged
Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged
Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan.
As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus
Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged
Property. Unless

                                     -39-

otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value
Ratio, the greater the percentage of the borrower's equity in a Mortgaged
Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the Value of a Mortgaged Property as of the date of initial issuance of the Certificates of the related Series may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
(the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         Although there may be multiple methods for determining the Value of a Mortgaged Property, Value will in all cases be affected by property performance.
As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the Value of the Mortgaged Property will reflect such and a liquidation loss may occur.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage
Loan, they are complete or relevant. See "Risk Factors--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and
"--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans--Increased Risk of Default Associated With Balloon Payments".

         Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will (i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments
(the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision

                                     -40-

that entitles the lender to a share of appreciation of the related Mortgaged
Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

         Mortgage Loan Information in Prospectus Supplements. Each Prospectus
Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage
Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage
Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM
Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans
(either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis.
In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a Series are initially offered, more general information of the nature described above will be provided in the related
Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form
8-K with the Commission within fifteen days following such issuance.

         If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged
Properties will be included in the related Prospectus Supplement.

         If and to the extent available and relevant to an investment decision in the Offered Certificates of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus
Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage
Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

                                     -41-

MBS

         MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage
Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association
("FN\MA"; and such certificates issued and/or insured or guaranteed thereby, "FNMA Certificates"), the Governmental National Mortgage Association ("GNMA";
and such certificates issued and/or insured or guaranteed thereby, "GNMA
Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or insured or guaranteed thereby, "FAMC
Certificates"), provided that, unless otherwise specified in the related
Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage
Loans contained herein.

         Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, or unless otherwise discussed with the Commission, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related
Prospectus Supplement, be part of the Depositor's (or an affiliate's) unsold allotments from the Depositor's (or an affiliate's) previous offerings; and (b) unless it was issued by the Depositor or a trust established thereby, will either (i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the Classes of Certificates described herein.
Distributions in respect of the MBS will be made by the MBS Issuer, the MBS
Servicer or the MBS Trustee on the dates specified in the related Prospectus
Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a Series that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and,

                                     -42-


to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

         The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Undelivered Mortgage Assets

         Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the related Cut-off Date will equal or exceed the aggregate Certificate Principal
Balance of the related Series as of the related Closing Date. In the event that Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate
Certificate Principal Balance of the related Series as of the related Closing
Date, the Depositor may deposit cash or Permitted Investments on an interim basis with the Trustee for such Series on the related Closing Date in lieu of delivering Mortgage Assets with an aggregate outstanding principal balance as of the related Cutoff Date equal to the shortfall amount. During the 90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

Certificate Accounts

         Each Trust Fund will include a Certificate Account consisting of one or more accounts established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See
"Description of the Pooling Agreements--Certificate Account".

Credit Support

         If so provided in the Prospectus Supplement for the Offered
Certificates of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates of such Series in the form of subordination of one or more other Classes of Certificates of such Series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificate of any Series. See "Risk Factors--Credit Support
Limitations" and "Description of Credit Support".

Cash Flow Agreements

         If so provided in the Prospectus Supplement for the Offered
Certificates of any Series, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects


                                     -43-


of interest rate fluctuations on the Mortgage Assets on one or more Classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus
Supplement will also identify the obligor under the Cash Flow Agreement.


                       YIELD AND MATURITY CONSIDERATIONS

General

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus
Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related Series.

Pass-Through Rate

         The Certificates of any Class within a Series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The
Prospectus Supplement with respect to the Offered Certificates of any Series will specify the Pass-Through Rate for each Class of such Offered Certificates or, in the case of a Class of Offered Certificates with a variable or adjustable
Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more Classes of such Offered Certificates; and whether the distributions of interest on any Class of such Offered Certificates will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

         With respect to any Series, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

         When a principal prepayment in full or in part is made on a Mortgage
Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due
Date for the next succeeding scheduled payment. However, interest accrued on the Offered Certificates of any Series and distributable thereon on any Distribution
Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received the related Determination Date (as defined herein) or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of


                                     -44-


such Series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due
Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for the Offered
Certificates of each Series will describe the manner in which any such shortfalls will be allocated among the respective Classes of Certificates of such Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

         A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the Certificate Principal Balance (or the Certificate Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged
Properties, or purchases of Mortgage Loans out of the related Trust Fund).
Because the rate of principal prepayments on the Mortgage Loans in any Trust
Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

         The extent to which the yield to maturity of a Class of Offered
Certificates of any Series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust
Fund are in turn distributed on such Certificates (or, in the case of a Class of Stripped Interest Certificates, result in the reduction of the aggregate
Certificate Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related
Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the Certificate Principal Balance or Certificate Notional Amount of such investor's Offered Certificate at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

         In general, the aggregate Certificate Notional Amount of a Class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the aggregate Certificate Principal Balance of one or more of the other
Classes of Certificates of the same Series.

         Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the aggregate Certificate Principal Balance of such Class or Classes of Certificates, as the case may be.


                                     -45-


         Consistent with the foregoing, if a Class of Certificates of any Series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped
Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a Series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

         The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

         The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM
Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged
Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

                                     -46-

Weighted Average Life and Maturity

         The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more Classes of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a Class of Certificates of any Series will be influenced by the rate at which principal on the related
Mortgage Loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged
Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

         The Prospectus Supplement with respect to the Offered Certificates of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such Series with an aggregate Certificate Principal Balance, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

         Balloon Payments; Extensions of Maturity. Some or all of the Mortgage
Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage

                                     -47-

Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus
Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a Class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

         Negative Amortization. The weighted average life of a Class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage
Loans in any Trust Fund is allocated among the respective Classes of Certificates of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Certificate Principal Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Certificates of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

         Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.
Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

         The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered
Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped
Interest Certificate, delay or accelerate the reduction of the Certificate
Notional Amount thereof). See "--Yield and Prepayment Considerations" above.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related
Series.


                                     -48-


         Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related
Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Certificates that is required to bear the effects thereof.

         The amount of any losses or shortfalls in collections on the Mortgage
Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus
Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates.

         The yield to maturity on a Class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage
Loans in the related Trust Fund.

         Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more Classes of Certificates of any Series, including one or more Classes of Offered Certificates of such Series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related
Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any Series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such Series, or (ii) Prepayment
Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

         The amortization of any Class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any Class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on July 10, 1997 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The Depositor was organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of the Depositor are located at 277 Park Avenue, New
York, New York 10172. Its telephone number is (212) 892-3000. The Depositor does not have and is not expected to have any significant assets.


                                     -49-





                         DESCRIPTION OF THE CERTIFICATES

General

         Each Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior
Certificates or Subordinate Certificates; (iii) constitute Stripped Interest
Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity
Participations.

         If so specified in the related Prospectus Supplement, a Class of Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Offered Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable rate. Such Class of Offered Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at one fixed, variable or adjustable rate and on another portion of its aggregate Certificate Principal Balance or Certificate
Notional Amount at a different fixed, variable or adjustable rate.

         Each Class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of certain Classes of Stripped Interest Certificates or REMIC Residual
Certificates, Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus
Supplement, one or more Classes of Offered Certificates of any Series may be issued in fully registered, definitive form (such Certificates, "Definitive
Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered
Certificates of each Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related
Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

Distributions

         Distributions on the Certificates of each Series will be made on each Distribution Date from the Available Distribution Amount for such Series and such Distribution Date. Unless otherwise provided in the related Prospectus
Supplement, the "Available Distribution Amount" for any Series and any Distribution Date will refer to the total of all payments or other collections
(or advances in lieu thereof) on, under or in respect of

                                      -50-


the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such Series
("Certificateholders") on such date. The particular components of the Available
Distribution Amount for any Series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a Series will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such Series is issued.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable
Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the
"Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution
Date will be allocated pro rata among the outstanding Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds
Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage
Interest") in any particular Class of Offered Certificates represented by any Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount, as applicable, of such Certificate by the initial aggregate Certificate Principal
Balance or Certificate Notional Amount, as the case may be, of such Class.

Distributions of Interest on the Certificates

         Each Class of Certificates of each Series (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual
Certificates that have no Pass-Through Rate) may have a different Pass-Through
Rate, which in each case may be fixed, variable or adjustable. The related
Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each Class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Series will be calculated on the basis of a 360- day year consisting of twelve 30-day months.

         Distributions of interest in respect of any Class of Certificates
(other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any Class of Stripped Principal Certificates or REMIC Residual
Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the aggregate Certificate Principal
Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates
(other than certain Classes of Stripped Interest Certificates and certain
Classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each
                                      -51-


Distribution Date will be equal to interest at the applicable Pass-Through
Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate Certificate Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate
Interest for each Distribution Date with respect to a Class of Stripped Interest
Certificates will be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the Mortgage Assets in the related
Trust Fund or (ii) equal to the aggregate Certificate Principal Balances of one or more other Classes of Certificates of the same Series. Reference to a Certificate Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related
Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of the Certificates of a Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related
Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered
Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage
Assets in the related Trust Fund. Unless otherwise provided in the related
Prospectus Supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk
Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of
Prepayments on Yield of Certificates" and "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest".

Distributions of Principal of the Certificates

         Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual
Certificates) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding aggregate
Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).
Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of a Series will not be greater than the aggregate outstanding principal balance of the related Mortgage
Assets as of the related Cut-off Date. The initial aggregate Certificate
Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related
Prospectus Supplement, distributions of principal with respect to a Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until the Certificate Principal
Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate


                                     -52-


at which payments or other collections of principal are received on the Mortgage
Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund.
Distributions of principal with respect to one or more Classes of Certificates
(each such Class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other Classes of Certificates (each such Class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations.

         If so provided in the related Prospectus Supplement, Prepayment
Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in collections on the Mortgage
Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus
Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates. See "Description of Credit Support".

Advances in Respect of Delinquencies

         If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related Series for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage
Loans during the related Due Period and were delinquent on the related
Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses.
Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific

                                      -53-


sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate
Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more Classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related
Series of Certificateholders.

         If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master
Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related
Series of Certificateholders on such date. If so specified in the related
Prospectus Supplement, the obligation of a Master Servicer, Special Servicer,
Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related Series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for the Offered Certificates of any Series evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

         On each Distribution Date, together with the distribution to the holders of each Class of the Offered Certificates of a Series, a Master
Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Distribution Date Statement for each Distribution Date will detail the distributions on the Certificates of the related Series on such Distribution Date and the performance of the Mortgage
Assets in the related Trust Fund.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such Series a statement containing information regarding the principal, interest and other distributions on the applicable Class of Offered Certificates, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder.
Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry
Registration and Definitive Certificates" below.


                                      -54-



         If the Trust Fund for a Series includes MBS, the ability of the related
Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that Series in connection with distributions made to them.

Voting Rights

         The voting rights evidenced by each Series (as to such Series, the "Voting Rights") will be allocated among the respective Classes of Certificates of such Series in the manner described in the related Prospectus Supplement.

         Certificateholders will generally not have a right to vote, except with respect to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling
Agreements--Amendment". The holders of specified amounts of Certificates of a particular Series will have the right to act as a group to remove the related
Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling
Agreements--Events of Default", "--Rights Upon Event of Default" and
"--Resignation and Removal of the Trustee".

Termination

         The obligations created by the Pooling Agreement for each Series will terminate following (i) the final payment or other liquidation of the last
Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, the Certificates of any Series may be subject to optional early retirement through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

         In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified
Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust
Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes of Certificates, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value.
Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

                                      -55-


Book-Entry Registration and Definitive Certificates

         If so provided in the Prospectus Supplement for the Offered
Certificates of any Series, one or more Classes of such Offered Certificates will be offered in book-entry format through the facilities of DTC, and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear
System or CEDEL, S.A., if they are participants in DTC.

         DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC
Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York
Stock Exchange, Inc., the American Stock Exchange, Inc. and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

         Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial
Intermediary") that maintains the beneficial owner's account for such purpose.
In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC
Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a
"Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC
Participants.

         DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The
DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC
Participants and by DTC Participants to Financial Intermediaries and Certificate
Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC Participants to Financial
Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time.
Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

                                      -56-



         Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate
Owners will not be recognized as Certificateholders under the Pooling Agreement.
Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The
Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more
DTC Participants to whose account with DTC interests in the Book-Entry
Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

         Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling
Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

General

         The Certificates of each Series will be issued pursuant to a Pooling
Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC
Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master
Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a Series are issued will be identified in the related Prospectus Supplement. If so specified in the related
Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC
Administrator. If so specified in the related Prospectus Supplement, the Master
Servicer may also perform the duties of Special Servicer, and the Master
Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances
(including with respect to required consents to certain amendments to a Pooling
Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.


                                      -57-




         A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.
However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related
Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus.
The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling
Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Depositor".

Assignment of Mortgage Assets

         General. At the time of initial issuance of any Series, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage
Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off
Date, other than principal and interest due on or before the related Cut-off
Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Depositor in exchange for the Mortgage Assets and the other assets to be included in the related Trust
Fund. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of a Mortgage Loan, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of an MBS, the outstanding principal balance and the pass-through rate or coupon rate.

         Delivery of Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related
Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Depositor or a prior holder of such Mortgage
Note certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording

                                      -58-


thereon concurrently with the execution and delivery of the related Pooling
Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage
Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling
Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus
Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

         The Trustee (or a custodian appointed by the Trustee) for a Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

         Delivery of MBS. Unless otherwise specified in the related Prospectus
Supplement, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee to become the registered owner of each MBS which is included in a Trust Fund and to provide for all distributions on each such MBS to be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies

         Unless otherwise provided in the Prospectus Supplement for the Offered
Certificates of any Series, the Depositor will, with respect to each Mortgage
Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling
Agreement; (ii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan and the delivery of all documents required to be delivered with respect to the Mortgage Loan as contemplated under "--Assignment of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be the Depositor, an affiliate of the Mortgage Asset Seller or the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The
Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price not less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with interest thereon at the related Mortgage Rate (or, in the case of an MBS, at the related pass-through rate or coupon rate) to a date on or about the date of purchase (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for the Offered Certificates of any Series, in lieu of repurchasing a Mortgage Asset as to which a breach has occurred, a Warranting Party will have the option, exercisable upon certain conditions


                                      -59-


and/or within a specified period after initial issuance of such Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Asset" herein, in accordance with standards that will be described in the Prospectus
Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting
Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

         In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Series is initially issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

Collection and Other Servicing Procedures with respect to Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling
Agreement to service and administer the Mortgage Loans in such Mortgage Asset
Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling
Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related
Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to such Mortgage Loans.
The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related
Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained
                                      -60-


in force undischarged or unstayed for a specified number of days; and (iii) REO
Properties. If so specified in the related Prospectus Supplement, a Pooling
Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan
(e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special
Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or
Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage
Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

         A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special
Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged
Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws". Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master
Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Mortgage Loans secured by junior liens on the related
Mortgaged Properties, unless otherwise provided in the related Prospectus
Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the

                                      -61-

Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related
Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related
Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related
Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

Sub-Servicers

         A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special
Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The
Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

         Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special
Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special
Servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses".

Collection of Payments on MBS

         Unless otherwise specified in the related Prospectus Supplement, the MBS, if any, included in the Trust Fund for any Series will be registered in the name of the Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related Pooling
Agreement will provide that, if the Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such MBS, the Trustee or such other MBS Administrator, as applicable, is to request the issuer or guarantor, if any, of such MBS to make such payment as promptly as possible and legally permitted and is to take such legal action against such issuer or guarantor as the Trustee or such other
MBS Administrator, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the proceeds of any such action and will be retained by the Trustee or such other MBS Administrator, as applicable, prior to the deposit of any remaining proceeds in the Certificate
Account pending distribution thereof to Certificateholders of the

                                      -62-



affected Series. In the event that the Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it (with interest) for its projected legal fees and expenses, the Trustee or such other MBS Administrator, as applicable, will notify the Certificateholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Certificate Account

         General. The related Trustee and any related Master Servicer, Special
Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, in respect of each Trust Fund, one or more accounts (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Certificates of the related Series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United
States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Certificates of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A
Certificate Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

         Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Trust Assets included in any Trust Fund, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the MBS Administrator or the Manager, as applicable, subsequent to the Cut-off Date
(other than payments due on or before the Cut-off Date), are to be deposited in the Certificate Account for such Trust Fund within a certain period following receipt (in the case of collections on or in respect of the Trust Assets) or otherwise as provided in the related Pooling Agreement:

                  (i) if such Trust Fund includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

                  (ii) if such Trust Fund includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

                  (iii) if such Trust Fund includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related
         Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted
         Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future


                                      -63-



         expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series;

                  (v) if such Trust Fund includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

                  (vi) any amounts paid under any Cash Flow Agreement for the related Series;

                  (vii) if such Trust Fund includes Mortgage Loans, all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Loan purchased as described under "Description of the Certificates--Termination";

                  (viii) if such Trust Fund includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

                  (ix) if such Trust Fund includes Mortgage Loans, all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

                  (x) any amount required to be deposited by the Master
         Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Certificate Account;

                  (xi) if such Trust Fund includes MBS, all payments on such MBS;

                  (xii) if such Trust Fund includes MBS, all proceeds of the purchase of any MBS by the Depositor or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any MBS purchased as described under "Description of the Certificates--Termination"; and

                  (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related
         Prospectus Supplement.

         Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Trust Fund may make withdrawals from the Certificate Account for such Trust Fund for any of the following purposes:

                  (i) to make distributions to the Certificateholders on each Distribution Date;

                                      -64-





                  (ii) if such Trust Fund includes Mortgage Loans, then as and to the extent, and from the sources, described in the related
         Prospectus Supplement, to pay the related Master Servicer or Special
         Servicer any servicing fees and other compensation to which it is entitled in respect of such Mortgage Loans and that was not previously retained thereby;

                  (iii) if such Trust Fund includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and
         Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit
         Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related Series;

                  (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on the advances and servicing expenses, if any, described in clause (iii) above made or incurred by it while such advances and servicing expenses remain outstanding and unreimbursed;

                  (v) if such Trust Fund includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related
         Master Servicer, the related Special Servicer or any other specified person, including, if applicable, costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage
         Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Realization Upon Defaulted Mortgage Loans";

                  (vi) to reimburse the Depositor, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or
         Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Master Servicer, the Special
         Servicer, the REMIC Administrator, the Manager and the Depositor" and "--Certain Matters Regarding the Trustee";

                  (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related
         Trustee and of any related REMIC Administrator, Manager, provider of Credit Support and obligor on a Cash Flow Agreement;

                  (viii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support in respect of the related Series;


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


                  (ix) to pay the related Master Servicer, the related Special
         Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

                  (x) if one or more elections have been made to treat such Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income
         Tax Consequences--REMICs --Prohibited Transactions Tax and Other
         Taxes";

                  (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders or otherwise in connection with the servicing or administration of the related Trust Assets;

                  (xii) to make any other withdrawals permitted by the related
         Pooling Agreement and described in the related Prospectus Supplement;
         and

                  (xiii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

Modifications, Waivers and Amendments of Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus
Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

         If a default on a Mortgage Loan has occurred or, in the Special
Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged
Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged
Property that would cause the Trustee, for the benefit of the related Series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

                  (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and
         (b) there are no circumstances or conditions present at the Mortgaged
         Property that have resulted in any contamination for which investigation, testing, monitoring,


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

         containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See
         "Certain Legal Aspects of Mortgage Loans--Environmental
         Considerations".

         A Pooling Agreement may grant to the Master Servicer, the Special
Servicer, a provider of Credit Support and/or the holder or holders of certain
Classes of Certificates of the related Series a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price specified herein, will be specified in the related Prospectus
Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related
Prospectus Supplement, the Special Servicer may offer to sell any defaulted
Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special
Servicer will generally be required to proceed against the related Mortgaged
Property, subject to the discussion above.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Code at all times. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special
Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement. The Special Servicer may be authorized to allow the Trust Fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage
Loan are less than the outstanding principal balance of the defaulted Mortgage
Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust
Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage
Loan, unreimbursed servicing expenses incurred with


                                      -67-



respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

         If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master
Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage
Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or
Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Master
Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special
Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged
Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

         The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80%

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


to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related Prospectus Supplement, the Master
Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master
Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special
Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and
Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage
Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components:
(i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage
Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master
Servicer's and Special Servicer's compensation will be provided in the related
Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master
Servicer or Special Servicer that retained such Sub-Servicer.

         In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related
Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders.
Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related

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


Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

Evidence as to Compliance

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Master Servicer and Special
Servicer will each be required, at its expense, to cause a firm of independent public accountants to furnish to the Trustee, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a statement generally to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The
Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         If a Trust Fund includes Mortgage Loans, the related Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master
Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special
Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC
Administrator, the Manager and the Depositor

         Unless otherwise specified in the Prospectus Supplement for a Series, the related Pooling Agreement will permit any related Master Servicer, Special
Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Certificates of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the

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


obligations and duties of the resigning Master Servicer, Special Servicer, REMIC
Administrator or Manager, as the case may be, under the related Pooling
Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on MBS, Manager for a Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Depositor, any related
Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to such Pooling Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Depositor, any related Master
Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that neither the Depositor nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement or that in its opinion may involve it in any ultimate expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related Series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Certificateholders, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Certificate Account therefor.

         Any person into which a Master Servicer, a Special Servicer, a REMIC
Administrator, a Manager or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor is a party, or any person succeeding to the business of a Master Servicer, a Special
Servicer, a REMIC Administrator, a Manager or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Depositor, as the case may be, under the related Pooling
Agreement.

         Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

         Unless otherwise provided in the Prospectus Supplement for the Offered
Certificates of any Series, "Events of Default" under the related Pooling
Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Certificateholders of such Series, or

                                      -71-


to remit to the related Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (ii) any failure by a Special Servicer to remit to the related Master
Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling
Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights for such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related
Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting
Rights for such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC
Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus
Supplement.

Rights Upon Event of Default

         If an Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related Series entitled to not less than 25% (or such other percentage specified in the related Prospectus
Supplement) of the Voting Rights for such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master
Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master
Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related
Prospectus Supplement) is acceptable to each applicable Rating Agency to act


                                      -72-



as successor to the Master Servicer, Special Servicer, Manager or REMIC
Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

         Notwithstanding the foregoing, if the same entity is acting as both
Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement:
(i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof; (iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust
Fund, then, as evidenced by an opinion of counsel delivered to the related
Trustee and REMIC Administrator, to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust
Fund, to modify, add to or eliminate certain transfer restrictions relating to REMIC Residual Certificates; or (viii) for any other purpose; provided that such amendment of a Pooling Agreement (other than any amendment for any of the specific purposes described in clauses (vi) and (vii) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Series; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Series by any Rating
Agency, as evidenced by written confirmation to such effect from each applicable
Rating Agency obtained by or delivered to the Trustee.

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the

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

related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling
Agreement, except that no such amendment of a Pooling Agreement may (i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Series in a manner other than as described in the immediately preceding clause (i) without the consent of the holders of all Certificates of such Class or (iii) modify the provisions of such Pooling
Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Series then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

         Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for the Certificates of such Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

The Trustee

         The Trustee under each Pooling Agreement will be named in the related
Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master
Servicer, Special Servicer or REMIC Administrator and its affiliates.

Duties of the Trustee

         The Trustee for each Series will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates of such Series or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Pooling Agreement of any funds paid to such party in respect of the Certificates or the Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

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

Certain Matters Regarding the Trustee

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Certificate Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

         The Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee for any Series if such Trustee ceases to be eligible to continue as such under the related Pooling Agreement or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Unless otherwise specified in the related Prospectus Supplement, a Trustee may also be removed at any time by the holders of Certificates of the applicable Series evidencing not less than 51%
(or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided that if such removal was without cause, the Certificateholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal.
Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor
Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for any Series, then any resignation or removal of such entity as Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor
Trustee will also serve as the successor REMIC Administrator as well.

                          DESCRIPTION OF CREDIT SUPPORT

General

         Credit Support may be provided with respect to one or more Classes of the Certificates of any Series or with respect to the related Mortgage Assets.
Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.


                                      -75-


         The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related
Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         If Credit Support is provided with respect to one or more Classes of Certificates of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus
Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support
Limitations".

Subordinate Certificates

         If so specified in the related Prospectus Supplement, one or more
Classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate
Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related
Prospectus Supplement, the subordination of a Class of Certificates may apply only in the event of certain types of losses or shortfalls. The related
Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate
Certificates in a Series and the circumstances under which such subordination will be available.

         If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate Class or Classes of Certificates of the related Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate
Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

         If so provided in the related Prospectus Supplement, Mortgage Loans included in any Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the

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


related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related
Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related
Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the related Trust
Fund.

Certificate Insurance and Surety Bonds

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related
Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

         Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related
Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master
Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Series will not be a part of the Trust
Fund unless otherwise specified in the related Prospectus Supplement.

Credit Support with Respect to MBS

         If so provided in the Prospectus Supplement for a Series, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein.
The related Prospectus Supplement will specify, as to each such form of Credit
Support, the information indicated above with respect thereto, to the extent such information is material and available.

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



                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage
Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage
Loan" includes a mortgage loan underlying an MBS.

General

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom,

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

while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy
Code which are effective for all bankruptcy cases commenced on or after October
22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

Personalty

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


                                      -79-



         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.


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

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the
Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.
The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For

                                      -81-


example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments


                                      -82-



are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.
Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.
Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

                                      -83-


Environmental Considerations

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The
Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.
In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource
Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

                                      -84-



         Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint.
Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements-Realization
Upon Defaulted Mortgage Loans", have been satisfied.

         If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

                                      -85-


         Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982
(the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

         If so provided in the related Prospectus Supplement, the Mortgage
Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage
Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior
Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be applied first to the payment of course costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owning to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust
Fund, as the holder of the junior lien, and, accordingly, holders of one or more
Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

Subordinate Financing

The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.
Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal

                                     -86-


amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.
Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No Mortgage Loan originated in any state in which application of Title
V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public

                                      -87-



accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.
Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage
Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit
Support provided in connection with such Certificates. In addition, the Relief
Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime
Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                                      -88-



                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered
Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Unless otherwise specified in the related Prospectus Supplement, counsel to the Depositor for each Series will be Sidley & Austin. This discussion is directed to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable
Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, it is recommended that taxpayers consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, it is recommended that potential investors consult their tax advisors concerning the state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related
Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is limited in applicability to Offered
Certificates. Moreover, this discussion applies only to the extent that Mortgage
Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus
Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash
Flow Agreements".

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the

                                      -89-




"REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

         Classification of REMICs. With respect to each Series of REMIC
Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling
Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC
Residual Certificates in that REMIC within the meaning of the REMIC Provisions.
The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable
Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading
"Federal Income Tax Consequences--REMICs", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued.
Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The
Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC
Certificates will be "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest
(including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or FASIT. The determination as to the

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



percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances
Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section
856(c)(4)(A) of the Code.

         To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section
7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section
856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related
Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC
Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular

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Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee
Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement.
However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC
Regular Certificates is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular
Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular
Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first
Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with

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



respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution
Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a

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



REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC
Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest
Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue prices will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.
A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         The OID Regulations also permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires.
See "--Taxation of Owners of REMIC Regular

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



Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular
Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.


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



         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not specifically apply to holders of REMIC Regular Certificates. The OID Regulations also permit
Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount
(which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Principal Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular
Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related
Prospectus

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



Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee
Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC
Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations
Regarding REMIC Residual Certificates".

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other Class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.


                                      -97-




         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a Class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".
The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more
Classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage
Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular
Certificates (including any other Class of REMIC Certificates constituting
"regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount".


                                      -98-




         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for such REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which it is recommended that REMIC Residual Certificateholders consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual
Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted

                                      -99-




basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual
Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual
Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC
Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual
Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual
Certificates may be considered to have "significant value" under the REMIC
Regulations; provided, however, that any disclosure that a REMIC Residual
Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual
Certificate will have "significant value" for purposes of the above-described rules.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by

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



such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

         Mark-to-Market Rules. The IRS recently released regulations under
Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.


                                      -101-




         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons
(as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual
Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC
Residual Certificates to such persons.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. It is recommended that such prospective investors consult with their tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular
Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules,
Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of
Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital

                                      -102-




gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular
Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions" (a
"Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage

                                      -103-




Loans for temporary investment pending distribution on the REMIC Certificates.
It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a
"Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstance will the Special Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or
Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling

                                      -104-




Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means (i) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such Certificate, such REMIC Residual
Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related Prospectus Supplement, the REMIC
Administrator, which generally will hold at least a nominal amount of REMIC
Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.


                                      -105-




         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount".

         Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


                                      -106-




         Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular
Certificate will, in general, not, unless otherwise disclosed in the related
Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more
Mortgagors.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that Certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

Grantor Trust Funds

         Classification of Grantor Trust Funds. With respect to each Series of
Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling
Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related
Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--Grantor
Trust Funds", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust
Certificates.


                                      -107-




         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust
Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust
Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; (iii) "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage
Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
Counsel to the Depositor will not deliver any opinion on these questions. It is recommended that prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .
[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular Series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans
(including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor
Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.


                                      -108-




         Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust
Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust
Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (i) a Class of Grantor
Trust Strip Certificates is issued as part of the same Series or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus
Supplement will include information regarding servicing fees paid to a Master
Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between


                                      -109-




payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments.
Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust
Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest
Certificate by that holder. It is recommended that Certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment
Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates.
However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price


                                      -110-




multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis.
Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market
Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust
Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust
Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates and refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such


                                      -111-




Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment
Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates.
However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis
Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular
Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.


                                      -112-




         Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest
Certificate. Moreover, because the regulations under 1276(b)(3) referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage
Loans purchased at a market discount in such Series.

         To the extent that the Mortgage Loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         Premium. If a Certificateholder is treated as acquiring the underlying
Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage
Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust
Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates -- Market Discount", above.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will

                                      -113-




be applied to securities such as the Grantor Trust Strip Certificates.
Accordingly, it is recommended that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust
Strip Certificate by that holder.

         If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest
Certificates, which can have negative yields under circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment
Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. It is recommended that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the Prepayment Assumption.


                                      -114-




         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust
Certificate. The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"
(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related
Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related
Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


                                      -115-




         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman (which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust
Certificates will, unless otherwise disclosed in the related Prospectus
Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage
Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, it is recommended that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

General

         ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section
4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans
(as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


                                      -116-




         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

Plan Asset Regulations

         A Plan's investment in Offered Certificates may cause the underlying
Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset
Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors
(determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master
Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing
Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC
Administrator, any related Manager, any mortgagor with respect to a related
Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

                                      -117-




         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related
Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC
Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

Prohibited Transaction Exemptions

         In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class
Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus
Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

Insurance Company General Accounts

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section
401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis

                                      -118-




of a claim that the assets of an insurance company general account constitute
Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered
Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation With Counsel

         Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section
501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Residual Certificates-Excess Inclusions".


                                LEGAL INVESTMENT

         If and to the extent so specified in the related Prospectus Supplement, the Offered Certificates of any Series will constitute "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state), the authorized investments of which are subject to state regulation.

         Prior to December 31, 1996, only Classes of Offered Certificates that
(i) were rated in one of the two highest rating categories by one or more Rating
Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.


                                      -119-




         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit
Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)- (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain
Classes of Offered Certificates), except under limited circumstances.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy
Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS (as defined herein). The
Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.


                                      -120-




         The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain
Classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Offered Certificates or to purchase any Class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any Class of Offered
Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received from the sale of the Certificates of any Series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus
Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for the Offered Certificates of each Series will describe the method of offering being utilized for such Offered Certificates and will state the net proceeds to the Depositor from the sale of such Offered Certificates.

         The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus
Supplement;

         2. By placements by the Depositor with institutional investors through dealers; and


                                      -121-




         3.  By direct placements by the Depositor with institutional investors.

In addition, if specified in the related Prospectus Supplement, the Offered
Certificates of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates. Furthermore, the Trust Fund for one Series of Offered Certificates may include Offered Certificates from other Series.

         If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered
Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

         The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act in connection with reoffers and sales by them of Offered Certificates.
Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to any Series, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.



                                      -122-




                                  LEGAL MATTERS

         Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each Series, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                     RATING

         It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.
As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -123-


                        INDEX OF PRINCIPAL DEFINITIONS

                                                                          Page
                                                                          ----

401(c) Regulations.........................................................118
ACMs........................................................................84
ADA.........................................................................87
Call Risk...................................................................19
Cash Flow Agreement.........................................................14
CERCLA......................................................................84
Certificate Account.........................................................63
Certificate Notional Amount.................................................12
Certificate Owner...........................................................56
Certificate Principal Balance...............................................12
Certificateholders..........................................................51
Certificates.................................................................1
Class........................................................................1
Closing Date................................................................10
Commercial Properties.......................................................30
Commission...................................................................3
Committee Report............................................................92
Companion Class.............................................................53
Contributions Tax..........................................................104
Controlled Amortization Class...............................................53
Controlled Amortization Classes.............................................11
Cooperatives................................................................31
CPR.........................................................................47
Credit Support..............................................................14
Crime Control Act...........................................................88
Cut-off Date................................................................10
Definitive Certificates.....................................................50
Depositor....................................................................1
Determination Date..........................................................51
Disqualified Organization..................................................105
Distribution Date...........................................................13
Distribution Date Statement.................................................54
DOL........................................................................117
DTC..........................................................................3
DTC Participants............................................................29
Due Dates...................................................................40
Due Period..................................................................44
Equity Participation........................................................41
ERISA.......................................................................16
Exchange Act.................................................................3
Extension Risk..............................................................19
FAMC........................................................................42
FAMC Certificates...........................................................42
FHLMC.......................................................................42
FHLMC Certificates..........................................................42
Financial Intermediary......................................................56
FN\MA.......................................................................42
FNMA Certificates...........................................................42


                                      -124-




                                                                          Page
                                                                          ----

Garn Act....................................................................86
GNMA........................................................................42
GNMA Certificates...........................................................42
Grantor Trust Certificates..................................................15
Grantor Trust Fractional Interest Certificate..............................108
Grantor Trust Fund..........................................................89
Grantor Trust Strip Certificate............................................108
IRS.........................................................................92
Issue Premium...............................................................98
Lender Liability Act........................................................84
Letter of Credit Bank.......................................................76
Liquidation Proceeds........................................................63
Lock-out Date...............................................................40
Lock-out Period.............................................................40
Mark-to-Market Regulations.................................................101
Master Servicer..............................................................8
MBS..................................................................1, 10, 30
MBS Administrator............................................................8
MBS Agreement...............................................................42
MBS Issuer..................................................................42
MBS Servicer................................................................42
MBS Trustee.................................................................42
Mortgage Asset Pool..........................................................1
Mortgage Asset Seller.......................................................30
Mortgage Assets..........................................................1, 30
Mortgage Loans........................................................1, 8, 30
Mortgage Notes..............................................................30
Mortgage Rate................................................................9
Mortgaged Properties........................................................30
Mortgages...................................................................30
Multifamily Properties......................................................30
Net Leases..................................................................39
Net Operating Income........................................................39
Nonrecoverable Advance......................................................54
OCC........................................................................120
Offered Certificates.........................................................1
OID Regulations.............................................................89
Originator..................................................................31
OTS........................................................................121
Parties in Interest........................................................117
Pass-Through Rate...........................................................12
Percentage Interest.........................................................51
Permitted Investments.......................................................63
Plan Asset Regulations.....................................................117
Plans......................................................................116
Policy Statement...........................................................120
Pooling Agreement...........................................................11
Prepayment Assumption.............................................92, 110, 112
Prepayment Interest Shortfall...............................................45
Prepayment Premium..........................................................40


                                      -125-


                                                                          Page
                                                                          ----

Prohibited Transactions Tax................................................103
Prospectus Supplement........................................................1
PTCE.......................................................................118
Purchase Price..............................................................59
Qualified Stated Interest...................................................92
Rating Agency...............................................................16
Record Date.................................................................51
Related Proceeds............................................................53
Relief Act..................................................................88
Religious Facilities........................................................38
REMIC.......................................................................89
REMIC Administrator..........................................................8
REMIC Certificates..........................................................89
REMIC Provisions............................................................89
REMIC Regular Certificates..................................................15
REMIC Regulations...........................................................90
REMIC Residual Certificates.................................................15
REO Property................................................................60
Restaurants.................................................................37
Retail Sales and Service Properties.........................................33
RICO........................................................................88
Securities Act...............................................................3
Senior Certificates.........................................................11
Senior Liens................................................................31
Series.......................................................................1
SMMEA.......................................................................16
SPA.........................................................................47
Special Servicer.............................................................8
Storage Properties..........................................................37
Stripped Interest Certificates..............................................11
Stripped Principal Certificates.............................................11
Sub-Servicer................................................................62
Sub-Servicing Agreement.....................................................62
Subordinate Certificates....................................................11
Tax Exempt Investor........................................................119
Tiered REMICs...............................................................91
Title V.....................................................................87
Trust Fund...................................................................1
Trustee......................................................................8
UBTI.......................................................................119
UCC.........................................................................79
Undelivered Mortgage Assets.................................................10
United States Person.......................................................107
Voting Rights...............................................................55
Warranting Party............................................................59


                                      -126-




The attached diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. This file is "DLJ99CG1.XLS". The file "DLJ99CG1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in and on Exhibits B-1 and B-2 to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in the Prospectus Supplement. Prospective Investors are strongly urged to read the Prospectus Supplement and accompanying Prospectus in its entirety prior to accessing the Spreadsheet File.


--------------------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.





================================================================================


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              Prospectus Supplement

Important Notice about the Information Contained in
  this Prospectus Supplement and the Accompanying Prospectus.................S-2
Executive Summary............................................................S-6
Summary of Prospectus Supplement.............................................S-7
Risk Factors................................................................S-35
Description of the Mortgage Pool............................................S-56
Servicing of the Mortgage Loans.............................................S-94
Description of the Offered Certificates....................................S-109
Yield and Maturity Considerations..........................................S-132
Use of Proceeds............................................................S-138
Federal Income Tax Consequences............................................S-138
Certain ERISA Considerations...............................................S-141
Legal Investment...........................................................S-145
Method of Distribution.....................................................S-146
Legal Matters..............................................................S-146
Ratings....................................................................S-147
Index of Principal Definitions.............................................S-149
Exhibit A-1 -- Certain Characteristics of
  Mortgage Loans and Mortgaged Properties..................................A-1-1
Exhibit A-2 --  Mortgage Pool Information..................................A-2-1
Exhibit B -- Form of Trustee Report..........................................B-1
Exhibit C -- Decrement Tables for Certain Classes
  of Offered Certificates ...................................................C-1
Exhibit D --  Price/Yield Tables for the Class S Certificates ...............D-1
Exhibit E -- Summary Term Sheet..............................................E-1

                                   Prospectus

Available Information..........................................................3
Incorporation of Certain Information by Reference..............................4
Summary of Prospectus..........................................................8
Risk Factors..................................................................17
Description of the Trust Funds................................................30
Yield and Maturity Considerations.............................................44
The Depositor.................................................................49
Description of the Certificates...............................................50
Description of the Pooling Agreements.........................................57
Description of Credit Support.................................................75
Certain Legal Aspects of Mortgage Loans.......................................78
Federal Income Tax Consequences...............................................89
State and Other Tax  Consequences............................................116
ERISA Considerations.........................................................116
Legal Investment.............................................................119
Use of Proceeds..............................................................121
Method of Distribution.......................................................121
Legal Matters................................................................123
Financial Information........................................................123
Rating.......................................................................123
Index of Principal Definitions...............................................124

Until June        , 1999, all dealers that effect transactions in the
Offered Certificates, whether or not participating in this
offering, may be required to deliver a Prospectus Supplement and the accompanying Prospectus.  This delivery requirement
is in addition to the obligation of dealers to deliver a Prospectus
Supplement and the accompanying Prospectus when acting as
underwriters and with respect to their unsold allotments or
subscriptions.



                                 $1,121,153,000
                                  (Approximate)

                          DLJ Commercial Mortgage Corp.
                                   (Depositor)

                             GE Capital Access, Inc.
                                       and
                             Column Financial, Inc.
                             (Mortgage Loan Sellers)

                        Class S, Class A-1A, Class A-1B,
                         Class A-2, Class A-3, Class B-1
                                  and Class B-2

                     DLJ Commercial Mortgage Trust 1999-CG1
                               Commercial Mortgage
                            Pass-Through Certificates
                                 Series 1999-CG1


                           --------------------------

                              PROSPECTUS SUPPLEMENT

                           --------------------------






                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                               Merrill Lynch & Co.



                              March        , 1999

================================================================================

